FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-286968-10

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated October 6, 2026, may be amended or completed prior to time of sale.

PROSPECTUS

$883,116,000 (Approximate)

BBCMS Mortgage Trust 2026-5C43
(Central Index Key Number 0002153909)
as Issuing Entity

Barclays Commercial Mortgage Securities LLC
(Central Index Key Number 0001541480)
as Depositor

Barclays Capital Real Estate Inc.
(Central Index Key Number 0001549574)

Wells Fargo Bank, National Association

(Central Index Key Number 0000740906)

RREF V - D Direct Lending Investments, LLC
(Central Index Key Number 0002086033)

Citi Real Estate Funding Inc.

(Central Index Key Number 0001701238)

Natixis Real Estate Capital LLC

(Central Index Key Number 0001542256)

German American Capital Corporation

(Central Index Key Number 0001541294)

Starwood Mortgage Capital LLC
(Central Index Key Number 0001548405)

UBS AG New York Branch
(Central Index Key Number 0001685185)

BSPRT CMBS Finance, LLC
(Central Index Key Number 0001722518)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2026-5C43

Barclays Commercial Mortgage Securities LLC is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2026-5C43 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered certificates identified under “Summary of Certificates”) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BBCMS Mortgage Trust 2026-5C43. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2026. The rated final distribution date for the offered certificates is the distribution date in October 2059.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)
Class A-1	$9,055,000		[__]%	(6)	May 2031
Class A-2	(7)		[__]%	(6)	(7)
Class A-3	(7)		[__]%	(6)	(7)
Class X-A	$692,640,000	(8)	[__]%	Variable(9)	NAP
Class A-S	$103,896,000		[__]%	(6)	October 2031
Class B	$47,001,000		[__]%	(6)	October 2031
Class C	$39,579,000		[__]%	(6)	October 2031

(Footnotes on table on pages 3 and 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 59 and 61, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Barclays Commercial Mortgage Securities LLC will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Barclays Capital Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Natixis Securities Americas LLC, Academy Securities, Inc. and Bancroft Capital, LLC will purchase the offered certificates from Barclays Commercial Mortgage Securities LLC and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Barclays Capital Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 49.3% of each class of offered certificates, Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to approximately 32.1% of each class of offered certificates, Citigroup Global Markets Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 13.5% of each class of offered certificates, Deutsche Bank Securities Inc. is acting as co-lead manager and joint bookrunner with respect to approximately 5.1% of each class of offered certificates and UBS Securities LLC is acting as co-lead manager and joint bookrunner with respect to approximately 0.0% of each class of offered certificates. Natixis Securities Americas LLC, Academy Securities, Inc. and Bancroft Capital, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 29, 2026. Barclays Commercial Mortgage Securities LLC expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from October 1, 2026, before deducting expenses payable by the depositor.

Barclays	Citigroup	Deutsche Bank Securities
UBS Securities LLC		Wells Fargo Securities
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	NATIXIS
Co-Managers

October [_], 2026

BBCMS Mortgage Trust 2026-5C43

Oklahoma
2 properties
$5,509,561
0.6% of total
Illinois
1 property
$4,000,000
0.4% of total
Indiana
6 properties
$19,322,000
2.0% of total
Michigan
1 property
$2,412,060
0.2% of total
Pennsylvania
3 properties
$19,771,043
2.0% of total
New York
11 properties
$126,403,237
12.8% of total
Ohio
2 properties
$24,978,750
2.5% of total
Oregon
1 property
$97,000,000
9.8% of total
New Jersey
4 properties
$28,024,970
2.8% of total
Nevada
1 property
$14,750,000
1.5% of total
Delaware
1 property
$14,775,000
1.5% of total
California
4 properties
$172,000,000
17.4% of total
Maryland
1 property
$16,944,821
1.7% of total
District of Columbia
1 property
$30,000,000
3.0% of total
South Carolina
2 properties
$57,908,643
5.9% of total
North Carolina
5 properties
$15,695,052
1.6% of total
Georgia
6 properties
$35,586,687
3.6% of total
New Mexico
1 property
$20,350,000
2.1% of total
Texas
24 properties
$189,281,825
19.1% of total
Louisiana
2 properties
$3,856,784
0.4% of total
Tennessee
3 properties
$6,557,211
0.7% of total
Alabama
1 property
$8,750,000
0.9% of total
Florida
15 properties
$75,608,889
7.6% of total
Percentage of
Initial Pool Balance
0.2% – 5.0%
5.1% – 10.0%
10.1% – 19.1%

Summary of Certificates

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. Initial Credit Support(3)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(4)	Expected Weighted Average Life (Years)(5)	Expected Principal Window(5)
Offered Certificates
A-1	$9,055,000		$8,959,000	$96,000	30.000%	%	(6)	May 2031	2.43	11/26-05/31
A-2	(7)		(7)	(7)	30.000%	%	(6)	(7)	(7)	(7)
A-3	(7)		(7)	(7)	30.000%	%	(6)	(7)	(7)	(7)
X-A	$692,640,000	(8)	$685,328,000	$7,312,000	NAP	%	Variable(9)	NAP	NAP	NAP
A-S	$103,896,000		$102,799,000	$1,097,000	19.500%	%	(6)	October 2031	4.90	09/31-10/31
B	$47,001,000		$46,504,000	$497,000	14.750%	%	(6)	October 2031	4.96	10/31-10/31
C	$39,579,000		$39,161,000	$418,000	10.750%	%	(6)	October 2031	4.96	10/31-10/31
Non-Offered Certificates
X-B	$190,476,000	(10)	$188,464,000	$2,012,000	NAP	%	Variable(11)	NAP	NAP	NAP
X-D	$30,922,000	(12)	$30,595,000	$327,000	NAP	%	Variable(13)	NAP	NAP	NAP
D	$21,027,000		$20,805,000	$222,000	8.625%	%	(6)	October 2031	4.96	10/31-10/31
E	$9,895,000		$9,790,000	$105,000	7.625%	%	(6)	October 2031	4.96	10/31-10/31
F-RR	$19,789,000		$19,580,000	$209,000	5.625%	%	(6)	October 2031	4.96	10/31-10/31
G-RR	$9,895,000		$9,790,000	$105,000	4.625%	%	(6)	October 2031	4.96	10/31-10/31
J-RR	$45,764,532		$45,281,000	$483,532	0.000%	%	(6)	October 2031	4.96	10/31-10/31
R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B or Class X-D certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date.
(2)	On the closing date, RREF V - D Direct Lending Investments, LLC (a sponsor and an affiliate of the special servicer) will act as “retaining sponsor” (as such term is defined in the Credit Risk Retention Rules) and cause a majority-owned affiliate to purchase from the underwriters and the initial purchasers the certificates (other than the Class R certificates) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Approx. Initial Retained Certificate Balance or Notional Amount” and as further described in “Credit Risk Retention—General”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 1.0556% of the certificate balance or notional amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate.
(4)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(5)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(6)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”) for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(7)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $683,585,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 – $250,000,000	$0 – $247,361,000	$0 – $2,639,000	NAP – August 2031	NAP – 4.73	NAP / 05/31-08/31
Class A-3	$433,585,000 – $683,585,000	$429,008,000 – $676,369,000	$4,577,000 - $7,216,000	September 2031	4.84 – 4.80	08/31-09/31 / 05/31-09/31

(8)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(9)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
3

(10)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-D certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The Class X-D certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

4

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	59
Risk Factors	61
Risks Related to Market Conditions and Other External Factors	61
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	61
Risks Relating to the Mortgage Loans	62
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	62
Risks of Commercial and Multifamily Lending Generally	62
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	64
General 64
A Tenant Concentration May Result in Increased Losses	65
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	66
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	66
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	66
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	67
Early Lease Termination Options May Reduce Cash Flow	67
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	68
Retail Properties Have Special Risks	68
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	69
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	69
Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.	70
Industrial Properties Have Special Risks	71
Hotel Properties Have Special Risks	72
Risks Relating to Affiliation with a Franchise or Hotel Management Company	74
Office Properties Have Special Risks	75
Mixed Use Properties Have Special Risks	76
Multifamily Properties Have Special Risks	77
Self Storage Properties Have Special Risks	79
Manufactured Housing Community Properties Have Special Risks	80
Golf Courses Have Special Risks	81
Condominium Ownership May Limit Use and Improvements	82
Healthcare-Related Properties Have Special Risks	83
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	85
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	87
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	88
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	89
Risks Related to Zoning Non-Compliance and Use Restrictions	91
Risks Relating to Inspections of Properties	92
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	92
5

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	93
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	93
Insurance May Not Be Available or Adequate	94
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	95
Risks Associated with Blanket Insurance Policies or Self-Insurance	97
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	97
Limited Information Causes Uncertainty	97
Historical Information	97
Ongoing Information	98
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	98
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	99
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	99
Static Pool Data Would Not Be Indicative of the Performance of this Pool	100
Appraisals May Not Reflect Current or Future Market Value of Each Property	101
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	102
The Borrower’s Form of Entity May Cause Special Risks	102
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	105
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	105
Other Financings or Ability to Incur Other Indebtedness Entails Risk	106
Tenancies-in-Common May Hinder Recovery	107
Risks Relating to Enforceability of Cross-Collateralization	108
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	108
Risks Associated with One Action Rules	109
State Law Limitations on Assignments of Leases and Rents May Entail Risks	109
Various Other Laws Could Affect the Exercise of Lender’s Rights	109
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	110
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Interest-Only Provisions Increase Risk	110
Risks Related to Ground Leases and Other Leasehold Interests	112
Increases in Real Estate Taxes May Reduce Available Funds	113
Risks Relating to Tax Credits	114
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	114
Risks Related to Conflicts of Interest	114
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	114
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	117
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	118
Potential Conflicts of Interest of the Operating Advisor	121
Potential Conflicts of Interest of the Asset Representations Reviewer	122
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	122
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	124
6

The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers	126
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	127
Other Potential Conflicts of Interest May Affect Your Investment	127
Other Risks Relating to the Certificates	127
EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements	127
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	130
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	133
General 133
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	134
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	135
Losses and Shortfalls May Change Your Anticipated Yield	135
Risk of Early Termination	136
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	136
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	137
You Have Limited Voting Rights	137
The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment	137
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	140
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	141
Risks Relating to Modifications of the Mortgage Loans	142
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	143
Risks Relating to Interest on Advances and Special Servicing Compensation	144
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	144
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	145
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	146
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	146
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	147
Tax Considerations Relating to Foreclosure	147
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	147
REMIC Status	148
Material Federal Tax Considerations Regarding Original Issue Discount	148
General Risks	148
The Certificates May Not Be a Suitable Investment for You	148
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	149
7

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	149
Other Events May Affect the Value and Liquidity of Your Investment	149
The Certificates Are Limited Obligations	150
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	150
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	150
The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules	152
Description of the Mortgage Pool	154
General	154
Co-Originated and Third-Party Originated Mortgage Loans	155
Certain Calculations and Definitions	155
Definitions	156
Mortgage Pool Characteristics	167
Overview	167
Property Types	168
Retail Properties	169
Hotel Properties	169
Office Properties	171
Mixed Use Properties	171
Multifamily Properties	172
Self Storage Properties	173
Manufactured Housing Community Properties	174
Specialty Use Concentrations	175
Mortgage Loan Concentrations	176
Top Fifteen Mortgage Loans	176
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	176
Geographic Concentrations	178
Mortgaged Properties with Limited Prior Operating History	178
Tenancies-in-Common or Diversified Ownership	179
Condominium and Other Shared Interests	179
Fee & Leasehold Estates; Ground Leases	179
Environmental Considerations	180
Mortgaged Properties Subject to Local Law 97	182
Redevelopment, Renovation and Expansion	183
Assessment of Property Value and Condition	183
Litigation and Other Considerations	184
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	185
Tenant Issues	187
Tenant Concentrations	187
Lease Expirations and Terminations	187
Expirations	187
Terminations	188
Other	189
Purchase Options and Rights of First Refusal	190
Affiliated Leases	191
Competition from Certain Nearby Properties	193
Insurance Considerations	193
Use Restrictions	194
Appraised Value	197
Non-Recourse Carveout Limitations	197
Real Estate and Other Tax Considerations	198
Delinquency Information	198
8

Certain Terms of the Mortgage Loans	198
Amortization of Principal	198
Due Dates; Mortgage Rates; Calculations of Interest	199
Single Purpose Entity Covenants	200
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	200
Voluntary Prepayments	201
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	202
Defeasance	203
Releases; Partial Releases	204
Additional Collateral	208
Escrows	208
Mortgaged Property Accounts	210
Exceptions to Underwriting Guidelines	211
Additional Indebtedness	211
General	211
Whole Loans	212
Mezzanine Indebtedness	212
Other Secured Indebtedness	213
Preferred Equity	214
Other Unsecured Indebtedness	216
The Whole Loans	216
General	216
The Serviced Pari Passu Whole Loans	222
Intercreditor Agreement	222
Control Rights with respect to the Servicing Shift Whole Loans	223
Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans	223
Certain Rights of each Non-Controlling Holder	223
Sale of Defaulted Mortgage Loan	224
The Non-Serviced Pari Passu Whole Loans	224
Intercreditor Agreement	225
Control Rights	225
Certain Rights of each Non-Controlling Holder	226
Custody of the Mortgage File	227
Sale of Defaulted Mortgage Loan	227
Additional Information	227
Transaction Parties	228
The Sponsors and Mortgage Loan Sellers	228
Barclays Capital Real Estate Inc.	228
General	228
Barclays’ Securitization Program	228
Review of Barclays Mortgage Loans	229
Barclays’ Underwriting Guidelines and Processes	231
Compliance with Rule 15Ga-1 under the Exchange Act	234
Retained Interests in This Securitization	234
Wells Fargo Bank, National Association	234
General	234
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	235
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	235
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	240
Compliance with Rule 15Ga-1 under the Exchange Act	242
Retained Interests in This Securitization	245
RREF V - D Direct Lending Investments, LLC	245
General	245
RREF DLI’s Securitization Program	246
9

Review of RREF DLI Mortgage Loans	247
RREF DLI’s Underwriting Guidelines and Processes	249
Exceptions to RREF DLI’s Disclosed Underwriting Guidelines	252
Compliance with Rule 15Ga-1 under the Exchange Act	253
Retained Interests in This Securitization	253
Citi Real Estate Funding Inc.	253
General	253
CREFI’s Commercial Mortgage Origination and Securitization Program	254
Review of the CREFI Mortgage Loans	254
CREFI’s Underwriting Guidelines and Processes	258
Compliance with Rule 15Ga-1 under the Exchange Act	261
Retained Interests in This Securitization	262
Natixis Real Estate Capital LLC	262
General	262
NREC’s Commercial Real Estate Securitization Program	262
Review of NREC Mortgage Loans	263
NREC’s Underwriting Standards	264
Compliance with Rule 15Ga-1 under the Exchange Act	268
Retained Interests in This Securitization	270
German American Capital Corporation	270
General	270
GACC’s Securitization Program	271
Review of GACC Mortgage Loans	272
DB Originator’s Underwriting Guidelines and Processes	273
Exceptions to DB Originator’s Underwriting Guidelines	278
Compliance with Rule 15Ga-1 under the Exchange Act	278
Retained Interests in This Securitization	278
Starwood Mortgage Capital LLC	278
General	278
Starwood’s Securitization Program	279
Review of SMC Mortgage Loans	279
SMC’s Underwriting Guidelines and Processes	280
Exceptions to SMC’s Disclosed Underwriting Guidelines	284
Servicing	284
Compliance with Rule 15Ga-1 under the Exchange Act	284
Retained Interests in This Securitization	287
UBS AG New York Branch	287
General	287
UBS AG New York Branch’s Securitization Program	287
Review of the UBS AG New York Branch Mortgage Loans	288
UBS AG New York Branch’s Underwriting Standards	290
Exceptions	292
Compliance with Rule 15Ga-1 under the Exchange Act	292
Retained Interests in This Securitization	295
BSPRT CMBS Finance, LLC	295
General	295
BSPRT’s Loan Origination and Acquisition History	295
Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans	295
Review of BSPRT Mortgage Loans	296
BSPRT’s Underwriting Standards	297
Compliance with Rule 15Ga-1 under the Exchange Act	302
Retained Interests in This Securitization	302
The Depositor	302
The Issuing Entity	303
The Master Servicer	304
The Special Servicer	309
10

The Certificate Administrator and Trustee	317
The Operating Advisor and Asset Representations Reviewer	319
Credit Risk Retention	321
General	321
Qualifying CRE Loans	322
Material Terms of the Eligible Vertical Interest	322
The Eligible Horizontal Residual Interest	322
The Retaining Parties	324
Material Terms of the Eligible Horizontal Interest	325
Determination of Amount of Required Horizontal Credit Risk Retention	325
General	325
Treasury-Priced Principal Balance Certificates	325
Treasury Yield Curve	325
Credit Spread Determination	326
Discount Yield Determination	326
Determination of Class Sizes	327
Target Price Determination	327
Determination of Assumed Certificate Coupon	328
Determination of Treasury-Priced Expected Price	328
Interest-Only Certificates	329
Treasury Yield Curve	329
Credit Spread Determination	329
Discount Yield Determination	330
Determination of Scheduled Certificate Interest Payments	330
Determination of Interest-Only Expected Price	330
Yield-Priced Certificates	330
Determination of Class Size	331
Determination of Yield-Priced Expected Price	331
Calculation of Estimated Fair Value of All Certificates	331
Hedging, Transfer and Financing Restrictions	332
Operating Advisor	332
Representations and Warranties	334
Description of the Certificates	334
General	334
Distributions	336
Method, Timing and Amount	336
Available Funds	337
Priority of Distributions	338
Pass-Through Rates	341
Interest Distribution Amount	343
Principal Distribution Amount	343
Certain Calculations with Respect to Individual Mortgage Loans	345
Application Priority of Mortgage Loan Collections or Whole Loan Collections	346
Allocation of Yield Maintenance Charges and Prepayment Premiums	349
Assumed Final Distribution Date; Rated Final Distribution Date	351
Prepayment Interest Shortfalls	351
Subordination; Allocation of Realized Losses	353
Reports to Certificateholders; Certain Available Information	355
Certificate Administrator Reports	355
Information Available Electronically	361
Voting Rights	365
Delivery, Form, Transfer and Denomination	366
Book-Entry Registration	366
Definitive Certificates	369
Certificateholder Communication	369
Access to Certificateholders’ Names and Addresses	369
11

Requests to Communicate	369
List of Certificateholders	370
Description of the Mortgage Loan Purchase Agreements	370
General	370
Dispute Resolution Provisions	380
Asset Review Obligations	380
Pooling and Servicing Agreement	380
General	380
Assignment of the Mortgage Loans	381
Servicing Standard	381
Subservicing	383
Advances	384
P&I Advances	384
Servicing Advances	385
Nonrecoverable Advances	385
Recovery of Advances	386
Accounts	388
Withdrawals from the Collection Account	390
Servicing and Other Compensation and Payment of Expenses	392
General	392
Master Servicing Compensation	396
Special Servicing Compensation	399
Disclosable Special Servicer Fees	403
Certificate Administrator and Trustee Compensation	404
Operating Advisor Compensation	404
Asset Representations Reviewer Compensation	404
CREFC® Intellectual Property Royalty License Fee	405
Appraisal Reduction Amounts	406
Maintenance of Insurance	411
Modifications, Waivers and Amendments	414
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	421
Inspections	423
Collection of Operating Information	423
Special Servicing Transfer Event	423
Asset Status Report	426
Realization Upon Mortgage Loans	430
Sale of Defaulted Loans and REO Properties	432
The Directing Certificateholder	435
General	435
Major Decisions	436
Asset Status Report	439
Replacement of the Special Servicer	439
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	440
Servicing Override	442
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans	442
Rights of the Holders of Serviced Pari Passu Companion Loans	443
Limitation on Liability of Directing Certificateholder	443
The Operating Advisor	444
General	444
Duties of Operating Advisor At All Times	444
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	447
Recommendation of the Replacement of the Special Servicer	447
Eligibility of Operating Advisor	447
12

Other Obligations of Operating Advisor	448
Delegation of Operating Advisor’s Duties	449
Termination of the Operating Advisor With Cause	449
Rights Upon Operating Advisor Termination Event	450
Waiver of Operating Advisor Termination Event	450
Termination of the Operating Advisor Without Cause	451
Resignation of the Operating Advisor	451
Operating Advisor Compensation	451
The Asset Representations Reviewer	451
Asset Review	451
Asset Review Trigger	451
Asset Review Vote	453
Review Materials	453
Asset Review	454
Eligibility of Asset Representations Reviewer	456
Other Obligations of Asset Representations Reviewer	457
Delegation of Asset Representations Reviewer’s Duties	457
Assignment of Asset Representations Reviewer’s Rights and Obligations	457
Asset Representations Reviewer Termination Events	458
Rights Upon Asset Representations Reviewer Termination Event	459
Termination of the Asset Representations Reviewer Without Cause	459
Resignation of Asset Representations Reviewer	459
Asset Representations Reviewer Compensation	459
The Risk Retention Consultation Party	460
Limitation on Liability of Risk Retention Consultation Party	460
Replacement of the Special Servicer Without Cause	460
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	463
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	464
Termination of the Master Servicer or Special Servicer for Cause	464
Servicer Termination Events	464
Rights Upon Servicer Termination Event	466
Waiver of Servicer Termination Event	467
Resignation of the Master Servicer or Special Servicer	468
Limitation on Liability; Indemnification	468
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	471
Dispute Resolution Provisions	472
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	472
Repurchase Request Delivered by a Party to the PSA	472
Resolution of a Repurchase Request	473
Mediation and Arbitration Provisions	475
Servicing of the Servicing Shift Mortgage Loans	476
Servicing of the Non-Serviced Mortgage Loans	477
General	477
Rating Agency Confirmations	480
Evidence as to Compliance	482
Limitation on Rights of Certificateholders to Institute a Proceeding	483
Termination; Retirement of Certificates	483
Amendment	484
Resignation and Removal of the Trustee and the Certificate Administrator	487
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	488
Certain Legal Aspects of Mortgage Loans	489
General	490
Types of Mortgage Instruments	491
13

Leases and Rents	491
Personalty	491
Foreclosure	492
General	492
Foreclosure Procedures Vary from State to State	492
Judicial Foreclosure	492
Equitable and Other Limitations on Enforceability of Certain Provisions	492
Nonjudicial Foreclosure/Power of Sale	493
Public Sale	493
Rights of Redemption	494
Anti-Deficiency Legislation	494
Leasehold Considerations	495
Bankruptcy Laws	495
Environmental Considerations	501
General	501
Superlien Laws	502
CERCLA	502
Certain Other Federal and State Laws	502
Additional Considerations	503
Due-on-Sale and Due-on-Encumbrance Provisions	503
Subordinate Financing	503
Default Interest and Limitations on Prepayments	504
Applicability of Usury Laws	504
Americans with Disabilities Act	504
Servicemembers Civil Relief Act	504
Anti-Money Laundering, Economic Sanctions and Bribery	505
Potential Forfeiture of Assets	505
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	506
Interim Servicing Arrangements	508
Interim and Other Custodial Arrangements	508
Pending Legal Proceedings Involving Transaction Parties	509
Use of Proceeds	509
Yield and Maturity Considerations	509
Yield Considerations	509
General	509
Rate and Timing of Principal Payments	509
Losses and Shortfalls	510
Certain Relevant Factors Affecting Loan Payments and Defaults	511
Delay in Payment of Distributions	512
Yield on the Certificates with Notional Amounts	512
Weighted Average Life	512
Material Federal Income Tax Considerations	519
General	519
Qualification as a REMIC	519
Status of Offered Certificates	521
Taxation of Regular Interests	522
General	522
Original Issue Discount	522
Acquisition Premium	524
Market Discount	524
Premium	525
Election To Treat All Interest Under the Constant Yield Method	525
Treatment of Losses	525
Yield Maintenance Charges and Prepayment Premiums	526
Sale or Exchange of Regular Interests	526
14

Taxes That May Be Imposed on a REMIC	527
Prohibited Transactions	527
Contributions to a REMIC After the Startup Day	527
Net Income from Foreclosure Property	527
REMIC Partnership Representative	528
Taxation of Certain Foreign Investors	528
FATCA	529
Backup Withholding	529
Information Reporting	530
3.8% Medicare Tax on “Net Investment Income”	530
Reporting Requirements	530
Certain State and Local Tax Considerations	531
Method of Distribution (Underwriter)	531
Incorporation of Certain Information by Reference	534
Where You Can Find More Information	534
Financial Information	534
Certain ERISA Considerations	535
General	535
Plan Asset Regulations	535
Administrative Exemptions	536
Insurance Company General Accounts	538
Legal Investment	539
Legal Matters	539
Ratings	539
Index of Defined Terms	543

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1

15

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

16

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	Summary of Risk Factors and Risk Factors, commencing on the pages set forth on the table of contents of this prospectus, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Barclays Commercial Mortgage Securities LLC;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BBCMS 2026-5C43 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master
17

servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION (AND FOR THE PURPOSES OF THE PRECEDING SECTION OF THIS PROSPECTUS), THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT

18

INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE OR BOTH OF THE FOLLOWING: (I) NOT A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED) AND AS AMENDED, OR (II) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN PARAGRAPH 15 OF SCHEDULE 1 TO THE PUBLIC OFFERS AND ADMISSIONS TO TRADING REGULATIONS 2024 (AS AMENDED, THE “POATRS”). CONSEQUENTLY, NO DISCLOSURE DOCUMENT REQUIRED BY THE PRODUCT DISCLOSURE SOURCEBOOK (AS AMENDED, “DISC”) OF THE HANDBOOK OF RULES AND GUIDANCE ADOPTED BY THE UK’S FINANCIAL CONDUCT AUTHORITY (AS AMENDED, THE “FCA HANDBOOK”) FOR OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING, SELLING OR DISTRIBUTING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER DISC AND THE CONSUMER COMPOSITE INVESTMENTS (DESIGNATED ACTIVITIES) REGULATIONS 2024 (AS AMENDED).

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE POATRS OR THE PROSPECTUS RULES: ADMISSION TO TRADING ON A REGULATED MARKET SOURCEBOOK OF THE FCA HANDBOOK. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS

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AMENDED, THE “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

(A) IT HAS NOT OFFERED, SOLD, DISTRIBUTED OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL, DISTRIBUTE OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION AND THE PRECEDING SECTION OF THIS PROSPECTUS, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO BUY OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA)

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RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SR RULES AND UK SECURITIZATION FRAMEWORK

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY THE EU SR RULES (AS DEFINED BELOW) OR THE UK SECURITIZATION FRAMEWORK (AS DEFINED BELOW). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK. CONSEQUENTLY, THE OFFERED CERTIFICATES ARE NOT A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SR RULES OR THE UK SECURITIZATION FRAMEWORK.

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SR RULES AND UK SECURITIZATION FRAMEWORK” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

This PROSPECTUS or any other document related to the subscription of certificates has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore (the “MAS”) under the Securities and Futures Act, Chapter 289 of Singapore, as may be amended from time to time (the “SFA”). The MAS assumes no responsibility for the contents of this PROSPECTUS or any such document. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply.

No certificates may be offered or sold or caused to be made the subject of an invitation for subscription or purchase, nor may this PROSPECTUS or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the certificates be circulated or distributed, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in section 4A(1)(c) of the SFA) pursuant to section 274 of the SFA (each an “Institutional Investor”), (ii) to a relevant person (as defined in section 275(2) of the SFA) pursuant to section 275(1), or any person pursuant to section 275(1A), and in accordance with the conditions specified in section 275 of the SFA, provided always that none of such person shall be an

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individual other than an individual who is an accredited investor (as defined in section 4A(1)(a) of the SFA) (each a “Relevant Investor”).

No certificates acquired by (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA may be offered or sold, made the subject of an invitation for subscription or purchase, or otherwise transferred, whether directly or indirectly, to persons in Singapore, other than to (i) an Institutional Investor; or (ii) a Relevant Investor in accordance with the conditions specified in section 275 of the SFA.

Unless otherwise permitted under the SFA, where the certificates are subscribed or purchased pursuant to section 275 of the SFA by a Relevant Investor which is:

●	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR
•	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR,
•	SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTERESTS (HOWSOEVER DEFINED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE SECURITIES UNDER SECTION 275 OF THE SFA EXCEPT:
●	TO AN INSTITUTIONAL INVESTOR OR TO A RELEVANT PERSON AS DEFINED IN SECTION 275(2) OF THE SFA OR (IN THE CASE OF SUCH CORPORATION) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(3)(I)(B) OF THE SFA OR (IN THE CASE OF SUCH TRUST) WHERE THE TRANSFER ARISES FROM AN OFFER REFERRED TO IN SECTION 276(4)(I)(B) OF THE SFA;
●	WHERE NO CONSIDERATION IS OR WILL BE GIVEN FOR THE TRANSFER;
●	WHERE THE TRANSFER IS BY OPERATION OF LAW; OR
●	PURSUANT TO SECTION 276(7) OF THE SFA OR REGULATION 32 OF THE SECURITIES AND FUTURES (OFFERS OF INVESTMENTS) (SHARES AND DEBENTURES) REGULATIONS 2005 OF SINGAPORE.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

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JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RISK RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA” ) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE” ). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE SPONSORS COMMIT TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT” ), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE

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PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	BBCMS Mortgage Trust 2026-5C43, Commercial Mortgage Pass-Through Certificates, Series 2026-5C43.
Depositor	Barclays Commercial Mortgage Securities LLC, a Delaware limited liability company, a wholly-owned subsidiary of Barclays Capital Real Estate Inc. The depositor’s address is 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 412-4000. See “Transaction Parties—The Depositor”.
Issuing Entity	BBCMS Mortgage Trust 2026-5C43, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors; Mortgage

Loan Sellers; Originators	The sponsors of this transaction are:
●	Barclays Capital Real Estate Inc., a Delaware corporation
●	Wells Fargo Bank, National Association, a national banking association
●	RREF V - D Direct Lending Investments, LLC, a Delaware limited liability company
●	Citi Real Estate Funding Inc., a New York corporation
●	Natixis Real Estate Capital LLC, a Delaware limited liability company
●	German American Capital Corporation, a Maryland corporation
●	Starwood Mortgage Capital LLC, a Delaware limited liability company
●	UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank
●	BSPRT CMBS Finance, LLC, a Delaware limited liability company

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The mortgage loan sellers will transfer to the depositor the mortgage loans set forth in the following chart, and the depositor will in turn sell the mortgage loans to the issuing entity.

Sellers of the Mortgage Loans
Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)	16	$277,185,500	28.0%
Wells Fargo Bank, National Association(3)	8	266,066,843	26.9
RREF V - D Direct Lending Investments, LLC(4)	3	143,944,821	14.5
Citi Real Estate Funding Inc.	4	133,174,644	13.5
Natixis Real Estate Capital LLC	3	51,753,750	5.2
German American Capital Corporation	4	50,360,975	5.1
Starwood Mortgage Capital LLC	3	36,750,000	3.7
UBS AG New York Branch	2	18,750,000	1.9
BSPRT CMBS Finance, LLC	2	11,500,000	1.2
Total	43	$989,486,533	100.0%

(1)	Certain of the mortgage loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans does not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to The Assembly mortgage loan (9.9%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $55,867,500 and Wells Fargo Bank, National Association is contributing one or more notes with an aggregate outstanding principal balance of $41,632,500.
(4)	With respect to the GBP Industrial Portfolio mortgage loan (5.1%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $20,000,000 and RREF V - D Direct Lending Investments, LLC is contributing one or more notes with an aggregate outstanding principal balance of $30,000,000.

All of the mortgage loans were originated or co-originated by their respective mortgage loan sellers or affiliates thereof. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.

The GBP Industrial Portfolio mortgage loan (5.1%) was originated by RREF V - D Direct Lending Investments, LLC and Note A-2 was subsequently acquired by Barclays Capital Real Estate Inc. The mortgage loan was underwritten pursuant to RREF V - D Direct Lending Investments, LLC’s underwriting guidelines.

The Mall at Prince George’s mortgage loan (1.7%) was originated by Goldman Sachs Bank USA and RREF V - D Direct Lending Investments, LLC subsequently acquired certain notes. The mortgage loan was underwritten pursuant to RREF V - D Direct Lending Investments, LLC’s underwriting guidelines.

Each of The Assembly and GBP Industrial Portfolio mortgage loans (collectively, 14.9%) consist of notes sold by two or more mortgage loan sellers and are referred to herein as “jointly sold mortgage loans”.

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See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicer	Trimont LLC, a Georgia limited liability company, is expected to be the master servicer. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal servicing offices of the master servicer are located at Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326 and 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

Prior to the related servicing shift date, each servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after the related servicing shift date, each servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.

The non-serviced mortgage loans will be serviced by the non-serviced master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Midland Loan Services, a Division of PNC Bank, National Association is the primary servicer with respect to the Clackamas Town Center whole loan (9.8%).

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Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loans other than with respect to the non-serviced mortgage loans and any related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) reviewing, evaluating, processing and providing or withholding consent as to major decisions and certain other transactions and performing certain enforcement actions relating to such mortgage loans and any related serviced companion loan for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of the special servicer is located at 200 S. Biscayne Boulevard, Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.

If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan (such mortgage loan or serviced whole loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. After the occurrence and during the continuance of a control termination event or if at any time the applicable excluded special servicer loan is also an excluded loan, the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be the holder of the “eligible horizontal residual interest”, be the initial controlling class certificateholder and be appointed as the initial directing certificateholder (other

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than with respect to any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”. Rialto Capital Advisors, LLC, is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the entity that is expected to be the holder of the VRR interest and (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”. Another affiliate of Rialto Capital Advisors, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the Mall at Prince George's mortgage loan (1.7%), which is serviced under the WFCM 2026-5C9 pooling and servicing agreement. In addition, RREF V – D AIV RR L, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2026-5C9 pooling and servicing agreement.

The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Affiliated Special Servicer	LNR Partners, LLC, a Florida limited liability company and the special servicer under the BBCMS 2026-5C42 pooling and servicing agreement, is an affiliate of Starwood Mortgage Capital LLC, a sponsor, an originator and a mortgage loan seller. See “Transaction Parties—The Affiliated Special Servicer”.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to each servicing shift mortgage loan if the related whole loan becomes a specially serviced loan prior to the related servicing shift date. From and after the related servicing shift date, the mortgagee of record with respect to the related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under
“—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly-owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	Subject to the rights of the related controlling pari passu companion loan holder with respect to any servicing shift whole loan prior to the related servicing shift date, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than (i) any non-serviced mortgage loans, (ii) any servicing shift mortgage loans and (iii) any excluded loan as described in the next paragraph), as further described in this

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prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan as to which the directing certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event) and with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

The controlling class will be, as of any date of determination, the most subordinate class of the Class F-RR, Class G-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided that the Class F-RR and Class G-RR certificates will only be control eligible certificates for so long as the initial directing certificateholder, the initial special servicer or any of their affiliates is the holder, by certificate balance, of the majority of such class of certificates. As of the closing date, the controlling class will be the Class J-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

It is anticipated that on the closing date, (i) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, will be the holder of the “eligible vertical interest” (referred to herein as the “VRR interest”) and (ii) RREF V – D AIV RR L, LLC is expected to be the holder of the “eligible horizontal residual interest”, which will be comprised of the Class F-RR, Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest as described in “Credit Risk Retention”), the initial controlling class certificateholder and be appointed as the initial directing certificateholder with respect to each mortgage loan (other than (1) any non-serviced mortgage loan or (2) any excluded loan). RREF V – D AIV RR L, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2026-5C9 pooling and servicing agreement.

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With respect to each servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to the related servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the related servicing shift date, the rights of the controlling noteholder of the related servicing shift whole loan are expected to be exercisable by the directing certificateholder (or the equivalent) under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting the related servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

Each entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Party	The risk retention consultation party will have certain non-binding consultation rights with respect to certain matters relating to specially serviced loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will be the party selected by the holder or holders of more than 50% of the VRR Interest. RREF V - D Direct Lending Investments, LLC will retain the right to appoint a risk retention consultation party but will not be appointing a risk retention consultation party on the closing date. For the avoidance of doubt, as of the closing date there will be no risk retention consultation party; provided that if Rialto Capital Advisors, LLC or an affiliate thereof is appointed as the risk retention consultation party and Rialto Capital Advisors, LLC, as special servicer, is processing any action that requires consultation with the risk retention consultation party, Rialto Capital Advisors, LLC, as special servicer, will not be required to consult with the risk retention consultation party.

With respect to the risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights and with respect to which, such risk

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retention consultation party (or the holder of the VRR Interest entitled to appoint such risk retention consultation party) is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a related mezzanine loan who has accelerated such mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan, or a borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters and the parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in October 2026 (or, in the case of any mortgage loan that has its first due date after October 2026, the date that would have been its due date in October 2026 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about October 29, 2026.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2026.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in North Carolina, Georgia, Florida, Maryland, New York, Kansas or any of the jurisdictions in which the respective primary servicing offices of the master servicer, the special servicer or the operating advisor or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

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Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final

Distribution Date; Rated

Final Distribution Date	The assumed final distribution dates set forth below for each class of offered certificates have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	May 2031
Class A-2	NAP – August 2031(1)
Class A-3	September 2031
Class X-A	NAP
Class A-S	October 2031
Class B	October 2031
Class C	October 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $250,000,000.

The rated final distribution date for the offered certificates will be the distribution date in October 2059.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below (the following illustration does not take into account the sale of any non-offered certificates):

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2026-5C43:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class A-S
●	Class B
●	Class C

The certificates of this Series will consist of the above classes (referred to as the “offered certificates”) and the following classes that are not being offered by this prospectus: Class X-B, Class X-D, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates (referred to as the “non-offered certificates”). The offered certificates and the non-offered

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certificates are collectively referred to as the “certificates”.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Certificate Balance or Notional Amount(1)	Approx. Initial Available Certificate Balance or Notional Amount(1)	Approx. Initial Retained Certificate Balance or Notional Amount(1)(2)	Approx. % of Cut-off Date Balance	Approx. Initial Credit Support(3)
Class A-1	$9,055,000	$8,959,000	$96,000	0.915%	30.000%
Class A-2	(4)	(4)	(4)	(4)	30.000%
Class A-3	(4)	(4)	(4)	(4)	30.000%
Class X-A	$692,640,000	$685,328,000	$7,312,000	NAP	NAP
Class A-S	$103,896,000	$102,799,000	$1,097,000	10.500%	19.500%
Class B	$47,001,000	$46,504,000	$497,000	4.750%	14.750%
Class C	$39,579,000	$39,161,000	$418,000	4.000%	10.750%

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in Regulation RR) issued by the issuing entity.
(2)	On the closing date, RREF V - D Direct Lending Investments, LLC (a sponsor and an affiliate of the special servicer) will cause a majority owned affiliate to purchase from the underwriters offered certificates (of each class thereof) with the initial certificate balances or notional amounts, as applicable, set forth in the table above under “Initial Retained Certificate Balance or Notional Amount” as described in “Credit Risk Retention”. The initial retained amount of each class of certificates is subject to change based on the final pricing of all certificates and is expected to be approximately 1.0556% of the Certificate Balance or Notional Amount, as applicable, of each class of certificates (other than the Class R certificates) as of the Closing Date.
(3)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represents the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate.
(4)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $683,585,000, subject to a variance of plus or minus 5%. Accordingly, the initial available and retained certificate balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart.
Class of Certificates	Expected Range of Approx. Initial Certificate Balance	Expected Range of Approx. Initial Available Certificate Balances	Expected Range of Approx. Initial Retained Certificate Balances	Expected Range of Approx. % of Cut-off Date Balances
Class A-2	$0 – $250,000,000	$0 – $247,361,000	$0 – $2,639,000	0.000% - 25.266%
Class A-3	$433,585,000 – $683,585,000	$429,008,000 – $676,369,000	$4,577,000 - $7,216,000	43.819% - 69.085%

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The approximate initial pass-through rate is set forth below for each class of offered certificates:
Class	Approximate Initial Pass-Through Rate(1)
Class A-1	[_]%
Class A-2	[_]%
Class A-3	[_]%
Class X-A	[_]%
Class A-S	[_]%
Class B	[_]%
Class C	[_]%

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3

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certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A, Class X-B and Class X-D certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	Each of the master servicer and the special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.03125%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the

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greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan will be paid by the master servicer or special servicer, respectively, out of the fees described above.

The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.00998%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (excluding any companion loan) at a per annum rate equal to 0.00148%. The operating advisor will also be entitled under certain circumstances to a consulting fee.

As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00025%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its name and trademarks, including an investor

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reporting package. This fee will be payable prior to any distributions to certificateholders.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Mortgage Loans(1)
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Project Embassy	0.00125%	0.25000%
Fratelli Beretta Industrial Portfolio	0.00125%	0.25000%

Old Edwards Portfolio(3)	0.00125%	0.25000%
Summit Mall	0.00250%	0.25000%
Mall at Prince George’s	0.00125%	0.25000%
Fairfield Times Square	0.00125%	0.25000%
Haimov Miami Portfolio	0.00125%	0.25000%

(1)	Does not reflect the Compass Storage National Portfolio 2.0 mortgage loan or the Sanctuary at Winterlakes mortgage loan, each of which is part of a split loan structure comprised of the related mortgage loan and one or more pari passu companion loans that may be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the applicable servicing shift master servicer (or primary servicer) and servicing shift special servicer will be entitled to a primary

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servicing fee and a special servicing fee, respectively, as each of which will be set out in the related servicing shift pooling and servicing agreement.

(2)	Each primary servicing fee rate described in the table and footnotes thereto is included as part of the servicing fee rate.
(3)	From and after the securitization of the related controlling pari passu companion loan, such mortgage loan will be serviced under the pooling and servicing agreement governing such securitization and the related special servicing fee rate will be as specified in such pooling and servicing agreement.

Distributions

A. Amount and Order

of Distributions on the

Certificates	On each distribution date, funds available for distribution to the certificates (other than any yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero and (c) third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata;

Third, to the Class A-1, Class A-2 and Class A-3, to reimburse the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those

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certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

B. Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

C. Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates

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as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D. Subordination,

Allocation of Losses

and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated to the certificates in accordance with their respective entitlement, and principal and interest allocated to the certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions”.

On any distribution date, mortgage loan losses will be allocated to the certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

(1)	The Class X-A, Class X-B and Class X-D certificates are interest-only certificates and the Class X-B and Class X-D certificates are not offered by this prospectus.
(2)	Other than the Class X-B, Class X-D and Class R certificates.

Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate

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to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-D or Class R certificates) will reduce the certificate balance of that class of certificates.

The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E. Shortfalls in Available

Funds	Shortfalls will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.

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In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

Advances

A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) and any REO loan (other than any portion of an REO loan related to a companion loan), unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.

Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan and the special servicer will not make any principal or interest advance with respect to any mortgage loan or companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

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●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (with interest thereon) (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

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The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-three (43) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in ninety-eight (98) commercial, multifamily or manufactured housing community properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $989,486,533.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the fourteen (14) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of (i) the related mortgage loan, and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Debt Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
The Assembly	$ 97,500,000	9.9%	$ 74,701,250	N/A	64.0%	1.46x	11.1%	64.0%	1.46x	11.1%
Clackamas Town Center	$ 97,000,000	9.8%	$ 28,000,000	N/A	50.4%	2.63x	19.6%	50.4%	2.63x	19.6%
111 Congress	$ 80,000,000	8.1%	$ 56,500,000	N/A	67.2%	2.03x	15.7%	67.2%	2.03x	15.7%
Hilton Beachfront Resort & Spa Hilton Head Island	$ 54,951,843	5.6%	$ 23,978,986	N/A	42.9%	1.94x	16.9%	42.9%	1.94x	16.9%
20 West 47th Street	$ 49,959,976	5.0%	$ 19,884,070	N/A	61.3%	1.30x	11.1%	61.3%	1.30x	11.1%
Project Embassy	$30,000,000	3.0%	$ 130,000,000	N/A	63.0%	1.31x	10.2%	63.0%	1.31x	10.2%
Compass Storage National Portfolio 2.0	$ 30,000,000	3.0%	$ 89,400,000	N/A	62.7%	1.54x	9.5%	62.7%	1.54x	9.5%
Fratelli Beretta Industrial Portfolio	$ 25,964,668	2.6%	$ 68,906,235	N/A	54.9%	1.24x	10.5%	54.9%	1.24x	10.5%
Old Edwards Portfolio	$ 20,000,000	2.0%	$ 115,000,000	N/A	48.7%	2.35x	19.7%	48.7%	2.35x	19.7%
Summit Mall	$ 17,978,750	1.8%	$ 51,938,611	N/A	57.5%	1.93x	17.7%	57.5%	1.93x	17.7%
Mall at Prince George’s	$ 16,944,821	1.7%	$ 82,730,596	N/A	56.5%	1.70x	15.2%	56.5%	1.70x	15.2%
Fairfield Times Square	$ 15,000,000	1.5%	$ 65,000,000	N/A	64.5%	1.66x	13.5%	64.5%	1.66x	13.5%
Sanctuary at Winterlakes	$ 10,000,000	1.0%	$ 28,800,000	N/A	68.8%	1.27x	8.5%	68.8%	1.27x	8.5%
Haimov Miami Portfolio	$ 8,500,000	0.9%	$ 20,000,000	N/A	41.1%	1.78x	12.4%	41.1%	1.78x	12.4%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan excluding any related mezzanine debt.
(2)	Calculated including any related pari passu companion loan(s) but excluding any related mezzanine debt.
(3)	In the case of the 111 Congress, Old Edwards Portfolio and the Fairfield Times Square mortgage loans (collectively, 9.6%), the cut-off date LTV ratio was calculated based on a value other than an “as-is” value. See “—Assessment of Property Value and Condition” for additional information.

The Compass Storage National Portfolio 2.0 whole loan and the Sanctuary at Winterlakes whole loan (each, a “servicing shift whole loan” and the related mortgage loan, each, a “servicing shift mortgage loan”) will each initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is

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securitized (the “servicing shift date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer (the “servicing shift master servicer”) and the special servicer (the “servicing shift special servicer”) designated in, the related pooling and servicing agreement entered into in connection with such securitization (the “servicing shift pooling and servicing agreement”). Prior to the related servicing shift date, such servicing shift whole loan will be a “serviced whole loan”, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the related servicing shift date, such servicing shift whole loan will be a “non-serviced whole loan”, the related mortgage loan will be a “non-serviced mortgage loan” and the related companion loans will be “non-serviced companion loans”.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)(2)

Mortgage Loan Name	Transaction/ Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Project Embassy	BANK5 2026-5YR24	3.0%	Trimont LLC(5)	CWCapital Asset Management LLC	Deutsche Bank National Trust Company
Fratelli Beretta Industrial Portfolio	Benchmark 2026-V23	2.6%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Old Edwards Portfolio(4)	Benchmark 2026-V23	2.0%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Summit Mall	BANK5 2026-5YR24	1.8%	Trimont LLC	CWCapital Asset Management LLC	Deutsche Bank National Trust Company
Mall at Prince George’s	WFCM 2026-5C9	1.7%	Trimont LLC	Rialto Capital Advisors, LLC	Deutsche Bank National Trust Company
Fairfield Times Square	Benchmark 2026-V23	1.5%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association
Haimov Miami Portfolio	BBCMS 2026-5C42	0.9%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Asset Representations Reviewer	Initial Directing Party(3)

Project Embassy	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	400 Capital Asset Management LLC
Fratelli Beretta Industrial Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	ROX III CMBS HoldCo (C) Category 2B LP
Old Edwards Portfolio(4)	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	German American Capital Corporation
Summit Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	400 Capital Asset Management LLC
Mall at Prince George’s	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Pentalpha Surveillance LLC	RREF V – D AIV RR L, LLC
Fairfield Times Square	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	ROX III CMBS HoldCo (C) Category 2B LP
Haimov Miami Portfolio	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC

(1)	As of the closing date of the related securitization.
(2)	Does not reflect the Compass Storage National Portfolio 2.0 whole loan or the Sanctuary at Winterlakes whole loan, each of which is a split loan comprised of two or more pari passu promissory notes, one or more of which will be included in this securitization. The remaining pari passu promissory note(s) will not be property of the issuing entity, and are expected to be included in one or more future securitizations. After the securitization of the related controlling pari passu companion loan, the related mortgage loan will also be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(3)	The entity with the heading “Initial Directing Party” above reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan similar to those of the directing certificateholder under the pooling and servicing agreement for this securitization until such party’s rights are terminated pursuant to the related trust and servicing agreement, pooling and servicing agreement or intercreditor agreement, as applicable.
(4)	After the securitization of the related controlling pari passu companion loan, the related whole loan (referred to in this prospectus as a “non-serviced servicing shift whole loan”) will be serviced under (and by the service provider parties thereto) and the initial directing certificateholder will be the initial directing certificateholder under the related trust and servicing agreement or the pooling and servicing agreement for that securitization transaction.
(5)	Midland Loan Services, a Division of PNC Bank, National Association acts as primary servicer of the Project Embassy whole loan.

For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole

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loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any other subordinate debt encumbering the related mortgaged property, any related mezzanine debt or preferred equity. Unless specifically indicated, no subordinate companion loans are included in the presentation of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1 and Annex A-2).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$989,486,533
Number of mortgage loans	43
Number of mortgaged properties	98
Range of Cut-off Date Balances	$3,616,000 to $97,500,000
Average Cut-off Date Balance	$23,011,315
Range of Mortgage Rates	5.95000% to 8.25500%
Weighted average Mortgage Rate	6.97162%
Range of original terms to maturity	60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	55 months to 60 months
Weighted average remaining term to maturity	59 months
Range of Original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	354 months
Range of remaining amortization terms(2)	299 months to 360 months
Weighted average remaining amortization term(2)	352 months
Range of Cut-off Date LTV Ratios(3)(4)	31.2% to 71.7%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.9%
Range of LTV Ratios as of the maturity date(3)(4)	31.2% to 71.7%
Weighted average LTV Ratio as of the maturity date(3)(4)	59.4%
Range of U/W NCF DSCRs(4)(5)	1.24x to 3.16x
Weighted average U/W NCF DSCR(4)(5)	1.71x
Range of U/W NOI Debt Yields(4)	8.2% to 20.4%
Weighted average U/W NOI Debt Yield(4)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-only, Balloon	81.8%
Amortizing Balloon	18.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-six (36) mortgage loans (collectively, 81.8%) that are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of fourteen (14) mortgage loans (collectively, 56.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date, provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage

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Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other mortgage loans in the mortgage pool.

All accrue interest on an actual/360 basis.

None of the mortgage loans accrue interest on a 30/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.

Two (2) of the mortgage loans (10.7%) were a refinancing of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with the origination of such mortgage loan.

With respect to the Clackamas Town Center mortgage loan (9.8%), the prior loan secured by the mortgaged property went into maturity default in October 2024. The borrower refinanced the prior loan with the mortgage loan on August 18, 2026. Proceeds from the mortgage loan were used to repay the prior loan in full.

With respect to the Haimov Miami Portfolio mortgage loan (0.9%), the prior loan secured by the 744 West 41st Street mortgaged property matured in February 2026 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on May 5, 2026. Proceeds from the mortgage loan were used to repay the prior loan in full. In addition, the prior loan secured by the Blue Sapphire mortgaged property matured on in January 2026 and went into maturity default. The borrower refinanced the prior loan with the mortgage loan on May 5, 2026. Proceeds from the mortgage loan were used to repay the prior loan in full.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings”.

Loans Underwritten Based on

Limited Operating Histories	With respect to four (4) of the mortgaged properties (collectively, 2.8%), such mortgaged properties (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with

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historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”;
“—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear

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System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination” and “—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by RREF V - D Direct Lending Investments, LLC, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Framework (as each such term is defined herein). In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risks—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co., Green Street Advisors, LLC and CRED iQ;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at cmsview.trimont.com.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the

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aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates) and (iii) the master servicer consents to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases

or Substitutions of

Mortgage Loans;

Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., with respect to the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to any jointly sold mortgage loan, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, subject to the consent rights of the holders of the companion loans (if any) under the related co-lender agreement in the case of any mortgage loan that is part of a whole loan, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted mortgage loans (other than non-serviced mortgage loans) or a defaulted serviced whole loan and/or related.

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REO properties and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted mortgage loan (other than non-serviced mortgage loans), defaulted whole loan or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then such special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s). See “Description of the Mortgage Pool—The Whole Loans”.

Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “lower-tier REMIC” and the “upper-tier REMIC”) for federal income tax purposes. The upper-tier REMIC and the lower-tier REMIC will be designated as the “trust REMICs”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.

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●	It is anticipated that the Class [_] certificates will be issued with original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, industrial, hospitality, office, mixed use, multifamily and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial, multifamily or manufactured housing mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
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●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Certificateholder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing certificateholder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing certificateholder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. Hackers engage in attacks against organizations from time to time that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not be subject to attacks and suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

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Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise unrelated to the related borrowers.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope, or may terminate upon guarantor replacement or events occurring after satisfaction of the mortgage loan. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
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●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	the availability of water in the related geographic area;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
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●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

Further, changes to tax laws as they relate to property ownership, depreciation schedules and interest and mortgage deductibility could affect the value of the mortgaged properties.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Most of the mortgage loans have 5-year terms to maturity. Rapid technological advances and changes in consumer tastes over the course of those 5 years may impact the use, occupancy and demand for the products or services related to the mortgaged properties securing such mortgage loans. In addition, tenant needs may change due to such factors and the related property may not be able to quickly adapt to such changes. We cannot assure you that any such changes will not impact the performance of the related mortgaged properties, the ability of the related mortgagors to continue to make payments of debt service on the related mortgage loans or to secure refinancing of the mortgage loans or to pay the principal balance of their mortgage loans at maturity.

In addition, certain mortgaged properties may be located in an area that is primarily dependent on a single company or industry. In that case, any change that adversely affects that company or industry could reduce occupancy at the related mortgaged properties.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant was to become a debtor in a bankruptcy case;
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●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or

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dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

See “Description of the Mortgage Pool – Tenant Issues – Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”), a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing

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claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool –Tenant Issues –Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans. See the representations and warranties in Annex D-1 and the identified exceptions, if any, to those representations and warranties in Annex D-2.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions (or transfers the other property to a third party without recording a restrictive covenant evidencing the restricted use),
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
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●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations,
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Some Retail Properties Depend on Anchor Stores or Major

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Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported, it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remains unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail

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goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental

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payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use;
●	the location of the property; and
●	the property may be leased pursuant to a master lease with the related borrower.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the

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related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Hotel Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hotel properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hotel property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, increased border security measures, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hotel investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hotel properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Hotel properties also continue to face competition from new channels of distribution in the travel industry. Additional sources of competition could include “daily deal” websites, such as Groupon Getaways, or peer-to-peer inventory sources, such as Airbnb. Airbnb and similar websites facilitate the short-term rental of homes and apartments from owners, thereby providing an alternative to hotel rooms. The growth of peer-to-peer inventory sources could affect the demand for the property managers’ services in facilitating reservations at hotel properties.

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Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotel properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hotel properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hotel property’s restaurants, theaters, lounges, bars or nightclubs will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any such change could have a material adverse effect on the net cash flow of the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

Some of the hotel properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel property could have an adverse impact on the revenue from the related mortgaged property or on the hotel property’s occupancy rate. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

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Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

Certain hotel properties may receive significant revenue from one or more corporate customers, which book multiple room nights for employees travelling to or staying in the local area for business purposes. For example, hotels located near airports may have multiple room nights booked for airlines on behalf of their flight crews. In the event that such a corporate customer determines to instead book rooms at a competing hotel, experiences a change in its business such that fewer room nights are needed, or ceases or reduces its business at the hotel property for any other reason, such hotel property may lose significant revenue.

In addition, hotel properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

In addition, there may be risks associated with hotel properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hotel properties often enter into these types of agreements in order to align the hotel property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hotel properties that lack such benefits will be able to operate successfully on an independent basis.

In addition, multiple countries, including the United Kingdom and Germany, have updated travel guidance for their citizens to reflect the strict enforcement of entry rules by the United States (including the possibility of arrest or detention). We cannot assure you that such actions will not adversely affect the perception of the United States as a destination for international tourism, and a reduction in travel to the United States could negatively impact hospitality properties that currently derive a significant portion of their revenue from international guests.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hotel property manager may require significantly higher fees as well as the investment of capital to bring the hotel property into compliance with the requirements of the replacement franchisor, licensor and/or hotel property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

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The transferability of franchise agreements, license agreements, comfort letters and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property. Additionally, certain comfort letters that require a replacement comfort letter to be issued to the issuing entity after the closing date of the securitization may not be enforceable by the trust until such time as the replacement comfort letter is issued in the name of the issuing entity.

In some cases where a hotel property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hotel property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hotel property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hotel Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the quality of an office building’s tenants;
●	an economic decline in the business operated by the tenant;
●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;
●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	the desirability of the area as a business location;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to
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afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and

●	in the case of tenants that offer co-working or office-sharing space designed for multiple, unaffiliated space users, licenses or subleases of space to users are of shorter-term duration and user turnover is greater than with typical office leases. Co-working tenants may experience higher operating costs than typical office tenants, and revenues may lag expenses until the co-working space is filled out. Further, if office rents decrease, shorter-term space users may move to properties with lower rent, while co-working tenants would be left with longer-term lease obligations.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants may operate co-working businesses through which they sublease their space to sublessees under subleases of varying duration. The ability of any such co-working tenants to make payments under their respective leases may depend on the availability of such sublessees and the ability of such sublessees to make payments under their respective subleases. Further, some of these subleases may be short-term, or may be to individuals or entities that are more susceptible to economic downturns, in which case their short-term nature, or the nature of the underlying sublessees, may lead to income volatility for any such co-working tenants. In addition, office tenants that operate co-working businesses may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the five largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;
●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	outstanding building code violations or tenant complaints at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the proximity of the property to the college or university compared to that of competing properties, whether or not parent guarantees are required, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and the concentration of lease expirations in a short period between school years;
●	in the case of multifamily properties considered to be “flexible apartment properties”, which have a significant percentage of units leased to tenants under short-term leases (less than one year in term), the higher turnover rate at such properties relative to other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment;
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●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies; and
●	in the case of certain multifamily and student housing properties master leased in whole or part to a company or educational institution in order to provide housing for employees or students of such company or educational institution, the non-renewal of the master lease which may result in a large number of units at the mortgaged property becoming vacant simultaneously.

We cannot assure you that recent action taken, or any additional action that may be taken in the future, by the federal government to freeze payments on certain grants and loans supporting certain federal financial assistance programs will not result in delays or reductions in payments to tenants at mortgaged properties that rely on federal, state or local assistance programs to partially or fully fund their rental payments.

Certain of the mortgage loans are secured by multifamily properties that have been the site of criminal activities. Perceptions by prospective tenants of the safety and reputation of the mortgaged real property may influence the cash flow produced by these mortgaged properties, particularly in the case of student housing facilities or properties leased primarily to students. In addition, litigation may be brought against a borrower in connection with any criminal activities that occur at the related mortgaged property.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

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Certain of the mortgage loans may be secured currently or in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Moreover, legislative or judicial actions concerning the status of rent-stabilized properties may adversely affect existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future and may give rise to liability in connection with previously converted units.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self-storage mortgaged property were readily adaptable to other uses. In addition, because the cost to replace the improvements at a self-storage property is typically low, the insurable value of a self-storage property is often lower than the mortgage loan balance and in the event of a casualty when a borrower is not required to rebuild or cannot rebuild, insurance proceeds may be insufficient to pay the mortgage loan and there is no “gap”

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insurance required to cover any shortfall. There is also risk because storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self-storage mortgaged property included an inspection of the contents of the self-storage units at that mortgaged property, and there is no assurance that all of the units included in the self-storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self-storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing community property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing community property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing community property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing community property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties

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becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 32 on Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Furthermore, certain of the manufactured housing communities are, in whole or in part, in a flood zone. Even if no material borrower-owned improvements are located in the flood zone, the related borrower’s business could be adversely affected by flooding or the potential of flooding.

In addition, certain of the manufactured housing community properties are subject to government rent control regulations, which can limit the borrower’s ability to institute, and/or the amount of, periodic tenant rent increases.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Golf Courses Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a golf course. The successful operation of a golf course is dependent upon maintaining the proper condition of the grass on the golf course, which requires access to a sufficient water supply. The ability of an owner of a golf course to irrigate its course could be adversely impacted due to a drought or other water shortage. A drought of extensive duration could adversely affect the operator of a golf course and, accordingly, the ability of the related borrower to perform under the related mortgage loan. We cannot assure you that there will be a sufficient supply of water for the operation of any golf course. In addition, the rights related to water usage are typically governed by state law. Thus, even if the golf course is located in an area with an ample water supply, we cannot assure you that the golf course will have rights to use the water necessary to maintain the course. Furthermore, other natural or man-made conditions may arise that could damage the conditions of the grass on any golf course. In addition, the operations of golf courses may be adversely affected due to adverse weather conditions.

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Golf is a recreational activity and therefore subject to discretionary spending on the part of consumers. An adverse change in economic conditions in the United States or in the immediate geographic area or a decrease in consumer confidence as a result of anticipated adverse changes could cause a reduction in the amounts spent at golf courses.

A golf course’s age, condition, design, access to transportation and ability to offer certain amenities to its customers, including equipment rental and dining facilities, all affect the ability of a golf course to compete against other golf courses and clubs in attracting and retaining customers. Construction of competing golf courses may adversely affect revenues at a mortgaged property comprised of a golf course, and may require capital expenditures to keep such mortgaged property’s golf course competitive.

Golf courses compete for members and players based on the overall quality of their facilities (including the quality of customer service), the maintenance of their facilities, available amenities, location and overall value. The number and quality of golf courses in a particular area could have a material effect on the revenue from the membership programs at the related mortgaged property, which could in turn affect the financial performance and results of operations of the related borrower.

The effective management and operation of a golf course is a significant factor affecting the revenues, expenses and value of a golf course. Management of the related mortgaged property will be responsible for, among other things, responding to changes in the local market; insuring that the golf course is well maintained; attracting new members/golf players; promoting the golf course facilities (including scheduling golfing events and tournaments); establishing membership dues, guest fees, green fees and golf cart rentals; overseeing food, beverage and merchandise sales; insuring compliance with local ordinance and regulations applicable to the golf course, and insuring that capital improvements and planned renovations are carried out in a timely fashion.

Repairs, replacements and other expenses to maintain ground conditions and irrigation systems may temporarily suspend the operations, or increase the costs of operating, a golf course.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations

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regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Healthcare-Related Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Multifamily Properties Have Special Risks” above, other factors may adversely affect the financial performance and value of healthcare-related properties that provide assisted living, memory care and/or independent living services.

Healthcare-related properties may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

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●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

Providers of assisted living and other medical services are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers. The foregoing can adversely affect revenues from the operation of a healthcare related property.

Providers of assisted living and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	reimbursement policies; and
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment personnel operating policies and maintenance of and additions to facilities and services.

In the event of foreclosure, we cannot assure you that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser (or an operator on its behalf) may have to apply in its own right for those licenses and approvals. We cannot assure you that a new license could be obtained or that a new approval would be granted.

Healthcare-related properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of healthcare related properties may be subject to regulatory approvals under state and, in some cases, federal law that is not required for transfers of most other types of commercial properties.

We cannot assure you that any licensing requirements related to services provided at healthcare-related mortgaged real properties will not adversely impact operations at or the value of the mortgaged real properties or that any such licenses or permits will be renewed or kept in place.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
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●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

A property manager or borrower may also be subject to cyberattacks or other forms of security breaches, or similar events, as described under “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager will be an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Remaining Term to Maturity in Months” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount)

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are office, self-storage, hospitality, mixed use, industrial, retail and multifamily properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. For example, mortgaged real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than mortgaged real properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods, droughts, tornadoes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the eastern, mid-Atlantic and Gulf Coast regions of the United States and certain other parts of the eastern and southeastern United States. A number of the mortgaged real properties may be located in areas that are susceptible to such hazards. The geographic locations of the mortgaged real properties are indicated on Annex A-1. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”. Further, we cannot assure you that any damage caused by such events would be covered by insurance. See “—Insurance May Not Be Available or Adequate” below.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Texas, California, New York, Oregon, Florida and South Carolina. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.
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See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting

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Standards”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hotel properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel property. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel property, which may cause disruptions or otherwise decrease the attractiveness of the related hotel property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also

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Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.
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In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail banks, medical and dental offices, lab space, gas stations, car washes, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including, in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may

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require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Further, current uses may not in all instances have all necessary licenses and permits, which may subject the borrower or tenant to penalties or disruption of the related use.

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

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In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark or that is subject to a condominium regime or development association, may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 41 in Annex D-1 and any exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

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Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines.

For example, with respect to any of the underlying mortgage loans secured by mortgaged properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

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Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance. In addition, the cost of insurance has increased in certain jurisdictions and, as a result, some borrowers may have difficulty in obtaining appropriate insurance or maintaining insurance coverage at the related mortgaged properties. The cost of force-placed insurance, correspondingly, may be prohibitively high to provide sufficient coverage for a mortgaged property. The additional cost of force-placed insurance or insurance required to be maintained on any REO properties may adversely impact the operation at the mortgaged property and/or reduce liquidation proceeds from any REO properties. Further, a borrower’s cost of insurance may be reduced by its owning multiple properties and obtaining blanket policies of insurance or utilizing a pre-funded deductible. If such properties were to become REO, insurance-related operating expenses could be substantially greater.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

As a result of the higher cost of hazard insurance policies, certain borrowers may have obtained insurance policies with relatively high deductibles. In the event a borrower makes a claim under its policies, the relatively high out of pocket cost associated with higher deductibles may adversely impact the cash flow at the related mortgaged property. See representation and warranty no. 17 in Annex D-1 and the identified exceptions to those representations and warranties in Annex D-2.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program is scheduled to expire on December 11, 2026. We cannot assure you if or when the program will be reauthorized by Congress. If the program is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to be repaired after flood damage.

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We cannot assure you that any damage caused by hurricanes, windstorms, floods, droughts, tornadoes, wildfires, oil spills or other events will be covered by insurance, or even if covered by insurance, that the insurer will have sufficient financial resources to make any payment on the insurance policy or that the insurer will not challenge any claim resulting in a delay or reduction of the ultimate insurance proceeds. Any such lack of coverage, insufficiency of resources or challenge to a claim could have a material adverse effect on the performance of the certificates.

In addition, losses from cyberattacks or other security breaches may be excluded from coverage under the insurance policies covering the mortgaged properties. Separate insurance policies covering such losses may not be available or may not be available at commercially reasonable rates. See “—Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties” above.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 17 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk

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Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks, and may not cover cyberattacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans. See representation and warranty no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

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Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same self-insurance or blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations”.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, rent steps, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for

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mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below and “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties with Limited Prior Operating History”.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus,

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and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and each sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—RREF V - D Direct Lending Investments, LLC –

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RREF DLI’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”. A description of the review conducted by each sponsor for this securitization transaction is set forth under each of the foregoing headings.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

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Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related originator or sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy and/or begun paying rent or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the

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renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”. See “Description of the Mortgage Pool–Certain Terms of the Mortgage Loans—Single Purpose Entity Covenants”.

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Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

The organizational documents of a borrower or the direct or indirect general partner or managing member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans may have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an

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insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

In addition, to the extent certain borrowers and the related guarantors have significant recourse obligations, such obligations may increase the risk of consolidation in the event of a bankruptcy of such guarantor or certain principals or affiliates of such borrowers. While a non-consolidation opinion may be delivered in such cases, such opinion may exclude or not expressly address the impact of such guaranteed obligations on the opinion. We cannot assure you that a bankruptcy court would not consider the additional recourse obligations as a reason to consolidate the assets of such borrowers with the guarantor, sponsor or affiliates in a bankruptcy of such guarantor, sponsor or affiliates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 32 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls

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the Borrower and Mortgaged Property” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have borrower sponsors that have previously filed bankruptcy and we cannot assure you that such borrower sponsors will not be more likely than other borrower sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment. See representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that

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the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
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●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and representation and warranty no. 8 in Annex D-1 and the matters scheduled in Schedule D-1 and Schedule D-2 in Annex D-1.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that

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has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In

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certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Certain of the rating agencies may have downgraded the U.S. Government’s credit rating below “AAA”. In the event that such rating agency thereafter elects pursuant to the transaction documents not to review, declines to review, or otherwise waives its review of one or more proposed defeasances of mortgage loans included in the trust and for which defeasance is permitted under the related loan documents, the transaction documents would then permit the related borrower to defease any such mortgage loan without actually obtaining any rating agency confirmation. Subsequent to any such defeasance(s), there can be no assurance that such rating agency would not thereafter decrease the ratings, if any, which it has assigned to the certificates.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or, with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
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●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. For example, Florida statutes render any prohibition on a property owners’ ability to obtain property assessed clean energy (commonly referred to as “PACE”) financing unenforceable. Consequently, we cannot assure you that borrowers owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents given that such restrictions are not enforceable in Florida. See also “Certain Legal Aspects of Mortgage Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. In addition, the lockbox accounts and certain other accounts for certain of the mortgage loans are at Flagstar. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Such downgrades may trigger the obligation to transfer accounts held at certain institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes. Furthermore, there is no guarantee that a springing lockbox will be able to be implemented in the future as required by the loan documents.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the

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mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans that provide for amortization have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan. In addition, certain of the borrowers may have obtained a reduced interest rate on its mortgage loan by making an upfront payment to the originator at the time of origination. We cannot assure you that any borrower would be able to obtain refinancing at maturity at the interest rate of the related mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, retail, industrial, hospitality, office, mixed use, multifamily, self-storage or manufactured housing community, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 35 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and/or the exceptions, if any, to representation and warranty no. 35 in Annex D-1 (as indicated in Annex D-2), each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property, and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes”

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program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe, and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15 year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10 year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code of 1986, as amended, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order

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to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Barclays Capital Real Estate Inc., one of the sponsors and originators, and Barclays Capital Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties

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with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, or its majority-owned affiliate is expected to retain the VRR Interest as described in “Credit Risk Retention”, and upon the occurrence of certain conditions as described under “Pooling and Servicing Agreement—Limitation on Liability of Risk Retention Consultation Party”, will have the right to appoint a risk retention consultation party. The risk retention consultation party may, upon request and on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take certain servicing actions, which actions may conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, with respect to any mortgage loan as to which the risk retention consultation party would otherwise be entitled to exercise consultation rights, for so long as any related borrower party is the risk retention consultation party or the holder of the majority of the VRR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as RREF V-D AIV RR A BBCMS 2026-5C43, LLC or its affiliates (as holder of the VRR Interest and the “eligible horizontal residual interest”) are a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, its employees, personnel or affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that RREF V - D Direct Lending Investments, LLC or its majority-owned affiliates (as holder of the VRR Interest and “eligible horizontal residual interest”) or the risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

In addition, RREF V - D Direct Lending Investments, LLC, the retaining sponsor, a mortgage loan seller and originator, is an affiliate of (i) RREF V – D AIV RR L, LLC the entity that is expected to be appointed as the initial directing certificateholder and (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the entity that is expected to be the holder of the VRR interest. See “—Potential Conflicts of Interest of the

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Directing Certificateholder and the Companion Holders” below. RREF V - D Direct Lending Investments, LLC is also an affiliate of Rialto Capital Advisors, LLC, the expected initial special servicer with respect to the mortgage loans (other than any non-serviced mortgage loans) and any related serviced companion loans (other than any excluded special servicer loan).

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, notwithstanding that, consistent with applicable laws, including Rule 192 described below, any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. Although Securities Act Rule 192 (Prohibition Against Conflicts of Interest in Certain Securitizations) (“Rule 192”) prohibits underwriters,

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sponsors and certain other securitization participants from engaging in certain “conflicted transactions”, including certain short sale and credit derivatives transactions, that rule contains exceptions for certain market-making transactions, risk-mitigating hedging transactions and liquidity commitment transactions. As a result, it is possible that the Underwriter Entities, consistent with applicable laws, including Rule 192, nonetheless may take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. There can be no assurance that any actions that these parties take in these capacities will necessarily be aligned with the interests of the holders of any class of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling

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and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respects but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan (each such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan with respect to the directing certificateholder. After the occurrence and during the continuance of a control termination event or at any time the applicable excluded special servicer loan is also an excluded loan with respect to the directing certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner

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more favorable to the offered certificates or any particular class of certificates than to the BBCMS Mortgage Trust 2026-5C43 non-offered certificates. In addition, in some cases, the master servicer or special servicer or their respective affiliates may be the holder of a mezzanine or subordinate loan related to a mortgage loan in the mortgage pool. Any such interest in a mezzanine or subordinate loan may result in economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. In any such instance, neither the master servicer nor the special servicer will have any obligation to take, refrain from taking or cease taking any action with respect to any existing or future mezzanine or subordinate loans based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

Each of the master servicer and the special servicer is expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) or a serviced companion loan holder to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Rialto Capital Advisors, LLC assisted RREF V – D AIV RR L, LLC (or its affiliate), which entity is expected to purchase the Class F-RR, G-RR and J-RR certificates and is expected to be appointed as the initial directing certificateholder, with due diligence relating to the mortgage loans to be included in the mortgage pool.

It is expected that RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC will be the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan or (ii) any excluded loan as to the directing certificateholder). Rialto Capital Advisors, LLC, is expected to be appointed by RREF V – D AIV RR L, LLC (or another affiliate of Rialto Capital Advisors, LLC) to act as the special servicer.

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Rialto Capital Advisors, LLC, the expected special servicer under the pooling and servicing agreement, is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the expected holder of the VRR interest and (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”, be the initial controlling class certificateholder and be appointed as the initial directing certificateholder (other than with respect to any excluded loan). Another affiliate of Rialto Capital Advisors, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the Mall at Prince George's mortgage loan (1.7%), which is serviced under the WFCM 2026-5C9 pooling and servicing agreement. In addition, RREF V – D AIV RR L, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2026-5C9 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC (“Park Bridge”) has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation party, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, Park Bridge and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

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Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

Additionally, Park Bridge or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC will be appointed as the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The special servicer may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan) (or in the case of any servicing shift mortgage loan, at the direction of the related controlling noteholder, prior to the related servicing shift date), take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan), (ii) the controlling noteholder of any servicing shift whole loan, prior to the related servicing shift date, or (iii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan (or, if applicable, a controlling noteholder), may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing agreement, as applicable, relating to the securitization transaction

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governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. The table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool” provides the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the expected securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is expected to be serviced.

The controlling noteholder or directing certificateholder for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of any servicing shift mortgage loan, prior to the servicing shift date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

With respect to any servicing shift whole loan, prior to the related servicing shift date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders may have non-binding consultation rights, in each case with respect to the related servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift date) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the related servicing shift date) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the related servicing shift date, the special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, the special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to serviced whole loans other than any servicing shift whole loan, the special servicer, upon strictly non-binding consultation with a non-controlling serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a non-controlling serviced companion loan holder with

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respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan as to which the directing certificateholder or the holder of the majority of the controlling class would otherwise be entitled to exercise control rights (not taking into account the effect of any control termination event), referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

The special servicer, in connection with obtaining the consent of, or upon consultation with, the directing certificateholder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the serviced whole loan, the serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that the serviced companion loan holder may advise the special servicer to take actions with respect to the related serviced whole loan that conflict with the interests of holders of certain classes of the certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F-RR, Class G-RR and Class J-RR certificates (other than the portion of such class of certificates that comprise the “VRR Interest” as described in “Credit Risk Retention”), which is referred to in this prospectus as the “B-piece buyer” (see “Pooling and Servicing

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Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the B-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-piece buyer or that the final pool as influenced by the B-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-piece buyer’s certificates. Because of the differing subordination levels, the B-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-piece buyer but that does not benefit other investors. In addition, although Rule 192 may be applicable to actions taken by any entity with a contractual right to direct or cause the direction of the structure, design or assembly of any asset-backed security, or composition of the underlying asset pool, the B-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-piece buyer’s acceptance of a mortgage loan. The B-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

RREF V – D AIV RR L, LLC, or an affiliate thereof, will constitute the initial directing certificateholder (other than with respect to (i) any non-serviced mortgage loan, (ii) any servicing shift mortgage loan or (iii) any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreements or pooling and servicing agreements, as applicable, governing the servicing of such non-serviced whole loans and as and to the extent provided in the related intercreditor agreement and with regard to such servicing shift whole loans following the related servicing shift date, under the related pooling and servicing agreement governing the servicing of the related servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Rialto Capital Advisors, LLC, the expected special servicer for this transaction, is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the retaining sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the expected holder of the VRR interest and (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”, be the initial controlling class certificateholder and be appointed as the initial directing certificateholder (other than with respect to any excluded loan). Another affiliate of Rialto Capital Advisors, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the Mall at Prince George's mortgage loan (1.7%), which is serviced under the WFCM 2026-5C9 pooling and servicing agreement. In addition, RREF V – D AIV RR L, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the

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WFCM 2026-5C9 pooling and servicing agreement. Rialto Capital Advisors, LLC is expected to act as the special servicer and it or an affiliate assisted RREF V – D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the B-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers

The servicing of the Compass Storage National Portfolio 2.0 whole loan and the Sanctuary at Winterlakes whole loan, the servicing shift whole loans, are expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the applicable master servicer and the applicable special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicer or servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the controlling pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Initially, the servicing and administration of the Old Edwards Portfolio whole loan will be governed by the Benchmark 2026-V23 pooling and servicing agreement until the securitization of the related lead servicing pari passu companion loan. At that time, the servicing and administration of the related whole loan will shift to the applicable master servicer and the applicable special servicer under the related pooling and servicing agreement and will be governed exclusively by such pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such master servicer or special servicer has been determined. In addition, the provisions of the pooling and servicing agreement that govern the securitization of such lead servicing pari passu companion loan have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of any such master servicer or special servicer, nor will they have any assurance as to the particular terms of the pooling and servicing agreement except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of the lead servicing pari passu companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

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Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or with respect to the servicing shift whole loan or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to any servicing shift whole loan, or, if applicable, a non-serviced whole loan, the holder of the related controlling companion loan under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan or any servicing shift whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties;
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties; and
●	tenants at the mortgaged property may have signed leases or letters of intent at a competing property controlled by the borrower sponsor.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements

Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization

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Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Framework, in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) institutions for occupational retirement provision and investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “EU CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS). The EU Due Diligence Requirements apply also to certain consolidated affiliates institutional investors that are subject to the EU CRR. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor.”

The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Framework) being: (a) insurance undertakings and reinsurance undertakings, each as defined in the FSMA; (b) the trustees or managers of occupational pension schemes as defined in the Pension Schemes Act 1993, that have their main administration in the UK, and certain fund managers of such schemes appointed under the Pensions Act 1995 that, in respect of activity undertaken pursuant to such appointment, are authorized for the purposes of the FSMA; (c) AIFMs, as defined in the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that have permission under the FSMA for managing AIFs (as defined in the AIFM Regulations) and market or manage AIFs in the UK, and small registered UK AIFMs, as defined in the AIFM Regulations; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms and FCA investment firms, each as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”). The UK Due Diligence Requirements apply also to certain consolidated of institutional investors that are subject to the UK CRR. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor.”

EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” EU Securitization Regulation and UK Securitization Framework are each “Securitization Rules” and EU Due Diligence Requirements and UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Rules or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Framework, a country other than the UK.

The EU Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless, among other things, it has verified:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five per cent. in the securitization, determined in accordance with Article 6 of the EU Securitization Regulation, and the risk retention is disclosed to the EU Institutional Investor (the “EU Risk Retention Requirement”);
(b)	that the originator, sponsor or SSPE has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on 10 October 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the European Union, as is the case in the transaction contemplated herein) is required to
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verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation; and

(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The UK Due Diligence Requirements restrict a UK Institutional Investor from investing in a securitization unless, among other things, it has verified that:

(a)	that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than 5% in the securitization in accordance with the UK Securitization Framework and the risk retention is disclosed to the UK Institutional Investor (the “UK Risk Retention Requirement” and together with the EU Risk Retention Requirement, the “Risk Retention Requirements”);
(b)	that the originator, sponsor or SSPE has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitization position and has committed to make further information available on an ongoing basis, as appropriate, including: (i) on at least a quarterly basis, details of the underlying exposures and (ii) on at least a quarterly basis investor reports providing periodic updates on the credit quality and performance of the underlying exposures, any relevant financial or other triggers contained in the transaction documentation including information on events which trigger changes to the priority of payments or a substitution of any counterparty to the transaction, data on the cash flows generated by the underlying exposures and by the liabilities of the securitization and the calculation and modality of retention of a material net economic interest in the transaction by the originator, sponsor or original lender; and
(c)	that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Rules, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management and as otherwise required by the applicable Securitization Rules.

Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

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Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

None of the sponsors, the depositor, nor any other party to the transaction described in this prospectus intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, a certificateholder’s ability to transfer its certificates, or the price it may receive upon its sale of certificates, may be adversely affected.

Consequently, the offered certificates may not be a suitable investment for any Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the offered certificates, and otherwise affect the secondary market for the offered certificates.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority regarding the suitability of the offered certificates for investment, and, in particular, the scope and applicability of the Due Diligence Requirements and their compliance with any applicable Due Diligence Requirements.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the

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mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by that nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected that nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

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On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade. Under the terms of the Pooling and Servicing Agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings, which may be satisfied in certain cases by the master servicer maintaining specified minimum credit ratings or by the backup advancing party entering into a supplemental agreement with a third party providing for certain backup advancing functions. Computershare Trust Company, National Association (“Computershare”) has entered into a backup advancing agreement with a national banking association that meets the rating requirements provided for in the Pooling and Servicing Agreement which will apply to this securitization transaction. Subject to the terms and conditions of such backup advancing agreement, upon a failure by the Servicer to make any advance required to be made under the Pooling and Servicing Agreement, such national banking association has agreed to fund such amount to or on behalf of Computershare if, pursuant to the Pooling and Servicing Agreement, Computershare, in its capacity as backup advancing party, is required to but does not make such advance. Failure to maintain the ongoing rating requirements or requirements for a supplemental agreement by the master servicer, certificate administrator or trustee may require the certificate administrator and trustee, as applicable, to

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resign and be replaced with an entity meeting those requirements. See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the Pooling and Servicing Agreement.  In addition, accounts established and maintained under the Pooling and Servicing Agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the Pooling and Servicing Agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at institutions meeting certain eligibility criteria, including minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts.  If an institution holding accounts established and maintained under the Pooling and Servicing Agreement were downgraded below the applicable eligibility criteria and a Rating Agency Confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the Mortgage Loans and may also adversely impact the performance, ratings, liquidity and/or value of your Certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

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In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment at maturity typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing

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agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2 and Class A-3 certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by

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your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction of the certificate balance of the Class A-1, Class A-2 and Class A-3 certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates, a reduction of the certificate balance of the Class A-S, Class B and Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates and a reduction in the Class D and Class E certificates will result in a corresponding reduction of the notional amount of the Class X-D certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B and Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of

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certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or risk retention consultation party, under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement, as applicable, or a controlling noteholder under the related intercreditor agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Other Risks Relating to the Certificates—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates will not have any voting rights.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a servicing shift mortgage loan and any excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan and any excluded loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate

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balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing (other than with respect to any servicing shift mortgage loan, with respect to each of which the holder of the related controlling companion loan prior to the related servicing shift date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), then, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

The holder of the controlling companion loan for the related servicing shift whole loan will, prior to the related servicing shift date, be entitled to replace the related special servicer with or without cause, regardless of whether a control termination event exists.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or the equivalent), of the related securitization trust (or any other party) holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to the servicing shift whole loans, prior to the related servicing shift date, the special servicer or the master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and a servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or

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the equivalent) under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation party, the controlling companion loan holder with respect to any servicing shift whole loan, and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                                may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)                             may act solely in its interests or the interests of the holders of the controlling class, the VRR interest or the controlling companion loan, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of, the related controlling companion loan holder may act solely in its own best interests;

(iii)                          does not have any duties to the holders of any class of certificates other than the controlling class (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan) or, in the case of the risk retention consultation party, the retaining sponsor that appointed such risk retention consultation party or, in the case of, the related controlling companion noteholder does not have any duties to any other person;

(iv)                          may take actions that favor its interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan or, in the case of a servicing shift whole loan, the related controlling companion noteholder) over the interests of the holders of one or more other classes of certificates, or in the case of, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)                             will have no liability whatsoever (other than, in the case of the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of the horizontal risk retention certificates (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to

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any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender taking into account the pari passu nature of such companion loans). We cannot assure you that any actions taken by the special servicer or the master servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, any operating advisor appointed under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement, as applicable, that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan, servicing shift mortgage loan or any related REO Property.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any excluded loan or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer (other than with respect to any servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates representing a majority of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates whose holders voted on the matter (provided that the holders of the principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the voting rights on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

The certificateholders will generally have no right to replace and terminate any of the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those

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described above, the directing certificateholder (or the equivalent) and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement, as applicable, will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement, as applicable, relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the related mezzanine lender generally will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan or a servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or a servicing shift mortgage loan, however, the directing certificateholder (or equivalent) of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of the related servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or such servicing shift mortgage loan, as applicable. The interests of the

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securitization trust or other party holding the controlling note (or the holder of the related controlling companion loan in the case of the related servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust or any other party holding the controlling note for a non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to such servicing shift whole loan prior to the related servicing shift date, the special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect

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the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Barclays Capital Real Estate Inc. in its capacity as a sponsor, with respect to the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. However, Franklin BSP Realty Trust, Inc. will guarantee the performance of BSPRT CMBS Finance, LLC’s obligations to repurchase or replace defective BSPRT CMBS Finance, LLC Mortgage Loans. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors (or BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to each of the jointly sold mortgage loans, each related mortgage loan seller (or any other entity so obligated by the related mortgage loan purchase agreement) will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate

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mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of such mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor (or in the case of mortgage loans sold by BSPRT CMBS Finance, LLC, each of that sponsor and Franklin BSP Realty Trust, Inc.) has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence. In addition, a financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the trust’s enforcement of the mortgage loan seller’s obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it compounded annually at the “Prime Rate” as published in The Wall Street Journal, subject to a floor of 2.0% per annum. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, such an “ipso facto” provision would most likely be unenforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as

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applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC from its repudiation powers for securitizations sponsored by insured depository institutions. In any event, the FDIC safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy and bank insolvency law matters unavoidably have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. In any event, we cannot assure you that the FDIC (as conservator or receiver in a bank insolvency proceeding), a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

UBS AG New York Branch is an uninsured Federal branch of a foreign bank regulated and authorized by the Office of the Comptroller of the Currency (the “OCC”) and also regulated by the Federal Reserve System under the International Banking Act of 1978, as amended (the “IBA”). In the event of the insolvency of UBS AG, as an uninsured Federal branch of a foreign bank, the UBS AG New York Branch would not be subject to the Bankruptcy Code, the receivership provisions of the FDIA, or the provisions of the OLA (as defined below). Rather, the receivership of Federal branches of foreign banks is governed by the IBA. If UBS AG New York Branch were to become subject to a receivership, the proceeding would be administered by a receiver appointed by the OCC pursuant to the IBA. We are not aware of any instance in which a Federal branch has been placed in receivership and, as a result, there is no practical guidance regarding who the OCC would appoint as the receiver for an uninsured Federal branch.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We

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make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

The performance of such parties may also be affected by future events that occur with respect to each such party.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

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Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In addition, proceeds received from any mortgaged property located in a foreign jurisdiction may be reduced by the application of the applicable foreign taxes. In most circumstances, the special servicer (or in the case of a non-serviced mortgage loan, the related non-serviced special servicer) will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of applicable Treasury regulations. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to

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changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with applicable Treasury regulations. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the Code.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

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Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

During the financial crisis of 2007-2008 and the resulting recession, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Furthermore, consumer and producer prices in the United States are experiencing steep increases, and may continue to do so as a result of recently imposed tariffs. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

The Trump administration has instituted a broad review of federal spending, including freezing of previously promised funds. The federal government may be a tenant at one or more mortgaged properties, and we cannot assure you that they will remain in occupancy or pay scheduled rent. Additionally, certain tenants may receive income from the federal government, including in the form of contracts, grants or as reimbursement for services such as medical care under Medicare, and such funds may no longer be available. Furthermore, a widespread reduction in federal spending could have an adverse effect on the economy as a whole.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, cyber security incidents (domestic or abroad), military conflicts, geopolitical instability, energy supply or price disruptions, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

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The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to marketing and selling of, and issuing quotations with respect to, commercial mortgage-backed securities generally. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or

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restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013; implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards
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and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that any borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor and any successor third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or any successor third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules

To finance a portion of the purchase price of the VRR Interest, RREF V-D AIV RR A BBCMS 2026-5C43, LLC (“Vertical MOA”), a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of RREF V - D Direct Lending Investments, LLC (“RREF DLI”), in its capacity as seller, is expected to enter into a finance facility with one or more counterparties, in their capacities as lender. In connection with a financing transaction between Vertical MOA and the counterparty relating to this securitization, the counterparty would advance funds to enable Vertical MOA to finance a portion of the purchase price of the VRR Interest to be acquired by Vertical MOA. The VRR Interest will be purchased in order for RREF DLI to satisfy its obligation as retaining sponsor with respect to this securitization under the Credit Risk Retention Rules.

Although the Credit Risk Retention Rules allow for eligible retaining parties to enter into financing arrangements to finance the acquisition of risk retention interests and expressly permit such financing arrangements to be in the form of a “loan”, there is no guidance from any regulatory agency as to which types of terms and conditions of such financing arrangements comply or do not comply with the Credit Risk Retention Rules. As a result, it is possible that a regulatory agency would make a determination that the terms and conditions of a finance facility cause RREF DLI, in its capacity as retaining sponsor, or Vertical MOA, in its capacity as retaining party, to fail to comply with the Credit Risk Retention Rules on the effective date of the finance facility or at any other time during the term of such finance facility.

None of the depositor, the underwriters, the initial purchasers, any master servicer, any special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer, Barclays Capital Real Estate Inc., Wells Fargo Bank, National Association, Citi Real Estate Funding Inc., Natixis Real Estate Capital LLC, German American Capital Corporation, Starwood Mortgage Capital LLC, UBS AG New York Branch or BSPRT CMBS Finance, LLC makes any representation as to the compliance of RREF DLI or Vertical MOA in any respect with respect to the Credit Risk Retention Rules including, without limitation, whether (i) the manner in which RREF DLI is fulfilling its obligation to retain the VRR Interest satisfies such rules, (ii) Vertical MOA is eligible to retain the VRR Interest or (iii) the structure of such finance facility would cause RREF DLI to fail to comply with the Credit Risk Retention Rules.

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In connection with the financing transaction, Vertical MOA has represented to the counterparty that (i) RREF DLI is a “sponsor” (as defined in the Credit Risk Retention Rules) of the securitization transaction constituted by the issuance of the certificates, (ii) it is a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of RREF DLI, (iii) its obligations under the finance facility are full recourse to it and to a guarantor, and (iv) to its knowledge, it is in compliance with the Credit Risk Retention Rules. In addition, the obligations of Vertical MOA under any finance facility will be (a) subject to a full recourse guaranty by RREF V-D AIV HoldCo RR A RG, LLC and (b) secured by the VRR Interest.

Upon the occurrence of certain specified events of default under such finance facility, including an event of default resulting from Vertical MOA’s failure to satisfy its payment obligations, such counterparty may exercise creditor remedies that could include accelerating the payment obligations of Vertical MOA and taking legal title to the VRR Interest. The occurrence of an event of default under a finance facility and the exercise of the counterparty’s remedies thereunder could result in RREF DLI, in its capacity as retaining sponsor, failing to be in compliance with the Credit Risk Retention Rules.

In exercising rights under a finance facility to (i) exercise creditor remedies, (ii) exercise voting rights with respect to the VRR Interest or (iii) take any other action or remedy, the counterparty (a) would not owe any duty of care to any person (including, but not limited to, any other certificateholder, the depositor, issuing entity, the trustee, any underwriter or RREF DLI); (b) would not be obligated to act in a fiduciary capacity to any such person; (c) would only be required to consider the interests of itself and/or its affiliates, without regard to the impact on compliance with the Credit Risk Retention Rules or any related effect on any such person; (d) may realize gains in connection with any sale, transfer and/or foreclosure of purchased securities; and (e) would not be prohibited from engaging in activities that compete or conflict with those of any such person.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-three (43) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of approximately $989,486,533 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in October 2026 (or, in the case of any Mortgage Loan that has its first due date after October 2026, the date that would have been its due date in October 2026 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Fourteen (14) Mortgage Loans (collectively, 56.0%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loan(s)”). The Pari Passu Companion Loans are collectively referred to herein as the “Companion Loan(s)”, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The mortgage loan sellers will transfer to the depositor the Mortgage Loans set forth in the following chart, and the depositor will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans(2)	Number of Mortgaged Properties(2)	Aggregate Cut-Off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Barclays Capital Real Estate Inc.(3)(4)	16	42	$277,185,500	28.0%
Wells Fargo Bank, National Association(3)	8	9	266,066,843	26.9
RREF V - D Direct Lending Investments, LLC(4)	3	19	143,944,821	14.5
Citi Real Estate Funding Inc.	4	21	133,174,644	13.5
Natixis Real Estate Capital LLC	3	3	51,753,750	5.2
German American Capital Corporation	4	10	50,360,975	5.1
Starwood Mortgage Capital LLC	3	8	36,750,000	3.7
UBS AG New York Branch	2	2	18,750,000	1.9
BSPRT CMBS Finance, LLC	2	2	11,500,000	1.2
Total	43	98	$989,486,533	100.0%

(1)	Certain of the Mortgage Loans were co-originated by the related mortgage loan seller and one or more unrelated entities or were originated by another entity and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans”.
(2)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties do not equal the total due to certain loans being contributed by multiple loan sellers.
(3)	With respect to The Assembly Mortgage Loan (9.9%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $55,867,500 and Wells Fargo Bank, National Association is contributing one or more notes with an aggregate outstanding principal balance of $41,632,500.
(4)	With respect to the GBP Industrial Portfolio Mortgage Loan (5.1%), Barclays Capital Real Estate Inc. is contributing one or more notes with an aggregate outstanding principal balance of $20,000,000 and RREF V - D Direct Lending Investments, LLC is contributing one or more notes with an aggregate outstanding principal balance of $30,000,000.
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Other than as described below under “—Co-Originated and Third-Party Originated Mortgage Loans”, all of the Mortgage Loans were originated or co-originated by their respective sellers or affiliates thereof.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple or fee simple/leasehold in one or more commercial, manufactured housing community, industrial, retail, hospitality, office, mixed use, self-storage or multifamily real properties (each, a “Mortgaged Property”). For purposes of this prospectus, a Mortgage Loan will be considered secured by a multifamily property or properties if each multifamily property consists of a single parcel or two or more contiguous or non-contiguous parcels that have an aggregate of five or more residential rental units that are collectively managed and operated.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

None of the borrowers, property managers, borrower sponsors or franchisors have reviewed this prospectus, and nothing contained herein should be construed as an endorsement by any borrower-related party.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Assembly Mortgage Loan (9.9%) is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc. and Wells Fargo Bank, National Association. Such Mortgage Loan was underwritten pursuant to Barclays Capital Real Estate Inc.’s underwriting guidelines.
●	The GBP Industrial Portfolio Mortgage Loan (5.1%) was originated by RREF V - D Direct Lending Investments, LLC, and Note A-2 was subsequently acquired by Barclays Capital Real Estate Inc. Such Mortgage Loan was underwritten pursuant to RREF V - D Direct Lending Investments, LLC’s underwriting guidelines.
●	The Summit Mall Mortgage Loan (1.8%) is part of a Whole Loan that was co-originated by Bank of America, National Association and Natixis Real Estate Capital LLC. Such Mortgage Loan was underwritten pursuant to Natixis Real Estate Capital LLC’s underwriting guidelines.
●	The Mall at Prince George’s Mortgage Loan (1.7%) is part of a Whole Loan that was originated by Goldman Sachs Bank USA, and RREF V - D Direct Lending Investments, LLC subsequently acquired certain notes. The Mortgage Loan was underwritten pursuant to RREF V - D Direct Lending Investments, LLC’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans

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as it is expected to be constituted as of the close of business on October 29, 2026 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, The Assembly Mortgage Loan or The Assembly Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, The Assembly Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, The Assembly Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings:

“ADR” means, for any hotel property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity Annual Debt Service means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan based on a 365-day year; and
●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date Annual Debt Service means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average (with respect to monthly debt service) or aggregate (with respect to the debt service coverage ratios) of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

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“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In certain other cases, the Appraised Value includes property that does not qualify as real property. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. For more information see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” means, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under the definition of “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under the definition of “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income and, in the case of hotel properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the

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financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan, will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the “as-is” Appraised Value (including “as-is” Appraised Values that reflect a portfolio premium) as determined by an appraisal of the Mortgaged Property obtained at or about the time of the origination of the related Mortgage Loan (or, in the case of each of the Mortgage Loans as shown in the table below and as described in the following paragraphs, a value other than the “as-is” Appraised Value or on a portfolio basis).

Mortgage Loan Name	% of Initial Pool Balance	Cut-off Date LTV Ratio (Other Than “As-Is”)(1)	Maturity Date/ARD LTV Ratio (Other Than “As-Is”)(1)	Appraised Value (Other Than “As-Is”)	Cut-off Date LTV Ratio (“As-Is”)(1)	Maturity Date/ARD LTV Ratio (“As-Is”)(1)	“As-Is” Appraised Value
111 Congress(2)	8.1%	67.2%	67.2%	$203,000,000	67.9%	67.9%	$ 201,100,000
Old Edwards Portfolio(3)	2.0%	48.7%	48.7%	$227,000,000	48.8%	48.8%	$ 276,900,000

(1)	LTV calculations include any Pari Passu Companion Loan(s), as applicable.
(2)	The Appraised Value (Other Than “As-Is”) represents the “Hypothetical Market Value – Excluding Release Area and As-If Funded” value as of April 7, 2026 of $203,000,000, which assumes (i) the exclusion of the non-income producing surface parking area permitted to be released under the Mortgage Loan documents and (ii) that the outstanding reserves as of the date of valuation for tenant improvement, leasing commission and free rent obligations of approximately $13,565,454 are reserved with the lender, resulting in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.2% and 67.2%, respectively. The Mortgage Loan documents required the borrower to deposit $9,153,719 into an existing tenant improvement and leasing commission reserve and $2,995,914 into a rent concession reserve at origination. The “As-Is” Appraised Value as of April 7, 2026 is $201,100,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.9% and 67.9%, respectively.
(3)	The “Other Than As-Is” Appraised Value is the “As Portfolio” value of the Mortgaged Properties as of May 27, 2026, which includes a portfolio premium if approximately 0.04%.

With respect to the Fairfield Times Square Mortgage Loan (1.5%), the Appraised Value is based on the extraordinary assumptions that (i) planned renovations are completed in a quality and manner in accordance with the information provided to the appraiser; and (ii) assuming a sale of the Mortgaged Property, the rooftop space will be subject to a formalized, arm’s-length agreement between the respective ownership entities that defines and allocates operational control, revenue participation, and cost-sharing obligations associated with the rooftop improvement, consistent with market practice for shared amenities spanning multiple fee interests. At the origination of the Whole Loan, a lease agreement satisfying the elements of the preceding subclause (ii) was executed between the respective ownership entities.

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With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the Appraised Value for the Mortgaged Properties located in North Carolina is based on the extraordinary assumption that the hotel and golf club facilities continue to operate as one consolidated resort. Additionally, the related appraisal did not provide individual Appraised Values for any of the individual Mortgaged Properties located in North Carolina. The individual Appraised Values for the Old Edwards Inn, Half Mile Farm, 200 Main, Old Edwards Club and GlenCove Club Mortgaged Properties were calculated by the mortgage lender based on cap rates to the respective underwritten net cash flow for each Mortgaged Property resulting in the following approximate rounded appraised values: (a) $143,862,140 for the Old Edwards Inn Mortgaged Property (7.50% cap rate), (b) $21,366,390 for the 200 Main Mortgaged Property (8.50% cap rate), (c) $3,265,800 for the Half Mile Farm Mortgaged Property (8.50% cap rate), (d) $31,267,440 for the Old Edwards Club Mortgaged Property (13.00% cap rate) and (e) $2,238,230 for the GlenCove Club Mortgaged Property (13.00% cap rate).

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the Maturity Date Balloon Payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at Maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. See also the footnotes to Annex A-1. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

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In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Jointly Sold Mortgage Loans” means any of the GBP Industrial Portfolio and The Assembly Mortgage Loans.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, unless otherwise indicated.

“LTV Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date, assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s).

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

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“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As-Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property.

“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units, pads or beds, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the Occupancy As-Of Date; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the Occupancy As-Of Date (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hotel properties, the percentage of available rooms occupied for the trailing 12-month period ending on the Occupancy As-Of Date; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the Occupancy As-Of Date, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and/or commence paying rent, as applicable, on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

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“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hotel property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self-storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

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“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self-storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hotel properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hotel property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to

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include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hotel properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto.

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“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Flawed Assumptions”. The Mortgage Loan amount used in this prospectus for purposes of calculating the LTV Ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related Mortgage Loan and the related Pari Passu Companion Loan(s). Further, in the case of certain Mortgaged Properties identified on Annex A-1, certain tenants among the five largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases (or subleases) but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for). In certain cases, the U/W NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In certain cases the related lender has reserved funds for rent abatements and/or tenant buildouts at the related space.

The amounts representing net operating income, Underwritten NOI and U/W NCF are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. We make no representation as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and U/W NCF set forth in this prospectus intended to represent such future cash flow.

The U/W NCFs and U/W NOIs used as a basis for calculating the U/W NCF DSCRs presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”) and appraiser’s estimates. With respect to Mortgage Loans secured by newly constructed or recently acquired Mortgaged Properties, the U/W NCFs used as a basis for calculating U/W NCF DSCRs are derived

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principally from rent rolls, tenant leases and the borrowers’ or appraisers’ projected expense levels. In certain cases when the information is available, U/W NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. As regards expenses, these adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first 12 principal and interest payments required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date assuming a 365-day year.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hotel property, room rent, food and beverage revenues and other hotel property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms” or “Pads” means (a) in the case of certain Mortgaged Properties operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hotel property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, or (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by

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the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the Mortgage Loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$989,486,533
Number of Mortgage Loans	43
Number of Mortgaged Properties	98
Range of Cut-off Date Balances	3,616,000 to $97,500,000
Average Cut-off Date Balance	$23,011,315
Range of Mortgage Rates	5.95000% to 8.25500%
Weighted average Mortgage Rate	6.97162%
Range of original terms to maturity	60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	55 months to 60 months
Weighted average remaining term to maturity	59 months
Range of Original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	354 months
Range of remaining amortization terms(2)	299 months to 360 months
Weighted average remaining amortization term(2)	352 months
Range of Cut-off Date LTV Ratios(3)(4)	31.2% to 71.7%
Weighted average Cut-off Date LTV Ratio(3)(4)	59.9%
Range of LTV Ratios at Maturity(3)(4)	31.2% to 71.7%
Weighted average LTV Ratio at Maturity(3)(4)	59.4%
Range of U/W NCF DSCRs(4)(5)	1.24x to 3.16x
Weighted average U/W NCF DSCR(4)(5)	1.71x
Range of U/W NOI Debt Yields(4)	8.2% to 20.4%
Weighted average U/W NOI Debt Yield(4)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest-only	81.8%
Amortizing Balloon	18.2%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-six (36) Mortgage Loans (collectively, 81.8%) that are interest-only for the entire term.
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(3)	Loan-to-value ratios (such as, for example, the Cut-off Date LTV Ratio and the LTV Ratio at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided that with respect to certain Mortgage Loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”. For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value”.
(4)	In the case of fourteen (14) Mortgage Loans (collectively, 56.0%), each of which has one or more pari passu companion loan(s) that are not included in the issuing entity, the DSCR, LTV Ratio and Debt Yield have been calculated including the related pari passu companion loan(s).
(5)	Debt service coverage ratios are calculated using the aggregate of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the cut-off date; provided that (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such Mortgage Loan and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period that ends prior to maturity and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable for the 12 payment periods immediately following the expiration of the interest-only period. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Certain Calculations and Definitions”, “—Mortgage Pool Characteristics—Property Types”, “—Tenant Issues—Tenant Concentrations”, “—Tenant Issues—Lease Expirations and Terminations—Other”, “—Real Estate and Other Tax Considerations” and “—Additional Information”. See also Annex A-1 and Annex A-3. Certain other similar assumptions and/or adjustments may have been made to other Mortgage Loans in the mortgage pool.

The issuing entity will include ten (10) Mortgage Loans (collectively, 23.5%) that represent the obligations of multiple borrowers that are liable (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) on a joint and several basis for the repayment of the entire indebtedness evidenced by the Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Retail	12	$222,719,623	22.5%
Super Regional Mall	3	131,923,571	13.3
Anchored	6	85,875,000	8.7
Unanchored	3	4,921,053	0.5
Industrial	23	$192,934,668	19.5%
R&D	1	97,500,000	9.9
Flex	9	30,149,650	3.0
Cold Storage / Warehouse	3	25,964,668	2.6
Manufacturing / Warehouse	1	13,750,000	1.4
Warehouse / Distribution	5	12,062,903	1.2
Manufacturing	2	11,224,358	1.1
Warehouse	2	2,283,090	0.2
Hospitality	11	$168,671,258	17.0%
Full Service	8	135,296,258	13.7
Limited Service	2	28,500,000	2.9
Extended Stay	1	4,875,000	0.5
Office	6	$157,580,712	15.9%
CBD	2	80,894,737	8.2
Suburban	4	76,685,975	7.8
Mixed Use	4	$82,644,187	8.4%
Office / Retail	1	49,959,976	5.0
Multifamily / Office / Retail	1	30,000,000	3.0
Retail / Office	2	2,684,211	0.3
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Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance
Multifamily	6	$62,136,721	6.3%
Garden	6	62,136,721	6.3
Self Storage	19	$54,062,500	5.5%
Self Storage	19	54,062,500	5.5
Manufactured Housing	14	$43,816,279	4.4%
Manufactured Housing	14	43,816,279	4.4
Other	3	$4,920,585	0.5%
Golf Course	3	4,920,585	0.5
Total	98	$989,486,533	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the At Home Retail Center Mortgage Loan (0.7%), Salon Lofts, the third largest tenant at the Mortgaged Property, has asserted that the borrower owes approximately $60,000 to this tenant in connection with an audit of common area maintenance reconciliations for the 2022 through 2025 periods. The borrower purchased the Mortgaged Property on March 19, 2025. The borrower disputes that such amount is due to the tenant and asserts that if any amounts are determined to be due to the tenant, the prior owner of the Mortgaged Property is responsible for payment of such amount because the prior owner owned the Mortgaged Property and collected the applicable reimbursements during the relevant periods. At origination, the borrower reserved $60,000 with the lender related to the aforementioned dispute. The tenant has not commenced litigation related to this dispute.
●	With respect to the At Home Retail Center Mortgage Loan (0.7%), Pet Supplies Plus, the second largest tenant at the Mortgaged Property, has a lease that provides that if At Home, the largest tenant at the Mortgaged Property, closes or vacates most of its premises and such condition continues for six months, Pet Supplies Plus may reduce its rent by 50% until the applicable co-tenancy requirement is restored. If such condition continues for 12 months, either Pet Supplies Plus or the borrower may terminate the Pet Supplies Plus lease; provided that Pet Supplies Plus may prevent a termination by resuming payment of full rent. The co-tenancy requirement may be restored by replacing At Home with up to three national or regional retailers, excluding temporary tenants, that collectively occupy at least 60% of the premises currently occupied by At Home.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hotel Properties

In the case of the hotel properties set forth in the above chart, we note the following:

●	All such hotel properties, other than the Tarrytown House Estate, Old Edwards Portfolio – Old Edwards Inn, Old Edwards Portfolio – 200 Main, Old Edwards Portfolio – Rivet House, Old Edwards
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Portfolio – Half Mile Farm and Palm Mountain Resort Mortgaged Properties (collectively, 5.6%), are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

●	With respect to the Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan (5.6%), food and beverage revenue comprises approximately 26.9% of total underwritten revenue and other miscellaneous non-room revenue comprises approximately 13.9% of total underwritten revenue.
●	With respect to the Tarrytown House Estate Mortgage Loan (2.8%), food and beverage revenues comprise approximately 43.6% of underwritten effective gross income.
●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), food and beverage revenue comprises approximately 28.1% of underwritten revenues.
●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), in addition to including four hotel Mortgaged Properties, the Mortgaged Properties also include three recreation and golf club Mortgaged Properties: the Old Edwards Reserve at Lake Keowee Mortgaged Property, the Old Edwards Club Mortgaged Property and the GlenCove Club Mortgaged Property (collectively, 0.5%). Approximately 30.4% of underwritten effective gross income is from golf revenue.
●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), a fire occurred at a building known as “The Barn” within a wedding venue for the Old Edwards Inn Mortgaged Property known as “The Farm” on August 17, 2026. The net operating income from The Farm for the trailing 12 months ending May 31, 2026 was approximately 3.5% of the net operating income of all of the Mortgaged Properties (in the aggregate) for such period. According to the borrowers, the fire was caused by lightning and the insurance company has accepted the related claim and is in the process of adjusting it. The related borrower has retained a contractor to rebuild The Barn. The contractor has estimated that the cost to rebuild The Barn will be from $6,000,000 to $8,000,000 and the expected timing of reconstruction will be from six to nine months; however, such estimates are preliminary and subject to change.
●	With respect to the Cambria Hotel Orlando Mortgage Loan (1.9%), at origination of the Mortgage Loan, one of the borrowers entered into two master leases in connection with the two restaurant tenants located at the Mortgaged Property which are affiliated with the guarantor. Each master lease is between one of the borrowers, as landlord, and the guarantor, as tenant. The base rent under each master lease is equal to the rent due pursuant to the applicable original restaurant tenant lease. Each master lease is scheduled to terminate on the earlier of (i) July 6, 2033, which is approximately two years beyond the maturity date of the Mortgage Loan, or (ii) the date upon which the borrower enters into a new lease for the leased premises, subject to the terms of the Mortgage Loan agreement. The Mortgage Loan provides recourse to the borrower and the guarantor for any default under the master lease agreements, subject to applicable grace, notice and/or cure periods.
●	With respect to the Fairfield Times Square Mortgage Loan (1.5%), the borrower sponsor also owns a hotel adjacent to the Mortgaged Property known as the Four Points by Sheraton Times Square. Such adjacent hotel directly competes with the Mortgaged Property. In addition, such adjacent hotel and the Mortgaged Property share a rooftop bar space, pursuant to that certain Reciprocal Cross Access Easement Agreement between the fee owners of the respective properties. The rooftop space is operated as a rooftop bar pursuant to a lease with an affiliate of the borrower.
●	With respect to the Fairfield Times Square Mortgage Loan (1.5%), the borrower sponsor recently agreed to a collective bargaining agreement (“CBA”) with the local union for housekeeping and maintenance employees, which provides for, among other things, (a) a seven-year wage ramp-up to full industry-wide agreement rates, (b) a limit on the number of certain unionized employees, and (c) the right for unionized employees to participate in the borrower sponsor’s retirement program. The borrower sponsor has the right to opt-out of the CBA after four years.
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The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Cut-off Date Balance by Allocated Loan Amount	Approx. % of Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/Franchise Agreement, Operating Agreement, Management Agreement or Membership Agreement	Maturity Date of the Related Mortgage Loan
Hilton Beachfront Resort & Spa Hilton Head Island	$54,951,843	5.6%	3/31/2044	9/11/2031
Cambria Hotel Orlando	$19,015,000	1.9%	5/18/2053	8/6/2031
Hotel ICON - Houston	$19,000,000	1.9%	10/12/2031	8/6/2031
Fairfield Times Square	$15,000,000	1.5%	1/1/2034	6/6/2031
My Place Midland	$4,875,000	0.5%	11/10/2040	8/6/2031

See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

For more information regarding the 15 largest Mortgage Loans secured by hotel properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	With respect to the 20 West 47th Street Mortgage Loan (5.0%), which is secured by a mixed use office/retail property in New York City’s Diamond District, approximately 40 leases, comprising 19.4% of underwritten rent, are on a month-to-month basis.
●	With respect to the Project Embassy Mortgage Loan (3.0%), the District of Columbia’s Tenant Opportunity to Purchase Act (“TOPA”) (later subsumed into the RENTAL Amendment Act of 2025 (the “RENTAL Act”)) gives tenants of covered residential rental properties, as well as the District of Columbia itself in some cases, the right to purchase a residential building before it is sold to a third party. The Mortgaged Property, which received a permanent certificate of occupancy on September 5, 2017, is currently exempt from TOPA until 2032, as the act applies retroactively to multifamily buildings beginning 15 years from the issuance of a permanent certificate of occupancy. The required tenant notice addendum is included in every tenant lease beginning as of the RENTAL Act effective date. The Mortgage Loan documents provide that borrower and guarantors have personal liability for losses related to any breach of the related TOPA compliance or exemption requirements (D.C. Official Code Section 42-3404.31.) However, there can be no assurance that either the borrower or guarantors will have the financial ability to satisfy such obligation if it is required to do so.
●	With respect to the Project Embassy Mortgage Loan (3.0%), 12 of the 128 multifamily units are subject to affordable housing regulations requiring that they be rented to qualified tenants in accordance with District of Columbia Department of Housing and Community Development regulations.
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●	With respect to the Project Embassy Mortgage Loan (3.0%), the space leased to the largest tenant at the Mortgaged Property, The Yard, is a co-working space.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. See Annex A-1 and the footnotes thereto.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Indian River Apartments Mortgage Loan (2.2%), the Mortgaged Property is subject to an Extended Low-Income Housing Agreement (“ELIHA”) granted by the Florida Housing Finance Corporation in connection with the tax exemption benefitting the Mortgaged Property. The ELIHA generally requires that all of the units at the Mortgaged Property be reserved for individuals with incomes at or below 60% of the area median income, subject to certain rental restrictions. Pursuant to the ELIHA, the restrictions will continue in perpetuity, however, the Florida Housing Finance Corporation interprets a 50 year term due to the initial application form, resulting in a termination date of December 31, 2045. The ELIHA will automatically terminate upon a foreclosure or transfer of title by deed in lieu of foreclosure. The ELIHA requires that for three years following any such automatic termination, the tenancy of any existing tenant of a low-income unit cannot be terminated other than for good cause and the rent with respect to any low-income units cannot be increased in excess of what was allowable as a rent restricted unit. The Mortgage Loan provides recourse to the borrower and the guarantor for any losses incurred by the lender resulting from the borrower’s failure to, among other things, comply with the terms and conditions of the ELIHA.
●	With respect to the Sanctuary at Winterlakes Mortgage Loan (1.0%), the Mortgaged Property is subject to an ELIHA granted by the Florida Housing Finance Corporation in connection with the tax exemption benefitting the Mortgaged Property. The ELIHA generally requires that all of the units at the Mortgaged Property be reserved for tenants earning no more than 60% of the area median income, subject to certain rental restrictions. The restrictions under the ELIHA are scheduled to terminate at the end of the 30-year “Extended Use Period”, as defined in the agreement, resulting in a termination date of approximately January 16, 2032. The ELIHA will automatically terminate upon a foreclosure or transfer of title by deed in lieu of foreclosure. The ELIHA requires that for three years following any such automatic termination, the tenancy of any existing tenant of a low-income unit cannot be terminated other than for good cause and the rent with respect to any low-income units cannot be increased in excess of what was allowable as a rent restricted unit. To mitigate the ELIHA expiration within one year of the maturity date of the Mortgage Loan, if the ELIHA has not been extended by December 2029, the borrower must post a letter of credit equal to 10% of the Mortgage Loan amount and there will be a cash sweep period until a new low-income housing tax credit agreement is in place.
●	With respect to the Brandon Wood Apartments Mortgage Loan (0.4%), the Mortgaged Property is a 69-unit, age-restricted apartment building operated as an independent living facility serving a community aged 55 years and older, but there are no restrictions of record in title requiring such use. The Mortgaged Property's base rent includes one meal per day served in an on-site dining room, weekly housekeeping services and scheduled transportation services to local grocery and retail stores. The tenants do not receive government subsidies, and all pay is private.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Self Storage Properties

In the case of the self-storage properties set forth above, we note the following:

●	With respect to the Moove In Self Storage – Scranton Mortgage Loan (0.9%), the related Mortgaged Property is comprised of (i) 65,620 square feet of self-storage space (67.8% of the net rentable area), (ii) 31,224 square feet of retail space (32.2% of the net rentable area), and (iii) a leased parking area.
●	With respect to the Cane Island Storage Mortgage Loan (0.6%), approximately 44.2% of the total net income of the Mortgaged Property is derived from vehicle parking.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Manufactured Housing Community Properties

In the case of the manufactured housing community properties set forth in the above chart, we note the following:

●	With respect to the 3 MHC Portfolio AL & TN Mortgage Loan (1.5%), 7 of the homes at the Mortgaged Properties are park-owned homes and are owned by a borrower-affiliate, all of which are leased to tenants pursuant to lease agreements between the borrower-affiliate and the related tenants. The park-owned homes are not collateral for the Mortgage Loan and the income derived from the related rental payments was not underwritten.
●	With respect to the Brightstar 1 Mortgage Loan (1.3%), 73 of the homes at the Mortgaged Properties are park-owned homes and are owned by a borrower-affiliate, of which 66 are leased to tenants pursuant to lease agreements between the borrower-affiliate and the related tenants, and the underlying pads which such homes are located on are leased to tenants pursuant to lease agreements between the borrower and the related tenants. The park-owned homes are not collateral for the Mortgage Loan and the income derived from the related rental payments was not underwritten.
●	With respect to the Cook MHC Portfolio Mortgage Loan (0.7%), 15 of the homes at the Mortgaged Properties are park-owned homes and are on pads that are leased to a borrower-affiliate, pursuant to a master lease between the borrower and the borrower-affiliate. The term of the master lease is for one year and will automatically renew each year on the same terms unless the borrower or borrower-affiliate provides written notice of its intent to terminate the master lease. The park-owned homes are not collateral for the Mortgage Loan and only the income derived from the rental of the pad sites occupied by the park-owned homes was underwritten.
●	With respect to the Brightstar 3 Mortgage Loan (0.7%), 43 of the homes at the Mortgaged Properties are park-owned homes and are owned by a borrower-affiliate, of which 42 are leased to tenants pursuant to lease agreements between the borrower-affiliate and the related tenants, and the underlying pads which such homes are located on are leased to tenants pursuant to lease agreements between the borrower and the related tenants. The park-owned homes are not collateral for the Mortgage Loan and the income derived from the related rental payments was not underwritten.
●	With respect to the Lakeside Estates Mortgage Loan (0.4%), 10 of the homes at the Mortgaged Property are park-owned homes owned by a borrower-affiliate. Such park-owned homes are not collateral for the Mortgage Loan and are leased to tenants pursuant to lease agreements between the borrower-affiliate and the related tenants, and the underlying pads which such homes are located on are leased to tenants pursuant to lease agreements between the borrower and the related tenants. In addition, the Mortgaged Property is age restricted for residents aged 55 years and over.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Community Properties Have Special Risks”, “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations” below.

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Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Theater/entertainment venue(1)	4	14.2%
Restaurant/Bakery(2)	5	11.8%
Grocery store(3)	4	8.0%
Bank Branch(4)	1	8.1%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools(5)	3	3.4%
Gym, fitness center, spa or a health club(6)	3	2.6%
Gas station(7)	1	1.8%

(1)	Includes the Mortgaged Properties identified on Annex A-1 as Clackamas Town Center, Mall at Prince George’s, Summit Mall and Moove In Self Storage - Scranton.
(2)	Includes the Mortgaged Properties identified on Annex A-1 as Beltway Marketplace, Clackamas Town Center, 524 West 41st Street, Blue Sapphire and 744 West 41st Street.
(3)	Includes the Mortgaged Properties identified on Annex A-1 as Beltway Marketplace, North Park Shopping Center, Project Embassy and Pavilions at San Mateo.
(4)	Includes the Mortgaged Property identified on Annex A-1 as 111 Congress.
(5)	Includes the Mortgaged Properties identified on Annex A-1 as Sprayberry Square, 744 West 41st Street and Mall at Prince George’s.
(6)	Includes the Mortgaged Properties identified on Annex A-1 as Sprayberry Square, 465 Columbus and 820 West 41st Street.
(7)	Includes the Mortgaged Property identified on Annex A-1 as Summit Mall.

In addition, the Summit Mall Mortgaged Property (1.8%) includes one or more tenants that operate an on-site gas station or automobile repair and servicing facility.

With respect to the Beltway Marketplace Mortgage Loan (1.5%), there is a gas station adjacent to the Mortgaged Property, but such gas station is not a part of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)	Property Type
The Assembly	$97,500,000	9.9%	$350	1.46x	64.0%	Industrial
Clackamas Town Center	$97,000,000	9.8%	$195	2.63x	50.4%	Retail
111 Congress(2)	$80,000,000	8.1%	$263	2.03x	67.2%	Office
Hilton Beachfront Resort & Spa Hilton Head Island	$54,951,853	5.6%	$153,996	1.94x	42.9%	Hospitality
GBP Industrial Portfolio	$50,000,000	5.1%	$153	1.34x	69.3%	Various
20 West 47th Street	$49,959,976	5.0%	$502	1.30x	61.3%	Mixed Use
7700 Irvine Center Drive	$35,000,000	3.5%	$166	1.56x	62.4%	Office
Project Embassy	$30,000,000	3.0%	$426	1.31x	63.0%	Mixed Use
Compass Storage National Portfolio 2.0	$30,000,000	3.0%	$112	1.54x	62.7%	Self Storage
Tarrytown House Estate	$27,250,000	2.8%	$127,336	1.75x	62.4%	Hospitality
3100-3150 Bristol Street	$26,000,000	2.6%	$144	1.82x	63.1%	Office
Fratelli Beretta Industrial Portfolio	$25,964,668	2.6%	$180	1.24x	54.9%	Industrial
Indian River Apartments	$21,900,000	2.2%	$121,667	1.31x	62.4%	Multifamily
Cypress Parc	$21,000,000	2.1%	$105,000	1.31x	62.5%	Multifamily
Pavilions at San Mateo	$20,350,000	2.1%	$156	1.30x	71.7%	Retail
Top 3 Total/Weighted Average	$274,500,000	27.7%		2.04x	60.1%
Top 5 Total/Weighted Average	$379,451,843	38.3%		1.93x	58.8%
Top 15 Total/Weighted Average	$666,876,487	67.4%		1.72x	60.4%
(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and any related Pari Passu Companion Loan(s) in the aggregate.
(2)	In the case of the 111 Congress Mortgage Loans, the Cut-off Date LTV Ratio was calculated based a value other than an “as-is” value. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” for additional information.

See “—Assessment of Property Value and Condition” below for additional information.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the 15 largest Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than approximately 2.0% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

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Multi-Property Mortgage Loans (1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
GBP Industrial Portfolio	$50,000,000	5.1%
Compass Storage National Portfolio 2.0	$30,000,000	3.0%
Fratelli Beretta Industrial Portfolio	$25,964,668	2.6%
Old Edwards Portfolio	$20,000,000	2.0%
3 MHC Portfolio AL & TN	$14,365,000	1.5%
Brightstar 1	$12,594,000	1.3%
North Atlanta Industrial Portfolio	$10,920,000	1.1%
Haimov Miami Portfolio	$8,500,000	0.9%
Cook MHC Portfolio	$7,250,000	0.7%
Brightstar 3	$6,728,000	0.7%
Total	$186,321,668	18.8%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, in addition to portfolios comprised of multiple Mortgaged Properties, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. For example, with respect to each of the Old Edwards Inn Mortgaged Property, Old Edwards Reserve at Lake Keowee Mortgaged Property and Old Edwards Club Mortgaged Property (collectively, 1.7%), the related Mortgaged Property is comprised of multiple separate parcels, which are non-contiguous.

Three (3) group(s) of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans,” are not cross-collateralized but have borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1:
Indian River Apartments	1	$21,900,000	2.2%
Sanctuary at Winterlakes	1	10,000,000	1.0
Total for Group 1:	2	$31,900,000	3.2%
Group 2:
Brightstar 1	4	$12,594,000	1.3%
Brightstar 3	2	6,728,000	0.7
Total for Group 2:	6	$19,322,000	2.0%
Group 3:
Storage Sense Lancaster	1	$9,000,000	0.9%
Cane Island Storage	1	6,000,000	0.6
Total for Group 3:	2	$15,000,000	1.5%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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See also representation and warranty no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Texas	24	$ 189,281,825	19.1%
California	4	$ 172,000,000	17.4%
New York	11	$ 126,403,237	12.8%
Oregon	1	$ 97,000,000	9.8%
Florida	15	$ 75,608,889	7.6%
South Carolina	2	$ 57,908,643	5.9%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout thirteen (13) other states, with no more than approximately 3.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Five (5) Mortgaged Properties (collectively, 27.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property located in seismic zones 3 or 4 has a seismic expected loss greater than 17% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).
●	Fourteen (14) Mortgaged Properties (collectively, 13.8%) are located within the state of Florida or within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Alabama, Florida, Georgia, South Carolina, North Carolina, Texas, Virginia, Louisiana or Puerto Rico, and are therefore more susceptible to hurricanes. See representations and warranties no. 17 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties with Limited Prior Operating History

Four (4) Mortgaged Properties (collectively, 2.8%) (i) were constructed, substantially renovated, opened for business or in a lease-up period within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) were acquired by the related borrower or any affiliate of such borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

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Tenancies-in-Common or Diversified Ownership

Two (2) Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Tarrytown House Estate and Pavilions at San Mateo (collectively, 4.8%) each have two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

With respect to the Pavilions at San Mateo Mortgage Loan (2.1%), one of the tenant-in-common borrowers, which holds a 10.47% tenant-in-common interest in the Mortgaged Property, is wholly owned by a parent entity that is currently subject to an all assets UCC filed with the Nevada Secretary of State. The UCC was filed in connection with a separate loan to the parent entity secured by a property unrelated to the Mortgaged Property in which the parent entity holds an 8.4% tenant-in-common interest. A UCC foreclosure by that separate lender would result in such lender becoming the sole owner of the related tenant-in-common borrower. Such a foreclosure would violate the transfer provisions of the Pavilions at San Mateo Mortgage Loan documents, constituting an event of default and resulting in full recourse liability to the guarantors under the Mortgage Loan documents.

Condominium and Other Shared Interests

The Old Edwards Portfolio, Mall at Prince George’s and Moove In Self Storage – Scranton Mortgage Loans (collectively, 4.6%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. With respect to all such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the Rivet House Mortgaged Property is subject to a condominium regime in which such Mortgaged Property accounts for an undivided 19.86% interest in the condominium. Accordingly, the borrower does not control the condominium.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	97	$ 959,486,533	97.0%
Fee/Leasehold(3)	1	$ 30,000,000	3.0%
Total	98	$ 989,486,533	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.
(3)	The related Mortgages create a first lien on a combination of fee simple estates and leasehold estates in one or more commercial properties or a combination of the fee estate and leasehold estate in the same commercial property owned by unaffiliated entities.
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In general, except as noted in the exceptions to representation and warranty no. 35 in Annex D-1 indicated in Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event the ground lease is rejected or terminated.

Mortgage Loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than twelve (12) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 41 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the Compass Storage National Portfolio 2.0 Mortgage Loan (3.0%), the Phase I ESA for the Hastings-on-Hudson Mortgaged Property (0.3%) identified historical onsite automotive repair operations conducted at the Mortgaged Property from 1947 to 1999 as a controlled recognized environmental condition (“CREC”). These historical operations resulted in several documented releases of hazardous substances that impacted groundwater and soil vapor. Soil vapor impacts were first identified in 2020 and raised concerns regarding potential groundwater impacts. In 2025, a subsurface investigation confirmed petroleum-related impacts to groundwater at concentrations above applicable New York State Department of Environmental Conservation (“NYSDEC”) Class GA values (applicable to groundwater designated as a potential source of potable water). A supplemental vapor intrusion (“VI”) investigation was subsequently conducted to evaluate the VI pathway associated with the identified groundwater impacts. The sub-slab and indoor air sampling results were evaluated under applicable New York State Department of Health (“NYSDOH”) VI decision criteria, which indicated that no further action was warranted. NYSDOH subsequently confirmed to NYSDEC that no further action was required, based on its review of the VI results. Accordingly, NYSDEC closed the matter on March 27, 2026. In light of NYSDEC’s closure, the Phase I ESA consultant concluded that the historical releases and associated groundwater impacts do not present a significant health or environmental concern for the Mortgaged Property and did not recommend any further action. In addition, the Phase I ESA for
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the Neptune Mortgaged Property (0.2%) identified the presence of historic fill beneath approximately 2.25 acres of the Mortgaged Property as a CREC. The historic fill was identified during the 1997 removal of underground storage tanks from the Mortgaged Property and was found to contain polycyclic aromatic hydrocarbons, arsenic, and lead at concentrations exceeding applicable cleanup criteria. To address these impacts, a deed restriction was recorded for the affected portion of the Mortgaged Property, limiting the area to non-residential use and requiring maintenance of an engineering barrier consisting of asphalt pavement, building foundations, and/or clean soil. In 1999, the New Jersey Department of Environmental Protection issued a restricted-use No Further Action (“NFA”) determination for the historic fill, subject to continued compliance with the deed restriction and associated engineering controls. Given the NFA and recorded deed restriction, the Phase I ESA consultant concluded that no further action was necessary.

●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the ESA for the Old Edwards Inn Mortgaged Property identified (i) a REC related to the operations of a dry cleaning plant located on the Mortgaged Property since 2003, which previously used chlorinated solvents, including tetrachloroethylene during the dry cleaning process; and (ii) a controlled REC related to an incident with a leaking underground storage tank at a former service station located on the Mortgaged Property that occurred in April 1993 and impacted the underlying soil. A No Further Action letter was issued by the State of North Carolina on December 14, 1993.
●	With respect to the Summit Mall Mortgage Loan (1.8%), the related ESA identified two RECs: one relating to the use of hydraulic lifts by Goodyear (a tenant from 2015 to present) and the second due to groundwater contamination from historical use by Firestone Complete Auto Care (a tenant from approximately 1965 to 2015 in the same space occupied by Goodyear). Goodyear’s space is equipped with seven in-ground hydraulic lifts, which were installed in 2015. The in-ground lifts are inspected on a regular basis by a third-party contractor and no significant repairs or releases of hydraulic fluid have been reported and no significant staining of the concrete surface in the vicinity of the lifts was observed by the environmental consultant. One trench drain and a floor drain were observed as well as one exterior oil/water separator (“OWS”), all installed in 2015. The trench drain, floor drains and OWS receive influent from floor washdowns in the garage area and discharge to the municipal sewer system which has a potential for elevated levels of petroleum product or hazardous substances in the wastewater stream. The unknown structural integrity of the below grade features within the current Goodyear tenant space, coupled with automotive repair and waste generation activities, are considered a REC.

In June 2015, in preparation for Goodyear to occupy the tenant space, an environmental consultant completed a Baseline Environmental Assessment (“BEA”). According to the BEA report, three impacted areas were identified, including lead and petroleum hydrocarbons in soil and 1,2,4-trimethylbenzene and naphthalene in groundwater. In August 2015, an additional investigation was conducted and benzo(a)anthracene was detected in groundwater and tetrachloroethylene (“PCE”) was detected in groundwater, at concentrations exceeding applicable standards. Soil was excavated and groundwater monitoring wells were installed. In October 2015, an environmental consultant conducted further investigation and, based on the results of soil samples collected from the excavations and groundwater samples collected from the monitoring wells, contaminants of concern were not identified at concentrations exceeding applicable standards. However, at the time of the subsurface investigation and remedial action activities, the standards were not as stringent as they are today. The detections of PCE and naphthalene collected in 2015 and 2016 were compared to the current Ohio Environmental Protection Agency Voluntary Action Program (“VAP”) standards and the U.S. Environmental Protection Agency Commercial Vapor Intrusion Screening Levels (“VISLs”). PCE and Naphthalene were identified in exceedance of the VAP’s Unrestricted Potable Use Standards and in exceedance of the VISLs. Based upon the exceedances of the current regulatory standards for groundwater and vapor intrusion, the groundwater contamination constitutes a REC. The environmental consultant provided an opinion of probable cost related to future remediation estimating that remediation costs would range from $103,950 to $886,380. The borrower obtained an environmental insurance policy from Beazley Excess and Surplus Insurance,

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Inc. that provides a $3,000,000 policy limit per incident and in the aggregate for an 8-year term, with a $25,000 deductible.

●	With respect to the Mall at Prince George’s Mortgage Loan (1.7%), the related ESA identified certain (i) RECs at the Mortgaged Property in connection with potential remaining soil and/or groundwater impacts resulting from (x) the historical operation of dry cleaner tenants at the Mortgaged Property which utilized, among other things, chlorinated solvents, and (y) certain former underground storage tanks with associated oil control program cases for which regulatory closure was granted but for which significant data gaps remain and (ii) controlled recognized environmental conditions at the Mortgaged Property in connection with residual soil and groundwater impacts including, among other things, petroleum, resulting from certain former underground storage tanks with associated oil control program cases for which regulatory closure was granted subject to ongoing controls, including that any impacted soil encountered in the future be handled in a manner that complies with state and local regulations. At origination, the borrower obtained an environmental insurance policy issued by Great American E&S Insurance Company with an 8-year term, a deductible of $10,000 per pollution condition and a policy limit of $1,000,000 per pollution condition and in the aggregate.
●	With respect to the ONX Briggs & Stratton Mortgage Loan (1.4%), the related ESA identified a REC at the Mortgaged Property in connection with the historical operation of a large-scale industrial facility at the Mortgaged Property and the likely release of per- and polyfluoroalkyl substances (“PFAS”). The environmental engineer reported that the nature of the historical operations, identified exposure pathways and likely use of PFAS at the Mortgaged Property and the likelihood of a historical release represent a REC. The environmental engineer reported that no further investigation was warranted. At origination, the borrower obtained a lender's pollution legal liability insurance policy from Lloyd’s Syndicate 623/2623, listing the lender as first named insured, with a per incident and aggregate limit of $3,000,000 and a self-insured retention amount of $25,000. Lloyd's Syndicates 623/2623 is rated A (Excellent) by A.M. Best. The policy expires August 12, 2034, which is approximately three years past the maturity date of the Mortgage Loan. In addition, the related ESA identified a CREC at the Mortgaged Property in connection with the historical operation of a landfill and wastewater treatment lagoon at the Mortgaged Property. The environmental engineer reported that in 2013 the NYSDEC placed an environmental notice on two areas of the Mortgaged Property, the former landfill and former lagoon, where industrial waste had historically been placed. The environmental engineer reported that both areas have been capped or closed and are currently covered by vegetation or pavement. The environmental engineer recommended continued adherence to all restrictions and stipulations of the NYSDEC environmental notice.
●	With respect to the Moove In Self Storage - Scranton Mortgage Loan (0.9%), the Phase I environmental site assessment obtained in connection with loan origination identified CREC associated with a heating oil tank that was removed in 2021. Based on identified soil contamination at that time, the site entered the State of Pennsylvania’s Voluntary Cleanup Program. The site was remediated to a non-residential Statewide Health Standard for soils, and regulatory closure was issued in November 2021. While there are no express activity or use limitations identified in the closure letter, it is understood that closure was granted under a commercial land use scenario.

See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Mortgaged Properties Subject to Local Law 97

With respect to the 20 West 47th Street and Fairfield Times Square (collectively, 6.5%), the related Mortgaged Property is located in New York City and is subject to Local Law 97. See “Risk Factors—Risks Relating to the Mortgage Loans—Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool”.

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Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties related to the 15 largest Mortgage Loans with material redevelopment, renovation, expansion or PIP amounts exceeding 10% of the related Cut-off Date Balance.

●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the related borrower sponsor is expected to spend approximately $2,300,000 in anticipated future capital expenditure improvements over the next three years, including, among other things, (i) conference room and marina upgrades at the Old Edwards Reserve at Lake Keowee Mortgaged Property, (ii) bathroom remodels at the Half Mile Farm Mortgaged Property and (iii) elevator and HVAC upgrades at the Old Edwards Inn Mortgaged Property.
●	With respect to the Summit Mall Mortgage Loan (1.8%), the related Mortgaged Property is currently undergoing an approximately $3.9 million cosmetic renovation that is expected to be completed in the fall of 2026. The renovation includes updates to the painting, flooring and lighting throughout the Mortgaged Property.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than twelve (12) months old as of the Cut-off Date. In certain cases where material

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deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the 20 West 47th Street Mortgage Loan (5.0%), the related non-recourse carveout guarantor was sued for alleged fraud in 2018. The plaintiff alleged that he and the defendant (the 20 West 47th Street carveout guarantor) had a 20 year business relationship during which they successfully concluded many transactions, that in April 2016 the defendant asked the plaintiff to make him a $4.2 million loan, that the plaintiff was reluctant to make a loan of that size, and that the defendant induced the plaintiff to make the loan by telling him he owned a rare 8.53 carat blue-green diamond that he would pledge to secure the loan and that was worth “two to three times the loan amount,” and the plaintiff therefore made the loan. The plaintiff further alleged that after making payments of $210,000 on the loan between May and November 2016, the defendant stopped making payments, that in July 2017 the plaintiff demanded payment and the defendant failed to repay, and that the plaintiff then had the diamond evaluated for sale, and learned it had been artificially irradiated to change its color and was worth only $100,000 to $200,000. The plaintiff sought repayment of principal and interest on the loan, costs, attorneys’ fees and $5 million in punitive damages. According to a court notice filed April 27, 2020, a settlement was entered into in which the defendant agreed to pay the plaintiff $4,650,000, and the plaintiff agreed to return to the defendant the diamond the defendant had pledged. The parties entered into a stipulation of discontinuance with prejudice on June 15, 2020, with each side bearing its own fees and costs. The matter is now closed.
●	With respect to the 7700 Irvine Center Drive Mortgage Loan (3.5%), the borrower sponsor is a defendant in an action filed by a party alleging, among other things, that the borrower sponsor committed fraud, breach of contract and breach of the implied covenant of good faith and fair dealing in connection with borrower sponsor’s alleged failure to exchange a property located in Anaheim, California for a hotel property located in China, pursuant to an agreement between the parties. The action does not involve the Mortgaged Property or the Mortgage Loan. The plaintiff is seeking an unspecified amount of damages and rescission of the transfer of the Anaheim property. The borrower sponsor reported that the court granted a motion compelling arbitration in China on June 2, 2025 and that the plaintiff’s counsel subsequently withdrew from representation. The borrower sponsor reported that it requested the court to dismiss the action on March 2, 2026 and that a status conference is presently scheduled for March 15, 2027.
●	With respect to the Cypress Parc Mortgage Loan (2.1%), the borrower sponsor reported that it is subject to litigation relating to the foreclosure of a commercial mortgage loan secured by a cooperative property unrelated to the Mortgaged Property that went into maturity default. The borrower sponsor reported that the related lender initiated litigation against the borrower sponsor and the other guarantors of the related loan in connection with their recourse obligations under a certain interest reserve replenishment guaranty associated with the related mortgage loan. The borrower sponsor reported that the plaintiff is seeking claims in excess of $6,570,000. The borrower sponsor reported that the matter remains ongoing.
●	With respect to the 3 MHC Portfolio AL & TN Mortgage Loan (1.5%), the borrower sponsor is a defendant in an action filed by the State of Indiana alleging, among other things, that the borrower sponsor violated the Indiana Deceptive Consumer Sales Act. The State of Indiana is seeking $3 million in damages and a permanent injunction. The borrower sponsor reported that a response to the initial complaint was filed on July 29, 2026. The borrower sponsor reported that the matter remains pending.
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●	With respect to the 465 Columbus Mortgage Loan (1.1%), Kenneth Pasternak, a 50% owner of one of the two guarantors under the related Mortgage Loan, and his broker-dealer subsidiary, Knight Securities, L.P. (“Knight”), previously faced FINRA disciplinary proceedings and a related SEC civil enforcement action arising from allegations that Mr. Pasternak and Knight failed to reasonably supervise a trader accused of defrauding institutional customers through allegedly deceptive pricing practices on trades executed from 1999 and through 2002. Mr. Pasternak was fully exonerated in both circumstances.
●	With respect to the Storage Sense Lancaster and Cane Island Storage Mortgage Loans (collectively, 1.5%), one of the guarantors is subject to litigation in connection with claims of breach of contract, unjust enrichment and breach of the covenant of good faith and fair dealing brought by a former business partner. The plaintiff alleged that the guarantor and the other defendants concealed a certain company’s revenue in violation of the parties’ profit-sharing arrangement. The plaintiff is seeking damages in excess of $1 million for each cause of action and a declaration that the parties’ contract entitles the plaintiff to 50% of the gross revenue generated by transactions the plaintiff originated for such company. As of January 2025, discovery was closed except with respect to one motion, and a trial date is expected to be scheduled once that issue is resolved.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 14 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	With respect to the Clackamas Town Center Mortgage Loan (9.8%), the prior mortgage loan secured by the Mortgaged Property went into maturity default in October 2024. The borrower refinanced the prior loan with the Mortgage Loan on August 18, 2026. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the Haimov Miami Portfolio Mortgage Loan (0.9%), the prior loan secured by the 744 West 41st Street Mortgaged Property matured in February 2026 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on May 5, 2026. Proceeds from the Mortgage Loan were used to repay the prior loan in full. In addition, the prior loan secured by the Blue Sapphire Mortgaged Property matured on in January 2026 and went into maturity default. The borrower refinanced the prior loan with the Mortgage Loan on May 5, 2026. Proceeds from the Mortgage Loan were used to repay the prior loan in full.
●	With respect to the 465 Columbus Mortgage Loan (1.1%), the Mortgaged Property was previously collateral for a mortgage loan (the “Prior Loan”) that was originated and securitized by the lender in 2016. The Prior Loan was on the servicer watchlist throughout its duration because of periodic DSCR compression and tenant-related events, including a lease renewal issue with the largest tenant, NYC Department of Environmental Protection (“NYC DEP”). The Prior Loan transferred to special servicing in August 2025 due to an administrative issue regarding how NYC DEP pays its rent, but was returned to the master servicer in November 2025 following resolution. Cash management was triggered as such tenant had not yet renewed its lease within 12 months of its lease expiration. As of the Mortgage Loan origination date, the Prior Loan securitization servicer held approximately $1,350,000 in excess cashflow from the Mortgaged Property, of which approximately $395,000 was returned to the related borrower and the balance was used to pay off the Prior Loan and fund upfront reserves required under the Mortgage Loan.
●	Thirty-seven (37) of the Mortgage Loans (collectively, 74.8%) were originated in connection with borrower’s refinancing of a previous mortgage loan.
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●	Five (5) of the Mortgage Loans (collectively, 22.2%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) of the Mortgage Loans (3.0%) was originated in connection with the borrower’s refinancing and acquisition of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the issuing entity. For example:

●	With respect to the Clackamas Town Center, Hilton Beachfront Resort & Spa Hilton Head Island, 20 West 47th Street, Cypress Parc, Pavilions at San Mateo, Cambria Hotel Orlando, Summit Mall, Mall at Prince George’s, Fairfield Times Square, Sprayberry Square, ONX Briggs & Stratton, North Atlanta Industrial Portfolio, 465 Columbus, Storage Sense Lancaster, Haimov Miami Portfolio, Cane Island Storage and Weatherbee Townhomes Mortgage Loans (collectively, 39.4%), (a) within the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff, sale at a loss or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) within the last 10 years, the Mortgaged Property was acquired by the related borrower or an affiliate thereof or a seller thereto from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower or principal bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan (5.6%), the non-recourse carveout guarantor, CSC Holdings, LLC, an affiliate of Columbia Sussex Corporation, has been involved in various mortgage defaults, including (A) since 2009, 16 foreclosures, eight deeds in lieu, and four discounted payoffs, including eight COVID-impacted properties that were the subject to foreclosure or deeds-in-lieu; (B) the maturity default of a 14-property Wyndham-branded portfolio in 2010 that resulted in a deed-in-lieu, and (C) the Chapter 11 bankruptcy filing of an affiliate, Tropicana Entertainment, in 2008 following the denial of a gaming license for an Atlantic City, New Jersey casino property.
●	With respect to the 20 West 47th Street Mortgage Loan (5.0%), the non-recourse carveout guarantor was a defendant in a foreclosure action on a commercial mortgage loan that was filed in September 2021.
●	With respect to the Cypress Parc Mortgage Loan (2.1%), the borrower sponsor reported one prior default related to a commercial mortgage loan unrelated to the Mortgaged Property that matured in June 2025. The borrower sponsor reported that it is currently in process of negotiating a modification and extension of the related mortgage loan with the related lender.
●	With respect to the Pavilions at San Mateo Mortgage Loan (2.1%),the borrower sponsor and non-recourse carveout guarantor previously owned an entity named Pleasanton Fitness, LLC, which
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operated a chain of fitness centers and filed for Chapter 11 bankruptcy in 2019. Following a conversion of the proceeding to Chapter 7 bankruptcy in 2021, the borrower sponsor, his wife and certain other entities owned by the borrower sponsor were named as defendants in an action brought by the related bankruptcy trustee alleging, among other things, fraud and the misapplication and misappropriation of corporate funds. Pursuant to a settlement agreement approved by the related bankruptcy court in 2022, all outstanding claims were settled for an amount equal to $675,000. In addition, a judgment in the amount of $602,515.86 was issued against the borrower sponsor on January 24, 2023 (the “Judgment”) in connection with a determination by a court that the above-referenced fitness business owed unpaid workers compensation insurance premiums. In June 2023, the parties entered into a settlement agreement with respect to the Judgment pursuant to which the borrower sponsor was only obligated to repay $275,000. The borrower sponsor has since made such payment and a satisfaction of judgment was filed in August 2023.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See also representation and warranty no. 39 and no. 40 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Four (4) of the Mortgaged Properties (collectively, 4.0%) are each leased to a single tenant (excluding any that are part of a portfolio with Mortgaged Properties leased to two or more tenants in the aggregate). See Annex A-1.
●	Three (3) of the Mortgaged Properties (collectively, 11.6%) each have a tenant that leases over 50% (by net rentable area) of the Mortgaged Property (other than the single tenant Mortgaged Properties identified above).

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in this prospectus.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Prospective investors are encouraged to review the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1

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as Clackamas Town Center, 111 Congress, 20 West 47th Street, 7700 Irvine Center Drive, Project Embassy and 3100-3150 Bristol Street.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time. For more information on lease terminations see the footnotes to Annex A-1.

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Top Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans presented on Annex A-3, in particular those related to the Mortgaged Properties identified on Annex A-1 as 111 Congress, 7700 Irvine Center Drive, Project Embassy and Pavilions at San Mateo.

Set forth below are certain government leases and non-government leases that have termination rights if government funding is reduced or eliminated that individually are among the top 5 tenants at the related Mortgaged Property and have termination options associated with appropriation rights or are otherwise unilaterally terminable by the tenant.

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Mortgaged Property	Percent of Initial Pool Balance	Tenant	Percent of Net Rentable Area	Percent of U/W Base Rent
465 Columbus	1.1%	NYC Department of Environmental Protection	52.0%	64.5%
465 Columbus	1.1%	NYS Troopers	3.7%	4.2%

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property, as set forth below:

●	With respect to The Assembly Mortgage Loan (9.9%), Figure AI, the largest tenant at the Mortgaged Property, is in occupancy under three leases but has approximately 27 total months of free rent across all three leases. The free rent periods under these leases will end in July 2029, May 2028 and August 2030, respectively. In addition, one of the three leases held by Figure AI has unpaid tenant improvement allowances outstanding. At origination of the Mortgage Loan, the borrower deposited approximately $13,169,140 into an unfunded obligations reserve to cover the remaining unpaid tenant improvement allowances under that lease. Teradyne, Inc., the third largest tenant at the Mortgaged Property, is also in occupancy but has approximately 9 months of remaining free rent through June 2027, followed by approximately 12 months of reduced rent before transitioning to full contractual rent. Teradyne, Inc. is currently building out its leased premises, and renovations remain ongoing. At origination of the Mortgage Loan, the borrower deposited approximately $4,398,100 into an unfunded obligations reserve to cover the remaining unpaid tenant improvement allowances under the Teradyne, Inc. lease. At origination of the Mortgage Loan, the borrower also deposited approximately $15,148,113 into a free rent reserve to cover free rent, gap rent or rent abatement under the Figure AI and Teradyne, Inc. leases.
●	With respect to the 111 Congress Mortgage Loan (8.1%), Workrise Technologies Inc., the largest tenant at the Mortgaged Property, has subleased 46,250 SF of its 93,210 SF leased premises to CS Disco, Inc. pursuant to a sublease that is co-terminus with the prime lease, and 23,481 SF of the remaining leased space is currently only used by the CEO.
●	With respect to the 111 Congress Mortgage Loan (8.1%), the rent for the second largest tenant, Wells Fargo Bank, N.A., was underwritten with straight-line rent averaging through the earlier of loan maturity or the tenant’s lease expiration date.
●	With respect to the 111 Congress Mortgage Loan (8.1%), KPMG LLP, the fifth largest tenant at the Mortgaged Property, has abated rent and tenant reimbursements for the period from September 2026 through July 2027 in the aggregate amount of $1,624,713 which was required to be reserved at origination.
●	With respect to the GBP Industrial Portfolio Mortgage Loan (5.1%), the 2951 S. Council Road Mortgaged Property and the 2851 S. Council Road Mortgaged Property are leased to National Oil Well Varco (“NOV”) through June 30, 2029. NOV has subleased the 2951 S. Council Road Mortgaged Property to Downing Wellhead Equipment under a sublease that is coterminous with the NOV lease, at a rent approximately 12% below NOV’s contract rent. NOV vacated the 2851 S. Council Road Mortgaged Property approximately 18 months prior to origination of the Mortgage Loan and continues to pay rent under its lease. The underwritten rent for both Mortgaged Properties reflects NOV’s contract rent of $13.01 per square foot. At Mortgage Loan origination, the guarantor, GBP Multi Property Fund 1, L.P., entered into a 10-year master lease covering both Mortgaged
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Properties at an annual rent of approximately $630,000 (the “Master Lease”). The Master Lease will terminate once both Mortgaged Properties have been leased to lender-approved third-party tenants at aggregate base rent equal to or greater than the Master Lease rent, with a weighted average remaining lease term of at least five years.

●	With respect to the Project Embassy Mortgage Loan (3.0%), (i) largest tenant at the Mortgaged Property, The Yard, has abated rent from September 2026 through December 2026 and (ii) the fifth largest tenant at the Mortgaged Property, F.I.R.E., has abated rent for December 2026, each of which was reserved for at origination.
●	With respect to the 3100-3150 Bristol Street Mortgage Loan (2.6%), SOFG Design Services CA LLC, the third largest tenant at the Mortgaged Property, has listed for sublease 4,758 SF of its 9,372 SF leased premises, and such listed space has been underwritten as vacant.
●	With respect to the 3100-3150 Bristol Street Mortgage Loan (2.6%), (i) the fourth largest tenant at the Mortgaged Property, Robert E. Harris Insurance Agent, has abated rent for October 2026, October 2027, and October 2028 and (ii) the fifth largest tenant at the Mortgaged Property, Flexpoint Inc, has abated rent for January 2027 and January 2028, each of which was reserved for at origination.

In particular, with respect to single tenant properties or tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest Mortgage Loans, certain of such tenants have not taken possession or commenced paying rent or are not yet fully operational. For more information see Annex A-3 and the accompanying footnotes, in particular those related to the Mortgaged Property identified on Annex A-1 as 111 Congress.

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For more information see Annex A-3 and the accompanying footnotes for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	The GBP Industrial Portfolio, Project Embassy, Fratelli Beretta Industrial Portfolio, Hotel ICON – Houston and the Fairfield Times Square Mortgaged Properties (collectively, 14.1%) are each subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner, a master tenant, a lender, the owner of the related fee interest or another third party. See “Yield and Maturity Considerations” in this prospectus. See representations and warranties no. 6 and no. 7 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the GBP Industrial Portfolio Mortgage Loan (5.1%), the sole tenant at the 16100 Dillard Drive Mortgaged Property, Cemex Construction (“CEMEX” ), has a right of first refusal to purchase the Mortgaged Property in the event the borrower receives, and is willing to accept, a bona fide third-party offer to purchase such Mortgaged Property. The right of first refusal lapses if CEMEX is in default under its lease at the applicable time, fails to notify the borrower of its election to purchase within 20 days of receiving notice of the third-party offer or fails to execute a purchase
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and sale agreement within five days of making that election. The right of first refusal may not be assigned without the borrower's consent. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, CEMEX waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the lender.

●	With respect to the Project Embassy Mortgage Loan (3.0%), following a foreclosure, deed in lieu, or other transfer of the leasehold estate to lender and prior to reselling of the leasehold estate, the ground lessor has the right to purchase the leasehold estate for the amount secured by the mortgage. The lender is required to deliver notice to the ground lessor specifying the amount owed to the lender and if the ground lessor does not elect to purchase the leasehold estate, or fails to provide notice of the same, within 30 days after receipt of such lender notice, the lender may thereafter sell the leasehold estate to a third party. The lender’s required notice may be given at any time after the foreclosure transfer and a pending sale to, or offer to purchase from a third party is not required.
●	With respect to the Project Embassy Mortgage Loan (3.0%), TOPA (later subsumed into the RENTAL Act) gives tenants of covered residential rental properties, as well as the District of Columbia itself in some cases, the right to purchase a residential building before it is sold to a third party. The related Mortgaged Property, which received a permanent certificate of occupancy on September 5, 2017, is currently exempt from TOPA until 2032, as the act applies retroactively to multifamily buildings beginning 15 years from the issuance of a permanent certificate of occupancy. The required tenant notice addendum is included in every tenant lease beginning as of the RENTAL Act effective date. The related Mortgage Loan documents provide that the borrower and the guarantors have personal liability for losses related to any breach of the related TOPA compliance or exemption requirements (D.C. Official Code Section 42-3404.31.) However, there can be no assurance that either the borrower or the guarantors will have the financial ability to satisfy such obligation if it is required to do so.
●	With respect to the Fratelli Beretta Industrial Portfolio Mortgage Loan (2.6%), the sole tenant, which is an affiliate of the borrower, has an option to purchase the Mortgaged Property at the end of its 15 year lease term (July 31, 2041), by notice at least 90 days prior to such date, provided that it is in possession of the leased premises and not in default under the lease, at a mutually agreed upon price, but in no event less than the fair market value, as determined by a third-party evaluator. The lease provides that such option will not apply to any foreclosure, deed in lieu of foreclosure or other similar proceeding and in the event the landlord loses title to the leased premises as a result of any such proceeding, the purchase option is void and of no effect.
●	With respect to the Fairfield Times Square Mortgage Loan (1.5%), the franchisor, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property from the related borrower or a controlling affiliate of such borrower to a Competitor (as defined in the related franchise agreement) of the franchisor. Pursuant to the comfort letter executed in connection with the origination of the Mortgage Loan, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a Competitor (or an affiliate of a Competitor) of the franchisor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates

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to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Tarrytown House Estate Mortgage Loan (2.8%), the three tenant-in-common borrowers lease the Mortgaged Property to an affiliated operating lessee (the “Operating Lessee”), which is required to pay the borrowers rent in an amount equal to (i) annual base rent of $2,620,000 plus (ii) percentage rent equal to (x) 6.0% of rooms gross revenue in excess of $7,250,000, (y) 3.5% of food and beverage gross revenue in excess of $11,250,000 and (z) 3.0% of other operated gross revenue in excess of $600,000. The Mortgage Loan was underwritten based on the underlying revenues of the Mortgaged Property and not on the basis of the rent due under the operating lease. Pursuant to a collateral assignment, consent and subordination agreement among the borrowers, the Operating Lessee and the lender, the borrowers have assigned their rights under the operating lease to the lender, and the Operating lessee has consented to such assignment, and has agreed that the operating lease will be subordinate to the Mortgage Loan and may be terminated by the lender upon an event of default under the Mortgage Loan, and that it will comply with the terms of the Mortgage Loan documents with respect to depositing or causing to be deposited the revenues from the Mortgaged Property into the lockbox account. However, the Operating Lessee has not pledged its interest in the Mortgaged Property, or the revenues from the Mortgaged Property, to either the borrowers or the lender. It is possible that as a result of the foregoing arrangements, the lender would not have a perfected security interest in the underlying revenues from the Mortgaged Property, which could have an adverse effect on the Mortgage Loan in the event of a bankruptcy of the Operating Lessee. The Mortgage Loan agreement requires the Operating Lessee to be a single purpose entity, and the Operating Lessee has signed a joinder to the loan agreement in which it has agreed to observe and perform all of the covenants and agreements of the borrowers applicable to the Operating Lessee.
●	With respect to the Fratelli Beretta Industrial Portfolio Mortgage Loan (2.6%), the sole tenant at each of the three related Mortgaged Properties, Fratelli Beretta USA, Inc., is an affiliate of the borrower sponsor. The tenant, along with its parent company, Salumificio Fratelli Beretta S.p.A (“Fratelli Parent”), an Italian food manufacturer, is also the borrower sponsor and non-recourse carveout guarantor of the Mortgage Loan. The lease expires on July 31, 2041 and Fratelli Parent has guaranteed the tenant’s payment obligations under the lease. We cannot assure you that the tenant or Fratelli Parent will have the financial capacity to meet their respective guaranty obligations with respect to the lease and the Mortgage Loan.
●	With respect to the Haimov Miami Portfolio Mortgage Loan (0.9%), the sole tenant at the 33 NE 1st Street Mortgaged Property, Haimov Jewelers LLC, is an affiliate of the borrower sponsor. The lease expires on March 31, 2039 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.
●	With respect to the Haimov Miami Portfolio Mortgage Loan (0.9%), the second largest tenant at the Blue Sapphire Mortgaged Property, Otoro, representing approximately 21.7% of the NRA, is an affiliate of the borrower sponsor. The lease expires on March 31, 2039 and the borrower sponsor has guaranteed the tenant’s payment obligations under the lease. Notwithstanding the foregoing, there can be no assurance that the borrower sponsor will have the financial capacity to meet the obligations that arise under the guaranty.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For more information on affiliated leases see the footnotes to Annex A-1.

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Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to the 15 largest Mortgage Loans, we note the following:

●	With respect to the 7700 Irvine Center Drive Mortgage Loan (3.5%), the borrower sponsor owns competing properties in the same metropolitan area as the Mortgaged Property.
●	With respect to the 3100-3150 Bristol Street Mortgage Loan (2.6%), the borrower sponsor acquired a 553,000 SF office complex in July 2023, of which the 180,089 SF Mortgaged Property was a part, which may be competitive with the Mortgaged Property. Anti-poaching covenants are included in the related Mortgage Loan documents.

Additionally, borrower sponsors may own or operate other properties that are directly or indirectly competitive with the Mortgaged Properties. See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Five (5) of the Mortgaged Properties (collectively, 27.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17.0% (in the aggregate, with respect to Mortgaged Properties comprised of multiple structures).

With respect to thirty-two (32) Mortgage Loans (collectively, 78.6%) the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies. See representations and warranties no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide all or certain required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

●	With respect to The Assembly Mortgage Loan (9.9%), the related borrower may rely on the single tenant’s, ground lease tenant’s or owner’s association’s insurance or, in some cases, self-
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insurance, so long as the single tenant’s, owner’s association’s insurance or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or, if applicable, self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the single tenant or owner’s association fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally (but not in all cases) must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions, if any, to representation and warranty no. 17 and no. 30 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty no. 17 and no. 30 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property or tax abatements benefiting the Mortgaged Property. See “—Mortgage Pool Characteristics—Environmental Considerations” and “—Real Estate and Other Tax Considerations”. For example:

●	With respect to the Compass Storage National Portfolio 2.0 Mortgage Loan (3.0%), the following Mortgaged Properties have legal non-conforming uses:
●	The Marble Falls 1 Mortgaged Property (0.2%) is legal non-conforming as to its use as a self-storage facility. According to the related zoning report, the related zoning code provides that if a building or structure that encompasses a legally non-conforming use is damaged by natural or accidental causes and the value of the damage or destruction is less than 50% of the market value of the structure on the date of damage, the legally nonconforming use will be allowed to continue and the structure may be rebuilt upon the issuance of a building permit, provided that permitting is commenced within six months of the date of the damaging event and reconstruction is completed and a certificate of occupancy issued within 18 months of the damaging event. If the value of the damage or destruction is 50% or more of the market value of the structure on the date of the damage, the right to operate the legally non-conforming use on the property ceases to exist.
●	The Sewickley Mortgaged Property (0.2%) is legal non-conforming as to its use as a self-storage facility. According to the related zoning report, the related zoning code provides that a non-conforming structure or building containing a non-conforming use wholly or partially destroyed by fire, explosion, flood or other natural phenomenon, or legally condemned, may be reconstructed, restored and used for the same nonconforming use, or in the case of a
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nonconforming building or structure, it may continue as a nonconforming building or structure, provided that reconstruction and restoration of the building or structure shall be commenced within one year of the date of destruction or condemnation of the building or structure and shall be carried on to completion within two years of the start of reconstruction.

●	The Acworth Mortgaged Property (0.1%) is legal non-conforming as to its use as a self-storage facility. According to the related zoning report, the related zoning ordinance provides that no building containing a non-conforming use may be rebuilt, altered or repaired after damage exceeding 75% of its replacement cost at the time of destruction, except in conformity with the current zoning ordinance. In addition, a non-conforming use may not be re-established if discontinued for a continuous period of six months.
●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), portions of the Old Edwards Inn Mortgaged Property are legal non-conforming as to use as (a) a hotel (including the event center) and (b) a multifamily property, with respect to the Church Street Cottages accommodation, because hotel and multifamily uses are no longer permitted under the current zoning code. With respect to (i) hotel uses, a non-conforming use may not be re-established after its discontinuance for a period of 12 consecutive months; and if the Mortgaged Property is damaged from an unintentional fire or other natural disaster, then the building in which the use is located may be repaired and/or reconstructed and the use may thereby be re-established, provided that repair or reconstruction begins within 12 months and completed with a Certificate of Compliance within two years of such damage; and (ii) multifamily uses, a non-conforming building may be altered or repaired, but such buildings may not be enlarged or expanded except in conformance with the current zoning code; provided, however, that if such building is destroyed, it may only be restored in accordance with the current zoning code.
●	With respect to Brightstar 1 Mortgage Loan (1.3%), the following Mortgaged Properties have legal non-conforming uses:
●	The Parkview Mortgaged Property (0.5%), the Hillcrest Mortgaged Property (0.2%) and the Colonial Estates Mortgaged Property (0.1%) are each legal non-conforming as to use, as mobile homes are no longer a permitted use under the applicable current zoning code. If a structure containing a legal non-conforming use is destroyed, by any means, to an extent equal to or less than 75% of its true value at the time of the destruction, such structure may be rebuilt to its prior legal non-conforming use.
●	The Sundale Mortgaged Property (0.4%) is legal non-conforming as to use, as mobile homes are no longer a permitted use under the current zoning code. If a non-conforming use of any building or premises is discontinued for a period of one year, any subsequent use of the same must conform to the current zoning code.
●	With respect to the Cook MHC Portfolio Mortgage Loan (0.7%), the following Mortgaged Properties have legal non-conforming uses:
●	The Vienna Estates MHC Mortgaged Property (0.2%) is legal non-conforming as to use, as mobile homes are no longer a permitted use under the current zoning code. If a non-conforming building, structure or land use activity has been partially or totally destroyed or damaged, it may be rebuilt or restored to such non-conforming building, structure or land use provided that, among other things, it is reconstructed or restored with the same or less floor area and cubic content layout as the original structure and with the same or an improved general site layout as the original structure.
●	The Country Manor MHC Mortgaged Property (0.1%) is legal non-conforming as to use, as manufactured homes are not a permitted use under the current zoning code. If a building occupied by a non-conforming use is damaged to the extent of 50% or less of its assessed
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value, excluding the full value of the land, such building may be repaired, provided that substantial work for the repairs is undertaken within one year after such damage.

●	With respect to Brightstar 3 Mortgage Loan (0.7%), the following Mortgaged Properties have legal non-conforming uses:
●	The self-storage use at the Gaslight Mortgaged Property (0.4%) is legal non-conforming, as such use is not permitted under the current zoning code. If a building or other structure containing a non-conforming use is damaged or destroyed by any means to an extent that is less than 50% of its replacement value, based upon prevailing costs, the building may be restored to its original condition and the occupancy or use that existed at the time of such partial destruction may be continued, provided that, among other things, the restoration or repair of the building or structure begins within six months following the date of damage or destruction and is diligently prosecuted to completion.
●	The Moores Hill Mortgaged Property (0.2%) is legal non-conforming as to use, as mobile home park is not listed as a permitted use under the current zoning code. A legal non-conforming use may be permitted to continue indefinitely at the intensity of use and the configuration it has as of the date of adoption of the zoning ordinance, provided that, among other things, such legal non-conforming use has not ceased to have been used for a period of six months or longer.

In the case of certain such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. Certain of the Mortgaged Properties are subject to such restrictions or have other zoning issues.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty no. 7 and no. 25 in Annex D-1 and the exceptions thereto, if any, in Annex D-2.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the Old Edwards Inn Mortgaged Property is listed on the federal government’s National Register of Historical Places.
●	With respect to the Hotel ICON - Houston Mortgage Loan (1.9%), the related Mortgaged Property is located in a City of Houston Historic District. Properties located in such districts are required to obtain a Certificate of Appropriateness before making exterior changes or demolishing their structure. Such certificates are reviewed by the Houston Archaeological and Historic Commission and the Planning and Development Department.
●	With respect to the Haimov Miami Portfolio Mortgage Loan (0.9%), the 33 NE 1st Street Mortgaged Property and the 39 NE 1st Avenue Mortgaged Property are each located in the Downtown Miami Commercial Historic District and any alterations to the Mortgaged Properties may be subject to the review and approval of the Historical Environmental Preservation Board.
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Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth in the table under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”, above. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool— Certain Calculations and Definitions—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to The Assembly Mortgage Loan (9.9%), the Mortgage Loan documents provide that the guarantors’ personal liability for covered environmental losses is conditionally waived if the borrower maintains a pollution legal liability-type environmental insurance satisfying certain requirements, including such policy’s being in a form acceptable to lender, having minimum limits of $5,000,000 per occurrence and in the aggregate with a self-insured retention no greater than $100,000, having a policy period continuing 36 months beyond the loan maturity date, naming lenders and their assignees as additional insureds and requiring reinstatement to original policy limits if claims made erode the policy limits by 50% or more. At origination, the borrower delivered and the lenders approved a pollution legal liability-type environmental insurance policy issued by Great American Insurance Group with $10,000,000 limits per occurrence and in the aggregate with a self-insured retention of $25,000 for pollution legal liability and $100,000 for any on-site or off-site clean-up costs, having a policy period to September 23, 2036 (which is beyond the scheduled maturity date of October 6, 2031 for the Mortgage Loan) and naming lenders and their assignees as additional insureds. The Phase I environmental site assessment for the mortgaged property obtained in connection with loan origination did not identify any RECs or CRECs.
●	With respect to the Summit Mall Mortgage Loan (1.8%), there is no separate environmental indemnitor with respect to the related Whole Loan. While the single-purpose entity borrower is obligated under the non-recourse carveout provisions in the related loan agreement, no separate environmental indemnity agreement was executed by the borrower or the borrower sponsor. In addition, for so long as Simon Property Group, L.P. is the nonrecourse carveout guarantor or a replacement guarantor is a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc. or an affiliate of a “Key Principal” of Simon Property Group, L.P. or Simon Property Group, Inc., the non-recourse carveout guarantor’s liability will be limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket
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costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty. The non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the related loan agreement concerning environmental laws and hazardous materials; however, such coverage is subject to the cap described above.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 27 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Indian River Apartments Mortgage Loan (2.2%), the Mortgaged Property benefits from a 100% ad-valorem tax exemption under Fla. Stat. § 196.1978 (the “Florida Statute”) in connection with the affordability restrictions imposed on the Mortgaged Property by the related ELIHA. See “—Property Types—Multifamily Properties” above for additional information. The tax exemption will expire upon expiration of the related ELIHA. The Mortgage Loan provides recourse to the borrower and the guarantor for any losses incurred by the lender resulting from the borrower’s failure to, among other things, (i) maintain the tax exemption and (ii) comply with the Florida Statute.
●	With respect to the Sanctuary at Winterlakes Mortgage Loan (1.0%), the Mortgaged Property benefits from a 100% ad-valorem tax exemption under the Florida Statute in connection with the affordability restrictions imposed on the Mortgaged Property by the related ELIHA. See “—Property Types—Multifamily Properties” above for additional information. The tax exemption will expire upon expiration of the related ELIHA. The Mortgage Loan provides recourse to the borrower and the guarantor for any losses incurred by the lender resulting from the borrower’s failure to, among other things, (i) maintain the tax exemption and (ii) comply with the Florida Statute.

In addition, certain Mortgaged Properties may benefit from Section 421-a tax abatements as described in “Property Types—Multifamily Properties”. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans were 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-six (36) Mortgage Loans (collectively, 81.8%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

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Seven (7) Mortgage Loans (collectively, 18.2%) require monthly payments of principal and interest for the entire term to stated maturity.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest-Only	36	$ 809,200,500	81.8%
Amortizing Balloon	7	180,286,033	18.2
Total	43	$ 989,486,533	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
6	34	$650,073,440	65.7%
11	7	224,434,343	22.7
1	2	114,978,750	11.6
Total	43	$989,486,533	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	41	$974,486,533	98.5%
5	2	15,000,000	1.5
Total	43	$989,486,533	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple or fee simple/leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

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Single Purpose Entity Covenants

With respect to the 20 West 47th Street Mortgage Loan (5.0%), the Mortgage Loan is recourse to the borrower and the guarantor in an amount equal to 10% of its outstanding principal balance.

With respect to the Cambria Hotel Orlando Mortgage Loan (1.9%), the Mortgage Loan is recourse to the borrower and the guarantor in an amount equal to $3,803,000, representing 20% of the original principal balance of the Mortgage Loan.

With respect to the North Atlanta Industrial Portfolio Mortgage Loan (1.1%), the SPE borrower previously owned a suburban office property located at 5700 Highlands Parkway, Smyrna, GA, that was out-conveyed in 2022 (the subject mortgage loan was originated on July 23, 2026). A 2021 Phase I environmental site assessment including the prior-owned property indicated no recognized environmental conditions (REC’s) or conditional REC’s (CREC’s) with respect thereto. The loan documents provide that the borrower and guarantor have personal liability for losses related to the borrower’s ownership of such prior owned property.

With respect to the At Home Retail Center Mortgage Loan (0.7%), the Mortgage Loan is fully recourse to the borrower and the guarantor. There can be no assurance that the guarantor will satisfy its guaranty obligations in the event it is called upon to do so. Additionally, the borrower was not required to deliver a non-consolidation opinion in connection with the origination of the Mortgage Loan. We cannot assure you that the existence of the related payment guaranty will not be considered by a bankruptcy court as a significant factor in determining whether to substantively consolidate the assets and liabilities of the related borrower with those of the related equity owners.

With respect to mortgage loans that have full or partial payment guaranties, we cannot assure you that the guarantor will satisfy such obligation in the event it is called upon to do so. Conversely, the existence of such payment guaranty may increase the risk of consolidation of the borrower with the related guarantor in the event of a bankruptcy of the guarantor or its affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately four to seven months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

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Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-five (25) of the Mortgage Loans (collectively, 56.4%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Fourteen (14) of the Mortgage Loans (collectively, 20.9%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permit the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (9.9%) permits the related borrower for a specified period of time to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (8.1%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) of the Mortgage Loans (3.0%) prohibits voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge for a specified period of time, and then, for a specified period of time, permits
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the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	One (1) of the Mortgage Loans (1.7%) prohibits voluntary principal prepayments during the Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Prepayment Premium or Yield Maintenance Charge or to defease the related Mortgage Loan by pledging Government Securities that provide for payment on or prior to each Due Date through and including the maturity date (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
4	18	52.8%
7	22	43.1
6	2	2.6
5	1	1.5
Total	43	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a

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control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit (i) transfers of non-controlling interests so long as no change of control results or, (ii) with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” and representation and warranty no. 31 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Defeasance

The terms of twenty-eight (28) Mortgage Loans (the “Defeasance Loans”) (collectively, 69.3%) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), then due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including, in the case of a Mortgage Loan with a balloon payment due at maturity or at the commencement of the open prepayment period, as applicable, the related balloon payment, and (y) pay any costs and expenses

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incurred in connection with the purchase of such government securities (or in certain cases, the borrower is required to deliver such government securities, rather than the Defeasance Deposit), and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and/or an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See also representation and warranty no. 33 in Annex D-1 and the exceptions thereto, if any, in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to The Assembly Mortgage Loan (9.9%), the Mortgaged Property is comprised of six constituent, single-building parcels, four leased to the largest tenant and each of the other two leased to other single tenants. The Mortgage Loan documents provide the borrower may obtain the release of any of the constituent parcels at any time (other than 60 days prior to or following the securitization of any component note of The Assembly Whole Loan), subject to certain conditions, including (i) no event of default shall have occurred and be continuing (other than an event of default that would be cured with the release of a subject release property); (ii) payment of a release price equal to 110% of the allocated loan amount for such release parcel, together with any applicable shortfall interest and, if the release is prior to the open period, the yield maintenance premium therefor; (iii) lender’s determination that the pre-release debt yield (NOI) including the release property and post-release debt yield (NOI) based on the remaining property shall be at least equal to 12.5%; (iv) lender’s determination that the pre-release LTV ratio including the release property and the post-release LTV ratio based on the remaining property shall be no greater than 65%; (v) lender’s determination that pre-release DSCR (NOI) including the release property and the post-release DSCR (NOI) based on the remaining property shall be at least equal to 1.30x; and (vi) either (A) lender’s determination that the aggregate value of the properties securing the Mortgage Loan is at least 80% of the loan amount at the time of such determination or (B) an opinion of counsel that the proposed partial release complies with REMIC requirements.
●	With respect to the Clackamas Town Center Mortgage Loan (9.8%), the borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding any premises owned or leased by Macy’s, Macy’s Home Store, JCPenney, Dick’s Sporting Goods or Century Theaters (each, a “Clackamas Anchor Parcel”)) or outlots, or (B) one or more Clackamas Acquired Parcels (as defined below) or Clackamas Acquired Expansion Parcels (as defined under “—Additional Collateral” below), including, if applicable, any Clackamas Anchor Parcel that is a Clackamas Acquired Expansion Parcel (each, a “Clackamas Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of
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default, (ii) the Clackamas Release Parcel (unless it is a Clackamas Acquired Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the remaining Mortgaged Property or are either readily relocatable or will continue to service the remaining property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the remaining property and may be readily separated from the remaining property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the remaining property and after giving effect to such transfer, the release parcel and the remaining property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the remaining property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Clackamas Acquired Expansion Parcel or if the rating agency has waived review or has neither granted nor declined in writing to grant such confirmation within 30 days of a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may make a payment of the “qualified amount” required to restore compliance with the applicable REMIC loan-to-value guidelines, together with any related interest shortfall (the “REMIC Payment”) to meet such condition, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Clackamas Release Parcel.

●	With respect to the Clackamas Town Center Mortgage Loan (9.8%), the borrower is permitted to obtain the release of collateral parcels (each, a “Clackamas Exchange Parcel”) from the lien of the Mortgage Loan in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the shopping center of which the Clackamas Exchange Parcel is a part (each, a “Clackamas Acquired Parcel”) as collateral for the Mortgage Loan upon 20 days' prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Clackamas Exchange Parcel (unless it is a Clackamas Acquired Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the remaining property or are readily relocatable or will continue to serve the remaining property (and the borrower is able to make certain representations as to the Clackamas Acquired Parcel to the same extent as made with respect to the Clackamas Exchange Parcel), (iii) the Clackamas Acquired Parcel is reasonably equivalent in value to the Clackamas Exchange Parcel, as established by an appraisal from the appraiser which appraised the Mortgaged Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Clackamas Acquired Parcel, the borrower has delivered, among other things (a) unless the Clackamas Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Clackamas Acquired Parcel, and title insurance, (c) if the Clackamas Acquired Parcel is improved, subject to certain exceptions (including if the borrower certifies that it intends to demolish the improvements within a year), a property condition report indicating that the Clackamas Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Clackamas Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $6,550,000, cash or an additional indemnity in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may make a payment of the REMIC Payment, in order to meet such condition, unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).
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●	With respect to the GBP Industrial Portfolio Mortgage Loan (5.1%), the Mortgage Loan documents permit partial defeasance. The release right becomes available on the earlier of (x) two years after the start of the related securitization trust for the last securitization of the Mortgage Loan or (y) four years after the Mortgage Loan’s origination date, and remains available until three months before the Mortgage Loan's maturity date. During that window, the borrower may obtain the release of a Mortgaged Property from the lien of the Mortgage Loan in connection with a sale of that property to a genuine unaffiliated third-party buyer, provided that, among other conditions, (i) the borrower partially defeases the Mortgage Loan by an amount equal to the greatest of (a) a percentage of the net sale proceeds for the released property, which ranges from 80% to 100% depending on how many of four specifically identified Mortgaged Properties (16100 Dillard Drive, 11050 W. Little York Road, 12730 Upland Way and 2851 S. Council Road) have already been released – for those four properties themselves, this net-sale-proceeds test does not apply, and only the tests in (b) and (c) below govern, (b) 115% of the allocated loan amount of the released property, and (c) an amount that keeps the debt yield on the remaining properties at least equal to the higher of the debt yield immediately before the release and a minimum debt yield floor of 10% (rising to 11% after all four of the identified Mortgaged Properties above have been released), (ii) after the release, the loan-to-value ratio for the remaining properties does not exceed the lower of 70% or the loan-to-value ratio immediately before the release, (iii) no default has occurred and is continuing, and none would result from the release, and (iv) satisfaction of customary REMIC requirements.
●	With respect to the Compass Storage National Portfolio 2.0 Mortgage Loan (3.0%), the borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030 and (y) prior to the monthly payment date in March 2031, to obtain the release of any one or more of the individual Mortgaged Properties, provided that, among other conditions, (i) the borrower has defeased the Mortgage Loan in an amount equal to the greater of 120% of the allocated loan amount of the released Mortgaged Property and the net sales proceeds of the released Mortgaged Property, (ii) after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt yield of all the related Mortgaged Properties immediately prior to the release and (2) 9.31%, (iii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties must be greater than the greater of (1) the debt service coverage ratio of all the related Mortgaged Properties immediately prior to the release and (2) 1.54x, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties must be no greater than the lesser of (1) the loan-to-value ratio with respect to all of the related Mortgaged Properties immediately prior to the release and (2) 62.71%, and (v) compliance with REMIC related conditions.
●	With respect to the Pavilions at San Mateo Mortgage Loan (2.1%), after October 6, 2028, the Mortgage Loan documents permit the borrowers to obtain the release of a parcel of land at the Mortgaged Property totaling approximately 14,017 square feet (the “Pavilions at San Mateo Release Parcel”) provided that, among other conditions, (i) the borrowers pay to the lender an amount equal to the greater of (a) 125% of the allocated loan amount of the Pavilions at San Mateo Release Parcel and (b) 100% of the net sale proceeds of the Pavilions at San Mateo Release Parcel, (ii) after giving effect to such release, (a) the debt yield (as calculated under the Mortgage Loan documents) is equal to or greater than the debt yield immediately preceding such release, (b) the debt service coverage ratio (as calculated under the Mortgage Loan documents) is equal to or greater than the debt service coverage ratio immediately preceding such release and (c) the loan-to-value ratio (as calculated under the Mortgage Loan documents) is equal to or less than the loan-to-value ratio immediately preceding such release, (iii) the borrowers have entered into certain easements to the benefit of the remaining Mortgaged Property that provide, among other things, that the owner of the Pavilions at San Mateo Release Parcel may not lease, directly or indirectly, any portion of any space at the Pavilions at San Mateo Release Parcel to any tenant or any affiliates of any tenant under any lease at the remaining Mortgaged Property and (iv) the borrowers satisfy customary REMIC requirements.
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●	With respect to the Haimov Miami Portfolio Mortgage Loan (0.9%), provided no event of default or sweep event period has occurred and at any time after the earlier to occur of (x) two years after the closing date of the securitization holding the last note and (y) three years after the note date, the borrower is permitted to obtain the release of the Blue Sapphire Mortgaged Property or the 33 NE 1st Street Mortgaged Property (each, an “Individual Release Property”) from the lien of the Mortgage Loan, provided that the following conditions, among other conditions, are satisfied: (i) the borrower defeases the Mortgage Loan in an amount equal to the greatest of (a) 125% of the allocated loan amount, as defined in the Mortgage Loan documents, for such Individual Release Property, (b) an amount that results in the debt service coverage ratio of the remaining Mortgaged Properties being not less than 1.78x, (c) an amount that results in the loan-to-value ratio of the remaining Mortgaged Properties being not greater than 41.1%, (d) an amount that results in the debt yield of the remaining Mortgaged Properties being not less than 12.4% and (e) if after giving effect to the release of the Individual Release Property, the ratio of the unpaid principal balance of the Mortgage Loan to value of the remaining Mortgaged Properties being greater than 125%, an amount that would satisfy customary REMIC requirements, and (ii) satisfaction of any other customary REMIC requirements.

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property. For example:

●	With respect to the 111 Congress Mortgage Loan (8.1%), the borrower is permitted to obtain the release of a 15,000 SF portion of the 111 Congress Property, currently a non-income producing, surface parking area, subject to the satisfaction of certain conditions, including, without limitation, (i) no event of default has occurred or is continuing and (ii) the satisfaction of customary REMIC requirements.
●	With respect to the Compass Storage National Portfolio 2.0 Mortgage Loan (3.0%), the borrowers have the right, without prepayment or defeasance, but subject to compliance with REMIC related conditions, to (i) make transfers of immaterial portions of the Mortgaged Properties to governmental authorities for dedication or public use or to third parties for private use as roadways or for access, ingress or egress, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for signage, use, access, utilities, and telecommunications leases, provided that no such grant, conveyance or encumbrance may materially impair the utility and operation of the Mortgaged Properties or have a material adverse effect on the related individual Mortgaged Property or the ability of the related borrower to perform its obligations under the Mortgage Loan.
●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the borrower is permitted to obtain the release of non-income producing, residential parcels at the Old Edwards Reserve at Lake Keowee Mortgaged Property, subject to the satisfaction of certain conditions, including, without limitation, (i) no event of default is continuing and (ii) the satisfaction of customary REMIC requirements.
●	With respect to the Mall at Prince George’s Mortgage Loan (1.7%), the borrower may obtain the release of one or more parcels from the lien of the Mortgage Loan without any payment of principal, subject to satisfaction of certain release conditions in the Mortgage Loan documents. The parcels
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eligible for such a release are (A) real property that, as of the date of the potential release, is not producing income and is unimproved for tenant occupancy, and whose release would not have a material adverse effect on (i) the borrower’s business, operations or financial condition, (ii) the borrower’s ability to repay the debt, or (iii) the ongoing operations of the remaining property; (B) real property that, as of the date of the potential release, is not producing income and is improved only by structures that were vacant as of the closing date and have remained vacant and not producing income continuously since the closing date and for at least three years prior to the potential release; and (C) a specified area of the property reserved for future expansion, with permitted boundary adjustments of up to 15% of the parcel’s size.

Additional Collateral

The Mortgage Loans described below permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Clackamas Town Center Mortgage Loan (9.8%), the borrower has the right, at its own expense and in its sole discretion, to acquire one or more parcels of land, together with any improvements thereon located, that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Mortgaged Property is a part, to become additional collateral for the Mortgage Loan (such acquired land, a “Clackamas Acquired Expansion Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Clackamas Acquired Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Clackamas Acquired Expansion Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Clackamas Acquired Expansion Parcel, and title insurance, (c) if the Clackamas Acquired Expansion Parcel is improved, subject to certain exceptions (including if the borrower certifies that it intends to demolish the improvements within a year), a property condition report indicating that the Clackamas Acquired Expansion Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Clackamas Acquired Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $6,550,000, cash or an additional indemnity in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

Escrows

Forty (40) Mortgage Loans (collectively, 87.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighteen (18) Mortgage Loans (collectively, 48.8%) are secured in whole or in part by retail, office, multifamily, self-storage, industrial and mixed-use properties, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, multifamily, industrial, mixed-use and other properties only.

Nineteen (19) Mortgage Loans (collectively, 34.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Two (2) Mortgage Loans (collectively, 2.8%) provide for monthly or upfront escrows to cover planned capital expenditures or franchise-mandated property improvement plans

One (1) Mortgage Loan (1.1%) provides for upfront escrows that may be applied to pay down principal if certain performance criteria are not satisfied.

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The Hilton Beachfront Resort & Spa Hilton Head Island and the Tarrytown House Estate Mortgage Loans (collectively, 8.4%) each require a seasonality reserve that was deposited in connection with the origination of such Mortgage Loan and/or that is required to be funded on an ongoing basis or, in certain cases, is required to be funded upon specified trigger events. See “Risk Factors—Risks Relating to the Mortgage Loans—Hotel Properties Have Special Risks”.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger, and in certain cases, the borrower sponsor may have been permitted to provide a guaranty in lieu of a reserve. For example:

●	With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the borrowers have a post-origination obligation to deliver a final, signed and sealed survey and an update to the title policy for the Old Edwards Reserve at Lake Keowee Mortgaged Property (with an allocated loan amount representing approximately 15% of the Whole Loan amount) on or prior to November 6, 2026, with additional time of up to 30 days allowed if the borrowers are diligently pursuing receipt of such survey and updated title policy. At origination, the lender received a title policy insuring the lien of the mortgage encumbering the Old Edwards Reserve at Lake Keowee Mortgaged Property but missing certain customary survey-related endorsements. Failure by the borrowers to provide such survey and updated title policy within the above-stated timeframe will, at the lender’s option, constitute an event of default and the lender may, in its sole discretion (but without any obligation to), require the borrowers to pay to the lender an amount equal to the allocated loan amount of the Old Edwards Reserve at Lake Keowee Mortgaged Property ($19,958,400), which will be held as additional collateral for the Whole Loan. The borrowers’ obligation to deposit such amount is guaranteed by an affiliate of the borrowers, which guaranty obligation is secured by a pledge by such guarantor of an account holding cash and marketable securities valued at approximately $20 million. Such pledgor guarantor is prohibited from removing funds from such account until the post-origination obligations are satisfied. The borrowers have a perfected security interest in such account pursuant to an account control agreement with the bank where such account is located. Subsequent to the origination date, the borrowers under the Old Edwards Portfolio Mortgage Loan submitted a survey for the Old Edwards Reserve at Lake Keowee Mortgaged Property, and on August 27, 2026, the lender approved such survey. The borrowers have provided an updated title policy reflecting such survey and the release of the related guaranty and collateral for such guaranty are in progress.
●	With respect to the Brandon Wood Apartments Mortgage Loan (0.4%), the related borrower intends (but is not required) to convert certain vacant office space at the Mortgaged Property into five or less multifamily units. Prior to the date on which any unit conversion work commences, and provided that the borrower satisfies the unit conversion conditions set forth in the related loan agreement, the borrower is required to deposit cash with the lender in an amount equal to 125% of the estimated cost to complete the conversion of such vacant space at the Mortgaged Property. The borrower’s obligation to deposit such amount and to perform and complete the unit conversion work are guaranteed by the related guarantor.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies or negative tenant events at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See the footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

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Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Hard/Springing Cash Management	17	$ 580,451,057	58.7%
Springing Cash Management	20	302,865,476	30.6
Soft/Springing Cash Management	4	62,420,000	6.3
Hard/In Place Cash Management	1	13,750,000	1.4
Hard (Commercial) Soft Residential/Springing Cash Management	1	30,000,000	3.0
Total:	43	$ 989,486,533	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing Cash Management. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.
●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled
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by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third-party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hotel properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts (net of certain fees and expenses payable therefrom) may be deposited into the lockbox account by the property manager. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

None of the Mortgage Loans were originated or acquired with material exceptions to the related mortgage loan seller's underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—RREF V - D Direct Lending Investments, LLC – RREF DLI’s Underwriting Guidelines and Processes”; “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”; “—Natixis Real Estate Capital LLC—NREC’s Underwriting Standards”; “—German American Capital Corporation—DB Originator’s Underwriting Guidelines and Processes”; “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes”; “—UBS AG New York Branch—UBS AG New York Branch’s Underwriting Standards”; and “—BSPRT CMBS Finance, LLC—BSPRT’s Underwriting Standards”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
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●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions” above.

Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation
Pavilions at San Mateo	$ 20,350,000	N/A	71.7%	1.30x	9.03%	Yes	Yes

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The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law. For example:

●	With respect to the Indian River Apartments Mortgage Loan (2.2%), IPFS Corporation finances certain insurance premiums for policies covering the Mortgaged Property. At origination, the borrower deposited approximately $115,397.45 into a reserve, which upon an event of default, can be used by the lender to obtain insurance coverage (or towards the payment of the debt, together with any prepayment or yield maintenance premium and certain other fees, as applicable). Provided that no event of default is then continuing and the borrower has satisfied certain conditions under the Mortgage Loan documents, including providing evidence to the lender that (i) the current premium financing has been indefeasibly paid in full, (ii) there is no other premium financing in place with respect to the insurance premiums and (iii) if required, the borrower is reserving for
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insurance premiums as required pursuant to the Mortgage Loan documents, the amount on deposit in the reserve will be disbursed to the borrower. The borrower is also required to provide monthly statements showing the insurance premiums and all premium financing payments have been paid. The Mortgage Loan documents provide recourse for any losses the lender incurs in connection with any premium financing.

●	With respect to the Pavilions at San Mateo Mortgage Loan (2.1%), First Insurance Funding finances certain insurance premiums for policies covering the Mortgaged Property. The borrower is permitted to pay the premiums for insurance policies required under the Mortgage Loan documents through a premium financing agreement. The borrower is required under the Mortgage Loan documents to (i) provide the lender with not less than 10 days’ prior written notice in the event of any cancellation of the insurance coverage subject to the premium financing and (ii) deliver evidence each calendar month to the lender that all monthly insurance premiums and premium financing payments have been paid. The Mortgage Loan documents provide recourse for any losses the lender incurs in connection with any premium financing and for the borrower’s failure to provide notice to the lender at least 10 days prior to the cancellation of any policies, including the cancellation of any polices by any premium financing lender.
●	With respect to the Summit Mall Mortgage Loan (1.8%), the borrower has the right to obtain a PACE Loan (as defined below) for an amount not to exceed $5,000,000, subject to the lender’s consent and delivery of a rating agency confirmation. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status. “PACE Loan” (as defined in the related loan agreement) means (x) any “Property-Assessed Clean Energy loan” or (y) any other indebtedness, without regard to the name given to such indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property.
●	With respect to the Sanctuary at Winterlakes Mortgage Loan (1.0%), IPFS Corporation finances certain insurance premiums for policies covering the Mortgaged Property. At origination, the borrower deposited approximately $59,408.97 into a reserve which, upon an event of default, can be used by the lender to obtain insurance coverage (or towards the payment of the debt, together with any prepayment or yield maintenance premium and certain other fees, as applicable). Provided that no event of default is then continuing and the borrower has satisfied certain conditions under the Mortgage Loan documents, including providing evidence to the lender that (i) the current premium financing has been indefeasibly paid in full, (ii) there is no other premium financing in place with respect to the insurance premiums and (iii) if required, the borrower is reserving for insurance premiums as required pursuant to the Mortgage Loan documents, the amount on deposit in the reserve will be disbursed to the borrower. The borrower is also required to provide monthly statements showing the insurance premiums and all premium financing payments have been paid. The Mortgage Loan documents provide recourse for any losses the lender incurs in connection with any premium financing.

In addition, with respect to any Mortgaged Properties located in Florida, Florida’s PACE statute renders loan document provisions prohibiting PACE loans unenforceable.

Preferred Equity

The borrowers, sponsors or restricted pledge parties of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will

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default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak. For example:

●	With respect to The Assembly Mortgage Loan (9.9%), the borrower obtained an approximately $20,000,000 preferred equity investment from Realty Income U.S. Core Plus 5, LP (“The Assembly Preferred Investor”), a subsidiary of Realty Income U.S. Core Plus Fund, LP, in connection with the origination of the Mortgaged Loan. The preferred rate of return payable to The Assembly Preferred Investor is 9% per annum, which is compounded annually, increasing by (i) 25 basis points on September 29, 2032 and on each September 29th thereafter prior to September 29, 2036, and (ii) 50 basis points on September 29, 2036 and each year thereafter. If the preferred return is not paid, The Assembly Preferred Investor cannot demand payment or declare a default, and the unpaid preferred return will continue to accrue. If the preferred equity is still outstanding on the tenth anniversary of the preferred equity investment, The Assembly Preferred Investor may cause a sale of the Mortgaged Property, provided that the borrower can preempt such sale at any time by repaying the preferred equity investment. The preferred equity investment does not have a hard redemption date, as redemption will only occur (1) upon the preferred equity administrative member’s election, in its sole discretion, at any time, (2) upon a change of control event (which will occur if (a) neither of the two borrower sponsors control the entity that indirectly controls the borrower, Preylock Assembly Manager 16 LLC (the “Preylock Parent”); (b) the Preylock Parent ceases to control the borrower, the preferred equity joint venture or any subsidiary thereof, or the Mortgaged Property (or material portion thereof); or (c) the Preylock Parent ceases to control the other members of the related preferred equity joint venture that are not controlled by The Assembly Preferred Equity Investor); (3) at The Assembly Preferred Equity Investor’s election or if any direct or indirect investor in the Mortgaged Property exercises remedies for cause to remove Preylock Parent or its affiliate if a cause event occurs, as defined in the preferred equity documents; (4) upon the sale or disposition of the Mortgaged Property (unless The Assembly Preferred Equity Investor approved such sale); and (5) as a condition to any dissolution of the related preferred equity joint venture. If a redemption of the preferred equity investment is made, then in addition to the unreturned preferred equity contribution, the following amounts are payable: (A) if redemption occurs prior to September 29, 2027, 5% of the sum the unreturned capital contribution, plus the aggregate amount of accrued preferred return through the redemption date; or (B) if after September 29, 2027 but prior to September 29, 2029, 1% of the sum the unreturned capital contribution, plus the aggregate amount of accrued preferred return through the redemption date.
●	With respect to the Cypress Parc Mortgage Loan (2.1%), a parent entity of the borrower obtained a preferred equity investment at the acquisition of the Mortgaged Property in 2022 from DI-Cypress Parc, LLC (the “Preferred Investor”). The Preferred Investor has approximately $1.8 million of equity remaining in the deal. The equity with a preferred return is structured as a class of membership interests in SJ Cypress Parc DE MGR LLC (the “JV”), which owns a 100% indirect equity interest in the borrower. The internal rate of return payable to the Preferred Investor is 14% per annum payable out of available cash, and a servicing fee of $45,000 per annum. Following a control event under the JV agreement (which includes, among other things, (x) any uncured material breach under the Mortgage Loan documents, including failure to timely make a required capital contribution, (y) the occurrence of a bankruptcy or dissolution event or (z) the occurrence of a default under any of the project financing documents), the Preferred Investor is entitled to remove the sponsor-affiliate, TE Cypress Parc LLC, as the administrative member of the JV, subject to compliance with the transfer provisions of the Mortgage Loan documents, which include the delivery of a satisfactory replacement guarantor controlled by the Preferred Investor. Additionally, the Preferred Investor may force a sale of the Mortgaged Property pursuant to the conditions set forth in the JV agreement, subject to the terms of the Mortgage Loan documents, including, without limitation, the transfer, loan assumption and prepayment/lockout provisions of the Mortgage Loan documents.
●	With respect to the Fairfield Times Square Mortgage Loan (1.5%), the Fairfield Times Square Whole Loan documents permit the indirect owners of a borrower to grant future preferred equity
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(but not the exercise of any remedies in connection therewith) in the indirect owners of such borrower to an institutional lender, provided that (1) the value or cash flow of the indirect interest in the borrower covered by such preferred equity when made constitutes, in the aggregate, no more than 25% of the total value or cash flow of the equity granted in the preferred equity arrangement, (2) such preferred equity is granted in a person that has indirect minority non-controlling interests in a borrower, and (3) the repayment of the preferred equity is not specifically tied to the cash flow of the property owned by such borrower and the person in which the preferred equity is granted must have a substantial source of revenue to repay such amounts other than direct or indirect distributions from any borrower (the “Fairfield Times Square Preferred Equity”). Any Fairfield Times Square Preferred Equity (other than the initial granting of such Fairfield Times Square Preferred Equity) is subject to the satisfaction of certain conditions including, among others, (i) no event of default exists, (ii) the related borrower will continue to be special purpose bankruptcy remote entity and (iii) delivery of a rating agency confirmation.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

●	With respect to the Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan (5.6%), the borrower has entered into a franchise agreement with Hilton Franchise Holding LLC, dated November 21, 2023 and amended on February 29, 2024. In connection with the conversion of the Mortgaged Property from a Marriott to a Hilton flag, the franchisor entered into a key money arrangement with the sole member of the borrower and guarantor, CSC Holdings, LLC ("CSC"), evidenced by CSC's execution of an unsecured $5,000,000 development incentive note, which provides, among other things, that one-twentieth of the original principal amount is forgiven without payment on each anniversary of the hotel opening date if the franchise agreement has not otherwise been terminated and upon a transfer of such note, any transferee assumes the note and provides an acceptable replacement co-maker prior to closing. The related Mortgage Loan documents provide for recourse to the borrower and the guarantor in an amount equal to the unamortized portion of the development incentive, which was $4,500,000 as of the origination date, for the failure to repay such amount to the extent the lender is required to repay it to the franchisor.
●	With respect to the Tarrytown House Estate Mortgage Loan (2.8%), the borrower finances certain insurance premiums for policies covering the Mortgaged Property.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of The Assembly, Clackamas Town Center, 111 Congress, Hilton Beachfront Resort & Spa Hilton Head Island, 20 West 47th Street, Project Embassy, Compass Storage National Portfolio 2.0, Fratelli Beretta Industrial Portfolio, Old Edwards Portfolio, Summit Mall, Mall at Prince George’s, Fairfield Times Square, Sanctuary at Winterlakes and Haimov Miami Portfolio Mortgage Loans are part of a Whole

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Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note (or its designee). As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder of a Non-Control Note (or its designee). As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) the Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the certificate administrator under the related Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the related Servicing Shift Date, the Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes And Non-Control Notes” below.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the custodian under the related Servicing Shift PSA.

“Non-Serviced Directing Certificateholder” means with respect to (i) any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the directing certificateholder (or equivalent) under the related Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the master servicer under the related Servicing Shift PSA.

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“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, any Companion Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan below and (ii) on and after the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) on and after the applicable Servicing Shift Date, any Whole Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool—Whole Loans” above and (ii) any Servicing Shift Whole Loan on and after the applicable Servicing Shift Date, the related Servicing Shift PSA.

“Non-Serviced Servicing Shift Whole Loan” means the Old Edwards Portfolio Whole Loan.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the special servicer under the related Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the applicable Servicing Shift Date, the trustee under the related Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced Pari Passu Whole Loans and (ii) on and after the Servicing Shift Date, the related Servicing Shift Whole Loans.

“Other Master Servicer” means with respect to each Serviced Whole Loan, the master servicer appointed under the related Other PSA.

“Other PSA” means with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means with respect to each Serviced Whole Loan, the special servicer appointed under the related Other PSA.

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“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Pari Passu Mortgage Loans.

“Serviced Companion Loan” means each of the Serviced Pari Passu Companion Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, any Mortgage Loan identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) prior to the applicable Servicing Shift Date, any Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Companion Loan” means each of the Companion Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Servicing Shift PSA” means, with respect to any Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the pooling and servicing agreement governing the securitization of the related Control Note.

“Servicing Shift Date” means with respect to any Servicing Shift Whole Loan or any Non-Serviced Servicing Shift Whole Loan, the date on which the related Control Note is securitized.

“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special

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servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type / Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
The Assembly	Serviced	Note A-1-1-A	Control	$55,867,500	BBCMS 2026-5C43
		Note A-1-2	Non-Control	$15,000,000	Barclays Capital Real Estate Inc.
		Note A-1-3	Non-Control	$24,709,080	Barclays Capital Real Estate Inc.
		Note A-1-1-B	Non-Control	$3,165,500	Barclays Capital Real Estate Inc.
		Note A-2-1-A	Non-Control	$41,632,500	BBCMS 2026-5C43
		Note A-2-2	Non-Control	$29,542,170	Wells Fargo Bank, National Association
		Note A-2-1-B	Non-Control	$2,284,500	Wells Fargo Bank, National Association

Clackamas Town Center	Serviced	Note A-1	Control	$42,000,000	BBCMS 2026-5C43
		Note A-2	Non-Control	$32,000,000	BBCMS 2026-5C43
		Note A-3	Non-Control	$20,000,000	BBCMS 2026-5C43
		Note A-4	Non-Control	$16,000,000	RREF V - D Direct Lending Investments, LLC
		Note A-5	Non-Control	$8,000,000	RREF V - D Direct Lending Investments, LLC
		Note A-6	Non-Control	$4,000,000	RREF V - D Direct Lending Investments, LLC
		Note A-7	Non-Control	$2,000,000	BBCMS 2026-5C43
		Note A-8	Non-Control	$1,000,000	BBCMS 2026-5C43

111 Congress	Serviced	Note A-1	Control	$80,000,000	BBCMS 2026-5C43
		Note A-2	Non-Control	$10,000,000	Wells Fargo Bank, National Association
		Note A-3	Non-Control	$20,000,000	BANK5 2026-5YR24
		Note A-4	Non-Control	$16,500,000	BANK5 2026-5YR24
		Note A-5	Non-Control	$10,000,000	Wells Fargo Bank, National Association

Hilton Beachfront Resort & Spa Hilton Head Island	Serviced	Note A-1	Control	$55,000,000	BBCMS 2026-5C43
		Note A-2	Non-Control	$24,000,000	Wells Fargo Bank, National Association

20 West 47th Street	Serviced	Note A-1	Control	$30,000,000	BBCMS 2026-5C43
		Note A-2	Non-Control	$20,000,000	BBCMS 2026-5C43
		Note A-3	Non-Control	$19,900,000	Citi Real Estate Funding Inc.

Project Embassy	Non-Serviced (BANK5 2026-5YR24)	Note A-1	Control	$60,000,000	BANK5 2026-5YR24
		Note A-2	Non-Control	$35,000,000	BMO 2026-5C16
		Note A-3	Non-Control	$30,000,000	BBCMS 2026-5C43
		Note A-4	Non-Control	$20,000,000	Wells Fargo Bank, National Association
		Note A-5	Non-Control	$15,000,000	BANK5 2026-5YR24

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Mortgage Loan	Mortgage Loan Type / Non-Serviced PSA	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder
Compass Storage National Portfolio 2.0	Servicing Shift	Note A-1	Control	$65,000,000	Citi Real Estate Funding Inc.
		Note A-2	Non-Control	$30,000,000	BBCMS 2026-5C43
		Note A-3	Non-Control	$24,400,000	Citi Real Estate Funding Inc.

Fratelli Beretta Industrial Portfolio	Non-Serviced (Benchmark 2026-V23)	Note A-1	Control	$69,000,000	Benchmark 2026-V23
		Note A-2	Non-Control	$26,000,000	BBCMS 2026-5C43

Old Edwards Portfolio	Non-Serviced (Benchmark 2026-V23)	Note A-1	Control	$60,000,000	German American Capital Corporation
		Note A-2	Non-Control	$50,000,000	Benchmark 2026-V23
		Note A-3	Non-Control	$10,000,000	BBCMS 2026-5C43
		Note A-4	Non-Control	$10,000,000	BBCMS 2026-5C43
		Note A-5	Non-Control	$5,000,000	German American Capital Corporation

Summit Mall	Non-Serviced (BANK5 2026-5YR24)	Note A-1	Control	$42,000,000	BANK5 2026-5YR24
		Note A-2	Non-Control	$18,000,000	BBCMS 2026-5C43
		Note A-3	Non-Control	$10,000,000	Natixis Real Estate Capital LLC

Mall at Prince George’s	Non-Serviced (WFCM 2026-5C9)	Note A-1	Control	$35,000,000	WFCM 2026-5C9
		Note A-2	Non-Control	$23,000,000	WFCM 2026-5C9
		Note A-3	Non-Control	$17,000,000	BBCMS 2026-5C43
		Note A-4	Non-Control	$15,000,000	Goldman Sachs Bank USA
		Note A-5	Non-Control	$10,000,000	Benchmark 2026-V23

Fairfield Times Square	Non-Serviced (Benchmark 2026-V23)	Note A-1-1	Control	$50,000,000	Benchmark 2026-V23
		Note A-1-2	Non-Control	$5,000,000	BMO 2026-5C16
		Note A-1-3	Non-Control	$5,000,000	BBCMS 2026-5C43
		Note A-2	Non-Control	$10,000,000	BBCMS 2026-5C43
		Note A-3	Non-Control	$10,000,000	BMO 2026-5C16

Sanctuary at Winterlakes	Servicing Shift	Note A-1	Control	$28,800,000	Barclays Capital Real Estate Inc.
		Note A-2	Non-Control	$10,000,000	BBCMS 2026-5C43

Haimov Miami Portfolio	Non-Serviced (BBCMS 2026-5C42)	Note A-1	Control	$20,000,000	BBCMS 2026-5C42
		Note A-2	Non-Control	$8,500,000	BBCMS 2026-5C43

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The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

A Jointly Sold Mortgage Loan that is not a Whole Loan will be serviced pursuant to the PSA and in accordance with the terms of the PSA and may be governed by an Intercreditor Agreement. The terms of an Intercreditor Agreement governing a Jointly Sold Mortgage Loan that is not a Whole Loan will be substantially similar to the terms of an Intercreditor Agreement relating to a Serviced Pari Passu Whole Loan set forth in this section.

The Servicing Shift Whole Loans will be serviced pursuant to the related PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to the related Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each related Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA (or, in certain cases, any sale by a securitization trust).

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s

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right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Servicing Shift Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to such Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan (other than the Servicing Shift Whole Loans), the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to the Servicing Shift Whole Loans, one or more related Non-Control Notes will be included in the Trust, and the directing certificateholder for this securitization, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

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Such consultation right will expire in a specified period (generally five or ten business days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such specified period (generally five or ten business days) will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned specified period (generally five or ten business days).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari

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Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to the Servicing Shift Whole Loans, the discussion under this section only applies to the period on or after the related Servicing Shift Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each related Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and/or (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA (or, in certain cases, any sale by a securitization trust).

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Pari Passu Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. With respect to each Servicing Shift Whole Loan, on and after the related Servicing Shift Date, the related Controlling Holder will be the related Non-Serviced Directing Certificateholder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the directing certificateholder for this securitization, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or

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an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable, determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as

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applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will generally have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related non-serviced securitization trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. § 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in September 2026

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and ending on the hypothetical Determination Date in October 2026. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Barclays Capital Real Estate Inc., Citi Real Estate Funding, Inc., German American Capital Corporation, UBS AG New York Branch, RREF V - D Direct Lending Investments, LLC, Goldman Sachs Bank USA, BSPRT CMBS Finance, LLC, Wells Fargo Bank, National Association, Starwood Mortgage Capital LLC and Natixis Real Estate Capital LLC are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Barclays Capital Real Estate Inc., Citi Real Estate Funding, Inc., German American Capital Corporation, UBS AG New York Branch, RREF V - D Direct Lending Investments, LLC, BSPRT CMBS Finance, LLC, Wells Fargo Bank, National Association, Starwood Mortgage Capital LLC and Natixis Real Estate Capital LLC on or about October 29, 2026 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of the depositor and Barclays Capital Inc., one of the underwriters. The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self-storage and industrial properties. These loans are primarily originated for the purpose of securitization.
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●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on September 30, 2026, Barclays or its affiliates were the loan sellers in approximately 205 commercial mortgage-backed securitization transactions. Approximately $71.2 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024, 2025 and through September 30, 2026.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2026*	$ 3,369,122,732
2025	$ 6,116,669,693
2024	$ 5,885,080,762
2023	$ 2,463,932,012
2022	$ 5,482,697,941
2021	$ 7,251,700,536
2020	$ 3,078,111,026
2019	$ 4,982,776,203
2018	$ 3,916,450,689
2017	$ 4,970,884,850
2016	$ 3,035,842,410
2015	$ 5,275,015,201
2014	$ 3,227,137,803
2013	$ 2,794,488,744
2012	$ 1,919,346,250
*Through September 30, 2026

Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance

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review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

With respect to the GBP Industrial Portfolio Mortgage Loan, which was originated by RREF DLI and a certain note of which was subsequently acquired by Barclays, and which is currently being sold into this securitization by RREF DLI and Barclays, the RREF DLI Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. The depositor, Barclays, and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

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Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

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Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are generally required.

Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Barclays mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays mortgage loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays mortgage loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes – Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances,
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including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.

●	Completion Repair/Environmental Remediation – Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors – Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

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Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above.

In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on February 13, 2026 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of June 30, 2026, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank or its affiliates may retain on the Closing Date the Class R certificates. However, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays fails with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of

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this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2025, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $22.0 billion. Since the beginning of 2010 through March 31, 2026, Wells Fargo Bank originated approximately 3,116 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $82.4 billion, which were included in 291 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

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Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The

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decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in

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drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

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●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and

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may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

With respect to The Assembly Mortgage Loan (9.9%), which was co-originated by Barclays Capital Real Estate Inc. and Wells Fargo Bank, National Association, the Barclays Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparisons and Recalculation. Wells Fargo Bank engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells

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Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination

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procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2023 to June 30, 2026 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	I	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC(11)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	1	28,810,156.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	32,650,000.00	3.39	1	28,810,156.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC(12)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Wells Fargo Commercial Mortgage Trust 2024-5C1, Commercial Mortgage Pass-Through Certificates, Series 2024-5C1	X	Wells Fargo Bank, National Association	6	183,422,953	25.1	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 2028411		Argentic Real Estate Finance 2 LLC	6	141,400,000	19.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Citi Real Estate Funding Inc.	5	90,200,000	12.3	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Wells Fargo Bank, National Association / Argentic Real Estate Finance 2 LLC	1	73,000,000	10.0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		LMF Commercial, LLC(13)	4	67,200,000	9.2	1	13,000,000	1.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Goldman Sachs Mortgage Company	2	61,650,000	8.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		UBS AG	4	42,200,000	5.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	3	40,543,407	5.5	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Citi Real Estate Funding Inc. / Argentic Real Estate Finance 2 LLC	1	32,250,000	4.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			32	731,866,360	100.00	1	13,000,000	1.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2023-SB105 Mortgage Trust, Multifamily Pass Through Certificates, Series 2023-SB105	X	Federal Home Loan Mortgage Corporation(14)	107	279,971,558	100.0	1	7,124,000	2.5	1	7,124,000	2.5	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			107	279,971,558	100.00	1	7,124,000	2.5	1	7,124,000	2.5	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			302	2,879,094,033.00		4	57,274,000.00		2	35,934,156.00		1	4,500,000.00		0	0.00		0	0.00		0	0.00	0.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.
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The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic repurchased the Aloft Houston Loan on January 25, 2024. Argentic appealed to the First Department of the Appellate Division of the Supreme Court of the State of New York which dismissed the appeal on April 11, 2024. Argentic then sought to reargue the appeal in the Appellate Division or, in the alternative, leave to appeal to the Court of Appeals of the State of New York, which the Appellate Division denied on July 25, 2024. On August 23, 2024, Argentic then requested that the Court of Appeals grant leave for Argentic to appeal the Appellate Division's decisions. The case regarding the Aloft Houston Loan was withdrawn on January 27, 2026.
(12)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.
(13)	Argentic Services Company, LP, as special servicer (the "Special Servicer"), submitted a repurchase request (a "15Ga 1 Notice" under the related pooling and servicing agreement) with respect to Mortgage Loan No. 19 (Euclid Apartments, 27181 Euclid Avenue, Euclid, Ohio), asserting that, at the time of sale, required property/liability insurance for the related property was not obtained and/or in place and that this resulted in breaches of certain representations and warranties (including insurance-related representations). In a letter dated March 16, 2026, LMF Commercial, LLC ("LMF"), as mortgage loan seller, acknowledged receipt of the repurchase request and advised that it is reviewing/investigating the allegations and intends to respond upon completion of its review; no determination has been made as of the date of this report.
(14)	On April 27, 2026, LNR Partners, LLC (the "Special Servicer") determined that Federal Home Loan Mortgage Corporation (the "Mortgage Loan Seller") had breached one or more of the representations and warranties of the Mortgage Loan Seller made in connection with the sale of the loan referred to as the Ocotillo Apartments Loan (the "Loan") due to alleged inaccuracies in the legal description of the property attached to the deed of trust. The Special Servicer concluded that the breach constituted a material breach of the representations and warranties with respect to the Loan. The Mortgage Loan Seller repurchased the Loan on June 11, 2026.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2026 through June 30, 2026 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 6, 2026 if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 6, 2026, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

RREF V - D Direct Lending Investments, LLC

General

RREF V – D Direct Lending Investments, LLC (“RREF DLI”) is a Delaware limited liability company and a wholly owned subsidiary of Rialto Real Estate Fund V – Debt, LP, a Delaware limited partnership (“RREF”). RREF is managed by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), the special servicer. RREF is an affiliate of the expected holder of the eligible horizontal residual interest and the entity that is the initial directing certificateholder. RREF’s principal offices are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RREF has approximately $2.6 billion in closed capital commitments, and is a closed-end, commingled fund that seeks superior, risk-adjusted returns from real estate opportunities of all types, which meet RREF’s targeted return. RREF is focused on debt investment opportunities related to assets and businesses involved primarily in the commercial real estate sector and commercial mortgage-backed securities.

RREF is managed by RCM, a Securities and Exchange Commission registered investment adviser. RCM, together with its affiliate RCA (together, “Rialto”), is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2026, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $21.8 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

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In addition, as of June 30, 2026, RCM has underwritten and purchased, primarily for the Funds, over $12.4 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 265 securitizations totaling over $281 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 301 employees as of June 30, 2026 and is headquartered in Miami with offices located in New York City and Santa Monica and additional offices across the United States and in Europe.

RREF DLI is a sponsor, and the Retaining Sponsor, of this securitization and one of the mortgage loan sellers. RREF DLI is the seller of three (3) Mortgage Loans (16.6%) (the “RREF DLI Mortgage Loans”). With the exception of the Mall at Prince George’s Mortgage Loan (1.7%), RREF DLI originated the RREF DLI Mortgage Loans and underwrote all of the RREF DLI Mortgage Loans in accordance with the underwriting guidelines and processes described below.

Pursuant to certain interim servicing arrangements between RREF DLI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by RREF DLI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which RREF DLI is acting as Mortgage Loan Seller.

Pursuant to interim custodial arrangements between Computershare Trust Company and RREF DLI, Computershare Trust Company acts as interim custodian with respect to all of the RREF DLI Mortgage Loans (14.5%).

Wells Fargo Bank is the purchaser under a repurchase agreement with RREF DLI or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by each such mortgage loan seller and/or its respective affiliates. In the case of the repurchase facility provided to RREF DLI, Wells Fargo Bank has agreed to purchase mortgage loans from RREF DLI on a revolving basis. The dollar amount of the mortgage loans that are expected to be subject to the repurchase facility that will be sold by RREF DLI to the depositor in connection with this securitization transaction is projected to equal, as of the Cut-off Date, approximately $143,944,821. Proceeds received by RREF DLI in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank each of the mortgage loans subject to that repurchase facility that are to be sold by RREF DLI to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

RREF DLI’s Securitization Program

RCM has been engaged in the securitization of commercial mortgages, assets and related investments, as described above. RREF DLI has not been involved in the securitization of any other types of financial assets. RREF DLI originates both fixed- and floating-rate loans throughout the United States secured by, but not limited to, retail, office, multifamily, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, RREF DLI will transfer the RREF DLI Mortgage Loans to the depositor, who will then transfer the RREF DLI Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the RREF DLI Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, RREF DLI will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a mortgage loan purchase agreement, RREF DLI will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery

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requirements with respect to the RREF DLI Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, RREF DLI will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither RREF DLI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against RREF DLI for any losses or other claims in connection with the certificates or the RREF DLI Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by RREF DLI in the related MLPA.

Review of RREF DLI Mortgage Loans

Overview. RREF DLI, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the RREF DLI Mortgage Loans that it will be contributing to this securitization. The review of the RREF DLI Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of RREF DLI or one or more of RREF DLI’s affiliates, or, in certain circumstances, are consultants engaged by RREF DLI (collectively, the “RREF DLI Deal Team”). The review procedures described below were employed with respect to all of the RREF DLI Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. In the case of all of the RREF DLI Mortgage Loans, some or all of the information about such RREF DLI Mortgage Loan may have been prepared by the related originator or originating party and reviewed by RREF DLI. In addition, such originator or originating party, rather than RREF DLI, may have engaged the third parties involved in the review process for the benefit of RREF DLI. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the RREF DLI Deal Team updated its internal database of loan-level and property-level information relating to each RREF DLI Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by RREF DLI during the underwriting process. After origination of each RREF DLI Mortgage Loan, the RREF DLI Deal Team updated the information in the database with respect to such RREF DLI Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the RREF DLI Deal Team.

A data tape (the “RREF DLI Data Tape”) containing detailed information regarding the RREF DLI Mortgage Loans was created from the information in the database referred to in the prior paragraph. The RREF DLI Data Tape was used by the RREF DLI Deal Team to provide the numerical information regarding the RREF DLI Mortgage Loans in this prospectus.

Data Comparison and Recalculation. RREF engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by RREF relating to information in this prospectus regarding the Mortgage Loans acquired by RREF. These procedures include:

(i)            comparing the information in the RREF DLI Data Tape against various source documents provided by RREF DLI that are described above under “—Database”;

(ii)        comparing numerical information regarding the RREF DLI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the RREF DLI Data Tape; and

(iii)       recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

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Legal Review. RREF DLI engaged various law firms to conduct certain legal reviews of the RREF DLI Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each RREF DLI Mortgage Loan, RREF DLI’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each RREF DLI Mortgage Loan reviewed RREF DLI’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the RREF DLI Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain RREF DLI Mortgage Loans, (ii) a review of the legal data records referred to above relating to the RREF DLI Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the RREF DLI Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each RREF DLI Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth in Annex A-2, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by RREF DLI, with respect to any pending litigation that existed at the origination or acquisition of any RREF DLI Mortgage Loan that is material and not covered by insurance, RREF DLI requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. RREF DLI confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a RREF Mortgage Loan. In addition, if RREF DLI became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a RREF DLI Mortgage Loan, RREF DLI obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The RREF DLI Deal Team also consulted with RREF DLI personnel responsible for the acquisition of the RREF DLI Mortgage Loans to confirm that the RREF DLI Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—RREF DLI’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to RREF DLI’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, RREF DLI determined that the disclosure regarding the RREF DLI Mortgage Loans in this prospectus is accurate in all material respects. RREF DLI also determined that the RREF DLI Mortgage Loans were acquired in accordance with RREF’s underwriting criteria, except as described under “—Exceptions to RREF DLI’s Disclosed Underwriting Guidelines” below. RREF DLI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. RREF DLI will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. RREF DLI, and, if appropriate, its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “RREF DLI Qualification Criteria”). RREF DLI will engage a third party accounting firm to compare the RREF DLI Qualification Criteria against the underlying source documentation to verify the accuracy of the review by RREF DLI and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by RREF DLI to render any tax opinion required in connection with the substitution.

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RREF DLI’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination or acquisition procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of RREF DLI with respect to multifamily and commercial mortgage loans originated by RREF DLI.

Loan Analysis. RREF DLI generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including credit reports and judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. RREF DLI’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, RREF DLI performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. RREF DLI assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by RREF DLI must be approved by an investment committee, which includes senior personnel from RREF DLI or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. RREF DLI’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination or acquisition of a loan. In determining a debt service coverage ratio, RREF DLI may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by RREF DLI and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, RREF DLI may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by RREF DLI, there may exist subordinate mortgage debt or mezzanine debt. RREF DLI may acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

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The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Loan Sponsors. RREF DLI evaluates the borrower, its principals and/or the loan sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation will generally include obtaining and reviewing a credit report and other reliable indications of the loan sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or loan sponsor’s prior real estate experience. Although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain loan sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a loan sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that RREF DLI may be the lender on or acquire that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, RREF DLI will obtain the reports described below (or review third party reports obtained on its behalf or in the case of acquired loans, on behalf of the related seller):

(i)     Appraisals. RREF DLI will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)    Environmental Assessment. In connection with the origination or acquisition process, RREF DLI will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, RREF DLI may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when RREF DLI or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the assessment, RREF DLI may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to RREF DLI) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)   Engineering Assessment. In connection with the origination or acquisition process, RREF DLI will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, RREF DLI will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

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(iv)   Seismic Report. In connection with the origination or acquisition process, RREF DLI will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, RREF DLI will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. RREF DLI may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, RREF DLI may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans acquired by RREF. The required escrows for mortgage loans acquired by RREF DLI are as follows:

(i)     Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide RREF DLI with sufficient funds to satisfy all taxes and assessments. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or RREF DLI may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(ii)    Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide RREF DLI with sufficient funds to pay all insurance premiums. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

(iii)  Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

(iv)   Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.

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(v)    Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

(vi)   Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. RREF DLI may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

RREF DLI may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) RREF DLI’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) the related originator having structured springing escrows that arise for identified risks, (v) RREF DLI having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) RREF DLI’s belief that there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—RREF DLI’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by RREF may vary from, or may not comply with, RREF’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by RREF, RREF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

RREF DLI may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts. In addition, affiliates of RCM have in the past and may in the future acquire mortgage loans such affiliates have not originated and engage in the securitization of assets and related investments, as described above.

Exceptions to RREF DLI’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the Mortgage Loans. However, one or more of RREF DLI’s Mortgage Loans may vary from the specific RREF DLI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of RREF DLI’s Mortgage Loans, RREF DLI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. Finally, in connection with loans acquired by RREF DLI, RREF DLI may have applied its underwriting guidelines based on information, including third party reports and other information, obtained by the related seller in connection with its origination of such loan. For any material exceptions to RREF DLI’s underwriting guidelines described above in respect of the RREF DLI Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

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The RREF DLI Mortgage Loans were originated or acquired in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found in Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act

RREF DLI most recently filed a Form ABS-15G on February 5, 2026. RREF DLI’s Central Index Key is 0002086033. With respect to the period from and including October 8, 2025 (the date of the first securitization into which RREF DLI sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including June 30, 2026, RREF DLI does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act, as amended, with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

RREF DLI is an affiliate of (i) RCA, the expected special servicer, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the entity expected to be the holder of the VRR Interest and (iii) RREF V – D AIV RR L, LLC, the entity that is expected to be the holder of the “eligible horizontal residual interest”, be the initial Controlling Class Certificateholder and be appointed as the initial directing certificateholder (other than with respect to any Excluded Loan). Another affiliate of RREF DLI may also purchase one or more other classes of certificates. Except as described above, as of the Closing Date, neither RREF DLI nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF DLI or its affiliates may retain or own in the future certain other classes of certificates and any such party will have the right to dispose of such certificates (other than those Certificates that constitute the horizontal risk retention certificates at any time.

The information set forth under “—RREF V – D Direct Lending Investments, LLC” has been provided by RREF DLI.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. CREFI originated or co-originated all of the mortgage loans that it is contributing to this securitization (the “CREFI Mortgage Loans”). CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc., one of the underwriters. CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

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CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion, $6.7 billion, $13.8 billion and $16.9 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022, 2023, 2024 and 2025, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the CREFI Mortgage Loans. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.
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CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
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●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
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●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-2. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-2. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a

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Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any cross-collateralized group of mortgage loans as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Summaries of the Fifteen Largest Mortgage Loans” in Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination

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of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such
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escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph 7 on Annex D-1 without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs 17 and 30 on Annex D-1 without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph 42 on Annex D-1 without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph 41 on Annex D-1 without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2026. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2023 to and including September 30, 2026, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain other Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the co-managers. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of a branch of Natixis, a joint stock company with a board of directors duly organized and existing under the laws of France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. NREC’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings strategies) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s participation in securitizations sponsored by other banking and real estate institutions. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of February 23, 2026, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $72.085 billion and the total amount of these loans that were securitized is in excess of $32 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed-use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers

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and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in any securitizations.

Pursuant to an MLPA, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the NREC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject material defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each MLPA to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan

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terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain of the NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated or co-originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated or co-originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as

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part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A-1, Annex A-2 and Annex A-3, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual premiums are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains an acceptable blanket insurance policy, (ii) if and to the extent that a single or major tenant (which
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may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount generally equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A-1.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be
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performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.
●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.
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Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 13, 2026. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to June 30, 2026.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00

(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

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Retained Interests in This Securitization

Neither NREC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Natixis Real Estate Capital LLC” has been provided by NREC.

German American Capital Corporation

General

German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, an originator and a mortgage loan seller in this securitization transaction. GACC co-originated (either directly or, in some cases, through table funding arrangements) the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated and Third-Party Originated Mortgage Loans” for which GACC is identified as a mortgage loan seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., an underwriter. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is expected that GACC will be the holder of the companion loans (if any) for which the noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

With respect to the Old Edwards Portfolio Mortgage Loan (2.0%), the Fairfield Times Square Mortgage Loan (1.5%), the 465 Columbus Mortgage Loan (1.1%) and the My Place Midland Mortgage Loan (0.5%), Deutsche Bank AG, New York Branch (“DBNY”) purchased a 100% equity participation interest in the related promissory notes from its affiliate, GACC. DBNY is expected to transfer its interest in the promissory notes to its affiliate, GACC, on or prior to the Closing Date. During the period from DBNY’s purchase to the Closing Date, DBNY will have borne the credit risk in respect of the promissory notes.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

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Neither GACC nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against GACC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by GACC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GACC’s Securitization Program

GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both fixed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through September 30, 2026 is approximately $134.8 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective

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affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originator during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Property disclosed in this prospectus against the GACC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of the GACC Mortgage Loans originated by the DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for the GACC Mortgage Loans reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to

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the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of the GACC Mortgage Loans, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of the GACC Mortgage Loans, GACC, together with origination counsel, conducted a search with respect to each borrower under each related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by the DB Originator, a GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originator’s Underwriting Guidelines and Processes

General. GACC is a sponsor, a loan seller and an originator and is affiliated with Deutsche Bank Securities Inc., one of the underwriters. GACC is referred to as the “DB Originators” in this prospectus. The DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial,

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occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date.  The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (a report dated within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that

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varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if the applicable DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In

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certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i)
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the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that

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would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originator’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to DB Originator’s Underwriting Guidelines

Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more of the GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GACC Mortgage Loans, the applicable DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 13, 2026. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including April 1, 2023 to and including June 30, 2026, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GACC and/or its affiliates may acquire or own in the future certain classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC, a Delaware limited liability company (“SMC” and, together with its subsidiaries, “Starwood”), is a sponsor, seller and originator of certain mortgage loans into the securitization described in this prospectus. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of SMC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. SMC also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (i) LNR Partners, LLC, the special servicer under the BBCMS 2026-5C42 pooling and servicing agreement and (ii) LNR Securities Holdings, LLC, the initial controlling class representative pursuant to the BBCMS 2026-5C42 pooling and servicing agreement.

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In addition, pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to two (2) of the SMC Mortgage Loans (2.9%).

Starwood’s Securitization Program

This is the 161st commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992 and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $20.06 billion of commercial loans in its prior securitizations.

SMC originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. SMC’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, SMC may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures. In general, SMC does not hold the loans it originates until maturity.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of SMC or one or more of its affiliates (the “SMC Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the SMC Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the SMC Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the SMC Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the SMC Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

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These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s asset summary report for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the SMC Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which SMC was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The SMC Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below. See “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, SMC determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. SMC also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten (or acquired and reunderwritten) in accordance with SMC’s underwriting criteria, except as described below under “—Exceptions to SMC’s Disclosed Underwriting Guidelines”. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. SMC will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. SMC, and if appropriate its legal counsel, will review the mortgage loan documents of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated (or acquired and reunderwritten) by SMC for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular

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commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of SMC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated (or acquired and reunderwritten) by SMC complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” of Annex D-2.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by SMC require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the net cash flow debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, Starwood may in some instances have reduced the term interest rate that Starwood would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied Starwood’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

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In addition, with respect to certain mortgage loans originated by Starwood, there may exist additional pari passu or subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-21 entitled, “Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Starwood or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:
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legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures or is required to maintain the insurance and pay the premiums therefor directly to the insurance carrier.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.
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Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A-1.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

Except as described above in this “—Exceptions to SMC’s Disclosed Underwriting Guidelines” section, none of the SMC Mortgage Loans were originated with any material exceptions from the Starwood underwriting guidelines and procedures. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Servicing

Interim servicing for all loans originated (or acquired) by Starwood prior to securitization is typically performed by Trimont LLC. In addition, primary servicing is occasionally retained by certain mortgage brokerage firms under established sub-servicing agreements with Starwood, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

SMC most recently filed a Form ABS-15G on August 5, 2026. SMC’s Central Index Key is 0001548405. With respect to the period commencing July 1, 2023 and ending June 30, 2026, SMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Name of Issuing Entity	Check if registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization(3)			Assets that Were Subject of Demand(3)(4)			Assets that Were Repurchased or Replaced (3)(5)			Assets Pending Repurchase or Replacement (within cure period) (6)			Demand in Dispute(3)(4)(7)			Demand Withdrawn(3)(4)(8)			Demand Rejected(3)(4)(9)
			#	$	% of prin. balance	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)	#	$(10)	% of prin. balance(11)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (0001966434) (12)	X	Starwood Mortgage Capital LLC	2	$60,950,000.00	7.2%	1	$54,500,000.00	7.0%	-	$-	0.0%	-	$-	0.0%	1	$54,500,000.00	7.0%	-	$-	0.0%	-	$-	0.0%
BMO 2024-5C5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-5C5 (0002027304) (13)	X	Starwood Mortgage Capital LLC	5	$159,025,000.00	15.6%	1	$33,377,955.01	3.3%	-	$-	0.0%	-	$-	0.0%	1	$33,377,955.01	3.3%	-	$-	0.0%	-	$-	0.0%
Issuing Entity Total			7	$219,975,000.00		2	$87,877,955.01		-	$-		-	$-		2	$87,877,955.01		-	$-		-	$-

(1)       This table contains all applicable information in our records required to be reported that SMC knows and that is available to SMC without unreasonable effort or expense in connection with demands for repurchase or replacement of pool assets in Covered Transactions (as defined below) for breaches of representations or warranties. SMC undertook the following steps to gather the information required by Rule 15Ga-1: (i) identifying all asset-backed securities transactions in which SMC acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer (“Covered Transactions”) and (ii) performing a diligent search of our records for all relevant information.

(2)       “Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. Starwood Mortgage Capital LLC (“SMC”) is one of multiple originators of assets held by the issuing entity. Only the originators related to the securitizer’s securitized assets are listed.

(3)       The numbers of assets or demands (shown in columns (d), (g), (j), (m), (p), (s) and (v)) and principal balances (shown in columns (e), (h), (k), (n), (q), (t) and (w)) are with respect to the securitizer’s asset contribution only (without taking into account assets contributed by other securitizers). However, the percentages of principal balances (shown in columns (f), (i), (l), (o), (r), (u) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other securitizers) and based on (i) an aggregate principal balance at the time of securitization (for column (f)), as shown on the applicable issuing entity’s Form 424B2, and (ii) an aggregate scheduled principal balance as of the most recent distribution date statement (for columns (i) and (r)), as shown on the applicable report of the issuing entity prepared by the certificate administrator (as filed in the applicable issuing entity’s most recent Form 10-D).

(4)       Reflects aggregate numbers for all demand activity shown in this table.

(5)       Includes loans for which the repurchase price or replacement asset was received by the issuing entity during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(6)       Includes loans that are subject to a demand and within the cure period. The demand related to loans reported in this column may have been received prior to the reporting period.

(7)       Includes demands received during and prior to the reporting period unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to this reporting period and was finally resolved prior to this reporting period.

(8)       Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period. Also includes loans that have been cured. The demand related to loans reported in this column may have been received prior to the reporting period.

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(9)       Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period. The demand related to loans reported in this column may have been received prior to the reporting period.

(10)       Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2026 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the exhibit are based on the securitizer’s records and, in certain instances, may differ from balance and loan count information publicly available.

(11)       % of principal balance was calculated by using the principal balance as described in footnote 10 divided by the aggregate principal balance of the pool assets reported in the June 2026 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 10, the percentage shown in this column may exceed 100%.

(12)       K-Star Asset Management LLC (“K-Star”), in its capacity as special servicer of the 2 Executive mortgage loan, in a letter dated September 26, 2025, alleged certain breaches of certain representations made in the applicable Mortgage Loan Purchase Agreement and requested that SMC take all actions as are required by Section 2.03 of the related Pooling and Servicing Agreement and Section 5 of the related Mortgage Loan Purchase Agreement. On March 2, 2026, Computershare Trust Company, National Association, as trustee for the Certificateholders of BBCMS Mortgage Trust 2023-C19, Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (the “Trust”), acting by and through the special servicer for the Trust, K-Star filed a complaint in the United States District Court, Southern District of New York against SMC, as sponsor, with respect to such alleged breaches of certain representations related to the 2 Executive mortgage loan and requests that SMC repurchase the mortgage loan. As of the date of this report, the allegations set forth in the complaint remain in dispute.

(13)       CWCapital Asset Management LLC, in its capacity as special servicer of The Pointe & Oak Shadows mortgage loan, in a letter dated May 26, 2026, alleged a breach of a certain representation made with respect to The Pointe & Oak Shadows mortgage loan in the applicable mortgage loan purchase agreement and requested that SMC cure the alleged breach, repurchase The Pointe & Oak Shadows mortgage loan or substitute a qualified substitute mortgage loan for The Pointe & Oak Shadows mortgage loan within the time period set forth in Section 6(e) of the mortgage loan purchase agreement. As of the date of this report, the relevant cure period has not expired, and SMC is reviewing the letter and preparing a response.

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Retained Interests in This Securitization

Neither Starwood nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Starwood or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

UBS AG New York Branch

General

UBS AG New York Branch, an Office of the Comptroller of the Currency regulated branch of a foreign bank (“UBS AG New York Branch”), a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter. UBS AG New York Branch originated, co-originated or acquired certain Mortgage Loans sold to the depositor by it. UBS AG New York Branch is a branch of UBS AG and the branch’s executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. The operational structure of the group is comprised of Corporate Center and five business divisions: Wealth Management, Wealth Management Americas, Personal & Corporate Banking, Asset Management and the Investment Bank.

UBS AG New York Branch’s Securitization Program

UBS AG New York Branch commenced originating commercial mortgage loans primarily for securitization or resale in 2016. UBS AG New York Branch recently became engaged in mortgage securitizations and other structured financing arrangements. Prior to the time that UBS AG New York Branch commenced these activities, UBS Real Estate Securities Inc. (“UBSRES”), an affiliate of UBS AG, had been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006 and had securitized an aggregate of approximately $22,011,130,119 of multifamily and commercial mortgage loans through August 25, 2016. UBS AG New York Branch has previously securitized an aggregate of approximately $24,571,124,069 of multifamily and commercial mortgage loans. UBS AG New York Branch is a branch of UBS AG and its executive offices are located at 11 Madison Avenue, 8th Floor, New York, New York 10010.

UBS AG New York Branch originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated, co-originated or acquired and to be securitized by UBS AG New York Branch include both small balance and large balance fixed rate loans. The commercial mortgage loans that will be sold by UBS AG New York Branch into a commercial loan securitization sponsored by UBS AG New York Branch will have been or will be, as applicable, originated, co-originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBS AG New York Branch or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBS AG New York Branch works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, UBS AG New York Branch will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this prospectus on Annex D-2), to the

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depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBS AG New York Branch Mortgage Loans”) for which it acts as mortgage loan seller. In connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject UBS AG New York Branch Mortgage Loan or such other standard as is described in the MLPA, UBS AG New York Branch may have an obligation to repurchase such Mortgage Loan from the depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “Description of the Mortgage Loan Purchase Agreements”.

Neither UBS AG New York Branch nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBS AG New York Branch sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBS AG New York Branch Mortgage Loans

Overview. UBS AG New York Branch, in its capacity as the sponsor of the UBS AG New York Branch Mortgage Loans, has conducted a review of the UBS AG New York Branch Mortgage Loans in connection with the securitization described in this prospectus. The review of the UBS AG New York Branch Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBS AG New York Branch’s affiliates and certain third party consultants engaged by UBS AG New York Branch (the “UBS AG New York Branch Deal Team”). The review procedures described below were employed with respect to all of the UBS AG New York Branch Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBS AG New York Branch Deal Team created a database of loan level and property level information relating to each UBS AG New York Branch Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBS AG New York Branch during the underwriting process. After origination of each UBS AG New York Branch Mortgage Loan, the UBS AG New York Branch Deal Team updated the information in the database with respect to the UBS AG New York Branch Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBS AG New York Branch Deal Team, to the extent such updates were provided to, and deemed material by, the UBS AG New York Branch Deal Team.

A data tape (the “UBS AG New York Branch Data Tape”) containing detailed information regarding each UBS AG New York Branch Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBS AG New York Branch Data Tape was used by the UBS AG New York Branch Deal Team to provide the numerical information regarding the UBS AG New York Branch Mortgage Loans in this prospectus.

Data Comparison and Recalculation. UBS AG New York Branch, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBS AG New York Branch, relating to information in this prospectus regarding the UBS AG New York Branch Mortgage Loans. These procedures included:

(i)                comparing the information in the UBS AG New York Branch Data Tape against various source documents provided by UBS AG New York Branch;

(ii)             comparing numerical information regarding the UBS AG New York Branch Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the UBS AG New York Branch Data Tape; and

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(iii)           recalculating certain percentages, ratios and other formulae relating to the UBS AG New York Branch Mortgage Loans disclosed in this prospectus.

Legal Review. UBS AG New York Branch engaged various law firms to conduct certain legal reviews of the UBS AG New York Branch Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each UBS AG New York Branch Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBS AG New York Branch’s standard form loan documents. In addition, origination counsel for each UBS AG New York Branch Mortgage Loan reviewed UBS AG New York Branch’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBS AG New York Branch Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBS AG New York Branch Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBS AG New York Branch Mortgage Loans prepared by origination counsel, and (iii) assisting the UBS AG New York Branch Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBS AG New York Branch Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Origination counsel also assisted in the preparation of the UBS AG New York Branch Mortgage Loan summaries set forth on Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBS AG New York Branch Mortgage Loan, UBS AG New York Branch requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBS AG New York Branch conducted a search with respect to each borrower under a UBS AG New York Branch Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBS AG New York Branch Mortgage Loan. If UBS AG New York Branch became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBS AG New York Branch Mortgage Loan, UBS AG New York Branch obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBS AG New York Branch Deal Team also consulted with UBS AG New York Branch to confirm that the UBS AG New York Branch Mortgage Loans were originated or re-underwritten in compliance with the origination and underwriting criteria described below under “—UBS AG New York Branch’s Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBS AG New York Branch determined that the disclosure regarding the UBS AG New York Branch Mortgage Loans in this prospectus is accurate in all material respects. UBS AG New York Branch also determined that the UBS AG New York Branch Mortgage Loans were originated (or acquired and re-underwritten) in accordance with UBS AG New York Branch’s origination procedures and underwriting criteria. UBS AG New York Branch attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. UBS AG New York Branch will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. UBS AG New York Branch and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (collectively, the “UBS Qualification Criteria”). UBS AG New York Branch will engage a third-party accounting firm to compare the UBS Qualification Criteria against the underlying source documentation to verify the accuracy of the review by UBS AG New York Branch and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will

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also be engaged by UBS AG New York Branch to render any tax opinion required in connection with the substitution.

UBS AG New York Branch’s Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBS AG New York Branch with respect to multifamily and commercial mortgage loans originated or acquired by UBS AG New York Branch.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBS AG New York Branch generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBS AG New York Branch’s credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBS AG New York Branch assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBS AG New York Branch must be approved by a loan committee which includes senior personnel from UBS AG New York Branch or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBS AG New York Branch’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBS AG New York Branch and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBS AG New York Branch may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBS AG New York Branch, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

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The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBS AG New York Branch may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBS AG New York Branch will obtain the property assessments and reports described below:

Appraisals. UBS AG New York Branch will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBS AG New York Branch may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment. UBS AG New York Branch will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBS AG New York Branch may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBS AG New York Branch might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBS AG New York Branch or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBS AG New York Branch may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

Engineering Assessment. In connection with the origination process, UBS AG New York Branch will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBS AG New York Branch will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBS AG New York Branch will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

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Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBS AG New York Branch may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBS AG New York Branch conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBS AG New York Branch. Furthermore, UBS AG New York Branch may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions

One or more of the mortgage loans originated by UBS AG New York Branch may vary from the specific UBS AG New York Branch underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by UBS AG New York Branch, UBS AG New York Branch may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the UBS AG New York Branch Mortgage Loans was originated with any material exceptions from UBS AG New York Branch’s underwriting guidelines described above.

Compliance with Rule 15Ga-1 under the Exchange Act

UBS AG New York Branch most recently filed a Form ABS-15G on February 12, 2026. UBS AG New York Branch’s Central Index Key is 0001685185. With respect to the period from and including October 13, 2016 (the date of the first securitization into which UBS AG New York Branch sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of representation or warranty) to and including June 30, 2026, the following table provides information regarding demand, repurchase and replacement history reported by UBS AG New York Branch as required by Rule 15Ga-1.

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Name of Issuing Entity	Check if Registered	Name of Originator(1)(2)	Total Assets in ABS by Originator(1)(3)			Assets That Were Subject of Demand(1)(4)(5)			Assets That Were Repurchased or Replaced(1)(4)(6)			Assets Pending Repurchase or Replacement (within cure period)(1)(4)(7)			Demand in Dispute(4)(6)(8)		Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	®	(s)	(t)	(u)	(v)	(w)	(x)
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2019-C16	X	UBS AG New York Branch	29	419,904,949.00	59.5%	1	30,000,000.00	4.4%	0	—	0.0%	0	—	0.0%	0	—	4.4%	1	30,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C15	X	UBS AG New York Branch	18	309,268,780.00	47.8%	1	55,000,000.00	8.5%	0	—	0.0%	0	—	0.0%	0	—	8.5%	1	55,000,000.00	0.0%	0	—	0.0%
UBS Commercial Mortgage Securitization Corp. 0001532799 Commercial Mortgage Pass-Through Certificates Series 2018-C13	X	UBS AG New York Branch	20	336,586,045.00	47.1%	1	26,110,941.17	4.54%	0	—	0.0%	0	—	0.0%	1	26,110,941.17	4.54%	0	0	0.0%	0	__	0.0%

1.	Certain Information. Certain information may have been omitted from this table because it was unknown and not available to UBS AG New York Branch (the “securitizer”) without unreasonable effort or expense. The securitizer believes that it has substantially complete information based on its own records and confirmation from appropriate third parties to the extent such confirmation could be obtained.

The securitizer has reported only on pool assets (i) which were the subject of new demands during the reporting period or (ii) which were the subject of demands previously reported by the securitizer, where such demands had a change in status during the reporting period.

2.	Name of Originator. For purposes of the data presented in the table, the “originator” may be the party in whose name the loan was originated or may be such other party as provided final loan approval based on its own underwriting criteria or from whom the loan was purchased.
3.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance at Time of Securitization. The number of loans shown under the column “Total Assets in ABS by Originator” is the number of loans for such originator, issuing entity or total asset pool, as applicable, at the time of securitization. The “Principal Balance at Time of Securitization” shown under such column is the aggregate principal balance of the applicable loans at the time of securitization. The “Percentage of Principal Balance at Time of Securitization” for each originator has been calculated by dividing the Principal Balance at Time of Securitization of the pool assets of the applicable originator by the Principal Balance at Time of Securitization of all pool assets for the related issuing entity.
4.	Calculation of Number of Loans, Principal Balance and Percentage of Principal Balance for Assets That Were Subject of Demand and Other Columns. The number of loans shown under the column “Assets That Were Subject of Demand” and each column to the right of such column is the number of loans in the applicable category of repurchase/replacement demand activity (each, a “Demand Category”) as to which there was a new demand or change of status of a previously reported demand during the reporting period plus the number of loans in the applicable Demand Category during the reporting period which were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period.

The “Outstanding Principal Balance at End of Reporting Period” shown in such columns identified in the first paragraph of this footnote 4 is the outstanding principal balance of the loans in the applicable Demand Category at the end of the reporting period, adjusted to include loans in the applicable Demand Category that were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period at the outstanding principal balance of such loans at the end of the month immediately prior to such repurchase, replacement or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

The “Percentage of Principal Balance at End of Reporting Period” for each originator was calculated by dividing (i) the Outstanding Principal Balance at End of Reporting Period of the loans in the applicable Demand Category, by (ii) the outstanding principal balance of the entire asset pool (or applicable portion thereof) as of the last day of the reporting period, adjusted to include loans that were included in such asset pool (or applicable portion thereof) at the date of securitization but were repurchased, replaced, prepaid or liquidated prior to the end of the reporting period, with such loans included at their principal balance at the end of the month immediately prior to such repurchase, replacement, prepayment or liquidation (in the case of liquidation, after reflecting only borrower payments in reduction of principal).

5.	Assets That Were Subject of Demand. For purposes of the data presented in the table, a “demand” is a clear request for enforcement of an obligation to repurchase or replace a specified loan.

The table includes all loans that were the “Subject of Demand” and as to which there was a new demand or change of status of a previously reported demand during the reporting period. A loan is considered to be “Subject of Demand” until (i) repurchase or replacement of such loan, (ii) the making of an indemnity payment to the related securitization trust rather than repurchasing the loan because the loan had already been liquidated at the time of payment and therefore was not available to be repurchased or replaced (an “indemnity payment”) or (iii) withdrawal or rejection of the related demand as described in footnotes 9 and 10 below.

In the event that multiple repurchase/replacement demands have been received with respect to a single loan, such demands have been reported as a single demand.

6.	Assets That Were Repurchased or Replaced. This data field is intended to capture pool assets that were the subject of a repurchase/replacement demand (i) which have been repurchased or (ii) for which an indemnity payment has been made.
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The securitizer has reason to believe that certain indemnity payments may have been made by originators that could not be definitively identified and, therefore, these indemnity payments have not been included under the column “Assets That Were Repurchased or Replaced.” In any event, the securitizer has reason to believe that the outstanding principal balance of loans that were the subject of such indemnity payments is immaterial when compared to the outstanding principal balance, in the aggregate, of all loans subject to repurchase, replacement or indemnity payments.

7.	Assets Pending Repurchase or Replacement. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such loan is pending repurchase or replacement within the applicable cure period or (ii) an agreement as to the obligation to repurchase or replace has been reached between the securitizer and the party making the demand but such repurchase or replacement or related indemnity payment is subject to satisfaction of certain conditions or otherwise has not been completed as of the end of the reporting period.
8.	Demand in Dispute. This data field is intended to capture any pool asset that was the subject of a demand (i) for which the securitizer has not yet made a final determination regarding the status of such loan as of the end of the reporting period, (ii) for which the securitizer purchased such loan from an extant originator/seller and has relayed the demand to such originator/seller in accordance with the terms of the originator/seller’s repurchase/replacement obligations in its purchase contract with the securitizer and such originator/seller has not yet made a final determination, (iii) where such demand is currently the subject of insolvency proceedings or (iv) where such demand is currently the subject of litigation (including certain loans that were previously reported under other categories).
9.	Demand Withdrawn. This data field is intended to capture any reportable pool asset that was the subject of a demand for which (i) such demand was the subject of litigation that resulted in settlement or (ii) such demand was rescinded by the party making the demand.
10.	Demand Rejected. This data field is intended to capture any reportable pool asset that was the subject of a demand which was not rescinded by the party making the demand but (i) for which the securitizer determined that such demand was without merit, was invalid or did not specifically allege a breach of any particular representation or warranty or (ii) such demand was rejected by the party to whom the demand was made or relayed.

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Retained Interests in This Securitization

Neither UBS AG New York Branch nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, UBS AG New York Branch or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—UBS AG New York Branch” has been provided by UBS AG New York Branch.

BSPRT CMBS Finance, LLC

General

BSPRT CMBS Finance, LLC (“BSPRT”) is a sponsor of, and a seller of certain mortgage loans (the “BSPRT Mortgage Loans”) into, the securitization described in this prospectus. BSPRT originated and underwrote the BSPRT Mortgage Loans. BSPRT is a limited liability company organized under the laws of the State of Delaware. The primary offices of BSPRT are located at 1 Madison Avenue, Suite 1600, New York, New York 10010.

BSPRT’s Loan Origination and Acquisition History

BSPRT began originating and acquiring commercial mortgage loans in 2017 and has not been involved in the securitization of any other types of financial assets.

BSPRT originates and acquires commercial mortgage loans from both affiliated and unaffiliated third party originators throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate commercial mortgage loans by BSPRT as of June 30, 2026.

Originations and Acquisitions of Fixed-Rate Commercial Mortgage Loans

	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	442	$6,745,267,894.00

In connection with this commercial mortgage securitization transaction, BSPRT will transfer the BSPRT Mortgage Loans to the depositor, who will then transfer the BSPRT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the BSPRT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with the underwriter or the initial purchaser and the depositor, BSPRT will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to an MLPA, BSPRT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the BSPRT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, BSPRT will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that BSPRT will repurchase or replace, or make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of BSPRT will be responsible for doing so if BSPRT fails with respect to its obligations.

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BSPRT does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that BSPRT originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, BSPRT sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of BSPRT Mortgage Loans

Overview. BSPRT has conducted a review of the BSPRT Mortgage Loans in connection with the securitization described in this prospectus. The review of the BSPRT Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “BSPRT Review Team”). The review procedures described below were employed with respect to the BSPRT Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the BSPRT Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to the BSPRT Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the BSPRT Review Team during the underwriting process. The BSPRT Review Team periodically updated the information in the database and the related asset summary report with respect to the BSPRT Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the BSPRT Review Team.

A data tape (the “BSPRT Data Tape”) containing detailed information regarding the BSPRT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The BSPRT Data Tape was used to provide the numerical information regarding the BSPRT Mortgage Loans in this prospectus.

Data Comparison and Recalculation. BSPRT engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by BSPRT, relating to information in this prospectus regarding the BSPRT Mortgage Loans. These procedures included:

●	comparing the information in the BSPRT Data Tape against various source documents provided by BSPRT that are described under “—Review of BSPRT Mortgage Loans—Database” above;
●	comparing numerical information regarding the BSPRT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BSPRT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the BSPRT Mortgage Loans disclosed in this prospectus.

Legal Review. BSPRT engaged various law firms to conduct certain legal reviews of the BSPRT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the BSPRT Mortgage Loans, BSPRT’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for the BSPRT Mortgage Loans reviewed BSPRT’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the BSPRT Mortgage Loans. Such assistance included, among other things, (i) a review of BSPRT’s asset summary report and its origination counsel’s due diligence questionnaire for the BSPRT Mortgage Loans, (ii) a review of the representations and warranties and exception reports referred to above relating to the

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BSPRT Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to the BSPRT Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying Mortgaged Properties of which BSPRT was aware at the origination of the BSPRT Mortgage Loans, the BSPRT Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. BSPRT conducted a search with respect to each borrower under the BSPRT Mortgage Loans to determine whether it filed for bankruptcy. If the BSPRT Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing each BSPRT Mortgage Loan, the BSPRT Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The BSPRT Review Team, with the assistance of applicable origination counsel, also reviewed the BSPRT Mortgage Loans to determine whether the BSPRT Mortgage Loans materially deviated from the underwriting guidelines set forth under “—BSPRT’s Underwriting Standards” below. See “—BSPRT’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the BSPRT Review Team determined that the disclosure regarding the BSPRT Mortgage Loans in this prospectus is accurate in all material respects. The BSPRT Review Team also determined that the BSPRT Mortgage Loans were originated in accordance with BSPRT’s origination procedures and underwriting criteria, except as described under “—BSPRT’s Underwriting Standards—Exceptions” below. BSPRT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. BSPRT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. BSPRT, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related MLPA and the PSA (collectively, the “Qualification Criteria”). BSPRT will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BSPRT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BSPRT to render any tax opinion required in connection with the substitution.

BSPRT’s Underwriting Standards

The BSPRT Mortgage Loans were originated or acquired by BSPRT. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by BSPRT will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular BSPRT Mortgage Loans, see “—BSPRT’s Underwriting Standards—Exceptions” below and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties”.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports and/or judgment, lien,

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bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, BSPRT also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from BSPRT. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. BSPRT’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by BSPRT and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that BSPRT or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
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●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, BSPRT typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

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The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, BSPRT will generally examine whether the use and occupancy and construction of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, BSPRT may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or BSPRT has a reasonable likelihood of recovering approximately 75% of proceeds from the casualty; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, BSPRT may require the borrower to remediate such violation and, subject to the discussion under “—BSPRT’s Underwriting Standards —Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on BSPRT’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, BSPRT may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an

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escrow or reserve. In some cases, BSPRT may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by BSPRT are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay, or there is sufficient evidence that such sole or major tenant is paying, taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain, or there is sufficient evidence that such sole or major tenant is maintaining, the insurance or is permitted to self-insure.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a
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ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if BSPRT determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and BSPRT’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the BSPRT Mortgage Loans, see Annex A-1.

Exceptions. The BSPRT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

BSPRT has no history as a securitizer prior to November 2017. BSPRT most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 13, 2026. BSPRT’s Central Index Key Number is 0001722518. As of June 30, 2026, BSPRT has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

As of the Closing Date, BSPRT or an affiliate is considering retaining certain certificates issued by the issuing entity or any other economic interest in this securitization. In addition, BSPRT and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—BSPRT CMBS Finance, LLC” has been provided by BSPRT.

The Depositor

The depositor is Barclays Commercial Mortgage Securities LLC. The depositor is a special purpose limited liability company formed in the State of Delaware on August 18, 2004 for the purpose of engaging in the business, among other things, to acquire, own and hold loans, including commercial and multifamily mortgage loans, securities, notes, participations or any other assets or rights relating to an interest in real property or consumer receivables, to deposit the same into one or more trusts or other entities, to cause such trusts or other entities to issue pass-through certificates representing undivided beneficial ownership interests in the assets of such trusts or entities or notes collateralized by the assets of such trusts or entities, in addition to other related activities. The depositor is an affiliate of Barclays Capital Inc., an underwriter, and a direct wholly-owned subsidiary of Barclays Capital Real Estate Inc., a sponsor, mortgage loan seller and originator. The depositor maintains its principal office at 745 Seventh Avenue, New York, New York 10019.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

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The depositor has minimal ongoing duties with respect to the certificates and the Mortgage Loans. The depositor’s duties will include, without limitation, the duty (i) to appoint a successor trustee in the event of the resignation or removal of the trustee, (ii) to provide information in its possession to the certificate administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, and (iii) to indemnify the trustee and certificate administrator against certain expenses and liabilities resulting from the depositor’s willful misconduct, bad faith, fraud or negligence. The depositor is required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA

The Issuing Entity

The issuing entity, BBCMS Mortgage Trust 2026-5C43 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and they and the special servicer may make Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be nonrecoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Master Servicer”, “—The Special Servicer”, “—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer and the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

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The Master Servicer

General

Trimont LLC, a Georgia limited liability company (“Trimont”), will act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans, subject to any primary servicing agreements with other servicers (in such capacity, the “Master Servicer”). Trimont is also (i) the Non-Serviced Master Servicer with respect to the Fairfield Times Square Whole Loan, the Summit Mall Whole Loan and the Project Embassy Whole Loan under the BANK5 2026-5YR24 PSA and (ii) the Non-Serviced Master Servicer with respect to the Mall at Prince George's Whole Loan under the WFCM 2026-5C9 PSA.

Trimont is a provider of loan servicing, asset management, due diligence, and customized advisory solutions. The principal servicing offices of Trimont are located at 101 South Tryon Street, Suite 1400, Charlotte, North Carolina 28280 and Two Alliance Center, 3560 Lenox Road NE, Suite 2200, Atlanta, Georgia 30326. Trimont also has offices in the United States located in Overland Park, Kansas, New York, New York, and Dallas, Texas.

As of March 1, 2025 (“CMS Acquisition Closing Date”), Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank National Association’s (“Wells Fargo Bank”) commercial mortgage servicing business (the “CMS Transaction”). See “—CMS Transaction” below. Trimont is rated (ranked) by Fitch, S&P and Morningstar DBRS as a master servicer, a primary servicer and a special servicer of commercial mortgage loans in the US. Trimont’s servicer ratings (rankings) by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P2	Morningstar DBRS[3]
Primary Servicer:	CPS2	Strong	MOR CS2
Master Servicer:	CMS3+	Strong	MOR CS2
Special Servicer:	CSS2	Strong	MOR CS2

1 During the integration period associated with the CMS Transaction as is consistent with Fitch’s criteria and historical practice, the Fitch primary servicer and special servicer ratings of Trimont have been placed on “Rating Watch Negative”.

2 S&P has stated the ranking outlook is stable for each ranking.

3 Morningstar DBRS has designated the trend for the primary servicer ranking as ‘Positive’, the trend for the special servicer ranking as “Stable”, and the trend for the master servicer ranking as “Stable”.

Trimont is also rated ‘Strong’ as a Construction Loan Servicer by S&P in the US.

Prior to the CMS Acquisition Closing Date, Trimont had been primary servicing and special servicing securitized and non-securitized commercial and multifamily loans in excess of 15 years.

The following table sets forth information about Trimont’s portfolio of primary serviced commercial and multifamily loans (securitized and non-securitized) as of the dates indicated.

Commercial and Multifamily Mortgage Loans	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025
By Approximate Number:	2,529	2,301	19,773
By Approximate Aggregate Unpaid Principal Balance (in billions):	$110.1	$114.6	$628.1

The following table sets forth information as of June 30, 2026 showing the portfolio of Trimont master or primary serviced commercial and multifamily loans (securitized and non-securitized).

Commercial and Multifamily Mortgage Loans	As of 6/30/2026
By Approximate Number:	19,808
By Approximate Aggregate Unpaid Principal Balance (in billions):	$645.11

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The properties securing the loans in Trimont’s servicing portfolio include multifamily, office, retail, hospitality, industrial and other income producing properties.

Within this servicing portfolio, as of June 30, 2026, approximately 14,982 commercial and multifamily loans with an unpaid principal balance of approximately $434.31 billion were loans that back commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities.

Trimont has operating procedures across the various servicing functions to maintain compliance with its servicing obligations and servicing standards under Trimont’s servicing agreements. The only significant changes in Trimont’s policies and procedures over the past three years have come in response to changes in federal or state law, investor requirements or the CMS acquisition. Since the CMS Acquisition Closing Date, Trimont has been incorporating CMS master, primary and special servicing policies and procedures into its best practices for servicing CMS Loans and newly originated commercial and multifamily loans, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.

Trimont’s servicing platform allows Trimont to process loan servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

Prior to the CMS Acquisition Closing Date, Trimont was not the designated primary advancing agent for any of the mortgage loans it serviced. In connection with the CMS Transaction, Trimont acquired the outstanding CMS servicer advances using funding from a Wells Fargo Bank credit facility and other capital sources and expects to use such credit facility and other capital sources to fund the future advancing obligations of Trimont as servicer under the servicing agreements that transferred to Trimont on, or that Trimont enters into following, the CMS Acquisition Closing Date.

The following table sets forth information as of June 30, 2026 showing the approximate principal and interest advances and protective property advances held by Trimont, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations.

As of	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
6/30/2026	$387,619,161,589	$894,479,176	0.23%

* “UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Trimont may perform some of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries, including the engagement of third-party vendors to provide technology or process efficiencies. Trimont monitors its third-party vendors in compliance with its internal procedures and applicable law. Trimont has entered into contracts with third-party vendors for some or all of the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan
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assumptions and preparation and underwriting of loan assumption package for review by Trimont;

●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing and tracking;
●	credit investigation and background checks; and
●	defeasance calculations.

Trimont may also enter into agreements with certain firms to act as a primary servicer (or subservicer) and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Trimont will monitor and review the performance of sub-servicers appointed by it. Generally, all amounts received by Trimont on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Trimont and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Trimont, that amount may be transferred to a common disbursement account prior to disbursement.

Trimont will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Trimont may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Trimont performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of Trimont, no special or unique factors of a material nature involved in servicing the Mortgage Loans, as compared to the types of assets serviced by Trimont in other commercial real estate securitization pools generally.

Trimont does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, Trimont believes that its financial condition will not have any material impact on the performance of the Mortgage Loans or the Certificates.

No securitization involving commercial or multifamily real estate loans in which Trimont was acting as a servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Trimont in such capacity, including as a result of Trimont’s failure to comply with the applicable servicing criteria in connection with any securitization.

From time to time, Trimont is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Trimont does not believe that any such lawsuits or legal proceedings, individually or in the aggregate, would be material to the Certificateholders. There are no legal proceedings pending against Trimont, or to which any property of Trimont is subject, that are material to the Certificateholders, nor does Trimont have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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A Trimont website (cmsview.trimont.com) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Trimont is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Trimont will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Barclays (and/or certain of its affiliates) and Trimont, Trimont may act as an interim servicer with respect to certain mortgage loans owned by Barclays (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Barclays is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by Wells Fargo Bank (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which Wells Fargo Bank is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between RREF DLI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by RREF DLI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which RREF DLI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between CREFI (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by CREFI (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which CREFI is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between GACC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by GACC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which GACC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between SMC (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by SMC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which SMC is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between UBS AG New York Branch (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by UBS AG New York Branch (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which UBS AG New York Branch is acting as Mortgage Loan Seller.

Pursuant to certain interim servicing arrangements between BSPRT (and/or certain of its affiliates) and Trimont, Trimont acts as an interim servicer with respect to certain mortgage loans owned by BSPRT CMBS Finance, LLC (and/or certain of its affiliates) from time to time, which may include certain of the Mortgage Loans for which BSPRT CMBS Finance, LLC is acting as Mortgage Loan Seller.

Neither Trimont nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Trimont or its affiliates may acquire certain classes of certificates on the Closing Date or pursuant to secondary market transactions in the future. Any such party will have the right to dispose of any such certificates at any time.

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CMS Transaction

As of the CMS Acquisition Closing Date, Trimont purchased the third-party servicing segment (“CMS”) of Wells Fargo Bank’s commercial mortgage servicing business. The CMS Transaction did not include Wells Fargo Bank’s rights and obligations related to the servicing of loans that Wells Fargo Bank originated for Fannie Mae, Freddie Mac, and FHA/Ginnie Mae, which will continue to be serviced by Wells Fargo Bank.

Senior leadership of Trimont and CMS and certain Trimont and former Wells Fargo Bank corporate functions that supported CMS were generally integrated within Trimont on or shortly following the CMS Acquisition Closing Date. Most of the CMS employees along with relevant CMS systems, technologies and operating procedures and guidelines (“CMS Platform”) supporting CMS were transferred to Trimont as part of the CMS Transaction. Further, as of the CMS Acquisition Closing Date, Wells Fargo Bank’s duties, obligations, and rights as servicer, under the related servicing agreements were transferred to Trimont, subject to the terms and conditions of such servicing agreements.

Currently, Trimont operates two loan servicing platforms, the platform that Trimont was using prior to the CMS Acquisition Closing Date (“Pre-Closing Platform” ) and the CMS Platform. Each platform uses a separate instance of McCracken Financial Solutions software, Strategy CS. Trimont expects to integrate these platforms, including into one instance of Strategy CS, in the future. Until such integration occurs, Trimont expects to service most loans serviced under CMBS servicing agreements on the CMS Platform, but may continue to service the loans it was servicing prior to the CMS Acquisition Closing Date and may service some loans serviced under CMBS servicing agreements entered into by Trimont after the CMS Acquisition Closing Date, on the Pre-Closing Platform.

The foregoing information regarding Trimont under this section titled “—The Master Servicer” has been provided by Trimont. None of the depositor, the underwriters, the special servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of any material affiliations, relationships and related transactions between Trimont, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Trimont will have various duties under the PSA. Certain duties and obligations of Trimont are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Trimont, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

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The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to be appointed as the special servicer under the PSA. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than any Excluded Special Servicer Loan) and REO Properties, pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2026, RCM was the sponsor of, and certain of its affiliates were investors in, 14 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $21.8 billion of regulatory assets under management in the aggregate. Of the 14 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of June 30, 2026, RCM has underwritten and purchased, primarily for the Funds, over $12.4 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 265 securitizations totaling approximately $281 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 301 employees as of June 30, 2026 and is headquartered in Miami with offices located in New York City and Santa Monica and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

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RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of June 30, 2026, RCA and its affiliates were actively special servicing approximately 555 portfolio loans (and REO properties) with an unpaid principal balance of approximately $16.15 billion (see footnote 2 to the chart below).

As of June 30, 2026, RCA is also performing special servicing for approximately 199 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 10,458 assets with an unpaid principal balance at securitization of approximately $178.2 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025	As of 6/30/2026
Number of CMBS Pools Named Special Servicer	160	173	192	199
Approximate Aggregate Unpaid Principal Balance(1)	$151.0 billion	$159.9 billion	$173.6 billion	$178.2 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	362	465	532	555
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$9.94 billion	$12.68 billion	$15.28 billion	$16.15 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three

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years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with unaffiliated third parties entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the Retaining Sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the entity expected to be holder of the VRR Interest and (iii) RREF V – D AIV RR L, LLC, the entity expected to be the holder of the “eligible horizontal residual interest”, be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any Excluded Loan). Another affiliate of RCA may also purchase one or more other classes of certificates. RCA is also the initial special servicer with respect to the Mall at Prince George's Mortgage Loan (1.7%), which is serviced under the WFCM 2026-5C9 pooling and servicing agreement. In addition, RREF V – D AIV RR L, LLC (which is also an affiliate of RCA) is also the initial directing certificateholder under the WFCM 2026-5C9 pooling and servicing agreement. RCA or an affiliate assisted RREF V – D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF V – D AIV RR L, LLC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing

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Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding the special servicer set forth in this section entitled “—The Special Servicer” has been provided by RCA. RCA does not make any representations as to the validity or sufficiency of the PSA (other than it being a valid obligation of RCA as special servicer), the certificates, the Mortgage Loans, the Mortgaged Properties, this prospectus (other than as to the accuracy of the foregoing information provided by RCA) or any related documents. None of the depositor, the underwriters, the master servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist).

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer or Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “Pooling and Servicing Agreement—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The special servicer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Affiliated Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is the special servicer under the BBCMS 2026-5C42 pooling and servicing agreement. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
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●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2026-5C42 pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 28 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 186 as of March 31, 2026. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
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●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion;
●	182 domestic commercial mortgage backed securitization pools as of December 31, 2022 with a then current face value in excess of $112.3 billion;
●	178 domestic commercial mortgage backed securitization pools as of December 31, 2023 with a then current face value in excess of $101.9 billion;
●	196 domestic commercial mortgage backed securitization pools as of December 31, 2024 with a then current face value in excess of $111.8 billion;
●	188 domestic commercial mortgage backed securitization pools as of December 31, 2025 with a then current face value in excess of $99.1 billion; and
●	183 domestic commercial mortgage backed securitization pools as of June 30, 2026 with a then current face value in excess of $93.2 billion.

As of June 30, 2026, LNR Partners has resolved approximately $93.2 billion of U.S. commercial and multifamily loans over the past 28 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, approximately $3 billion of U.S. commercial and multifamily

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mortgage loans during 2022, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2023, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2024, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2025, and approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through June 30, 2026.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of June 30, 2026, LNR Partners and its affiliates specially service a portfolio, which included approximately 4,835 assets across the United States with a then current face value of approximately $93.2 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P (strong), Fitch (CSS1) and DBRS/Morningstar (CS1).

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2026-5C42 pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2026-5C42 pooling and servicing agreement and, accordingly, will not have any material impact on the performance of the Mortgage Loans it services or the performance of the certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Haimov Miami Portfolio Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular such mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will

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be maintained in a manner consistent with the Servicing Standard and the applicable servicing standards under the BBCMS 2026-5C42 pooling and servicing agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the BBCMS 2026-5C42 securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than SMC), any originator (other than SMC), any mortgage loan seller (other than SMC).

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer under the BBCMS 2026-5C42 pooling and servicing agreement and (ii) LNR Securities Holdings, LLC, an affiliate of LNR Partners, acting as the initial controlling class representative pursuant to the BBCMS 2026-5C42 pooling and servicing agreement, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicers, the special servicers, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, neither LNR Partners nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation under the BBCMS 2026-5C42 pooling and servicing agreement). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the

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Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding LNR Partners under this heading “Transaction Parties—The Affiliated Special Servicer” has been provided by LNR Partners.

The Certificate Administrator and Trustee

Computershare Trust Company, National Association (“Computershare Trust Company”) will act as certificate administrator, trustee and custodian under the PSA. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $4.9 billion (USD) in assets as of June 30, 2026. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer-related services, since 1997, and corporate trust-related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as Trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2026, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 655 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $400 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current

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reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2026, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,266 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $701 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2026, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 475,747 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For five CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2025 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2025 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an internal update that set certain payments to be manually processed that resulted in three classes of certificates not receiving their distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the error within seven days of the related distribution date.

For two CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to certain settings within the applicable payment model that resulted in an overpayment to one class of certificates and a corresponding aggregate underpayment to five classes of certificates for one such transaction, and an overpayment to one class of certificates and a corresponding aggregate underpayment to two classes of certificates for such other transaction, in each case, on the related distribution date. Computershare Trust Company revised the distribution for each transaction to correct the error within five days and six days, respectively, of the applicable distribution date.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to processing a pool level adjustment in the servicer’s report that resulted in an underpayment to six classes of certificates on the related distribution

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date. Computershare Trust Company revised the distribution to correct the payment error the following month.

For one CMBS transaction, the related Subject 2025 Computershare CMBS Annual Statement of Compliance disclosed an administrative error relating to an off-cycle adjustment that resulted in one class of certificates not receiving its principal distribution on the related distribution date. Computershare Trust Company revised the distribution to correct the payment error prior to the next distribution date.

For each of the five CMBS transactions, the related Subject 2025 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB(high)” by Morningstar DBRS, “BBB+” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P. Such ratings are subject to change by the rating agencies and are only provided as of the date hereof.

The foregoing information regarding Computershare Trust Company set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company. None of the depositor, the underwriters or any other person, other than Computershare Trust Company, makes any representation or warranty as to the accuracy or completeness of such information.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the PSA. Park Bridge Lender Services will also act as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the PSA. Park Bridge Lender Services has an address at 600 Third Avenue, 33rd Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

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Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of June 30, 2026, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $415.6 billion issued in 494 transactions.

As of June 30, 2026, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $196.5 billion issued in 225 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Park Bridge Lender Services satisfies each of the criteria of the definition of “Eligible Operating Advisor” set forth in “Pooling and Servicing Agreement—The Operating Advisor—Eligibility of Operating Advisor”. Park Bridge Lender Services: (a) is an operating advisor on other CMBS transactions rated by any of the Rating Agencies and none of those Rating Agencies has qualified, downgraded or withdrawn any of its ratings of one or more classes of certificates for any such transaction citing concerns with Park Bridge Lender Services as the sole or material factor in such rating action; (b) can and will make the representations and warranties as operating advisor set forth in the PSA; (c) is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder or a depositor, trustee, certificate administrator, master servicer or special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (d) has not been paid by the special servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; (e) (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than its fees from its role as operating advisor and asset representations reviewer.

In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the PSA.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Legal Aspects of Mortgage Loans” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations

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Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or the asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Pursuant to Section 15G of the Exchange Act as added by Section 931 of the Dodd-Frank Act and implemented by Regulation RR (15 U.S.C. §78o-11) (the “Credit Risk Retention Rules”), a sponsor of certain types of asset-backed securities is required, either directly or through one or more majority-owned affiliates, to retain a portion of the credit risk of the asset-backed securities transaction. As a consequence of the Credit Risk Retention Rules, RREF V - D Direct Lending Investments, LLC, one of the sponsors of this transaction (and an affiliate of Rialto Capital Advisors, LLC, the special servicer) has agreed to act as the retaining sponsor (in such capacity, the “Retaining Sponsor”) for purposes of compliance with the Credit Risk Retention Rules (but only for so long as such rules remain in effect). The Retaining Sponsor intends to satisfy its risk retention requirements with respect to the Certificates through a combination of the following on the Closing Date:

●	the purchase by its MOA, which is expected to be RREF V – D AIV RR L, LLC (the “Horizontal Retaining Party”), of an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules), in the form of certificates which will be comprised of the Class F-RR, Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest) representing approximately 3.9745% of the fair value, as of the Closing Date, of all of the ABS interests issued and determined in accordance with Generally Accepted Accounting Principles (“GAAP”); and
●	the purchase by its MOA, which is expected to be, RREF V-D AIV RR A BBCMS 2026-5C43, LLC (the “Vertical Retaining Party”, and together with the Horizontal Retaining Party, the “Retaining Parties”), of an “eligible vertical interest” (as defined in the Credit Risk Retention Rules, the “VRR Interest”) comprised of approximately 1.0556% of the Certificate Balance or the Notional Amount, as applicable, as of the Closing Date, of each class of Certificates (other than the Class R certificates) in such amounts as set forth below:
Class	Approx. Initial Certificate Balance/Notional Amount to be Retained(1)
Class A-1	$96,000
Class A-2	(2)
Class A-3	(2)
Class X-A	$7,312,000
Class X-B	$2,012,000
Class X-D	$327,000
Class A-S	$1,097,000
Class B	$497,000
Class C	$418,000
Class D	$222,000
Class E	$105,000
Class F-RR	$209,000
Class G-RR	$105,000
Class J-RR	$483,532

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the Certificates (other than the Class R certificates) issued by the issuing entity. In addition, the retained amounts of each Class shown above is subject to change based on the final pricing of all Certificates and is expected to be approximately 1.0556% of the Certificate Balance or Notional Amount, as applicable, of each Class of Certificates (other than the Class R certificates) as of the Closing Date.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial Certificate Balance to be retained are expected to be between $0 - $2,639,000 with respect to Class A-2 and $4,577,000 - $7,216,000 with respect to Class A-3.
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The certificates described above are referred to in this prospectus collectively as the “VRR Interest”. The VRR Interest is intended to meet the definition of an “eligible vertical interest,” as such term is defined in the Credit Risk Retention Rules.

The Class F-RR, Class G-RR and Class J-RR certificates (other than the portion that comprises the VRR Interest) are referred to in this prospectus as the “Horizontal Risk Retention Certificates”. The Horizontal Risk Retention Certificates are intended to meet the definition of an “eligible horizontal residual interest,” as such term is defined in the Credit Risk Retention Rules.

RREF V - D Direct Lending Investments, LLC will acquire and contribute Mortgage Loans with a principal balance of approximately 16.6% of the aggregate Initial Pool Balance.

While the Retaining Sponsor will initially partially satisfy its risk retention requirements through the purchase by the Horizontal Retaining Party of the Horizontal Risk Retention Certificates, the Retaining Sponsor is permitted under the Credit Risk Retention Rules under certain circumstances to transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in the Credit Risk Retention Rules) (for so long as it holds such Horizontal Risk Retention Certificates, a “Subsequent Third Party Purchaser”) at any time on or after October 29, 2031. Any such transfer will be subject to the satisfaction of all applicable provisions under the Credit Risk Retention Rules. See “—Hedging, Transfer and Financing Restrictions” below.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

Qualifying CRE Loans

The sponsors have determined that 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Material Terms of the Eligible Vertical Interest

For a description of the material terms of the classes of certificates that comprise the VRR Interest, see “Description of the Certificates”. You are strongly urged to review this prospectus in its entirety.

The Eligible Horizontal Residual Interest

CMBS such as the Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class F-RR, Class G-RR and Class J-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance

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Certificates and each class of Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates are typically priced relative to the treasury yield curve. The sponsors made a determination of the fair value of the Treasury-Priced Principal Balance Certificates, the Yield-Priced Certificates and the Class X-A, Class X-B and Class X-D certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided. RREF V – D AIV RR L, LLC is expected to purchase the certificates identified in the table below that comprise the eligible horizontal residual interest for cash on the Closing Date.

Eligible Horizontal Residual Interest

Class of Horizontal Risk Retention Certificates	Estimated Expected Initial Certificate Balance of Horizontal Risk Retention Certificates(1)	Estimated Fair Values of Horizontal Risk Retention Certificates (in % and $)(2)(3)	Expected Purchase Price(4)
Class F-RR	$19,580,000	1.4560% - 1.5005% / $14,565,958	74.39202%
Class G-RR	$9,790,000	0.4768% - 0.4914% / $4,769,851	48.72166%
Class J-RR	$45,281,000	2.0117% - 2.0732% / $20,125,575	44.44596%

(1)	This amount does not include the expected initial Certificate Balance of the Class F-RR, Class G-RR and Class J-RR certificates that are a part of the VRR Interest.
(2)	The estimated fair value of the applicable initial available Certificate Balance of the indicated class of certificates expressed as a percentage of the estimated fair value of all of the Certificates (other than the Class R Certificates) issued by the issuing entity and as a dollar amount. For a description of the manner in which the sponsors determined the estimated fair value of the Certificates, see “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	The fair value dollar amounts of the Class F-RR, Class G-RR and Class J-RR certificates are based on a targeted discount yield, and have been determined as described under “Determination of Amount of Required Horizontal Credit Risk Retention—Yield-Priced Certificates” and “—Calculation of Estimated Fair Value of All Certificates”. The fair value of the other Regular Certificates is unknown and has been determined by the Retaining Sponsor as described under “—Treasury-Priced Principal Balance Certificates—Determination of Treasury-Priced Expected Price” below.
(4)	Expressed as a percentage of the expected initial available Certificate Balance of the Class F-RR, Class G-RR and Class J-RR certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by RREF V – D AIV RR L, LLC is approximately $39,461,383 excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates is expected to be approximately 3.9745% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R certificates); however, such percentage is subject to change based upon actual final pricing terms.

The Retaining Sponsor estimates that, relying solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, the Retaining Sponsor would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $49,643,499 representing approximately 5.0% of the aggregate fair value, as of the Closing Date, of all of the Classes of Certificates (other than the Class R certificates), excluding accrued interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Retaining Sponsor based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain

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under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

The Retaining Parties

It is anticipated that (i) RREF V – D AIV RR L, LLC, a Delaware limited liability company, will act as the Horizontal Retaining Party by purchasing the Horizontal Risk Retention Certificates set forth in the table above under “—The Eligible Horizontal Residual Interest”, and (ii) anticipated that RREF V-D AIV RR A BBCMS 2026-5C43, LLC, a Delaware limited liability company, will act as the Vertical Retaining Party by purchasing the VRR Interest set forth in the table above under “—General”. The Retaining Sponsor and its affiliates, including the Retaining Parties, will agree to hedging, transfer, financing and other restrictions applicable to a “retaining sponsor” (and its affiliates) under the Credit Risk Retention Rules. The Horizontal Retaining Party is wholly owned, directly or indirectly, by RREF V – D AIV HoldCo RR, LLC. The Vertical Retaining Party is wholly owned, directly or indirectly, by RREF V – D AIV HoldCo RR A, LLC. Each of RREF V – D AIV HoldCo RR, LLC and RREF V – D AIV HoldCo RR A, LLC were formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”) and are affiliates of Rialto Capital Advisors, LLC. The Retaining Parties or their affiliates have previously purchased other CMBS B-Piece Securities like the Horizontal Risk Retention Certificates and its affiliates have been a third party purchaser or a retaining party in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Retaining Parties are advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and a registered investment adviser specialized in commercial real estate debt investments. RCM has underwritten and purchased, primarily for funds under its management, as of June 30, 2026 over $12.4 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 265 securitizations totaling approximately $281 billion in overall transaction size. RCM (or an affiliate or managed fund) has the right to appoint the special servicer in the majority of these transactions. See “Transaction Parties—The Special Servicer” for additional information about the Retaining Parties, RCM, Rialto Capital Advisors, LLC and their respective affiliates.

RREF V – D AIV RR L, LLC or its affiliate is expected to (i) act as the initial Horizontal Retaining Party, (ii) retain the Class F-RR, Class G-RR and Class J-RR certificates and (iii) be the initial Controlling Class Certificateholder and appoint itself the initial Directing Certificateholder (other than with respect to any Non-Serviced Mortgage Loan and any applicable Excluded Loan). RREF V-D AIV RR A BBCMS 2026-5C43, LLC is expected to (i) act as the initial Vertical Retaining Party and (ii) retain the VRR Interest. One or more of the Retaining Parties or their affiliates may purchase one or more other classes of certificates. Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate of the Retaining Parties. Rialto Capital Advisors, LLC is expected to act as the special servicer (other than with respect to any non-serviced mortgage loan and any excluded mortgage loan) and it or an affiliate assisted the Horizontal Retaining Party and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date. Rialto Capital Advisors, LLC is also the initial special servicer with respect to the Mall at Prince George's Mortgage Loan (1.7%), which is serviced under the WFCM 2026-5C9 pooling and servicing agreement. In addition, RREF V – D AIV RR L, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2026-5C9 pooling and servicing agreement. Any review by the Retaining Parties and its affiliates of the credit risk of the securitized assets is solely for their own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Retaining Parties make no representations or warranties with respect to any such underwriting standards or disclosure and

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the Retaining Parties have not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Material Terms of the Eligible Horizontal Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Yield-Priced Certificates (in reverse sequential order), second, to the Class E certificates, third, to the Class D certificates, fourth, to the Class C certificates, fifth, to the Class B Certificates, sixth, to the Class A-S Certificates, and seventh, to the Senior Certificates (other than the Class X Certificates) (pro rata), in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

A number of inputs, including, but not limited to anticipated treasury yields, rating agency feedback, observed market pricing of similar certificates and the Modeling Assumptions, factored into the sponsors’ determination of the range of estimated fair values of the classes of certificates presented above. The sponsors computed the range of estimated fair values for the Treasury-Priced Principal Balance Certificates and the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) and the fair value of the Yield-Priced Certificates in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments were required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates would be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of

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the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	4.591%	4.810%	5.278%
3YR	4.732%	4.933%	5.381%
5YR	4.836%	5.030%	5.417%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear straight-line interpolation using the treasury yield curve with 2, 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.750%	0.760%	0.960%
Class A-2	0.750%	0.760%	0.960%
Class A-3	0.770%	0.780%	0.980%
Class A-S	1.090%	1.100%	1.350%
Class B	1.290%	1.300%	1.550%
Class C	1.740%	1.750%	2.050%
Class D	4.140%	4.150%	4.450%
Class E	4.740%	4.750%	5.050%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

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Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	5.4016%	5.6228%	6.2822%
Class A-2	5.5717%	5.7767%	6.3721%
Class A-3	5.5979%	5.8024%	6.3942%
Class A-S	5.9207%	6.1250%	6.7651%
Class B	6.1240%	6.3281%	6.9663%
Class C	6.5740%	6.7781%	7.4663%
Class D	8.9740%	9.1781%	9.8663%
Class E	9.5740%	9.7781%	10.4663%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Treasury-Priced Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the B-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or the B-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the depositor, the sponsors or affiliates thereof may have elected not to engage an NRSRO for particular Classes of Treasury-Priced Principal Balance Certificates or Yield-Priced Certificates, based in part on the credit support levels provided by that NRSRO.  See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Senior Certificates were also based in part on anticipated investor demand for such classes. The Certificate Balance for the Class A-1, Class A-2 and Class A-3 certificates was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus 0.3. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Treasury-Priced Principal Balance Certificates minus such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates) on the basis of the price (expressed as a percentage of the certificate balance of that class) that similar CMBS with similar credit ratings and similar average lives have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

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Class of Certificates	Target Price (Low Estimate)	Target Price (Base Case)	Target Price (High Estimate)
Class A-1	100.0%	100.0%	100.0%
Class A-2	101.0%	101.0%	101.0%
Class A-3	103.0%	103.0%	103.0%(1)
Class A-S	103.0%	103.0%	103.0%(1)
Class B	103.0%	103.0%	103.0%(1)
Class C	101.0%	101.0%	101.0%(1)
Class D	(2)	(2)	(2)
Class E	(2)	(2)	(2)

(1)	Target Price may not be achieved.
(2)	A Target Price was not set, and the Treasury-Priced Expected Price was determined based on the Assumed Certificate Coupon to be equal to 4.5000%.

Determination of Assumed Certificate Coupon

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of Treasury-Priced Principal Balance Certificates in order to achieve the related Target Price for that class of Treasury-Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. With respect to the Class D and Class E certificates, the Retaining Sponsor determined the Assumed Certificate Coupon to be equal to approximately 4.5000%. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and range of Assumed Certificate Coupons generated as a result of the estimated range of Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	5.43656%	5.65700%	6.31314%
Class A-2	5.80339%	6.00600%	6.59724%
Class A-3	6.29905%	6.50400%	7.18725%(1)
Class A-S	6.61554%	6.82000%	7.18725%(1)
Class B	6.81074%	7.15200%(2)	7.18725%(1)
Class C	6.78440%	7.12200%(3)	7.18725%(1)
Class D	4.50000%	4.50000%	4.50000%
Class E	4.50000%	4.50000%	4.50000%
(1) Equal to WAC Rate. (2) Equal to WAC Rate minus 0.03525131% per annum. (3) Equal to WAC Rate minus 0.06525116% per annum.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

However, if the Assumed Certificate Coupon for any class of Treasury-Priced Principal Balance Certificates is greater than or equal to the WAC Rate, then the WAC Rate was used for the foregoing calculation. The Retaining Sponsor determined the range of Treasury-Priced Expected Prices for each class of Treasury-Priced Principal Balance Certificates based on the low estimate of the Assumed Certificate Coupons and the high estimate of the Assumed Certificate Coupons.  The lower the Assumed

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Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of Treasury-Priced Principal Balance Certificates will be. Therefore, the low range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of estimated fair values for the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming a 100% CPY prepayment rate and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Interest-Only Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	4.732%	4.933%	5.381%
5YR	4.836%	5.030%	5.417%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 3 and 5 year maturity if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus.  The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values.  The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

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Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	-0.500%	-0.500%	0.000%
Class X-B	-0.500%	-0.500%	N/A(1)
Class X-D	-0.500%	-0.500%	0.000%
(1) Class X-B receives no cashflow in this scenario.

Discount Yield Determination

Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	4.3032%	4.4994%	5.4025%
Class X-B	4.3179%	4.5131%	N/A(1)
Class X-D	4.3210%	4.5160%	5.4118%
(1) Class X-B receives no cashflow in this scenario.

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates are expected to be acquired based on a targeted discount yield as set forth in the chart below for each class of Yield-Priced Certificates, an Assumed Certificate Coupon equal

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to the WAC Rate for each of the Class F-RR, Class G-RR and Class J-RR Certificates, the Modeling Assumptions and 0% CPY.

Targeted Discount Yields for the Yield-Priced Certificates

Class of Certificates	Targeted Discount Yield
Class F-RR	14.6186%
Class G-RR	26.4859%
Class J-RR	29.2717%

Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments (if any) for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value of All Certificates

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Non-Residual Certificates

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$9,054,999	$9,054,989	$9,055,000
Class A-2(1)	$252,499,950	$252,490,675	$252,499,950
Class A-3(1)	$445,788,250	$446,586,090	$446,592,463
Class X-A(2)	$4,420,955	$19,842,127	$25,498,226
Class X-B(3)	$0	$1,193,104	$2,835,750
Class X-D	$3,252,330	$3,319,310	$3,334,171
Class A-S	$105,257,349	$107,011,051	$107,012,849
Class B	$47,232,442	$48,410,391	$48,411,025
Class C	$38,973,750	$39,972,475	$39,974,774
Class D	$16,720,143	$17,209,506	$17,357,948
Class E	$7,673,852	$7,897,323	$7,965,105
Class F-RR	$14,721,437	$14,721,437	$14,721,437
Class G-RR	$4,821,008	$4,821,008	$4,821,008
Class J-RR	$20,340,486	$20,340,486	$20,340,486
Total	$970,756,950	$992,869,971	$1,000,420,191

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 certificates are expected to be within a range of $0 and $250,000,000 and the respective initial Certificate Balances of the Class A-3 certificates are expected to be within a range of $433,585,000 and $683,585,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $683,585,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the
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certificates in the table above, the Certificate Balance of the Class A-2 certificates is assumed to be $250,000,000 and the Certificate Balance of the Class A-3 certificates is assumed to be $433,585,000.

(2)	The initial Notional Amount of the Class X-A certificates are assumed to be $259,055,000 for the Low Estimate of Fair Value and $692,640,000 for the Base Case Estimate of Fair Value and High Estimate of Fair Value.
(3)	The initial Notional Amount of the Class X-B certificates are assumed to be $0 for the Low Estimate of Fair Value and $190,476,000 for the Base Case Estimate of Fair Value and High Estimate of Fair Value.

The estimated range of fair values for all the certificates (other than the Class R certificates) is approximately $970,756,950 to $1,000,420,191.

Hedging, Transfer and Financing Restrictions

The Retaining Sponsor will agree to be the “retaining sponsor” (as defined in the Credit Risk Retention Rules) and to hold or cause the VRR Interest and the Horizontal Risk Retention Certificates to be held in accordance with the provisions of the Credit Risk Retention Rules, which includes certain restrictions on hedging, transfer and financing of the VRR Interest and the Horizontal Risk Retention Certificates. These restrictions provide that (i) the Retaining Sponsor may not transfer its VRR Interest, except to a “majority-owned affiliate” (as defined in, and in accordance with, the Credit Risk Retention Rules) and may transfer the Horizontal Risk Retention Certificates to a “third party purchaser” (as defined in, and in accordance with the Credit Risk Retention Rules) or another “majority-owned affiliate”, (ii) the Retaining Sponsor and its affiliates will not be permitted to engage in any hedging transactions (except as permitted pursuant to the Credit Risk Retention Rules) if payments on the hedge instrument are materially related to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and the hedge position would limit the financial exposure to the credit risk of the VRR Interest or the Horizontal Risk Retention Certificates and (iii) neither the Retaining Sponsor nor any of its affiliates may pledge the VRR Interest or the Horizontal Risk Retention Certificates as collateral for any obligation unless such obligation is with full recourse to the sponsor or affiliate, respectively.

As of the Closing Date, the Retaining Sponsor expects to obtain financing with respect to, and pledge (directly or indirectly) its interest in, the VRR Interest in a manner that is in compliance with the Credit Risk Retention Rules. See “Risk Factors—Other Risks Relating to the Certificates—The Repurchase Finance Facility Could Cause the Retaining Sponsor to Fail to Satisfy the Risk Retention Rules”.

Subject to the previous paragraph, the restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will apply during the period commencing on the Closing Date and expiring on the date that is the earliest of (A) the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) solely with respect to the Horizontal Risk Retention Certificates to the extent that such certificates have been transferred to a Subsequent Third Party Purchaser, the date on which all of the Mortgage Loans have been defeased in accordance with 17 C.F.R. §246.7(b)(8)(i) of the Credit Risk Retention Rules and (C) any date on which the Credit Risk Retention Rules cease to require the retention of risk with respect to the securitization of the Mortgage Loans contemplated by the PSA, resulting from the repeal, amendment or modification of all or any applicable portion of the Credit Risk Retention Rules (such period, the “Transfer Restriction Period”).

Operating Advisor

The operating advisor for this securitization transaction will be Park Bridge Lender Services LLC, a New York limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loans and, for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to
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Mortgage Loans (other than Non-Serviced Mortgage Loans) or Serviced Whole Loans, to the extent set forth in the PSA;

●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced PSA. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses.  For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

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The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Barclays, WFB, RREF DLI, CREFI, NREC, GACC, SMC, UBS AG and BSPRT will make the representations and warranties identified in Annex D-1 with respect to their respective Mortgage Loans, subject in each case (except with respect to BSPRT) to the exceptions to these representations and warranties set forth in Annex D-2, the “Exception Schedules”. BSPRT did not identify any exceptions to the representations and warranties identified in Annex D-1.

At the time of the decision to include its Mortgage Loans in this transaction, each of Barclays, WFB, RREF DLI, CREFI, NREC, GACC, SMC and UBS AG determined either that the risks associated with the matters giving rise to each exception in respect of its Mortgage Loans set forth in Annex D-2 were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Barclays, WFB, RREF DLI, CREFI, NREC, GACC, SMC and UBS AG, as applicable, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Barclays, WFB, RREF DLI, CREFI, NREC, GACC, SMC and UBS AG, as applicable, that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which each of Barclays, WFB, RREF DLI, CREFI, NREC, GACC, SMC and UBS AG based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the

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representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2026-5C43 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR, Class J-RR and Class R certificates.

The Class X-A, Class X-B and Class X-D certificates are referred to collectively in this prospectus as the “Class X Certificates”. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates) and the Subordinate Certificates are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class B and Class C certificates are collectively referred to in this prospectus as the “Offered Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R Certificates are collectively referred to in this prospectus as the “Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Approx. Initial Certificate Balance or Notional Amount(1)
Offered Certificates
A-1	$9,055,000
A-2	(2)
A-3	(2)
X-A	$692,640,000
A-S	$103,896,000
B	$47,001,000
C	$39,579,000
Non-Offered Certificates
X-B	$190,476,000
X-D	$30,922,000
D	$21,027,000
E	$9,895,000
F-RR	$19,789,000
G-RR	$9,895,000
J-RR	$45,764,532
R	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5%, including in connection with any variation in the Certificate Balances and Notional Amounts of the classes comprising the VRR Interest following the calculation of the actual fair value of the ABS interests (as such term is defined in the Credit Risk Retention Rules) issued by the issuing entity
(2)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balance of the Class A-2 certificates is expected to be within a range of $0 and $250,000,000, and the respective initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $433,585,000 and $683,585,000. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $683,585,000, subject to a variance of plus or minus 5%.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in

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reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time. The initial Notional Amount of the Class X-A certificates will be approximately $692,640,000. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The initial Notional Amount of the Class X-B certificates will be approximately $190,476,000. The Notional Amount of the Class X-D certificates will equal the aggregate Certificate Balances of the Class D and Class E certificates outstanding from time to time. The initial Notional Amount of the Class X-D certificates will be approximately $30,922,000.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2026.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account and the Companion Distribution Account, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master

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servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”) that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums allocable to the Mortgage Loans;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

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(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA; and

(e)       the Gain-on-Sale Remittance Amount for such Distribution Date.

The “Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, and (b) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, and (ii) any Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B and Class X-D certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)             prior to the Cross-Over Date:

(a)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

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(c)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(ii)          on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

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Twelfth, to the Class C certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F-RR certificates have been reduced to zero, to the Class G-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F-RR and Class G-RR certificates have been reduced to zero, to the Class J-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (ii) the Interest Shortfall with respect to each affected class of Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such class of certificates will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Regular Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to [_]%.

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The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class F-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class G-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate on the Class J-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class R certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect, minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate on the Regular Certificates, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the

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aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date,

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date, and

(c)       the Principal Shortfall for such Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

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(A)      Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)      Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans on or prior to the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring

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in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)             the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)          all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)       the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)        any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)	the principal portion of any P&I Advance made with respect to such REO Loan; and
(ii)	the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor

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Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including any related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including any related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or the special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification payments, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued

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and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with the related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation)

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at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) may be required to be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) (x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination by the master servicer that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

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Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, (4) to the Class X-D Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D and Class E certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class D and Class E certificates as described above, and (5) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class J-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
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●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class R certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class	Assumed Final Distribution Date
Class A-1	May 2031
Class A-2	NAP – August 2031(1)
Class A-3	September 2031
Class X-A	NAP
Class A-S	October 2031
Class B	October 2031
Class C	October 2031

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-2 certificates ranging from $0 to $250,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2059. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the related Determination Date in any calendar month (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest equal to the sum of the Net Mortgage Rate for such Mortgage Loan other than a Serviced Whole Loan, plus the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the and Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate and, in the case of any Serviced Whole Loan, the mortgage rate (net of related Servicing Fees) on such prepayment will

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constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, with respect to each Serviced Mortgage Loan and any related Pari Passu Companion Loan, equal to the lesser of:

(i)           the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date; and

(ii)        the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer in such Collection Period, calculated at a rate of (i) 0.00125% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan not referred to in clause (A)(ii) hereof, or (ii) a rate of 0.000625% per annum for each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan with a sub-servicer, (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) of the definition of “Compensating Interest Payment” above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) of the definition of “Compensating Interest Payment” above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loans, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion

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Loan to the related Other Master Servicer. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Certificate Administrator and Trustee Compensation”.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Excess Prepayment Interest Shortfall” and will be allocated on that Distribution Date among each class of Regular Certificates, pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Principal Balance Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the certificates on any Distribution Date will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances). See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

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On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F-RR certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A, Class X-B and Class X-D certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances.

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A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Available Funds” and “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

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(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)    a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause” and “—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® loan periodic update file;
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer); and
●	No later than two (2) calendar days following each Distribution Date (provided that if the second calendar day is not a business day, then the immediately succeeding business day), the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL file.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2027, a CREFC®
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operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan, an REO Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2027, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the special servicer or Risk Retention Consultation Party) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any

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investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor the certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be the party selected by the holders of more than 50% of the VRR Interest by Certificate Balance. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity and contact information for) a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). Notwithstanding the foregoing, the Risk Retention Consultation Party will not have any consultation rights with respect to any related Excluded Loan. As of the closing date, there will be no Risk Retention Consultation Party.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Controlling Class Loan with respect to this securitization.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans conducted by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information

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with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means a Mortgage Loan or Whole Loan as to which, as of any date of determination, (a) the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, the Directing Certificateholder (except for purposes of determining whether a Servicing Shift Mortgage Loan or Servicing Shift Whole Loan is an Excluded Loan with respect to the related Loan-Specific Directing Certificateholder) or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest is a Borrower Party.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, as applicable, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available to such Excluded Controlling Class Holder via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The certificate administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the certificate administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the

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depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer or special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Serviced Companion Loan (or their designee, including the Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co., Green Street Advisors, LLC and CRED iQ (each, a “Financial Market Publisher”), pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date Statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and CREFC® Special Servicer Loan File (provided that they are received by the certificate administrator); and
●	the annual reports as provided by the operating advisor;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
●	any appraisals delivered in connection with any Asset Status Report;
●	any CREFC® appraisal reduction template received by the certificate administrator; and
●	any notice or documents provided to the certificate administrator by the depositor, master servicer or special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
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●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or special servicer;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);
●	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any Attestation Reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and
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●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab,

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

For purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such Directing Certificateholder or Controlling Class Certificateholder via the certificate administrator’s website on account of it constituting Excluded Information, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to reasonably request and obtain such information in accordance with the terms of the PSA, and each of the master servicer and special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other

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information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or Risk Retention Consultation Party as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. The Certificate Administrator may, from time to time, modify the names, tabs, headings, labels and placement of information on its website as it may reasonably deem necessary or appropriate. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from

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such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior

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Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X-A certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate

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the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit

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distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions

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only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator, the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10-D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

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Computershare Trust Company, National Association
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BBCMS 2026-5C43

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which joint Mortgage Loan Sellers are selling Mortgage Loans and the related discussion below, any Jointly Sold Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by each respective Mortgage Loan Seller, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                           the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

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(ii)                        the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                    an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                        an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                     the original assignment of all unrecorded documents relating to the Mortgage Loan or Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)                the original or a copy of the policy or certificate of lender’s title insurance (which may be in electronic form) issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                   any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                     an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                   the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                 the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)             the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)              the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xv)                 the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)               the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)            the original or a copy of any related mezzanine intercreditor agreement;

(xviii)         the original or a copy of all related environmental insurance policies; and

(xix)            a list related to such Mortgage Loan indicating the related Mortgage Loan documents included in the related Mortgage File as of the Closing Date;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the related Servicing Shift Date. Notwithstanding anything to the contrary contained herein, with respect to any Jointly Sold Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. The obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File or any document required to be delivered with respect thereto will be joint and several; provided, however, delivery of such remaining documents by any of the applicable mortgage loan sellers will satisfy the delivery requirements for any of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans within 60 days after the Closing Date to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)       A copy of each of the following documents:

(i)                       the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                    the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)               any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

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(iv)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                     the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                 any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)             any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)           any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)               any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                  any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)               any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xii)             any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)        all related environmental reports; and

(xiv)         all related environmental insurance policies;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

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(g)       a copy of the appraisal for the related Mortgaged Property(ies);

(h)       for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of any origination settlement statement;

(r)        a copy of the insurance summary report;

(s)       a copy of organizational documents of the related mortgagor and any guarantor;

(t)        unless already included in the origination settlement statement, a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)       a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       a copy of any closure letter (environmental); and

(w)      a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents or information in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

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If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” (as described below, a “Material Defect”), the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be required to, no later than 90 days following:

(a)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (b); or

(b)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,

(A)      cure such Material Defect in all material respects, at its own expense,

(B)      repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)      substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof), and pay a shortfall amount in connection with such substitution; provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan (or, in the case of any Jointly Sold Mortgage Loan, the applicable portion thereof) or REO Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of the failure of the applicable recording office to have recorded as filed or returned evidence of filing the document (or made such evidence available online) and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

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No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to provide notice (as required by the terms of the MLPA or PSA) prevented the mortgage loan seller from curing such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (and Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause either Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon either Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) and the Enforcing Servicer (in either case with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder, and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller (or in the case of BSPRT CMBS Finance, LLC, Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller (or in the case of Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will be responsible for any remedies solely in respect of the note(s) sold by it as if each note evidencing any Jointly Sold Mortgage Loan was a separate Mortgage Loan.

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In addition, each MLPA provides that, with respect to any Non-Serviced Whole Loan, if a material document defect exists under the related Non-Serviced PSA, and the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) repurchases the related Non-Serviced Companion Loan from the related non-serviced securitization trust, such mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any Companion Loan contained in the related non-serviced securitization trust.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC), the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to any Jointly Sold Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)       have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)       have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)       have the same due date and a grace period no longer than that of the removed Mortgage Loan;

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(d)       accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)       have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)        have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)       comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)       have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)        have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)        constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)       not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)        have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)      not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)       have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to the Directing Certificateholder, by the Directing Certificateholder;

(o)       prohibit defeasance within two years of the Closing Date;

(p)       not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on the issuing entity or either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)       have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)        be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding

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sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and (subject to the discussion above regarding BSPRT CMBS Finance, LLC) none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to any Jointly Sold Mortgage Loan, each applicable Mortgage Loan Seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable Mortgage Loan Sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those Mortgage Loan Sellers repurchases its interest in such Mortgage Loan and the other Mortgage Loan Seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing Mortgage Loan Seller’s interest in such Mortgage Loan will be deemed to constitute a “Serviced Pari Passu Companion Loan” or “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the Pooling and Servicing Agreement or related Non-Serviced PSA, as applicable, and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing

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Mortgage Loan Seller and the other related Companion Holders and (iv) the repurchasing Mortgage Loan Seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of the Servicing Shift Whole Loans. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers”, on and after the related Servicing Shift Date, the related Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of the related Servicing Shift PSA may be different than the terms of the PSA, although the Servicing Shift Whole Loans will still need to be serviced in compliance with the requirements of the Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

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The PSA does not include an obligation for any party of the PSA to advise a Certificateholder with respect to its rights and protections relative to the trust.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder) and the related mortgage loan seller.

With respect to any Servicing Shift Mortgage Loan, instruments of assignment may be in blank and need not be recorded until the earliest of (i) the securitization of the related Control Note (in which case the trustee under the related Servicing Shift PSA will become the mortgagee of record), (ii) the date such Mortgage Loan becomes a Specially Serviced Loan, and (iii) the expiration of 180 days following the Closing Date.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements” above.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the

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case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the subordinate or pari passu nature, as applicable, of the related Companion Loan), as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)      any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)      the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)      the obligation, if any, of the master servicer to make Advances;

(D)      the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation for its services and reimbursement for its costs under the PSA generally or with respect to any particular transaction;

(E)      the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)       any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)      any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)      any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase, substitute for or make a Loss of Value Payment with respect to a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on a Mortgage Loan or Serviced Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate on the applicable Mortgage Loan or Serviced Companion Loan, as applicable, based on

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its outstanding principal balance and (3) the yield on 5-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement governing any related Serviced Companion Loan, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement governing any related Serviced Companion Loan. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and, subject to the terms of the related Sub-Servicing Agreement, will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

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Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)       all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)       in the case of each Mortgage Loan that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation or (b) such advance has been determined to be non-recoverable. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the remittance date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or with respect to any Companion Loan.

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicer, the special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer, in its sole discretion, may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in accordance with the Servicing Standard (in which case it will be reimbursed out of the Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the Other Master Servicer or the Other Special Servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari

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Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding upon the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer or trustee under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan; provided, however, that the master servicer and the trustee may conclusively rely on the non-recoverability determination of the related Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee under the related Non-Serviced PSA. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer, the special servicer or the trustee determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts

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payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Account.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, with respect to any Mortgage Loan other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

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The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest compounded annually at the Prime Rate, subject to a floor of 2.0% per annum (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to any Serviced Companion Loan, which may be a sub-account of the Collection Account, and deposit amounts collected in respect of the Serviced Companion Loans in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in the Collection Account, on the related P&I Advance Date, the Available Funds for such Distribution Date and any Yield Maintenance Charges or

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Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates, as described under “Description of the Certificates—Distributions—Priority of Distributions”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (including to reimburse for Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

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Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                             to remit on or before each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans on the related Distribution Date, if any;

(ii)                          to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                       to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to fees incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of the Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                          to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                     to reimburse the master servicer, the special servicer, the asset representations reviewer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred in respect of any Material Defect giving rise to a repurchase or substitution obligation or any other obligation of the applicable mortgage loan seller pursuant to the applicable MLPA;

(viii)                  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                        to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account, any Loss of Value Reserve Fund and the Companion Distribution

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Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                      to pay itself the difference, if positive, between Prepayment Interest Excess and Prepayment Interest Shortfalls collected on the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any Serviced Companion Loan, during the related Collection Period to the extent not required to be paid as Compensating Interest Payments;

(xii)                    to recoup any amounts deposited in the Collection Account in error;

(xiii)                to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiv)                 to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)                   to pay any applicable federal, state or local taxes imposed on either Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)                 to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)              to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)           to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xix)               to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xx)                  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)                to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing

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Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is part of a Whole Loan and any other amounts payable to the operating advisor or asset representations reviewer, as applicable, may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicer	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans, the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Workout Fee / Special Servicer(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Liquidation Fee /Special Servicer(2)	With respect to (a) each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) for which the special servicer obtains (i) a full, partial or discounted payoff or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds, or (b) Loss of Value Payments or Purchase Price paid by a mortgage loan seller, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage	Payable by the related borrower when incurred during the period	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
	Loan for which the Operating Advisor has consultation obligations pursuant to the PSA or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period and such fee otherwise constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), out of general collections on deposit in the Collection Account.
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in the Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee	With respect to each Asset Review, the sum of: (i) $22,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Account with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan).	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Account.	Monthly
395

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the Operating Advisor or Asset Representations Reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Account (and custodial accounts with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets and maximum amounts as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.

Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to a per annum rate ranging from 0.00250% to 0.03125%. The Servicing Fee payable to the master servicer with respect to each related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrowers:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans and any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement that are Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are non-Specially Serviced Loans (including any related Serviced Companion Loan to
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the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% and of such assumption, waiver, consent and earnout fees and other similar fees;
●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges were prepared by the Master Servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Serviced Mortgage Loans or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the master servicer will be entitled to that portion, if any, of a penalty charge collected on a Specially Serviced Loan to the extent accrued prior to the related servicing transfer event and (B) if the related special servicer has partially waived any penalty charge (part of which accrued prior to the related servicing transfer event), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that the special servicer may waive the penalty charges due to the master servicer only if the special servicer also waives penalty charges due to the special servicer and any such waiver is on a pro rata basis).

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its

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portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

For the avoidance of doubt, the master servicer will not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower. In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated

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on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee prospectus shown in the table titled “Non-Serviced Mortgage Loans” in “Summary of Terms”.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater of (i) a per annum rate of 0.25000% and (ii) the per annum rate that would result in a Special Servicing Fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. Each Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan

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(including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower or (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds including with respect to the related Companion Loan, if applicable or (b) Loss of Value Payments or Purchase Price paid by a Mortgage Loan Seller with respect to any Mortgage Loan (including any related Companion Loan, if applicable) (except as such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach of document defect within the 90-day initial cure period or, if applicable, with the subsequent 90-day extended cure period).

A “Liquidation Fee”, with respect to each Specially Serviced Loan (and each related Serviced Companion Loan) or an REO Property or Loss of Value Payment or Purchase Price will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.0% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                        (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                      the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

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(iii)                  the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                    (A) a repurchase of a Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of a Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                       the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                    if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan (other than with respect to a Non-Serviced Mortgage Loan) in the form of:

(i)                       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans;

(ii)                    100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction;

(iii)                  100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower;

(iv)                   100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans;

(v)                      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially

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Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision;

(vi)                   100% of charges for beneficiary statements and demand charges actually paid by the related borrowers to the extent such beneficiary statements or demand charges were prepared by the special servicer;

(vii)                 with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds; and

(viii)              penalty charges, including late payment charges and default interest, paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

For the avoidance of doubt, (A) the special servicer will be entitled to that portion, if any, of a penalty charge collected on a Mortgage Loan or Serviced Whole Loan to the extent accrued subsequent to a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan and (B) if the master servicer has partially waived any penalty charge (part of which accrued subsequent to the occurrence of a special servicing transfer event and prior to the date such Mortgage Loan or Serviced Whole Loan became a Corrected Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled (provided that the master servicer may waive the penalty charges due to the special servicer only if the master servicer also waives penalty charges due to the master servicer and any such waiver is on a pro rata basis).

The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Reserve Fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

For the avoidance of doubt, the special servicer will not charge a fee in lieu of any fee that is otherwise to be split between the master servicer and special servicer.

With respect to any of the preceding fees (other than penalty charges) as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge only its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the special servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the master servicer, waive any or all related penalty charges, regardless of who is entitled to receive such payments as compensation;

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provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, the special servicer will not be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

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Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00998% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. The fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a per annum rate equal to 0.00148% (the “Operating Advisor Fee Rate”), and the Stated Principal Balance of the respective Mortgage Loans and any REO Loans (but excluding each Companion Loan) and will be calculated in the same manner as interest is calculated on Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan and any related Companion Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, and such fee otherwise constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii), such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, and only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset

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representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan and REO Loan, and will be equal to the product of a rate equal to 0.00025% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to each Delinquent Loan, the asset representations reviewer will be required to be paid a fee equal to the sum of: (i) $22,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $2,250 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $3,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,750 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller to the extent such fee was not already paid by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

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Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)       120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)       the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)       30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)       30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)       60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)       90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)       immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

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(b)       the excess of

1.       the sum of

a)       90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)       all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and

c)       all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

2.       the sum as of the Due Date occurring in the month of the date of determination of

a)       to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)       all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances. For a summary of the provisions in the related Non-Serviced PSA relating to appraisal reductions, see “—Servicing of the Non-Serviced Mortgage Loans” below.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the special servicer, to the extent any

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related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan.

Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file and CREFC® appraisal reduction template provided to it by the special servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction Amount is calculated as of the first Determination Date that is at least 10 business days after the special servicer’s receipt of such MAI appraisal or completion of its internal valuation. The master servicer will use reasonable efforts to provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within five business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within five business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan, any related Serviced Pari Passu Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine and calculate or recalculate, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the special servicer. Prior to the occurrence and continuance of a Consultation Termination Event other than with respect to an Excluded Loan as to the Directing Certificateholder, the special servicer will consult with the Directing Certificateholder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer is not aware of any

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material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction amount calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the special servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the special servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the special servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the special servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the special servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the special servicer thereof. None of the master servicer, the trustee, the operating advisor (except to the extent set forth in the PSA) or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer

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and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefor pursuant to the related Non-Serviced PSA.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor (except to the extent set forth in the PSA) and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, any Cumulative Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates (other than the Class X-A, Class X-B and Class X-D Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable Cumulative Appraisal Reduction Amount), as described in this and the prior paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control

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Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer will be required to promptly notify the master servicer, the operating advisor (solely with respect to Serviced Mortgage Loans) and the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that, if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties

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other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or (after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and other than with respect to any Excluded Loan with respect to the Directing Certificateholder) after consultation with the Directing Certificateholder. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related

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Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer and the special servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to Specially Serviced Loans), or the holder of any Companion Loan, the master servicer (with respect to a non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion

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Loan and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure unless the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Account.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions, Special Servicer Decisions with respect to any Mortgage Loan

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(other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions, Special Servicer Decisions with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or that otherwise does not (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon either Trust REMIC or the issuing entity. Prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder, the special servicer will only be permitted under the PSA to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days, of the Directing Certificateholder’s receipt from the special servicer of the special servicer’s recommendation and analysis with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision, Special Servicer Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision, Special Servicer Decision. The master servicer will deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision, Special Servicer Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision, Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision, Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and the master servicer that the master servicer would process a Major Decision or a Special Servicer Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the

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master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder (other than as provided below in this paragraph) or the special servicer or the Risk Retention Consultation Party: (i) grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis and is limited to three consecutive late deliveries of financial statements); (ii) consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents; (iii) approve or consent to grants of easements or rights of way (including, without limitation for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan; (iv) grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (a) 30% of the net rentable area of the improvements at the Mortgaged Property and (b) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases; (v) consent to actions and releases related to condemnation of parcels of a Mortgaged Property if such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due and there is no material lender discretion provided for in the related loan documents; (vi) consent to a change in property management relating to any Mortgage Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000; (vii) approve annual operating budgets for Mortgage Loans; (viii) grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 60 days (or if the refinance or sale documentation referenced in this clause (viii) is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 60 days (or if the refinance or sale documentation referenced in this clause (viii) is reasonably satisfactory in form and substance to both the master servicer and the special servicer 120 days) after the date on which such balloon payment will become due; (ix) (A) other than any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement, any non-material or administrative modification, amendment, consent to a non-material modification or waiver of any term of any Intercreditor Agreement, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Holder related to a Mortgage Loan or Whole Loan for which the special servicer and the master servicer have agreed that the master servicer will process the same, and (B) any note splitting amendments and note re-sizing amendments in accordance with the terms of the subject intercreditor agreement, co-lender agreement or similar agreement; provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness; (x) any determination of Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in

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accordance with the terms of the PSA for any such determination; (xi) approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment; (xii) any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder, (xiii) any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied; (xiv) to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, routine funding of tax payments and insurance premiums when due and payable, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are identified on a certain schedule to the PSA or any such funding or disbursement of such escrows or reserves that the Master Servicer in its reasonable discretion deems to be not routine or customary in nature will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due; and (xv) grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that in the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to consult with the master servicer on a non-binding basis (provided that if the Directing Certificateholder fails to respond to a request for consultation within 10 business days after receipt of such request for consultation from the master servicer, the master servicer will have no further obligation to consult with the Directing Certificateholder with respect to such Master Servicer Decision; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the master servicer from its obligation to consult with the Directing Certificateholder on any future matters).

As used in the definition of “Major Decisions”, “Special Servicer Decisions”, and “Master Servicer Decisions”, “performance”, “earn-out”, “holdback” and similar escrows and reserves refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a specifically identified event or otherwise requires or permits lender’s discretion, in each case as set forth in the Mortgage Loan documents and related to the borrower or Mortgaged Property.

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In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) (a) with respect to any Major Decision, other than with respect to any Excluded Loan with respect to the Directing Certificateholder, and prior to the occurrence and continuance of a Control Termination Event, the approval of the Directing Certificateholder (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by applicable Treasury regulations, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

If, following any such release or taking, the loan-to-value ratio (as so calculated) is greater than 125%, the master servicer or special servicer, as applicable, will require payment of principal by a “qualified amount” as determined under Revenue Procedure 2010-30 or any successor provision, unless the related borrower provides an opinion of counsel (at the expense of the related borrower if allowed by the terms of the related Mortgage Loan documents and, if not allowed, at the expense of the trust) that, if such amount is not paid, the related Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage).

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver, amendment forbearance or other action that would have the effect of

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an extension of any term of any Specially Serviced Loan if that modification, waiver, amendment, forbearance or other action would:

(1)       extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)       provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If the special servicer agrees to any modification, waiver or amendment of any term of any Specially Serviced Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan or the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor, the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, the trustee, the special servicer (and the special servicer will forward such notice to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing)) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder), the Risk Retention Consultation Party, the holder of any related Companion Loan, the operating advisor and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Companion Loan, all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver, amendment or consent of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision” with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan:

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(i)                       approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieves any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

(ii)                      unless processed by the master servicer pursuant to clause (v) of the definition of “Master Servicer Decision”, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)                  any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any Routine Disbursements (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan, the escrows, reserves, holdbacks and related letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves that exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan are shown on a certain schedule to the PSA and will not be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable (provided that the Mortgage Loan is not a Specially Serviced Loan));

(iv)                   requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)                      unless processed by the master servicer pursuant to clause (iii) of the definition of “Master Servicer Decision”, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)                   determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new Ground Lease;

(vii)                 other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any such Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent); and

(viii)              the determination that a “cash sweep period,” “cash trap period” or similar term with respect to a Mortgage Loan has terminated.

Except as otherwise described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”,

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prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i)(x) prior to the occurrence and continuance of any Control Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder, and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

With respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the special servicer, other than with respect to any waiver of a “due-on-encumbrance” clause, which such waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof (x) prior to the occurrence and continuance of any Control Termination Event, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, the special servicer has consulted with the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by

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the Directing Certificateholder, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

Upon receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest upon request of the Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related mortgage loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of any related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related mortgage loan documents and the related Intercreditor Agreement.

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Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, or a Specially Serviced Loan, and other than an REO Property) with a Stated Principal Balance of (A) $4,000,000 or more at least once every 12 months and (B) less than $4,000,000 at least once every 24 months, in each case commencing in the calendar year 2026 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2027) unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan or an REO Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan or an REO Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2027 and the calendar year ending on December 31, 2027. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below.

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Such Mortgage Loans and related Companion Loan (including those loans related to Mortgaged Properties that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender or a signed purchase and sale agreement, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such commitment to the special servicer or the master servicer, as applicable), which provides that such refinancing or sale will occur within 60 days (or, if the refinance of sale documentation is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) after the date on which such balloon payment will become due (provided that if such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required during that time to make any P&I Advance in respect of the Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing, a special servicing transfer event will occur immediately);

(2)   the related borrower fails to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party, unless a Consultation Termination Event has occurred and is continuing that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment from an acceptable lender or a signed purchase and sale agreement, reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing or sale will occur within 60 days (or, if the refinance or sale documentation is reasonably satisfactory in form and substance to both the master servicer and the special servicer, 120 days) after the date on which such balloon payment will

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become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make (A) in accordance with the Servicing Standard and (B)(i) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (ii) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) such refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   a default has occurred (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), unless a Control Termination Event has occurred and is continuing or (B) if a Control Termination Event has occurred and is continuing, following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the master servicer or the special servicer, as applicable, receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan as to such party, unless a Control Termination Event has occurred and is continuing) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related

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Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause (3) above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Pari Passu Companion Loan will also become a Specially Serviced Loan. The master servicer will not have any responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”).

Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
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●	with respect to any related Serviced Companion Loan, the holder of the related Serviced Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
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●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan (taking into account the pari passu nature of any Companion Loan), as a collective whole, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard. The procedures described in this paragraph are collectively referred to as the “Directing Certificateholder Approval Process”.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, each related Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or the Risk Retention Consultation Party that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Approval Process or following completion of the ASR Consultation Process, as applicable; provided that, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent pursuant to the PSA, or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise being implemented by the special servicer in accordance with the PSA. In addition, after the occurrence and during the continuance of an Operating Advisor Consultation Event, no Asset Status Report will be considered a Final Asset Status Report unless and until the operating advisor is consulted with on a non-binding basis or deemed to have been consulted with pursuant to the PSA. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. The special servicer will notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Certificateholder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii)

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such other method as reasonably agreed to by the operating advisor and the special servicer, if consistent with the Servicing Standard.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor following completion of the Directing Certificateholder Approval Process. See “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below for a discussion of the operating advisor’s ability to ask the special servicer reasonable questions with respect to such Final Asset Status Report.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor. The procedures described in this and the foregoing two paragraphs are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an Excluded Loan) and, if an Operating Advisor Consultation Event has occurred and is continuing, the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the

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applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender (taking into account the pari passu or subordinate nature of any related Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (“IRS”) grants (or has not denied) a qualifying extension of time

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to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on either Trust REMIC or the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to cause any Mortgaged Property acquired by the issuing entity to be administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the Mortgaged Property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and applicable Treasury regulations. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made as to whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate (currently 21%) and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer will be required to establish and maintain one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments. Additionally, the special servicer is required to establish and maintain one or more REO Accounts, to be

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held on behalf of the trustee for the benefit of the Certificateholders, and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of (x) the date that is on or prior to each Determination Date or (y) two (2) business days after such amounts are received and properly identified and determined to be available, the special servicer is required to deposit (or remit to the master servicer for it to deposit) all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments on a Defaulted Loan (as defined below) and a sale of such Defaulted Loan would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any Companion Holder (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender (taking into account the pari passu nature of any Companion Loans, as applicable, and the special servicer attempts to sell such Defaulted Loan and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for such Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. In the event that any Non-Serviced Special Servicer fails to comply with the terms of the related Intercreditor Agreement requiring the sale of the related Non-Serviced Mortgage Loan with each related Companion Loan, as a collective whole, under certain limited circumstances to the extent permitted under the related Intercreditor Agreement, the special servicer will be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting on a non-binding basis with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and, subject to the terms of the related Intercreditor Agreement (and provided that the related Non-Serviced Special Servicer will not be entitled to a liquidation fee with respect to liquidation of such Non-Serviced Mortgage Loan), the special servicer will be entitled to the liquidation fee that the related Non-Serviced Special Servicer would have otherwise been entitled to in connection with the sale of such Non-Serviced Mortgage Loan. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and the Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the special servicer with a written and fully executed commitment for refinancing of the related Mortgage Loan from an acceptable lender reasonably satisfactory in form and substance to the special

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servicer; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan or REO Property, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable judgment consistent with the Servicing Standard, that acceptance of such

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offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder(s) of the related Companion Loan(s), unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, and the related Non-Serviced Special Servicer decides to sell the related Companion Loan contributed to the non-serviced securitization trust, such Non-Serviced Special Servicer will generally be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the Non-Serviced Special Servicer on a nonbinding basis with respect to such sale. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

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The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by clauses (x) and (xii) of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholders will not have any consent or consultation rights, as further described below.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest) on a strictly non-binding basis with the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to any Servicing Shift Mortgage Loan, the Loan-Specific Directing Certificateholder and (ii) with respect to each Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected, or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder, provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than (i) the Servicing Shift Mortgage Loans and (ii) any Excluded Loans as to the Directing Certificateholder) is expected to be RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC.

“Loan-Specific Directing Certificateholder” means, with respect to any Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Date, the Loan-Specific Directing Certificateholder with respect to such Servicing Shift Mortgage Loan will be the holder of the related Control Note, which, as of the date of this prospectus, is, in the case of the Compass Storage National Portfolio 2.0 Mortgage Loan, Citi Real Estate Funding Inc., and in the case of the Sanctuary at Winterlakes Mortgage Loan, Barclays Capital Real Estate Inc. On and after the

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applicable Servicing Shift Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any date of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The “Control Eligible Certificates” will be the Class F-RR, Class G-RR and Class J-RR certificates; provided that the Class F-RR and Class G-RR certificates will only be Control Eligible Certificates for so long as the initial Directing Certificateholder, the initial special servicer or any of their affiliates is the holder, by Certificate Balance, of the majority of such class of Certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent or consultation of the Directing Certificateholder or Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or deemed waiver of consultation rights is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, is received within ten (10) business days following the written request for input or any required consent or consultation, the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, will be deemed to have consented or approved on the specific matter; provided, however, that the failure of the Directing Certificateholder or Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or any other Mortgage Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of

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the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the following actions as to which the Directing Certificateholder has consented in writing within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”), (provided that if such written consent has not been received by the special servicer within such 10 business day period, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, and with respect to each Non-Serviced Mortgage Loan solely to the extent explicitly stated below, each of the following is a “Major Decision”:

(i)                        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) and Serviced Companion Loan that comes into and continues in default;

(ii)                     any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of Master Servicer Decision;

(iii)                  following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                   any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)                  any release of material collateral or any acceptance of substitute or additional collateral for a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any consent to either of the foregoing, other than if (i) required pursuant to the specific terms of the related Mortgage Loan documents, (ii) a release of a non-material, non-income producing parcel as described under clause (ii) or clause (v) of the definition of “Master Servicer Decision”, and for which there is no lender discretion or (iii) in connection with a defeasance as described under clause (xi) of the definition of “Master Servicer Decision”;

(vii)                any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or

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incurrence of debt as described under clause (xiii) or clause (xv) of the definition of “Master Servicer Decision”;

(viii)             any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)                 any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                      releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan and for which there is no lender discretion, and other than Routine Disbursements undertaken by the master servicer on Mortgage Loans that are non-Specially Serviced Loans and any such releases described in clause (iii) of the definition of “Special Servicer Decisions” undertaken by the special servicer;

(xi)                any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)              unless processed by the master servicer pursuant to clause (ix) of the definition of “Master Servicer Decision”, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)           agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)            other than with respect to a non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)               any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents.

Subject to the terms and conditions of this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans. Further, upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any Serviced Companion Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the

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master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision. Unless the master servicer and the special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the VRR Interest), the special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder (other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder.

Asset Status Report

With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

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Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any (y) Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or (z) Servicing Shift Whole Loan) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and

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consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor or the Risk Retention Consultation Party in connection with Major Decisions, Asset Status Reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that prior to the applicable Servicing Shift Date, no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Control Termination Event” shall not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans; provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder related to a Servicing Shift Whole Loan and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder related to such Servicing Shift Whole Loan. With respect to any Excluded Loan as the Directing Certificateholder or the holder of the majority of the Controlling Class, a Consultation Termination Event will be deemed to exist for so long as such Mortgage Loan is an Excluded Loan.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will

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have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred with respect to an Excluded Loan. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Master Servicer Decision or Major Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the operating advisor, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or the Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or any Servicing Shift Whole Loan to the extent described above, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or the Loan-Specific Directing Certificateholder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans and the Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or the related Servicing Shift Whole Loan, as applicable, and, other than in respect of (y) an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, or (z) a Servicing Shift Whole Loan, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other

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than in respect of an Excluded Loan as to the Directing Certificateholder, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and consent rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)       may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)       may act solely in the interests of the holders of the Controlling Class;

(c)       does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)       may take actions that favor the interests of the holders of one or more classes including the Controlling Class  over the interests of the holders of one or more other classes of certificates; and

(e)       will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of any Non-Serviced Companion Loan, any Servicing Shift Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder or any third party. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any particular decision with respect to a Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA), any Servicing Shift Whole Loan or any related REO Properties. However, Park Bridge Lender Services, LLC is also the operating advisor under the BANK5 2026-5YR24 pooling and servicing agreement, the Benchmark 2026-V23 pooling and servicing agreement and the BBCMS 2026-5C42 pooling and servicing agreement and, in that capacity, will have certain obligations and consultation rights with respect to the related Non-Serviced Special Servicer pursuant to such pooling and servicing agreements, that are substantially similar to those of the operating advisor under the PSA. See “—Servicing of the Non-Serviced Mortgage Loans” below.

Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. Except with respect to a waiver of the Operating Advisor Consulting Fee by the master servicer, the operating advisor will have no obligation or responsibility at any time to consult with the master servicer.

Duties of Operating Advisor At All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)       reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)       reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii)  each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)       recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

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(d)       preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)                        after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)                     if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)                   if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the certificate administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations

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reviewer, the Directing Certificateholder, any Certificateholder, the Risk Retention Consultation Party or any of their affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, Attestation Report, Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report substantially in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on a “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) that the special servicer is responsible for servicing under the PSA; provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial. Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for

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servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                                  that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating

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advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)                              that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)                           that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party, the Retaining Parties, a Subsequent Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)                             that has not been paid by any special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)                                that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)                            that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege).

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other

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parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard of the Special Servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)       any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure,

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requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e)       the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)        the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates, the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Servicing and Other Compensation and Payment of Expenses”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset

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Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide written notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and deliver such information in a written notice (which may be via email) within one business day to the master servicer, the special servicer, the operating advisor and the asset representations reviewer. An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which Barclays (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2016 (excluding pools with 20% or less of the initial balance remaining), the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between August 1, 2021 to August 30, 2026 was approximately 44.2%. Additionally, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of mortgage loans that were delinquent at least 60 days and inclusive of all Barclays sponsored deals regardless of outstanding loan amount as a percentage of original cut-off balance loan amount) for any reporting period in each of the Barclays sponsored CMBS transactions between August 1, 2021 to August 30, 2026 was approximately 6.9%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two (2) largest Mortgage Loans in the Mortgage Pool represent approximately 19.7% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two (2) largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on

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the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the Asset Review Trigger.

CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case, to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the extent in their possession to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the

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certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                     a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                  a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                 copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                   a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)             copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the

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representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each Delinquent Loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator unless the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan, in which case no preliminary report will be required. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be promptly sent by the related mortgage loan seller to the asset representations reviewer.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset

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representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer, the master servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller (or Franklin BSP Realty Trust, Inc., as guarantor of the repurchase and substitution obligations of BSPRT CMBS Finance, LLC) which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch, KBRA, Moody’s or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Risk Retention Consultation Party, a Subsequent Third Party Purchaser, any party to the PSA, the Directing Certificateholder or any of their respective affiliates, or have been paid any fees,

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compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that, solely if the asset representations reviewer is not acting as the operating advisor, such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) assumes in writing each covenant and condition to be performed or observed by the asset representations reviewer under the PSA and (C) is not a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which each of the Asset Representations Reviewer Fee and the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party to the PSA and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer under the PSA.

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Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                     any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                  any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)              any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                 a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                     the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                 the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Principal Balance Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts) elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

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The Risk Retention Consultation Party

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the VRR Interest by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of the Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). As of the closing date, there will be no Risk Retention Consultation Party.

The Risk Retention Consultation Party will have certain non-binding consultation rights with respect to Major Decisions relating to Specially Serviced Loans, REO Loans or REO Properties as described in this prospectus.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party in its capacity as Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the owner of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the owner of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the owner of the VRR Interest;

(c)   does not have any liability or duties to the holders of any class of certificates other than the owner of the VRR Interest;

(d)   may take actions that favor the interests of the holders of one or more classes of certificates over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever (other than to the owner of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced

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Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. For the avoidance of doubt, a Loan-Specific Directing Certificateholder will be responsible for the reasonable fees and out-of-pocket expenses of any termination without cause (including the costs of obtaining a Rating Agency Confirmation) caused by such Loan-Specific Directing Certificateholder.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to notify the special servicer, post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning special servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment

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would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) currently acting as the special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) is currently acting as a special servicer in a transaction rated by KBRA and has not been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

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Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

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With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder for this transaction) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the special servicer without cause will not apply with respect to any Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan: (i) prior to the related Servicing Shift Date, the holder of the related Control Note will have the right to replace the special servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to the related Servicing Shift Whole Loan; and (ii) on and after the related Servicing Shift Date, pursuant to the terms of the related Intercreditor Agreement, the “directing holder” (or analogous term) under the related Servicing Shift PSA will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the related Servicing Shift Whole Loan and appoint a replacement special servicer without the consent of the holder of the related Servicing Shift Mortgage Loan.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a Risk Retention Affiliate of any Subsequent Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of any Subsequent Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

The provisions of the foregoing paragraph will not apply if the depositor has determined, following a modification, waiver or amendment to, or repeal of, the Credit Risk Retention Rules, that the foregoing affiliations are not prohibited. The depositor will provide written notice of such determination to the master servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer, provided however, the depositor will have no obligation to monitor the Credit Risk Retention Rules to determine if a modification, waiver, amendment or repeal has occurred.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the master servicer to make a deposit required to be made by the master servicer to the Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance was first

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required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)       any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)       any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)       any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)        KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable), or (ii) has placed one or more classes of certificates (or Serviced Pari Passu Companion Loan Securities, as applicable) on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such rating action has not been withdrawn by KBRA (or, in the case of Serviced Pari Passu Companion Loan Securities any Companion Loan Rating Agency, as applicable), within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), KBRA has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action;

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(g)       the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(h)       Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights in the case of the master servicer or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to 25% or more of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-

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current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer with respect to the related Serviced Whole Loan will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Securities Rating Agencies have provided a confirmation (or deemed confirmation) from the applicable rating agencies that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and

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will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations

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and duties. For the purposes of indemnification of the master servicer or the special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause either Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust or either Trust REMIC under the relevant provisions of the Code. For any such determination in clauses (i) or (ii), the master servicer and special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense. The PSA will also provide that the master servicer, (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

Notwithstanding any of the foregoing, no such indemnification will apply in the case of an asset review or in connection with the dispute resolution provisions described under “Pooling and Servicing Agreement—The Asset Representations Reviewer” or “—Dispute Resolution Provisions.”

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary

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or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor under the PSA. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or if each class is an affected class, of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for

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any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims, disputes or unanticipated expenses (including reasonable attorneys’ fees, costs of enforcement and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the master servicer or the special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, it will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

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Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to, or that elects pursuant to the terms of the PSA to, enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder for this securitization has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

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Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, at the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders, and Certificate Owners (by posting such notice on the certificate administrator’s website). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that if any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer will be compelled to follow (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures described below relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator.

Within 15 business days after the expiration of the 30-day response period, the certificate administrator will be required to tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including nonbinding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including nonbinding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice and (c) the Enforcing Servicer also received responses from other Certificateholders or Certificate Owners supporting the Enforcing

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Servicer’s initial Proposed Course of Action indicating a recommendation to undertake mediation or arbitration, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including nonbinding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice is posted on the certificate administrator’s website, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under

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clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, none of the depositor, the mortgage loan seller(s) with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder or to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within thirty (30) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party;

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provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For the avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

Servicing of the Servicing Shift Mortgage Loans

The Servicing Shift Mortgage Loans will be serviced pursuant to the PSA until the related Servicing Shift Date, from and after which the related Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to any Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on the related Servicing Shift Mortgage Loan to or on behalf of the Trust.
●	Following the related Servicing Shift Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to the related Servicing Shift Whole Loan.
●	Until the related Servicing Shift Date, the applicable master servicer’s compensation in respect of the such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.
●	Following the related Servicing Shift Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under the such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift
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Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest first from collections on, and proceeds of, the promissory notes comprising such Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are expected to be materially similar in all material respects to or materially consistent with those in the PSA.
●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to such Servicing Shift Mortgage Loan that are similar in all material respects to or materially consistent with the corresponding fees payable under the PSA.
●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

The terms of and parties to the related Servicing Shift PSA are not definitively known at this time. See “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of the Servicing Shift Whole Loans and Non-Serviced Servicing Shift Whole Loan Will Shift to Other Servicers”.

Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

General

Each Mortgage Loan that will be a Non-Serviced Mortgage Loan as of the Closing Date will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing
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Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BBCMS Mortgage Trust 2026-5C43 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to the corresponding fees payable under the PSA (however, such fees under the related Non-Serviced PSA may not be subject to the same minimum amounts, caps or percentage amounts).
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
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●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Pari Passu Companion Loans under the PSA (although the portion of the servicing fee to make such payments under the Non-Serviced PSA may be less).
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BBCMS Mortgage Trust 2026-5C43 mortgage pool, if necessary).
●	The matters as to which notice to, or rating agency confirmation from, the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, matters with respect to which notice to, or Rating Agency Confirmation from, the Rating Agencies under the PSA are required (and such agreements may differ as to whether it is notice or rating agency confirmation that is required and as to whether a notice to, or a confirmation from, the rating agencies under the related Non-Serviced PSA in connection with an action involving the subject Non-Serviced Whole Loan would also be required to be made to or obtained from the Rating Agencies under the PSA).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
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●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which, if available, can be obtained by requesting copies from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the

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applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by such master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Moody’s Investors Service, Inc. (“Moody’s”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

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The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth
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any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. For the avoidance of doubt, the conditions described in this paragraph do not apply to the rights of Certificateholders to institute proceedings where indemnity is not otherwise required under the PSA as described in “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the

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Mortgage Loans and REO Properties remaining in the issuing entity (provided, however, that (a) the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of the then-outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or the special servicer, as applicable, is the purchaser less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Cut-off Date Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the Appraised Value (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan) of the issuing entity’s portion of each REO Property, if any, then included in the issuing entity (such appraisals in clause (2) to be conducted by an independent MAI-designated appraiser selected by the special servicer and approved by the master servicer and the Controlling Class) (prior to the occurrence and continuance of a Control Termination Event, with respect to the Controlling Class approval) and (3) if a Mortgaged Property secures a Non-Serviced Mortgage Loan and is an “REO property” under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related Mortgaged Property, as determined by the related Non-Serviced Master Servicer in accordance with clauses (2) and (3) above.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)       to correct any defect or ambiguity in the PSA;

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(b)       to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)       to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of either Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or either Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)       to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)        to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition) as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)       to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)       to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder and for so long as no Control Termination Event has occurred and is continuing) the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause either Trust REMIC to fail to qualify as a REMIC under the relevant

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provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)        to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)        to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in 17 C.F.R. § 239.45(b)(1)(ii), (iii) or (iv); or

(k)       to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Whole Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor or otherwise change any rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor as a third-party beneficiary under the PSA without the consent of the related mortgage loan seller, related additional obligor under the MLPA or related guarantor or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor under any MLPA or otherwise change the rights of any mortgage loan seller, related additional obligor under the MLPA or related guarantor, including as a third-party beneficiary, under the PSA, without the consent of such mortgage loan seller, related additional obligor or related guarantor. In

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addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause either Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or special servicer, as the case may be), (ii) in the case of the trustee, an institution (A) whose long-term senior unsecured debt rating or issuer rating is at least at least “A2” by Moody’s or that has a long-term counterparty risk assessment of “A2(cr)” by Moody’s (provided, however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer rating of at least “Baa3” by Moody’s for so long as either (1) the master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, or (2) the trustee maintains an agreement that is either (a) the agreement dated February 20, 2025, which was previously delivered to Moody’s and remains in effect; or (b) another agreement as to which Moody’s has provided a Rating Agency Confirmation, in either case, with a national banking association that maintains a long-term senior unsecured debt or issuer credit rating of at least “A2” by Moody’s, or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s, which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, further, that the trustee will be required to notify Moody’s within 30 days in the event there is a downgrade of such banking association’s Moody’s rating, the agreement is terminated, or any other changes may limit the agreement), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a long-term unsecured debt rating of “A” by Fitch or a short-term rating of “F1” by Fitch, or (2) the trustee maintains an agreement that is either (a) the agreement dated February 20, 2025, which was previously delivered to Fitch and remains in effect; or (b) another agreement as to which Fitch has provided a Rating Agency Confirmation, in either case, with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short term rating of “F1” by Fitch which agreement provides for such national banking association to make Advances if the trustee, in its capacity as backup advancing party, does not do so; provided, that the engagement of a backup advancing party will not in any way alter or reduce the obligations of the trustee under the PSA; provided, further, that the trustee will be required to notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes may limit the backup agreement and, (C) if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may include Moody’s and Fitch), or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation, (iii) in the case of the certificate administrator, an institution whose long-term senior unsecured debt or issuer credit rating is rated at least “Baa3” by Moody’s and “BBB-” by KBRA (or an investment grade rating by

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any other NRSRO, which may include Moody’s or Fitch) and (iv) an entity that is not on the depositor’s “prohibited party” list.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving not less than 60 days’ prior written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days’ prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

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Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Texas. Twenty-four (24) Mortgaged Properties (19.1%) are located in Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure. Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas. A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues. The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located. Such 21 day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin. To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time. If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure. Any action for deficiency must be brought within two years of the foreclosure sale. If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

California. Four (4) Mortgaged Properties (17.4%) are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no

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redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Eleven (11) Mortgaged Properties (12.8%) are located in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hotel properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotel properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotel properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in

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part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

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In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.

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The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of

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bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference

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between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds

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that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where “cause” has not been shown or the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

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Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its

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leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Although the borrowers under the Mortgage Loans may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

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In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written

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provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed-of-trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing the mortgagees’ claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure,

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deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover,

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the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotel properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6%

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per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the

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mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving
Transaction Parties

Barclays and its affiliates are playing several roles in this transaction. Barclays Commercial Mortgage Securities LLC is the depositor and an affiliate of Barclays. Barclays and the other mortgage loan sellers originated, co-originated or acquired the mortgage loans and will be selling them to the depositor. Barclays is also an affiliate of Barclays Capital Inc., an underwriter for the offering of the certificates. In addition, Barclays currently holds certain of The Assembly Companion Loans and the Sanctuary at Winterlakes Companion Loan. However, Barclays intends to sell such Companion Loans in connection with one or more future securitizations in which Barclays is a loan seller.

Computershare Trust Company, National Association, the certificate administrator, trustee and custodian is also (i) the certificate administrator, trustee and custodian under the Benchmark 2026-V23 pooling and servicing agreement, pursuant to which (a) the Fratelli Beretta Industrial Portfolio Whole Loan and the Fairfield Times Square Whole Loan are serviced and (b) the Old Edwards Portfolio Whole Loan is expected to be serviced until the securitization of the related controlling pari passu companion loan, (ii) the certificate administrator, trustee and custodian under the BBCMS 2026-5C42 pooling and servicing agreement, pursuant to which the Haimov Miami Portfolio Whole Loan is serviced, (iii) the certificate administrator and custodian under the BANK5 2026-5YR24 pooling and servicing agreement, pursuant to which the Project Embassy Whole Loan and the Summit Mall Whole Loan are serviced and (iv) the certificate administrator and custodian under the WFCM 2026-5C9 pooling and servicing agreement, pursuant to which the Mall at Prince George’s Whole Loan is serviced.

LNR Partners is an affiliate of SMC, a Sponsor and an originator. LNR Partners is also (i) the outside special servicer under the BBCMS 2026-5C42 pooling and servicing agreement and (ii) an affiliate of LNR Securities Holdings, LLC, the initial controlling class representative pursuant to the BBCMS 2026-5C42 pooling and servicing agreement.

Park Bridge Lender Services, LLC, the operating advisor and the asset representations reviewer, is also (i) the operating advisor and the asset representations reviewer under the BANK5 2026-5YR24 pooling and servicing agreement pursuant to which the Project Embassy Whole Loan and the Summit Mall Whole Loan are serviced, (ii) the operating advisor and the asset representations reviewer under the Benchmark 2026-V23 pooling and servicing agreement, pursuant to which the Fratelli Beretta Industrial Portfolio Whole Loan and the Fairfield Time Square Whole Loan are serviced, and pursuant to which the Old Edwards Portfolio Whole Loan is expected to be serviced until the securitization of the related controlling companion loan and (iii) the operating advisor and asset representations reviewer under the BBCMS 2026-5C42 pooling and servicing agreement pursuant to which the Haimov Miami Portfolio Whole Loan is serviced.

Wells Fargo Bank, a sponsor, a mortgage loan seller and an originator, is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank currently holds one or more of The Assembly Companion Loans, 111 Congress Companion Loans, Hilton Beachfront Resort & Spa Hilton Head Island Companion Loans and Project Embassy Companion Loans.

RREF DLI and its affiliates are playing several roles in this transaction. RREF DLI, the Retaining Sponsor, a mortgage loan seller and an originator, is affiliated with (i) Rialto Capital Advisors, LLC, the special servicer under the PSA, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the entity which is expected to be the holder of the VRR interest and (iii) RREF V – D AIV RR L, LLC, the entity which is expected to be appointed as the initial Directing Certificateholder and is expected to be the holder of the “eligible horizontal residual interest” on the Closing Date. RREF V – D AIV RR L, LLC or its affiliates may also purchase one or more other classes of additional certificates.

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CREFI, a sponsor, an originator and a mortgage loan seller, is an affiliate of Citigroup Global Markets Inc., one of the underwriters. In addition, CREFI currently holds certain Companion Loans relating to the 20 West 47th Street Whole Loan and the Compass Storage National Portfolio 2.0 Whole Loan. However, CREFI intends to sell such Companion Loans in connection with one or more future securitizations in which CREFI is a loan seller.

NREC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the co-managers.

GACC, a sponsor, an originator and a mortgage loan seller, is an affiliate of Deutsche Bank Securities Inc., one of the underwriters. In addition, GACC currently holds the Old Edwards Portfolio Companion Loans. However, GACC intends to sell such Companion Loans in connection with one or more future securitizations in which GACC is a loan seller.

SMC, a sponsor, a mortgage loan seller and an originator, is an affiliate of (i) LNR Partners, LLC, the special servicer under the BBCMS 2026-5C42 pooling and servicing agreement and (ii) LNR Securities Holdings, LLC, the initial controlling class representative pursuant to the BBCMS 2026-5C42 pooling and servicing agreement.

UBS AG New York Branch, a sponsor, an originator and a mortgage loan seller, is an affiliate of UBS Securities LLC, one of the underwriters.

BSPRT is a sponsor, a mortgage loan seller and an originator.

In the case of certain Mortgage Loans, a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Trimont is expected to enter into one or more agreements with the other sponsors (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Trimont is also the Non-Serviced Master Servicer under the BANK5 2026-5YR24 PSA, pursuant to which each of the Fairfield Times Square Whole Loan, the Summit Mall Whole Loan, and the Project Embassy Whole Loan is serviced and the Non-Serviced Master Servicer under the WFCM 2026-5C9 PSA, pursuant to which the Mall at Prince George's Whole Loan is serviced.

RCA is an affiliate of (i) RREF V - D Direct Lending Investments, LLC, the Retaining Sponsor and a mortgage loan seller, (ii) RREF V-D AIV RR A BBCMS 2026-5C43, LLC, the entity expected to be holder of the VRR Interest and (iii) RREF V – D AIV RR L, LLC, the entity expected to be the holder of the “eligible horizontal residual interest”, be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than with respect to any non-serviced mortgage loan and any Excluded Loan). Another affiliate of RCA may also purchase one or more other classes of certificates. RCA is also the initial special servicer with respect to the Mall at Prince George’s Mortgage Loan (1.7%), which is serviced under the WFCM 2026-5C9 pooling and servicing agreement. In addition, RREF V – D AIV RR L, LLC (which is also an affiliate of Rialto Capital Advisors, LLC) is also the initial directing certificateholder under the WFCM 2026-5C9 pooling and servicing agreement.

In the case of the repurchase facility provided by Wells Fargo Bank to RREF DLI, Wells Fargo Bank has agreed to purchase mortgage loans from RREF DLI on a revolving basis. The aggregate Cut-off Date Balance of the RREF DLI Loans that are (or, as of the Closing Date, are expected to be) subject to that repurchase facility is projected to equal approximately $143,944,821. Proceeds received by RREF DLI in connection with this securitization transaction will be used, in part, to repurchase from Wells Fargo Bank the RREF DLI Mortgage Loans subject to that repurchase facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

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Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim servicer identified in the table below, which is otherwise a party to this transaction, on the other hand, such interim servicer acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Servicer	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Wells Fargo Bank, National Association	Trimont LLC	8	$266,066,843	26.9%
RREF V – D Direct Lending Investments, LLC	Trimont LLC	3	$143,944,821	14.5%
Starwood Mortgage Capital LLC	Trimont LLC	3	$36,750,000	3.7%
BSPRT CMBS Finance, LLC	Trimont LLC	2	$11,500,000	1.2%

*	In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

Interim and Other Custodial Arrangements

Pursuant to interim custodial arrangements between each Sponsor and Mortgage Loan Seller identified in the table below (and/or certain of its affiliates), on the one hand, and the related interim custodian, which is otherwise a party to this transaction, identified in the table below, on the other hand, such interim custodian acts as interim custodian with respect to the specified number of Mortgage Loans contributed by such Mortgage Loan Seller, with the approximate aggregate Cut-off Date Balance and percentage of Initial Pool Balance identified in the table below (which, in the case of any related Jointly Sold Mortgage Loan, includes only the portion thereof being contributed by such Mortgage Loan Seller).

Sponsor/Mortgage Loan Seller	Interim Custodian	Number of Mortgage Loans*	Approximate Aggregate Cut-off Date Balance	Approximate Percentage of Initial Pool Balance
Barclays Capital Real Estate Inc.	Computershare Trust Company, National Association	16	$277,185,500	28.0%
Wells Fargo Bank, National Association	Computershare Trust Company, National Association	8	$266,066,843	26.9%
RREF V - D Direct Lending Investments, LLC	Computershare Trust Company, National Association	3	$143,944,821	14.5%
Citi Real Estate Funding Inc.	Computershare Trust Company, National Association	4	$133,174,644	13.5%
German American Capital Corporation	Computershare Trust Company, National Association	4	$50,360,975	5.1%
Starwood Mortgage Capital LLC	Computershare Trust Company, National Association	2	$28,250,000	2.9%
BSPRT CMBS Finance, LLC	Computershare Trust Company, National Association	2	$11,500,000	1.2%

*       In the case of any Jointly Sold Mortgage Loan, such Mortgage Loan is included in each applicable Mortgage Loan Seller’s total Number of Mortgage Loans, regardless of the fact that such Mortgage Loan Seller is only contributing a portion of such Jointly Sold Mortgage Loan.

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See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

The sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including, in certain circumstances, actions relating to repurchase claims. However, there are no legal proceedings currently pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions

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relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, or the exercise of purchase options by the holder of a mezzanine loan, if any. Additionally, in some cases, a borrower is required to apply a holdback reserve to prepayment of the related Mortgage Loan if certain release conditions are not satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Escrows”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X-A certificates with a Notional Amount, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amount of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.
Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the

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principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 692,640,000	Class A-1, Class A-2 and Class A-3 certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates that are also Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods, Yield Maintenance Charges or Prepayment Premiums, release of property provisions, amortization terms that require balloon payments or performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge or Prepayment Premium would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would

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result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes
Class X-A	$ 692,640,000	Class A-1, Class A-2 and Class A-3 certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment

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each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The model used in this prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the Mortgage Loans are made at those levels of CPY following the expiration of any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPY, and we make no representation that the Mortgage Loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-2 and Class A-3 certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates that are also Principal Balance Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	scheduled Periodic Payments including payments due at maturity of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in November 2026;
●	the Mortgage Rate in effect for each Mortgage Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate;
●	the mortgage loan sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayment);
●	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;
●	the Closing Date occurs on or about October 29, 2026;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan in whole or in part;
●	no additional trust fund expenses are incurred;
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●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised;
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans; and
●	with respect to each Mortgage Loan with a related Subordinate Companion Loan, for purposes of assumed CPY prepayment rates, prepayments are determined on the basis of the principal balance of the related Mortgage Loan.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates that is also a Principal Balance Certificate and set forth the percentage of the initial Certificate Balance of each class of Offered Certificates that is also a Principal Balance Certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	81%	81%	81%	81%	81%
October 2028	61%	61%	61%	61%	61%
October 2029	39%	39%	39%	39%	39%
October 2030	15%	15%	15%	15%	15%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.43	2.40	2.40	2.40	2.40

Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.73	4.65	4.57	4.48	4.26

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Minimum Initial Certificate Balance ($433,585,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.84	4.83	4.82	4.77	4.47

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($683,585,000)(1)
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.80	4.77	4.73	4.67	4.40

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.90	4.88	4.88	4.88	4.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.93	4.88	4.67

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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:

Closing Date/Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Closing Date	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029	100%	100%	100%	100%	100%
October 2030	100%	100%	100%	100%	100%
October 2031 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.96	4.96	4.96	4.96	4.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2026 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

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Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, investors subject to the alternative minimum tax and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “Treasury Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity, the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (collectively, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder, in the opinion of Hogan Lovells Cadwalader US LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each class of Lower-Tier Regular Interests will constitute a class of “regular interests” in the Lower-Tier REMIC, (c) each class of Regular Interests will constitute a class of “regular interests” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each of the Upper-Tier REMIC and Lower-Tier REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The Treasury Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered

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unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

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specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each of the Upper-Tier REMIC and Lower-Tier REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury Regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount (“OID”)) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, twenty-one (21) of the Mortgaged Properties (collectively, 13.7%) securing or partially securing eleven (11) Mortgage Loans are, in whole or in part, multifamily or manufactured housing properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, OID and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with OID generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury Regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position on matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are encouraged to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and OID with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the OID includible in a Regular Interestholder’s income. The total amount of OID on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with OID for federal income tax purposes.

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It is anticipated that the certificate administrator will treat the Class X-A certificates as having no qualified stated interest. Such class will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received on such class over its respective issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on such class attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such certificate, assuming no further prepayments.

Under a de minimis rule, OID on a Regular Interest will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, namely, 0% CPY (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis OID, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued with de minimis OID for federal income tax purposes.

A holder of a Regular Interest issued with OID generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the OID on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the OID that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of OID with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period.

Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having OID, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury Regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with OID, in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including OID) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. The election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1278 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury Regulations implementing the market discount rules have not yet been proposed, and investors should

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therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. The election, if made, will apply to all premium bonds (other than tax-exempt bonds) held by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. It is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury Regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. A Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite

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of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Principal Balance Certificates that are corporations or that otherwise hold the Principal Balance Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Principal Balance Certificates becoming wholly or partially worthless, and that, in general, the holders of Principal Balance Certificates that are not corporations and do not hold the Principal Balance Certificates in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Principal Balance Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Principal Balance Certificates should be allowed a bad debt deduction at such time as the certificate balance of any class of such Principal Balance Certificates is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Principal Balance Certificates. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Principal Balance Certificates have been otherwise retired. The IRS could also assert that losses on a class of Principal Balance Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing OID. This may have the effect of creating “negative” OID that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive OID or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Principal Balance Certificates with negative OID may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Regular Interestholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any OID, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term

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depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale or exchange of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the applicable Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The Treasury Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury Regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of

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an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the Trust REMICs and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exemption available so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including OID, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the

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laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury Regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and that fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, OID and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number, or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury Regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor, Barclays and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]	$ [_]
Natixis Securities Americas LLC	$ [_]	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]	$ [_]
Bancroft Capital, LLC	$ [_]	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]	$ [_]
Underwriter	Class A-S	Class B	Class C
Barclays Capital Inc.	$ [_]	$ [_]	$ [_]
Wells Fargo Securities, LLC	$ [_]	$ [_]	$ [_]
Citigroup Global Markets Inc.	$ [_]	$ [_]	$ [_]
Deutsche Bank Securities Inc.	$ [_]	$ [_]	$ [_]
UBS Securities LLC	$ [_]	$ [_]	$ [_]
Natixis Securities Americas LLC	$ [_]	$ [_]	$ [_]
Academy Securities, Inc.	$ [_]	$ [_]	$ [_]
Bancroft Capital, LLC	$ [_]	$ [_]	$ [_]
Total	$ [_]	$ [_]	$ [_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have severally agreed to indemnify the depositor and controlling persons of the depositor,

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against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2026, before deducting expenses payable by the depositor (such expenses estimated at $[__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act as in effect on the date of this prospectus, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Barclays Capital Inc., one of the underwriters, is an affiliate of the depositor and an affiliate of Barclays, which is a sponsor, an originator, a mortgage loan seller and the holder of certain of The Assembly Companion Loans and the Sanctuary at Winterlakes Companion Loan. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, National Association, which is a sponsor, an originator, a mortgage loan seller and holder of certain of The Assembly Companion Loans. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., which is a sponsor, an originator, a mortgage loan seller and the holder of certain Companion Loans relating to the 20 West 47th Street Whole Loan and the Compass Storage National Portfolio 2.0 Whole Loan. Natixis Securities Americas LLC, one of the underwriters, is an affiliate of NREC, which is a sponsor, an originator, a mortgage loan seller and the holder of the Summit Mall Companion Loan. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of German American Capital Corporation, which is a sponsor, a mortgage loan seller and an originator and DBR Investments Co. Limited, an originator. UBS Securities LLC, one of the underwriters, is an affiliate of UBS AG New York Branch, which is a sponsor, an originator and a mortgage loan seller.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Barclays Capital Inc., which is one of the

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underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Citigroup Global Markets Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Deutsche Bank Securities Inc., which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering and affiliates of UBS Securities LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Barclays Capital Inc., of the purchase price for the Offered Certificates and the following payments:

(1)       the payment by the depositor to Barclays, an affiliate of Barclays Capital Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Barclays Mortgage Loans;

(2)       the payment by the depositor to Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Wells Fargo Bank, National Association Mortgage Loans;

(3)       the payment by the depositor to Citi Real Estate Funding Inc., an affiliate of Citigroup Global Markets Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the CREFI Mortgage Loans;

(4)       the payment by the depositor to NREC, an affiliate of Natixis Securities Americas LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the NREC Mortgage Loans;

(5)       the payment by the depositor to German American Capital Corporation, an affiliate of Deutsche Bank Securities Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the GACC Mortgage Loans;

(6)       the payment by SMC or an affiliate thereof, to an affiliate of Barclays, which is also an affiliate of Barclays Commercial Mortgage Securities LLC and Barclays Capital Inc., in an affiliate of Barclays’ capacity as the purchaser under a repurchase agreement with SMC or an affiliate thereof, of the repurchase price for the Mortgage Loans to be repurchased by SMC, or an affiliate thereof, under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to SMC in connection with the sale of those Mortgage Loans to the depositor by SMC;

(7)       the payment by the depositor to UBS AG, New York Branch, an affiliate of UBS Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the UBS AG, New York Branch Mortgage Loans; and

(8)       the payment by the depositor to BSPRT CMBS Finance, LLC, in its capacity as a mortgage loan seller, of the purchase price for the BSPRT Mortgage Loans.

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Barclays Capital Inc., Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC and Natixis Securities Americas LLC, has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

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Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-286968-10)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 745 Seventh Avenue, New York, New York 10019, Attention: President, or by telephone at (212) 412-4000.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-286968) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice within the meaning of Section 3(21) of ERISA or Section 4975 of the Code with respect to those assets for a fee or other compensation; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

With respect to the Clackamas Town Center Mortgage Loan (9.8%), the Teachers’ Retirement System of the State of Illinois (“ILTRS”) owns a 50% indirect ownership interest in the borrower. Persons who have an ongoing relationship with ILTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will

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be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has granted an administrative exemption to Barclays Capital Inc. Final Authorization Number 2004-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Barclays Capital Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating

536

purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is a Plan will be deemed to have represented and warranted that (i) none of the depositor, the mortgage loan sellers, the issuing entity, the trustee, the certificate administrator, the certificate registrar, the asset representations reviewer, the operating advisor, the underwriters, the master servicer, the special servicer, or any of their respective affiliated entities, has provided any investment recommendation or investment advice to the Plan or the fiduciary making the

537

investment decision for the Plan in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available (all of the conditions of which are satisfied) to cover the purchase and holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

The sale of the Offered Certificates to a Plan is in no respect a representation or warranty by the depositor, the underwriters, the trustee, the certificate administrator, the special servicer or the master servicer that this investment meets any relevant legal requirements with respect to investments by Plans generally or any particular Plan, that the Exemption would apply to the acquisition of this investment by ERISA Plans in general or any particular ERISA Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

538

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Hogan Lovells Cadwalader US LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Dechert LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class A-S, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged

539

by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class A-S, Class B and Class C certificates receive investment grade credit ratings from two (2) of the Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgage Loans, Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that is not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date for the Offered Certificates will be the Distribution Date in October 2059. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or (i) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of

540

their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other two NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the classes of Offered Certificates. If the depositor had selected that NRSRO to rate those other classes of Offered Certificates not rated by it, its ratings of those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

541

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542

Index of Defined Terms

1
15Ga 1 Notice	244
17g-5 Information Provider	365
1986 Act	521
1996 Act	502
3
30/360 Basis	399
4
401(c) Regulations	538
A
AB Modified Loan	410
Accelerated Mezzanine Loan Lender	358
Acceptable Insurance Default	413
Acting General Counsel’s Letter	146
Actual/360 Basis	199
Actual/360 Loans	389
ADA	504
Additional Exclusions	413
Administrative Cost Rate	343
ADR	156
Advances	385
Affirmative Asset Review Vote	453
AIFM Regulations	128
Aloft Houston Loan	244
Annual Debt Service	156
Appraisal Institute	237
Appraisal Reduction Amount	406
Appraisal Reduction Event	406
Appraised Value	157
Appraised-Out Class	411
AREF	244
ASR Consultation Process	429
Assessment of Compliance	482
Asset Representations Reviewer	319
Asset Representations Reviewer Asset Review Fee	405
Asset Representations Reviewer Fee	405
Asset Representations Reviewer Fee Rate	405
Asset Representations Reviewer Termination Event	458
Asset Representations Reviewer Upfront Fee	404
Asset Review	455
Asset Review Notice	453

Asset Review Quorum	453
Asset Review Report	456
Asset Review Report Summary	456
Asset Review Standard	455
Asset Review Trigger	452
Asset Review Vote Election	453
Asset Status Report	426
Assumed Certificate Coupon	328
Assumed Final Distribution Date	351
Assumed Scheduled Payment	344
Attestation Report	483
Available Funds	337
B
Balloon	160
Balloon Payment	160
Barclays	228
Barclays Data Tape	230
Barclays Mortgage Loans	229
Barclays Review Team	229
Barclays’ Qualification Criteria	231
Base Interest Fraction	349
BEA	181
Beds	166
Borrower Party	358
Borrower Party Affiliate	358
Brand	13
Breach Notice	375
Bridge Bank	110
BSPRT	295
BSPRT Data Tape	296
BSPRT Mortgage Loans	295
BSPRT Review Team	296
C
C(WUMP)O	22
Cash Flow Analysis	157
CEMEX	190
CERCLA	502
Certificate Administrator/Trustee Fee	404
Certificate Administrator/Trustee Fee Rate	404
Certificate Balance	335
Certificate Owners	367
Certificateholder	359
Certificateholder Quorum	461
Certificateholder Repurchase Request	472
certificates	37
Certificates	335
CGMRC	254
Clackamas Acquired Expansion Parcel	208

543

Clackamas Acquired Parcel	205
Clackamas Anchor Parcel	204
Clackamas Exchange Parcel	205
Clackamas Release Parcel	204
Class A Certificates	335
Class X Certificates	335
Clearstream	366
Clearstream Participants	368
Closing Date	156, 228
CMBS	149
CMBS B-Piece Securities	324
CMS	304, 308
CMS Acquisition Closing Date	304
CMS Platform	308
CMS Transaction	304
Code	519
Collateral Deficiency Amount	410
Collection Account	388
Collection Period	338
Communication Request	369
Companion Distribution Account	388
Companion Holder	217
Companion Holders	217
Companion Loan Rating Agency	217
Companion Loan(s)	154
Compensating Interest Payment	352
Computershare	132, 317
Computershare Limited	317
Computershare Trust Company	317
Constant Prepayment Rate	512
Constraining Level	327
Consultation Termination Event	441
Control Eligible Certificates	436
Control Note	217
Control Termination Event	441
Controlling Class	436
Controlling Class Certificateholder	436
Controlling Holder	217
Corrected Loan	426
Covered Transactions	285
CPR	512
CPY	513
CRE Loans	242
CREC	180
Credit Risk Retention Rules	321
CREFC®	355
CREFC® Intellectual Property Royalty License Fee	405
CREFC® Intellectual Property Royalty License Fee Rate	405
CREFC® Reports	355
CREFI	253
CREFI Data File	255
CREFI Mortgage Loans	253
CREFI Securitization Database	254
Cross-Over Date	341

CSC	216
CTS	317
Cumulative Appraisal Reduction Amount	409
Cure/Contest Period	455
Cut-off Date	154
Cut-off Date Balance	158
Cut-off Date Loan-to-Value Ratio	159
Cut-off Date LTV Ratio	159
D
D or @%(#)	162
D or YM(#)	162
D or YM@(#)	162
D(#)	161
DBNY	270
Debt Service Coverage Ratio	159
Defaulted Loan	432
Defeasance Deposit	203
Defeasance Loans	203
Defeasance Lock-Out Period	203
Defeasance Option	203
Definitive Certificate	366
Delegated Directive	18
Delinquent Loan	453
Demand Entities	243
Depositaries	366
Determination Date	336
Deutsche Bank	270
Diligence File	372
Directing Certificateholder	435
Directing Certificateholder Approval Process	428
DISC	19
Disclosable Special Servicer Fees	403
Discount Rate	350
Discount Yield	326
Dispute Resolution Consultation	474
Dispute Resolution Cut-off Date	473
Distribution Accounts	389
Distribution Date	336
Distribution Date Statement	355
DMARC	271
Dodd-Frank Act	151
DOJ	270
DOL	535
DSCR	159
DTC	366
DTC Participants	367
DTC Rules	367
Due Date	199, 338
Due Diligence Questionnaire	255
Due Diligence Requirements	128

544

E
EDGAR	534
EEA	18
Effective Gross Income	157
Eligible Asset Representations Reviewer	456
Eligible Operating Advisor	447
ELIHA	172
Enforcing Party	472
Enforcing Servicer	472
ESA	180, 275
Escrow/Reserve Mitigating Circumstances	233, 252, 277
EU CRR	128
EU Due Diligence Requirements	127
EU PRIIPS Regulation	18
EU Prospectus Regulation	18
EU Qualified Investor	18
EU Retail Investor	18
EU Risk Retention Requirement	128
EU Transparency Requirements	128
Euroclear	366
Euroclear Operator	368
Euroclear Participants	368
Exception Schedules	334
Excess Modification Fee Amount	399
Excess Modification Fees	398
Excess Prepayment Interest Shortfall	353
Exchange Act	228, 243, 278
Excluded Controlling Class Holder	357
Excluded Controlling Class Loan	358
Excluded Information	358
Excluded Loan	359
Excluded Plan	537
Excluded Special Servicer	461
Excluded Special Servicer Loan	461
Exemption	536
Exemption Rating Agency	536
F
Fairfield Times Square Preferred Equity	216
FATCA	529
FCA HANDBOOK	19
FDIA	144
FDIC	110
FIEL	24
Final Asset Status Report	428
Final Dispute Resolution Election Notice	474
Financial Market Publisher	360
Financial Promotion Order	20
FIRREA	146, 274
Fitch	481
Flagstar	110
Florida Statute	198

FPO Persons	20
Fratelli Parent	192
FSMA	20
Funds	245, 309
G
GAAP	321
GACC	270
GACC Data Tape	272
GACC Deal Team	272
GACC Mortgage Loans	271
Gain-on-Sale Entitlement Amount	338
Gain-on-Sale Remittance Amount	338
Gain-on-Sale Reserve Account	389
Garn Act	503
General Special Servicer	244
GLA	160
Government Securities	201
H
Horizontal Retaining Party	321
Horizontal Risk Retention Certificates	322
HSTP Act	78
I
IBA	145
ILTRS	535
Impermissible Risk Retention Affiliate	464
Impermissible TPP Affiliate	464
Indirect Participants	367
Individual Release Property	207
Initial Delivery Date	426
Initial Pool Balance	154
Initial Requesting Certificateholder	472
In-Place Cash Management	160
Institutional Investor	22
Institutional Investors	128
Insurance and Condemnation Proceeds	388
Intercreditor Agreement	217
Interest Accrual Amount	343
Interest Accrual Period	343
Interest Distribution Amount	343
Interest Reserve Account	389
Interest Shortfall	343
Interested Person	434
Interest-Only Certificates	325
Interest-Only Expected Price	330
Interpolated Yield	326, 329
Investor Certification	359
IRS	147
J
Japanese Retention Requirement	24

545

JFSA	24
Jointly Sold Mortgage Loans	160
JRR Rule	24
Judgment	187
JV	215
K
KBRA	481
KeyBank	244
Knight	185
K-Star	286
L
L(#)	161
Lennar	245, 309
Liquidation Fee	400
Liquidation Fee Rate	400
Liquidation Proceeds	388
LMF	244
LNR Partners	312
Loan	244
Loan Per Unit	160
Loan-Specific Directing Certificateholder	435
Local Law 97	93
Lock-out Period	201
Loss of Value Payment	376
Lower-Tier Regular Interests	519
Lower-Tier REMIC	56, 336, 519
Lower-Tier REMIC Distribution Account	389
LTV Ratio	158
LTV Ratio at Maturity	160
M
MAI	378
Major Decision	437
Major Decision Reporting Package	437
MAS	22
Master Lease	190
Master Servicer	304
Master Servicer Decision	416
Material Defect	375
Maturity Date Balloon Payment	160
MIFID II	18
MLPA	370
MOA	322
Modeling Assumptions	513
Modification Fees	398
Moody’s	481
Morgan Stanley	244
Morningstar DBRS	456
Mortgage	155
Mortgage File	370
Mortgage Loan Seller	244
Mortgage Loans	154

Mortgage Note	155
Mortgage Pool	154
Mortgage Rate	343
Mortgaged Property	155
N
Natixis	262
Net Mortgage Rate	342
Net Operating Income	161
NFA	181
NI 33-105	25
Non-Conforming Policy	1, 8, 13
Non-Control Note	217
Non-Controlling Holder	217
Nonrecoverable Advance	385
Non-Serviced Certificate Administrator	217
Non-Serviced Companion Loan	217
Non-Serviced Custodian	217
Non-Serviced Directing Certificateholder	217
Non-Serviced Master Servicer	217
Non-Serviced Mortgage Loan	218
Non-Serviced Pari Passu Companion Loan	218
Non-Serviced Pari Passu Mortgage Loan	218
Non-Serviced Pari Passu Whole Loan	218
Non-Serviced PSA	218
Non-Serviced Servicing Shift Whole Loan	218
Non-Serviced Special Servicer	218
Non-Serviced Trustee	218
Non-Serviced Whole Loan	218
Non-U.S. Person	529
Notional Amount	336
NOV	189
NRA	161
NREC	262
NREC Data Tape	263
NREC Deal Team	263
NREC Mortgage Loans	263
NRSRO	357
NRSRO Certification	360
NYC DEP	185
NYSDEC	180
NYSDOH	180
O
O(#)	162
OCC	145, 234
Occupancy Rate	161
Offered Certificates	335
OID	521
OID Regulations	522
OLA	145

546

Operating Advisor	319
Operating Advisor Annual Report	446
Operating Advisor Consultation Event	333
Operating Advisor Consulting Fee	404
Operating Advisor Expenses	404
Operating Advisor Fee	404
Operating Advisor Fee Rate	404
Operating Advisor Standard	445
Operating Advisor Termination Event	449
Operating Advisor Upfront Fee	404
Operating Lessee	192
Operating Statements	165
Originator	244
Other Master Servicer	218
Other PSA	218
Other Special Servicer	218
OWS	181
P
P&I Advance	384
P&I Advance Date	384
PACE Loan	214
Pads	166
PAR	275
Par Purchase Price	432
Pari Passu Companion Loan(s)	154
Pari Passu Mortgage Loan	219
Park Bridge	121
Park Bridge Financial	319
Park Bridge Lender Services	319
Participants	366
Parties in Interest	535
partnership representative	528
Pass-Through Rate	341
Patriot Act	505
Pavilions at San Mateo Release Parcel	206
PCE	181
PCR	261
Percentage Interest	336
Periodic Payments	337
Permitted Investments	336, 390
Permitted Special Servicer/Affiliate Fees	403
PFAS	182
PIPs	183
PL	238
Plans	535
PML	238
POATRS	19
PRC	21
Pre-Closing Platform	308
Preferred Investor	215
Preliminary Dispute Resolution Election Notice	473
Prepayment Assumption	523
Prepayment Interest Excess	351

Prepayment Interest Shortfall	352
Prepayment Premium	350
Prepayment Provisions	161
Preylock Parent	215
Prime Rate	388
principal balance certificates	3
Principal Balance Certificates	335
Principal Distribution Amount	343
Principal Shortfall	345
Prior Loan	185
Privileged Information	448
Privileged Information Exception	449
Privileged Person	357
Professional Investors	22
Prohibited Prepayment	352
Promotion of Collective Investment Schemes Exemptions Order	20
Proposed Course of Action	473
Proposed Course of Action Notice	473
Prospectus	22
PSA	334
PSA Party Repurchase Request	472
PTCE	538
Purchase Price	377
Q
Qualification Criteria	242, 297
Qualified Replacement Special Servicer	462
Qualified Substitute Mortgage Loan	377
Qualifying CRE Loan Percentage	322
R
RAC No-Response Scenario	480
Rated Final Distribution Date	351
Rating Agencies	481
Rating Agency Confirmation	481
RCA	245, 309
RCM	245, 309, 324
REA	70
Realized Loss	354
REC	180
Record Date	336
Registration Statement	534
Regular Certificates	335
Regular Interestholder	522
Regular Interests	519
Regulation AB	483
Reimbursement Rate	388
Related Proceeds	386
Release Date	203
Relevant Investor	23
Relevant Persons	20
Relief Act	504
Remaining Term to Maturity	162

547

REMIC	519
REMIC Payment	205
RENTAL Act	171
REO Account	389
REO Loan	346
REO Property	426
Repurchase Request	244, 472
Requesting Certificateholder	474
Requesting Holders	411
Requesting Investor	369
Requesting Party	480
Required Credit Risk Retention Percentage	322
Requirements	505
Residual Certificates	335
Resolution Failure	472
Resolved	472
Restricted Group	536
Restricted Party	449
Retaining Parties	321
Retaining Sponsor	321
Review Materials	454
RevPAR	162
Rialto	245
Risk Retention Affiliate	448
Risk Retention Affiliated	448
Risk Retention Consultation Party	358, 460
Risk Retention Requirements	128
ROFO	190
ROFR	190
Rooms	166
Routine Disbursements	417
RREF	245
RREF Deal Team	247
RREF DLI	152, 245
RREF DLI Data Tape	247
RREF Mortgage Loans	246
RREF Qualification Criteria	248
Rule 15Ga-1	243
Rule 15Ga-1 Reporting Period	242
Rule 17g-5	360
Rule 192	117
RWs	244
S
S&P	456
Scheduled Certificate Interest Payments	329
Scheduled Certificate Principal Payments	322
Scheduled Principal Distribution Amount	344
SEC	228, 278
Securities Act	482
Securitization Accounts	334, 389
Securitization Regulation	128
SEL	238, 300

Senior Certificates	335
Serviced Companion Loan	219
Serviced Mortgage Loan	219
Serviced Pari Passu Companion Loan	219
Serviced Pari Passu Companion Loan Securities	466
Serviced Pari Passu Mortgage Loan	219
Serviced Pari Passu Whole Loan	219
Serviced Whole Loan	219
Servicer Termination Event	464
Servicing Advances	385
Servicing Fee	396
Servicing Fee Rate	396
Servicing Shift Companion Loan	219
Servicing Shift Date	219
Servicing Shift Mortgage Loan	219
Servicing Shift PSA	219
Servicing Shift Whole Loan	219
Servicing Standard	382
SF	162
SFA	22
SFO	22
Similar Law	535
SMC	278, 285
SMC Data Tape	279
SMC Mortgage Loans	278
SMC Review Team	279
SMMEA	539
Special Servicer	244
Special Servicer Decision	419
Special Servicing Fee	399
Special Servicing Fee Rate	399
Specially Serviced Loans	424
Sq. Ft.	162
Square Feet	162
Standard Qualifications	2
Startup Day	519
Starwood	278
Stated Principal Balance	345
Stone Point	245, 309
Structured Product	22
STWD	312
Subject Loans	394, 405
Subordinate Certificates	335
Subsequent Asset Status Report	426
Subsequent Third Party Purchaser	322
Sub-Servicing Agreement	383
SVB	110
T
T-12	162
Target Price	327
Term to Maturity	162
Termination Purchase Amount	484
Terms and Conditions	368

548

Tests	455
The Assembly Preferred Investor	215
The Barn	170
The Farm	170
Title V	504
TOPA	171, 191
Total Operating Expenses	157
Transfer Restriction Period	332
Treasury Regulations	519
Treasury-Priced Expected Price	328
Treasury-Priced Principal Balance Certificates	322
Trimont	304
TRIPRA	96
Trust	303
Trust REMICs	56, 519
TTM	162
U
U.S. Person	529
U/W DSCR	159
U/W Expenses	162
U/W NCF	162
U/W NCF Debt Yield	165
U/W NCF DSCR	159
U/W Net Cash Flow	162
U/W Net Operating Income	165
U/W NOI	165
U/W NOI Debt Yield	166
U/W NOI DSCR	166
U/W Revenues	166
UBS AG New York Branch	287
UBS AG New York Branch Data Tape	288
UBS AG New York Branch Deal Team	288
UBS AG New York Branch Mortgage Loans	288
UBS Qualification Criteria	289
UBSRES	287
UCC	491
UK	19
UK CRR	128
UK Due Diligence Requirements	128
UK Institutional Investor	128
UK MIFIR Product Governance Rules	19
UK Qualified Investor	19
UK Retail Investor	19
UK Risk Retention Requirement	129
Underwriter Entities	117
Underwriting Agreement	531
Underwritten Debt Service Coverage Ratio	159
Underwritten Expenses	162

Underwritten NCF	162
Underwritten NCF Debt Yield	165
Underwritten Net Cash Flow	162
Underwritten Net Cash Flow Debt Service Coverage Ratio	159
Underwritten Net Operating Income	165
Underwritten Net Operating Income Debt Service Coverage Ratio	166
Underwritten NOI	165
Underwritten NOI Debt Yield	166
Underwritten Revenues	166
Units	166
Unscheduled Principal Distribution Amount	344
Unsolicited Information	454
Upper-Tier REMIC	56, 336, 519
Upper-Tier REMIC Distribution Account	389
V
VAP	181
Vertical MOA	152
Vertical Retaining Party	321
VI	180
VISLs	181
Volcker Rule	151
Voting Rights	365
VRR Interest	321, 322
W
WAC Rate	342
Wachovia Bank	234
Weighted Average Mortgage Rate	166
weighted averages	167
Wells Fargo	317
Wells Fargo Bank	234, 304, 317
Wells Fargo Bank Data Tape	240
Wells Fargo Bank Deal Team	240
Whole Loan	154
Withheld Amounts	389
Workout Fee	399
Workout Fee Rate	399
Workout-Delayed Reimbursement Amount	388
Y
Yield Maintenance Charge	350
Yield-Priced Certificates	322
Yield-Priced Expected Price	331
YM(#)	162
YM@(#)	163

549

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code
								1	25
1	Loan	1, 7, 19	1	The Assembly	9.9%	100.0%	Barclays, WFB	Barclays, WFB	NAP	NAP	3930, 3940, 3950, 3960, 4000 North First Street and 90 Headquarters Drive	San Jose	Santa Clara	CA	95134
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	9.8%	100.0%	Rialto	Rialto	NAP	NAP	12000 Southeast 82nd Avenue	Happy Valley	Clackamas	OR	97086
3	Loan	5, 7, 12, 22, 23	1	111 Congress	8.1%	100.0%	WFB	WFB	NAP	NAP	111 Congress Avenue and 206 East Cesar Chavez Street	Austin	Travis	TX	78701
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	5.6%	100.0%	WFB	WFB	NAP	NAP	1 Hotel Circle	Hilton Head Island	Beaufort	SC	29928
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	5.1%		Rialto	Rialto, Barclays	NAP	NAP	Various	Various	Various	Various	Various
5.01	Property		1	5050 Westway Park Boulevard	0.9%	18.7%					5050 Westway Park Boulevard	Houston	Harris	TX	77041
5.02	Property		1	395 S. Industrial Blvd	0.8%	15.7%					395 South Industrial Boulevard	Trenton	Dade	GA	30752
5.03	Property		1	16100 Dillard Drive	0.5%	10.4%					16100 Dillard Drive	Jersey Village	Harris	TX	77040
5.04	Property		1	2951 S. Council Road	0.4%	7.1%					2951 South Council Road	Oklahoma City	Oklahoma	OK	73128
5.05	Property		1	11050 West Little York Rd	0.3%	6.8%					11050 West Little York Road	Houston	Harris	TX	77041
5.06	Property		1	12720 Upland Way	0.3%	6.2%					12720 Upland Way	Baytown	Chambers	TX	77523
5.07	Property		1	12730 Upland Way	0.3%	5.8%					12730 Upland Way	Baytown	Chambers	TX	77523
5.08	Property		1	17681 Telge Road	0.2%	4.6%					17681 Telge Road	Cypress	Harris	TX	77429
5.09	Property		1	17715 Telge Road	0.2%	4.2%					17715 Telge Road	Cypress	Harris	TX	77429
5.10	Property		1	2851 S. Council Road	0.2%	3.9%					2851 South Council Road	Oklahoma City	Oklahoma	OK	73128
5.11	Property		1	1902 S. Houston Ave	0.1%	2.8%					1902 South Houston Avenue	Humble	Harris	TX	77396
5.12	Property		1	5816 Hamblen Road	0.1%	2.8%					5816 Hamblen Road	Humble	Harris	TX	77396
5.13	Property		1	8130 Parkside Avenue	0.1%	2.7%					8130 Parkside Avenue	Baytown	Chambers	TX	77523
5.14	Property		1	17711 Telge Road	0.1%	2.5%					17711 Telge Road	Cypress	Harris	TX	77429
5.15	Property		1	1914 S. Houston Ave	0.1%	2.2%					1914 South Houston Avenue	Humble	Harris	TX	77336
5.16	Property		1	8220 Parkside Avenue	0.1%	1.9%					8220 Parkside Avenue	Baytown	Chambers	TX	77523
5.17	Property		1	17675 Telge Road	0.1%	1.9%					17675 Telge Road	Cypress	Harris	TX	77429
6	Loan	2, 7, 12, 32	1	20 West 47th Street	5.0%	100.0%	CREFI	CREFI	NAP	NAP	20 West 47th Street	New York	New York	NY	10036
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	3.5%	100.0%	Barclays	Barclays	NAP	NAP	7700 Irvine Center Drive	Irvine	Orange	CA	92618
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	3.0%	100.0%	WFB	WFB	NAP	NAP	700 Pennsylvania Avenue Southeast & 777 C Street Southeast	Washington	District of Columbia	DC	20003
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	3.0%		CREFI	CREFI	NAP	NAP	Various	Various	Various	Various	Various
9.01	Property		1	New Iberia	0.3%	10.4%					405 Jefferson Terrace	New Iberia	Iberia	LA	70560
9.02	Property		1	Ponte Vedra	0.3%	9.7%					1120 Preservation Trail	Ponte Vedra	St. Johns	FL	32081
9.03	Property		1	Hastings-on-Hudson	0.3%	9.0%					1337 Saw Mill River Road	Hastings-on-Hudson	Westchester	NY	10706
9.04	Property		1	Roseville	0.2%	8.0%					29500 Hayes Road	Roseville	Macomb	MI	48066
9.05	Property		1	Neptune	0.2%	6.9%					1109 Ninth Avenue	Neptune	Monmouth	NJ	07753
9.06	Property		1	Spring	0.2%	6.6%					25528 Aldine Westfield Road	Spring	Harris	TX	77373
9.07	Property		1	Gainesville	0.2%	6.1%					9417 Northwest 43rd Street	Gainesville	Alachua	FL	32653
9.08	Property		1	Hudson Oaks	0.2%	5.9%					3761 Fort Worth Highway	Hudson Oaks	Parker	TX	76087
9.09	Property		1	Marble Falls 2	0.2%	5.9%					706 Industrial Boulevard	Marble Falls	Burnet	TX	78654
9.10	Property		1	Mulberry	0.2%	5.7%					3000 Mulford Road	Mulberry	Polk	FL	33860
9.11	Property		1	Marble Falls 1	0.2%	5.7%					500 Industrial Boulevard	Marble Falls	Burnet	TX	78654
9.12	Property		1	Sewickley	0.2%	5.7%					2404 Nicholson Road	Sewickley	Allegheny	PA	15143
9.13	Property		1	West Palm Beach 2	0.2%	5.4%					2021 South Military Trail	West Palm Beach	Palm Beach	FL	33415
9.14	Property		1	Acworth	0.1%	3.3%					5488 Wade Green Road	Acworth	Cherokee	GA	30102
9.15	Property		1	Smyrna	0.1%	3.1%					200 Front Street	Smyrna	Rutherford	TN	37167
9.16	Property		1	Gonzales	0.1%	2.5%					39350 Highway 74	Gonzales	Ascension	LA	70737
10	Loan	19, 28, 30	1	Tarrytown House Estate	2.8%	100.0%	CREFI	CREFI	NAP	NAP	49 East Sunnyside Lane	Tarrytown	Westchester	NY	10591
11	Loan	22	1	3100-3150 Bristol Street	2.6%	100.0%	WFB	WFB	NAP	NAP	3100 Bristol Street	Costa Mesa	Orange	CA	92626
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	2.6%		CREFI	CREFI	NAP	NAP	Various	Mount Olive	Morris	NJ	07828
12.01	Property		1	MO1	1.1%	41.0%					750 Clark Drive	Mount Olive	Morris	NJ	07828
12.02	Property		1	MO3	0.8%	31.2%					650 International Drive	Mount Olive	Morris	NJ	07828
12.03	Property		1	MO2	0.7%	27.8%					700 International Drive	Mount Olive	Morris	NJ	07828
13	Loan	10	1	Indian River Apartments	2.2%	100.0%	Barclays	Barclays	Group A	NAP	265 13th Place	Vero Beach	Indian River	FL	32960
14	Loan		1	Cypress Parc	2.1%	100.0%	Barclays	Barclays	NAP	NAP	18001 Cypress Trace Road	Houston	Harris	TX	77090
15	Loan	13, 23, 30	1	Pavilions at San Mateo	2.1%	100.0%	Barclays	Barclays	NAP	NAP	4600-5010 Cutler Avenue	Albuquerque	Bernalillo	NM	87110
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	2.0%		GACC	GACC	NAP	NAP	Various	Various	Various	Various	Various
16.01	Property		1	Old Edwards Inn	1.2%	58.7%					445 Main Street	Highlands	Macon	NC	28741
16.02	Property		1	Old Edwards Reserve at Lake Keowee	0.3%	14.8%					931 Reserve Boulevard	Sunset	Pickens	SC	26985
16.03	Property		1	Old Edwards Club	0.2%	9.2%					688 Highlands Cove Drive	Cashiers	Jackson	NC	28717
16.04	Property		1	200 Main	0.2%	8.7%					200 Main Street	Highlands	Macon	NC	28741
16.05	Property		1	Rivet House	0.1%	6.7%					355 Oneta Street	Athens	Clarke	GA	30601
16.06	Property		1	Half Mile Farm	0.0%	1.3%					214 Half Mile Drive	Highlands	Macon	NC	28741
16.07	Property		1	GlenCove Club	0.0%	0.7%					73 Wild Turkey Road	Cashiers	Jackson	NC	28717
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	1.9%	100.0%	Barclays	Barclays	NAP	NAP	6801 Visitors Circle	Orlando	Orange	FL	32819
18	Loan	18, 19	1	Hotel ICON - Houston	1.9%	100.0%	Natixis	Natixis	NAP	NAP	220 Main Street	Houston	Harris	TX	77002
19	Loan	1, 7, 12	1	Summit Mall	1.8%	100.0%	Natixis, BANA	Natixis	NAP	NAP	3265 West Market Street	Fairlawn	Summit	OH	44333
20	Loan	7, 10, 12	1	Mall at Prince George's	1.7%	100.0%	GSBI	Rialto	NAP	NAP	3500 East West Highway	Hyattsville	Prince George's	MD	20782
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	1.5%	100.0%	GACC	GACC	NAP	NAP	330 West 40th Street	New York	New York	NY	10018
22	Loan		1	Shoppes at Westown	1.5%	100.0%	Natixis	Natixis	NAP	NAP	657-693 & 731-777 Middletown-Warwick Road	Middletown	New Castle	DE	19709
23	Loan	15, 19, 21	1	Beltway Marketplace	1.5%	100.0%	UBS AG	UBS AG	NAP	NAP	9210-9230 South Eastern Avenue	Las Vegas	Clark	NV	89123
24	Loan	19, 20	1	Sprayberry Square	1.5%	100.0%	Barclays	Barclays	NAP	NAP	2550 Sandy Plains Road	Marietta	Cobb	GA	30062
25	Loan		1	North Park Shopping Center	1.5%	100.0%	SMC	SMC	NAP	NAP	9616 North Lamar Boulevard	Austin	Travis	TX	78753
A-1-1

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City	County	State	Zip Code
								1	25
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	1.5%		Barclays	Barclays	NAP	NAP	Various	Various	Various	Various	Various
26.01	Property		1	Space Force MHC	0.9%	60.9%					2417 Mobile Drive Southwest	Huntsville	Madison	AL	35805
26.02	Property		1	Cove Lake MHC	0.3%	21.2%					448 Park Place Road	Caryville	Campbell	TN	37714
26.03	Property		1	Cherokee Sunset MHC	0.3%	17.9%					955 County Line Road	Mooresburg	Hawkins	TN	37811
27	Loan	23	1	ONX Briggs & Stratton	1.4%	100.0%	SMC	SMC	NAP	NAP	100 East Seneca Street	Sherrill	Oneida	NY	13461
28	Loan	19	1	Palm Mountain Resort	1.4%	100.0%	WFB	WFB	NAP	NAP	155 South Belardo Road	Palm Springs	Riverside	CA	92262
29	Loan	6	4	Brightstar 1	1.3%		Barclays	Barclays	Group B	NAP	Various	Various	Various	IN	Various
29.01	Property		1	Parkview	0.5%	39.4%					100 Landry Drive	Vincennes	Knox	IN	47591
29.02	Property		1	Sundale	0.4%	34.0%					7 Sundale Trailer Court	Washington	Daviess	IN	47501
29.03	Property		1	Hillcrest	0.2%	15.8%					3131 North Hillcrest Road	Vincennes	Knox	IN	47591
29.04	Property		1	Colonial Estates	0.1%	10.9%					1 Colony Drive	Vincennes	Knox	IN	47591
30	Loan	6	2	North Atlanta Industrial Portfolio	1.1%		WFB	WFB	NAP	NAP	Various	Various	Forsyth	GA	Various
30.01	Property		1	Enterprise Business Center	0.6%	57.0%					105, 115, 125, 135, 145, 155 Enterprise Drive	Cumming	Forsyth	GA	30040
30.02	Property		1	Meadowridge Business Center	0.5%	43.0%					6820 Meadowridge Court	Alpharetta	Forsyth	GA	30005
31	Loan	18, 19, 23	1	465 Columbus	1.1%	100.0%	GACC	GACC	NAP	NAP	465 Columbus Avenue	Valhalla	Westchester	NY	10595
32	Loan	7	1	Sanctuary at Winterlakes	1.0%	100.0%	Barclays	Barclays	Group A	NAP	5410 Rabbit Run	Port St. Lucie	Saint Lucie	FL	34986
33	Loan	2	1	Moove In Self Storage - Scranton	0.9%	100.0%	WFB	WFB	NAP	NAP	1011 Scranton Carbondale Highway	Scranton	Lackawanna	PA	18508
34	Loan	3, 10	1	Storage Sense Lancaster	0.9%	100.0%	Barclays	Barclays	Group C	NAP	1813 Old Philadelphia Pike	Lancaster	Lancaster	PA	17602
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	0.9%		SMC	SMC	NAP	NAP	Various	Various	Miami-Dade	FL	Various
35.01	Property		1	744 West 41st Street	0.3%	29.8%					744 West 41st Street	Miami Beach	Miami-Dade	FL	33140
35.02	Property		1	39 NE 1st Avenue	0.2%	19.3%					39 Northeast 1st Avenue	Miami	Miami-Dade	FL	33132
35.03	Property		1	Blue Sapphire	0.2%	17.5%					976 West 41st Street, 3907 Alton Road, 3915 Alton Road	Miami Beach	Miami-Dade	FL	33140
35.04	Property		1	524 West 41st Street	0.1%	12.3%					524 West 41st Street	Miami Beach	Miami-Dade	FL	33140
35.05	Property		1	33 NE 1st Street	0.1%	10.5%					33 Northeast 1st Street	Miami	Miami-Dade	FL	33132
35.06	Property		1	820 West 41st Street	0.1%	10.5%					820 West 41st Street	Miami Beach	Miami-Dade	FL	33140
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	0.7%		Barclays	Barclays	NAP	NAP	Various	Various	Various	NY	Various
36.01	Property		1	Brookside MHC	0.2%	29.3%					70 Loomis Street	Newark	Wayne	NY	14513
36.02	Property		1	Martins MHC	0.2%	27.0%					106 Emmons Street	Newark	Wayne	NY	14513
36.03	Property		1	Vienna Estates MHC	0.2%	23.3%					108 Vienna Road	Newark	Wayne	NY	14513
36.04	Property		1	Country Manor MHC	0.1%	10.2%					3872 Outlet Road	Shortsville	Ontario	NY	14548
36.05	Property		1	Eastland Valley Apts	0.1%	10.2%					6571 Blue Cut Road	Newark	Wayne	NY	14513
37	Loan	16, 23	1	At Home Retail Center	0.7%	100.0%	BSPRT	BSPRT	NAP	NAP	4938 Portage Street Northwest	North Canton	Stark	OH	44720
38	Loan	6	2	Brightstar 3	0.7%		Barclays	Barclays	Group B	NAP	Various	Various	Various	IN	Various
38.01	Property		1	Gaslight	0.4%	64.6%					102 North Gaslight Drive	Versailles	Ripley	IN	47042
38.02	Property		1	Moores Hill	0.2%	35.4%					14633 Indiana 350	Moores Hill	Dearborn	IN	47032
39	Loan	2, 3, 10	1	Cane Island Storage	0.6%	100.0%	Barclays	Barclays	Group C	NAP	27748 Highway Boulevard	Katy	Waller	TX	77494
40	Loan		1	My Place Midland	0.5%	100.0%	GACC	GACC	NAP	NAP	401 East Interstate 20	Midland	Midland	TX	79701
41	Loan		1	Weatherbee Townhomes	0.5%	100.0%	BSPRT	BSPRT	NAP	NAP	699 West Weatherbee Road	Fort Pierce	Saint Lucie	FL	34982
42	Loan	16, 19	1	Brandon Wood Apartments	0.4%	100.0%	UBS AG	UBS AG	NAP	NAP	730 West Jefferson Street	Morton	Tazewell	IL	61550
43	Loan	10	1	Lakeside Estates	0.4%	100.0%	Barclays	Barclays	NAP	NAP	200 Devault Street	Umatilla	Lake	FL	32784

A-1-2

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
					2	2			3			6, 7	6, 7	6, 7		8
1	Loan	1, 7, 19	1	The Assembly	Industrial	R&D	1980-1999	2023-2026	491,458	SF	350.39	97,500,000	97,500,000	97,500,000	7.03000%	0.01471%
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	Retail	Super Regional Mall	1981	2007	640,836	SF	195.06	97,000,000	97,000,000	97,000,000	6.96000%	0.01471%
3	Loan	5, 7, 12, 22, 23	1	111 Congress	Office	CBD	1985	2020	519,959	SF	262.52	80,000,000	80,000,000	80,000,000	7.13500%	0.01471%
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	Hospitality	Full Service	1976, 1985	2022-2024	513	Rooms	153,861.26	55,000,000	54,951,843	51,886,288	6.66400%	0.01471%
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	Various	Various	Various	Various	325,838	SF	153.45	50,000,000	50,000,000	50,000,000	6.75000%	0.01471%
5.01	Property		1	5050 Westway Park Boulevard	Industrial	Flex	2009	NAP	63,550	SF		9,349,344	9,349,344	9,349,344
5.02	Property		1	395 S. Industrial Blvd	Industrial	Manufacturing	1987	2015	60,000	SF		7,832,358	7,832,358	7,832,358
5.03	Property		1	16100 Dillard Drive	Office	Suburban	2012	2015	21,405	SF		5,200,000	5,200,000	5,200,000
5.04	Property		1	2951 S. Council Road	Industrial	Warehouse / Distribution	2013	NAP	33,400	SF		3,569,561	3,569,561	3,569,561
5.05	Property		1	11050 West Little York Rd	Industrial	Manufacturing	2007	NAP	22,851	SF		3,392,000	3,392,000	3,392,000
5.06	Property		1	12720 Upland Way	Industrial	Warehouse / Distribution	2020	NAP	10,500	SF		3,076,325	3,076,325	3,076,325
5.07	Property		1	12730 Upland Way	Industrial	Flex	2020	NAP	12,250	SF		2,880,000	2,880,000	2,880,000
5.08	Property		1	17681 Telge Road	Industrial	Flex	2018	NAP	15,000	SF		2,320,215	2,320,215	2,320,215
5.09	Property		1	17715 Telge Road	Industrial	Warehouse / Distribution	2018	NAP	10,000	SF		2,075,634	2,075,634	2,075,634
5.10	Property		1	2851 S. Council Road	Industrial	Warehouse / Distribution	2014	NAP	15,000	SF		1,940,000	1,940,000	1,940,000
5.11	Property		1	1902 S. Houston Ave	Industrial	Flex	2016	2020	12,773	SF		1,421,214	1,421,214	1,421,214
5.12	Property		1	5816 Hamblen Road	Industrial	Warehouse / Distribution	2015	NAP	12,000	SF		1,401,383	1,401,383	1,401,383
5.13	Property		1	8130 Parkside Avenue	Industrial	Warehouse	2020	NAP	6,500	SF		1,339,854	1,339,854	1,339,854
5.14	Property		1	17711 Telge Road	Industrial	Flex	2018	NAP	10,000	SF		1,236,126	1,236,126	1,236,126
5.15	Property		1	1914 S. Houston Ave	Industrial	Flex	2016	2026	8,000	SF		1,097,309	1,097,309	1,097,309
5.16	Property		1	8220 Parkside Avenue	Industrial	Warehouse	2020	NAP	6,500	SF		943,236	943,236	943,236
5.17	Property		1	17675 Telge Road	Industrial	Flex	2018	NAP	6,109	SF		925,442	925,442	925,442
6	Loan	2, 7, 12, 32	1	20 West 47th Street	Mixed Use	Office / Retail	1924	2013	139,078	SF	502.19	50,000,000	49,959,976	47,425,302	7.12000%	0.01471%
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	Office	Suburban	1989	2007	210,831	SF	166.01	35,000,000	35,000,000	35,000,000	7.42000%	0.01471%
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	Mixed Use	Multifamily / Office / Retail	2017	NAP	375,456	SF	426.15	30,000,000	30,000,000	30,000,000	7.54200%	0.01471%
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	Self Storage	Self Storage	Various	Various	1,069,965	SF	111.59	30,000,000	30,000,000	30,000,000	5.95000%	0.04346%
9.01	Property		1	New Iberia	Self Storage	Self Storage	1984	2016	99,908	SF		3,115,578	3,115,578	3,115,578
9.02	Property		1	Ponte Vedra	Self Storage	Self Storage	2018	NAP	83,076	SF		2,914,573	2,914,573	2,914,573
9.03	Property		1	Hastings-on-Hudson	Self Storage	Self Storage	2000	NAP	35,988	SF		2,707,286	2,707,286	2,707,286
9.04	Property		1	Roseville	Self Storage	Self Storage	2001	NAP	76,864	SF		2,412,060	2,412,060	2,412,060
9.05	Property		1	Neptune	Self Storage	Self Storage	1950	2002	51,889	SF		2,060,302	2,060,302	2,060,302
9.06	Property		1	Spring	Self Storage	Self Storage	2005	NAP	86,417	SF		1,984,925	1,984,925	1,984,925
9.07	Property		1	Gainesville	Self Storage	Self Storage	2000-2001	NAP	75,345	SF		1,834,171	1,834,171	1,834,171
9.08	Property		1	Hudson Oaks	Self Storage	Self Storage	2013	NAP	62,552	SF		1,783,920	1,783,920	1,783,920
9.09	Property		1	Marble Falls 2	Self Storage	Self Storage	2019	NAP	65,710	SF		1,758,794	1,758,794	1,758,794
9.10	Property		1	Mulberry	Self Storage	Self Storage	2007	2019	90,016	SF		1,721,106	1,721,106	1,721,106
9.11	Property		1	Marble Falls 1	Self Storage	Self Storage	1997	NAP	75,560	SF		1,721,106	1,721,106	1,721,106
9.12	Property		1	Sewickley	Self Storage	Self Storage	2017	NAP	51,326	SF		1,708,543	1,708,543	1,708,543
9.13	Property		1	West Palm Beach 2	Self Storage	Self Storage	2019	NAP	88,977	SF		1,608,040	1,608,040	1,608,040
9.14	Property		1	Acworth	Self Storage	Self Storage	1995	NAP	42,079	SF		986,181	986,181	986,181
9.15	Property		1	Smyrna	Self Storage	Self Storage	2012	NAP	31,926	SF		942,211	942,211	942,211
9.16	Property		1	Gonzales	Self Storage	Self Storage	2010	NAP	52,333	SF		741,206	741,206	741,206
10	Loan	19, 28, 30	1	Tarrytown House Estate	Hospitality	Full Service	2001	2019	214	Rooms	127,336.45	27,250,000	27,250,000	27,250,000	7.69000%	0.01471%
11	Loan	22	1	3100-3150 Bristol Street	Office	Suburban	1987	2020	180,089	SF	144.37	26,000,000	26,000,000	26,000,000	7.01900%	0.01471%
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	Industrial	Cold Storage/Warehouse	Various	Various	526,313	SF	180.26	26,000,000	25,964,668	24,702,031	7.26000%	0.01471%
12.01	Property		1	MO1	Industrial	Cold Storage/Warehouse	2015	2020	215,905	SF		10,665,474	10,650,980	10,133,033
12.02	Property		1	MO3	Industrial	Cold Storage/Warehouse	2023	NAP	164,034	SF		8,103,789	8,092,777	7,699,233
12.03	Property		1	MO2	Industrial	Cold Storage/Warehouse	2022	NAP	146,374	SF		7,230,737	7,220,911	6,869,765
13	Loan	10	1	Indian River Apartments	Multifamily	Garden	1995	2015-2021	180	Units	121,666.67	21,900,000	21,900,000	21,900,000	6.38500%	0.01471%
14	Loan		1	Cypress Parc	Multifamily	Garden	1979	2024	200	Units	105,000.00	21,000,000	21,000,000	21,000,000	7.24000%	0.04346%
15	Loan	13, 23, 30	1	Pavilions at San Mateo	Retail	Anchored	1996	NAP	130,711	SF	155.69	20,350,000	20,350,000	20,350,000	6.86000%	0.01471%
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	Various	Various	Various	Various	229	Rooms	589,519.65	20,000,000	20,000,000	20,000,000	7.08900%	0.01471%
16.01	Property		1	Old Edwards Inn	Hospitality	Full Service	1878	2024	84	Rooms		11,730,896	11,730,896	11,730,896
16.02	Property		1	Old Edwards Reserve at Lake Keowee	Other	Golf Course	2000	2026	NAP	NAP		2,956,800	2,956,800	2,956,800
16.03	Property		1	Old Edwards Club	Other	Golf Course	1999	2023	NAP	NAP		1,831,044	1,831,044	1,831,044
16.04	Property		1	200 Main	Hospitality	Full Service	1984	1987, 2017	69	Rooms		1,735,556	1,735,556	1,735,556
16.05	Property		1	Rivet House	Hospitality	Full Service	2024	NAP	50	Rooms		1,348,148	1,348,148	1,348,148
16.06	Property		1	Half Mile Farm	Hospitality	Full Service	1880	2017	26	Rooms		264,815	264,815	264,815
16.07	Property		1	GlenCove Club	Other	Golf Course	1940	2020	NAP	NAP		132,741	132,741	132,741
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	Hospitality	Full Service	2023	NAP	118	Rooms	161,144.07	19,015,000	19,015,000	19,015,000	8.03000%	0.01471%
18	Loan	18, 19	1	Hotel ICON - Houston	Hospitality	Full Service	1911	2011, 2013, 2017	135	Rooms	140,740.74	19,000,000	19,000,000	19,000,000	7.04000%	0.01471%
19	Loan	1, 7, 12	1	Summit Mall	Retail	Super Regional Mall	1965	2007, 2026	537,057	SF	130.19	18,000,000	17,978,750	16,576,932	7.28100%	0.01596%
20	Loan	7, 10, 12	1	Mall at Prince George's	Retail	Super Regional Mall	1959	2016	890,278	SF	111.96	17,000,000	16,944,821	16,169,780	7.35500%	0.01471%
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	Hospitality	Limited Service	2009	2016	244	Rooms	327,868.85	15,000,000	15,000,000	15,000,000	7.20500%	0.01471%
22	Loan		1	Shoppes at Westown	Retail	Anchored	2016	NAP	80,091	SF	184.48	14,775,000	14,775,000	14,775,000	6.81000%	0.01471%
23	Loan	15, 19, 21	1	Beltway Marketplace	Retail	Anchored	2002	NAP	81,005	SF	182.09	14,750,000	14,750,000	14,750,000	6.34400%	0.01471%
24	Loan	19, 20	1	Sprayberry Square	Retail	Anchored	1987	NAP	128,000	SF	113.28	14,500,000	14,500,000	14,500,000	6.48000%	0.01471%
25	Loan		1	North Park Shopping Center	Retail	Anchored	1980	NAP	107,593	SF	134.77	14,500,000	14,500,000	14,500,000	6.28000%	0.01471%
A-1-3

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
					2	2			3			6, 7	6, 7	6, 7		8
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	Manufactured Housing	Manufactured Housing	Various	NAP	224	Pads	64,129.46	14,365,000	14,365,000	14,365,000	6.07200%	0.01471%
26.01	Property		1	Space Force MHC	Manufactured Housing	Manufactured Housing	1975	NAP	127	Pads		8,750,000	8,750,000	8,750,000
26.02	Property		1	Cove Lake MHC	Manufactured Housing	Manufactured Housing	1985	NAP	54	Pads		3,050,000	3,050,000	3,050,000
26.03	Property		1	Cherokee Sunset MHC	Manufactured Housing	Manufactured Housing	2000	NAP	43	Pads		2,565,000	2,565,000	2,565,000
27	Loan	23	1	ONX Briggs & Stratton	Industrial	Manufacturing / Warehouse	1952	2018	566,706	SF	24.26	13,750,000	13,750,000	13,750,000	6.70000%	0.01471%
28	Loan	19	1	Palm Mountain Resort	Hospitality	Limited Service	1954	2024	142	Rooms	95,070.42	13,500,000	13,500,000	13,500,000	7.13000%	0.01471%
29	Loan	6	4	Brightstar 1	Manufactured Housing	Manufactured Housing	Various	NAP	254	Pads	49,582.68	12,594,000	12,594,000	12,594,000	6.11000%	0.01471%
29.01	Property		1	Parkview	Manufactured Housing	Manufactured Housing	1979	NAP	103	Pads		4,958,000	4,958,000	4,958,000
29.02	Property		1	Sundale	Manufactured Housing	Manufactured Housing	1980	NAP	81	Pads		4,282,000	4,282,000	4,282,000
29.03	Property		1	Hillcrest	Manufactured Housing	Manufactured Housing	1979	NAP	39	Pads		1,984,000	1,984,000	1,984,000
29.04	Property		1	Colonial Estates	Manufactured Housing	Manufactured Housing	1979	NAP	31	Pads		1,370,000	1,370,000	1,370,000
30	Loan	6	2	North Atlanta Industrial Portfolio	Industrial	Flex	Various	NAP	95,701	SF	114.11	10,920,000	10,920,000	10,920,000	6.92300%	0.01471%
30.01	Property		1	Enterprise Business Center	Industrial	Flex	2001	NAP	62,201	SF		6,226,500	6,226,500	6,226,500
30.02	Property		1	Meadowridge Business Center	Industrial	Flex	1997	NAP	33,500	SF		4,693,500	4,693,500	4,693,500
31	Loan	18, 19, 23	1	465 Columbus	Office	Suburban	1986	2015	97,762	SF	107.26	10,500,000	10,485,975	9,983,576	7.32900%	0.01471%
32	Loan	7	1	Sanctuary at Winterlakes	Multifamily	Garden	2001	NAP	284	Units	136,619.72	10,000,000	10,000,000	10,000,000	6.46000%	0.01471%
33	Loan	2	1	Moove In Self Storage - Scranton	Self Storage	Self Storage	1973	2022	65,620	SF	138.11	9,062,500	9,062,500	9,062,500	7.12900%	0.01471%
34	Loan	3, 10	1	Storage Sense Lancaster	Self Storage	Self Storage	1998	NAP	62,030	SF	145.09	9,000,000	9,000,000	9,000,000	6.30500%	0.01471%
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	Various	Various	Various	Various	77,455	SF	367.96	8,500,000	8,500,000	8,500,000	6.63000%	0.01471%
35.01	Property		1	744 West 41st Street	Retail	Unanchored	1945	NAP	11,246	SF		2,535,088	2,535,088	2,535,088
35.02	Property		1	39 NE 1st Avenue	Mixed Use	Retail / Office	1910	2018	18,548	SF		1,640,351	1,640,351	1,640,351
35.03	Property		1	Blue Sapphire	Retail	Unanchored	1938	NAP	15,557	SF		1,491,228	1,491,228	1,491,228
35.04	Property		1	524 West 41st Street	Mixed Use	Retail / Office	1963	NAP	13,695	SF		1,043,860	1,043,860	1,043,860
35.05	Property		1	33 NE 1st Street	Retail	Unanchored	1925	2018	3,625	SF		894,737	894,737	894,737
35.06	Property		1	820 West 41st Street	Office	CBD	1972	2018	14,784	SF		894,737	894,737	894,737
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	Various	Various	Various	NAP	238	Various	30,462.18	7,250,000	7,250,000	7,250,000	7.06700%	0.01471%
36.01	Property		1	Brookside MHC	Manufactured Housing	Manufactured Housing	1960-1975	NAP	67	Pads		2,126,443	2,126,443	2,126,443
36.02	Property		1	Martins MHC	Manufactured Housing	Manufactured Housing	1970	NAP	68	Pads		1,959,007	1,959,007	1,959,007
36.03	Property		1	Vienna Estates MHC	Manufactured Housing	Manufactured Housing	1994	NAP	63	Pads		1,691,109	1,691,109	1,691,109
36.04	Property		1	Country Manor MHC	Manufactured Housing	Manufactured Housing	1998	NAP	24	Pads		736,721	736,721	736,721
36.05	Property		1	Eastland Valley Apts	Multifamily	Garden	1979, 1986	NAP	16	Units		736,721	736,721	736,721
37	Loan	16, 23	1	At Home Retail Center	Retail	Anchored	2000	2018	101,779	SF	68.78	7,000,000	7,000,000	7,000,000	7.73000%	0.01471%
38	Loan	6	2	Brightstar 3	Manufactured Housing	Manufactured Housing	Various	NAP	137	Pads	49,109.49	6,728,000	6,728,000	6,728,000	6.75000%	0.01471%
38.01	Property		1	Gaslight	Manufactured Housing	Manufactured Housing	1973	NAP	83	Pads		4,345,000	4,345,000	4,345,000
38.02	Property		1	Moores Hill	Manufactured Housing	Manufactured Housing	1975	NAP	54	Pads		2,383,000	2,383,000	2,383,000
39	Loan	2, 3, 10	1	Cane Island Storage	Self Storage	Self Storage	2016	2022	116,111	SF	51.67	6,000,000	6,000,000	6,000,000	6.80000%	0.01471%
40	Loan		1	My Place Midland	Hospitality	Extended Stay	2020	NAP	64	Rooms	76,171.88	4,875,000	4,875,000	4,875,000	7.71400%	0.01471%
41	Loan		1	Weatherbee Townhomes	Multifamily	Garden	2005	NAP	77	Units	58,441.56	4,500,000	4,500,000	4,500,000	6.24000%	0.01471%
42	Loan	16, 19	1	Brandon Wood Apartments	Multifamily	Garden	1960, 1975	2025	69	Units	57,971.01	4,000,000	4,000,000	3,840,517	8.25500%	0.01471%
43	Loan	10	1	Lakeside Estates	Manufactured Housing	Manufactured Housing	1997	NAP	80	Pads	45,200.00	3,616,000	3,616,000	3,616,000	6.21000%	0.01471%

A-1-4

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
						9	9	9	9
1	Loan	1, 7, 19	1	The Assembly	7.01529%	NAP	579,121	NAP	6,949,448	Interest Only	No	Actual/360	60	60
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	6.94529%	NAP	570,414	NAP	6,844,967	Interest Only	No	Actual/360	60	59
3	Loan	5, 7, 12, 22, 23	1	111 Congress	7.12029%	NAP	482,273	NAP	5,787,278	Interest Only	No	Actual/360	60	58
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	6.64929%	353,591	NAP	4,243,086	NAP	Amortizing Balloon	No	Actual/360	0	0
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	6.73529%	NAP	285,156	NAP	3,421,875	Interest Only	No	Actual/360	60	60
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	7.10529%	336,691	NAP	4,040,286	NAP	Amortizing Balloon	No	Actual/360	0	0
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	7.40529%	NAP	219,422	NAP	2,633,069	Interest Only	No	Actual/360	60	58
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	7.52729%	NAP	191,169	NAP	2,294,025	Interest Only	No	Actual/360	60	58
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	5.90654%	NAP	150,816	NAP	1,809,792	Interest Only	No	Actual/360	60	59
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	7.67529%	NAP	177,052	NAP	2,124,630	Interest Only	No	Actual/360	60	58
11	Loan	22	1	3100-3150 Bristol Street	7.00429%	NAP	154,191	NAP	1,850,286	Interest Only	No	Actual/360	60	56
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	7.24529%	177,542	NAP	2,130,507	NAP	Amortizing Balloon	No	Actual/360	0	0
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	6.37029%	NAP	118,145	NAP	1,417,736	Interest Only	No	Actual/360	60	59
14	Loan		1	Cypress Parc	7.19654%	NAP	128,460	NAP	1,541,517	Interest Only	No	Actual/360	60	60
15	Loan	13, 23, 30	1	Pavilions at San Mateo	6.84529%	NAP	117,950	NAP	1,415,399	Interest Only	No	Actual/360	60	60
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	7.07429%	NAP	119,791	NAP	1,437,492	Interest Only	No	Actual/360	60	59
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	8.01529%	NAP	129,009	NAP	1,548,111	Interest Only	No	Actual/360	60	58
18	Loan	18, 19	1	Hotel ICON - Houston	7.02529%	NAP	113,015	NAP	1,356,178	Interest Only	No	Actual/360	60	58
19	Loan	1, 7, 12	1	Summit Mall	7.26504%	130,465	NAP	1,565,579	NAP	Amortizing Balloon	No	Actual/360	0	0
20	Loan	7, 10, 12	1	Mall at Prince George's	7.34029%	117,183	NAP	1,406,198	NAP	Amortizing Balloon	No	Actual/360	0	0
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	7.19029%	NAP	91,313	NAP	1,095,760	Interest Only	No	Actual/360	60	56
22	Loan		1	Shoppes at Westown	6.79529%	NAP	85,013	NAP	1,020,152	Interest Only	No	Actual/360	60	57
23	Loan	15, 19, 21	1	Beltway Marketplace	6.32929%	NAP	79,061	NAP	948,736	Interest Only	No	Actual/360	60	59
24	Loan	19, 20	1	Sprayberry Square	6.46529%	NAP	79,388	NAP	952,650	Interest Only	No	Actual/360	60	58
25	Loan		1	North Park Shopping Center	6.26529%	NAP	76,937	NAP	923,247	Interest Only	No	Actual/360	60	57

A-1-5

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
						9	9	9	9
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	6.05729%	NAP	73,696	NAP	884,357	Interest Only	No	Actual/360	60	60
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	6.68529%	NAP	77,837	NAP	934,045	Interest Only	No	Actual/360	60	59
28	Loan	19	1	Palm Mountain Resort	7.11529%	NAP	81,327	NAP	975,919	Interest Only	No	Actual/360	60	59
29	Loan	6	4	Brightstar 1	6.09529%	NAP	65,015	NAP	780,181	Interest Only	No	Actual/360	60	58
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	6.90829%	NAP	63,874	NAP	766,491	Interest Only	No	Actual/360	60	58
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	7.31429%	72,192	NAP	866,304	NAP	Amortizing Balloon	No	Actual/360	0	0
32	Loan	7	1	Sanctuary at Winterlakes	6.44529%	NAP	54,581	NAP	654,972	Interest Only	No	Actual/360	60	60
33	Loan	2	1	Moove In Self Storage - Scranton	7.11429%	NAP	54,587	NAP	655,039	Interest Only	No	Actual/360	60	58
34	Loan	3, 10	1	Storage Sense Lancaster	6.29029%	NAP	47,944	NAP	575,331	Interest Only	No	Actual/360	60	57
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	6.61529%	NAP	47,615	NAP	571,377	Interest Only	No	Actual/360	60	55
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	7.05229%	NAP	43,289	NAP	519,474	Interest Only	No	Actual/360	60	57
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	7.71529%	NAP	45,718	NAP	548,615	Interest Only	No	Actual/360	60	59
38	Loan	6	2	Brightstar 3	6.73529%	NAP	38,371	NAP	460,448	Interest Only	No	Actual/360	60	58
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	6.78529%	NAP	34,472	NAP	413,667	Interest Only	No	Actual/360	60	58
40	Loan		1	My Place Midland	7.69929%	NAP	31,773	NAP	381,281	Interest Only	No	Actual/360	60	58
41	Loan		1	Weatherbee Townhomes	6.22529%	NAP	23,725	NAP	284,700	Interest Only	No	Actual/360	60	57
42	Loan	16, 19	1	Brandon Wood Apartments	8.24029%	30,065	NAP	360,777	NAP	Amortizing Balloon	No	Actual/360	0	0
43	Loan	10	1	Lakeside Estates	6.19529%	NAP	18,973	NAP	227,672	Interest Only	No	Actual/360	60	58

A-1-6

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
																10	10
1	Loan	1, 7, 19	1	The Assembly	60	60	0	0	9/29/2026	0	6	11/6/2026	NAP	10/6/2031	10/6/2031	0	0
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	60	59	0	0	8/18/2026	1	1	10/1/2026	NAP	9/1/2031	9/1/2031	5 (Once per loan term)	0
3	Loan	5, 7, 12, 22, 23	1	111 Congress	60	58	0	0	7/29/2026	2	11	9/11/2026	NAP	8/11/2031	8/11/2031	0	0
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	60	59	360	359	9/3/2026	1	11	10/11/2026	10/11/2026	9/11/2031	9/11/2031	0	0
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	60	60	0	0	9/16/2026	0	6	11/6/2026	NAP	10/6/2031	10/6/2031	0	0
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	60	59	360	359	9/2/2026	1	6	10/6/2026	10/6/2026	9/6/2031	9/6/2031	0	0
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	60	58	0	0	7/30/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	60	58	0	0	7/22/2026	2	11	9/11/2026	NAP	8/11/2031	8/11/2031	0	0
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	60	59	0	0	8/19/2026	1	6	10/6/2026	NAP	9/6/2031	9/6/2031	0	0
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	60	58	0	0	7/28/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
11	Loan	22	1	3100-3150 Bristol Street	60	56	0	0	6/11/2026	4	11	7/11/2026	NAP	6/11/2031	6/11/2031	0	0
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	60	58	360	358	7/29/2026	2	6	9/6/2026	9/6/2026	8/6/2031	8/6/2031	0	0
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	60	59	0	0	8/14/2026	1	6	10/6/2026	NAP	9/6/2031	9/6/2031	5	0
14	Loan		1	Cypress Parc	60	60	0	0	9/15/2026	0	6	11/6/2026	NAP	10/6/2031	10/6/2031	0	0
15	Loan	13, 23, 30	1	Pavilions at San Mateo	60	60	0	0	9/9/2026	0	6	11/6/2026	NAP	10/6/2031	10/6/2031	0	0
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	60	59	0	0	8/7/2026	1	6	10/6/2026	NAP	9/6/2031	9/6/2031	0	0
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	60	58	0	0	8/3/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
18	Loan	18, 19	1	Hotel ICON - Houston	60	58	0	0	7/17/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
19	Loan	1, 7, 12	1	Summit Mall	60	59	300	299	8/7/2026	1	1	10/1/2026	10/1/2026	9/1/2031	9/1/2031	0	0
20	Loan	7, 10, 12	1	Mall at Prince George's	60	55	360	355	4/20/2026	5	6	6/6/2026	6/6/2026	5/6/2031	5/6/2031	5	0
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	60	56	0	0	6/2/2026	4	6	7/6/2026	NAP	6/6/2031	6/6/2031	0	0
22	Loan		1	Shoppes at Westown	60	57	0	0	6/30/2026	3	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0
23	Loan	15, 19, 21	1	Beltway Marketplace	60	59	0	0	8/31/2026	1	6	10/6/2026	NAP	9/6/2031	9/6/2031	0	0
24	Loan	19, 20	1	Sprayberry Square	60	58	0	0	7/31/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
25	Loan		1	North Park Shopping Center	60	57	0	0	6/30/2026	3	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0

A-1-7

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)
																10	10
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	60	60	0	0	9/14/2026	0	6	11/6/2026	NAP	10/6/2031	10/6/2031	0	0
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	60	59	0	0	8/12/2026	1	6	10/6/2026	NAP	9/6/2031	9/6/2031	0	0
28	Loan	19	1	Palm Mountain Resort	60	59	0	0	9/1/2026	1	11	10/11/2026	NAP	9/11/2031	9/11/2031	0	0
29	Loan	6	4	Brightstar 1	60	58	0	0	8/4/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	60	58	0	0	7/23/2026	2	11	9/11/2026	NAP	8/11/2031	8/11/2031	0	0
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	60	58	360	358	7/30/2026	2	6	9/6/2026	9/6/2026	8/6/2031	8/6/2031	0	0
32	Loan	7	1	Sanctuary at Winterlakes	60	60	0	0	10/1/2026	0	6	11/6/2026	NAP	10/6/2031	10/6/2031	5	0
33	Loan	2	1	Moove In Self Storage - Scranton	60	58	0	0	7/15/2026	2	11	9/11/2026	NAP	8/11/2031	8/11/2031	0	0
34	Loan	3, 10	1	Storage Sense Lancaster	60	57	0	0	7/2/2026	3	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	5
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	60	55	0	0	5/5/2026	5	6	6/6/2026	NAP	5/6/2031	5/6/2031	0	0
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	60	57	0	0	6/25/2026	3	6	8/6/2026	NAP	7/6/2031	7/6/2031	5	0
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	60	59	0	0	8/27/2026	1	6	10/6/2026	NAP	9/6/2031	9/6/2031	0	0
38	Loan	6	2	Brightstar 3	60	58	0	0	8/4/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	60	58	0	0	8/6/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	5
40	Loan		1	My Place Midland	60	58	0	0	7/15/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	0	0
41	Loan		1	Weatherbee Townhomes	60	57	0	0	6/23/2026	3	6	8/6/2026	NAP	7/6/2031	7/6/2031	0	0
42	Loan	16, 19	1	Brandon Wood Apartments	60	60	360	360	9/16/2026	0	6	11/6/2026	11/6/2026	10/6/2031	10/6/2031	0	0
43	Loan	10	1	Lakeside Estates	60	58	0	0	7/31/2026	2	6	9/6/2026	NAP	8/6/2031	8/6/2031	5	0

A-1-8

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
					12			31	16				31
1	Loan	1, 7, 19	1	The Assembly	YM1(56),O(4)	15,968,229	3,984,436	11,983,793	5/31/2026	T-5 Ann.	11,812,208	5,155,472	6,656,736
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	L(25),D(31),O(4)	35,136,354	12,509,108	22,627,246	5/31/2026	T-12	34,444,140	12,476,714	21,967,426
3	Loan	5, 7, 12, 22, 23	1	111 Congress	YM1(26),DorYM1(30),O(4)	31,251,128	11,170,129	20,080,999	3/31/2026	T-12	30,873,185	11,300,553	19,572,633
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	L(25),D(28),O(7)	38,137,306	24,932,874	13,204,432	7/31/2026	T-12	36,784,194	24,034,052	12,750,142
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	L(24),D(32),O(4)	6,014,342	1,725,464	4,288,877	5/31/2026	T-12	5,914,859	1,743,622	4,171,237
5.01	Property		1	5050 Westway Park Boulevard		1,510,539	529,292	981,247	5/31/2026	T-12	1,481,029	539,542	941,487
5.02	Property		1	395 S. Industrial Blvd		952,088	106,299	845,789	5/31/2026	T-12	944,880	111,909	832,971
5.03	Property		1	16100 Dillard Drive		782,506	264,034	518,472	5/31/2026	T-12	791,777	277,142	514,635
5.04	Property		1	2951 S. Council Road		448,200	53,125	395,075	5/31/2026	T-12	448,127	53,084	395,043
5.05	Property		1	11050 West Little York Rd		28,819	102,633	-73,814	5/31/2026	T-12	3,887	86,640	-82,754
5.06	Property		1	12720 Upland Way		306,189	75,509	230,680	5/31/2026	T-12	264,017	74,386	189,631
5.07	Property		1	12730 Upland Way		306,889	77,465	229,424	5/31/2026	T-12	307,799	77,926	229,873
5.08	Property		1	17681 Telge Road		272,050	76,351	195,698	5/31/2026	T-12	251,645	78,585	173,060
5.09	Property		1	17715 Telge Road		249,349	65,060	184,290	5/31/2026	T-12	242,295	66,935	175,360
5.10	Property		1	2851 S. Council Road		201,288	23,799	177,488	5/31/2026	T-12	201,255	23,799	177,455
5.11	Property		1	1902 S. Houston Ave		196,880	67,691	129,190	5/31/2026	T-12	253,469	71,859	181,610
5.12	Property		1	5816 Hamblen Road		187,289	64,365	122,924	5/31/2026	T-12	185,813	66,085	119,728
5.13	Property		1	8130 Parkside Avenue		160,866	42,352	118,513	5/31/2026	T-12	158,295	43,044	115,251
5.14	Property		1	17711 Telge Road		143,705	40,558	103,147	5/31/2026	T-12	138,809	40,452	98,357
5.15	Property		1	1914 S. Houston Ave		6,955	66,076	-59,121	5/31/2026	T-12	0	61,866	-61,866
5.16	Property		1	8220 Parkside Avenue		134,775	37,630	97,145	5/31/2026	T-12	135,685	38,364	97,321
5.17	Property		1	17675 Telge Road		125,956	33,226	92,730	5/31/2026	T-12	106,078	32,005	74,074
6	Loan	2, 7, 12, 32	1	20 West 47th Street	L(25),D(28),O(7)	11,493,902	4,381,718	7,112,184	6/30/2026	T-12	11,418,316	4,264,618	7,153,698
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	L(26),D(30),O(4)	6,949,751	2,687,712	4,262,039	5/31/2026	T-12	7,094,990	2,629,703	4,465,286
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	L(13),YM1(22),DorYM1(18),O(7)	25,517,043	10,232,093	15,284,951	5/31/2026	T-12	25,631,504	10,019,468	15,612,035
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	L(25),D(28),O(7)	17,246,343	6,782,779	10,463,564	Various	T-12	17,261,217	6,693,443	10,567,775
9.01	Property		1	New Iberia		1,621,393	558,319	1,063,074	2/28/2026	T-12	1,614,758	551,236	1,063,521
9.02	Property		1	Ponte Vedra		1,635,141	608,138	1,027,003	6/30/2026	T-12	1,663,105	597,653	1,065,451
9.03	Property		1	Hastings-on-Hudson		1,543,420	559,333	984,088	2/28/2026	T-12	1,528,898	557,039	971,859
9.04	Property		1	Roseville		1,288,669	456,267	832,403	6/30/2026	T-12	1,294,634	438,774	855,861
9.05	Property		1	Neptune		1,224,575	490,838	733,737	6/30/2026	T-12	1,228,210	462,142	766,068
9.06	Property		1	Spring		1,176,423	480,718	695,706	6/30/2026	T-12	1,223,979	474,672	749,307
9.07	Property		1	Gainesville		1,036,221	450,722	585,500	3/31/2026	T-12	1,014,763	482,365	532,398
9.08	Property		1	Hudson Oaks		995,837	382,464	613,373	4/30/2026	T-12	997,198	382,093	615,105
9.09	Property		1	Marble Falls 2		909,055	284,384	624,671	4/30/2026	T-12	898,430	279,323	619,106
9.10	Property		1	Mulberry		1,207,724	575,287	632,437	1/31/2026	T-12	1,217,909	574,721	643,188
9.11	Property		1	Marble Falls 1		874,070	232,265	641,805	4/30/2026	T-12	879,273	228,513	650,760
9.12	Property		1	Sewickley		803,526	246,956	556,570	6/30/2026	T-12	789,441	240,087	549,355
9.13	Property		1	West Palm Beach 2		1,261,306	764,326	496,980	6/30/2026	T-12	1,266,937	747,827	519,110
9.14	Property		1	Acworth		640,750	292,887	347,862	6/30/2026	T-12	629,486	269,415	360,071
9.15	Property		1	Smyrna		548,050	209,102	338,948	6/30/2026	T-12	535,379	218,179	317,201
9.16	Property		1	Gonzales		480,182	190,775	289,407	2/28/2026	T-12	478,819	189,405	289,415
10	Loan	19, 28, 30	1	Tarrytown House Estate	L(26),D(27),O(7)	18,382,367	13,998,299	4,384,068	6/30/2026	T-12	17,778,454	14,233,951	3,544,503
11	Loan	22	1	3100-3150 Bristol Street	L(28),YM1(25),O(7)	5,928,778	2,081,183	3,847,595	3/31/2026	T-12	5,688,616	2,089,747	3,598,869
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	L(5),YM1(48),O(7)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.01	Property		1	MO1		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.02	Property		1	MO3		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12.03	Property		1	MO2		NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13	Loan	10	1	Indian River Apartments	L(12),YM1(41),O(7)	2,424,354	781,439	1,642,915	6/30/2026	T-12	2,328,180	791,893	1,536,287
14	Loan		1	Cypress Parc	L(18),YM1(38),O(4)	3,714,219	1,920,253	1,793,967	5/31/2026	T-12	3,678,836	1,909,356	1,769,480
15	Loan	13, 23, 30	1	Pavilions at San Mateo	L(24),YM1(29),O(7)	2,597,952	707,619	1,890,334	6/30/2026	T-12	2,590,760	620,571	1,970,190
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	L(25),D(31),O(4)	95,819,204	69,476,265	26,342,939	5/31/2026	T-12	93,596,902	70,851,167	22,745,736
16.01	Property		1	Old Edwards Inn		42,650,434	30,319,502	12,330,932	5/31/2026	T-12	42,240,242	31,041,906	11,198,337
16.02	Property		1	Old Edwards Reserve at Lake Keowee		23,649,519	18,649,421	5,000,098	5/31/2026	T-12	22,210,622	19,045,534	3,165,088
16.03	Property		1	Old Edwards Club		10,714,976	6,239,161	4,475,815	5/31/2026	T-12	9,922,557	6,067,115	3,855,442
16.04	Property		1	200 Main		4,491,149	2,504,273	1,986,876	5/31/2026	T-12	4,466,472	2,586,270	1,880,202
16.05	Property		1	Rivet House		6,734,966	5,023,987	1,710,979	5/31/2026	T-12	6,946,393	5,391,231	1,555,162
16.06	Property		1	Half Mile Farm		4,402,449	3,964,915	437,534	5/31/2026	T-12	4,331,479	3,868,177	463,301
16.07	Property		1	GlenCove Club		3,175,711	2,775,007	400,703	5/31/2026	T-12	3,479,137	2,850,933	628,204
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	L(5),YM1(51),O(4)	4,861,402	2,252,432	2,608,970	5/31/2026	T-12	4,760,549	2,288,329	2,472,221
18	Loan	18, 19	1	Hotel ICON - Houston	L(26),D(27),O(7)	7,542,597	4,532,372	3,010,225	6/30/2026	T-12	7,364,753	4,568,312	2,796,441
19	Loan	1, 7, 12	1	Summit Mall	L(25),D(28),O(7)	15,821,353	4,074,320	11,747,033	5/31/2026	T-12	15,195,373	3,887,320	11,308,053
20	Loan	7, 10, 12	1	Mall at Prince George's	L(29),DorYM1(25),O(6)	22,191,278	8,973,646	13,217,633	1/31/2026	T-12	22,263,481	8,955,522	13,307,959
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	L(28),D(27),O(5)	24,394,424	18,451,498	5,942,926	5/31/2026	T-12	23,910,541	18,430,588	5,479,953
22	Loan		1	Shoppes at Westown	L(27),D(29),O(4)	1,943,673	341,872	1,601,801	3/31/2026	T-12	1,860,848	389,052	1,471,796
23	Loan	15, 19, 21	1	Beltway Marketplace	L(25),D(28),O(7)	2,600,205	558,900	2,041,305	6/30/2026	T-12	2,564,157	548,299	2,015,858
24	Loan	19, 20	1	Sprayberry Square	L(26),D(27),O(7)	2,430,540	597,998	1,832,542	5/30/2026	T-12	2,514,322	595,048	1,919,273
25	Loan		1	North Park Shopping Center	L(27),D(29),O(4)	2,688,583	959,283	1,729,300	4/30/2026	T-12	2,668,504	937,366	1,731,138

A-1-9

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)
					12			31	16				31
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	L(25),YM1(28),O(7)	1,318,213	142,859	1,175,354	5/31/2026	T-12	1,234,155	147,194	1,086,962
26.01	Property		1	Space Force MHC		792,089	95,221	696,867	5/31/2026	T-12	750,006	106,118	643,887
26.02	Property		1	Cove Lake MHC		295,210	10,289	284,921	5/31/2026	T-12	274,895	6,993	267,902
26.03	Property		1	Cherokee Sunset MHC		230,914	37,348	193,566	5/31/2026	T-12	209,255	34,082	175,173
27	Loan	23	1	ONX Briggs & Stratton	L(25),D(31),O(4)	2,284,406	913,389	1,371,017	12/31/2025	T-12	2,432,429	1,097,758	1,334,671
28	Loan	19	1	Palm Mountain Resort	L(25),D(31),O(4)	6,267,125	4,136,550	2,130,575	6/30/2026	T-12	5,253,389	3,894,268	1,359,121
29	Loan	6	4	Brightstar 1	L(24),YM1(29),O(7)	1,337,638	549,729	787,909	5/31/2026	T-12	1,215,643	595,322	620,321
29.01	Property		1	Parkview		517,623	263,747	253,876	5/31/2026	T-12	440,487	272,552	167,936
29.02	Property		1	Sundale		443,890	160,368	283,521	5/31/2026	T-12	409,577	185,012	224,564
29.03	Property		1	Hillcrest		227,038	85,548	141,490	5/31/2026	T-12	223,374	93,648	129,726
29.04	Property		1	Colonial Estates		149,087	40,065	109,022	5/31/2026	T-12	142,205	44,110	98,095
30	Loan	6	2	North Atlanta Industrial Portfolio	L(26),YM1(30),O(4)	1,569,831	414,020	1,155,811	6/30/2026	T-12	1,409,558	398,333	1,011,225
30.01	Property		1	Enterprise Business Center		957,315	265,023	692,292	6/30/2026	T-12	884,050	257,961	626,089
30.02	Property		1	Meadowridge Business Center		612,517	148,997	463,520	6/30/2026	T-12	525,508	140,372	385,136
31	Loan	18, 19, 23	1	465 Columbus	L(26),D(30),O(4)	2,423,861	1,547,950	875,911	1/31/2026	T-12	2,431,181	1,521,562	909,619
32	Loan	7	1	Sanctuary at Winterlakes	L(12),YM1(41),O(7)	4,192,813	1,220,627	2,972,186	8/31/2026	T-12	4,053,871	1,318,433	2,735,437
33	Loan	2	1	Moove In Self Storage - Scranton	L(26),D(30),O(4)	1,624,951	641,307	983,645	5/31/2026	T-12	1,573,159	607,181	965,978
34	Loan	3, 10	1	Storage Sense Lancaster	L(27),D(26),O(7)	1,099,828	285,395	814,433	4/30/2026	T-12	1,104,328	277,862	826,467
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	L(29),D(25),O(6)	3,673,288	990,369	2,682,920	Various	T-12	3,361,194	708,896	2,652,299
35.01	Property		1	744 West 41st Street		864,052	148,967	715,086	2/28/2026	T-12	819,448	110,081	709,367
35.02	Property		1	39 NE 1st Avenue		812,557	163,535	649,022	2/28/2026	T-12	812,557	154,387	658,170
35.03	Property		1	Blue Sapphire		224,959	259,097	-34,138	7/31/2025	T-12	NAV	NAV	NAV
35.04	Property		1	524 West 41st Street		712,071	137,506	574,565	2/28/2026	T-12	712,071	140,616	571,455
35.05	Property		1	33 NE 1st Street		240,954	41,889	199,065	2/28/2026	T-12	216,000	40,811	175,189
35.06	Property		1	820 West 41st Street		818,695	239,376	579,320	2/28/2026	T-12	801,119	263,001	538,118
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	L(24),YM1(29),O(7)	1,280,566	645,825	634,741	5/31/2026	T-12	1,214,909	655,481	559,428
36.01	Property		1	Brookside MHC		374,458	225,344	149,114	5/31/2026	T-12	342,245	230,637	111,608
36.02	Property		1	Martins MHC		305,020	154,542	150,478	5/31/2026	T-12	308,846	171,263	137,583
36.03	Property		1	Vienna Estates MHC		342,630	129,580	213,051	5/31/2026	T-12	329,135	129,066	200,069
36.04	Property		1	Country Manor MHC		140,141	71,156	68,985	5/31/2026	T-12	137,242	71,866	65,376
36.05	Property		1	Eastland Valley Apts		118,317	65,204	53,114	5/31/2026	T-12	97,441	52,649	44,792
37	Loan	16, 23	1	At Home Retail Center	L(25),YM1(31),O(4)	1,219,236	329,584	889,652	6/30/2026	T-12	1,047,721	320,776	726,945
38	Loan	6	2	Brightstar 3	L(24),YM1(29),O(7)	737,473	266,097	471,376	5/31/2026	T-12	658,066	292,747	365,318
38.01	Property		1	Gaslight		453,495	140,136	313,358	5/31/2026	T-12	422,638	164,548	258,090
38.02	Property		1	Moores Hill		283,978	125,961	158,017	5/31/2026	T-12	235,427	128,199	107,228
39	Loan	2, 3, 10	1	Cane Island Storage	L(26),D(27),O(7)	884,773	352,208	532,565	6/30/2026	T-12	882,119	334,897	547,222
40	Loan		1	My Place Midland	L(26),D(30),O(4)	1,790,384	1,110,984	679,400	4/30/2026	T-12	1,783,267	1,136,950	646,317
41	Loan		1	Weatherbee Townhomes	L(27),D(29),O(4)	1,554,998	573,780	981,218	3/31/2026	T-12	1,537,158	540,018	997,140
42	Loan	16, 19	1	Brandon Wood Apartments	L(24),D(29),O(7)	1,753,579	1,058,060	695,518	7/31/2026	T-12	NAV	NAV	NAV
43	Loan	10	1	Lakeside Estates	L(25),YM1(28),O(7)	545,539	268,685	276,854	4/30/2026	T-12	527,679	257,111	270,568

A-1-10

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
					16				31	16					31
1	Loan	1, 7, 19	1	The Assembly	12/31/2025	T-12	5,001,584	4,345,903	655,681	12/31/2024	T-12	90.0%	26,117,752	6,958,281	19,159,471
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	12/31/2025	T-12	35,483,247	12,376,819	23,106,428	12/31/2024	T-12	92.7%	37,042,365	12,555,435	24,486,930
3	Loan	5, 7, 12, 22, 23	1	111 Congress	12/31/2025	T-12	29,253,804	11,390,777	17,863,027	12/31/2024	T-12	89.8%	34,104,143	12,652,864	21,451,279
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	12/31/2025	T-12	34,068,986	23,910,706	10,158,280	12/31/2024	T-12	48.9%	38,137,306	24,813,925	13,323,381
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	6,504,199	1,677,464	4,826,735
5.01	Property		1	5050 Westway Park Boulevard	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	1,411,491	435,947	975,545
5.02	Property		1	395 S. Industrial Blvd	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	958,753	127,310	831,444
5.03	Property		1	16100 Dillard Drive	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	731,903	235,296	496,607
5.04	Property		1	2951 S. Council Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	487,563	70,157	417,406
5.05	Property		1	11050 West Little York Rd	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	352,872	99,974	252,898
5.06	Property		1	12720 Upland Way	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	353,685	107,466	246,219
5.07	Property		1	12730 Upland Way	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	298,589	82,181	216,407
5.08	Property		1	17681 Telge Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	316,912	63,591	253,320
5.09	Property		1	17715 Telge Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	254,894	62,088	192,806
5.10	Property		1	2851 S. Council Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	218,773	31,305	187,468
5.11	Property		1	1902 S. Houston Ave	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	196,788	64,269	132,519
5.12	Property		1	5816 Hamblen Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	189,399	61,095	128,304
5.13	Property		1	8130 Parkside Avenue	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	166,506	53,241	113,264
5.14	Property		1	17711 Telge Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	153,446	44,114	109,332
5.15	Property		1	1914 S. Houston Ave	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	168,109	67,133	100,976
5.16	Property		1	8220 Parkside Avenue	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	127,281	40,380	86,901
5.17	Property		1	17675 Telge Road	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	95.0%	117,235	31,917	85,318
6	Loan	2, 7, 12, 32	1	20 West 47th Street	12/31/2025	T-12	11,210,453	4,238,978	6,971,475	12/31/2024	T-12	97.0%	12,307,710	4,575,961	7,731,749
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	12/31/2025	T-12	6,540,361	2,484,195	4,056,167	12/31/2024	T-12	91.2%	7,077,170	2,755,641	4,321,529
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	12/31/2025	T-12	25,158,786	9,689,810	15,468,976	12/31/2024	T-12	95.0%	26,283,791	9,951,379	16,332,411
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	12/31/2025	T-12	15,337,918	5,924,984	9,412,933	12/31/2024	T-12	88.1%	17,845,478	6,560,445	11,285,032
9.01	Property		1	New Iberia	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	88.9%	1,615,140	466,065	1,149,075
9.02	Property		1	Ponte Vedra	12/31/2025	T-12	1,592,829	554,478	1,038,352	12/31/2024	T-12	84.9%	1,719,955	596,197	1,123,758
9.03	Property		1	Hastings-on-Hudson	12/31/2025	T-12	1,522,833	610,219	912,614	12/31/2024	T-12	89.9%	1,586,590	572,920	1,013,670
9.04	Property		1	Roseville	12/31/2025	T-12	1,284,275	437,255	847,020	12/31/2024	T-12	87.0%	1,358,003	455,905	902,099
9.05	Property		1	Neptune	12/31/2025	T-12	1,306,425	428,912	877,513	12/31/2024	T-12	84.1%	1,288,300	490,985	797,315
9.06	Property		1	Spring	12/31/2025	T-12	1,133,022	431,329	701,692	12/31/2024	T-12	89.5%	1,247,112	471,532	775,580
9.07	Property		1	Gainesville	12/31/2025	T-12	1,010,314	547,193	463,122	12/31/2024	T-12	92.3%	1,087,845	409,387	678,458
9.08	Property		1	Hudson Oaks	12/31/2025	T-12	978,480	320,528	657,952	12/31/2024	T-12	94.5%	1,014,750	375,841	638,909
9.09	Property		1	Marble Falls 2	12/31/2025	T-12	859,504	302,730	556,775	12/31/2024	T-12	96.0%	938,008	274,454	663,554
9.10	Property		1	Mulberry	12/31/2025	T-12	1,153,420	469,405	684,015	12/31/2024	T-12	76.8%	1,149,892	529,655	620,237
9.11	Property		1	Marble Falls 1	12/31/2025	T-12	843,156	214,562	628,594	12/31/2024	T-12	91.6%	866,498	246,959	619,539
9.12	Property		1	Sewickley	12/31/2025	T-12	715,594	229,764	485,830	12/31/2024	T-12	87.4%	903,936	248,475	655,461
9.13	Property		1	West Palm Beach 2	12/31/2025	T-12	1,277,602	711,353	566,250	12/31/2024	T-12	89.8%	1,387,446	715,351	672,095
9.14	Property		1	Acworth	12/31/2025	T-12	659,202	259,384	399,818	12/31/2024	T-12	89.0%	655,833	292,311	363,521
9.15	Property		1	Smyrna	12/31/2025	T-12	536,596	218,431	318,166	12/31/2024	T-12	85.9%	550,122	210,401	339,721
9.16	Property		1	Gonzales	12/31/2025	T-12	464,664	189,441	275,222	12/31/2024	T-12	82.0%	476,048	204,007	272,041
10	Loan	19, 28, 30	1	Tarrytown House Estate	12/31/2025	T-12	18,712,973	14,639,985	4,072,988	12/31/2024	T-12	54.8%	18,382,367	13,974,537	4,407,830
11	Loan	22	1	3100-3150 Bristol Street	12/31/2025	T-12	5,942,550	2,068,651	3,873,899	12/31/2024	T-12	80.0%	5,706,976	2,074,517	3,632,459
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	10,293,306	308,799	9,984,507
12.01	Property		1	MO1	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	4,222,537	126,676	4,095,861
12.02	Property		1	MO3	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	3,208,076	96,242	3,111,834
12.03	Property		1	MO2	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%	2,862,693	85,881	2,776,812
13	Loan	10	1	Indian River Apartments	12/31/2025	T-12	2,151,156	911,572	1,239,583	12/31/2024	T-12	95.1%	2,596,802	696,973	1,899,829
14	Loan		1	Cypress Parc	12/31/2025	T-12	3,668,166	1,878,675	1,789,490	12/31/2024	T-12	88.4%	3,876,535	1,788,310	2,088,225
15	Loan	13, 23, 30	1	Pavilions at San Mateo	12/31/2025	T-12	2,898,906	730,376	2,168,530	12/31/2024	T-12	95.6%	2,704,495	716,923	1,987,572
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	75.0%	95,819,204	69,206,321	26,612,883
16.01	Property		1	Old Edwards Inn	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	80.9%	42,650,434	30,157,701	12,492,733
16.02	Property		1	Old Edwards Reserve at Lake Keowee	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAP	23,649,519	18,417,291	5,232,227
16.03	Property		1	Old Edwards Club	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAP	10,714,976	6,218,900	4,496,076
16.04	Property		1	200 Main	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	62.2%	4,491,149	2,494,150	1,997,000
16.05	Property		1	Rivet House	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	40.2%	6,734,966	5,212,188	1,522,778
16.06	Property		1	Half Mile Farm	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	74.8%	4,402,449	3,948,573	453,876
16.07	Property		1	GlenCove Club	12/31/2025	T-12	NAV	NAV	NAV	NAV	NAV	NAP	3,175,711	2,757,519	418,192
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	12/31/2025	T-12	4,617,871	2,252,135	2,365,736	12/31/2024	T-12	75.4%	4,789,402	2,259,852	2,529,550
18	Loan	18, 19	1	Hotel ICON - Houston	12/31/2025	T-12	7,523,287	4,421,153	3,102,134	12/31/2024	T-12	69.6%	7,542,597	4,549,018	2,993,579
19	Loan	1, 7, 12	1	Summit Mall	12/31/2025	T-12	14,614,334	3,434,144	11,180,190	12/31/2024	T-12	82.7%	16,502,875	4,106,045	12,396,830
20	Loan	7, 10, 12	1	Mall at Prince George's	12/31/2025	T-12	22,240,831	9,209,267	13,031,564	12/31/2024	T-12	96.7%	24,187,028	9,019,292	15,167,736
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	12/31/2025	T-12	20,145,472	16,942,300	3,203,172	12/31/2024	T-12	94.4%	26,241,816	15,475,323	10,766,493
22	Loan		1	Shoppes at Westown	12/31/2025	T-12	1,878,080	414,769	1,463,311	12/31/2024	T-12	95.0%	1,961,747	474,743	1,487,003
23	Loan	15, 19, 21	1	Beltway Marketplace	12/31/2025	T-12	2,334,807	564,545	1,770,263	12/31/2024	T-12	95.0%	2,538,478	564,399	1,974,080
24	Loan	19, 20	1	Sprayberry Square	12/31/2025	T-12	2,471,591	651,537	1,820,054	12/31/2024	T-12	87.2%	2,549,091	606,253	1,942,838
25	Loan		1	North Park Shopping Center	12/31/2025	T-12	2,584,648	913,010	1,671,638	12/31/2024	T-12	94.3%	2,729,695	971,132	1,758,563

A-1-11

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)
					16				31	16					31
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	12/31/2025	T-12	1,045,832	117,327	928,505	12/31/2024	T-12	83.5%	1,451,401	232,132	1,219,269
26.01	Property		1	Space Force MHC	12/31/2025	T-12	640,377	87,609	552,768	12/31/2024	T-12	84.3%	885,522	144,709	740,813
26.02	Property		1	Cove Lake MHC	12/31/2025	T-12	234,071	3,244	230,828	12/31/2024	T-12	84.3%	295,444	39,428	256,016
26.03	Property		1	Cherokee Sunset MHC	12/31/2025	T-12	171,384	26,474	144,909	12/31/2024	T-12	80.1%	270,434	47,995	222,439
27	Loan	23	1	ONX Briggs & Stratton	12/31/2024	T-12	2,252,433	1,054,775	1,197,658	12/31/2023	T-12	95.0%	2,270,610	1,015,647	1,254,963
28	Loan	19	1	Palm Mountain Resort	12/31/2025	T-12	5,212,558	3,963,174	1,249,384	12/31/2024	T-12	58.5%	6,336,050	4,136,911	2,199,139
29	Loan	6	4	Brightstar 1	12/31/2025	T-12	1,049,977	557,323	492,654	12/31/2024	T-12	95.7%	1,542,838	512,420	1,030,418
29.01	Property		1	Parkview	12/31/2025	T-12	377,377	237,684	139,694	12/31/2024	T-12	95.7%	651,748	248,318	403,431
29.02	Property		1	Sundale	12/31/2025	T-12	363,078	189,677	173,401	12/31/2024	T-12	95.8%	498,940	147,218	351,723
29.03	Property		1	Hillcrest	12/31/2025	T-12	184,351	89,392	94,958	12/31/2024	T-12	95.8%	242,716	80,175	162,542
29.04	Property		1	Colonial Estates	12/31/2025	T-12	125,171	40,570	84,601	12/31/2024	T-12	95.1%	149,432	36,710	112,722
30	Loan	6	2	North Atlanta Industrial Portfolio	12/31/2025	T-12	1,211,833	401,578	810,255	12/31/2024	T-12	81.2%	1,589,503	453,258	1,136,245
30.01	Property		1	Enterprise Business Center	12/31/2025	T-12	758,298	258,338	499,960	12/31/2024	T-12	74.0%	959,781	307,514	652,267
30.02	Property		1	Meadowridge Business Center	12/31/2025	T-12	453,535	143,240	310,295	12/31/2024	T-12	94.0%	629,722	145,744	483,978
31	Loan	18, 19, 23	1	465 Columbus	12/31/2025	T-12	2,612,553	1,532,092	1,080,461	12/31/2024	T-12	85.7%	2,582,108	1,372,957	1,209,151
32	Loan	7	1	Sanctuary at Winterlakes	12/31/2025	T-12	3,832,736	1,264,044	2,568,692	12/31/2024	T-12	95.2%	4,261,934	957,542	3,304,392
33	Loan	2	1	Moove In Self Storage - Scranton	12/31/2025	T-12	1,280,662	608,600	672,062	12/31/2024	T-12	96.2%	1,640,442	684,629	955,813
34	Loan	3, 10	1	Storage Sense Lancaster	12/31/2025	T-12	1,023,279	247,215	776,063	12/31/2024	T-12	87.0%	1,119,479	286,121	833,357
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	12/31/2025	T-12	3,056,031	665,636	2,390,395	12/31/2024	T-12	84.8%	4,739,750	1,216,341	3,523,408
35.01	Property		1	744 West 41st Street	12/31/2025	T-12	856,385	96,201	760,184	12/31/2024	T-12	94.3%	942,680	202,576	740,104
35.02	Property		1	39 NE 1st Avenue	12/31/2025	T-12	610,018	163,261	446,757	12/31/2024	T-12	82.6%	1,118,429	199,222	919,207
35.03	Property		1	Blue Sapphire	NAV	NAV	NAV	NAV	NAV	NAV	NAV	65.2%	738,241	289,919	448,322
35.04	Property		1	524 West 41st Street	12/31/2025	T-12	536,258	103,240	433,018	12/31/2024	T-12	93.0%	738,599	164,790	573,810
35.05	Property		1	33 NE 1st Street	12/31/2025	T-12	191,193	36,363	154,830	12/31/2024	T-12	93.5%	370,673	51,346	319,327
35.06	Property		1	820 West 41st Street	12/31/2025	T-12	862,177	266,571	595,606	12/31/2024	T-12	90.8%	831,128	308,490	522,638
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	12/31/2025	T-12	1,173,543	622,006	551,537	12/31/2024	T-12	87.2%	1,387,110	659,061	728,049
36.01	Property		1	Brookside MHC	12/31/2025	T-12	355,686	208,229	147,457	12/31/2024	T-12	88.9%	401,381	231,857	169,524
36.02	Property		1	Martins MHC	12/31/2025	T-12	264,396	144,308	120,088	12/31/2024	T-12	76.9%	312,368	154,491	157,877
36.03	Property		1	Vienna Estates MHC	12/31/2025	T-12	314,648	148,894	165,754	12/31/2024	T-12	91.0%	361,909	128,944	232,965
36.04	Property		1	Country Manor MHC	12/31/2025	T-12	124,922	69,824	55,099	12/31/2024	T-12	92.1%	149,232	72,986	76,246
36.05	Property		1	Eastland Valley Apts	12/31/2025	T-12	113,891	50,752	63,139	12/31/2024	T-12	93.8%	162,220	70,783	91,436
37	Loan	16, 23	1	At Home Retail Center	12/31/2025	T-9 Ann.	1,158,600	270,305	888,295	12/31/2023	T-12	95.0%	1,145,070	325,987	819,084
38	Loan	6	2	Brightstar 3	12/31/2025	T-12	541,561	281,438	260,124	12/31/2024	T-12	95.9%	852,982	245,711	607,271
38.01	Property		1	Gaslight	12/31/2025	T-12	337,446	163,368	174,078	12/31/2024	T-12	95.8%	512,462	125,890	386,572
38.02	Property		1	Moores Hill	12/31/2025	T-12	204,116	118,070	86,046	12/31/2024	T-12	96.0%	340,520	119,822	220,698
39	Loan	2, 3, 10	1	Cane Island Storage	12/31/2025	T-12	827,867	334,019	493,848	12/31/2024	T-12	86.0%	884,773	313,577	571,196
40	Loan		1	My Place Midland	12/31/2025	T-12	1,630,299	1,055,856	574,443	12/31/2024	T-12	75.6%	1,769,576	1,057,771	711,805
41	Loan		1	Weatherbee Townhomes	12/31/2025	T-12	1,522,684	461,994	1,060,690	12/31/2024	T-12	95.0%	1,537,415	618,521	918,895
42	Loan	16, 19	1	Brandon Wood Apartments	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.7%	1,809,179	1,098,480	710,698
43	Loan	10	1	Lakeside Estates	12/31/2025	T-12	478,584	252,141	226,443	12/31/2024	T-12	85.7%	573,660	273,076	300,584

A-1-12

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
						15		7, 14	7, 14	7	7	5
1	Loan	1, 7, 19	1	The Assembly	49,146	1,228,645	17,881,681	1.56	1.46	11.1%	10.4%	269,000,000
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	326,826	961,254	23,198,850	2.78	2.63	19.6%	18.6%	248,200,000
3	Loan	5, 7, 12, 22, 23	1	111 Congress	103,992	1,299,898	20,047,390	2.17	2.03	15.7%	14.7%	203,000,000
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	1,525,492	0	11,797,889	2.19	1.94	16.9%	14.9%	184,000,000
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	81,460	162,919	4,582,356	1.41	1.34	9.7%	9.2%	72,115,000
5.01	Property		1	5050 Westway Park Boulevard	15,888	31,775	927,882					14,900,000
5.02	Property		1	395 S. Industrial Blvd	15,000	30,000	786,444					12,000,000
5.03	Property		1	16100 Dillard Drive	5,351	10,703	480,553					6,500,000
5.04	Property		1	2951 S. Council Road	8,350	16,700	392,356					5,400,000
5.05	Property		1	11050 West Little York Rd	5,713	11,426	235,759					4,240,000
5.06	Property		1	12720 Upland Way	2,625	5,250	238,344					4,200,000
5.07	Property		1	12730 Upland Way	3,063	6,125	207,220					3,600,000
5.08	Property		1	17681 Telge Road	3,750	7,500	242,070					3,510,000
5.09	Property		1	17715 Telge Road	2,500	5,000	185,306					3,140,000
5.10	Property		1	2851 S. Council Road	3,750	7,500	176,218					2,425,000
5.11	Property		1	1902 S. Houston Ave	3,193	6,387	122,939					2,150,000
5.12	Property		1	5816 Hamblen Road	3,000	6,000	119,304					2,120,000
5.13	Property		1	8130 Parkside Avenue	1,625	3,250	108,389					1,800,000
5.14	Property		1	17711 Telge Road	2,500	5,000	101,832					1,870,000
5.15	Property		1	1914 S. Houston Ave	2,000	4,000	94,976					1,660,000
5.16	Property		1	8220 Parkside Avenue	1,625	3,250	82,026					1,200,000
5.17	Property		1	17675 Telge Road	1,527	3,055	80,736					1,400,000
6	Loan	2, 7, 12, 32	1	20 West 47th Street	27,816	372,900	7,331,033	1.37	1.30	11.1%	10.5%	114,000,000
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	42,166	166,246	4,113,116	1.64	1.56	12.3%	11.8%	56,100,000
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	73,982	209,909	16,048,521	1.33	1.31	10.2%	10.0%	254,000,000
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	166,599	0	11,118,433	1.57	1.54	9.5%	9.3%	190,410,000
9.01	Property		1	New Iberia	12,988	0	1,136,087					18,500,000
9.02	Property		1	Ponte Vedra	8,308	0	1,115,450					18,140,000
9.03	Property		1	Hastings-on-Hudson	6,478	0	1,007,192					17,400,000
9.04	Property		1	Roseville	17,679	0	884,420					17,200,000
9.05	Property		1	Neptune	26,982	0	770,332					13,300,000
9.06	Property		1	Spring	8,642	0	766,938					12,340,000
9.07	Property		1	Gainesville	10,548	0	667,910					11,350,000
9.08	Property		1	Hudson Oaks	7,506	0	631,402					11,200,000
9.09	Property		1	Marble Falls 2	6,571	0	656,983					10,500,000
9.10	Property		1	Mulberry	11,702	0	608,535					13,500,000
9.11	Property		1	Marble Falls 1	10,578	0	608,961					12,000,000
9.12	Property		1	Sewickley	7,186	0	648,275					9,770,000
9.13	Property		1	West Palm Beach 2	12,457	0	659,638					9,300,000
9.14	Property		1	Acworth	7,995	0	355,526					6,030,000
9.15	Property		1	Smyrna	5,747	0	333,974					5,580,000
9.16	Property		1	Gonzales	5,233	0	266,808					4,300,000
10	Loan	19, 28, 30	1	Tarrytown House Estate	683,975	0	3,723,856	2.07	1.75	16.2%	13.7%	43,700,000
11	Loan	22	1	3100-3150 Bristol Street	36,018	220,134	3,376,307	1.96	1.82	14.0%	13.0%	41,200,000
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	52,631	263,157	9,668,719	1.28	1.24	10.5%	10.2%	172,800,000
12.01	Property		1	MO1	21,591	107,953	3,966,318					70,100,000
12.02	Property		1	MO3	16,403	82,017	3,013,413					53,000,000
12.03	Property		1	MO2	14,637	73,187	2,688,988					49,700,000
13	Loan	10	1	Indian River Apartments	45,000	0	1,854,829	1.34	1.31	8.7%	8.5%	35,100,000
14	Loan		1	Cypress Parc	70,000	0	2,018,225	1.35	1.31	9.9%	9.6%	33,600,000
15	Loan	13, 23, 30	1	Pavilions at San Mateo	19,607	129,695	1,838,270	1.40	1.30	9.8%	9.0%	28,400,000
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	3,832,768	0	22,780,115	2.74	2.35	19.7%	16.9%	277,000,000
16.01	Property		1	Old Edwards Inn	1,706,017	0	10,786,716					143,862,140
16.02	Property		1	Old Edwards Reserve at Lake Keowee	945,981	0	4,286,247					56,700,000
16.03	Property		1	Old Edwards Club	428,599	0	4,067,477					31,267,440
16.04	Property		1	200 Main	179,646	0	1,817,354					21,366,390
16.05	Property		1	Rivet House	269,399	0	1,253,379					18,200,000
16.06	Property		1	Half Mile Farm	176,098	0	277,778					3,265,800
16.07	Property		1	GlenCove Club	127,028	0	291,163					2,238,230
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	191,576	0	2,337,973	1.63	1.51	13.3%	12.3%	29,000,000
18	Loan	18, 19	1	Hotel ICON - Houston	552,679	0	2,440,900	2.21	1.80	15.8%	12.8%	31,300,000
19	Loan	1, 7, 12	1	Summit Mall	105,053	525,265	11,766,512	2.04	1.93	17.7%	16.8%	121,600,000
20	Loan	7, 10, 12	1	Mall at Prince George's	178,056	890,278	14,099,402	1.83	1.70	15.2%	14.1%	176,300,000
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	1,049,673	0	9,716,820	1.84	1.66	13.5%	12.1%	124,000,000
22	Loan		1	Shoppes at Westown	20,824	40,046	1,426,134	1.46	1.40	10.1%	9.7%	21,250,000
23	Loan	15, 19, 21	1	Beltway Marketplace	17,821	0	1,956,259	2.08	2.06	13.4%	13.3%	29,600,000
24	Loan	19, 20	1	Sprayberry Square	19,200	46,000	1,877,638	2.04	1.97	13.4%	12.9%	27,000,000
25	Loan		1	North Park Shopping Center	21,519	75,315	1,661,729	1.90	1.80	12.1%	11.5%	25,100,000

A-1-13

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
						15		7, 14	7, 14	7	7	5
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	11,200	0	1,208,069	1.38	1.37	8.5%	8.4%	22,800,000
26.01	Property		1	Space Force MHC	6,350	0	734,463					12,600,000
26.02	Property		1	Cove Lake MHC	2,700	0	253,316					5,400,000
26.03	Property		1	Cherokee Sunset MHC	2,150	0	220,289					4,800,000
27	Loan	23	1	ONX Briggs & Stratton	58,934	0	1,196,029	1.34	1.28	9.1%	8.7%	21,300,000
28	Loan	19	1	Palm Mountain Resort	223,724	0	1,975,415	2.25	2.02	16.3%	14.6%	27,500,000
29	Loan	6	4	Brightstar 1	12,700	0	1,017,718	1.32	1.30	8.2%	8.1%	18,560,000
29.01	Property		1	Parkview	5,150	0	398,281					7,300,000
29.02	Property		1	Sundale	4,050	0	347,673					6,200,000
29.03	Property		1	Hillcrest	1,950	0	160,592					2,960,000
29.04	Property		1	Colonial Estates	1,550	0	111,172					2,100,000
30	Loan	6	2	North Atlanta Industrial Portfolio	14,355	47,851	1,074,039	1.48	1.40	10.4%	9.8%	19,400,000
30.01	Property		1	Enterprise Business Center	9,330	31,101	611,836					12,100,000
30.02	Property		1	Meadowridge Business Center	5,025	16,750	462,203					7,300,000
31	Loan	18, 19, 23	1	465 Columbus	19,552	46,927	1,142,671	1.40	1.32	11.5%	10.9%	16,300,000
32	Loan	7	1	Sanctuary at Winterlakes	71,000	0	3,233,392	1.30	1.27	8.5%	8.3%	56,400,000
33	Loan	2	1	Moove In Self Storage - Scranton	37,500	0	918,313	1.46	1.40	10.5%	10.1%	14,500,000
34	Loan	3, 10	1	Storage Sense Lancaster	6,203	0	827,154	1.45	1.44	9.3%	9.2%	14,500,000
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	41,542	77,455	3,404,411	1.84	1.78	12.4%	11.9%	69,400,000
35.01	Property		1	744 West 41st Street	7,001	11,246	721,857					11,100,000
35.02	Property		1	39 NE 1st Avenue	4,698	18,548	895,962					13,300,000
35.03	Property		1	Blue Sapphire	7,067	15,557	425,698					14,000,000
35.04	Property		1	524 West 41st Street	7,502	13,695	552,613					11,800,000
35.05	Property		1	33 NE 1st Street	5,570	3,625	310,132					5,750,000
35.06	Property		1	820 West 41st Street	9,704	14,784	498,150					13,450,000
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	16,700	0	711,349	1.40	1.37	10.0%	9.8%	10,825,000
36.01	Property		1	Brookside MHC	4,950	0	164,574					3,175,000
36.02	Property		1	Martins MHC	3,400	0	154,477					2,925,000
36.03	Property		1	Vienna Estates MHC	3,150	0	229,815					2,525,000
36.04	Property		1	Country Manor MHC	1,200	0	75,046					1,100,000
36.05	Property		1	Eastland Valley Apts	4,000	0	87,436					1,100,000
37	Loan	16, 23	1	At Home Retail Center	15,267	40,712	763,105	1.49	1.39	11.7%	10.9%	10,200,000
38	Loan	6	2	Brightstar 3	6,850	0	600,421	1.32	1.30	9.0%	8.9%	10,600,000
38.01	Property		1	Gaslight	4,150	0	382,422					6,700,000
38.02	Property		1	Moores Hill	2,700	0	217,998					3,900,000
39	Loan	2, 3, 10	1	Cane Island Storage	8,650	0	562,546	1.38	1.36	9.5%	9.4%	10,260,000
40	Loan		1	My Place Midland	70,783	0	641,022	1.87	1.68	14.6%	13.1%	7,500,000
41	Loan		1	Weatherbee Townhomes	20,251	0	898,644	3.23	3.16	20.4%	20.0%	14,425,000
42	Loan	16, 19	1	Brandon Wood Apartments	27,600	0	683,098	1.97	1.89	17.8%	17.1%	9,445,000
43	Loan	10	1	Lakeside Estates	4,000	0	296,584	1.32	1.30	8.3%	8.2%	6,700,000

A-1-14

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
					5		5, 7	5, 7	3, 4			21, 22
1	Loan	1, 7, 19	1	The Assembly	As Is	8/10/2026	64.0%	64.0%	100.0%	9/30/2026	No	Figure AI
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	As Is	7/6/2026	50.4%	50.4%	94.6%	6/30/2026	No	Century Theatres
3	Loan	5, 7, 12, 22, 23	1	111 Congress	Hypothetical Market Value - Excluding Release Area and As-if Funded	4/7/2026	67.2%	67.2%	90.1%	4/28/2026	No	Workrise Technologies Inc.
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	As Is	7/8/2026	42.9%	40.5%	48.9%	7/31/2026	NAP	NAP
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	As Is	Various	69.3%	69.3%	98.0%	6/29/2026
5.01	Property		1	5050 Westway Park Boulevard	As Is	7/17/2026			100.0%	6/29/2026	No	GoWell International, LLC
5.02	Property		1	395 S. Industrial Blvd	As Is	7/20/2026			100.0%	6/29/2026	Yes	Integer
5.03	Property		1	16100 Dillard Drive	As Is	7/15/2026			100.0%	6/29/2026	Yes	Cemex Construction
5.04	Property		1	2951 S. Council Road	As Is	7/16/2026			100.0%	6/29/2026	Yes	SUB: Downing Wellhead Equip.
5.05	Property		1	11050 West Little York Rd	As Is	7/15/2026			100.0%	6/29/2026	Yes	Agellus Tank Robotics, Inc
5.06	Property		1	12720 Upland Way	As Is	7/17/2026			100.0%	6/29/2026	Yes	Onpoint Industrial Services
5.07	Property		1	12730 Upland Way	As Is	7/17/2026			100.0%	6/29/2026	Yes	Buckeye Development & Logistics
5.08	Property		1	17681 Telge Road	As Is	7/15/2026			100.0%	6/29/2026	Yes	Undine Operating, LLC
5.09	Property		1	17715 Telge Road	As Is	7/15/2026			100.0%	6/29/2026	Yes	Best Roofing Supply, LLC
5.10	Property		1	2851 S. Council Road	As Is	7/16/2026			100.0%	6/29/2026	Yes	National Oil Well Varco
5.11	Property		1	1902 S. Houston Ave	As Is	7/16/2026			100.0%	6/29/2026	Yes	Deutsche Windtechnik, Inc
5.12	Property		1	5816 Hamblen Road	As Is	7/16/2026			100.0%	6/29/2026	Yes	Triad Measurement & Equipment
5.13	Property		1	8130 Parkside Avenue	As Is	7/17/2026			100.0%	6/29/2026	Yes	TC Boiler, Inc
5.14	Property		1	17711 Telge Road	As Is	7/15/2026			100.0%	6/29/2026	Yes	IBSCO
5.15	Property		1	1914 S. Houston Ave	As Is	7/16/2026			100.0%	6/29/2026	Yes	Diva Fam, Inc d/b/a True Sea Moss
5.16	Property		1	8220 Parkside Avenue	As Is	7/17/2026			0.0%	6/29/2026	NAP	NAP
5.17	Property		1	17675 Telge Road	As Is	7/15/2026			100.0%	6/29/2026	Yes	Newsco Internal Energy
6	Loan	2, 7, 12, 32	1	20 West 47th Street	As Is	6/15/2026	61.3%	58.2%	100.0%	7/1/2026	No	R.E.L. International Inc.
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	As Is	6/17/2026	62.4%	62.4%	91.5%	7/14/2026	No	Network Capital
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	As Is	6/4/2026	63.0%	63.0%	98.3%	7/1/2026, 7/9/2026	No	The Yard
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	As Is	Various	62.7%	62.7%	88.1%	Various
9.01	Property		1	New Iberia	As Is	4/15/2026			88.9%	7/27/2026	NAP	NAP
9.02	Property		1	Ponte Vedra	As Is	6/4/2026			84.9%	7/6/2026	NAP	NAP
9.03	Property		1	Hastings-on-Hudson	As Is	4/14/2026			89.9%	7/6/2026	NAP	NAP
9.04	Property		1	Roseville	As Is	6/4/2026			87.0%	7/6/2026	NAP	NAP
9.05	Property		1	Neptune	As Is	6/4/2026			84.1%	7/6/2026	NAP	NAP
9.06	Property		1	Spring	As Is	6/8/2026			89.5%	7/6/2026	NAP	NAP
9.07	Property		1	Gainesville	As Is	4/7/2026			92.3%	7/6/2026	NAP	NAP
9.08	Property		1	Hudson Oaks	As Is	4/15/2026			94.5%	7/6/2026	NAP	NAP
9.09	Property		1	Marble Falls 2	As Is	4/15/2026			96.0%	5/30/2026	NAP	NAP
9.10	Property		1	Mulberry	As Is	3/25/2026			76.8%	7/6/2026	NAP	NAP
9.11	Property		1	Marble Falls 1	As Is	4/15/2026			91.6%	5/30/2026	NAP	NAP
9.12	Property		1	Sewickley	As Is	6/4/2026			87.4%	7/6/2026	NAP	NAP
9.13	Property		1	West Palm Beach 2	As Is	6/4/2026			89.8%	7/6/2026	NAP	NAP
9.14	Property		1	Acworth	As Is	6/4/2026			89.0%	7/6/2026	NAP	NAP
9.15	Property		1	Smyrna	As Is	6/4/2026			85.9%	7/6/2026	NAP	NAP
9.16	Property		1	Gonzales	As Is	4/15/2026			82.0%	7/27/2026	NAP	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	As Is	5/11/2026	62.4%	62.4%	54.8%	6/30/2026	NAP	NAP
11	Loan	22	1	3100-3150 Bristol Street	As Is	4/10/2026	63.1%	63.1%	77.9%	6/4/2026	No	5.11, Inc
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	As Is	6/17/2026	54.9%	52.2%	100.0%	7/29/2026
12.01	Property		1	MO1	As Is	6/17/2026			100.0%	7/29/2026	Yes	Fratelli Beretta USA, Inc. NJ
12.02	Property		1	MO3	As Is	6/17/2026			100.0%	7/29/2026	Yes	Fratelli Beretta USA, Inc. NJ
12.03	Property		1	MO2	As Is	6/17/2026			100.0%	7/29/2026	Yes	Fratelli Beretta USA, Inc. NJ
13	Loan	10	1	Indian River Apartments	As Is	6/19/2026	62.4%	62.4%	98.9%	8/11/2026	NAP	NAP
14	Loan		1	Cypress Parc	As Is	4/21/2026	62.5%	62.5%	94.5%	6/29/2026	NAP	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	As Is	8/2/2026	71.7%	71.7%	98.8%	8/21/2026	No	Wal-Mart
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	As Portfolio	5/27/2026	48.7%	48.7%	75.0%	5/31/2026
16.01	Property		1	Old Edwards Inn	As Is	5/15/2026			80.9%	5/31/2026	NAP	NAP
16.02	Property		1	Old Edwards Reserve at Lake Keowee	As Is	5/27/2026			NAP	NAP	NAP	NAP
16.03	Property		1	Old Edwards Club	As Is	5/15/2026			NAP	NAP	NAP	NAP
16.04	Property		1	200 Main	As Is	5/15/2026			62.2%	5/31/2026	NAP	NAP
16.05	Property		1	Rivet House	As Is	5/27/2026			40.2%	5/31/2026	NAP	NAP
16.06	Property		1	Half Mile Farm	As Is	5/15/2026			74.8%	5/31/2026	NAP	NAP
16.07	Property		1	GlenCove Club	As Is	5/15/2026			NAP	NAP	NAP	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	As Is	5/15/2026	65.6%	65.6%	75.4%	5/31/2026	NAP	NAP
18	Loan	18, 19	1	Hotel ICON - Houston	As Is	2/13/2026	60.7%	60.7%	69.6%	6/30/2026	NAP	NAP
19	Loan	1, 7, 12	1	Summit Mall	As Is	7/1/2026	57.5%	53.0%	93.4%	7/9/2026	No	Macy's
20	Loan	7, 10, 12	1	Mall at Prince George's	As Is	11/5/2025	56.5%	54.0%	98.7%	1/31/2026	No	Macy's
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	As Is	4/22/2026	64.5%	64.5%	94.4%	5/31/2026	NAP	NAP
22	Loan		1	Shoppes at Westown	As Is	3/23/2026	69.5%	69.5%	100.0%	3/25/2026	No	Marshalls
23	Loan	15, 19, 21	1	Beltway Marketplace	As Is	6/8/2026	49.8%	49.8%	100.0%	8/1/2026	No	Grocery Outlet, Inc
24	Loan	19, 20	1	Sprayberry Square	As Is	7/6/2026	53.7%	53.7%	91.2%	7/30/2026	No	LA Fitness
25	Loan		1	North Park Shopping Center	As Is	5/26/2026	57.8%	57.8%	86.1%	6/24/2026	No	LaFinca Supermercado
A-1-15

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant
					5		5, 7	5, 7	3, 4			21, 22
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	As Is	Various	63.0%	63.0%	85.3%	9/1/2026
26.01	Property		1	Space Force MHC	As Is	7/29/2026			85.8%	9/1/2026	NAP	NAP
26.02	Property		1	Cove Lake MHC	As Is	8/4/2026			87.0%	9/1/2026	NAP	NAP
26.03	Property		1	Cherokee Sunset MHC	As Is	8/4/2026			81.4%	9/1/2026	NAP	NAP
27	Loan	23	1	ONX Briggs & Stratton	As Is	2/19/2026	64.6%	64.6%	100.0%	7/15/2026	Yes	Briggs & Stratton
28	Loan	19	1	Palm Mountain Resort	As Is	7/10/2026	49.1%	49.1%	58.5%	6/30/2026	NAP	NAP
29	Loan	6	4	Brightstar 1	As Is	6/10/2026	67.9%	67.9%	96.1%	7/13/2026
29.01	Property		1	Parkview	As Is	6/10/2026			95.1%	7/13/2026	NAP	NAP
29.02	Property		1	Sundale	As Is	6/10/2026			95.1%	7/13/2026	NAP	NAP
29.03	Property		1	Hillcrest	As Is	6/10/2026			97.4%	7/13/2026	NAP	NAP
29.04	Property		1	Colonial Estates	As Is	6/10/2026			100.0%	7/13/2026	NAP	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio	As Is	6/8/2026	56.3%	56.3%	80.5%	7/21/2026
30.01	Property		1	Enterprise Business Center	As Is	6/8/2026			73.2%	7/21/2026	No	Millennium Beauty Supply, LLC
30.02	Property		1	Meadowridge Business Center	As Is	6/8/2026			94.0%	7/21/2026	No	Gregory Seong
31	Loan	18, 19, 23	1	465 Columbus	As Is	2/5/2026	64.3%	61.2%	85.1%	7/30/2026	No	NYC Dept of Env Protection
32	Loan	7	1	Sanctuary at Winterlakes	As Is	6/19/2026	68.8%	68.8%	97.5%	9/30/2026	NAP	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	As Is	3/5/2026	62.5%	62.5%	94.7%	5/31/2026	NAP	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	As Is	6/10/2026	62.1%	62.1%	92.1%	5/31/2026	NAP	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	As Is	Various	41.1%	41.1%	85.9%	4/15/2026
35.01	Property		1	744 West 41st Street	As Is	3/12/2026			100.0%	4/15/2026	No	Calogero Inc
35.02	Property		1	39 NE 1st Avenue	As Is	3/13/2026			76.9%	4/15/2026	No	Fast Office
35.03	Property		1	Blue Sapphire	As Is	3/12/2026			61.1%	4/15/2026	No	Super Y Academy
35.04	Property		1	524 West 41st Street	As Is	3/12/2026			100.0%	4/15/2026	No	Fiserv Solutions LLC
35.05	Property		1	33 NE 1st Street	As Is	3/12/2026			100.0%	4/15/2026	Yes	Haimov Jewelers LLC
35.06	Property		1	820 West 41st Street	As Is	3/12/2026			95.9%	4/15/2026	No	THG
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	As Is	4/28/2026	67.0%	67.0%	84.9%	Various
36.01	Property		1	Brookside MHC	As Is	4/28/2026			85.1%	5/30/2026	NAP	NAP
36.02	Property		1	Martins MHC	As Is	4/28/2026			75.0%	5/30/2026	NAP	NAP
36.03	Property		1	Vienna Estates MHC	As Is	4/28/2026			90.5%	4/30/2026	NAP	NAP
36.04	Property		1	Country Manor MHC	As Is	4/28/2026			91.7%	4/30/2026	NAP	NAP
36.05	Property		1	Eastland Valley Apts	As Is	4/28/2026			93.8%	4/30/2026	NAP	NAP
37	Loan	16, 23	1	At Home Retail Center	As Is	5/12/2026	68.6%	68.6%	100.0%	8/1/2026	No	At Home
38	Loan	6	2	Brightstar 3	As Is	6/10/2026	63.5%	63.5%	95.6%	7/13/2026
38.01	Property		1	Gaslight	As Is	6/10/2026			95.2%	7/13/2026	NAP	NAP
38.02	Property		1	Moores Hill	As Is	6/10/2026			96.3%	7/13/2026	NAP	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	As Is	6/5/2026	58.5%	58.5%	88.3%	6/30/2026	NAP	NAP
40	Loan		1	My Place Midland	As Is	6/1/2026	65.0%	65.0%	77.0%	4/30/2026	NAP	NAP
41	Loan		1	Weatherbee Townhomes	As Is	4/17/2026	31.2%	31.2%	98.7%	4/1/2026	NAP	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	As Is	3/30/2026	42.4%	40.7%	95.7%	9/1/2026	NAP	NAP
43	Loan	10	1	Lakeside Estates	As Is	4/28/2026	54.0%	54.0%	87.5%	6/14/2026	NAP	NAP

A-1-16

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
							23	21, 22			21	22
1	Loan	1, 7, 19	1	The Assembly	321,740	65.5%	5/31/2035	Logitech	86,243	17.5%	11/30/2033	Teradyne
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	70,752	11.0%	12/31/2027	REI	45,106	7.0%	2/28/2033	Dave & Buster's
3	Loan	5, 7, 12, 22, 23	1	111 Congress	93,210	17.9%	7/31/2028	Wells Fargo Bank, N.A.	46,432	8.9%	1/31/2030	Husch Blackwell LLP
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio
5.01	Property		1	5050 Westway Park Boulevard	27,578	43.4%	10/31/2030	Carbo Ceramics, Inc.	19,782	31.1%	4/30/2036	Designa Access Corporation
5.02	Property		1	395 S. Industrial Blvd	60,000	100.0%	3/31/2031	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	16100 Dillard Drive	21,405	100.0%	10/30/2030	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	2951 S. Council Road	33,400	100.0%	6/30/2029	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	11050 West Little York Rd	22,851	100.0%	5/31/2031	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	12720 Upland Way	10,500	100.0%	6/30/2030	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	12730 Upland Way	12,250	100.0%	10/31/2036	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	17681 Telge Road	15,000	100.0%	8/31/2027	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	17715 Telge Road	10,000	100.0%	6/30/2029	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	2851 S. Council Road	15,000	100.0%	6/30/2029	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	1902 S. Houston Ave	12,773	100.0%	12/31/2032	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	5816 Hamblen Road	12,000	100.0%	2/29/2028	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	8130 Parkside Avenue	6,500	100.0%	2/28/2027	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	17711 Telge Road	10,000	100.0%	1/31/2031	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	1914 S. Houston Ave	8,000	100.0%	5/31/2029	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	8220 Parkside Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	17675 Telge Road	6,109	100.0%	4/30/2029	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 7, 12, 32	1	20 West 47th Street	5,290	3.8%	5/31/2028	NYC Luxury Inc	4,706	3.4%	9/30/2029	Sparkle Gems, Inc.
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	25,090	11.9%	2/29/2032	Premier Business Center	18,223	8.6%	11/30/2031	Federal Insurance Company
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	31,485	15.0%	9/30/2031	Samsung Electronics America, Inc.	28,512	13.6%	11/30/2029	Gilbert LLP
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0
9.01	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	22	1	3100-3150 Bristol Street	40,084	22.3%	6/30/2030	Carollo Engineers Inc	25,429	14.1%	5/31/2029	SOFG Design Services CA LLC
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio
12.01	Property		1	MO1	215,905	100.0%	7/31/2041	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	MO3	164,034	100.0%	7/31/2041	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	MO2	146,374	100.0%	7/31/2041	NAP	NAP	NAP	NAP	NAP
13	Loan	10	1	Indian River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Cypress Parc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	36,926	28.3%	12/31/2036	Shoe Show	15,839	12.1%	7/31/2032	Old Navy
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio
16.01	Property		1	Old Edwards Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	200 Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Rivet House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Half Mile Farm	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	18, 19	1	Hotel ICON - Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 7, 12	1	Summit Mall	195,776	36.5%	10/24/2035	Arhaus	15,024	2.8%	7/31/2029	Shoe Dept. Encore
20	Loan	7, 10, 12	1	Mall at Prince George's	195,655	22.0%	10/31/2028	Target	141,798	15.9%	1/31/2029	CubeSmart
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Shoppes at Westown	22,506	28.1%	11/30/2030	The Michaels Companies	17,144	21.4%	4/30/2031	Petco Animal Stores
23	Loan	15, 19, 21	1	Beltway Marketplace	22,960	28.3%	1/31/2029	Goodwill Industries of Nevada	20,280	25.0%	8/31/2029	Chuck E. Cheese
24	Loan	19, 20	1	Sprayberry Square	45,000	35.2%	1/31/2029	Academy of Ballet Arts	10,575	8.3%	2/28/2031	USA Party
25	Loan		1	North Park Shopping Center	12,000	11.2%	7/31/2032	Aaron's Rents	9,600	8.9%	10/31/2027	Cash America Pawn

A-1-17

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant
							23	21, 22			21	22
26	Loan	6, 16	3	3 MHC Portfolio AL & TN
26.01	Property		1	Space Force MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Cove Lake MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Cherokee Sunset MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	23	1	ONX Briggs & Stratton	566,706	100.0%	1/1/2034	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	Palm Mountain Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	4	Brightstar 1
29.01	Property		1	Parkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Sundale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Hillcrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio
30.01	Property		1	Enterprise Business Center	3,000	4.8%	5/31/2028	Spiffy Bin, LLC	2,500	4.0%	12/31/2027	Solar Control Ga., LLC
30.02	Property		1	Meadowridge Business Center	11,500	34.3%	6/30/2028	The Oil Bar Holdings, LLC	2,000	6.0%	3/31/2029	VisiConsult X-Ray Solution Americas Corp., LLC
31	Loan	18, 19, 23	1	465 Columbus	50,835	52.0%	10/23/2045	Northwell Health Systems	14,033	14.4%	7/31/2037	Atmosphere Design Group
32	Loan	7	1	Sanctuary at Winterlakes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio
35.01	Property		1	744 West 41st Street	3,694	32.8%	6/1/2028	PVM 41st Street MB LLC (Pura Vida)	2,291	20.4%	1/8/2036	Team Florida BB LLC
35.02	Property		1	39 NE 1st Avenue	4,300	23.2%	9/30/2029	Greenpost	2,943	15.9%	1/9/2029	K & G Jewelry
35.03	Property		1	Blue Sapphire	3,652	23.5%	4/30/2031	Otoro	3,369	21.7%	3/31/2039	Amethyst
35.04	Property		1	524 West 41st Street	4,600	33.6%	11/30/2027	M1 Minyan Inc	4,600	33.6%	11/30/2026	Torah Treasure
35.05	Property		1	33 NE 1st Street	3,625	100.0%	3/31/2039	NAP	NAP	NAP	NAP	NAP
35.06	Property		1	820 West 41st Street	960	6.5%	5/30/2039	Bock Law Firm LLC	700	4.7%	MTM	E Copier Solutions Inc
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio
36.01	Property		1	Brookside MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Martins MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Vienna Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	Country Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.05	Property		1	Eastland Valley Apts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16, 23	1	At Home Retail Center	90,304	88.7%	7/31/2034	Pet Supplies Plus	7,475	7.3%	10/31/2032	Salon Lofts
38	Loan	6	2	Brightstar 3
38.01	Property		1	Gaslight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Moores Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	My Place Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Weatherbee Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10	1	Lakeside Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-18

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
							23	22			23	22
1	Loan	1, 7, 19	1	The Assembly	83,475	17.0%	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	36,470	5.7%	1/31/2030	Urban Planet	32,739	5.1%	9/30/2028	Barnes & Noble Bookseller	31,951
3	Loan	5, 7, 12, 22, 23	1	111 Congress	38,858	7.5%	10/31/2034	RGN-Austin III, LLC	34,989	6.7%	9/30/2032	KPMG LLP	34,116
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio
5.01	Property		1	5050 Westway Park Boulevard	16,190	25.5%	11/30/2028	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	395 S. Industrial Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	16100 Dillard Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	2951 S. Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	11050 West Little York Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	12720 Upland Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	12730 Upland Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	17681 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	17715 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	2851 S. Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	1902 S. Houston Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	5816 Hamblen Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	8130 Parkside Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	17711 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	1914 S. Houston Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	8220 Parkside Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	17675 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 7, 12, 32	1	20 West 47th Street	3,835	2.8%	12/31/2028	Eliantte Group Inc.	3,600	2.6%	MTM	NY Gold & Silver	3,300
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	13,770	6.5%	1/31/2028	Westberg + White Architecture	6,861	3.3%	2/28/2028	Printronix	6,765
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	18,253	8.7%	7/31/2031	Trader Joe's	13,930	6.6%	9/30/2027	F.I.R.E.	11,437
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0
9.01	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	22	1	3100-3150 Bristol Street	9,372	5.2%	7/31/2031	Robert E Harris Insurance Agent	8,026	4.5%	9/30/2031	Flexpoint Inc	7,193
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio
12.01	Property		1	MO1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	MO3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	MO2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	10	1	Indian River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Cypress Parc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	15,210	11.6%	11/30/2032	Five Below	13,142	10.1%	1/31/2036	Dollar Tree	10,000
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio
16.01	Property		1	Old Edwards Inn	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.02	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	200 Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.05	Property		1	Rivet House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.06	Property		1	Half Mile Farm	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.07	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	18, 19	1	Hotel ICON - Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 7, 12	1	Summit Mall	14,867	2.8%	11/30/2031	Goodyear	11,732	2.2%	6/30/2031	Kids Empire	10,609
20	Loan	7, 10, 12	1	Mall at Prince George's	90,830	10.2%	4/30/2052	Primark	44,109	5.0%	1/31/2037	Marshalls	35,000
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		1	Shoppes at Westown	12,316	15.4%	1/31/2027	Middletown Beauty	7,508	9.4%	10/31/2032	National Appliance Warehouse	7,500
23	Loan	15, 19, 21	1	Beltway Marketplace	12,018	14.8%	6/30/2029	First Construction, LLC	4,280	5.3%	11/30/2030	Nails Design	3,339
24	Loan	19, 20	1	Sprayberry Square	8,800	6.9%	11/30/2028	Dollar Tree	8,300	6.5%	2/28/2028	DaVita Health	8,000
25	Loan		1	North Park Shopping Center	7,906	7.3%	3/31/2031	Rancho Semental	7,492	7.0%	9/30/2029	Rainbow USA	6,003

A-1-19

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
							23	22			23	22
26	Loan	6, 16	3	3 MHC Portfolio AL & TN
26.01	Property		1	Space Force MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Cove Lake MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Cherokee Sunset MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	23	1	ONX Briggs & Stratton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	Palm Mountain Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	4	Brightstar 1
29.01	Property		1	Parkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Sundale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Hillcrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio
30.01	Property		1	Enterprise Business Center	2,400	3.9%	10/31/2027	McClain Heating and Air	1,526	2.5%	9/30/2028	Halis Can Cool Season Heating and Cooling LLC	1,500
30.02	Property		1	Meadowridge Business Center	1,500	4.5%	12/31/2026	Howe Construction, Inc	1,500	4.5%	8/31/2029	Go-Forth Home Services, INC	1,500
31	Loan	18, 19, 23	1	465 Columbus	4,949	5.1%	6/15/2029	Pro Active PT & Sports	4,045	4.1%	4/30/2030	NYS Troopers	3,633
32	Loan	7	1	Sanctuary at Winterlakes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio
35.01	Property		1	744 West 41st Street	1,400	12.4%	11/14/2027	Atlantic Physical Therapy Inc	1,368	12.2%	6/30/2027	A to Z Toys Inc	1,318
35.02	Property		1	39 NE 1st Avenue	2,842	15.3%	10/23/2028	Denver Eleven	2,204	11.9%	7/31/2029	TS Bullion FL LLC	1,373
35.03	Property		1	Blue Sapphire	1,585	10.2%	3/31/2039	Wok on the Beach	900	5.8%	11/30/2028	NAP	NAP
35.04	Property		1	524 West 41st Street	2,500	18.3%	2/28/2031	CK at 41st St LLC (Chicken Kitchen)	1,895	13.8%	9/30/2032	Elie's Quality Tailor LLC	100
35.05	Property		1	33 NE 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.06	Property		1	820 West 41st Street	300	2.0%	MTM	RU Design	200	1.4%	3/31/2027	EBC Capital LLC	200
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio
36.01	Property		1	Brookside MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Martins MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Vienna Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	Country Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.05	Property		1	Eastland Valley Apts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16, 23	1	At Home Retail Center	4,000	3.9%	2/29/2028	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6	2	Brightstar 3
38.01	Property		1	Gaslight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Moores Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	My Place Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Weatherbee Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10	1	Lakeside Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
						23
1	Loan	1, 7, 19	1	The Assembly	NAP	NAP	8/3/2026	NAP	8/13/2026	8/3/2026	13%	Yes - AE, AO	Fee	NAP
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	5.0%	1/31/2035	6/12/2026	NAP	6/12/2026	7/14/2026	9%	No	Fee	NAP
3	Loan	5, 7, 12, 22, 23	1	111 Congress	6.6%	7/31/2037	4/17/2026	NAP	4/17/2026	NAP	NAP	No	Fee	NAP
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	NAP	NAP	7/24/2026	NAP	7/24/2026	NAP	NAP	Yes - VE	Fee	NAP
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio					7/20/2026
5.01	Property		1	5050 Westway Park Boulevard	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.02	Property		1	395 S. Industrial Blvd	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.03	Property		1	16100 Dillard Drive	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.04	Property		1	2951 S. Council Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.05	Property		1	11050 West Little York Rd	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.06	Property		1	12720 Upland Way	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.07	Property		1	12730 Upland Way	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.08	Property		1	17681 Telge Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.09	Property		1	17715 Telge Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.10	Property		1	2851 S. Council Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.11	Property		1	1902 S. Houston Ave	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.12	Property		1	5816 Hamblen Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.13	Property		1	8130 Parkside Avenue	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.14	Property		1	17711 Telge Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.15	Property		1	1914 S. Houston Ave	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.16	Property		1	8220 Parkside Avenue	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
5.17	Property		1	17675 Telge Road	NAP	NAP	7/20/2026	NAP	7/20/2026	NAP	NAP	No	Fee	NAP
6	Loan	2, 7, 12, 32	1	20 West 47th Street	2.4%	12/31/2030	6/5/2026	NAP	6/8/2026	NAP	NAP	No	Fee	NAP
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	3.2%	8/31/2031	6/19/2026	NAP	6/19/2026	6/19/2026	11%	No	Fee	NAP
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	5.4%	11/30/2033	6/11/2026	NAP	6/4/2026	NAP	NAP	No	Fee/Leasehold	7/11/2112
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0
9.01	Property		1	New Iberia	NAP	NAP	6/11/2026	NAP	4/24/2026	NAP	NAP	No	Fee	NAP
9.02	Property		1	Ponte Vedra	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.03	Property		1	Hastings-on-Hudson	NAP	NAP	4/20/2026	NAP	10/10/2025	NAP	NAP	No	Fee	NAP
9.04	Property		1	Roseville	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.05	Property		1	Neptune	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.06	Property		1	Spring	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.07	Property		1	Gainesville	NAP	NAP	5/11/2026	NAP	4/2/2026	NAP	NAP	No	Fee	NAP
9.08	Property		1	Hudson Oaks	NAP	NAP	5/21/2026	NAP	4/16/2026	NAP	NAP	No	Fee	NAP
9.09	Property		1	Marble Falls 2	NAP	NAP	5/21/2026	NAP	4/16/2026	NAP	NAP	No	Fee	NAP
9.10	Property		1	Mulberry	NAP	NAP	8/4/2026	NAP	1/27/2026	NAP	NAP	No	Fee	NAP
9.11	Property		1	Marble Falls 1	NAP	NAP	5/21/2026	NAP	4/16/2026	NAP	NAP	No	Fee	NAP
9.12	Property		1	Sewickley	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.13	Property		1	West Palm Beach 2	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.14	Property		1	Acworth	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.15	Property		1	Smyrna	NAP	NAP	8/4/2026	NAP	6/29/2026	NAP	NAP	No	Fee	NAP
9.16	Property		1	Gonzales	NAP	NAP	4/24/2026	NAP	4/24/2026	NAP	NAP	No	Fee	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	NAP	NAP	6/1/2026	NAP	5/27/2026	NAP	NAP	No	Fee	NAP
11	Loan	22	1	3100-3150 Bristol Street	4.0%	12/31/2028	4/27/2026	NAP	4/27/2026	4/27/2026	15%	No	Fee	NAP
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio
12.01	Property		1	MO1	NAP	NAP	6/29/2026	NAP	6/26/2026	NAP	NAP	No	Fee	NAP
12.02	Property		1	MO3	NAP	NAP	6/29/2026	NAP	6/26/2026	NAP	NAP	No	Fee	NAP
12.03	Property		1	MO2	NAP	NAP	6/29/2026	NAP	6/26/2026	NAP	NAP	No	Fee	NAP
13	Loan	10	1	Indian River Apartments	NAP	NAP	6/18/2026	NAP	6/18/2026	NAP	NAP	No	Fee	NAP
14	Loan		1	Cypress Parc	NAP	NAP	10/6/2025	NAP	10/6/2025	NAP	NAP	Yes - AE, A1-A30	Fee	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	7.7%	6/30/2036	8/6/2026	NAP	8/6/2026	NAP	NAP	No	Fee	NAP
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio
16.01	Property		1	Old Edwards Inn	NAP	NAP	5/20/2026, 5/26/2026	NAP	5/19/2026, 5/28/2026	NAP	NAP	No	Fee	NAP
16.02	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	5/20/2026, 5/21/2026, 5/22/2026	NAP	5/22/2026	NAP	NAP	No	Fee	NAP
16.03	Property		1	Old Edwards Club	NAP	NAP	5/20/2026	NAP	5/28/2026	NAP	NAP	No	Fee	NAP
16.04	Property		1	200 Main	NAP	NAP	5/22/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
16.05	Property		1	Rivet House	NAP	NAP	5/20/2026	NAP	5/28/2026	NAP	NAP	No	Fee	NAP
16.06	Property		1	Half Mile Farm	NAP	NAP	5/20/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
16.07	Property		1	GlenCove Club	NAP	NAP	5/20/2026	NAP	5/19/2026	NAP	NAP	No	Fee	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	NAP	NAP	5/26/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
18	Loan	18, 19	1	Hotel ICON - Houston	NAP	NAP	3/10/2026	NAP	3/10/2026	NAP	NAP	No	Fee	NAP
19	Loan	1, 7, 12	1	Summit Mall	2.0%	5/31/2035	7/31/2026	NAP	7/16/2026	NAP	NAP	No	Fee	NAP
20	Loan	7, 10, 12	1	Mall at Prince George's	3.9%	1/31/2027	11/25/2025	NAP	1/23/2026	NAP	NAP	No	Fee	NAP
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	NAP	NAP	2/4/2026	NAP	2/4/2026	NAP	NAP	No	Fee	NAP
22	Loan		1	Shoppes at Westown	9.4%	11/30/2030	4/14/2026	NAP	4/14/2026	NAP	NAP	No	Fee	NAP
23	Loan	15, 19, 21	1	Beltway Marketplace	4.1%	10/7/2029	6/19/2026	NAP	6/19/2026	NAP	NAP	No	Fee	NAP
24	Loan	19, 20	1	Sprayberry Square	6.3%	10/31/2029	7/20/2026	NAP	7/8/2026	NAP	NAP	No	Fee	NAP
25	Loan		1	North Park Shopping Center	5.6%	1/31/2030	6/9/2026	NAP	6/4/2026	NAP	NAP	Yes - AE, A1-A30	Fee	NAP

A-1-21

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
						23
26	Loan	6, 16	3	3 MHC Portfolio AL & TN
26.01	Property		1	Space Force MHC	NAP	NAP	8/5/2026	NAP	8/5/2026	NAP	NAP	No	Fee	NAP
26.02	Property		1	Cove Lake MHC	NAP	NAP	8/5/2026	NAP	8/5/2026	NAP	NAP	No	Fee	NAP
26.03	Property		1	Cherokee Sunset MHC	NAP	NAP	8/5/2026	NAP	8/5/2026	NAP	NAP	No	Fee	NAP
27	Loan	23	1	ONX Briggs & Stratton	NAP	NAP	3/4/2026	NAP	3/3/2026	NAP	NAP	No	Fee	NAP
28	Loan	19	1	Palm Mountain Resort	NAP	NAP	7/15/2026	NAP	7/15/2026	7/15/2026	17%	No	Fee	NAP
29	Loan	6	4	Brightstar 1
29.01	Property		1	Parkview	NAP	NAP	5/26/2026	NAP	5/26/2026	NAP	NAP	Yes - A	Fee	NAP
29.02	Property		1	Sundale	NAP	NAP	5/26/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
29.03	Property		1	Hillcrest	NAP	NAP	5/26/2026	NAP	6/1/2026	NAP	NAP	No	Fee	NAP
29.04	Property		1	Colonial Estates	NAP	NAP	5/8/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio
30.01	Property		1	Enterprise Business Center	2.4%	6/14/2028	6/16/2026	NAP	6/12/2026	NAP	NAP	No	Fee	NAP
30.02	Property		1	Meadowridge Business Center	4.5%	3/31/2028	6/16/2026	NAP	6/12/2026	NAP	NAP	No	Fee	NAP
31	Loan	18, 19, 23	1	465 Columbus	3.7%	11/30/2028	2/17/2026	NAP	2/17/2026	NAP	NAP	No	Fee	NAP
32	Loan	7	1	Sanctuary at Winterlakes	NAP	NAP	6/18/2026	NAP	6/18/2026	NAP	NAP	No	Fee	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	12/22/2025	NAP	1/19/2026	NAP	NAP	No	Fee	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	6/18/2026	NAP	6/17/2026	NAP	NAP	No	Fee	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio
35.01	Property		1	744 West 41st Street	11.7%	6/30/2027	3/18/2026	NAP	4/17/2026	NAP	NAP	Yes - AE	Fee	NAP
35.02	Property		1	39 NE 1st Avenue	7.4%	12/31/2029	3/18/2026	NAP	4/17/2026	NAP	NAP	No	Fee	NAP
35.03	Property		1	Blue Sapphire	NAP	NAP	3/18/2026	NAP	4/17/2026	NAP	NAP	Yes - AE	Fee	NAP
35.04	Property		1	524 West 41st Street	0.7%	4/30/2027	3/18/2026	NAP	4/17/2026	NAP	NAP	Yes - AE	Fee	NAP
35.05	Property		1	33 NE 1st Street	NAP	NAP	3/18/2026	NAP	4/17/2026	NAP	NAP	No	Fee	NAP
35.06	Property		1	820 West 41st Street	1.4%	MTM	3/18/2026	NAP	4/17/2026	NAP	NAP	Yes - AE	Fee	NAP
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio
36.01	Property		1	Brookside MHC	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee	NAP
36.02	Property		1	Martins MHC	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee	NAP
36.03	Property		1	Vienna Estates MHC	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee	NAP
36.04	Property		1	Country Manor MHC	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee	NAP
36.05	Property		1	Eastland Valley Apts	NAP	NAP	5/13/2026	NAP	5/13/2026	NAP	NAP	No	Fee	NAP
37	Loan	16, 23	1	At Home Retail Center	NAP	NAP	5/28/2026	NAP	7/22/2026	NAP	NAP	No	Fee	NAP
38	Loan	6	2	Brightstar 3
38.01	Property		1	Gaslight	NAP	NAP	5/26/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
38.02	Property		1	Moores Hill	NAP	NAP	5/26/2026	NAP	5/26/2026	NAP	NAP	No	Fee	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	6/17/2026	NAP	6/17/2026	NAP	NAP	No	Fee	NAP
40	Loan		1	My Place Midland	NAP	NAP	5/27/2026	NAP	5/27/2026	NAP	NAP	No	Fee	NAP
41	Loan		1	Weatherbee Townhomes	NAP	NAP	5/1/2026	NAP	5/1/2026	NAP	NAP	No	Fee	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	4/16/2026	NAP	4/16/2026	NAP	NAP	No	Fee	NAP
43	Loan	10	1	Lakeside Estates	NAP	NAP	5/11/2026	NAP	5/11/2026	NAP	NAP	Yes - AE	Fee	NAP

A-1-22

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
												18
1	Loan	1, 7, 19	1	The Assembly	NAP	NAP	NAP	1,316,968	Springing	0	Springing	0
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	NAP	NAP	NAP	0	Springing	0	Springing	0
3	Loan	5, 7, 12, 22, 23	1	111 Congress	NAP	NAP	NAP	377,181	377,181	23,108	23,108	0
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	NAP	NAP	NAP	127,992	127,992	0	Springing	0
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio				507,705	56,412	77,130	19,282	0
5.01	Property		1	5050 Westway Park Boulevard	NAP	NAP	NAP
5.02	Property		1	395 S. Industrial Blvd	NAP	NAP	NAP
5.03	Property		1	16100 Dillard Drive	NAP	NAP	NAP
5.04	Property		1	2951 S. Council Road	NAP	NAP	NAP
5.05	Property		1	11050 West Little York Rd	NAP	NAP	NAP
5.06	Property		1	12720 Upland Way	NAP	NAP	NAP
5.07	Property		1	12730 Upland Way	NAP	NAP	NAP
5.08	Property		1	17681 Telge Road	NAP	NAP	NAP
5.09	Property		1	17715 Telge Road	NAP	NAP	NAP
5.10	Property		1	2851 S. Council Road	NAP	NAP	NAP
5.11	Property		1	1902 S. Houston Ave	NAP	NAP	NAP
5.12	Property		1	5816 Hamblen Road	NAP	NAP	NAP
5.13	Property		1	8130 Parkside Avenue	NAP	NAP	NAP
5.14	Property		1	17711 Telge Road	NAP	NAP	NAP
5.15	Property		1	1914 S. Houston Ave	NAP	NAP	NAP
5.16	Property		1	8220 Parkside Avenue	NAP	NAP	NAP
5.17	Property		1	17675 Telge Road	NAP	NAP	NAP
6	Loan	2, 7, 12, 32	1	20 West 47th Street	NAP	NAP	NAP	455,797	227,899	0	Springing	0
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	NAP	NAP	NAP	376,419	62,737	0	Springing	0
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	NAP	200,000	No	860,060	172,012	0	17,100	0
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0				580,361	116,072	0	Springing	0
9.01	Property		1	New Iberia	NAP	NAP	NAP
9.02	Property		1	Ponte Vedra	NAP	NAP	NAP
9.03	Property		1	Hastings-on-Hudson	NAP	NAP	NAP
9.04	Property		1	Roseville	NAP	NAP	NAP
9.05	Property		1	Neptune	NAP	NAP	NAP
9.06	Property		1	Spring	NAP	NAP	NAP
9.07	Property		1	Gainesville	NAP	NAP	NAP
9.08	Property		1	Hudson Oaks	NAP	NAP	NAP
9.09	Property		1	Marble Falls 2	NAP	NAP	NAP
9.10	Property		1	Mulberry	NAP	NAP	NAP
9.11	Property		1	Marble Falls 1	NAP	NAP	NAP
9.12	Property		1	Sewickley	NAP	NAP	NAP
9.13	Property		1	West Palm Beach 2	NAP	NAP	NAP
9.14	Property		1	Acworth	NAP	NAP	NAP
9.15	Property		1	Smyrna	NAP	NAP	NAP
9.16	Property		1	Gonzales	NAP	NAP	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	NAP	NAP	NAP	198,053	99,026	0	Springing	0
11	Loan	22	1	3100-3150 Bristol Street	NAP	NAP	NAP	160,000	31,968	0	Springing	0
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio				167,036	167,036	0	Springing	0
12.01	Property		1	MO1	NAP	NAP	NAP
12.02	Property		1	MO3	NAP	NAP	NAP
12.03	Property		1	MO2	NAP	NAP	NAP
13	Loan	10	1	Indian River Apartments	NAP	NAP	NAP	18,217	2,277	301	60	242,828
14	Loan		1	Cypress Parc	NAP	NAP	NAP	369,463	36,946	0	Springing	0
15	Loan	13, 23, 30	1	Pavilions at San Mateo	NAP	NAP	NAP	98,111	16,352	0	Springing	0
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio				459,258	57,407	0	Springing	0
16.01	Property		1	Old Edwards Inn	NAP	NAP	NAP
16.02	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP
16.03	Property		1	Old Edwards Club	NAP	NAP	NAP
16.04	Property		1	200 Main	NAP	NAP	NAP
16.05	Property		1	Rivet House	NAP	NAP	NAP
16.06	Property		1	Half Mile Farm	NAP	NAP	NAP
16.07	Property		1	GlenCove Club	NAP	NAP	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	NAP	NAP	NAP	96,618	19,324	32,751	10,917	0
18	Loan	18, 19	1	Hotel ICON - Houston	NAP	NAP	NAP	293,171	41,882	15,563	15,563	1,540,244
19	Loan	1, 7, 12	1	Summit Mall	NAP	NAP	NAP	0	Springing	0	Springing	0
20	Loan	7, 10, 12	1	Mall at Prince George's	NAP	NAP	NAP	710,649	568,441	0	Springing	0
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	NAP	NAP	NAP	994,820	165,803	0	Springing	500,000
22	Loan		1	Shoppes at Westown	NAP	NAP	NAP	137,905	15,323	31,218	4,438	0
23	Loan	15, 19, 21	1	Beltway Marketplace	NAP	NAP	NAP	6,805	11,341	26,672	3,101	0
24	Loan	19, 20	1	Sprayberry Square	NAP	NAP	NAP	196,548	19,655	0	Springing	0
25	Loan		1	North Park Shopping Center	NAP	NAP	NAP	183,478	26,211	14,651	4,884	117,000

A-1-23

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
												18
26	Loan	6, 16	3	3 MHC Portfolio AL & TN				13,308	1,331	1,946	1,946	13,017
26.01	Property		1	Space Force MHC	NAP	NAP	NAP
26.02	Property		1	Cove Lake MHC	NAP	NAP	NAP
26.03	Property		1	Cherokee Sunset MHC	NAP	NAP	NAP
27	Loan	23	1	ONX Briggs & Stratton	NAP	NAP	NAP	0	Springing	0	Springing	0
28	Loan	19	1	Palm Mountain Resort	NAP	NAP	NAP	25,191	25,191	0	Springing	0
29	Loan	6	4	Brightstar 1				11,099	5,550	0	Springing	0
29.01	Property		1	Parkview	NAP	NAP	NAP
29.02	Property		1	Sundale	NAP	NAP	NAP
29.03	Property		1	Hillcrest	NAP	NAP	NAP
29.04	Property		1	Colonial Estates	NAP	NAP	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio				8,223	8,223	0	Springing	0
30.01	Property		1	Enterprise Business Center	NAP	NAP	NAP
30.02	Property		1	Meadowridge Business Center	NAP	NAP	NAP
31	Loan	18, 19, 23	1	465 Columbus	NAP	NAP	NAP	171,673	24,554	29,355	6,118	0
32	Loan	7	1	Sanctuary at Winterlakes	NAP	NAP	NAP	43,819	4,869	199	33	0
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	NAP	44,235	14,744	10,350	3,452	0
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	NAP	0	5,028	0	Springing	0
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio				314,881	44,983	69,044	28,572	50,000
35.01	Property		1	744 West 41st Street	NAP	NAP	NAP
35.02	Property		1	39 NE 1st Avenue	NAP	NAP	NAP
35.03	Property		1	Blue Sapphire	NAP	NAP	NAP
35.04	Property		1	524 West 41st Street	NAP	NAP	NAP
35.05	Property		1	33 NE 1st Street	NAP	NAP	NAP
35.06	Property		1	820 West 41st Street	NAP	NAP	NAP
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio				144,360	20,623	30,197	2,516	35,851
36.01	Property		1	Brookside MHC	NAP	NAP	NAP
36.02	Property		1	Martins MHC	NAP	NAP	NAP
36.03	Property		1	Vienna Estates MHC	NAP	NAP	NAP
36.04	Property		1	Country Manor MHC	NAP	NAP	NAP
36.05	Property		1	Eastland Valley Apts	NAP	NAP	NAP
37	Loan	16, 23	1	At Home Retail Center	NAP	NAP	NAP	49,872	16,624	49,880	3,356	0
38	Loan	6	2	Brightstar 3				4,095	2,047	7,283	728	0
38.01	Property		1	Gaslight	NAP	NAP	NAP
38.02	Property		1	Moores Hill	NAP	NAP	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	NAP	65,749	9,393	0	Springing	0
40	Loan		1	My Place Midland	NAP	NAP	NAP	53,799	6,725	0	Springing	0
41	Loan		1	Weatherbee Townhomes	NAP	NAP	NAP	91,875	15,313	61,522	8,789	0
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	NAP	12,906	4,964	0	Springing	185,000
43	Loan	10	1	Lakeside Estates	NAP	NAP	NAP	44,896	5,979	24,634	3,079	2,250

A-1-24

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
					19	20	18	19	20
1	Loan	1, 7, 19	1	The Assembly	Springing	0	0	Springing	0	0
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	27,236	653,664	0	80,105	1,922,520	0
3	Loan	5, 7, 12, 22, 23	1	111 Congress	8,666	0	0	108,452	0	0
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	127,124	0	0	0	0	0
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	6,788	0	0	13,577	325,000	0
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	2,318	0	0	0	0	0
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	3,514	0	1,500,000	26,354	0	0
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	6,165	0	0	39,279	1,414,044	0
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	13,883	499,798	0	0	0	0
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	56,998	0	0	0	0	0
11	Loan	22	1	3100-3150 Bristol Street	3,001	106,853	500,000	22,261	0	0
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	4,386	0	0	Springing	0	0
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	3,750	0	0	0	0	0
14	Loan		1	Cypress Parc	5,833	0	0	0	0	0
15	Loan	13, 23, 30	1	Pavilions at San Mateo	1,634	0	0	7,815	0	0
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	4.0% of Gross Revenue	0	0	0	0	0
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	15,965	0	0	0	0	645,046
18	Loan	18, 19	1	Hotel ICON - Houston	The greater of (i) 5.0% of the projected Gross Revenue for the Property for the calendar month occurring two months prior to the calendar month of such Payment Date and (ii) the then- current amount required by the Franchise Agreement for Approved Capital Expenditures and the repair and replacement of the FF&E that may be incurred following the origination date	0	0	0	0	0
19	Loan	1, 7, 12	1	Summit Mall	Springing	0	0	43,772	1,050,530	0
20	Loan	7, 10, 12	1	Mall at Prince George's	6,559	0	800,000	74,190	0	0
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	5.0% of Gross Revenue	0	0	0	0	0
22	Loan		1	Shoppes at Westown	1,735	0	150,000	3,337	300,000	0
23	Loan	15, 19, 21	1	Beltway Marketplace	1,485	89,105	750,000	6,750	0	0
24	Loan	19, 20	1	Sprayberry Square	1,600	57,600	500,000	8,000	288,000	80,910
25	Loan		1	North Park Shopping Center	1,793	0	0	7,083	140,000	0

A-1-25

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)
					19	20	18	19	20
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	933	0	0	0	0	0
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	4,911	0	200,000	0	0	0
28	Loan	19	1	Palm Mountain Resort	Springing	0	0	0	0	0
29	Loan	6	4	Brightstar 1	1,058	0	0	0	0	0
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	1,196	0	250,000	Springing	250,000	0
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	1,630	0	0	8,147	0	0
32	Loan	7	1	Sanctuary at Winterlakes	5,917	0	0	0	0	0
33	Loan	2	1	Moove In Self Storage - Scranton	3,125	0	0	1,301	0	0
34	Loan	3, 10	1	Storage Sense Lancaster	517	0	0	0	0	0
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	3,462	0	750,000	6,455	0	0
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	1,392	0	0	0	0	0
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	1,273	0	0	3,393	0	0
38	Loan	6	2	Brightstar 3	571	0	0	0	0	0
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	721	0	0	0	0	0
40	Loan		1	My Place Midland	4.0% of Gross Revenue	0	0	0	0	0
41	Loan		1	Weatherbee Townhomes	1,688	0	0	0	0	0
42	Loan	16, 19	1	Brandon Wood Apartments	2,300	0	0	0	0	0
43	Loan	10	1	Lakeside Estates	333	0	0	0	0	0

A-1-26

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
								18	19
1	Loan	1, 7, 19	1	The Assembly	0	0	0	32,715,353	0
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	0	0	0	4,691,874	Springing
3	Loan	5, 7, 12, 22, 23	1	111 Congress	0	0	0	12,149,633	Springing
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	0	0	0	3,892,500	Springing
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	0	0	406,375	282,063	0
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	0	0	0	0	0
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	0	0	0	724,500	0
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	0	0	0	806,608	16,667
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	0	0	109,422	0	0
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	0	0	70,250	90,000	$90,000; Springing
11	Loan	22	1	3100-3150 Bristol Street	0	0	0	606,202	0
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	0	0	97,125	0	0
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	0	0	5,000	115,397	0
14	Loan		1	Cypress Parc	0	0	50,744	1,000,000	0
15	Loan	13, 23, 30	1	Pavilions at San Mateo	0	0	79,800	1,263,130	0
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	0	0	0	0	Springing
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	Springing	0	0	76,068	Springing
18	Loan	18, 19	1	Hotel ICON - Houston	0	0	11,250	0	0
19	Loan	1, 7, 12	1	Summit Mall	0	0	0	0	0
20	Loan	7, 10, 12	1	Mall at Prince George's	0	0	635,386	2,058,337	0
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	0	0	0	0	Springing
22	Loan		1	Shoppes at Westown	0	0	6,438	0	0
23	Loan	15, 19, 21	1	Beltway Marketplace	0	0	11,456	0	0
24	Loan	19, 20	1	Sprayberry Square	0	0	8,250	82,500	Springing
25	Loan		1	North Park Shopping Center	0	0	0	0	0

A-1-27

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
								18	19
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	0	0	43,200	0	0
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	0	0	3,240	0	0
28	Loan	19	1	Palm Mountain Resort	0	0	0	0	0
29	Loan	6	4	Brightstar 1	0	0	0	0	0
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	0	0	16,000	0	0
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	0	0	0	548,201	4,995
32	Loan	7	1	Sanctuary at Winterlakes	0	0	2,125	59,409	0
33	Loan	2	1	Moove In Self Storage - Scranton	0	0	26,400	0	0
34	Loan	3, 10	1	Storage Sense Lancaster	0	0	10,553	0	0
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	0	0	18,225	629,823	0
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	0	0	120,563	0	0
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	0	0	0	187,600	0
38	Loan	6	2	Brightstar 3	0	0	0	0	0
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	0	0	14,648	0	0
40	Loan		1	My Place Midland	0	0	0	0	Springing
41	Loan		1	Weatherbee Townhomes	0	0	56,250	0	0
42	Loan	16, 19	1	Brandon Wood Apartments	0	0	6,000	0	0
43	Loan	10	1	Lakeside Estates	0	0	0	0	0

A-1-28

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)

1	Loan	1, 7, 19	1	The Assembly	Unfunded Obligations Funds ($17,567,240.23); Free Rent Reserve ($15,148,112.70)	0
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	Outstanding TI/LC Reserve (Upfront: $3,723,954); Gap Rent Reserve (Upfront: $967,920); Anchor Tenant Reserve (Monthly: Springing)	Anchor Tenant Reserve (An amount equal to the product obtained by multiplying (x) $50.00 by (y) the aggregate
						amount of gross leasable square footage of the applicable Anchor Tenant space as of the Closing Date)
3	Loan	5, 7, 12, 22, 23	1	111 Congress	Existing TI/LC (Upfront: $9,153,719); Rent Concession Reserve (Upfront: $2,995,914); Major Tenant Reserve (Monthly: Springing)	0
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	PIP Reserve (Monthly: Springing); Replacement Comfort Letter Reserve (Upfront: $2,500); Seasonality Reserve (Upfront: $3,890,000; Monthly: Springing)	0
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	Landlord Obligations Reserve	0
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street		0
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	Free Rent Reserve ($664,499.54); Outstanding TI Reserve ($60,000)	0
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	Ground Rent Reserve (Upfront: $33,333.33, Monthly: $16,666.67); Rent Concession Reserve (Upfront: $496,881); Outstanding TI/LC Reserve (Upfront: $276,394)	0
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0		0
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	Liquor License Reserve (Upfront: $90,000, Monthly: $90,000); Seasonality Reserve (Monthly: Springing); PIP Reserve (Monthly: Springing)	0
11	Loan	22	1	3100-3150 Bristol Street	Existing TI/LC Reserve ($309,010); Rent Concession Reserve ($297,192)	0
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio		0
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	Force Place Insurance Reserve	0
14	Loan		1	Cypress Parc	Roof Reserve Fund	0
15	Loan	13, 23, 30	1	Pavilions at San Mateo	Outstanding TI/LC Reserve ($877,780); Roof Repair Reserve ($332,739); Free Rent Reserve ($52,611.02)	0
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	Custodial Funds and Hotel Tax Reserve; Refundable Advance Payments Reserve	0
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	Franchise Fee Reserve (Upfront: $76,068.06; Monthly: Springing); PIP Reserve (Monthly: Springing)	0
18	Loan	18, 19	1	Hotel ICON - Houston		0
19	Loan	1, 7, 12	1	Summit Mall		0
20	Loan	7, 10, 12	1	Mall at Prince George's	Unfunded Obligations Reserve	0
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	Custodial Funds and Hotel Tax Reserve; Refundable Advance Payments Reserve	0
22	Loan		1	Shoppes at Westown		0
23	Loan	15, 19, 21	1	Beltway Marketplace		0
24	Loan	19, 20	1	Sprayberry Square	Outstanding TI Reserve (Upfront: $82,500); Major Tenant Reserve (Monthly: Springing)	0
25	Loan		1	North Park Shopping Center		0

A-1-29

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)

26	Loan	6, 16	3	3 MHC Portfolio AL & TN		0
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton		0
28	Loan	19	1	Palm Mountain Resort		0
29	Loan	6	4	Brightstar 1		0
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio		0
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	Specified Rollover Reserve (Upfront: $460,495); Rent Replication Reserve (Upfront: $87,706; Monthly: $4,995)	0
32	Loan	7	1	Sanctuary at Winterlakes	Force Place Insurance Reserve	0
33	Loan	2	1	Moove In Self Storage - Scranton		0
34	Loan	3, 10	1	Storage Sense Lancaster		0
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	Pura Vida Earnout Reserve ($500,000); Pura Vida Rent Reserve ($129,823.36)	0
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio		0
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	Roof Repairs Reserve ($127,600); Salon Lofts Reserve ($60,000)	0
38	Loan	6	2	Brightstar 3		0
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage		0
40	Loan		1	My Place Midland	PIP Reserve; Custodial Funds and Hotel Tax Reserve; Refundable Advance Payments Reserve	0
41	Loan		1	Weatherbee Townhomes		0
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	0
43	Loan	10	1	Lakeside Estates		0
A-1-30

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
					18	18	26
1	Loan	1, 7, 19	1	The Assembly	NAP	NAP	Hard	Springing	Yes	Yes
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	NAP	NAP	Hard	Springing	Yes	No
3	Loan	5, 7, 12, 22, 23	1	111 Congress	NAP	NAP	Hard	Springing	Yes	Yes
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	NAP	NAP	Hard	Springing	Yes	No
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	NAP	NAP	Hard	Springing	Yes	Yes
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	NAP	NAP	Springing	Springing	Yes	No
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	NAP	NAP	Hard	Springing	Yes	Yes
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	NAP	NAP	Hard (Commercial); Soft (Multifamily)	In Place	Yes	Yes
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	NAP	NAP	Springing	Springing	Yes	No
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	NAP	NAP	Hard	Springing	Yes	No
11	Loan	22	1	3100-3150 Bristol Street	NAP	NAP	Soft	Springing	Yes	Yes
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	NAP	NAP	Hard	Springing	Yes	Yes
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	NAP	NAP	Springing	Springing	Yes	No
14	Loan		1	Cypress Parc	NAP	NAP	Soft	Springing	Yes	No
15	Loan	13, 23, 30	1	Pavilions at San Mateo	NAP	NAP	Springing	Springing	Yes	No
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	NAP	NAP	Springing	Springing	Yes	No
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	NAP	NAP	Springing	Springing	Yes	Yes
18	Loan	18, 19	1	Hotel ICON - Houston	NAP	NAP	Hard	Springing	Yes	No
19	Loan	1, 7, 12	1	Summit Mall	NAP	NAP	Hard	Springing	Yes	No
20	Loan	7, 10, 12	1	Mall at Prince George's	NAP	NAP	Hard	Springing	Yes	Yes
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	NAP	NAP	Springing	Springing	Yes	No
22	Loan		1	Shoppes at Westown	NAP	NAP	Springing	Springing	Yes	Yes
23	Loan	15, 19, 21	1	Beltway Marketplace	NAP	NAP	Springing	Springing	Yes	Yes
24	Loan	19, 20	1	Sprayberry Square	NAP	NAP	Hard	Springing	Yes	Yes
25	Loan		1	North Park Shopping Center	NAP	NAP	Springing	Springing	Yes	No

A-1-31

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)
					18	18	26
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	NAP	NAP	Springing	Springing	Yes	No
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	NAP	NAP	Hard	In Place	Yes	Yes
28	Loan	19	1	Palm Mountain Resort	NAP	NAP	Hard	Springing	Yes	No
29	Loan	6	4	Brightstar 1	NAP	NAP	Springing	Springing	Yes	No
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	NAP	NAP	Soft	Springing	Yes	No
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	300,000	$300,000 deposited into the Earnout Reserve to be distributed to the borrower upon certain conditions in the loan agreement	Hard	Springing	Yes	Yes
32	Loan	7	1	Sanctuary at Winterlakes	NAP	NAP	Springing	Springing	Yes	No
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	Springing	Springing	Yes	Yes
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	Springing	Springing	Yes	No
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	NAP	NAP	Hard	Springing	Yes	No
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	NAP	NAP	Springing	Springing	Yes	No
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	NAP	NAP	Hard	Springing	Yes	Yes
38	Loan	6	2	Brightstar 3	NAP	NAP	Springing	Springing	Yes	No
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	Springing	Springing	Yes	No
40	Loan		1	My Place Midland	NAP	NAP	Hard	Springing	Yes	No
41	Loan		1	Weatherbee Townhomes	NAP	NAP	Soft	Springing	Yes	No
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	Springing	Springing	Yes	No
43	Loan	10	1	Lakeside Estates	NAP	NAP	Springing	Springing	Yes	No

A-1-32

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
									9	9				9
1	Loan	1, 7, 19	1	The Assembly	Yes	Yes	97,500,000	74,701,250	443,703	1,022,824	NAP	NAP	172,201,250	1,022,824
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	Yes	Yes	97,000,000	28,000,000	164,656	735,069	NAP	NAP	125,000,000	735,069
3	Loan	5, 7, 12, 22, 23	1	111 Congress	Yes	Yes	80,000,000	56,500,000	340,605	822,879	NAP	NAP	136,500,000	822,879
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	Yes	Yes	54,951,843	23,978,986	154,294	507,885	NAP	NAP	78,930,829	507,885
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	Yes	Yes	49,959,976	19,884,070	134,003	470,693	NAP	NAP	69,844,047	470,693
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	Yes	No	30,000,000	130,000,000	828,398	1,019,567	NAP	NAP	160,000,000	1,019,567
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	Yes	No	30,000,000	89,400,000	449,432	600,248	NAP	NAP	119,400,000	600,248
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	22	1	3100-3150 Bristol Street	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	Yes	No	25,964,668	68,906,235	471,170	648,712	NAP	NAP	94,870,903	648,712
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Cypress Parc	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	Yes	No	20,000,000	115,000,000	688,798	808,589	NAP	NAP	135,000,000	808,589
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	18, 19	1	Hotel ICON - Houston	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	1, 7, 12	1	Summit Mall	Yes	No	17,978,750	51,938,611	376,899	507,364	NAP	NAP	69,917,361	507,364
20	Loan	7, 10, 12	1	Mall at Prince George's	Yes	No	16,944,821	82,730,596	572,129	689,313	NAP	NAP	99,675,416	689,313
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	Yes	No	15,000,000	65,000,000	395,691	487,005	NAP	NAP	80,000,000	487,005
22	Loan		1	Shoppes at Westown	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	15, 19, 21	1	Beltway Marketplace	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19, 20	1	Sprayberry Square	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	North Park Shopping Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)
									9	9				9
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	Palm Mountain Resort	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	6	4	Brightstar 1	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	7	1	Sanctuary at Winterlakes	Yes	No	10,000,000	28,800,000	157,193	211,774	NAP	NAP	38,800,000	211,774
33	Loan	2	1	Moove In Self Storage - Scranton	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	Yes	No	8,500,000	20,000,000	112,035	159,649	NAP	NAP	28,500,000	159,649
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6	2	Brightstar 3	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	My Place Midland	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan		1	Weatherbee Townhomes	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10	1	Lakeside Estates	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-34

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
											9				13	13
1	Loan	1, 7, 19	1	The Assembly	64.0%	1.46	11.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	50.4%	2.63	19.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	5, 7, 12, 22, 23	1	111 Congress	67.2%	2.03	15.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	42.9%	1.94	16.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	61.3%	1.30	11.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	63.0%	1.31	10.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	62.7%	1.54	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	22	1	3100-3150 Bristol Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	54.9%	1.24	10.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14	Loan		1	Cypress Parc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	48.7%	2.35	19.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	18, 19	1	Hotel ICON - Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
19	Loan	1, 7, 12	1	Summit Mall	57.5%	1.93	17.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	7, 10, 12	1	Mall at Prince George's	56.5%	1.70	15.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	64.5%	1.66	13.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan		1	Shoppes at Westown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	15, 19, 21	1	Beltway Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	19, 20	1	Sprayberry Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan		1	North Park Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-35

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
											9				13	13
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	19	1	Palm Mountain Resort	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	6	4	Brightstar 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	7	1	Sanctuary at Winterlakes	68.8%	1.27	8.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	41.1%	1.78	12.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan	6	2	Brightstar 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan		1	My Place Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan		1	Weatherbee Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan	10	1	Lakeside Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-36

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
						24		30
1	Loan	1, 7, 19	1	The Assembly	Brett Michael Lipman and Farshid Steve Shokouhi	Brett Michael Lipman and Farshid Steve Shokouhi	No	No	Acquisition
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	GGP Retail LLC	GGP-TRS L.L.C.	No	No	Refinance
3	Loan	5, 7, 12, 22, 23	1	111 Congress	Canyon Creek Real Estate	John Mawuli Holt, Benjamin Pike Stephens, Justin Wade Prachyl and Canyon Creek Invitation Fund I, LP	No	No	Acquisition
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	Columbia Sussex Corporation	CSC Holdings, LLC	No	No	Refinance
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	GBP Properties	GBP Multi Property Fund 1, L.P.	No	No	Refinance
5.01	Property		1	5050 Westway Park Boulevard
5.02	Property		1	395 S. Industrial Blvd
5.03	Property		1	16100 Dillard Drive
5.04	Property		1	2951 S. Council Road
5.05	Property		1	11050 West Little York Rd
5.06	Property		1	12720 Upland Way
5.07	Property		1	12730 Upland Way
5.08	Property		1	17681 Telge Road
5.09	Property		1	17715 Telge Road
5.10	Property		1	2851 S. Council Road
5.11	Property		1	1902 S. Houston Ave
5.12	Property		1	5816 Hamblen Road
5.13	Property		1	8130 Parkside Avenue
5.14	Property		1	17711 Telge Road
5.15	Property		1	1914 S. Houston Ave
5.16	Property		1	8220 Parkside Avenue
5.17	Property		1	17675 Telge Road
6	Loan	2, 7, 12, 32	1	20 West 47th Street	Yosef Elishayev	Yosef Elishayev	No	No	Refinance
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	Peter Donald Cao	Peter Donald Cao	No	No	Refinance
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	EastBanc, Inc.	Anthony M. Lanier	No	No	Refinance
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	Amsdell Group, LLC	Todd C. Amsdell	No	No	Refinance / Acquisition
9.01	Property		1	New Iberia
9.02	Property		1	Ponte Vedra
9.03	Property		1	Hastings-on-Hudson
9.04	Property		1	Roseville
9.05	Property		1	Neptune
9.06	Property		1	Spring
9.07	Property		1	Gainesville
9.08	Property		1	Hudson Oaks
9.09	Property		1	Marble Falls 2
9.10	Property		1	Mulberry
9.11	Property		1	Marble Falls 1
9.12	Property		1	Sewickley
9.13	Property		1	West Palm Beach 2
9.14	Property		1	Acworth
9.15	Property		1	Smyrna
9.16	Property		1	Gonzales
10	Loan	19, 28, 30	1	Tarrytown House Estate	Joel Yacoob, Sheldon Hoffman and Elliott Katz	Joel Yacoob, Sheldon Hoffman and Elliott Katz	No	Yes	Acquisition
11	Loan	22	1	3100-3150 Bristol Street	MGR Real Estate	Michael G. Rademaker	No	No	Refinance
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	Salumificio Fratelli Beretta S.p.A. and Fratelli Beretta USA, Inc.	Salumificio Fratelli Beretta S.p.A. and Fratelli Beretta USA, Inc.	No	No	Refinance
12.01	Property		1	MO1
12.02	Property		1	MO3
12.03	Property		1	MO2
13	Loan	10	1	Indian River Apartments	Paul R. Steinfurth and Marcia Fordyce	Paul R. Steinfurth and Marcia Fordyce	No	No	Refinance
14	Loan		1	Cypress Parc	Brandon Slater, Mary Lou Roper, Kevin Jenkins, Martin Slater and Michael Guthrie	Brandon Slater, Mary Lou Roper, Kevin Jenkins, Martin Slater and Michael Guthrie	No	No	Refinance
15	Loan	13, 23, 30	1	Pavilions at San Mateo	Sanjiv Chopra, Casey Klajbor, Arvin Taneja and Naresh K. Sawhney	Sanjiv Chopra, Casey Klajbor, Arvin Taneja and Naresh K. Sawhney	No	Yes	Refinance
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	James B. Whitley	JBWLT OEREC, LLC	No	No	Refinance
16.01	Property		1	Old Edwards Inn
16.02	Property		1	Old Edwards Reserve at Lake Keowee
16.03	Property		1	Old Edwards Club
16.04	Property		1	200 Main
16.05	Property		1	Rivet House
16.06	Property		1	Half Mile Farm
16.07	Property		1	GlenCove Club
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	Shakeel Syed	Shakeel Syed	No	No	Refinance
18	Loan	18, 19	1	Hotel ICON - Houston	Westmont Hospitality Group and Bestford Capital	Westplace Modesto Investors, LLC	No	No	Refinance
19	Loan	1, 7, 12	1	Summit Mall	Simon Property Group, L.P.	Simon Property Group, L.P.	No	No	Refinance
20	Loan	7, 10, 12	1	Mall at Prince George's	PREIT Realty, LLC	PREIT Associates, L.P.	No	No	Refinance
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	Mark Goldman and David Lifschitz	The Gehr Group, Inc.	No	No	Refinance
22	Loan		1	Shoppes at Westown	Joanne M. Capano	Joanne M. Capano	No	No	Refinance
23	Loan	15, 19, 21	1	Beltway Marketplace	Ronnie Schwartz and Haskel Iny	Ronnie Schwartz and Haskel Iny	No	No	Refinance
24	Loan	19, 20	1	Sprayberry Square	Adam Ifshin	Adam Ifshin	No	No	Refinance
25	Loan		1	North Park Shopping Center	Anthony Joseph Tarantino	Anthony Joseph Tarantino	No	No	Refinance

A-1-37

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ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose
						24		30
26	Loan	6, 16	3	3 MHC Portfolio AL & TN	Abraham Anderson	Abraham Anderson	No	No	Refinance
26.01	Property		1	Space Force MHC
26.02	Property		1	Cove Lake MHC
26.03	Property		1	Cherokee Sunset MHC
27	Loan	23	1	ONX Briggs & Stratton	Robert J. Trafford	Robert J. Trafford	No	No	Refinance
28	Loan	19	1	Palm Mountain Resort	Wright Hotels, Inc.	Stuart T. Rolfe and Wright Hotels, Inc.	No	No	Refinance
29	Loan	6	4	Brightstar 1	brightSTAR Communities, LLC	Jeffrey M. Zalla	No	No	Refinance
29.01	Property		1	Parkview
29.02	Property		1	Sundale
29.03	Property		1	Hillcrest
29.04	Property		1	Colonial Estates
30	Loan	6	2	North Atlanta Industrial Portfolio	Michael Godin	Michael Godin	No	No	Refinance
30.01	Property		1	Enterprise Business Center
30.02	Property		1	Meadowridge Business Center
31	Loan	18, 19, 23	1	465 Columbus	Robert Friedberg, Mitchell Adelstein and/or Brad Gillman and Kenneth D. Pasternak and/or Adam Altman	Capstone Realty Group Holdings, LLC and KABR Real Estate Investment Partners II, LLC	No	No	Refinance
32	Loan	7	1	Sanctuary at Winterlakes	Paul R. Steinfurth and Marcia Fordyce	Paul R. Steinfurth and Marcia Fordyce	No	No	Refinance
33	Loan	2	1	Moove In Self Storage - Scranton	Investment Real Estate	John H. Gilliland	No	No	Acquisition
34	Loan	3, 10	1	Storage Sense Lancaster	Lawrence Charles Kaplan and George Thacker	Lawrence Charles Kaplan and George Thacker	No	No	Refinance
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	Igal Haimov and Janet Haimov	Igal Haimov and Janet Haimov	No	No	Refinance
35.01	Property		1	744 West 41st Street
35.02	Property		1	39 NE 1st Avenue
35.03	Property		1	Blue Sapphire
35.04	Property		1	524 West 41st Street
35.05	Property		1	33 NE 1st Street
35.06	Property		1	820 West 41st Street
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	Jeffrey Cook	Jeffrey Cook	No	No	Refinance
36.01	Property		1	Brookside MHC
36.02	Property		1	Martins MHC
36.03	Property		1	Vienna Estates MHC
36.04	Property		1	Country Manor MHC
36.05	Property		1	Eastland Valley Apts
37	Loan	16, 23	1	At Home Retail Center	Richard G. Kassis	Richard G. Kassis	No	No	Refinance
38	Loan	6	2	Brightstar 3	brightSTAR Communities, LLC	Jeffrey M. Zalla	No	No	Refinance
38.01	Property		1	Gaslight
38.02	Property		1	Moores Hill
39	Loan	2, 3, 10	1	Cane Island Storage	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	Lawrence Charles Kaplan, George Thacker, Peter J. Veltri and Richard Schontz	No	No	Acquisition
40	Loan		1	My Place Midland	Dustin Campbell	Dustin Campbell	No	No	Refinance
41	Loan		1	Weatherbee Townhomes	Gregg R. Wexler	Gregg R. Wexler	No	No	Refinance
42	Loan	16, 19	1	Brandon Wood Apartments	David Hammond and Ovadya Cweiber	David Hammond and Ovadya Cweiber	No	No	Refinance
43	Loan	10	1	Lakeside Estates	Greg Rumsey, Paul Skyler Liechty, Aziz Samuel Delrahim, American Dream Communities	Paul Skyler Liechty, Aziz Samuel Delrahim and Gregory S. Rumsey	No	No	Refinance

A-1-38

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
					29
1	Loan	1, 7, 19	1	The Assembly	No	172,201,250	134,950,978	0	0	307,152,228	0	264,925,000	8,194,907	34,032,321	0	0	307,152,228	NAP	NAP
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	Yes	125,000,000	52,254,030	0	0	177,254,030	170,607,010	0	1,955,146	4,691,874	0	0	177,254,030	NAP	NAP
3	Loan	5, 7, 12, 22, 23	1	111 Congress	No	136,500,000	76,387,341	0	0	212,887,341	0	198,000,000	2,337,419	12,549,922	0	0	212,887,341	NAP	NAP
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	No	79,000,000	0	0	0	79,000,000	73,888,254	0	318,410	4,020,492	772,843	0	79,000,000	3/31/2044	246.59
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio		50,000,000	0	0	0	50,000,000	30,542,624	0	2,858,412	1,273,273	15,325,690	0	50,000,000	NAP	NAP
5.01	Property		1	5050 Westway Park Boulevard	No													NAP	NAP
5.02	Property		1	395 S. Industrial Blvd	No													NAP	NAP
5.03	Property		1	16100 Dillard Drive	No													NAP	NAP
5.04	Property		1	2951 S. Council Road	No													NAP	NAP
5.05	Property		1	11050 West Little York Rd	No													NAP	NAP
5.06	Property		1	12720 Upland Way	No													NAP	NAP
5.07	Property		1	12730 Upland Way	No													NAP	NAP
5.08	Property		1	17681 Telge Road	No													NAP	NAP
5.09	Property		1	17715 Telge Road	No													NAP	NAP
5.10	Property		1	2851 S. Council Road	No													NAP	NAP
5.11	Property		1	1902 S. Houston Ave	No													NAP	NAP
5.12	Property		1	5816 Hamblen Road	Yes													NAP	NAP
5.13	Property		1	8130 Parkside Avenue	No													NAP	NAP
5.14	Property		1	17711 Telge Road	No													NAP	NAP
5.15	Property		1	1914 S. Houston Ave	No													NAP	NAP
5.16	Property		1	8220 Parkside Avenue	No													NAP	NAP
5.17	Property		1	17675 Telge Road	No													NAP	NAP
6	Loan	2, 7, 12, 32	1	20 West 47th Street	No	69,900,000	63,713	0	0	69,963,713	68,007,366	0	1,500,550	455,797	0	0	69,963,713	NAP	NAP
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	No	35,000,000	0	0	0	35,000,000	31,181,856	0	663,150	2,600,919	554,076	0	35,000,000	NAP	NAP
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	No	160,000,000	1,558,939	0	0	161,558,939	158,626,208	0	1,266,063	1,666,668	0	0	161,558,939	NAP	NAP
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0		119,400,000	13,334,303	0	0	132,734,303	31,315,085	96,556,900	4,172,535	689,783	0	0	132,734,303	NAP	NAP
9.01	Property		1	New Iberia	Yes													NAP	NAP
9.02	Property		1	Ponte Vedra	No													NAP	NAP
9.03	Property		1	Hastings-on-Hudson	No													NAP	NAP
9.04	Property		1	Roseville	No													NAP	NAP
9.05	Property		1	Neptune	No													NAP	NAP
9.06	Property		1	Spring	No													NAP	NAP
9.07	Property		1	Gainesville	No													NAP	NAP
9.08	Property		1	Hudson Oaks	No													NAP	NAP
9.09	Property		1	Marble Falls 2	No													NAP	NAP
9.10	Property		1	Mulberry	No													NAP	NAP
9.11	Property		1	Marble Falls 1	No													NAP	NAP
9.12	Property		1	Sewickley	No													NAP	NAP
9.13	Property		1	West Palm Beach 2	No													NAP	NAP
9.14	Property		1	Acworth	No													NAP	NAP
9.15	Property		1	Smyrna	No													NAP	NAP
9.16	Property		1	Gonzales	No													NAP	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	No	27,250,000	14,349,684	0	0	41,599,684	0	40,000,000	1,241,381	358,303	0	0	41,599,684	NAP	193.46
11	Loan	22	1	3100-3150 Bristol Street	No	26,000,000	400,676	0	0	26,400,676	25,000,280	0	134,194	1,266,202	0	0	26,400,676	NAP	NAP
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio		95,000,000	15,671,347	0	0	110,671,347	108,198,593	0	2,208,594	264,161	0	0	110,671,347	NAP	NAP
12.01	Property		1	MO1	No													NAP	NAP
12.02	Property		1	MO3	No													NAP	NAP
12.03	Property		1	MO2	No													NAP	NAP
13	Loan	10	1	Indian River Apartments	No	21,900,000	0	0	0	21,900,000	17,971,556	0	1,148,507	381,744	2,398,193	0	21,900,000	NAP	NAP
14	Loan		1	Cypress Parc	No	21,000,000	734,889	0	0	21,734,889	14,790,751	0	1,062,441	1,420,207	4,461,491	0	21,734,889	NAP	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	No	20,350,000	0	0	0	20,350,000	13,643,543	0	845,027	1,441,041	4,420,389	0	20,350,000	NAP	NAP
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio														NAP	594.72
16.01	Property		1	Old Edwards Inn	No													NAP	675.12
16.02	Property		1	Old Edwards Reserve at Lake Keowee	No													NAP	NAP
16.03	Property		1	Old Edwards Club	No													NAP	NAP
16.04	Property		1	200 Main	No													NAP	280.11
16.05	Property		1	Rivet House	No													NAP	321.42
16.06	Property		1	Half Mile Farm	No													NAP	486.16
16.07	Property		1	GlenCove Club	No													NAP	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	No													5/18/2053	117.09
18	Loan	18, 19	1	Hotel ICON - Houston	No													10/12/2031	240.31
19	Loan	1, 7, 12	1	Summit Mall	No													NAP	NAP
20	Loan	7, 10, 12	1	Mall at Prince George's	No													NAP	NAP
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	No													1/1/2034	286.05
22	Loan		1	Shoppes at Westown	No													NAP	NAP
23	Loan	15, 19, 21	1	Beltway Marketplace	No													NAP	NAP
24	Loan	19, 20	1	Sprayberry Square	No													NAP	NAP
25	Loan		1	North Park Shopping Center	No													NAP	NAP

A-1-39

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)
					29
26	Loan	6, 16	3	3 MHC Portfolio AL & TN														NAP	NAP
26.01	Property		1	Space Force MHC	No													NAP	NAP
26.02	Property		1	Cove Lake MHC	No													NAP	NAP
26.03	Property		1	Cherokee Sunset MHC	No													NAP	NAP
27	Loan	23	1	ONX Briggs & Stratton	No													NAP	NAP
28	Loan	19	1	Palm Mountain Resort	No													NAP	184.57
29	Loan	6	4	Brightstar 1														NAP	NAP
29.01	Property		1	Parkview	No													NAP	NAP
29.02	Property		1	Sundale	No													NAP	NAP
29.03	Property		1	Hillcrest	No													NAP	NAP
29.04	Property		1	Colonial Estates	No													NAP	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio														NAP	NAP
30.01	Property		1	Enterprise Business Center	No													NAP	NAP
30.02	Property		1	Meadowridge Business Center	No													NAP	NAP
31	Loan	18, 19, 23	1	465 Columbus	No													NAP	NAP
32	Loan	7	1	Sanctuary at Winterlakes	No													NAP	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	No													NAP	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	No													NAP	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio														NAP	NAP
35.01	Property		1	744 West 41st Street	No													NAP	NAP
35.02	Property		1	39 NE 1st Avenue	No													NAP	NAP
35.03	Property		1	Blue Sapphire	No													NAP	NAP
35.04	Property		1	524 West 41st Street	No													NAP	NAP
35.05	Property		1	33 NE 1st Street	No													NAP	NAP
35.06	Property		1	820 West 41st Street	No													NAP	NAP
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio														NAP	NAP
36.01	Property		1	Brookside MHC	No													NAP	NAP
36.02	Property		1	Martins MHC	No													NAP	NAP
36.03	Property		1	Vienna Estates MHC	No													NAP	NAP
36.04	Property		1	Country Manor MHC	No													NAP	NAP
36.05	Property		1	Eastland Valley Apts	No													NAP	NAP
37	Loan	16, 23	1	At Home Retail Center	No													NAP	NAP
38	Loan	6	2	Brightstar 3														NAP	NAP
38.01	Property		1	Gaslight	No													NAP	NAP
38.02	Property		1	Moores Hill	No													NAP	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	No													NAP	NAP
40	Loan		1	My Place Midland	No													11/10/2040	98.98
41	Loan		1	Weatherbee Townhomes	No													NAP	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	No													NAP	NAP
43	Loan	10	1	Lakeside Estates	No													NAP	NAP

A-1-40

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	1, 7, 19	1	The Assembly	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	2, 7, 10, 12, 18, 21, 22, 23, 31	1	Clackamas Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	5, 7, 12, 22, 23	1	111 Congress	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	7, 12, 18, 19, 32	1	Hilton Beachfront Resort & Spa Hilton Head Island	120.54	48.9%	246.59	120.54	48.9%	247.81	115.60	46.6%	229.25	110.62	48.3%
5	Loan	1, 2, 6, 16, 28	17	GBP Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	5050 Westway Park Boulevard	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	395 S. Industrial Blvd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	16100 Dillard Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	2951 S. Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	11050 West Little York Rd	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	12720 Upland Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	12730 Upland Way	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	17681 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.09	Property		1	17715 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.10	Property		1	2851 S. Council Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.11	Property		1	1902 S. Houston Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.12	Property		1	5816 Hamblen Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.13	Property		1	8130 Parkside Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.14	Property		1	17711 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.15	Property		1	1914 S. Houston Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.16	Property		1	8220 Parkside Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.17	Property		1	17675 Telge Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	2, 7, 12, 32	1	20 West 47th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	15, 16, 18, 23, 26	1	7700 Irvine Center Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	7, 12, 19, 22, 23, 32	1	Project Embassy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	6, 7, 12, 29, 31	16	Compass Storage National Portfolio 2.0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	New Iberia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Ponte Vedra	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hastings-on-Hudson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Roseville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Neptune	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	Spring	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.07	Property		1	Gainesville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.08	Property		1	Hudson Oaks	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.09	Property		1	Marble Falls 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.10	Property		1	Mulberry	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.11	Property		1	Marble Falls 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.12	Property		1	Sewickley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.13	Property		1	West Palm Beach 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.14	Property		1	Acworth	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.15	Property		1	Smyrna	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.16	Property		1	Gonzales	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	19, 28, 30	1	Tarrytown House Estate	106.08	54.8%	193.46	106.08	54.8%	198.06	103.50	52.3%	200.74	101.55	50.6%
11	Loan	22	1	3100-3150 Bristol Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	6, 7, 16	3	Fratelli Beretta Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	MO1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	MO3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	MO2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	10	1	Indian River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	Cypress Parc	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	13, 23, 30	1	Pavilions at San Mateo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	2, 5, 6, 7, 16	7	Old Edwards Portfolio	462.96	75.0%	594.72	462.96	75.0%	580.41	456.84	75.8%	NAV	NAV	NAV
16.01	Property		1	Old Edwards Inn	546.27	80.9%	675.12	546.27	80.9%	659.19	538.74	81.7%	NAV	NAV	NAV
16.02	Property		1	Old Edwards Reserve at Lake Keowee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.03	Property		1	Old Edwards Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.04	Property		1	200 Main	174.23	62.2%	280.11	174.23	62.2%	276.20	173.37	62.8%	NAV	NAV	NAV
16.05	Property		1	Rivet House	129.22	40.2%	321.42	129.22	40.2%	307.66	128.66	41.8%	NAV	NAV	NAV
16.06	Property		1	Half Mile Farm	363.89	74.8%	486.16	363.89	74.8%	472.68	357.15	75.6%	NAV	NAV	NAV
16.07	Property		1	GlenCove Club	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	16, 19, 28	1	Cambria Hotel Orlando	88.31	75.4%	117.09	88.31	75.4%	117.75	87.85	74.6%	118.40	85.31	72.1%
18	Loan	18, 19	1	Hotel ICON - Houston	167.27	69.6%	240.31	167.27	69.6%	226.29	164.39	72.6%	224.21	165.79	73.9%
19	Loan	1, 7, 12	1	Summit Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	7, 10, 12	1	Mall at Prince George's	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	2, 7, 14, 16	1	Fairfield Times Square	270.17	94.4%	286.05	270.17	94.4%	283.04	266.67	94.2%	245.96	224.44	91.3%
22	Loan		1	Shoppes at Westown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	15, 19, 21	1	Beltway Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	19, 20	1	Sprayberry Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan		1	North Park Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-41

BBCMS 2026-5C43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

26	Loan	6, 16	3	3 MHC Portfolio AL & TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.01	Property		1	Space Force MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property		1	Cove Lake MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property		1	Cherokee Sunset MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	23	1	ONX Briggs & Stratton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	19	1	Palm Mountain Resort	107.91	58.5%	184.57	107.91	58.5%	178.80	91.57	51.2%	180.08	91.19	50.6%
29	Loan	6	4	Brightstar 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.01	Property		1	Parkview	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.02	Property		1	Sundale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.03	Property		1	Hillcrest	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.04	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	6	2	North Atlanta Industrial Portfolio	NAP	NAP	NAP	NAP		NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Enterprise Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Meadowridge Business Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	18, 19, 23	1	465 Columbus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	7	1	Sanctuary at Winterlakes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	2	1	Moove In Self Storage - Scranton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	3, 10	1	Storage Sense Lancaster	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 4, 6, 7, 16, 23, 31	6	Haimov Miami Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.01	Property		1	744 West 41st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.02	Property		1	39 NE 1st Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.03	Property		1	Blue Sapphire	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.04	Property		1	524 West 41st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.05	Property		1	33 NE 1st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.06	Property		1	820 West 41st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	6, 10, 16, 28	5	Cook MHC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.01	Property		1	Brookside MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.02	Property		1	Martins MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.03	Property		1	Vienna Estates MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.04	Property		1	Country Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.05	Property		1	Eastland Valley Apts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	16, 23	1	At Home Retail Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	6	2	Brightstar 3	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.01	Property		1	Gaslight	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.02	Property		1	Moores Hill	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	2, 3, 10	1	Cane Island Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan		1	My Place Midland	74.85	75.6%	98.29	75.68	77.0%	91.06	75.21	82.6%	84.00	68.16	81.1%
41	Loan		1	Weatherbee Townhomes	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	16, 19	1	Brandon Wood Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	10	1	Lakeside Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
A-1-42

Footnotes to Annex A-1

(1)

“Barclays” denotes Barclays Capital Real Estate Inc. as Mortgage Loan Seller, “BSPRT” denotes BSPRT CMBS Finance, LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “GACC” denotes German American Capital Corporation as Mortgage Loan Seller, “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller, “UBS AG” denotes UBS AG New York Branch as Mortgage Loan Seller, “SGFC” denotes Societe Generale Financial Corporation as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC, “Rialto” denotes RREF V – D Direct Lending Investments, LLC, as Mortgage Loan Seller, and “WFB” denotes Wells Fargo Bank, National Association.

With respect to Loan No. 1, The Assembly, the mortgage loan is part of a whole loan that was co-originated by Barclays and WFB.

With respect to Loan No. 5, GBP Portfolio, the mortgage loan is part of a whole loan was originated by Rialto and Note A-2 was subsequently acquired by Barclays.

With respect to Loan No. 19, Summit Mall, the mortgage loan is part of a whole loan that was co-originated by Natixis and Bank of America, National Association. Natixis is the loan seller for the notes contributed into BBCMS 2026-5C43 Securitization.

(2)

With respect to Loan No. 2, Clackamas Town Center, the mortgaged property consists of 640,836 square feet of collateral space within an approximately 1,415,678 square foot, two-level enclosed super-regional mall. The non-collateral anchors are Macy's and Macy's Home Store (approximately 365,000 square feet in the aggregate), JCPenney (approximately 146,000 square feet) and Dick's Sporting Goods (approximately 60,000 square feet within the former Sears building), and the mall also includes a former Nordstrom building (approximately 119,000 square feet) that has been dark since 2020. None of the non-collateral anchor parcels are owned by the borrower.

With respect to Loan No. 5, GBP Industrial Portfolio, the mortgage loan is secured by 16 industrial and one office properties totaling 325,838 square feet located in the Houston, Texas MSA (14 properties; approximately 66.7% of NRA), Trenton, Georgia (Chattanooga MSA; one property; approximately 18.4% of NRA) and Oklahoma City, Oklahoma (two properties; approximately 14.9% of NRA).

With respect to Loan No. 6, 20 West 47th Street, the mortgaged property consists of 17,669 square feet of retail space (12.7% of NRA and 34.4% of underwritten base rent), 113,494 square feet of office space (81.6% of NRA and 63.1% of underwritten base rent), and 5,426 square feet of storage space (3.9% of NRA and 2.5% of underwritten base rent). Additionally, 2,489 square feet (1.8% of NRA) include a management office, a shared tenant amenity space, and a non-income generating storage space for which no rent is attributable.

With respect to Loan No. 16, Old Edwards Portfolio, the mortgaged properties consist of four full-service hospitality assets and three golf course properties. The hospitality assets include: (i) the Old Edwards Inn mortgaged property, comprising 84 rooms and contributing approximately 47.3% of underwritten net cash flow ("UW NCF"); (ii) the Half Mile Farm mortgaged property, comprising 26 rooms and contributing approximately 1.2% of UW NCF; (iii) the 200 Main mortgaged property, comprising 69 rooms and contributing approximately 8.0% of UW NCF; and (iv) the Rivet House mortgaged property, comprising 50 rooms and contributing approximately 5.6% of UW NCF. The golf course properties include: (i) the Old Edwards Club mortgaged property, featuring an 18-hole golf course and contributing approximately 17.8% of UW NCF; (ii) the GlenCove Club mortgaged property, featuring a 12-hole golf course and contributing approximately 1.3% of UW NCF; and (iii) the Old Edwards Reserve at Lake Keowee mortgaged property, featuring an 18-hole golf course and contributing approximately 18.8% of UW NCF. Current Occupancy and all value-per-room metrics are based on the portfolio's aggregate room count of 229 rooms.

With respect to Loan No. 21, Fairfield Times Square, the mortgaged property shares a rooftop space with the adjacent, borrower sponsor-owned hotel, which is controlled and operated by the fee owner borrower and borrower sponsor. At the origination of the mortgage loan, the leasehold borrower entered into a new lease with an affiliated entity for such rooftop space for a term of 10 years at an annual rent equal to the greater of (i) actual revenue received and (ii) $500,000. The rooftop space is operated as a rooftop bar pursuant to a lease with an affiliate of the borrower.

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With respect to Loan No. 33, Moove In Self Storage - Scranton, the related Mortgaged Property is comprised of (i) 65,620 square feet of self-storage space representing (67.8% of the net rentable area), (ii) 31,224 square feet of retail space (32.2% of the net rentable area), and (iii) a leased parking area.

With respect to Loan No. 35, Haimov Miami Portfolio, the mortgaged properties consist of retail and office uses. Approximately 60.9% of underwritten base rent is retail space and the remaining 39.1% of underwritten base rent is office space.

With respect to Loan No. 39, Cane Island Storage, the mortgaged property is comprised of 43,000 square feet of self-storage space across 303 units representing 55.8% of rent, 73,111 square feet of RV storage space across 120 units representing 44.2% of rent at the property.

(3)

Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 34, Storage Sense Lancaster, the mortgaged property is comprised of 62,030 square feet of space or 606 self-storage units, which includes no parking units.

With respect to Loan No. 39, Cane Island Storage, the mortgaged property is comprised of 116,111 square feet of space or 423 self-storage units, which includes 120 RV parking units.

(4)

In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues Lease Expirations and Terminations—Other” in the preliminary prospectus.

With respect to Loan No. 35, Haimov Miami Portfolio, the Second Largest Tenant at the 744 West 41st Street mortgaged property, PVM 41st Street MB LLC (Pura Vida), is currently building out its space and according to the borrower sponsors, is expected to open by the third quarter of 2026. At origination, the borrower was required to escrow a Pura Vida Earnout Reserve equal to $500,000, which reserve will be held as additional collateral for the whole loan until such time that, among other things, Pura Vida is in occupancy, open for business and paying rent. Additionally, the borrower was required to escrow a Pura Vida Rent Reserve equal to $129,823.36.

(5)

With respect to all mortgage loans, with the exceptions of the mortgage loans identified in “Description of the Mortgage Pool—Definitions” in the preliminary prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 3, 111 Congress, the Appraised Value represents the “Hypothetical Market Value – Excluding Release Area and As-If Funded” value as of April 7, 2026 of $203,000,000, which assumes (i) the exclusion of the non-income producing surface parking area permitted to be released under the Mortgage Loan documents and (ii) that the outstanding reserves as of the date of valuation for tenant improvement, leasing commission and free rent obligations of approximately $13,565,454 are reserved with the lender, resulting in a Cut-off Date LTV and Maturity Date LTV of 67.2% and 67.2%, respectively. The loan documents required the borrower to deposit $9,153,719 into an existing tenant improvement and leasing commission reserve and $2,995,914 into a rent concession reserve at origination. The "As-Is" Appraised Value as of April 7, 2026 is $201,100,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.9% and 67.9%, respectively.

With respect to Loan No. 16, Old Edwards Portfolio, the “As Portfolio” Appraised Value of $277,000,000 as of May 27, 2026, represents the “As Is Appraised Value ($)” of $276,900,000 in addition to a 0.04% portfolio benefit. The “As Is Appraised Value ($)” is sum of the Appraised Values of: (i) the Rivet House mortgaged

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property’s appraised value of $18,200,000 as of May 27, 2026, (ii) the Old Edwards Reserve at Lake Keowee mortgaged property’s appraised value of $56,700,000 as of May 27, 2026, and (iii) the Old Edwards Inn, Half Mile Farm, 200 Main, Old Edwards Club, and GlenCove Club mortgaged properties’ cumulative Appraised Value of $202,000,000 as of May 15, 2026. The individual appraised values for the Old Edwards Inn, Half Mile Farm, 200 Main, Old Edwards Club, and GlenCove Club mortgaged properties were calculated by the lender based on cap rates to the respective underwritten net cash flow for each mortgaged property resulting in the following approximate rounded appraised values: (a) $143,862,140 for the Old Edwards Inn mortgaged property (7.50% cap rate), (b) $21,366,390 for the 200 Main mortgaged property (8.50% cap rate), (c) $3,265,800 for the Half Mile Farm mortgaged property (8.50% cap rate), (d) $31,267,440 for the Old Edwards Club mortgaged property (13.00% cap rate) and (e) $2,238,230 for the GlenCove Club mortgaged property (13.00% cap rate).

(6)

For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity / ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

● Loan No. 5, GBP Industrial Portfolio

● Loan No. 9, Compass Storage National Portfolio 2.0

● Loan No. 12, Fratelli Beretta Industrial Portfolio

● Loan No. 16, Old Edwards Portfolio

● Loan No. 26, 3 MHC Portfolio AL & TN

● Loan No. 29, Brightstar 1

● Loan No. 30, North Atlanta Industrial Portfolio

● Loan No. 35, Haimov Miami Portfolio

● Loan No. 36, Cook MHC Portfolio

● Loan No. 38, Brightstar 3

(7)

The Original Balance ($), Cut-off Date Balance ($) and Maturity/ARD Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the chart titled “Whole Loan Control Notes and Non-Control Notes” in “Description of the Mortgage Pool—The Whole Loans” in the preliminary prospectus.

● Loan No. 1, The Assembly

● Loan No. 2, Clackamas Town Center

● Loan No. 3, 111 Congress

● Loan No. 4, Hilton Beachfront Resort & Spa Hilton Head Island

● Loan No. 6, 20 West 47th Street

● Loan No. 8, Project Embassy

● Loan No. 9, Compass Storage National Portfolio 2.0

● Loan No. 12, Fratelli Beretta Industrial Portfolio

● Loan No. 16, Old Edwards Portfolio

● Loan No. 19, Summit Mall

● Loan No. 20, Mall at Prince George’s

● Loan No. 21, Fairfield Times Square

● Loan No. 32, Sanctuary at Winterlakes

● Loan No. 35, Haimov Miami Portfolio

(8)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.
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(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)

With respect to Loan No. 2, Clackamas Town Center, a Grace Period – Late (Days) of five days is permitted once during the loan term.

With respect to Loan No. 13, Indian River Apartments, a Grace Period – Late (Days) of five days is permitted.

With respect to Loan No. 20, Mall at Prince George’s, a Grace – Late (Days) of five days is permitted.

With respect to Loan No. 34, Storage Sense Lancaster, a Grace Period – Default (Days) of five days is permitted.

With respect to Loan No. 36, Cook MHC Portfolio, a Grace Period – Late (Days) of five days is permitted.

With respect to Loan No. 39, Cane Island Storage, a Grace Period – Default (Days) of five days is permitted.

With respect to Loan No. 43, Lakeside Estates, a Grace Period – Late (Days) of five days is permitted.

(11)	Intentionally left blank.

(12)

The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in the preliminary prospectus.

With respect to Loan No. 3, 111 Congress, the mortgage loan may be prepaid in full at borrower’s election after the loan origination date (i.e. no lockout period) with the payment of a yield maintenance premium. The 111 Congress mortgage loan is subject to a defeasance lockout period ending on the earliest to occur of (i) September 11, 2029 and (ii) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. Thereafter, at the borrower’s election, the 111 Congress mortgage loan may be defeased or prepaid together with a yield maintenance premium. Voluntary prepayment in full is permitted without penalty during the three months prior to the maturity date. The assumed defeasance lockout period of 26 payments is based on the anticipated closing of the BBCMS 2026-5C43 securitization trust in October 2026, the actual lockout period may be longer.

With respect to Loan No. 4, Hilton Beachfront Resort & Spa Hilton Head Island, defeasance of the mortgage loan in whole (but not in part) is permitted at any time after the date that is the earlier to occur of (i) October 11, 2029, and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization trust in October 2026. The actual defeasance lockout period may be longer.

With respect to Loan No. 6, 20 West 47th Street, defeasance of the 20 West 47th Street whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 20 West 47th Street Whole Loan to be securitized and (b) September 2, 2029. The assumed defeasance lockout period of 25 payments is based on the

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anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual lockout period may be longer.

With respect to Loan No. 8, Project Embassy, the borrower may prepay the Project Embassy Whole Loan in whole or in part at any time on or after September 11, 2027, together with a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Project Embassy Whole Loan being prepaid and (y) a yield maintenance premium, in each case calculated from the prepayment date through the Open Period Start Date. In addition, defeasance of the Project Embassy Whole Loan in whole (but not in part) is permitted at any time after the date that is the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2029. The assumed defeasance lockout period of 35 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual defeasance lockout period may be longer.

With respect to Loan No. 9, Compass Storage National Portfolio 2.0, defeasance of the Compass Storage National Portfolio 2.0 whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Compass Storage National Portfolio 2.0 whole loan to be securitized and (b) August 19, 2030. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual lockout period may be longer.

With respect to Loan No. 19, Summit Mall, defeasance of the Summit Mall whole loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) September 1, 2029. The assumed lockout of 25 payments is based on the expected BBCMS 2026-5C43 securitization closing date in October 2026. The actual lockout period may be longer.

With respect to Loan No. 20, Mall at Prince George’s, defeasance of the Mall at Prince George’s whole loan is permitted at any time on and after the first payment date after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) on or after the monthly payment date occurring in June 2029. The assumed defeasance lockout period of 29 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization trust in October 2026. The actual defeasance lockout period may be longer.

(13)

Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness,” “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 15, Pavilions at San Mateo, the borrower will have the right to obtain mezzanine financing from an approved mezzanine lender, subject to various conditions including, among others, that the mezzanine financing (i) is made after the date which is two years following the date on which a securitization of the mortgage loan has occurred, (ii) will be in an amount that when added to the mortgage loan will result (x) in a combined loan-to-value of no more than 71.7%, (y) in a combined debt yield of no less than 9.03%, and (z) in a combined debt service coverage ratio of no less than 1.30x, (iii) is secured by a pledge of the ownership interests in the borrower and (iv) has a term that is coterminous with, or have a term that extends beyond the term of the mortgage loan.

(14)

The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the Origination Date during the term of the mortgage loan.

With respect to Loan No. 21, Fairfield Times Square, the increase in Underwritten Net Operating Income ($) from Most Recent NOI ($) is primarily attributable to the fee and leasehold interests becoming unified under common ownership at the origination of the mortgage loan with both entities as co-borrowers, effectively collapsing the existing related-party ground lease payments.

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(15)

In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 7, 7700 Irvine Center Drive, a $150,000 credit to tenant improvements and leasing commissions has been underwritten, reflecting 1/10th of the $1,500,000 upfront TI/LC deposit at origination.

With respect to Loan No. 23, Beltway Marketplace, a credit for the upfront $750,000 tenant improvement and leasing commissions escrow was underwritten, resulting in $0 Underwritten TI / LC ($).

(16)

With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 5, GBP Industrial Portfolio, historical financial information has been adjusted to exclude non-recurring and pass-through entity-level expenses (including accounting, banking and professional fees and prior-year real estate taxes). Other income in the historical periods, which consisted of a one-time $35,000 lease cancellation fee at the 17675 Telge Road mortgaged property, late fees and interest income, was not underwritten.

With respect to Loan No. 7, 7700 Irvine Center Drive, the Fourth Most Recent cash flows were not available as they were not required by the lender.

With respect to Loan No. 12, Fratelli Beretta Industrial Portfolio, historical financial information is not available because at origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the single tenant signed a new 15-year triple net lease.

With respect to Loan No. 16, Old Edwards Portfolio, historical financial information for the mortgaged properties is not available. According to the borrower, the prior ownership group did not maintain financial records utilizing traditional hotel accounting practices and the operating results included collateral and non-collateral assets.

With respect to Loan No. 17, Cambria Hotel Orlando, the Fourth Most Recent cash flows were not available because the mortgaged property was constructed in 2023 and subsequently leased up.

With respect to Loan No. 21, Fairfield Times Square, the Most Recent operating history is based on actual performance at the mortgaged property from June 2025 through March 2026, and forecasted property performance from April 2026 through May 2026.

With respect to Loan No. 26, 3 MHC Portfolio AL & TN, the Fourth Most Recent cash flows were not available as they were not required by the lender.

With respect to Loan No. 35, Haimov Miami Portfolio, historical financial information prior to the most recent period does not include operations from the Blue Sapphire mortgaged property as the borrower sponsors acquired the Blue Sapphire property in February 2025.

With respect to Loan No. 36, Cook MHC Portfolio, the Fourth Most Recent cash flows were not available as they were not required by the lender.

With respect to Loan No. 37, At Home Retail Center, some historical information is not available as the mortgaged property was acquired by the related borrower sponsor in March 2025.

With respect to Loan No. 42, Brandon Wood Apartments, historical financial information prior to the most recent period is not available as the mortgaged property was acquired by the borrower sponsor in March 2025.

(17)	Intentionally left blank.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

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With respect to Loan No. 2, Clackamas Town Center, at origination of the mortgage loan, the borrower deposited (i) $3,723,954 into an unfunded obligations reserve for outstanding tenant improvement allowances, leasing commissions and rent abatements, including with respect to HK Café (approximately $1.9 million), Happy Lamb Hot Pot ($875,530), Shiekh ($350,000) and Miss A ($250,000), and (ii) $967,920 into a gap rent reserve with respect to D&D Luxe Jewelers, Perfumania, Miss A, Happy Lamb Hot Pot and HK Café.

With respect to Loan No. 4, Hilton Beachfront Resort & Spa Hilton Head Island, the borrower was required to make an upfront deposit of $3,890,000 to the seasonality reserve (the “Seasonality Reserve Annual Balance”) and is required, on each monthly payment date occurring in May through September, to deposit an amount equal to 1/5 of the Seasonality Reserve Annual Balance to the extent the reserve balance is less than the Seasonality Reserve Annual Balance.

With respect to Loan No. 7, 7700 Irvine Center Drive, at origination of the mortgage loan, the borrower deposited (i) $1,500,000 into a rollover reserve for general tenant improvement and leasing commission obligations, (ii) $60,000 into an outstanding TI reserve for outstanding tenant improvement and leasing commission obligations with respect to the Texas Instruments tenant and (iii) $664,499.54 into a free rent reserve to cover free rent, gap rent and rent abatements for certain tenants.

With respect to Loan No. 18, Hotel ICON - Houston, at origination, the lender escrowed $1,540,244 into an upfront FF&E reserve to fund approved budgeted items and other expenses approved by the lender in its reasonable discretion. There is no franchise required renovation or PIP work for the hotel at origination.

With respect to Loan No. 31, 465 Columbus, at origination of the mortgage loan, the borrower deposited $300,000 into an earnout reserve. The lender will release the funds in the earnout reserve upon borrower request, provided that, at such time, among other things, the debt yield is not less than 11.51%. Net of the $300,000 earnout reserve, the adjusted Loan Per Unit ($), Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), and Underwritten NCF Debt Yield (%) are $104.19, 1.44x, 1.36x, 11.9%, and 11.2% respectively. If the borrower fails to satisfy the conditions to release the earnout reserve by July 30, 2028, the funds in the earnout reserve will be applied to pay down the mortgage loan.

(19)

Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, The Assembly, on each monthly payment date during the continuance of a Cash Trap Event Period, the borrower is required to deposit an amount equal to $40,954.83 into the TI/LC reserve.

With respect to Loan No. 1, The Assembly, on each monthly payment date during the continuance of a Cash Trap Event Period, the borrower is required to deposit an amount equal to the lesser of (a) $4,095.48 and (b) the amount needed to cause the replacement reserve account to contain $98,291.60 into the replacement reserve.

With respect to Loan No. 4, Hilton Beachfront Resort & Spa Hilton Head Island, the borrower is required to make monthly deposits into the FF&E reserve in an amount equal to the then-applicable FF&E reserve monthly deposit, initially $127,124, which is subject to adjustment by the lender. The required monthly deposit must at all times be equal to the greater of (i) the then-existing FF&E reserve monthly deposit and (ii) the greater of (a) 1/12 of 4.0% of the underwritten revenue for the prior fiscal year and (b) the amount required pursuant to the terms of the franchise agreement.

With respect to Loan No. 4, Hilton Beachfront Resort & Spa Hilton Head Island, the borrower was required to make an upfront deposit of $3,890,000 to the seasonality reserve (the “Seasonality Reserve Annual Balance”) and is required, on each monthly payment date occurring in May through September, to deposit an amount equal to 1/5 of the Seasonality Reserve Annual Balance to the extent the reserve balance is less than the Seasonality Reserve Annual Balance.

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With respect to Loan No. 8, Project Embassy, the borrower is required to make monthly deposits to the leasing reserve of 1/12 of an amount equal to $2.50 per square foot of office space and $1.50 per square foot of retail space; provided, however, no such deposit is required once Samsung has exercised its renewal option and the balance of the reserve equals or exceeds the aggregate total of 36 monthly leasing reserve deposits.

With respect to Loan No. 10, Tarrytown House Estate, the borrower is required to deposit into an eligible account held by the lender or servicer on each monthly payment date, the FF&E Reserve Monthly Deposit, in an amount equal to the greater of (i) the FF&E Payment and (ii) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement. No franchise agreement is in effect as of the origination date. The “FF&E Payment” means, with respect to the corresponding monthly payment date, an amount equal to 1/12th of 4% of the annual gross revenues for the hotel related operations at the mortgaged property for the immediately preceding calendar year, as reasonably determined by the lender. The initial monthly FF&E Payment was determined to be approximately $56,997.90.

With respect to Loan No. 10, Tarrytown House Estate, Monthly Other Reserves consists of $90,000 for the initial five monthly payment dates for the liquor license reserve until a temporary liquor license is issued to the Tarrytown operating lessee. A temporary liquor license has been issued to the Tarrytown operating lessee and accordingly it is anticipated that the initial liquor license reserve will be disbursed to the borrower, and further deposits to such reserve will not be required.

(19)

With respect to Loan No. 10, Tarrytown House Estate, Monthly Other Reserves consists of a Seasonality Reserve which requires deposits in the months of May through November, during 2026 in the amount of $375,000 monthly and thereafter in an amount equal to the quotient obtained on the Monthly Payment Date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the negative monthly amounts occurring in the months of January, February, March, April and December (inclusive) immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the negative monthly amounts projected in the months of January, February, March, April and December (inclusive) immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are then on deposit in the seasonality reserve account, by (B) seven (7).

With respect to Loan No. 10, Tarrytown House Estate, the borrower is required to deposit into a property improvement plan (“PIP”) reserve an amount equal to 115% of the costs of the related PIP work as estimated by the lender in its reasonable discretion (A) in the case of any new franchise agreement, on or prior to the date such franchise agreement is executed and delivered and (B) in the case of any then- existing or renewal franchise agreement, prior to the effective date that any PIP is imposed. As of the origination date, there is no franchise agreement in place.

With respect to Loan No. 17, Cambria Hotel Orlando, on each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the greater of (a) four percent of the projected annual gross income from operations of the mortgaged property as set forth in an approved annual budget and (b) the amount required by franchisor pursuant to the franchise agreement for capital expenditures, initially $15,964.67. The monthly deposits for capital expenditure are not permitted to be less than $15,964.67 at any time.

With respect to Loan No. 17, Cambria Hotel Orlando, if the balance of a debt service reserve is less than $645,046, the borrowers are required to deposit an amount such that the balance of the debt service reserve on deposit is equal to $645,046.

With respect to Loan No. 17, Cambria Hotel Orlando, if the balance of the franchise fee reserve is less than $76,068.06, the borrowers are required to deposit an amount such that the balance of the franchise fee reserve on deposit is no less than $76,068.06.

With respect to Loan No. 17, Cambria Hotel Orlando, the borrowers are required to deposit the costs of any PIP that may be required under the Franchise Agreement into a PIP reserve.

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With respect to Loan No. 18, Hotel ICON - Houston, on each monthly payment date the related borrower sponsor is required to deposit into the FF&E reserve account the greater of (i) 5.0% of the projected gross revenue for the Mortgaged Property for the calendar month occurring two months prior to the calendar month of such payment date and (ii) then-current amount required by the franchise agreement for approved capital expenditures and the repair and replacement of the FF&E that may be incurred following the origination date.

(19)

With respect to Loan No. 23, Beltway Marketplace, on each monthly payment date, the borrower is required to deposit with the lender an amount equal to $6,750 to pay for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower after the origination date. The amount of the rollover funds on deposit in the rollover account, net of any outstanding disbursement requests therefrom, will not exceed (a) prior to the date that all of the aggregate on-deposit leasing funds reset conditions related to the lease extensions for the Largest Tenant, Grocery Outlet, Inc, the Second Largest Tenant, Goodwill Industries of Nevada, and the Third Largest Tenant, Chuck E. Cheese, have been satisfied as determined by the lender (the “Aggregate On-Deposit Leasing Funds Reset Date”), $750,000, and (b) on and after the Aggregate On-Deposit Leasing Funds Reset Date, $250,000 (the “Aggregate On-Deposit Leasing Funds Cap”). For the avoidance of doubt, the Aggregate On-Deposit Leasing Funds Cap is an aggregate cap for both the rollover account and the material tenant account, collectively, and not intended to provide a separate cap of each.

With respect to Loan No. 23, Beltway Marketplace, on each monthly payment date during a material tenant trigger event period, the borrower is required to deposit with the lender all material tenant trigger event excess cash for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases. The amount of the material tenant funds on deposit in the material tenant account, net of any outstanding disbursement requests therefrom, will not exceed the Aggregate On-Deposit Leasing Funds Cap.

With respect to Loan No. 24, Sprayberry Square, on each payment date during the occurrence of a major tenant trigger event, the borrower is required to deposit all excess cash flow in the cash management account into the major tenant reserve account. A major tenant trigger event means the occurrence of any of the following: (i) the failure of the borrower to deliver satisfactory evidence of the renewal of the L.A. Fitness International, LLC lease, (ii) L.A. Fitness International, LLC gives notice of its intent to terminate or not renew its lease, (iii) L.A. Fitness International, LLC goes dark, vacant or abandons all or any material portion of its premises at the mortgaged property, (iv) L.A. Fitness International, LLC or its parent company or the guarantor of its lease becomes insolvent or a debtor in any bankruptcy, (v) L.A. Fitness International, LLC defaults under the terms of its lease.

With respect to Loan No. 28, Palm Mountain Resort, the loan agreement requires that after an event of default or during a cash trap event period, the borrower transfer or cause to be transferred $18,644 monthly to a replacement fund held and controlled by the property manager for FF&E type expenses so long as no event of default and/or cash trap event period has occurred and is continuing.

With respect to Loan No. 31, 465 Columbus, at origination of the mortgage loan, the borrower deposited $210,495 into a reserve for an outstanding tenant improvement allowance owed to Northwell Health Systems with respect to its existing space and $250,000 into a reserve for an outstanding tenant improvement allowance owed to the NYC Dept of Env Protection. In addition, the borrower deposited $87,706 into a free rent reserve, which is expected to cover approximately 2.5 months of free rent due to Northwell Health Systems from March 2027 through May 2027. The borrower is also required to make monthly deposits of $4,995 during the first 18 months of the mortgage loan term, beginning with the September 2026 payment date and continuing through the February 2028 payment date, which amounts are expected to cover approximately $89,917 of additional free rent due to Northwell Health Systems beginning in March 2028 through May 2028. In addition, the borrower is required to make monthly deposits of $8,147 during the loan term to fund future tenant improvements and leasing commissions and an additional $21,852 per month during the first six months of the mortgage loan term, beginning with the September 2026 payment date and continuing through the February 2027 payment date, to cover the remaining portion of the Northwell Health Systems leasing commission.

With respect to Loan No. 42, Brandon Wood Apartments, in connection with the satisfaction of the Unit Conversion Condition (as defined below), the borrower is required to deposit cash with the lender in an amount

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(19)	equal to 125.0% of the cost estimated by the lender to effectuate the unit conversion and complete the unit conversion work (the “Unit Conversion Funds”) in accordance with the Unit Conversion Documents (as defined below). If at any time the lender reasonably determines that the Unit Conversion Funds will not be sufficient to pay for the unit conversion work, the lender is required to notify the borrower of such determination and the borrower is required to promptly deposit additional cash with the lender in the amount that the lender estimates is sufficient to make up the deficiency in the Unit Conversion Funds and, if reasonably determined by the lender, deliver to the lender any additional documentation, such as an amendment to the unit conversion completion guaranty. The Unit Conversion Condition means: (i) no cash management trigger event has occurred or is continuing under the loan documents; (ii) the borrower has delivered to the lender all plans and specifications, the budget, a schedule of the timeline to complete the unit conversion and the unit conversion work, and contracts with contractors, subcontractors and materialmen engaged in connection with the unit conversion and related unit conversion work, accompanied by an officer’s certificate stating that such items are true, correct and complete; (iii) the lender and, if the lender in good faith determines the need to engage an independent architect or engineer on its behalf, as selected by the lender, such architect or engineer, has reviewed and approved all plans and specifications, the budget, a schedule of the timeline to complete the unit conversion and the unit conversion work, and contracts with contractors, subcontractors and materialmen engaged in connection with the unit conversion and related unit conversion work (upon the lender’s approval thereof, collectively, the “Unit Conversion Documents”); (iv) the lender receives copies of all applicable permits and approvals required by legal requirements, including evidence reasonably satisfactory to the lender that the unit conversion (including the converted units) and unit conversion work will comply with all legal requirements, including applicable zoning codes and ordinances, accompanied by an officer’s certificate certifying that such permits and approvals required by legal requirements are true, correct and complete and that the unit conversion work will comply with all legal requirements; (v) the borrower has deposited cash with the lender in the amount of the Unit Conversion Funds, based on an architect’s or engineer’s letter, the form and substance of which, and the issuer thereof, will be reasonably satisfactory to the lender; (vi) the lender has determined that the unit conversion and unit conversion work will not reasonably be expected to have a material adverse effect; (vii) the borrower has duly executed and delivered to the lender the unit conversion completion guaranty, together with, if required by the lender, a rating agency confirmation; (viii) receipt by the lender of such other evidence as the lender may reasonably require to confirm that the Unit Conversion Condition has been satisfied; (ix) payment by the borrower of all reasonable out-of-pocket expenses incurred by the lender, its consultant or its legal counsel in connection with the unit conversion and the unit conversion work; and (x) any other terms and conditions reasonably required by the lender.

(20)

Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 24, Sprayberry Square, the replacement reserve account is subject to a $57,600 cap (the “Replacement Reserve Cap”). On each monthly payment date, the borrower will be required to deposit the lesser of (x) $1,600 or (y) an amount necessary to raise the balance of the replacement reserve to the Replacement Reserve Cap for replacements and repairs required to be made to the mortgaged property during the calendar year.

With respect to Loan No. 24, Sprayberry Square, at origination, the borrower deposited $500,000 into a TI/LC reserve. The TI/LC replacement reserve account is subject to a $288,000 cap (the “TI/LC Reserve Cap”) exclusive of the upfront TI/LC deposit. On each monthly payment date, the borrower will be required to deposit the lesser of (x) $8,000 or (y) an amount necessary to raise the balance of the replacement reserve to the TI/LC Reserve Cap for future tenant improvement and leasing commission costs related to future re-tenanting of the mortgage property.

(21)

In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

With respect to Loan No. 2, Clackamas Town Center, the Second Largest Tenant, REI, leases two spaces at the mortgaged property under separate leases: 28,993 square feet (lease expiration February 28, 2033) and 16,113

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square feet operated as REI Re/Supply (lease expiration September 30, 2028), totaling 45,106 square feet (approximately 7.0% of NRA) in the aggregate.

With respect to Loan No. 23, Beltway Marketplace, the Largest Tenant, Grocery Outlet, Inc, and Third Largest Tenant, Chuck E. Cheese, collectively totaling approximately 43.2% of NRA, have exclusive use provisions in their leases that permit rent abatement and/or lease termination following certain uncured exclusivity violations.

(22)

With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

With respect to Loan No. 2, Clackamas Town Center, the Fourth Largest Tenant, Urban Planet (32,739 square feet; approximately 5.1% of NRA), which backfilled the former Forever 21 space, pays percentage rent in lieu of base rent equal to 16% of its sales. Underwritten rent for Urban Planet of $634,928 is based on trailing twelve-month sales. Three additional in-line tenants (Express, Icing and Claire's, totaling 7,009 square feet) also pay percentage rent in lieu of base rent.

With respect to Loan No. 3, 111 Congress, the rent for the Second Largest Tenant, Wells Fargo Bank, N.A., was underwritten with straight-line rent averaging through the earlier of loan maturity or the tenant’s lease expiration date.

With respect to Loan No. 3, 111 Congress, KPMG LLP, the Fifth Largest Tenant at the Mortgaged Property, has abated rent and tenant reimbursements for the period from September 2026 through July 2027 in the aggregate amount of $1,624,713 which was required to be reserved at origination.

With respect to Loan No. 8, Project Embassy, there is a rent concession reserve for related abatement amounts for the following tenants: (i) the Largest Tenant, Fresh Space of Capitol Hill (The Yard) beginning in September 2026 through December 2026 and (ii) the Fifth Largest Tenant, F.I.R.E. for December 2026.

With respect to Loan No. 11, 3100-3150 Bristol Street, SOFG Design Services CA LLC, the Third Largest Tenant at the Mortgaged Property, has listed for sublease 4,758 SF of its 9,372 SF leased premises, and such listed space has been underwritten as vacant.

With respect to Loan No. 11, 3100-3150 Bristol Street, (i) the Fourth Largest Tenant at the Mortgaged Property, Robert E. Harris Insurance Agent, has abated rent for October 2026, October 2027, and October 2028 and (ii) the Fifth Largest Tenant at the Mortgaged Property, Flexpoint Inc, has abated rent for January 2027 and January 2028, each of which was reserved for at origination.

(23)

The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, 111 Congress, (a) Husch Blackwell LLP, the Third Largest Tenant at the Mortgaged Property, has the right to terminate its lease, as follows: (i) as to either (A) its entire leased space (38,858 square feet) or (B) its 15th floor space only (15,377 square feet) effective October 31, 2028 with at least 12 months’ notice, together with a termination fee equal to 6 months of base rent at the then current rate, all unamortized tenant improvements, unamortized leasing commissions, legal fees and free rent; and (ii) as to its entire leased space, effective October 31, 2031 with at least 12 months’ notice, together with a termination fee equal to 4 months of base rent at the then current rate, all unamortized tenant improvements, unamortized leasing commissions, legal fees and free rent; and (b) KPMG LLP, the fifth largest tenant at the Mortgaged Property, has the right to terminate its lease as follows: (i) as to 20% of its leased space, effective July 31, 2031 with 12 months’ notice, together with a termination fee equal to unamortized brokerage commissions, legal fees, tenant improvement allowances and rent credits; and (ii) as to its entire leased space, effective July 31, 2033 with 12 months’ notice, together with a termination fee equal to unamortized brokerage commissions, legal fees, tenant improvement allowances and rent credits.

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With respect to Loan No. 7, 7700 Irvine Center Drive, the Largest Tenant, Network Capital Funding Corporation, may terminate its lease if certain capital expenditures required due to its particular use arise during the last two years of the lease term and exceed six months of base rent, unless the landlord agrees to pay the amount in excess of six months of base rent, upon at least 90 days’ notice

With respect to Loan No. 8, Project Embassy, the Fifth Largest Tenant at the Mortgaged Property, The Foundation for Individual Rights in Education, Inc. (“F.I.R.E.”), has the one-time right to terminate its lease effective November 30, 2030 with 12 months prior written notice.

With respect to Loan No. 15, Pavilions at San Mateo, the Fourth Largest Tenant, Five Below, has the right to terminate its lease on the last day of the 60th month of the lease term, provided that Five Below provides the borrower with notice prior to the 57th month of the lease term. If such termination option is exercised, Five Below is required to pay the borrower a one-time fee of $75,000. In the event the termination date falls between September and the end of December, Five Below has the right, but not the obligation, to extend the termination date to the next January 31.

(23)

With respect to Loan No. 27, ONX Briggs & Stratton, the sole tenant, Briggs & Stratton, has the option to terminate its lease commencing on January 1, 2029 with 12 months’ written notice.

With respect to Loan No. 31, 465 Columbus, the Fourth Largest Tenant, Pro Active PT & Sports, has the right to terminate its lease within 30 days after receipt of notice from the landlord of the landlord’s desire to relocate such tenant. In connection with any such relocation, the landlord is required to pay all direct and indirect expenses of moving the tenant to the relocation space or to another location if the tenant elects to terminate its lease.

With respect to Loan No. 31, 465 Columbus, the Second Largest Tenant, Northwell Health Systems, recently renewed its lease and has the right to expand into an additional 1,996 square feet at the mortgaged property. At mortgage loan origination, Northwell Health Systems leases 14,033 square feet, representing approximately 14.4% of the net rentable area. If the expansion option is exercised, Northwell Health Systems will lease 16,029 square feet, representing approximately 16.4% of the net rentable area. The expansion space is required to be triggered by December 2026 and will be coterminous with the tenant’s existing lease expiration in July 2037. The tenant is currently finalizing its fit-out plans and is expected to exercise such expansion option; however, we cannot assure you that Northwell Health Systems will exercise the expansion option, accept the expansion space or commence paying rent with respect to such expansion space as expected or at all.

With respect to Loan No. 31, 465 Columbus, the Largest Tenant, NYC Dept of Env Protection, has a one-time right to terminate its lease, in whole or in part with respect to up to 25.0% of its rentable square footage, without penalty, effective either May 1, 2034 or May 1, 2039, upon 365 days’ prior written notice.

With respect to Loan No. 35, Haimov Miami Portfolio, the sole tenant at the 33 NE 1st Street mortgaged property, Haimov Jewelers LLC, the Largest Tenant at the 820 West 41st Street mortgaged property, THG, the Second Largest Tenant at the Blue Sapphire mortgaged property, Otoro and the Third Largest Tenant at the Blue Sapphire mortgaged property, Amethyst, are affiliated with the borrower sponsors (each an “Affiliate Lease”). Any default under an Affiliate Lease or an amendment, modification or termination of an Affiliate Lease, without the lender’s prior written consent, will be an event of default under the whole loan. Further, the whole loan will become fully recourse to the borrower and the borrower sponsors if there is a default under an Affiliate Lease or there is an amendment, modification or termination of an Affiliate Lease, without the lender’s prior written consent. Collectively, the Affiliate Leases represent 12.3% of portfolio NRA and 20.8% of portfolio underwritten base rent.

With respect to Loan No. 35, Haimov Miami Portfolio, the Second Largest Tenant at the 39 NE 1st Avenue mortgaged property, Greenpost, may terminate its lease any time with three months’ written notice.

(24)	Intentionally left blank.

(25)	Each letter identifies a group of related borrowers.

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(26)

The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 7, 7700 Irvine Center Drive, during any Trigger Period caused by a Cash Sweep Trigger Event each as defined in the mortgage loan documents, the lender may elect to retain all funds in the cash management account rather than apply them in accordance with the cash management waterfall, and during any Cash Sweep Period, all excess cash flow is required to be held by the lender as additional collateral for the mortgage loan.

(27)	Intentionally left blank.

(28)

With respect to Loan No. 5, GBP Industrial Portfolio, the guarantor, GBP Multi Property Fund 1, LP, is required to enter into a 10-year master lease with the borrower with respect to the 2851 S. Council Road and 2951 S. Council Road mortgaged properties 48,400 square feet in the aggregate; approximately 14.9% of NRA. National Oilwell Varco, L.P. is the direct tenant at both properties under leases expiring June 30, 2029. The 2951 S. Council Road space 33,400 square feet is subleased to Downing Wellhead Equipment, LLC, and the 2851 S. Council Road space 15,000 square feet is dark and being marketed for sublease. The master lease will be released with respect to each property upon the related space being leased to a third-party tenant at a rental rate no less than the current rent and for a remaining term of no less than five years.

With respect to Loan No. 5, GBP Industrial Portfolio, the Current Occupancy (%) includes the 2851 S. Council Road space 15,000 square feet; approximately 4.6% of NRA, which remains leased to National Oilwell Varco, L.P. but is dark. The guarantor is master leasing this space. Excluding such space, the mortgaged properties are approximately 93.4% occupied in the aggregate. The 8220 Parkside Avenue mortgaged property 6,500 square feet; approximately 2.0% of NRA is vacant.

With respect to Loan No. 10, Tarrytown House Estate, the property is operated by TTE Hotel Operating LLC, a New York limited liability company as a tenant under a Master Lease with the three tenant-in-common borrowers, AJ Tarrytown TIC LLC, TTE Hotel Property LLC and TTE SV TIC LLC.

With respect to Loan No. 17, Cambria Hotel Orlando, the mortgaged property is subject to a master lease dated August 3, 2026, between SAAR International Hotels LLC, Supreme International Hotels Inc and Shakeel Syed.

With respect to Loan No. 36, Cook MHC Portfolio, the mortgaged property is subject to a master lease dated June 25, 2026 between Newark MHP Holdings LLC, Newark MHPS LLC and Vienna Estates MHP LLC

(29)	With respect to Loan No. 9, Compass Storage National Portfolio 2.0, the mortgaged property, New Iberia is located in a qualified opportunity zone.

(30)

With respect to Loan No. 10, Tarrytown House Estate, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 15, Pavilions at San Mateo, the borrowers own the mortgaged property as tenants-in-common.

(31)

With respect to Loan No. 2, Clackamas Town Center, the increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to (i) approximately $1.4 million of additional base rent from in-place leases as of the June 2026 rent roll, signed-not-open leases and contractual rent steps through August 2027 and (ii) underwritten bad debt of 0.50% of gross potential rent approximately $173,136 compared to approximately $787,570 in the trailing twelve months ended May 31, 2026.

With respect to Loan No. 9, Compass Storage National Portfolio 2.0, the increase from Fourth Most Recent NOI to Third Most Recent NOI is primarily attributable to including financial information for the Gonzales property and the subsequent increase from Third Most Recent NOI to Second Most Recent NOI can be attributed to including financial information for the New Iberia property.

A-1-55

With respect to Loan No. 35, Haimov Miami Portfolio, the increase in Underwritten Net Operating Income ($) over Most Recent NOI ($) is driven largely by more than 20 new leases signed between May 2025 and February 2026 accounting for approximately $1.0 million in underwritten base rent.

(32)

With respect to Loan No. 4, Hilton Beachfront Resort & Spa Hilton Head Island, food and beverage revenue accounts for approximately 26.9% of underwritten revenue and other operated departments accounts for approximately 13.9% of underwritten revenue.

With respect to Loan. 6, 20 West 47th Street, 40 leases, representing 19.4% of underwritten base rent are month-to-month.

With respect to Loan No. 8, Project Embassy, substantially all of the Mortgaged Property (97.3% of NRA and 96.8% of EGI), specifically, the former Hine Junior High School site, is subject to a ground lease with the District of Columbia, as ground lessor, having a primary term that expires July 11, 2112. Annual ground rent is $200,000, payable in quarterly installments, with no scheduled rent escalations.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2	BBCMS 2026-5C43
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Retail	Super Regional Mall	3	$131,923,571	13.3%	2.42x	18.8%	52.2%	51.2%
	Anchored	6	85,875,000	8.7%	1.65x	11.6%	61.9%	61.9%
	Unanchored	3	4,921,053	0.5%	1.78x	12.4%	41.1%	41.1%
	Subtotal:	12	$222,719,623	22.5%	2.11x	15.9%	55.7%	55.1%
Industrial	R&D	1	$97,500,000	9.9%	1.46x	11.1%	64.0%	64.0%
	Flex	9	30,149,650	3.0%	1.36x	10.0%	64.6%	64.6%
	Cold Storage/Warehouse	3	25,964,668	2.6%	1.24x	10.5%	54.9%	52.2%
	Manufacturing / Warehouse	1	13,750,000	1.4%	1.28x	9.1%	64.6%	64.6%
	Warehouse / Distribution	5	12,062,903	1.2%	1.34x	9.7%	69.3%	69.3%
	Manufacturing	2	11,224,358	1.1%	1.34x	9.7%	69.3%	69.3%
	Warehouse	2	2,283,090	0.2%	1.34x	9.7%	69.3%	69.3%
	Subtotal:	23	$192,934,668	19.5%	1.39x	10.5%	63.6%	63.2%
Hospitality	Full Service	8	$135,296,258	13.7%	1.87x	16.4%	53.2%	52.2%
	Limited Service	2	28,500,000	2.9%	1.83x	14.8%	57.2%	57.2%
	Extended Stay	1	4,875,000	0.5%	1.68x	14.6%	65.0%	65.0%
	Subtotal:	11	$168,671,258	17.0%	1.86x	16.1%	54.2%	53.4%
Office	CBD	2	$80,894,737	8.2%	2.03x	15.7%	66.9%	66.9%
	Suburban	4	76,685,975	7.8%	1.60x	12.6%	63.4%	62.9%
	Subtotal:	6	$157,580,712	15.9%	1.82x	14.2%	65.2%	65.0%
Mixed Use	Office / Retail	1	$49,959,976	5.0%	1.30x	11.1%	61.3%	58.2%
	Multifamily / Office / Retail	1	30,000,000	3.0%	1.31x	10.2%	63.0%	63.0%
	Retail / Office	2	2,684,211	0.3%	1.78x	12.4%	41.1%	41.1%
	Subtotal:	4	$82,644,187	8.4%	1.32x	10.8%	61.3%	59.4%
Multifamily	Garden	6	$62,136,721	6.3%	1.48x	10.5%	60.0%	59.9%
	Subtotal:	6	$62,136,721	6.3%	1.48x	10.5%	60.0%	59.9%
Self Storage	Self Storage	19	$54,062,500	5.5%	1.48x	9.6%	62.1%	62.1%
	Subtotal:	19	$54,062,500	5.5%	1.48x	9.6%	62.1%	62.1%
Manufactured Housing	Manufactured Housing	14	$43,816,279	4.4%	1.33x	8.7%	64.3%	64.3%
	Subtotal:	14	$43,816,279	4.4%	1.33x	8.7%	64.3%	64.3%
Other	Golf Course	3	$4,920,585	0.5%	2.35x	19.7%	48.7%	48.7%
	Subtotal:	3	$4,920,585	0.5%	2.35x	19.7%	48.7%	48.7%
Total / Weighted Average:		98	$989,486,533	100.0%	1.71x	13.2%	59.9%	59.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-1

Annex A-2	BBCMS 2026-5C43
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
Texas	24	$189,281,825	19.1%	1.73x	13.2%	65.2%	65.2%
California	4	$172,000,000	17.4%	1.58x	12.2%	62.4%	62.4%
New York	11	$126,403,237	12.8%	1.45x	12.2%	62.9%	61.4%
Oregon	1	$97,000,000	9.8%	2.63x	19.6%	50.4%	50.4%
Florida	15	$75,608,889	7.6%	1.54x	11.0%	59.4%	59.4%
South Carolina	2	$57,908,643	5.9%	1.96x	17.0%	43.2%	40.9%
Georgia	6	$35,586,687	3.6%	1.66x	11.8%	58.0%	58.0%
DC	1	$30,000,000	3.0%	1.31x	10.2%	63.0%	63.0%
New Jersey	4	$28,024,970	2.8%	1.26x	10.4%	55.5%	53.0%
Ohio	2	$24,978,750	2.5%	1.78x	16.0%	60.6%	57.4%
New Mexico	1	$20,350,000	2.1%	1.30x	9.8%	71.7%	71.7%
Pennsylvania	3	$19,771,043	2.0%	1.43x	9.9%	62.3%	62.3%
Indiana	6	$19,322,000	2.0%	1.30x	8.5%	66.4%	66.4%
Maryland	1	$16,944,821	1.7%	1.70x	15.2%	56.5%	54.0%
North Carolina	5	$15,695,052	1.6%	2.35x	19.7%	48.7%	48.7%
Delaware	1	$14,775,000	1.5%	1.40x	10.1%	69.5%	69.5%
Nevada	1	$14,750,000	1.5%	2.06x	13.4%	49.8%	49.8%
Alabama	1	$8,750,000	0.9%	1.37x	8.5%	63.0%	63.0%
Tennessee	3	$6,557,211	0.7%	1.39x	8.6%	63.0%	63.0%
Oklahoma	2	$5,509,561	0.6%	1.34x	9.7%	69.3%	69.3%
Illinois	1	$4,000,000	0.4%	1.89x	17.8%	42.4%	40.7%
Louisiana	2	$3,856,784	0.4%	1.54x	9.5%	62.7%	62.7%
Michigan	1	$2,412,060	0.2%	1.54x	9.5%	62.7%	62.7%
Total / Weighted Average:	98	$989,486,533	100.0%	1.71x	13.2%	59.9%	59.4%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-2

Annex A-2	BBCMS 2026-5C43
Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,616,000	-	$9,999,999	11	$70,531,500	7.1%	6.95331%	58	1.59x	11.6%	57.3%	57.2%
$10,000,000	-	$14,999,999	11	144,139,975	14.6%	6.58260%	58	1.59x	11.1%	60.1%	59.9%
$15,000,000	-	$19,999,999	5	87,938,571	8.9%	7.39218%	57	1.72x	15.1%	60.9%	59.5%
$20,000,000	-	$34,999,999	9	222,464,668	22.5%	7.00589%	58	1.54x	12.0%	61.4%	61.0%
$35,000,000	-	$49,999,999	2	84,959,976	8.6%	7.24359%	59	1.41x	11.6%	61.8%	59.9%
$50,000,000	-	$74,999,999	2	104,951,843	10.6%	6.70497%	59	1.65x	13.5%	55.5%	54.2%
$75,000,000	-	$97,500,000	3	274,500,000	27.7%	7.03587%	59	2.04x	15.4%	60.1%	60.1%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.95000	-	5.99900	1	$30,000,000	3.0%	5.95000%	59	1.54x	9.5%	62.7%	62.7%
6.00000	-	6.49900	10	119,725,000	12.1%	6.30177%	58	1.62x	10.6%	59.0%	59.0%
6.50000	-	6.99900	10	282,974,843	28.6%	6.81803%	59	1.91x	14.6%	55.9%	55.5%
7.00000	-	7.49900	16	464,646,690	47.0%	7.15118%	58	1.65x	13.2%	61.8%	61.0%
7.50000	-	7.99900	4	69,125,000	7.0%	7.63151%	58	1.52x	13.0%	63.5%	63.5%
8.00000	-	8.25500	2	23,015,000	2.3%	8.06910%	58	1.58x	14.1%	61.6%	61.3%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
55	-	56	4	$66,444,821	6.7%	7.09691%	56	1.75x	14.0%	58.9%	58.3%
57	-	58	21	365,036,143	36.9%	7.13148%	58	1.64x	12.8%	62.5%	62.2%
59	-	60	18	558,005,569	56.4%	6.85212%	59	1.74x	13.4%	58.4%	57.7%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-3

Annex A-2	BBCMS 2026-5C43
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	36	$809,200,500	81.8%	6.94822%	59	1.73x	13.0%	61.3%	61.3%
300	1	17,978,750	1.8%	7.28100%	59	1.93x	17.7%	57.5%	53.0%
360	6	162,307,283	16.4%	7.05402%	58	1.56x	13.6%	53.3%	50.6%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
0	36	$809,200,500	81.8%	6.94822%	59	1.73x	13.0%	61.3%	61.3%
299	1	17,978,750	1.8%	7.28100%	59	1.93x	17.7%	57.5%	53.0%
355	1	16,944,821	1.7%	7.35500%	55	1.70x	15.2%	56.5%	54.0%
358	2	36,450,643	3.7%	7.27985%	58	1.26x	10.8%	57.6%	54.8%
359	2	104,911,819	10.6%	6.88115%	59	1.64x	14.1%	51.7%	48.9%
360	1	4,000,000	0.4%	8.25500%	60	1.89x	17.8%	42.4%	40.7%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	36	$809,200,500	81.8%	6.94822%	59	1.73x	13.0%	61.3%	61.3%
Amortizing Balloon	7	180,286,033	18.2%	7.07665%	58	1.60x	14.0%	53.7%	50.8%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.24x	-	1.29x	3	$49,714,668	5.0%	6.94420%	59	1.26x	9.7%	60.4%	59.0%
1.30x	-	1.49x	19	402,506,451	40.7%	6.92904%	59	1.36x	10.2%	64.4%	64.0%
1.50x	-	1.79x	8	156,584,821	15.8%	7.19807%	58	1.62x	13.1%	61.3%	61.1%
1.80x	-	1.99x	7	150,930,593	15.3%	6.83358%	58	1.89x	15.6%	52.8%	51.4%
2.00x	-	2.49x	4	128,250,000	13.0%	7.03633%	58	2.08x	16.1%	60.4%	60.4%
2.50x	-	3.16x	2	101,500,000	10.3%	6.92808%	59	2.65x	19.6%	49.5%	49.5%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-4

Annex A-2	BBCMS 2026-5C43
Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
31.2%	-	49.9%	7	$120,201,843	12.1%	6.78245%	59	2.06x	16.7%	44.8%	43.7%
50.0%	-	54.9%	4	141,080,668	14.3%	6.94666%	59	2.27x	17.0%	51.7%	51.2%
55.0%	-	59.9%	5	66,343,571	6.7%	6.97870%	57	1.70x	13.9%	57.2%	55.3%
60.0%	-	64.9%	17	436,001,451	44.1%	7.00530%	59	1.48x	11.4%	62.9%	62.5%
65.0%	-	71.7%	10	225,859,000	22.8%	7.02080%	59	1.60x	12.2%	68.2%	68.2%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
31.2%	-	49.9%	7	$120,201,843	12.1%	6.78245%	59	2.06x	16.7%	44.8%	43.7%
50.0%	-	59.9%	10	257,384,215	26.0%	6.98856%	58	1.94x	15.1%	55.0%	53.6%
60.0%	-	64.9%	16	386,041,475	39.0%	6.99045%	59	1.50x	11.4%	63.1%	63.0%
65.0%	-	71.7%	10	225,859,000	22.8%	7.02080%	59	1.60x	12.2%	68.2%	68.2%
Total / Weighted Average:			43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	25	$558,339,044	56.4%	6.91061%	59	1.84x	14.3%	56.8%	56.1%
Yield Maintenance	15	304,202,668	30.7%	6.96303%	59	1.41x	10.6%	63.6%	63.4%
Defeasance or Yield Maintenance	3	126,944,821	12.8%	7.26055%	58	1.82x	14.3%	64.8%	64.4%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	37	$739,674,033	74.8%	6.96069%	58	1.71x	13.3%	58.4%	57.7%
Acquisition	5	219,812,500	22.2%	7.14784%	59	1.70x	13.3%	64.8%	64.8%
Refinance / Acquisition	1	30,000,000	3.0%	5.95000%	59	1.54x	9.5%	62.7%	62.7%
Total / Weighted Average:	43	$989,486,533	100.0%	6.97162%	59	1.71x	13.2%	59.9%	59.4%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 6, 8, 9, 12, 16, 19, 20, 21, 32 and 35, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 3 and 16, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

A-2-5

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ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

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Annex A-3	BBCMS 2026-5C43
Loan No. 1 - The Assembly

A-3-1

Annex A-3	BBCMS 2026-5C43
Loan No. 1 - The Assembly

A-3-2

Annex A-3	BBCMS 2026-5C43
Loan No. 1 - The Assembly
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$97,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$97,500,000	Property Type – Subtype:	Industrial – R&D
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	491,458
Loan Purpose:	Acquisition	Location:	San Jose, CA
Borrower:	Preylock Assembly, LLC	Year Built / Renovated:	1980-1999 / 2023-2026
Borrower Sponsors:	Brett Michael Lipman and Farshid Steve Shokouhi	Occupancy:	100.0%
Interest Rate:	7.03000%	Occupancy Date:	9/30/2026
Note Date:	9/29/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of)(3):	$655,681 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$6,656,736 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(3):	$11,983,793 (T-5 Ann. 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only	UW Revenues:	$26,117,752
Call Protection:	YM1(56),O(4)	UW Expenses:	$6,958,281
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$19,159,471
Additional Debt(1):	Yes	UW NCF:	$17,881,681
Additional Debt Balance(1):	$74,701,250	Appraised Value / SF:	$269,000,000 / $547
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/10/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$350
Taxes:	$1,316,968	Springing	N/A	Maturity Date Loan / SF:	$350
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.0%
TI/LC Reserve:	$0	Springing	N/A	Maturity Date LTV:	64.0%
Replacement Reserves:	$0	Springing	N/A	UW NCF DSCR:	1.46x
Free Rent Reserve:	$15,148,113	$0	N/A	UW NOI Debt Yield:	11.1%
Unfunded Obligations:	$17,567,240	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$172,201,250	56.1%	Purchase Price	$264,925,000	86.3%
Sponsor Equity	134,950,978	43.9	Upfront Reserves	34,032,321	11.1
			Closing Costs	8,194,907	2.7

Total Sources	$307,152,228	100.0%	Total Uses	$307,152,228	100.0%
(1)	The Assembly mortgage loan (as defined below) is part of the Assembly Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $172,201,250. Financial information presented in the chart above is based on The Assembly Whole Loan.
(2)	4th Most Recent NOI is not available as the Assembly Property (as defined below) was fully renovated beginning in 2023.
(3)	The increase in 3rd Most Recent NOI, 2nd Most Recent NOI, Most Recent NOI and UW NOI from its respective previous period is primarily due to the Assembly Property being fully renovated between 2023 and 2026 as part of a $136 million repositioning by the Assembly Property seller. The Assembly Property was 37.6% leased up until August 2025 and reached stabilization following the repositioning efforts from 2023 to 2026. Figure AI’s (321,740 SF, 65.5% of NRA) lease commenced in August 2025, Logitech’s (86,243 SF, 17.5% of NRA) lease commenced in April 2023 and Teradyne’s (83,475 SF, 17.0% of NRA) leased commenced in September 2026.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Assembly mortgage loan (the “Assembly Mortgage Loan”) is part of a whole loan, (the “Assembly Whole Loan”), which is comprised of seven pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $172,201,250. The Assembly Whole Loan is secured by the borrower’s fee interest in a 491,458 square foot industrial property located in San Jose, California (the “Assembly Property”). The Assembly Whole Loan has a five-year term and is interest-only for the full term with a maturity date of October 6, 2031. The Assembly Whole Loan accrues interest at a fixed rate of 7.03000% per annum on an Actual/360 basis.

The table below identifies the promissory notes that comprise The Assembly Whole Loan. The Assembly Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See

A-3-3

Annex A-3	BBCMS 2026-5C43
Loan No. 1 - The Assembly

“Description of the Mortgage Pool—The Whole Loan—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1-A	$55,867,500	$55,867,500	BBCMS 2026-5C43	Yes
A-1-1-B(1)	$3,165,500	$3,165,500	BCREI	No
A-1-2(1)	$15,000,000	$15,000,000	BCREI	No
A-1-3(1)	$24,709,080	$24,709,080	BCREI	No
A-2-1-A	$41,632,500	$41,632,500	BBCMS 2026-5C43	No
A-2-1-B(1)	$2,284,500	$2,284,500	WFB	No
A-2-2(1)	$29,542,170	$29,542,170	WFB	No
Total	$172,201,250	$172,201,250
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Assembly Property is a 491,458 square foot, six-building advanced industrial R&D campus situated on an approximately 27.0-acre site along the North First Street Corridor in north San Jose, California. The one- and two-story buildings were originally constructed between 1980 and 1999 and were most recently renovated between 2023 and 2026 as part of a comprehensive, Gensler-designed repositioning. The Assembly Property features approximately one acre of outdoor amenity space, including plazas, courtyards, gardens and open lawns, as well as pedestrian and bicycle pathways connecting the buildings, parking areas and common spaces. Additional amenities include a fitness center, locker rooms with showers and storage, EV charging stations, barbecue stations, lounge seating, a fire pit and outdoor pizza ovens. The Assembly Property also offers infrastructure suited to advanced manufacturing and R&D uses, including 25,700 amps of 480/277V power.

The Assembly Property is 100.0% leased to three tenants across six buildings, with a weighted average lease term of approximately 9.6 years. Figure AI occupies 321,740 square feet, or 65.5% of NRA, through May 2035; Logitech occupies 86,243 square feet, or 17.5% of NRA, through November 2033; and Teradyne occupies 83,475 square feet, or 17.0% of NRA, through August 2042. The leases provide for annual 3.0% contractual rent increases and are not subject to early termination options. The Assembly Property has benefited from more than $136.0 million, or $277 per square foot, of capital investment by prior ownership, while tenants have invested approximately $73.6 million, or $150 per square foot, and have been allocated approximately $59.4 million, or $121 per square foot, in tenant improvement allowances. These investments have created modern, first-generation buildouts tailored to the tenants’ advanced manufacturing, robotics, semiconductor testing and technology hardware operations. Prior to the renovation, the Assembly Property served as an office and research and development campus for Lam Research, a California based equipment manufacturer. The buildings on the Assembly Property campus were concrete tilt-up office and research buildings originally constructed in the 1980s and 1990s until the campus’s subsequent acquisition and renovations.

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Annex A-3	BBCMS 2026-5C43
Loan No. 1 - The Assembly

The table below summarizes certain characteristics of the six buildings that comprise the Assembly Property:

The Assembly – Property Summary(1)
Building(1)	Electrical(2)	SF(1)	Tenant(1)	WALT(1)	Rent PSF/YR(1)	Year Built / Renovated(2)	Max Clear Height(2)	Dock-High Loading(2)	Grade-Level Loading(2)	Buildout(2)
3930 N 1st St.	2,000 amps	86,243	Logitech	7.2	$49.30	1982 / 2023	21'-6"	2	0	60% open floorplan creative office, 40% industrial
3940 N 1st St.	2,000 amps	61,750	Figure AI	8.7	$43.92	1980 / 2026	16'-7"	3	1	100% industrial (manufacturing)
3950 N 1st St.	4,000 amps	46,142	Figure AI	8.7	$43.92	1985 / 2026	16'-7"	2	1	100% industrial (manufacturing)
3960 N 1st St.	3,200 amps	98,674	Figure AI	8.7	$43.92	1984 / 2025	28'-1"	1	1	100% industrial (manufacturing)
4000 N 1st St.	8,000 amps	115,174	Figure AI	8.7	$43.88	1999 / 2026	33'-1"	1	1	25% open floorplan creative office, 75% industrial
90 Headquarters Dr.	6,500 amps	83,475	Teradyne	15.9	$43.88	1983 / 2026	30'-6"	1	2	10% open floorplan creative office, 90% industrial
Total / W.A.	25,700 amps	491,458		9.6	$44.85	1987 / 2025	26'-0"	10	6
(1)	Based on underwritten rent roll dated September 30, 2026.
(2)	Source: Appraisal and serves as approximates.

In addition to the recent seller repositioning, tenants at the Assembly Property have invested approximately $73.6 million of their own capital and have been allocated approximately $59.4 million of tenant improvement allowances for a total tenant-related capital of approximately $133.0 million.

The table below summarizes the total tenant capital overview at the Assembly Property:

The Assembly Tenant Capital Summary
Building	Tenant	SF	Tenant Investment	Tenant Investment $ PSF	TI Allowance	TI Allowance $ PSF	Total Capital	Total Capital $ PSF
3930 N 1st St.	Logitech	86,243	$9,486,730	$110	$10,349,160	$120	$19,835,890	$230
3940 N 1st St.	Figure AI	61,750	$8,643,283	$140	$6,792,500	$110	$15,435,783	$250
3950 N 1st St.	Figure AI	46,142	$6,458,597	$140	$5,075,620	$110	$11,534,217	$250
3960 N 1st St.	Figure AI	98,674	$13,814,360	$140	$10,854,140	$110	$24,668,500	$250
4000 N 1st St.	Figure AI	115,174	$21,883,060	$190	$13,169,140	$114	$35,052,200	$304
90 Headquarters Dr.	Teradyne	83,475	$13,356,000	$160	$13,154,960	$158	$26,510,960	$318
Total		491,458	$73,642,030	$150	$59,395,520	$121	$133,037,550	$271

Major Tenants.

Figure AI (321,740 square feet; 65.5% of NRA, 64.1% of underwritten base rent): The Assembly Property serves at the global headquarters for Figure AI, an AI robotics company developing autonomous, general-purpose humanoid robots for warehouse, logistics, and manufacturing tasks. Figure AI occupies four out of the six properties at the Assembly Property. Figure AI was founded in 2022 by Brett Adcock, and recently received $1 billion in Series C funding, reflecting a $39 billion valuation. Major investors in Figure AI include NVIDIA, Microsoft and OpenAI. Figure AI has been tenant at the Assembly Property since 2025, has a lease expiration in May 2035, subject to two five-year extension options, and has no termination options.

Logitech (86,243 square feet; 17.5% of NRA, 19.3% of underwritten base rent): Logitech is a global designer and manufacturer of software-enabled hardware and digital solutions for computing, gaming, video collaboration, and content

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creation. Founded in 1981 in Lausanne, Switzerland, Logitech has established a presence with products sold in nearly every country and a diversified portfolio serving both consumer and enterprise end markets. The company is recognized for its strong market position across computer peripherals, collaboration technology, and gaming accessories, supporting a broad and recurring global customer base. Logitech has been a tenant at the Assembly Property since April 2023, has a lease expiration in November 2033, subject to two five-year extension options, and has no termination options.

Teradyne (83,475 square feet; 17.0% of NRA, 16.6% of underwritten base rent): Teradyne is a leading provider of automated test equipment and industrial automation solutions serving the semiconductor and advanced manufacturing industries. Founded in 1960, Teradyne is a market leader in semiconductor testing and collaborative robotics, supporting a diversified global customer base across the electronics ecosystem. Teradyne has been a tenant at the Assembly Property since September 2026, has a lease expiration in August 2042, is subject to two five-year extension options, and has no termination options.

Environmental. According to the Phase I environmental site assessment dated August 3, 2026, there was no evidence of any recognized environmental conditions at the Assembly Property.

The following table presents certain information relating to the tenants at the Assembly Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Figure AI	NR/NR/NR	321,740	65.5%	$43.91	$14,126,244	64.1%	5/31/2035
Logitech	NR/NR/NR	86,243	17.5%	$49.30	$4,251,546	19.3%	11/30/2033
Teradyne	NR/NR/NR	83,475	17.0%	$43.88	$3,662,716	16.6%	8/31/2042
Occupied Collateral Total / Wtd. Avg.		491,458	100.0%	$44.85	$22,040,506	100.0%

Vacant Space		0	0.0%

Collateral Total		491,458	100.0%

(1)	Based on underwritten rent roll dated September 30, 2026.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through August 2027.

The following table presents certain information relating to the tenant lease expirations at the Assembly Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	1	86,243	17.5%	$4,251,546	19.3%	86,243	17.5%	$4,251,546	19.3%
2034	0	0	0.0%	$0	0.0%	86,243	17.5%	$4,251,546	19.3%
2035	1	321,740	65.5%	$14,126,244	64.1%	407,983	83.0%	$18,377,790	83.4%
2036	0	0	0.0%	$0	0.0%	407,983	83.0%	$18,377,790	83.4%
2037 & Beyond	1	83,475	17.0%	$3,662,716	16.6%	491,458	100.0%	$22,040,506	100.0%
Total	3	491,458	100.00%	$22,040,506	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through August 2027.
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The following table presents certain information relating to the underwritten cash flows of the Assembly Property:

Operating History and Underwritten Net Cash Flows(1)
	2024(2)	2025	5/31/2026 YTD Ann. 2025	Underwritten(3)	Per Square Foot	%(4)
In-Place Base Rent	$3,862,455	$9,243,699	$12,680,944	$22,040,506	$44.85	84.4%
Expense Reimbursements	1,139,129	2,568,509	3,287,285	6,281,297	$12.78	24.0%
Vacancy Factor	0	0	0	(2,204,051)	($4.48)	(8.4%)
Effective Gross Income	$5,001,584	$11,812,208	$15,968,229	$26,117,752	$53.14	100.0%

Real Estate Taxes	$2,556,255	$2,565,916	$1,556,574	$3,334,422	$6.78	12.8%
Insurance	241,870	256,818	245,144	561,045	$1.14	2.1%
Management Fee	127,384	343,959	330,920	783,533	$1.59	3.0%
Utilities	546,685	1,079,834	1,110,703	232,587	$0.47	0.9%
Repairs and Maintenance	231,984	178,860	213,471	1,233,005	$2.51	4.7%
Janitorial	24,243	28,885	45,762	50,680	$0.10	0.2%
Snow and Trash Removal	3,110	11,174	1,445	0	$0.00	0.0%
General and Administrative	216,068	154,582	100,128	393,250	$0.80	1.5%
Marketing	0	3,313	0	0	$0.00	0.0%
Security	398,305	532,132	380,288	369,760	$0.75	1.4%
Total Expenses	$4,345,903	$5,155,472	$3,984,436	$6,958,281	$14.16	26.6%
Net Operating Income(5)	$655,681	$6,656,736	$11,983,793	$19,159,471	$38.98	73.4%
Replacement Reserves	$0	$0	$0	$49,146	$0.10	0.2%
TI/LC	0	0	0	1,228,645	$2.50	4.7%
Net Cash Flow	$655,681	$6,656,736	$11,983,793	$17,881,681	$36.38	68.5%
(1)	Based on the underwritten roll dated September 30, 2026.
(2)	2023 historical cash flows are not available as the Assembly Property was fully renovated beginning in 2023.
(3)	Underwritten Rents in Place includes contractual rent steps through August 2027.
(4)	% column represents percent of Effective Gross Income.
(5)	The increase in 2024, 2025, YTD Ann. 2025 and Underwritten NOI is primarily due to the Assembly Property being fully renovated between 2023 and 2026 as part of a $136 million repositioning by the Assembly Property seller. The Assembly Property was 37.6% leased up until August 2025 and reached stabilization following the repositioning efforts from 2023 to 2026. Figure AI’s (321,740 SF, 65.5% of NRA) lease commenced in August 2025, Logitech’s (86,243 SF, 17.5% of NRA) lease commenced in April 2023 and Teradyne’s (83,475 SF, 17.0% of NRA) leased commenced in September 2026.

The Market. The Assembly Property is located in San Jose, California within the Golden Triangle, one of Silicon Valley’s premier employment and innovation centers. The Golden Triangle is bounded by U.S. Highway 101, Interstate 880 and State Highway 237 and is home to a dense concentration of technology, research and development, and advanced manufacturing users. The Assembly Property benefits from direct access to North First Street, proximity to the VTA Light Rail system, and convenient connectivity to San Jose Mineta International Airport, located approximately three miles south of the campus. The surrounding area is anchored by some of the world’s largest technology companies, including Nvidia, Intel, Applied Materials, Google, Microsoft and Samsung, and also offers abundant retail, hospitality and residential amenities, including the nearby @First mixed-use development. The area is supported by a highly educated workforce, with average household incomes exceeding $240,000 and more than one million employees across the broader San Jose-Sunnyvale-Santa Clara metropolitan area.

The Assembly Property is located within the North San Jose R&D and advanced manufacturing submarket, one of the largest concentrations of flex, R&D and technology-oriented industrial space in Silicon Valley. According to the appraisal, demand for advanced manufacturing and R&D space has increased over the past year, with leasing activity concentrated in modern, power-rich facilities capable of supporting AI, robotics, semiconductor and clean-energy users. Recent leasing activity in the market includes commitments from Electric Hydrogen, WeRide and SI-BONE, highlighting continued demand from technology and engineering-focused occupiers. While overall submarket occupancy declined to 83.4% as of the second quarter of 2026 amid broader economic uncertainty, asking rents increased to approximately $30.18 per square foot NNN and are projected to continue growing over the near term. The appraisal notes that a lack of new speculative development, permitting constraints and limitations on available power infrastructure have restricted competitive supply,

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supporting the long-term outlook for high-quality assets with significant electrical capacity. These market fundamentals are particularly favorable for the Assembly Property, which offers approximately 25,700 amps of power and is leased to tenants operating in robotics, semiconductor testing and technology hardware industries.

According to the appraisal, Silicon Valley is experiencing a resurgence in tenant demand driven by artificial intelligence-related growth, with Santa Clara County capturing an increasing share of regional AI employment and expansion activity. Demand for specialized R&D and advanced manufacturing facilities has increasingly bifurcated in favor of newer, highly improved properties that offer substantial power infrastructure and proximity to talent pools. Within a one-, three- and five-mile radius of the Property, the 2025 population totaled approximately 21,691, 99,331 and 335,609 residents, respectively, while median household incomes were approximately $192,674, $203,470 and $196,563.

The following table presents certain information relating to comparable industrial sales to the Assembly Property:

Summary of Comparable Leases(1)
Property / Location	Year Built / Renovated	Gross Leasable Area (GLA)	Occupancy	Transaction Type	Sale Date	Sales Price	Sales Price per SF
The Assembly	1980-1999 / 2023-2026	491,458(2)	100.0%(2)	Sale	September 2026	$264,925,000	$539
3930, 3940, 3950, 3960 & 4000 North First Street, 90 Headquarters Drive
San Jose, CA
Tesla Advanced Manufacturing Facility	2025 / NAV	267,099	100.0%	Sale	June 2026	$132,300,000	$495
49000 Milmont Drive
Fremont, CA
An R&D Property	1983 / NAV	138,887	100.0%	Sale	September 2025	$51,000,000	$367
47173 & 47266 Benicia Street
Fremont, CA
An R&D Property	1986 / 2022	72,776	100.0%	Sale	June 2025	$27,100,000	$372
401 Whitney Place
Fremont, CA
Intermolecular – R&D Facility	1986 / 2013	146,882	100.0%	Sale	August 2024	$81,750,000	$557
3011 N. 1st Street
San Jose, CA
CPF Northport Loop II, LLC	1996 / 2012	44,256	100.0%	Under Contract	June 2026	$18,800,000	$425
45738-45778 West Northport Loop
Fremont, CA
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll as of September 30, 2026.

The Borrower. The borrower is Preylock Assembly, LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Assembly Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Farshid Steve Shokouhi and Brett Michael Lipman. Mr. Shokouhi and Mr. Lipman are president and CEO, respectively, of Preylock, an institutional owner, operator and developer of real estate with over $4 billion in assets under management and 18 million square feet of R&D office and industrial space. Founded in 2015 in Los Angeles, Preylock acquires and manages strategically located best-in-class assets with strong long-term value, focusing on tenant credit, asset positioning and geography.

Property Management. The Assembly Property is managed by Preylock Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $17,567,240 for outstanding tenant improvement allowance obligations under the Figure AI lease and the Teradyne lease, (ii) approximately $15,148,113 for free rent and (iii) $1,316,968 for real estate taxes to be applied solely to the county property taxes due and payable in November 2026.

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Tax Escrows – Upon the event of a Cash Trap Event Period (as defined below), on a monthly basis the borrower will be required to escrow an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Escrow – Upon the event of a Cash Trap Event Period, on a monthly basis the borrower will be required to escrow an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of insurance policies upon their expiration; provided, however, that such monthly deposits will be suspended so long as no event of default is continuing and the borrower maintains an acceptable blanket insurance policy.

Replacement Reserve – Upon the event of a Cash Trap Event Period, on a monthly basis the borrower will be required to escrow an amount equal to the lesser of (a) approximately $4,095 or (b) the amount needed to cause the replacement reserve account to equal approximately $98,292.

Rollover Reserve – Upon the event of a Cash Trap Event Period, on a monthly basis the borrower will be required to escrow an amount equal to $40,955 for tenant improvements and leasing commissions.

Free Rent Reserve – The borrower was required at origination to deposit approximately $15,148,113 into an account to cover free rent for certain tenants, which amounts are required to be disbursed to the lockbox account in accordance with a schedule set forth in the Assembly Whole Loan documents, provided no event of default is continuing.

The following table presents the free rent reserve schedule:

Free Rent Reserve Schedule
Building	Tenant	Lease Commencement Date	Lease Expiration Date	Initial Free Rent Period	Remaining Free Rent Period	Total Free Rent
3940 & 3950 N 1st St.	Figure AI	8/1/2025	05/31/2035	12 Months	12 Months	$4,880,915
3960 & 3970 N 1st St.	Figure AI	3/1/2025	05/31/2035	3 Months	3 Months	$1,115,976
4000 N 1st St.	Figure AI	9/1/2026	05/31/2035	12 Months	12 Months	$5,361,369
90 Headquarters Dr.	Teradyne	9/1/2026	08/31/2042	10 Months	9 Months	$3,789,853
						$15,148,113

Unfunded Obligations Reserve – The borrower was required at origination to deposit approximately $17,567,240 for the remaining unpaid tenant improvement allowances owed under the Figure AI lease at the 4000 First Street lease (approximately $13,169,140) and the Teradyne lease (approximately $4,398,100).

Lockbox / Cash Management. The Assembly Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to the tenants directing such tenants to pay all rents directly into a lender-controlled lockbox account, and any rents received by the borrower or the property manager are required to be deposited into the lockbox account within three days of receipt. Upon the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Assembly Whole Loan documents. All excess cash flow is required to be (A) during the continuance of a Cash Trap Event Period, deposited into the excess cash flow subaccount held by the lender as additional collateral security for the loan or (B) if no Cash Trap Event Period has occurred and is then continuing, disbursed to the borrower.

A “Cash Trap Event Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Assembly Whole Loan documents, (ii) the net operating income debt yield is less than 8.50% (provided that no Cash Trap Event Period will exist under this clause (ii) while the borrower satisfies the Collateral Cure Conditions (as defined below) or (iii) the occurrence of a Lease Sweep Period (as defined below).

A Cash Trap Event Period will end, provided no other Cash Trap Event Period is then continuing, with regard to: (a) clause (i) above, upon the cure of such event of default, (b) clause (ii) above, upon the net operating income debt yield being equal to or greater than 8.50% for two consecutive calendar quarters or (c) clause (iii) above, upon the termination of such Lease Sweep Period and provided no other Lease Sweep Period is then continuing. The “Collateral Cure Conditions” will be

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satisfied if the borrower deposits cash or delivers a letter of credit in an amount that, if applied to reduce the outstanding principal balance, would cause the debt yield to equal or exceed 8.50%, which collateral will be returned to the borrower (provided no event of default is continuing) once the debt yield (without taking such collateral into account) equals or exceeds 8.50% for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earliest of the following: (i) the Figure AI tenant (or the tenant under a Replacement Lease (as defined below)), gives notice of its intent to terminate or not renew its lease, (ii) the Figure AI tenant (or the tenant under a Replacement Lease) goes dark in 50% of it leased space for a consecutive period in excess of 60 days without the intent of re-occupying the space, (iii) any material non-monetary or material monetary default of the Figure AI tenant under the Figure AI lease (or the tenant under a Replacement Lease, (iv) the Figure AI tenant, any person guaranteeing the Figure AI tenant’s obligations or the tenant under a Replacement Lease is a debtor in a bankruptcy proceeding that is not dismissed within 90 days of filing or (v) the public announcement by the Figure AI tenant (or the tenant under the Replacement Lease) or any affiliate thereof declares its intention to abandon or discontinue operations at the Assembly Property.

A “Replacement Lease” is any lease occupying (x) in the case of a lease with an investment grade tenant, all or substantially all of the space demised by the Figure AI lease or (y) in the case of a lease with a non-investment grade tenant, 50% or more of the space demised by the Figure AI lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided there is no occurrence of an event of default under the Assembly Whole Loan documents, the borrower will have the right prior to the maturity date to obtain the release of any one or more individual property from the lien so long as the following conditions, among other conditions laid out in the Assembly Whole Loan documents, are satisfied: (i) the borrower partially prepays the Assembly Whole Loan in an amount equal to the sum of (a) 110% of the allocated loan amount for the released property, (b) any interest shortfall and (c) the yield maintenance premium to the extent such prepayment occurs before the open period start date, (ii) the debt yield for the remaining properties is equal to or greater than 12.5%, (iii) the loan-to-value ratio for the remaining properties is no greater than 65.0%, (iv) the DSCR for the remaining properties is greater than or equal to 1.30x and (v) the borrower delivers a REMIC opinion.

Ground Lease. None.

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CENTURY
THEATRES
SKY ZONE
DICK'S
VACANT
VACANT
macy's
HOME STORE
jcpenney
URBAN PLANET
HOT TOPIC
AEROPOSTALE
EXPRESS
zumiez
KAY
ZALES
TILLYS
HOLLISTER
windsor
CHAMPS
BARNES & NOBLE
Lids
PACSUN
GameStop
phagans
The Cheesecake Factory
macy's
DAVE & BUSTER'S
REI
xfinity
UPPER LEVEL
Anchor / Major
Anchor / Non-Collateral
Non Anchor / In-line
Vacant

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DICK'S
SKY ZONE
TORRID
VICTORIA'S SECRET
H&M
SEPHORA
macy's
VANS
URBAN PLANET
VACANT
JCPenney
ULTA
JCREW
lululemon
macy's
AT&T
BARNES & NOBLE
Panera
sleep number
LOFT
REI
REI
T-Mobile
LOWER LEVEL
Anchor / Major
Anchor / Non-Collateral
Non Anchor / In-line
Vacant

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Rialto	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$97,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$97,000,000	Property Type - Subtype:	Retail – Super Regional Mall
% of IPB:	9.8%	Net Rentable Area (SF):	640,836
Loan Purpose:	Refinance	Location:	Happy Valley, OR
Borrower:	Clackamas Mall L.L.C.	Year Built / Renovated:	1981 / 2007
Borrower Sponsor:	GGP Retail LLC	Occupancy:	94.6%
Interest Rate:	6.96000%	Occupancy Date:	6/30/2026
Note Date:	8/18/2026	4th Most Recent NOI (As of):	$24,376,429 (12/31/2023)
Maturity Date:	9/1/2031	3rd Most Recent NOI (As of):	$23,106,428 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$21,967,426 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(2):	$22,627,246 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	92.7%
Amortization Type:	Interest Only	UW Revenues:	$37,042,365
Call Protection(3):	L(25),D(31),O(4)	UW Expenses:	$12,555,435
Lockbox / Cash Management:	Hard / Springing	UW NOI(2):	$24,486,930
Additional Debt(1):	Yes	UW NCF:	$23,198,850
Additional Debt Balance(1):	$28,000,000	Appraised Value / Per SF:	$248,200,000 / $387
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/6/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$195
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$195
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.4%
Replacement Reserves:	$0	$27,236	$653,664	Maturity Date LTV:	50.4%
TI/LC:	$0	$80,105	$1,922,520	UW NCF DSCR:	2.63x
Outstanding TI/LC:	$3,723,954	$0	$0	UW NOI Debt Yield:	19.6%
Gap Rent Reserve	$967,920	$0	$0
Anchor Tenant Reserve	$0	Springing	$50 PSF(5)

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$125,000,000	70.5%	Loan Payoff	$170,607,010	96.3%
Sponsor Equity Contribution	52,254,030	29.5	Upfront Reserves	$4,691,874	2.6
			Closing Costs	1,955,146	1.1
Total Sources	$177,254,030	100.0%	Total Uses	$177,254,030	100.0%
(1)	The Clackamas Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $125.0 million (the “Clackamas Town Center Whole Loan”). The financial information in the chart above reflects the Clackamas Town Center Whole Loan.
(2)	The increase from Most Recent NOI to UW NOI of approximately $1.86 million is primarily attributable to (i) seven tenants totaling 27,223 square feet (4.2% of net rentable area) with executed leases (of which four have not yet commenced) contributing approximately $1.7 million of gross annual rent, and (ii) contractual rent steps through August 2027.
(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of October 1, 2026. Defeasance of the Clackamas Town Center Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 18, 2029. The assumed lockout of 25 payments is based on the expected BBCMS 2026-5C43 securitization closing date in October 2026. The actual lockout period may be longer.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	An amount equal to the product obtained by multiplying $50 by the aggregate amount of gross leasable square footage of the applicable Anchor Tenant space as of the closing date.

The Mortgage Loan. The Clackamas Town Center mortgage loan (the “Clackamas Town Center Mortgage Loan”) is part of a whole loan secured by the borrower’s fee simple interest in a super regional mall property located in Happy Valley, Oregon (the “Clackamas Town Center Property”). The Clackamas Town Center Whole Loan was originated by RREF V – D Direct Lending Investments, LLC on August 18, 2026 and consists of eight pari passu promissory notes. The Clackamas Town Center Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, Note A-3, Note A-7, and Note A-8 with an aggregate original principal amount of $97,000,000. The Clackamas Town Center Whole Loan has a 5-year term, is interest-only and accrues interest at a rate of 6.96000% per annum. The Clackamas Town Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 transaction. See

A-3-16

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

“Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below summarizes the promissory notes that comprise the Clackamas Town Center Whole Loan.

Clackamas Town Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$42,000,000	$42,000,000	BBCMS 2026-5C43	Yes
A-2	$32,000,000	$32,000,000	BBCMS 2026-5C43	No
A-3	$20,000,000	$20,000,000	BBCMS 2026-5C43	No
A-4(1)	$16,000,000	$16,000,000	RREF	No
A-5(1)	$8,000,000	$8,000,000	RREF	No
A-6(1)	$4,000,000	$4,000,000	RREF	No
A-7	$2,000,000	$2,000,000	BBCMS 2026-5C43	No
A-8	$1,000,000	$1,000,000	BBCMS 2026-5C43	No
Whole Loan	$125,000,000	$125,000,000

(1)	Expected to be contributed to one or more future securitizations.

The Property. The Clackamas Town Center Property is comprised of a 640,836 square foot portion of an enclosed two-story super regional mall known as Clackamas Town Center located in Happy Valley, Oregon. Situated on a 99.24-acre site, the Clackamas Town Center Property was built in 1981 and renovated in 2007. The borrower sponsor has invested approximately $16.8 million in capital expenditures, including tenant improvements and leasing costs, since 2019.

The Clackamas Town Center Property is currently anchored by Macy’s, Macy’s Home, JC Penney, Dick’s Sporting Goods and Century Theatres. Of the five anchor tenants, only Century Theatres, who occupies 70,752 square feet, is part of the collateral for the Clackamas Town Center Whole Loan. Macy’s, Macy’s Home, JC Penney and Dick’s Sporting Goods together occupy a total of 655,533 square feet and are not part of the collateral for the Clackamas Town Center Whole Loan. Nordstrom previously occupied a 119,309 square feet space at the Clackamas Town Center Property until June 2020. The former Nordstrom space was acquired in August 2024 by Hyperion Realty Capital and is not part of the collateral for the Clackamas Town Center Whole Loan. A lease is in-place with Sky Zone, an entertainment and trampoline park tenant for the entire lower level in the former Nordstrom space. Sky Zone is expected to open in the fourth quarter of 2026. The Clackamas Town Center Property currently features 123 in-line tenants, 11 food court tenants, 2 outparcel tenants, 16 storage and other tenants. Major in-line tenants at the Clackamas Town Center Property include Dave & Buster’s, Urban Planet, Barnes & Noble Bookseller and REI. The Clackamas Town Center Property offers 6,800 garage and surface parking spaces, resulting in a parking ratio of approximately 4.8 spaces per 1,000 square feet of net rentable area.

As of June 2026, the Clackamas Town Center Property was 94.6% leased by 142 tenants, 152 leases, with a WALTR of 3.5 years and a weighted average base rent of $36.25 per square foot The largest tenant, Century Theatres, makes up 11.0% of the net rentable area and 4.6% of underwritten base rent. The remaining rent roll is granular, with no individual tenant comprising greater than 5.7% of the net rentable area and 6.5% of underwritten base rent. The Clackamas Town Center Property has maintained an average occupancy rate of 95.4% since 2019.

Collective retail sales volumes at the Clackamas Town Center Property reached $204.8 million in the trailing 12-month period ending May 2026. In-line tenants occupying less than 10,000 square feet reported sales of $596 per square foot in the trailing 12-month period ending May 2026. Collective sales for top 25 in-line tenants occupying less than 10,000 square feet who have been open since 2019 have increased by 25.1%, from $615 per square foot in 2019 to $769 per square foot in the trailing 12-month period ending May 2026. Several in-line tenants including Coach, Kay Jewelers, Windsor, Foot Locker, See's Candies, Hollister, Hot Topic, Spencer's Gifts, Joe Kassab Jewelers, and Victoria's Secret increased their sales productivity by double-digit percentage growth from 2019 to trailing twelve-month period ending May 2026. Since January 2025, the borrower sponsor has executed 9 new leases and renewed 22 leases comprising 15.7% of net rentable area and 11.0% of underwritten base rent.

A-3-17

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Major Tenants.

Cinemark (Century Theatres) (70,752 SF, 11.0% of NRA, 4.6% of underwritten base rent). Cinemark is one of the largest movie theater operators in the U.S. Across the U.S. it operates 304 theaters and 4,255 screens. This location has 20 screens and offers Cinemark XD, Real 3D, D-Box motion seats and reclining seats. Century Theatres has been a tenant at Clackamas Town Center Property since December 2007, and the lease was last extended in 2022. Century Theatres has a current lease expiration date in December 2027 with four 5-year renewal options remaining. In connection with the 2022 extension, the tenant’s base rent was reduced. For the trailing 12-month period ending May 31, 2026, Century Theatres reported sales of $390,174 per screen, with an occupancy cost of approximately 18%. Century Theatres is an Anchor Tenant for purposes of the Anchor Tenant Trigger Event described under “Lockbox and Cash Management” below.

Dave & Buster’s (36,470 SF, 5.7% of NRA, 6.5% underwritten base rent). Dave & Buster's is an American restaurant and entertainment chain that combines a full-service restaurant and sports bar with a massive video arcade. As of September 2026, the company operates over 200 locations across the United States, Canada, India, Philippines, and Dominican Republic. Dave & Buster’s has been a tenant at the Clackamas Town Center Property since November 2014 and this is their only outlet in the market. Dave & Buster’s has a current lease expiration date in January 2030 with three 5-year renewal options remaining.

Urban Planet (32,739 SF, 5.1% of NRA, 0.0% of underwritten base rent). Urban Planet is a fast-growing fashion retail chain originating in Canada that offers trendy and affordable clothing, footwear, and accessories. Urban Planet has been a tenant at the Clackamas Town Center Property since September 2025 and back-filled the former Forever 21 space. Urban Planet has a current lease expiration date in September 2028 with no renewal option remaining. Urban Planet pays 16% of sales in lieu of base rent. Because Urban Planet opened in September 2025, its reported sales reflect less than 12 months of operations.

Barnes & Noble (31,951 SF, 5.0% of NRA, 3.1% underwritten base rent). Barnes & Noble, Inc. is the largest retail bookseller in the United States. The company has approximately 600 bookstores across the United States. Barnes & Noble has been a tenant at the Clackamas Town Center Property since May 2006, and the lease was renewed for 10 years in February 2025. Barnes & Noble has a current lease expiration date in January 2035 with no renewal option remaining.

REI (45,106 SF across two leases, 7.0% of NRA, 5.5% of underwritten base rent). REI, a consumer cooperative, is a specialty outdoor retailer. REI operates two stores at the Clackamas Town Center Property. Its traditional store (28,993 SF) has been in occupancy since October 2007, and its lease was renewed in 2022 through February 2033. Its REI Re/Supply store (16,113 SF) opened in 2023 in the former DSW space, with a lease expiring in September 2028. Each lease has two 5-year renewal options.

The following tables present certain information relating to the available tenant sales information at the Clackamas Town Center Property:

Major Tenant Sales
Tenant Name	Owned / Non-Owned	Size (SF)	Lease Expiration	Reported Sales(1)	Sales / SF
Century Theatres(2)	Owned	70,752	12/31/2027	$7,803,484	$390,174
Dave & Buster’s	Owned	36,470	01/31/2030	$7,103,688	$195
Urban Planet	Owned	32,739	09/30/2028	$2,696,267	$82
H&M	Owned	15,726	01/31/2032	$3,479,755	$221
Phagans	Owned	13,177	06/30/2028	$3,221,433	$244
The Cheesecake Factory	Owned	9,032	01/31/2038	$9,161,712	$1,014
(1)	Information obtained from the borrower sponsor. Reported sales shown are for the trailing 12 months ending May 31, 2026.
(2)	Sales for Century Theatres are shown per screen.

A-3-18

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center
Sales History(1)
Tenancy Type	2023	2024	2025	TTM May 2026
Total In-Line Tenants < 10,000 SF
Total Sales	$157,270,037	$155,598,567	$158,974,209	$162,941,702
Total SF Reporting	266,180	271,109	270,997	273,194
Sales Per SF	$591	$574	$587	$596
(1)	Information obtained from the borrower sponsor.

The following table presents certain information relating to the tenancy at the Clackamas Town Center Property:

Retail Tenant Summary(1)(2)
Tenant Name	Credit Rating (Moody’s/S&P/Fitch)(3)	Tenant SF	% of Total SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Term. Option (Y/N)(4)	Renewal Options
Century Theatres	BB/BB-/NR	70,752	11.0%	$1,000,000	4.6%	$14.13	12/31/2027	N	4 x 5 Yr
Dave & Buster’s	NR/NR/NR	36,470	5.7%	$1,418,600	6.5%	$38.90	01/31/2030	N	3 x 5 Yr
Urban Planet(5)	NR/NR/NR	32,739	5.1%	$0	0.0%	$0.00	09/30/2028	N	None
Barnes & Noble Bookseller	NR/NR/NR	31,951	5.0%	$671,773	3.1%	$21.03	01/31/2035	N	None
REI	NR/NR/NR	28,993	4.5%	$826,301	3.8%	$28.50	02/28/2033	N	2 x 5 Yr
REI RE/Supply	NR/NR/NR	16,113	2.5%	$378,656	1.7%	$23.50	09/30/2028	N	2 x 5 Yr
H&M	NR/NR/BBB	15,726	2.5%	$462,187	2.1%	$29.39	01/31/2032	N	2 x 3 Yr
Phagans	NR/NR/NR	13,177	2.1%	$402,030	1.8%	$30.51	06/30/2028	N	1 x 3 Yr
HK Café	NR/NR/NR	11,808	1.8%	$450,000	2.0%	$38.11	07/31/2037	N	1 x 5 Yr
Ulta Beauty	NR/NR/NR	11,109	1.7%	$317,717	1.4%	$28.60	02/28/2030	N	2 x 5 Yr
Subtotal/Wtd. Avg.		268,838	42.0%	$5,927,264	27.0%	$22.05

Other Tenants		337,200	52.6%	$16,041,432	73.0%	$47.57
Total/Wtd. Avg. Occupied Space		606,038	94.6%	$21,968,696	100.0%	$36.25

Vacant Space		34,798	5.4%
Total		640,836	100.0%

(1)	Information is based on the underwritten rent roll dated June 30, 2026 with rent steps taken through August 2027 and includes base rent from seven tenants that executed leases after June 30, 2026 (four of which have not yet commenced).
(2)	The Clackamas Town Center Property is anchored by five tenants. Four of the anchor tenants, Macy’s, Macy’s Home, JC Penney and Dick’s Sporting Goods, are not part of the collateral for the Clackamas Town Center Whole Loan and are not included in the table above.
(3)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(4)	Term. Option (Y/N) does not include co-tenancy provisions.
(5)	Urban Planet pays 16% of sales in lieu of base rent.

A-3-19

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

The following table presents certain information with respect to the lease rollover at the Clackamas Town Center Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2026	21	44,582	7.0%	7.0%	$1,570,641	7.1%	7.1%	$35.23
2027	43	145,614	22.7%	29.7%	$4,409,130	20.1%	27.2%	$30.28
2028	20	117,980	18.4%	48.1%	$3,007,854	13.7%	40.9%	$25.49
2029	11	19,544	3.0%	51.1%	$1,447,103	6.6%	47.5%	$74.04
2030	14	78,405	12.2%	63.4%	$3,411,154	15.5%	63.0%	$43.51
2031	13	27,631	4.3%	67.7%	$1,375,031	6.3%	69.3%	$49.76
2032	6	42,121	6.6%	74.3%	$1,521,720	6.9%	76.2%	$36.13
2033	8	41,967	6.5%	80.8%	$1,601,664	7.3%	83.5%	$38.16
2034	5	12,912	2.0%	82.8%	$829,763	3.8%	87.3%	$64.26
2035	3	37,178	5.8%	88.6%	$1,126,312	5.1%	92.4%	$30.30
2036	5	11,252	1.8%	90.4%	$521,355	2.4%	94.8%	$46.33
2037 & Thereafter	3	26,852	4.2%	94.6%	$1,146,968	5.2%	100.0%	$42.71
Vacant	NAP	34,798	5.4%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	152	640,836	100.0%		$21,968,696	100.0%		$36.25(2)
(1)	Information is based on the underwritten rent roll dated June 30, 2026 with rent steps taken through August 2027 and includes base rent from seven tenants that executed leases after June 30, 2026 (four of which have not yet commenced).
(2)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Clackamas Town Center Property is located in Happy Valley, Oregon, a suburban area in the southeast quadrant of the Portland-Vancouver CBSA. The area surrounding the Clackamas Town Center Property comprises a fairly dense mix of commercial uses along SE 82nd Avenue, as well as along SE Sunnyside Road, with residential uses located predominantly to the east and west. The Clackamas Town Center Property is located on the western border of Happy Valley, west of Interstate 205. This location is about ±10.0 miles southeast of the Portland central business district. The Clackamas Town Center Property acts as a commercial/retail hub for the southeastern portion of the region, anchoring retail and commercial development for this section of the region. As a retail hub, the Clackamas Town Center Property has attracted other area retailers over the years, including a power center across Sunnyside Road (Clackamas Promenade), as well as community centers, and several free-standing restaurants, big-box and fast food users proximate to the Clackamas Town Center Property.

According to the appraisal, the 2025 population within a five-, seven-, and ten-mile radius of the Clackamas Town Center Property was 304,884, 572,912 and 1,029,084, respectively. Additionally, for the same radii, the average household income was $121,755, $121,444 and $121,920, respectively.

According to the appraisal, the Clackamas Town Center Property is located within the East Clackamas retail submarket within the Portland retail market. As of the first quarter of 2026, the East Clackamas retail submarket had an inventory of approximately 4.3 million square feet of retail space with an occupancy rate of 92.7% and an average asking rent of $22.07 per square foot.

A-3-20

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

The following table presents certain information relating to the appraisal’s market rent conclusion for the Clackamas Town Center Property:

Market Rent Summary(1)
	SF	Market Rent PSF	Rent Escalations	Term (Mos.)	Tenant Improvements PSF (New / Renewal)	Leasing Commissions PSF (New / Renewal)
0-1,000 SF Space	15,606	$70.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
1,001-2,000 SF Space	46,061	$40.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
2,001-3,000 SF Space	53,670	$35.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
3,001-5,000 SF Space	93,724	$25.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
5,001-10,000 SF Space	69,948	$20.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
>10,000 SF Space	68,606	$17.50	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Jewelry Space	8,552	$125.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Exterior Space	86,463	$35.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Food Court Space	8,064	$150.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Kiosk Space	160	$400.00	3% per annum	60	$35.00 / $5.00	$6.00 / $3.00
ATM Space	200	$150.00	3% per annum	60	$35.00 / $5.00	$6.00 / $3.00
Outparcel Space	18,661	$35.00	3% per annum	84	$35.00 / $5.00	$6.00 / $3.00
Cinema Space	70,752	$16.00	3% per annum	120	$25.00 / $5.00	$3.50 / $1.75
Major Tenants Space	97,414	$27.00	3% per annum	120	$25.00 / $5.00	$3.50 / $1.75
(1)	Source: Appraisal.

A-3-21

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

The following table presents sales comparables with respect to the Clackamas Town Center Property:

Sales Comparables(1)
Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Occupancy %	Anchor/Major Tenant	Sale Price	Actual Sale Price PSF	Inline Sales PSF(4)	Capitalization Rate
Clackamas Town Center Happy Valley, OR	1981/2007	640,836	94.6%(2)(3)	Macy’s, Macy’s Home, JC Penney, Dick’s, Century Theatres			$596
Annapolis Mall Annapolis, MD	1980/2026	1,137,789	85.0%	Macy's, Dick's House of Sports (to open in August 2026) and AMC Theatre	$272,000,000	$239.06	$570	9.20%
Victoria Gardens Rancho Cucamonga, CA	2004/NAP	702,823	98.0%	Bass Pro, Macy's Men's, Children's and Home, Macy's, JC Penney and AMC Theatre	$530,000,000	$754.10	$1,150	6.82%
Gateway Mall Lincoln, NE	1960/2025	381,584	95.0%	Dillard's, Gateway East, JC Penney, Dillard's Women's, Dicks Sporting Goods and Round 1	$43,500,000	$114.00	$400	18.16%
The Mall at Johnson City Johnson City, TN	1971/2009	544,659	94.9%	JC Penney, Belk Home Store, Belk for Her, Dick's and HomeGoods	$50,500,000	$92.72	$498	14.58%
Southland Mall Hayward, CA	1964/1985	811,620	85.0%	Macy's, JC Penney's, Hobby Lobby and Round 1	$70,000,000	$86.25	$450	13.84%
Lakewood Center Lakewood, CA	1953/2008	1,049,252	90.0%	Macy's (GL), Costco (GL), JC Penney (GL), Target (GL), Burlington (GL), Home Depot (GL) and Starlight Cinemas	$332,100,000	$316.51	$570	9.00%
Crabtree Valley Mall Raleigh, NC	1973/2010	1,172,441	78.0%	Belk, Macy's and Belk Men's	$290,000,000	$247.35	$951	11.20%
Mt. Shasta Mall Redding, CA	1975/2001	399,538	95.0%	JC Penney, Macy's and Sprouts	$68,143,000	$170.55	$356	13.47%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 30, 2026
(3)	As of June 30, 2026, a total of seven tenants comprising 27,223 square feet of net rentable area (4.2% of the total net rentable area) have executed leases (four of which have not yet commenced).
(4)	In-line tenants occupying less than 10,000 square feet the Clackamas Town Center Property reported sales of $596 per square foot in the trailing 12-month period ending May 2026.

Appraisal. The appraisal concluded to an “as-is” value for the Clackamas Town Center Property of $248,200,000 as of July 6, 2026 and “as-stabilized” value of $275,000,000 as of July 1, 2028.

Environmental. According to the Phase I environmental site assessment dated June 12, 2026, there was no evidence of a recognized environmental condition at the Clackamas Town Center Property.

A-3-22

Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Clackamas Town Center Property:

Operating History and Underwritten Net Cash Flow
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF
Gross Potential Rent(1)	$19,714,018	$20,330,986	$20,796,304	$20,582,400	$21,968,696	$34.28
Gross Up Rents	$0	$0	$0	$0	$1,796,472	$2.80
Percentage Rent	$2,864,503	$2,296,541	$1,724,599	$2,500,575	$2,496,836	$3.90
Recovery Income	$10,330,227	$10,210,122	$10,324,970	$10,252,599	$11,107,911	$17.33
Other Income	$2,949,089	$2,765,019	$2,424,638	$2,588,349	$2,588,349	$4.04
Vacancy and Concessions	($46,539)	($119,422)	($826,371)	($787,570)	($2,915,899)	($4.55)
Effective Gross Income	$35,811,298	$35,483,247	$34,444,140	$35,136,354	$37,042,365	$57.80

Taxes	$4,001,873	$4,955,502	$5,155,677	$5,246,797	$5,246,797	$8.19
Insurance	$273,010	$272,555	$275,011	$269,141	$258,288	$0.40
Other Operating Expenses(2)	$7,159,986	$7,148,762	$7,046,026	$6,993,170	$7,050,350	$11.00
Total Operating Expenses	$11,434,869	$12,376,819	$12,476,714	$12,509,108	$12,555,435	$19.59

Net Operating Income	$24,376,429	$23,106,428	$21,967,426	$22,627,246	$24,486,930	$38.21
Replacement Reserves(3)	$326,826	$326,826	$326,826	$326,826	$326,826	$0.51
TI/LC(3)	$961,254	$961,254	$961,254	$961,254	$961,254	$1.50
Net Cash Flow	$23,088,348	$21,818,348	$20,679,345	$21,339,166	$23,198,850	$36.20

Occupancy (%)(4)	93.5%	93.0%	94.4%	94.6%	92.7%
NOI DSCR(5)	2.76x	2.62x	2.49x	2.57x	2.78x
NCF DSCR(5)	2.62x	2.47x	2.34x	2.42x	2.63x
NOI Debt Yield(5)	19.5%	18.5%	17.6%	18.1%	19.6%
NCF Debt Yield(5)	18.5%	17.5%	16.5%	17.1%	18.6%
(1)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated June 30, 2026, and includes base rent from seven tenants that executed leases after June 30, 2026 (four of which have not yet commenced). Underwritten Gross Potential Rent includes contractual rent steps taken through August 2027. Recovery Income reflects gross up of reimbursements on vacant units at average in place recovery rates.
(2)	Management fee normalized to 3.0% of EGI. The Clackamas Town Center Property’s contractual management fee is subordinate to the Clackamas Town Center Whole Loan, and has been adjusted to a market-level rate of 3.0%.
(3)	TI/LC and Replacement Reserves normalized to underwritten levels for historical comparison of Net Cash Flow.
(4)	Historical occupancy figures represent the average physical occupancy in each respective year. UW Occupancy (%) represents underwritten economic occupancy.
(5)	DSCR and Debt Yields are based on the Clackamas Town Center Whole Loan.

The Borrower The borrower is Clackamas Mall L.L.C., a single-purpose Delaware limited liability company with two independent directors.

The Borrower Sponsor. The borrower sponsor is GGP Retail LLC, an affiliate of Brookfield Corporation. The borrower is owned by GGP-TRS L.L.C., which is a 50/50 joint venture between GGP and the Teachers’ Retirement System of the State of Illinois (“ILTRS”), and is also the non-recourse carveout guarantor. General Growth Properties (GGP) is the US real estate platform of Brookfield Corporation (NYSE: BN), operating as an independently branded business focused on the ownership, operation, and redevelopment of retail assets. GGP has a portfolio of 95+ assets across 34 states and over 95 million square feet. GGP is the operating partner and managing member with day-to-day responsibilities. ILTRS is an Illinois public pension and institutional capital partner with assets totaling $76.6 billion as of June 30, 2025.

Property Management. The Clackamas Town Center Property is managed by GGP Services Inc., a Delaware Corporation.

Escrows and Reserves.

Real Estate Taxes – During a Cash Management Period and/or Cash Sweep Period (as defined below) the Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual property taxes.

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Annex A-3	BBCMS 2026-5C43
Loan No. 2 – Clackamas Town Center

Insurance Premiums – During a Cash Management Period and/or Cash Sweep Period (as defined below) the Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to 1/12th of the estimated annual insurance premium.

Excess Cash Flow Reserve – During a Cash Sweep Period (as defined below), but, for the avoidance of doubt, not during a Cash Management Period unless the same exists as a result of an Event of Default or a Bankruptcy Action, the Clackamas Town Center Whole Loan documents require the Borrower to pay to Lender on each Payment Date all excess cash flow, which amounts are required to be deposited with and held in an interest bearing Eligible Account (the “Excess Cash Flow Reserve Fund”) by Cash Management Bank as additional collateral for the Clackamas Town Center Whole Loan.

Anchor Tenant Reserve – During the continuance of an Anchor Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into an anchor tenant reserve account to fund tenant improvements, leasing commissions, budgeted construction costs, required landlord work and other costs associated with re-tenanting the applicable Anchor Tenant space or any other space at the Clackamas Town Center Property. Deposits with respect to any individual Anchor Tenant Trigger Event will be suspended once the amount deposited equals $50 per square foot of the applicable Anchor Tenant space, based on its gross leasable area as of the origination date.

Replacement Reserve – The Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to approximately $27,236 for replacement reserves with a cap of $653,664.

Rollover Reserve – The Clackamas Town Center Whole Loan documents require an upfront reserve of $3,723,954 to fund outstanding tenant improvement, landlord work, tenant improvement allowance and leasing commission obligations. Additionally, the Clackamas Town Center Whole Loan documents require an ongoing monthly deposit in an amount equal to $80,105 with a cap of $1,922,520 to fund ongoing tenant improvement, landlord work, tenant improvement allowance, and leasing commission obligations.

Gap Rent Reserve – The Clackamas Town Center Whole Loan documents require an upfront deposit of $967,920 to fund outstanding free rent, gap rent, and rent abatements.

Lockbox and Cash Management. The Clackamas Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents and other revenues (other than any non-core income) to be transmitted directly by the tenants at the Clackamas Town Center Property into a lender-controlled lockbox account within two business days of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the Clackamas Town Center Whole Loan documents. During the continuance of a Cash Management Period, provided no Event of Default or Cash Sweep Period is continuing, all available cash remaining after the required applications and disbursements will be deposited into the borrower’s operating account.

A “Cash Management Period” will commence upon the occurrence of:

(i)	Debt Yield is less than 11.5%, as of the end of any two consecutive calendar quarters

A “Cash Sweep Period” will commence upon the occurrence of either of the following events:

(i)	Event of Default;
(ii)	Debt Yield is less than 10.5%, as of the end of any two consecutive calendar quarters;
(iii)	Bankruptcy Action of any of Borrower, Guarantor or Manager

A Cash Management Period will end upon the occurrence of the following:

(i)	The date that the Debt Yield is equal to or in excess of 11.5% for two consecutive calendar quarters, provided that no Cash Sweep Period remains in effect pursuant to the occurrence of either an Event of Default or Bankruptcy Action of any of Borrower, Guarantor or Manager

A Cash Sweep Period will end upon the occurrence of the following:

(i)	In the case the Cash Sweep Period is due to the occurrence of an Event of Default, the cure or waiver of such event of default;
(ii)	In the case the Cash Sweep Period is due to the Debt Yield being less than 10.5%, as of the end of any two consecutive calendar quarters, the Debt Yield is equal to or in excess of 10.5% for two consecutive calendar quarters, provided no Cash Sweep Period remains in effect pursuant to the occurrence of either an Event of Default
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Loan No. 2 – Clackamas Town Center

or Bankruptcy Action of any of Borrower, Guarantor or Manager;

(iii)	In the case the Cash Sweep Period is due to any Bankruptcy Action of any of Borrower, Guarantor or Manager, if such Cash Sweep Period is as a result of the filing of an involuntary petition against any of Borrower, Guarantor or Manager with respect to which none of Borrower, Guarantor, Manager or any Affiliate of any of Borrower, Guarantor or Manager, respectively, solicited or caused to be solicited petitioning creditors or consented to or otherwise acquiesced in or joined in such involuntary petition, if (A) the same is discharged, stayed or dismissed within 30 days of such filing; provided that, in Lender’s reasonable opinion, such filing (after dismissal or discharge) does not materially and adversely affect any of Borrower’s, Guarantor’s or Manager’s, respectively, ability to perform its obligations under the Clackamas Town Center Whole Loan documents to which it is a party, or (B) a Replacement Guarantor has satisfied the Replacement Guarantor Conditions in accordance with the terms of the Clackamas Town Center Whole Loan documents, provided that no Cash Sweep Period remains in effect pursuant to the occurrence of an Event of Default or the Debt Yield being less than 10.5%, as of the end of any two consecutive calendar quarters.

An "Anchor Tenant Trigger Event" will commence upon the occurrence of any of the following:

(i)	an Anchor Tenant goes dark;
(ii)	an Anchor Tenant becomes the subject of a bankruptcy action;
(iii)	an Anchor Tenant vacates its premises or has given written notice of or publicly stated its intention to vacate and has not withdrawn such notice within 60 consecutive days following delivery of such notice;
(iv)	an Anchor Tenant terminates, surrenders, or cancels its lease or gives notice of its intent to do so;
(v)	an Anchor Tenant fails to renew its Anchor Lease within the applicable renewal option period.

An Anchor Tenant Trigger Event will be deemed to have ceased upon the occurrence of any of the following:

●	if the parcel occupied by the related Anchor Tenant that triggered the Anchor Tenant Trigger Event is owned by the borrower, (A) Replacement Lease(s) pursuant to which (i) not less than 75% of the space previously occupied by the applicable Anchor Tenant is re-let pursuant to the terms and provisions of the Clackamas Town Center Whole Loan documents and the aggregate annual gross rent under such Replacement Lease(s) is not less than 75% of the annual gross rent under the applicable Anchor Lease, or (ii) not less than 50% of the space previously occupied by the applicable Anchor Tenant is re-let pursuant to the terms and provisions of the Clackamas Town Center Whole Loan documents, and the aggregate annual gross rent under such Replacement Lease(s) is not less than 100% of the annual gross rent under the applicable Anchor Lease;
●	if the parcel occupied by the related Anchor Tenant that triggered the Anchor Tenant Trigger Event is not owned by the borrower, an Officer’s Certificate from Borrower in form and substance reasonably satisfactory to Lender stating that the applicable Anchor Tenant Trigger Event does not result in the violation of co-tenancy requirements in Leases representing more than 15% of the aggregate rent payable under in-line Leases (i.e., non-Anchor Leases) at the Clackamas Town Center Property (or if such violation did occur, such violation has now been cured);
●	with respect to a matter described in clause (i) above, the related Anchor Tenant operates its premises for at least 30 consecutive days;
●	with respect to a matter described in clause (ii) above, (a) if such premises occupied by the Anchor Tenant is then owned by the tenant, the related bankruptcy action is dismissed or the Anchor Tenant has emerged from the related bankruptcy action and (b) if such premises occupied by the Anchor Tenant is then leased by the borrower to the tenant, such lease is accepted and affirmed by the Anchor Tenant in the applicable bankruptcy action or assumed by a replacement Anchor Tenant;
●	with respect to a matter described in clause (iii) the related anchor tenant has reoccupied its premises or rescinded any notice of intent to vacate;
●	with respect to a matter described in clause (iv) above, the related Anchor Tenant rescinds its notice of cancellation, termination, or non-renewal in writing;
●	with respect to a matter described in clause (v) above, the related Anchor Tenant renews or extends its lease.

An “Anchor Tenant” means Macy’s, Macy’s Home Store, JCPenney, Dick’s Sporting Goods, Century Theaters or (i) any replacement Tenant(s) of the foregoing which are subject to Replacement Leases, or (ii) with respect to such Tenants (Macy’s, Macy’s Home Store, JCPenney, Dick’s Sporting Goods, Century Theaters) that are occupying space which is not, as of the Origination Date, (x) owned by Borrower and (y) is not collateral for the Loan, for which not less than 75% of the space previously occupied by the respective Anchor Tenant following the acquisition of such space by borrower (or any of its affiliates).

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Loan No. 2 – Clackamas Town Center

Letter of Credit. None.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not Permitted.

Partial Release. The borrower is permitted to release (i) one or more parcels (including “air rights” parcels but excluding any Anchor Parcel) or outlots, (ii) one or more Acquired Parcels or Acquired Expansion Parcels (including, without limitation, any Anchor Parcel that is an Acquired Expansion Parcel) or (iii) non-income producing parcels improved by structures that (x) were vacant as of the Origination Date, (y) have been vacant and non-income producing continuously since the Origination Date and for at least three years at the time of such release, and (z) were ascribed no value in the Appraisal delivered to Lender in connection with the closing of the Clackamas Town Center Whole Loan (each a “Release Parcel”) subject to certain conditions, including, among others, that no event of default is continuing, the Release Parcel has been legally subdivided from the remainder of the Clackamas Town Center Property, and the release does not result in a zoning violation or a material diminution in the value of the remaining Clackamas Town Center Property, the loan-to-value ratio immediately after the release (as determined by the lender using only the portion of the remaining Clackamas Town Center Property that constitutes acceptable real estate collateral for a REMIC trust) is not greater than 125% (although the borrower may make a REMIC payment to satisfy this test unless the lender receives an opinion of counsel that the release will not cause the securitization to fail to maintain its REMIC status), with respect to the remaining Clackamas Town Center Property is at least equal to the greater of (x) 19.6% and (y) the Debt Yield for the Clackamas Town Center Property (including the Release Parcel) for the trailing 12 calendar months preceding the most recent calendar quarter prior to the release of the Release Parcel.

Ground Lease. None. The borrower owns the Clackamas Town Center Property in fee simple. However, portions of the Clackamas Town Center Property (an exterior public plaza and a parking structure) are leased by the borrower, as lessor, to the Clackamas County Development Agency, as the duly designated urban renewal agency of Clackamas County, Oregon, as lessee, pursuant to two ground leases dated November 2006, each for a term of 20 years from issuance of the certificate of occupancy for the related improvements, at nominal rent of $1.00 per year. The borrower manages and operates the related premises and is responsible for the related operating expenses, maintenance and taxes. Title to the related improvements remains with the lessee until expiration of the lease term, at which time title vests in the borrower. The lessee has no right of first refusal or option to purchase the related premises.

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No. 3 – 111 Congress

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No. 3 – 111 Congress

111 CONGRESS

Floor	Space
30	Headlands Tech Holdings LLC 4,789 SF 11/2026
29	Enthought 4,789 SF 8/2035
28	Ewell, Brown, Blanke & Knight LLP 4,789 SF 3/2027
27	USA Compression, LP (Subleased to Core Scientific) 7,762 SF 12/2029
26	Vacant 4,660 SF; Vacant 3,105 SF
25	Guidehouse Inc. 5,108 SF 8/2028; Fulcrum Capital Holdings, LLC 2,206 SF 4/2030; Fulcrum Capital Holdings, LLC 322 SF 4/2030
24	USA Compression, LP 11,463 SF 12/2029
23	Bracewell LLP 11,292 SF 3/2029
22	Wells Fargo Bank, N.A. 6,149 SF 1/2030; Day One Pharmaceuticals 2,151 SF 5/2028; Brorby, Crozier, & Dobie P.C. 2,869 SF 12/2031
21	Bracewell LLP 11,358 SF 3/2029; PFM Financial Advisors LLC 4,239 SF 7/2032
20	Fish & Richardson P.C. 15,268 SF 7/2033
19	KPMG LLP 11,015 SF 7/2037; KPMG LLP 3,674 SF 7/2037
18	Dykema Gossett PLLC 10,891 SF 3/2028; CIBC Bancorp USA, Inc 2,591 SF 4/2027; Bayswater Investments, LLC 5,936 SF 9/2034
17	KPMG LLP (Expansion Space) 19,427 SF 7/2037
16	Spencer Fane, LLP 19,317 SF 10/2037
15	Husch Blackwell LLP 14,078 SF 10/2034; Husch Blackwell LLP 1,299 SF 10/2034; Vacant 7,383 SF
14	Husch Blackwell LLP 23,481 SF 10/2034
13	Workrise Technologies Inc. 23,479 SF 7/2028
12	Workrise Technologies Inc. 23,481 SF 7/2028
11	Strattam Capital Management, LLC 1,500 SF 9/2031; Strattam Capital Management, LLC 2,486 SF 9/2031; Vacant 5,536 SF; Wells Fargo Bank, N.A. 13,331 SF 1/2030
10	Vacant 7,013 SF; Peckar & Abramson, P.C. 6,612 SF 4/2027; Ashtrom Renewable Energy Management LLC 883 SF 2/2028; Ashtrom Renewable Energy Management LLC 1,590 SF 2/2028; Vacant 1,206 SF; Vacant 878 SF; Vacant 4,744 SF
9	Workrise Technologies Inc. (Subleased to CS Disco) 23,142 SF 7/2028
8	JMI Services fka JMTX LLC 4,463 SF 10/2027; Baker & Hostetler LLP 12,280 SF 4/2028; Vacant 2,537 SF; Starburst Data 3,443 SF 1/2027
7	Austin Convention and Visitors Bureau 14,216 SF 7/2034; Austin Convention and Visitors Bureau 3,500 SF 7/2034; Colliers International Austin, LLC 5,322 SF 10/2029
6	Workrise Technologies Inc. (Subleased to CS Disco) 23,108 SF 7/2028
5	RGN-Austin III, LLC 11,888 SF 9/2032; Vacant 11,166 SF
4	RGN-Austin III, LLC 23,101 SF 9/2032
3	Wells Fargo Bank, N.A. 22,684 SF 1/2030
2	Fitness Center 8,769 SF
1	Wells Fargo Bank, N.A. 4,268 SF 1/2030; Management Office 1,553 SF; Maintenance & Security Office 574 SF
P	Fareground – Indoor Space 14,372 SF; Fareground – Outdoor Space 1,955 SF

GARAGE
200 E CESAR CHAVEZ

Baylor Scott & White Health 3,945 SF 2/2030	Baylor Scott & White Health 6,072 SF 2/2030	Vacant 3,424 SF

Building | Vacant | 2026 – 2028 | 2029 – 2030 | 2031 – 2032 | 2033+

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No. 3 – 111 Congress

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	8.1%	Net Rentable Area (SF):	519,959
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	CC One Eleven Congress Owner, LP	Year Built / Renovated:	1985 / 2020
Borrower Sponsor:	Canyon Creek Real Estate	Occupancy:	90.1%
Interest Rate:	7.13500%	Occupancy Date:	4/28/2026
Note Date:	7/29/2026	4th Most Recent NOI (As of):	$17,188,540 (12/31/2023)
Maturity Date:	8/11/2031	3rd Most Recent NOI (As of):	$17,863,027 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$19,572,633 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$20,080,999 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	89.8%
Amortization Type:	Interest Only	UW Revenues:	$34,104,143
Call Protection(2):	YM1(26),DorYM1(30),O(4)	UW Expenses:	$12,652,864
Lockbox / Cash Management:	Hard/Springing	UW NOI:	$21,451,279
Additional Debt:	Yes	UW NCF:	$20,047,390
Additional Debt Balance(1):	$56,500,000	Appraised Value / Per SF(4):	$203,000,000 / $390
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/7/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$263
Taxes:	$377,181	$377,181	N/A	Maturity Date Loan / SF:	$263
Insurance:	$23,108	$23,108	N/A	Cut-off Date LTV(4):	67.2%
Replacement Reserves:	$0	$8,666	N/A	Maturity Date LTV(4):	67.2%
TI / LC Reserve:	$0	$108,452	N/A	UW NCF DSCR:	2.03x
Existing TI / LC Reserve:	$9,153,719	$0	N/A	UW NOI Debt Yield:	15.7%
Rent Concession Reserve:	$2,995,914	$0	N/A
Major Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1)	$136,500,000	64.1%	Purchase Price	$198,000,000	93.0%
Sponsor Equity	76,387,341	35.9	Upfront Reserves	12,549,922	5.9
			Closing Costs	2,337,419	1.1
Total Sources	$212,887,341	100.0%	Total Uses	$212,887,341	100.0%
(1)	The 111 Congress Mortgage Loan (as defined below) is part of the 111 Congress Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $136,500,000. The Financial Information presented above are based on the 111 Congress Whole Loan.
(2)	The 111 Congress Whole Loan may be prepaid in full at borrower’s election after the loan origination date (i.e. no lockout period) with the payment of a yield maintenance premium. The 111 Congress Whole Loan is subject to a defeasance lockout period ending on the earliest to occur of (i) September 11, 2029 and (ii) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized. Thereafter, at the borrower’s election, the 111 Congress Whole Loan may be defeased or prepaid together with a yield maintenance premium. Voluntary prepayment in full is permitted without penalty during the three months prior to the maturity date. The assumed defeasance lockout period of 26 payments is based on the anticipated closing of the BBCMS 2026-5C43 securitization trust in October 2026, the actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for additional information.
(4)	The Appraised Value of $203,000,000 as of April 7, 2026 represents a hypothetical market value that assumes the exclusion of the Release Parcel (as defined below) and that the outstanding tenant improvement, leasing commission and free rent obligations as of the date of valuation of approximately $13,565,454 are reserved with the lender at loan origination, resulting in a Cut-off Date LTV and Maturity Date LTV of 67.2% and 67.2%, respectively. The appraiser concluded to an “as-is” Appraised Value of $201,100,000 as of April 7, 2026, which results in a Cut-off Date LTV and Maturity Date LTV of 67.9% and 67.9%, respectively.

The Loan. The 111 Congress mortgage loan (the “111 Congress Mortgage Loan”) is part of a whole loan (the “111 Congress Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of

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No. 3 – 111 Congress

$136,500,000 and secured by a first priority mortgage encumbering the borrower’s fee interest in a 519,959 SF Class A office building located in Austin, Texas (the “111 Congress Property”). The 111 Congress Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance and Cut-off Date Balance of $80,000,000. The non-controlling Notes A-2 and A-5 are currently held by Wells Fargo Bank, National Association (“WFB”) and are expected to be contributed to one or more future securitization transactions. Additional non-controlling Notes A-3 and A-4 were contributed by WFB to the BANK5 2026-5YR24 transaction.

The 111 Congress Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the 111 Congress Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$80,000,000	$80,000,000	BBCMS 2026-5C43	Yes
A-2(1)	$10,000,000	$10,000,000	WFB	No
A-3	$20,000,000	$20,000,000	BANK5 2026-5YR24	No
A-4	$16,500,000	$16,500,000	BANK5 2026-5YR24	No
A-5(1)	$10,000,000	$10,000,000	WFB	No
Total	$136,500,000	$136,500,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The 111 Congress Property is a 519,959 SF, 30-story, Class A office tower situated on a 2.97-acre parcel in the central business district of downtown Austin, Texas, at 111 Congress Avenue and 206 East Cesar Chavez Street. Built in 1985 and renovated in 2020, the 111 Congress Property is located at the intersection of Congress Avenue and Cesar Chavez Street and offers panoramic views of downtown Austin, the Texas State Capitol, Lady Bird Lake and the Texas Hill Country. The 111 Congress Property includes a connected parking garage with tunnel access containing 861 parking spaces (a parking ratio of approximately 1.66 spaces per 1,000 SF). Amenities at the 111 Congress Property include a lobby and plaza, a fitness center, a tenant conference center, structured parking, outdoor patio and green space, and on-site food and beverage offerings anchored by the Fareground food hall and the Ellis cocktail bar. As of April 28, 2026, the 111 Congress Property was 90.1% leased to 36 unique tenants, with a weighted-average remaining lease term of approximately 4.7 years. Cousins Properties, the previous owner, invested approximately $41.0 million (approximately $79.0 PSF) in capital improvements since 2016.

The following table presents certain information relating to the historical and current occupancy of the 111 Congress Property:

Historical and Current Occupancy
Property	12/1/2023	12/1/2024	6/1/2025	Current(1)
111 Congress	79.9%	79.9%	82.7%	90.1%
(1)	Based on the underwritten rent roll dated April 28, 2026.

Major Tenants.

Workrise Technologies Inc. (93,210 SF; 17.9% of NRA; 22.7% of UW Rent). Workrise Technologies, Inc. (d/b/a RigUp) (“RigUp”) is a privately held, technology-enabled workforce and vendor management company headquartered in Austin, Texas that provides a source-to-pay platform serving the energy industry. Founded in 2014, RigUp occupies four suites at the 111 Congress Property, which serves as its headquarters, and has subleased Suites 600 and 900 (46,250 SF) to CS Disco, Inc. (NYSE: LAW), an Austin-based legal technology company. RigUp has a lease expiration of July 31, 2028 and one, five-year renewal option remaining.

Wells Fargo Bank, N.A. (Moody’s/Fitch/S&P: A1/A+/BBB+; 46,432 SF; 8.9% of NRA; 10.3% of UW Rent). Wells Fargo Bank, National Association (“Wells Fargo Bank, N.A.”) is a national banking association and the principal banking

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No. 3 – 111 Congress

subsidiary of Wells Fargo & Company (NYSE: WFC), a diversified financial services company. Wells Fargo Bank, N.A. has a lease expiration of January 31, 2030 and one, seven-year renewal option and one, five-year renewal option remaining.

Husch Blackwell LLP (38,858 SF; 7.5% of NRA; 8.5% of UW Rent). Husch Blackwell LLP is an AmLaw 100 national law firm with an industry-focused practice serving clients across sectors including technology, healthcare, energy and financial services. Husch Blackwell LLP has a lease expiration of October 31, 2034 and one, ten-year renewal option remaining. Husch Blackwell LLP has termination options on October 31, 2028, and October 31, 2031, with 12 months' prior notice required for each option.

The following table presents certain information relating to the major tenants at the 111 Congress Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/ Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date	Renewal Options	Term Option (Y/N)
Major Tenants
Workrise Technologies Inc.(3)	NR/NR/NR	93,210	17.9%	$48.57	$4,527,266	22.7%	7/31/2028	1 x 5 yr	N
Wells Fargo Bank, N.A.	A1/A+/BBB+	46,432	8.9%	$44.28	$2,056,009	10.3%	1/31/2030	Various(4)	N
Husch Blackwell LLP	NR/NR/NR	38,858	7.5%	$43.50	$1,690,323	8.5%	10/31/2034	1 x 10 yr	Y(5)
RGN-Austin III, LLC (Regus)	NR/NR/NR	34,989	6.7%	$45.81	$1,602,846	8.0%	9/30/2032	2 x 5 yr	N
KPMG LLP	NR/NR/NR	34,116	6.6%	$40.00	$1,364,640	6.8%	7/31/2037	2 x 5 yr	Y(6)
Major Tenants Subtotal / Wtd. Avg.		247,605	47.6%	$45.40	$11,241,084	56.3%
Other Tenants(7)		220,702	42.4%	$39.49	$8,716,274	43.7%
Occupied Subtotal / Wtd. Avg.		468,307	90.1%	$42.62	$19,957,359	100.0%
Vacant		51,652	9.9%
Total / Wtd. Avg.		519,959	100.0%

(1)	Based on the underwritten rent roll dated April 28, 2026. UW Base Rent is inclusive of contractual rent steps totaling $440,033 taken through June 2027.
(2)	Certain ratings are those of the parent company, whether or not the parent company guarantees the lease.
(3)	Workrise Technologies Inc. occupies 93,210 SF across four suites at the 111 Congress Property and has subleased 46,250 SF (Suites 600 and 900) to CS Disco, Inc. The Workrise Technologies Inc. lease and the CS Disco, Inc. sublease are coterminous.
(4)	Wells Fargo Bank, N.A. has one, seven-year renewal option and one, five-year renewal option remaining.
(5)	Husch Blackwell LLP has termination options effective (i) October 31, 2028, with respect to either its entire 38,858 SF leased space or solely its 15th floor leased space comprising 15,377 SF and (ii) October 31, 2031, with respect to its entire 38,858 SF of leased space, with 12 months' prior notice required for each option.
(6)	KPMG LLP has (i) a one-time contraction option effective July 31, 2031, with respect to up to 20% of its leased space with written notice on or prior to July 31, 2030 and (ii) a termination option effective July 31, 2033, with respect to its entire 34,116 SF of leased space, with 12 months’ prior notice.
(7)	Other Tenants includes certain indoor and outdoor amenity space and the management, maintenance and security offices.

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress

The following table presents certain information relating to the lease rollover schedule at the 111 Congress Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	51,652	9.9%	NAP	NAP	51,652	9.9%	NAP	NAP
2026 & MTM	7	32,039	6.2	$220,202	1.1%	83,691	16.1%	$220,202	1.1%
2027	6	21,898	4.2	$987,666	4.9	105,589	20.3%	$1,207,868	6.1%
2028	7	126,113	24.3	$6,018,002	30.2	231,702	44.6%	$7,225,870	36.2%
2029	4	47,197	9.1	$2,095,432	10.5	278,899	53.6%	$9,321,302	46.7%
2030	4	58,977	11.3	$2,603,303	13.0	337,876	65.0%	$11,924,606	59.8%
2031	3	6,855	1.3	$315,912	1.6	344,731	66.3%	$12,240,518	61.3%
2032	3	39,228	7.5	$1,790,560	9.0	383,959	73.8%	$14,031,078	70.3%
2033	1	15,268	2.9	$730,317	3.7	399,227	76.8%	$14,761,395	74.0%
2034	3	62,510	12.0	$2,750,321	13.8	461,737	88.8%	$17,511,717	87.7%
2035	1	4,789	0.9	$221,395	1.1	466,526	89.7%	$17,733,112	88.9%
2036	0	0	0.0	$0	0.0	466,526	89.7%	$17,733,112	88.9%
2037 & Thereafter	2	53,433	10.3	$2,224,247	11.1	519,959	100.0%	$19,957,359	100.0%
Total / Wtd. Avg.	41	519,959	100.0%	$19,957,359	100.0%	519,959	100.0%	$19,957,359	100.0%
(1)	Based on the underwritten rent roll dated April 28, 2026.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 111 Congress Property:

Underwritten Cash Flow
	2023	2024	2025	3/31/2026 TTM	UW	UW PSF	%(2)
Base Rent	$15,871,990	$16,284,342	$17,534,221	$17,811,115	$19,957,359	$38.38	89.3%
Vacant Income	$0	$0	$0	$0	$2,272,688	$4.37	10.2%
Straight Line Rent	$0	$0	$0	$0	$108,381	$0.21	0.5%
Gross Potential Rent(1)	$15,871,990	$16,284,342	$17,534,221	$17,811,115	$22,338,428	$42.96	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	$0	($2,272,688)	($4.37)	(10.2%)
Expense Reimbursements	$9,957,476	$9,865,950	$10,047,928	$10,107,558	$10,705,949	$20.59	47.9%
Net Rental Income	$25,829,466	$26,150,291	$27,582,149	$27,918,673	$30,771,688	$59.18	137.8%
Parking Income	$2,926,093	$3,097,656	$3,275,386	$3,318,067	$3,318,067	$6.38	14.9%
Other Income	$19,985	$5,856	$15,651	$14,388	$14,388	$0.03	0.1%
Effective Gross Income	$28,775,544	$29,253,804	$30,873,185	$31,251,128	$34,104,143	$65.59	152.7%

Real Estate Taxes	$5,267,035	$5,085,075	$4,675,990	$4,542,612	$4,310,642	$8.29	12.6%
Insurance	$144,266	$143,888	$150,267	$145,679	$277,301	$0.53	0.8%
Management Fee	$0	$0	$0	$0	$1,534,686	$2.95	4.5%
Other Operating Expenses	$6,175,704	$6,161,814	$6,474,296	$6,481,838	$6,530,234	$12.56	19.1%
Total Expenses	$11,587,004	$11,390,777	$11,300,553	$11,170,129	$12,652,864	$24.33	37.1%

Net Operating Income	$17,188,540	$17,863,027	$19,572,633	$20,080,999	$21,451,279	$41.26	62.9%
Replacement Reserves	$0	$0	$0	$0	$103,992	$0.20	0.3%
TI/LC	$0	$0	$0	$0	$1,299,898	$2.50	3.8%
Non-Recurring Other Operating Expenses	$1,910,452	$1,451,623	$412,398	$146,942	$0	$0.00	0.0%
Net Cash Flow	$15,278,088	$16,411,403	$19,160,235	$19,934,058	$20,047,390	$38.56	58.8%
(1)	UW Gross Potential Rent is based on the underwritten rent roll dated April 28, 2026, inclusive of (i) contractual rent steps totaling $440,033 taken through June 2027 and (ii) straight-line rent of $108,381 for two investment-grade tenants: Baylor Scott & White Health ($15,425), and Wells Fargo Bank, N.A. ($92,956), recognized through the earlier of the maturity date of the 111 Congress Whole Loan or each tenant's lease early termination date.
(2)	% column represents percent of Gross Potential Rent for revenue fields and percent of Effective Gross Income for the remaining fields.

Environmental. According to the Phase I environmental site assessment dated April 17, 2026, there was no evidence of any recognized environmental conditions.

The Market. The 111 Congress Property is located in the central business district of Austin, Texas, within the Austin-Round Rock-San Marcos, TX metropolitan statistical area. The 111 Congress Property occupies a corner at the intersection of Congress Avenue and Cesar Chavez Street, within walking distance of more than 60 restaurants and retailers along the 2nd Street corridor, multiple luxury hotels, and Lady Bird Lake and the Hike & Bike Trail. Primary access to the neighborhood is provided by Interstate 35 and the MoPac Expressway (Loop 1), two major north-south corridors that facilitate regional connectivity throughout the Austin metropolitan area. The 111 Congress Property benefits from close proximity to Austin-Bergstrom International Airport, located approximately nine miles away. The 111 Congress Property benefits from its proximity to several key demand generators within and surrounding downtown Austin, including the Central Business District, the Texas State Capitol, Austin City Hall, and The University of Texas at Austin. Major employers in the area include University of Texas at Austin, H-E-B, Dell Technologies Inc., Tesla, Ascension Seton and St. David’s Healthcare.

According to the appraisal, the 111 Congress Property is located within the CBD submarket of the Austin office market. As of the first quarter of 2026, the appraiser reported a CBD submarket vacancy rate of approximately 20.5% and a metropolitan Austin vacancy rate of approximately 15.9%. The asking rent and inventory for the CBD submarket, according to the appraisal, are $60.34 and 25,195,986 SF respectively. The appraiser concluded to a market rent of $44.00 PSF for the 111 Congress Property, which has maintained an average occupancy of approximately 88% since 2000 per a third-party market research report.

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress

According to the appraisal, the 2024 population within a three-, five- and seven-mile radius of the 111 Congress Property was 188,299, 355,597 and 559,952, respectively. The median household income within the same radii, as of 2024, was $90,506, $88,189 and $84,891, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the 111 Congress Property:

Market Analysis(1)
Office
Rentable Area	519,959
Market Rent (PSF per Year)	$44.00
Lease Term (Years)	6.5
Lease Type (Reimbursements)	Net
Rent Increase Projection (per Year)	3.00% / Yr
Tenant Improvements (New Tenant) (PSF)	$65.00
Tenant Improvements (Renewal) (PSF)	$35.00
Leasing Commissions (New/Renewal)	6.0% / 6.0%
Free Rent (Months)	6
(1)	Source: Appraisal.

The following table presents certain information relating to comparable office leases for the 111 Congress Property:

Comparable Office Leases(1)
Property Name / Address	Year Built/ Renovated	Total NRA (SF)	Tenant	Lease Size (SF)	Lease Start Date	Lease Term (yrs.)	Annual Base Rent PSF	Lease Type
111 Congress 111 Congress Avenue and 206 East Cesar Chavez Street Austin, TX	1985 / 2020	519,959(2)	Workrise Technologies Inc.(2)	93,210(2)	Various	Various	$48.57(2)	NNN(2)
6th and Congress 515 Congress Avenue Austin, TX	1974 / 2024	257,464	Tracker Technologies	19,762	Mar-26	5.6	$46.00	NNN
Procore Tower 221 W. 6th Street Austin, TX	1974 / 2024	389,503	Procore Technologies	130,010	Dec-25	12.1	$39.00	NNN
301 Congress 301 Congress Avenue Austin, TX	1985 / 2016	432,663	Hive Managed Hosting	10,406	May-25	5.5	$44.00	NNN
303 Colorado Street 303 Colorado Street Austin, TX	2015 / NAP	373,334	Adelanto Healthcare	4,030	May-25	5.1	$40.00	NNN
(1)	Source: Appraisal. Certain fields reflect estimates and may be subject to adjustment.
(2)	Based on the underwritten rent roll dated April 28, 2026. Workrise Technologies Inc. occupies 93,210 SF across four suites at the 111 Congress Property and has subleased 46,250 SF (Suites 600 and 900) to CS Disco, Inc. The Workrise Technologies Inc. lease and the CS Disco, Inc. sublease each expire on July 31, 2028.

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress

The following table presents certain information relating to comparable sales for the 111 Congress Property:

Comparable Office Sales(1)
Property Name / Address	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
111 Congress 111 Congress Avenue and 206 East Cesar Chavez Street Austin, TX	1985 / 2020	519,959(2)	90.1%(2)	Mar-26	$198,000,000	$380.80	8.50%
Cielo Center 1250 S. Capital of Texas Highway Austin, TX	1984 / 2026	270,711	88.0%	Nov-25	$36,500,000	$134.83	11.65%
801 Barton Springs 801 Barton Springs Road Austin, TX	2018 / 2026	89,574	54.0%	Aug-25	$34,500,000	$385.16	7.30%
Block 185 / Sail Tower 601 West 2nd Street Austin, TX	2022 / NAP	803,835	100.0%	Dec-24	$521,800,000	$649.14	6.50%
Barton Oaks Plaza II & III 901 South MoPac Expressway Austin, TX	1998 / NAP	237,455	88.0%	Feb-24	$60,000,000	$252.68	10.04%
Intel Office Campus 1300 South MoPac Expressway Austin, TX	1995 / NAP	438,546	100.0%	Jul-23	$110,939,471	$252.97	7.65%
Heartland Plaza 1717 West 6th Street Austin, TX	1985 / 2004	171,785	91.0%	Feb-23	$83,000,000	$483.16	7.68%
(1)	Source: Appraisal. Certain fields reflect estimates and may be subject to adjustment.
(2)	Based on the underwritten rent roll dated April 28, 2026.

Appraisal. According to the appraisal, as of April 7, 2026, the 111 Congress Property had a “Hypothetical Market Value – Excluding Release Area and As-If Funded” value of $203,000,000 that assumes the exclusion of the Release Parcel and that the outstanding tenant improvement, leasing commission and free rent obligations of approximately $13,565,454 are reserved with the lender, resulting in a Cut-off Date LTV and Maturity Date LTV of 67.2% and 67.2%, respectively. The appraiser concluded to “as-is” Appraised Value is $201,100,000 as of April 7, 2026, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 67.9% and 67.9%, respectively.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
111 Congress	$203,000,000	8.50%
(1)	Source: Appraisal.

The Borrower. The borrower for the 111 Congress Whole Loan is CC One Eleven Congress Owner, LP, a two-tier single-purpose entity composed of a bankruptcy-remote Delaware limited partnership borrower and with a 0.1% Delaware single member limited liability company with one independent director as its general partner. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 111 Congress Whole Loan.

The Borrower Sponsor. The borrower sponsor is Canyon Creek Real Estate and the non-recourse carveout guarantors are John Mawuli Holt, Benjamin Pike Stephens, Justin Wade Prachyl and Canyon Creek Invitation Fund I, LP.

John Mawuli Holt, Benjamin Pike Stephens, and Justin Wade Prachyl are partners at Canyon Creek Real Estate, a Fort Worth, Texas-based real estate investment firm that acquires and repositions office assets across Texas and the Sunbelt with over 60 years of combined commercial real estate experience and more than $1.0 billion of transactions. The firm is led by John Holt, Ben Stephens, Justin Prachyl and Ron Welborn, who previously served in senior roles at BridgeCap Partners, a Fort Worth–based private equity real estate firm specializing in opportunistic and distressed investments, and Woodside Capital Partners.

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress

Property Management. The 111 Congress Property is managed by Stream Realty Partners-Austin, L.P., a third-party property manager.

Escrows and Reserves.

Real Estate Taxes – The 111 Congress Whole Loan documents require upfront deposit of $377,181, ongoing monthly reserves of amount equal to 1/12th of the annual estimated taxes (initially estimated monthly tax deposit was $377,181).

Insurance – The 111 Congress Whole Loan documents require an upfront deposit of $23,108 and ongoing monthly reserves of amount equal to 1/12th of the insurance premiums (initially estimated to be $23,108); provided that such monthly deposits are not required so long as the 111 Congress Property is insured under an acceptable blanket policy, no event of default is continuing, and the borrower provides evidence of renewal and timely payment of premiums.

Replacement Reserve – The 111 Congress Whole Loan documents require ongoing monthly reserves of $8,666 for replacements (equal to $0.20 PSF per annum).

TI/LC Reserve – The 111 Congress Whole Loan documents require ongoing monthly reserves of $108,452 for tenant improvements and leasing commissions (equal to $2.50 PSF per annum).

Existing TI/LC Reserve – The 111 Congress Whole Loan documents require an upfront reserve of $9,153,719 for outstanding tenant improvement and leasing commission obligations (including obligations relating to KPMG, Spencer Fane, Bayswater, Strattam Capital and Colliers).

Rent Concession Reserve – The 111 Congress Whole Loan documents require an upfront reserve of $2,995,914 for future rent credits or abatements under existing Leases.

Major Tenant Reserve – During any Cash Trap Event Period (as defined below) triggered solely by a Major Tenant Event Period (as defined below), the 111 Congress Whole Loan documents requires all excess cash flow to be deposited into a springing reserve until the reserve balance reaches the Major Tenant Sweep Cap (as defined below). In lieu of funding the reserve through excess cash flow, the borrower may satisfy this requirement by delivering cash and/or a qualifying letter of credit in an amount equal to the Major Tenant Sweep Cap.

Lockbox / Cash Management. The 111 Congress Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into a lender-controlled lockbox account, and the borrower or property manager is required to deposit any rents otherwise received into such lockbox account within one business day of receipt. Prior to the commencement of a Cash Trap Event Period, all funds in the lockbox account are disbursed to the borrower. During the continuance of a Cash Trap Event Period, funds on deposit in the lockbox account are swept on each business day into a lender-controlled cash management account and applied in accordance with the cash flow waterfall set forth in the 111 Congress Whole Loan documents, with any excess cash flow held by the lender as additional collateral for the 111 Congress Whole Loan.

A “Cash Trap Event Period” will commence upon the occurrence of the earliest of the following:

(i)	the occurrence of an event of default;
(ii)	the debt service coverage ratio falling below 1.45x for a quarter; or
(iii)	subject to borrower’s making a Major Tenant Avoidance Deposit (as defined below), the occurrence of a Major Tenant Event Period.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.50x for two consecutive calendar quarters; and
●	with regard to clause (iii) above, upon the applicable Major Tenant Event Period Cure (as defined below).

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Annex A-3	BBCMS 2026-5C43
No. 3 – 111 Congress

A “Major Tenant” means each of Workrise Technologies Inc. and any replacement tenant that enters into a lease for 50.0% or more of the Major Tenant space in accordance with the terms of the 111 Congress Whole Loan documents but expressly excluding any tenant under a direct lease that is the result of a Major Tenant Direct Lease Event (as defined below).

A “Major Tenant Avoidance Deposit” means the borrower’s depositing with the lender cash or a letter of credit in an amount equal to the Major Tenant Sweep Cap.

A “Major Tenant Event Period” means (i) any Major Tenant fails to renew or extend the term of its lease, pursuant to the terms of such Major Tenant’s lease; or (ii) except with respect to the 12th floor, any Major Tenant “goes dark,” vacates or otherwise fails to continuously occupy its entire Major Tenant space or fails to be open for business at the 111 Congress Property during customary hours, or gives notice of its intent to commence any of the foregoing; or (iii) any Major Tenant files, as a debtor, a voluntary petition under the bankruptcy code or any other creditors rights laws, or otherwise becomes involved, as a debtor, in a bankruptcy proceeding or other proceeding under creditors rights laws; or (iv) any Major Tenant terminates or cancels its lease or gives notice of, or commences a legal proceeding asserting, any of the foregoing.

A “Major Tenant Event Period Cure” means (i) the lender has received evidence in form and substance reasonably satisfactory to the lender that the applicable Major Tenant has extended the term of its lease; or (ii) the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant space and is open during customary hours for a period of two consecutive calendar quarters; or (iii) the bankruptcy proceeding or other proceeding under creditors rights laws has been vacated, discharged, dismissed with prejudice or otherwise terminated in a manner reasonably satisfactory to the lender; or (iv) Major Tenant revokes any notification of any termination, cancellation or surrender of such Major Tenant’s lease and delivers to the lender a tenant estoppel certificate in form and substance reasonably acceptable to the lender; or (v) the occurrence of a Major Tenant Re-Tenanting Event (as defined below).

A “Major Tenant Direct Lease Event” means that the subtenant commonly known as CS Disco, Inc. has entered into a direct lease with the borrower, on market terms not reasonably objectionable to the lender, for any or all of the spaces at the 111 Congress Property currently and commonly known as Suite 600 and Suite 900.

A “Major Tenant Re-Tenanting Event” means that the lender has received satisfactory evidence that substantially all of the applicable Major Tenant space has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory replacement lease having a term of at least three years, that each such tenant is in occupancy of its leased premises, is open for business therein and is then paying full, unabated rent pursuant to the terms of its lease (or the aggregate amount of such abatement has been deposited on reserve with the lender), and that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid (or a sufficient sum to pay the same has been deposited on reserve with the lender), such evidence to include a satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Major Tenant Sweep Cap” means (i) initially, an amount equal to $11,250,000 and (ii) following the occurrence of a Major Tenant Direct Lease Event or a Major Tenant Re-Tenanting Event, an amount equal to the difference of (x) $11,250,000 and (y) $120.70 per rentable SF of the Major Tenant space subject to such event.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

Partial Release. The borrower is permitted to obtain the release of an approximately 15,000 SF portion of the 111 Congress Property (the “Release Parcel”), currently a non-income-producing surface parking area, for no consideration other than payment of the lender’s related transaction costs in connection with a transfer of the Release Parcel to a borrower affiliate or third party subject to certain conditions, including that no event of default has occurred or is continuing, and satisfaction of customary REMIC requirements. The value of the Release Parcel was excluded from the appraised value of the 111 Congress Property. Anti-poaching provisions are included in the 111 Congress Whole Loan documents.

Ground Lease. None.

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Annex A-3	BBCMS 2026-5C43
No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

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Annex A-3	BBCMS 2026-5C43
No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

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Annex A-3	BBCMS 2026-5C43
No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$54,951,843	Property Type - Subtype:	Hospitality – Full Service
% of Pool by IPB:	5.6%	Net Rentable Area (Rooms):	513
Loan Purpose:	Refinance	Location:	Hilton Head Island, SC
Borrower:	Columbia Properties Hilton Head, LLC	Year Built / Renovated:	1976, 1985 / 2022-2024
Borrower Sponsor:	Columbia Sussex Corporation	Occupancy / ADR / RevPAR:	48.9% / $246.59 / $120.54
Interest Rate:	6.66400%	Occupancy / ADR / RevPAR Date:	7/31/2026
Note Date:	9/3/2026	4th Most Recent NOI (As of)(3):	$15,531,376 (12/31/2023)
Maturity Date:	9/11/2031	3rd Most Recent NOI (As of)(3):	$10,158,280 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$12,750,142 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$13,204,432 (TTM 7/31/2026)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	48.9% / $246.59 / $120.54
Amortization Type:	Amortizing Balloon	UW Revenues:	$38,137,306
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$24,813,925
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,323,381
Additional Debt(1):	Yes	UW NCF:	$11,797,889
Additional Debt Balance(1):	$23,978,986	Appraised Value / Per Room:	$184,000,000 / $358,674
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/8/2026

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$153,861
Taxes:	$127,992	$127,992	N/A	Maturity Date Loan / Room:	$145,278
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.9%
FF&E Reserves:	$0	$127,124	N/A	Maturity Date LTV:	40.5%
Seasonality Reserve:	$3,890,000	Springing	N/A	UW NCF DSCR:	1.94x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	16.9%
Replacement Comfort Letter:	$2,500	$0	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$79,000,000	100.0%	Loan Payoff	$73,888,254	93.5%
			Upfront Reserves	4,020,492	5.1
			Return of Equity	772,843	1.0
			Closing Costs	318,410	0.4
Total Sources	$79,000,000	100.0%	Total Uses	$79,000,000	100.0%
(1)	The Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan (as defined below) is part of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan (as defined below) evidenced by two pari passu promissory notes with an aggregate original principal balance of $79,000,000. Financial information presented in the chart above is based on the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan.
(2)	Defeasance of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan in whole (but not in part) is permitted at any time after the date that is the earlier to occur of (i) October 11, 2029, and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization trust in October 2026. The actual defeasance lockout period may be longer.
(3)	The decrease in 3rd Most Recent NOI from 4th Most Recent NOI is primarily attributable to the renovation of all 513 guestrooms at the Hilton Beachfront Resort & Spa Hilton Head Island Property and the related conversion of the Hilton Beachfront Resort & Spa Hilton Head Island Property from a Marriott flag to a Hilton flag, which was completed in 2024.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Hilton Beachfront Resort & Spa Hilton Head Island mortgage loan (the “Hilton Beachfront Resort & Spa Hilton Head Island Mortgage Loan”) is part of a whole loan (the “Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate original principal balance of $79,000,000. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is secured by a first priority fee mortgage encumbering a 513-room, full-service oceanfront resort hotel located in Hilton Head Island, South Carolina (the “Hilton Beachfront Resort & Spa Hilton Head Island Property”). The Hilton Beachfront Resort & Spa Hilton Head Island

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Annex A-3	BBCMS 2026-5C43
No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

Mortgage Loan is evidenced by the controlling Note A-1, with an original principal balance of $55,000,000. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan accrues interest at a rate of 6.66400% per annum and is an amortizing loan with a 360-month amortization term and a 60-month term to maturity. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan proceeds were used to refinance approximately $73.9 million of existing debt, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The table below identifies the promissory notes that comprise the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan, which will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. The relationship between the holders of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$54,951,843	BBCMS 2026-5C43	Yes
A-2(1)	$24,000,000	$23,978,986	WFB	No
Total	$79,000,000	$78,930,829
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Hilton Beachfront Resort & Spa Hilton Head Island Property is a 513-room, full-service oceanfront resort hotel located at 1 Hotel Circle in Hilton Head Island, South Carolina. Situated on an approximately 13.78-acre oceanfront site with approximately 500 linear feet of beach frontage, the Hilton Beachfront Resort & Spa Hilton Head Island Property consists of a 10-story main tower constructed in 1976 and a five-story south tower completed in 1985, and was most recently renovated between 2022 and 2024. The guestroom configuration consists of 167 standard king rooms, 321 standard queen/queen rooms, six suites and 19 one-bedroom suites, of which 261 rooms offer ocean views. A five-story building height restriction enacted after construction of the main tower limits the ability to replicate the ocean-view room inventory at the Hilton Beachfront Resort & Spa Hilton Head Island Property. The Hilton Beachfront Resort & Spa Hilton Head Island Property is operated under a Hilton franchise agreement that became effective November 21, 2023 and expires March 31, 2044.

Amenities at the Hilton Beachfront Resort & Spa Hilton Head Island Property include approximately 47,415 square feet of indoor and outdoor meeting and event space, five food and beverage outlets, a full-service 10,000 square foot spa, indoor and outdoor swimming pools, a whirlpool, a fitness center, a gift shop, children’s activities, direct beach access and beach rental services. The Hilton Beachfront Resort & Spa Hilton Head Island Property contains 568 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per room. As of July 31, 2026, the Hilton Beachfront Resort & Spa Hilton Head Island Property had a trailing 12-month occupancy of 48.9%, ADR of $246.59 and RevPAR of $120.54. Total revenue at the Hilton Beachfront Resort & Spa Hilton Head Island Property is comprised of rooms (59.2% of underwritten revenue), food and beverage (26.9% of underwritten revenue) and other income (13.9% of underwritten revenue).

Since 2020, the borrower sponsor has invested approximately $25.4 million ($49,418 per room) at the Hilton Beachfront Resort & Spa Hilton Head Island Property, including an elective 2022 guestroom bathroom and building envelope renovation totaling approximately $13.0 million ($25,271 per room) and a $9.5 million ($18,591 per room) property improvement plan (“PIP”) completed in 2024 in connection with the conversion of the Hilton Beachfront Resort & Spa Hilton Head Island Property from a Marriott to a Hilton flag. The franchise agreement provides for a royalty fee equal to 3.0% of gross rooms revenue in year one, 4.0% in years two and three and 5.0% thereafter, a food and beverage fee equal to 0.0% of gross food and beverage revenue in year one, 1.0% in years two and three and 2.0% thereafter, and a program fee equal to 4.0% of gross rooms revenue. The franchisor has agreed not to open, or permit the opening of, another Hilton-branded hotel within a restricted area on Hilton Head Island through February 28, 2031. In connection with the conversion, the franchisor funded a $5,000,000 development incentive evidenced by a development incentive note from CSC Holdings, LLC, which is forgiven at a rate of $250,000 per year on each anniversary of the March 1, 2024 opening date. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents provide for recourse to the borrower and the guarantor in an amount equal to the unamortized portion of the development incentive, which was $4,500,000 as of the origination date, for the failure to repay such amount to the extent the lender is required to repay it to the franchisor.

The Hilton Beachfront Resort & Spa Hilton Head Island Property is located within the “PD-1” Palmetto Dunes Plantation Planned Development Mixed Use District and is legal conforming as to use and legal non-conforming as to building height

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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

and setback, and the borrower maintains law and ordinance insurance coverage. The zoning report identified certain outstanding fire code violations at the Hilton Beachfront Resort & Spa Hilton Head Island Property, and the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents include a post-closing obligation for the borrower to deliver evidence that the related work has been completed together with sign-off from the fire department, as well as loss recourse for the borrower’s failure to cure such violations.

The following table presents certain information relating to the performance of the Hilton Beachfront Resort & Spa Hilton Head Island Property:

Historical Occupancy, ADR, RevPAR
	Hilton Beachfront Resort & Spa Hilton Head Island(1)(2)			Competitive Set(1)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2024	48.3%	$229.25	$110.62	57.0%	$312.47	$178.67	84.7%	73.4%	61.9%
12/31/2025	46.6%	$247.81	$115.60	59.0%	$316.48	$185.88	79.0%	78.3%	62.2%
5/31/2026 TTM	48.4%	$253.76	$122.89	60.0%	$323.18	$193.83	80.7%	78.5%	63.4%
(1)	Source: Appraisal with respect to the 12/31/2024 and 12/31/2025 periods and a third-party hospitality research report with respect to the 5/31/2026 TTM period, unless otherwise indicated.
(2)	The variances between the underwriting, the appraisal and the third-party hospitality research report data with respect to Occupancy, ADR and RevPAR at the Hilton Beachfront Resort & Spa Hilton Head Island Property are attributable in part to variances in reporting methodologies and/or timing differences.
(3)	The competitive set includes Beach House Hilton Head Island, Omni Hilton Head Oceanfront Resort, Sonesta Resort Hilton Head Island and The Westin Hilton Head Island Resort & Spa and, with respect to the 5/31/2026 TTM period, also includes The Inn & Club at Harbour Town.

The Market. The Hilton Beachfront Resort & Spa Hilton Head Island Property is located on the oceanfront within the Palmetto Dunes resort community on Hilton Head Island, South Carolina. The Hilton Beachfront Resort & Spa Hilton Head Island Property is located less than two miles from Hilton Head Island Airport, approximately 30 miles northeast of Savannah, Georgia and approximately 98 miles south of Charleston, South Carolina, and is accessed from U.S. Highway 278. Hilton Head Island is one of the most established resort destinations in the Southeast, with approximately 12 miles of Atlantic coastline, more than 35 golf courses, 350 tennis courts, marinas and a broad mix of retail and restaurant offerings. Demand at the Hilton Beachfront Resort & Spa Hilton Head Island Property is driven primarily by leisure and tourism, supported by group, meeting and social-event demand during the shoulder seasons. Hilton Head Island attracted approximately 2.8 million visitors in 2024, generating approximately $2.8 billion of economic impact, and tourism supports more than 40,600 jobs, or approximately one-third of employment in Beaufort County. Nearby demand generators include three championship golf courses within Palmetto Dunes, Shelter Cove Marina, Harbour Town, Coligny Beach Park and the RBC Heritage PGA Tour event. According to the appraisal, no directly competitive hotels are proposed or under construction within the Hilton Beachfront Resort & Spa Hilton Head Island Property’s competitive market, no transient beachfront hotel has been developed on Hilton Head Island in the past 30 years and competitive supply has been substantially unchanged over the past 13 years.

The Hilton Beachfront Resort & Spa Hilton Head Island Property’s demand segmentation is estimated to consist of approximately 72.5% transient demand and 27.5% meeting and group demand, which is generally consistent with the demand segmentation of the competitive set. According to the appraisal, the 2025 estimated population within a one-, three- and five-mile radius of the Hilton Beachfront Resort & Spa Hilton Head Island Property is approximately 1,148, 11,066 and 31,214, respectively, and the average household income for the same radii is approximately $179,280, $151,580 and $146,187, respectively.

According to a third-party report, the Hilton Beachfront Resort & Spa Hilton Head Island Property is located in the Hilton Head/Beaufort hospitality submarket, which is within the South Carolina Area market. The Hilton Head/Beaufort submarket is comprised of 6,782 rooms in total. As of May 2026, the Hilton Head/Beaufort submarket had a trailing 12-month occupancy, ADR and RevPAR of 58.1%, $209.93 and $122.05, respectively.

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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

The following table presents certain information relating to comparable sales pertaining to the Hilton Beachfront Resort & Spa Hilton Head Island Property:

Comparable Sales(1)
Property Name	Location	Number of Rooms	Sale Date	Sale Price (Per Room)
Hyatt Regency Savannah	Savannah, GA	351	Jul-2026	$450,142
The Hotel at Avalon – Autograph Collection	Alpharetta, GA	330	Jun-2026	$666,667
The Westin Savannah Harbor Golf Resort & Spa	Savannah, GA	403	Dec-2025	$397,022
The Westin Hilton Head Island Resort & Spa	Hilton Head Island, SC	420	Sep-2025	$478,571
Hilton Daytona Beach Oceanfront	Daytona Beach, FL	744	Sep-2025	$150,538
Hilton Atlanta Airport	Atlanta, GA	510	Mar-2025	$218,235
(1)	Source: Appraisal.

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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Beachfront Resort & Spa Hilton Head Island Property:

Operating History and Underwritten Net Cash Flow
	2023(1)	2024(1)	2025	TTM(2)	Underwritten	Per Room(3)	% of Total Revenue(4)
Occupancy	55.6%	48.3%	46.6%	48.9%	48.9%
ADR	$266.85	$229.25	$247.81	$246.59	$246.59
RevPAR	$148.24	$110.62	$115.60	$120.54	$120.54

Room Revenue	$27,756,689	$20,770,411	$21,645,843	$22,571,118	$22,571,118	$43,998	59.2%
Food and Beverage Revenue	9,787,699	8,402,388	10,209,229	10,268,464	10,268,464	20,016	26.9%
Other Operated Departments	4,383,812	4,896,187	4,929,122	5,297,724	5,297,724	10,327	13.9%
Total Revenue	$41,928,200	$34,068,986	$36,784,194	$38,137,306	$38,137,306	$74,342	100.0%
Room Expense	$6,079,722	$5,097,476	$4,345,652	$4,639,097	$4,639,097	$9,043	20.6%
Food and Beverage Expense	5,186,943	4,342,599	4,716,365	4,839,258	4,839,258	9,433	47.1%
Other Operated Departments Expense	1,198,988	1,009,787	994,818	1,078,593	1,078,593	2,103	20.4%
Total Departmental Expenses	$12,465,653	$10,449,862	$10,056,835	$10,556,948	$10,556,948	$20,579	27.7%
Total Departmental Profit	$29,462,547	$23,619,124	$26,727,359	$27,580,358	$27,580,358	$53,763	72.3%
Undistributed Expenses	11,133,380	10,465,866	11,023,253	11,582,630	11,622,968	$22,657	30.5%
Gross Operating Profit	$18,329,167	$13,153,258	$15,704,106	$15,997,728	$15,957,390	$31,106	41.8%
Real Estate Taxes	1,465,996	1,471,082	1,513,357	1,483,568	1,513,357	2,950	4.0%
Insurance	1,331,795	1,523,896	1,440,607	1,309,728	1,120,652	2,185	2.9%
Total Other Expenses	$2,797,791	$2,994,978	$2,953,964	$2,793,296	$2,634,008	$5,135	6.9%
Net Operating Income	$15,531,376	$10,158,280	$12,750,142	$13,204,432	$13,323,381	$25,972	34.9%
FF&E	$0	$0	$0	$0	$1,525,492	$2,974	4.0%
Net Cash Flow	$15,531,376	$10,158,280	$12,750,142	$13,204,432	$11,797,889	$22,998	30.9%
(1)	The decrease in 2024 Net Operating Income from 2023 Net Operating Income is primarily attributable to the renovation of all 513 guestrooms at the Hilton Beachfront Resort & Spa Hilton Head Island Property and the related conversion of the Hilton Beachfront Resort & Spa Hilton Head Island Property from a Marriott flag to a Hilton flag, which was completed in 2024.
(2)	TTM is as of July 31, 2026.
(3)	Per Room values are based on 513 rooms.
(4)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Operated Departments Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.

Appraisal. According to the appraisal, the Hilton Beachfront Resort & Spa Hilton Head Island Property had an “as-is” appraised value of $184,000,000 as of July 8, 2026, resulting in an appraised value per room of approximately $358,674 and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 42.9% and 40.5%, respectively.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Hilton Beachfront Resort & Spa Hilton Head Island	$184,000,000	7.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated July 24, 2026, there was no evidence of any recognized environmental conditions at the Hilton Beachfront Resort & Spa Hilton Head Island Property. The Phase I environmental site assessment identified asbestos-containing materials and lead-based paint as business environmental risks based on the dates of construction of the improvements, each of which was observed to be in good condition and recommended that suspect asbestos-containing materials be managed under an operations and maintenance program.

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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

The Borrower. The borrower for the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is Columbia Properties Hilton Head, LLC, a single-purpose Delaware limited liability company. The borrower is required to have at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan.

The Borrower Sponsor. The borrower sponsor is Columbia Sussex Corporation (“CSC”). Founded in 1972, CSC is a privately owned hospitality company headquartered in Crestview Hills, Kentucky. CSC currently owns and manages 50 hospitality assets under major hospitality brands including Marriott, Hilton and Hyatt. The non-recourse carveout guarantor for the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is CSC Holdings, LLC, an affiliate of CSC. The guarantor is required to maintain a minimum net worth of $79.0 million and minimum liquidity of $7.9 million throughout the loan term.

Property Management. The Hilton Beachfront Resort & Spa Hilton Head Island Property is managed by Crestview Management, LLC, an affiliate of the borrower sponsor, pursuant to a management agreement that provides for a management fee equal to 3.0% of total revenue. The property manager manages the borrower sponsor’s owned hotel portfolio of 50 hospitality assets.

Escrows and Reserves. At origination, the borrower deposited (i) $127,992 for real estate taxes, (ii) $3,890,000 into the seasonality reserve and (iii) $2,500 for the replacement comfort letter reserve in connection with any secondary market transaction.

Tax Escrows – The borrower was required at loan origination to deposit $127,992 into a tax reserve account. Additionally, the borrower is required to make monthly deposits in an amount equal to 1/12th of the annual real estate taxes as estimated by the lender, in order to accumulate sufficient funds to pay all such taxes at least 30 days prior to their due dates, with the initial monthly deposit estimated at $127,992.

Insurance Escrows – The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents require the borrower to make monthly deposits in an amount equal to 1/12th of the estimated annual insurance premiums into an insurance reserve. However, the borrower will not be required to make the monthly insurance reserve deposit provided that (i) no event of default is continuing, (ii) a blanket policy reasonably satisfactory to the lender is in place and (iii) the borrower provides the lender ongoing evidence of renewal of such policy and paid receipts for the insurance premiums.

FF&E Reserve – The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents require the borrower to make monthly deposits in an amount equal to the then-applicable FF&E reserve monthly deposit, initially $127,124, which is subject to adjustment by the lender. The required monthly deposit must at all times be equal to the greater of (i) the then-existing FF&E reserve monthly deposit and (ii) the greater of (a) 1/12th of 4.0% of the underwritten revenue for the prior fiscal year and (b) the amount required pursuant to the terms of the franchise agreement. FF&E reserve funds are intended to fund capital expenditures related to the maintenance and replacement of furniture, fixtures and equipment at the Hilton Beachfront Resort & Spa Hilton Head Island Property, including any PIP work.

Seasonality Reserve – The borrower was required at loan origination to deposit $3,890,000 into the seasonality reserve account (the “Seasonality Reserve Required Annual Balance”). Funds on deposit in the seasonality reserve must be used to fund all or a portion of the monthly debt service payments occurring in December, January, February, March and April; provided that the insufficiency of the Seasonality Reserve Required Annual Balance available for disbursement does not relieve the borrower from its obligation to make any payments required under the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents. The lender may adjust the Seasonality Reserve Required Annual Balance, and accordingly the required deposit amounts, based on actual operating performance, to an amount sufficient to cover projected debt service shortfalls at a debt service coverage ratio of 1.30x, as determined by the lender based on the prior 12 months of operations.

On each monthly payment date occurring in May, June, July, August and September, the borrower is required to deposit with the lender an amount equal to 1/5 of the Seasonality Reserve Required Annual Balance, initially $778,000, but only to the extent the funds on deposit in the seasonality reserve are less than the Seasonality Reserve Required Annual Balance.

PIP Reserve – The borrower was not required at loan origination to make an upfront PIP reserve deposit. If PIP work is required by the franchisor under the franchise agreement during the loan term and the anticipated cost of such PIP work was not previously reserved for, the borrower is required to deposit with the lender, within 15 days after receipt of notice

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No. 4 – Hilton Beachfront Resort & Spa Hilton Head Island

from the franchisor with respect to such PIP work, cash or a letter of credit equal to 100% of the estimated cost to complete such PIP work, as reasonably determined by the lender. Failure to timely make any such deposit constitutes an event of default.

Replacement Comfort Letter Reserve – The borrower was required at loan origination to deposit $2,500 for the costs and fees associated with obtaining one or more replacement or reissued franchisor comfort letters, as determined by the lender to be necessary or appropriate in connection with any secondary market transaction.

Lockbox / Cash Management. The Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver direction letters to each of the credit card banks and credit card companies with which the borrower has entered into merchant or processing agreements, directing them to remit all credit card receipts directly to the lender-controlled lockbox account. The borrower is required to (or to cause the property manager to) deposit all revenue generated by the Hilton Beachfront Resort & Spa Hilton Head Island Property into the lender-controlled lockbox account. Prior to the occurrence of a Cash Trap Event Period (as defined below), all cleared funds in the lockbox account are required to be transferred on each business day to the borrower. Upon the occurrence and during the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender, to be applied and disbursed in accordance with the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents, and all excess cash flow remaining after such application may be held by the lender in an excess cash flow subaccount as additional collateral for the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan.

“Cash Trap Event Period” means the occurrence of (i) an event of default under the Hilton Beachfront Resort & Spa Hilton Head Island Whole Loan documents or (ii) the debt service coverage ratio (calculated based on a 30-year amortization schedule) falling below 1.25x.

A Cash Trap Event Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default and (b) clause (ii) above, the debt service coverage ratio (calculated based on a 30-year amortization schedule) being equal to or greater than 1.25x for one calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 5 – GBP Industrial Portfolio

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No. 5 – GBP Industrial Portfolio

Guthrie
KINGFISHER COUNTY
LOGAN COUNTY
Edmond
OKLAHOMA COUNTY
Piedmont
CANADIAN COUNTY
OKLAHOMA CITY
Nichols Hills
Jones
El Reno
Yukon
Bethany
Spencer
Nicoma Park
Harrah
Del City
Midwest City
Choctaw
McLoud
Mustang
Will Rogers World Airport
Moore
Tuttle
Norman
GRADY COUNTY
Newcastle
Pink
Blanchard
Goldsby
Noble
CLEVELAND COUNTY
MCCLAIN COUNTY
Chickasha
Slaughterville

Bowling Green
Glasgow
Somerset
KENTUCKY
Williamsburg
VIRGINIA
Oneida
Kingsport
Gallatin
Morristown
NASHVILLE
Cookeville
KNOXVILLE
Franklin
Crossville
Alcoa
Pigeon Forge
Murfreesboro
Gatlinburg
TENNESSEE
Shelbyville
Cleveland
Lawrenceburg
CHATTANOOGA
HUNTSVILLE
Dalton
Trenton
Greenville
Clemson
Decatur
Scottsboro
Calhoun
GEORGIA
ALABAMA
Gainesville
Rome
Canton
Cullman
Gadsden
Marietta
Athens
ATLANTA
Monroe
Decatur
Anniston
BIRMINGHAM
Covington
Carrollton
Newnan
Alabaster

Willis
Navasota
Montgomery
SAN JACINTO COUNTY
Cleveland
GRIMES COUNTY
Conroe
MONTGOMERY COUNTY
LIBERTY COUNTY
Pinehurst
The Woodlands
Prairie View
Waller
Tomball
Spring
Kingwood
Dayton
HARRIS COUNTY
Atascocita
Humble
Cypress
Crosby
WALLER COUNTY
Jersey Village
Mont Belvieu
HOUSTON
Barrett
Brookshire
Katy
Channelview
Cinco Ranch
Baytown
Deer Park
Mission Bend
Bellaire
Orchard
Pasadena
La Porte
Pecan Grove
Sugar Land
Galveston Bay
Richmond
Missouri City
Pearland
Rosenberg
Friendswood
Webster
Seabrook
Sienna Plantation
Manvel
League City
Alvin
Texas City
FORT BEND COUNTY
BRAZORIA COUNTY
GALVESTON COUNTY

GBP Industrial Portfolio		
1	395 S. Industrial Blvd	Trenton, GA
2	2951 S. Council Road	Oklahoma City, OK
3	5050 Westway Park Boulevard	Houston, TX
4	11050 West Little York Rd	Houston, TX
5	16100 Dilliard Drive	Jersey Village, TX
6	2851 S. Council Road	Oklahoma City, OK
7	17681 Telge Road	Cypress, TX
8	1902 S. Houston Ave	Humble, TX
9	12730 Upland Way	Baytown, TX
10	5816 Hamblen Road	Humble, TX
11	12720 Upland Way	Baytown, TX
12	17711 Telge Road	Cypress, TX
13	17715 Telge Road	Cypress, TX
14	1914 S. Houston Ave	Humble, TX
15	8130 Parkside Avenue	Baytown, TX
16	17675 Telge Road	Cypress, TX
17	8220 Parkside Avenue	Baytown, TX

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No. 5 – GBP Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	Rialto; Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type – Subtype(3):	Various – Various
% of IPB:	5.1%	Net Rentable Area (SF):	325,838
Loan Purpose:	Refinance	Location(4):	Various, Various
Borrowers:	GBP Westway Houston DE, LLC, GBP CEMX Houston DE, LLC, GBP NOV Oklahoma DE LLC, GBP Small Industrial Portfolio 1 DE, LLC, GBP Small Industrial Portfolio 2 DE, LLC and GBP Integer DE, LLC	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	GBP Properties	Occupancy:	98.0%
Interest Rate:	6.75000%	Occupancy Date:	6/29/2026
Note Date:	9/16/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,171,237 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,288,877 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$6,504,199
Call Protection:	L(24),D(32),O(4)	UW Expenses:	$1,677,464
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,826,735
Additional Debt:	No	UW NCF:	$4,582,356
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$72,115,000 / $221
Additional Debt Type:	N/A	Appraisal Date(6):	Various

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$153
Taxes:	$507,705	$56,412	N/A	Maturity Date Loan / SF:	$153
Insurance:	$77,130	$19,282	N/A	Cut-off Date LTV:	69.3%
Replacement Reserves:	$0	$6,788	N/A	Maturity Date LTV:	69.3%
Rollover Reserve:	$0	$13,577	$325,000	UW NCF DSCR:	1.34x
Deferred Maintenance:	$406,375	$0	N/A	UW NOI Debt Yield:	9.7%
Other(2):	$282,063	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	100.0%	Loan Payoff	$30,542,624	61.1%
			Return of Equity	15,325,690	30.7
			Closing Costs	2,858,412	5.7
			Upfront Reserves	1,273,273	2.5
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%
(1)	See “Escrows and Reserves” below.
(2)	Other reserves include $282,063 for outstanding landlord obligations.
(3)	See “The Properties” below.
(4)	See “Portfolio Summary” below.
(5)	4th Most Recent NOI and 3rd Most Recent NOI are not available as the portfolio metrics are not representative of performance due to acquisition through 2021 and stabilization through 2023.
(6)	The appraisal dates range from July 15, 2026 through July 20, 2026.

The Loan. The GBP Industrial Portfolio mortgage loan (“GBP Industrial Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $50,000,000 and is secured by the borrowers’ fee simple interests in a portfolio of 16 industrial properties and one office property, totaling approximately 325,838 square feet across three states (individually, the “5050 Westway Park Drive Property”, the “395 S. Industrial Blvd Property”, the “11050 West Little York Rd Property”, the “16100 Dillard Drive Property”, the “2951 S. Council Road Property”, the “2851 S. Council Road Property”, the “17681 Telge Road Property”, the “17711 Telge Road Property”, the “17715 Telge Road Property”,

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the “17675 Telge Road Property”, the “12730 Upland Way Property”, the “12720 Upland Way Property”, the “1902 S. Houston Ave Property”, the “1914 S. Houston Ave Property”, the “5816 Hamblen Road Property”, the “8130 Parkside Avenue Property”, the “8220 Parkside Avenue Property”, or collectively, the “GBP Industrial Portfolio Properties”). The GBP Industrial Portfolio Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.75000% per annum on an Actual/360 basis.

The Properties. The GBP Industrial Portfolio Properties consist of sixteen industrial properties and one office property totaling 325,838 square feet, with fourteen located across the Houston, Texas metropolitan statistical area (“MSA”) (collectively, the “Texas Properties”), two located across the Oklahoma City, Oklahoma MSA (collectively, the “Oklahoma Properties”) and one located in the Chattanooga, TN-GA MSA (the “Georgia Property”). As of rent rolls dated June 29, 2026, all the GBP Industrial Portfolio Properties with the exception of the 8220 Parkside Avenue Property were 100.0% occupied. The 8220 Parkside Avenue Property was fully vacant. Fifteen of the GBP Industrial Portfolio Properties are leased to single tenants.

Oklahoma Properties and Master Lease. The 2951 S. Council Road Property and the 2851 S. Council Road Property (together, 11.0% of ALA) are leased to National Oilwell Varco, L.P. (“NOV”) through June 30, 2029. NOV has subleased the 2951 S. Council Road Property to Downing Wellhead Equipment, LLC under a sublease that is coterminous with the NOV lease, at a rent approximately 12% below NOV’s contract rent. NOV vacated the 2851 S. Council Road Property approximately 18 months prior to origination and continues to pay rent under its lease. The underwritten rent for both properties reflects NOV’s contract rent of $13.01 per square foot. At origination, the guarantor, GBP Multi Property Fund 1, L.P., entered into a 10-year master lease covering both properties at an annual rent of $630,000, increasing to $642,462 on January 1, 2027 (the “Master Lease”). The Master Lease will terminate upon the earliest of (i) repayment of the GBP Industrial Portfolio Mortgage Loan in full, (ii) expiration of its term and (iii) the date on which both properties have been leased to lender-approved third-party tenants at aggregate base rent equal to or greater than the then-applicable Master Lease rent, with a weighted average remaining lease term of at least five years, and each such tenant is in physical occupancy, open for business and paying full contractual rent (without offset, free rent credit or outstanding landlord tenant improvement or leasing commission obligations, unless an equivalent amount has been deposited with the lender.

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The following table presents certain information relating to the GBP Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	SF(2)	Occ. %(2)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)
5050 Westway Park Boulevard	Houston, TX	2009 / NAP	63,550	100.0%	$9,349,344	18.7%	$14,900,000	20.7%
395 S. Industrial Blvd	Trenton, GA	1987 / 2015	60,000	100.0%	7,832,358	15.7%	12,000,000	16.6%
11050 West Little York Rd	Houston, TX	2007 / NAP	22,851	100.0%	3,392,000	6.8%	4,240,000	5.9%
16100 Dillard Drive	Jersey Village, TX	2012 / 2015	21,405	100.0%	5,200,000	10.4%	6,500,000	9.0%
2951 S. Council Road	Oklahoma City, OK	2013 / NAP	33,400	100.0%	3,569,561	7.1%	5,400,000	7.5%
2851 S. Council Road	Oklahoma City, OK	2014 / NAP	15,000	100.0%	1,940,000	3.9%	2,425,000	3.4%
17681 Telge Road	Cypress, TX	2018 / NAP	15,000	100.0%	2,320,215	4.6%	3,510,000	4.9%
17711 Telge Road	Cypress, TX	2018 / NAP	10,000	100.0%	1,236,126	2.5%	1,870,000	2.6%
17715 Telge Road	Cypress, TX	2018 / NAP	10,000	100.0%	2,075,634	4.2%	3,140,000	4.4%
17675 Telge Road	Cypress, TX	2018 / NAP	6,109	100.0%	925,442	1.9%	1,400,000	1.9%
12730 Upland Way	Baytown, TX	2020 / NAP	12,250	100.0%	2,880,000	5.8%	3,600,000	5.0%
12720 Upland Way	Baytown, TX	2020 / NAP	10,500	100.0%	3,076,325	6.2%	4,200,000	5.8%
1902 S. Houston Ave	Humble, TX	2016 / 2020	12,773	100.0%	1,421,214	2.8%	2,150,000	3.0%
1914 S. Houston Ave	Humble, TX	2016 / 2026	8,000	100.0%	1,097,309	2.2%	1,660,000	2.3%
5816 Hamblen Road	Humble, TX	2015 / NAP	12,000	100.0%	1,401,383	2.8%	2,120,000	2.9%
8130 Parkside Avenue	Baytown, TX	2020 / NAP	6,500	100.0%	1,339,854	2.7%	1,800,000	2.5%
8220 Parkside Avenue	Baytown, TX	2020 / NAP	6,500	0.0%	943,236	1.9%	1,200,000	1.7%
Total / Wtd. Avg.			325,838	98.0%	$50,000,000	100.0%	$72,115,000	100.0%
(1)	Information obtained from the appraisals.
(2)	Information based on the underwritten rent rolls dated June 29, 2026.

The 5050 Westway Park Boulevard Property is a 63,550 square foot industrial flex facility located in Houston, Texas, approximately 15 miles from the Houston central business district (“CBD”). The 5050 Westway Park Boulevard Property consists of one, single-story building constructed in 2009. The improvements include approximately 75.0% of the square footage built out as office space, 3 grade level overhead loading doors and 18-foot clear ceiling heights. The site features 325 surface parking spaces, resulting in a parking ratio of 5.1 spaces per 1,000 square feet of net rentable area (“NRA”). As of June 29, 2026, the 5050 Westway Park Boulevard Property was 100.0% occupied by three tenants.

The 395 S. Industrial Blvd Property is a 60,000 square foot industrial manufacturing facility located in Trenton, Georgia within the Chattanooga, TN-GA MSA. The 395 S. Industrial Blvd Property consists of one, two-story building constructed in 1987 and renovated in 2015. The improvements include approximately 32.5% of the square footage built out as office space, two grade level overhead loading doors, four dock high overhead loading doors and 12 to 16-foot clear ceiling heights. The site features 153 surface parking spaces, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 395 S. Industrial Blvd Property was 100.0% occupied by one tenant.

The 11050 West Little York Rd Property is a 22,851 square foot industrial manufacturing facility located in Houston, Texas, within the Houston-Pasadena-The Woodlands, TX MSA. The 11050 West Little York Rd Property consists of one, single-story building constructed in 2007. The improvements include approximately 66.0% of the square footage built out as office space, three grade level overhead loading doors and 24-foot clear ceiling heights. The site features 22 surface parking spaces, resulting in a parking ratio of 1.0 space per 1,000 square feet of NRA. As of June 29, 2026, the 11050 West Little York Rd Property was 100.0% occupied by one tenant.

The 16100 Dillard Drive Property is a 21,405 square foot office property located in Jersey Village, Texas, within the Houston-Pasadena-The Woodlands, TX MSA. The 16100 Dillard Drive Property consists of one, two-story building constructed in 2012 and renovated in 2015. The site features 66 surface parking spaces, resulting in a parking ratio of 3.1 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 16100 Dillard Drive Property was 100.0% occupied by one tenant.

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The 2951 S. Council Road Property is a 33,400 square foot industrial warehouse/distribution facility located in Oklahoma City, Oklahoma within the Oklahoma City, OK MSA. The 2951 S. Council Road Property consists of one, single-story building constructed in 2013. The improvements include approximately 10.0% of the square footage built out as office space, eight grade level overhead loading doors and 28-foot clear ceiling heights. The site features 39 surface parking spaces, resulting in a parking ratio of 1.2 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 2951 S. Council Road Property was 100.0% occupied by one tenant.

The 2851 S. Council Road Property is a 15,000 square foot industrial warehouse/distribution facility located in Oklahoma City, Oklahoma within the Oklahoma City, OK MSA. The 2851 S. Council Road Property consists of a one story building and a two-story office building constructed in 2014. The improvements include approximately 21.0% of the square footage built out as office space, four grade level overhead loading doors, one dock high overhead loading door and 19-foot clear ceiling heights. The site features 27 surface parking spaces, resulting in a parking ratio of 1.8 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 2851 S. Council Road Property was 100.0% occupied by one tenant.

The 17681 Telge Road Property is a 15,000 square foot industrial flex facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17681 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 61.0% of the square footage built out as office space, three grade level overhead loading doors and 28-foot clear ceiling heights. The site features 10 surface parking spaces, resulting in a parking ratio of 0.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17681 Telge Road Property was 100.0% occupied by one tenant.

The 17711 Telge Road Property is a 10,000 square foot industrial flex facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17711 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 10.0% of the square footage built out as office space, two grade level overhead loading doors and 28-foot clear ceiling heights. The site features 35 surface parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17711 Telge Road Property was 100.0% occupied by one tenant.

The 17715 Telge Road Property is a 10,000 square foot industrial warehouse/distribution facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17715 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 20.0% of the square footage built out as office space, two grade level overhead loading doors and 28-foot clear ceiling heights. The site features 10 surface parking spaces, resulting in a parking ratio of 1.0 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17715 Telge Road Property was 100.0% occupied by one tenant.

The 17675 Telge Road Property is a 6,109 square foot industrial flex facility located in Cypress, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 17675 Telge Road Property consists of one, single-story building constructed in 2018. The improvements include approximately 46.0% of the square footage built out as office space, two grade level overhead loading doors and 26-foot clear ceiling heights. The site features 13 surface parking spaces, resulting in a parking ratio of 2.1 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 17675 Telge Road Property was 100.0% occupied by one tenant.

The 12730 Upland Way Property is a 12,250 square foot industrial flex facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 12730 Upland Way Property consists of one, single-story building constructed in 2020. The improvements include approximately 78.0% of the square footage built out as office space, three grade level overhead loading doors and 22-foot clear ceiling heights. The site features 21 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 12730 Upland Way Property was 100.0% occupied by one tenant.

The 12720 Upland Way Property is a 10,500 square foot industrial warehouse/distribution facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 12720 Upland Way Property consists of one, single-story building constructed in 2020. The improvements include approximately 19.0% of the square footage built out as office space, five grade level overhead loading doors and 22-foot clear ceiling heights. The site features 7 surface parking spaces, resulting in a parking ratio of 0.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 12720 Upland Way Property was 100.0% occupied by one tenant.

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The 1902 S. Houston Ave Property is a 12,773 square foot industrial flex facility located in Humble, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 1902 S. Houston Ave Property consists of one, single-story building constructed in 2016 and renovated in 2020. The improvements include approximately 21.0% of the square footage built out as office space, two grade level overhead loading doors and 20-foot clear ceiling heights. The site features 8 surface parking spaces, resulting in a parking ratio of 0.6 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 1902 S. Houston Ave Property was 100.0% occupied by one tenant.

The 1914 S. Houston Ave Property is an 8,000 square foot industrial flex facility located in Humble, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 1914 S. Houston Ave Property consists of one, single-story building constructed in 2016 and renovated in 2026. The improvements include approximately 33.0% of the square footage built out as office space, two grade level overhead loading doors and 20-foot clear ceiling heights. The site features 8 surface parking spaces, resulting in a parking ratio of 1.0 space per 1,000 square feet of NRA. As of June 29, 2026, the 1914 S. Houston Ave Property was 100.0% occupied by one tenant.

The 5816 Hamblen Road Property is a 12,000 square foot industrial warehouse/distribution facility located in Humble, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 5816 Hamblen Road Property consists of one, single-story building constructed in 2015. The improvements include approximately 38.0% of the square footage built out as office space, one grade level overhead loading door, two dock high overhead loading doors and 20-foot clear ceiling heights. The site features 19 surface parking spaces, resulting in a parking ratio of 1.6 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 5816 Hamblen Road Property was 100.0% occupied by one tenant.

The 8130 Parkside Avenue Property is a 6,500 square foot industrial warehouse facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 8130 Parkside Avenue Property consists of one, single-story building constructed in 2020. The improvements include approximately 18.5% of the square footage built out as office space, three grade level overhead loading doors and 24-foot clear ceiling heights. The site features 11 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 8130 Parkside Avenue Property was 100.0% occupied by one tenant.

The 8220 Parkside Avenue Property is a 6,500 square foot industrial warehouse facility located in Baytown, Texas within the Houston-Pasadena-The Woodlands, TX MSA. The 8220 Parkside Avenue Property consists of one, single-story building constructed in 2020. The improvements include approximately 20.8% of the square footage built out as office space, two grade level overhead loading doors and 22-foot clear ceiling heights. The site features 11 surface parking spaces, resulting in a parking ratio of 1.7 spaces per 1,000 square feet of NRA. As of June 29, 2026, the 8220 Parkside Avenue Property was 100.0% vacant.

The following table presents detailed information with respect to the historical and current occupancy of the GBP Industrial Portfolio Properties:

Historical and Current Occupancy(1)
Property Name	2023	2024	2025	Current(2)
Portfolio Total	100.0%	90.0%	97.5%	98.0%
(1)	Historical occupancies are as of December 31 of each respective year and include only the GBP Industrial Portfolio Properties that were owned by the borrower sponsor as of such occupancy date.
(2)	Current occupancy is based on the underwritten rent rolls dated June 29, 2026.

Major Tenants.

Integer (60,000 square feet; 18.4% of portfolio NRA; 17.8% of underwritten rent; rated B by S&P): Integer Holdings Corporation (NYSE: ITGR) is a medical device contract development and manufacturing organization headquartered in Plano, Texas, serving cardiac, vascular and neuromodulation medical device manufacturers. The lease was originally executed by Accellent Inc. d/b/a Lake Region Medical, which Integer acquired in 2015. The tenant uses the 395 S. Industrial Blvd Property to manufacture and develop medical devices, including within ISO Class 8 certified clean rooms, and has installed a mezzanine over the production area that it is required to remove prior to vacating. On August 3, 2026, Integer Holdings Corporation announced a definitive agreement to be acquired by KKR in an all-cash transaction valued at approximately $5.7 billion. The transaction is expected to close by year-end 2026, subject to customary closing conditions, including shareholder approval. We cannot assure you that the tenant’s credit profile or ratings will not change as a result

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of the transaction. Integer has been in occupancy at the 395 S. Industrial Blvd Property since March 2016 and leases 60,000 square feet through March 31, 2031. The tenant is currently paying $14.88 per square foot on a triple net basis, which escalates by 2% per annum in March of every lease year. The tenant has three 5-year renewal options at the end of the lease term. The tenant has no termination options.

National Oilwell Varco, L.P. (48,400 square feet; 14.9% of portfolio NRA; 12.6% of underwritten rent; rated Baa2/BBB by Moody’s/S&P): NOV (NYSE: NOV) provides equipment and technology to the upstream oil and gas industry. NOV leases both Oklahoma Properties through June 30, 2029. NOV has subleased the 2951 S. Council Road Property (33,400 square feet) to Downing Wellhead Equipment, LLC, which provides wellhead, frac and production equipment and services to upstream oil and gas operators. The prime lease and sublease are coterminous. NOV has vacated the 2851 S. Council Road Property (15,000 square feet) and continues to pay rent under its lease. See “Oklahoma Properties and Master Lease” above.

GoWell International, LLC (27,578 square feet; 8.5% of portfolio NRA; 9.4% of underwritten rent): GoWell International, LLC manufactures cased-hole logging and perforating equipment and downhole tools for the global oil and gas industry. GoWell International, LLC has been in occupancy at the 5050 Westway Park Blvd Property since July 2023 and leases 27,578 square feet through October 31, 2030. The tenant is currently paying $17.14 per square foot on a triple net basis, which escalates by 3.5% per annum. The tenant has one 5-year renewal option at the end of the lease term. The tenant has no termination options.

Cemex Construction (21,405 square feet; 6.6% of portfolio NRA; 10.6% of underwritten rent; parent rated BBB-/BBB- by S&P/Fitch): Cemex Construction is an affiliate of CEMEX, S.A.B. de C.V. (NYSE: CX), a global building materials company. The tenant uses the 16100 Dillard Drive Property for its Houston-area finance and Texas dispatch operations. Cemex Construction has been in occupancy since November 2015 and recently extended its lease through October 30, 2030. The tenant is currently paying $24.75 per square foot on a net basis. The lease is not guaranteed by the rated parent.

The following table presents a summary of the tenants at the GBP Industrial Portfolio Properties:

Top Tenant Summary(1)(4)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(6)	UW Base Rent(6)	% of Total UW Base Rent(6)	Lease Expiration Date	Renewal Options(5)
Integer	NR/B/NR	60,000	18.4%	$14.88	$892,811	17.8%	3/31/2031	3 x 5yr
NOV (Downing Wellhead Equipment)(3)	Baa2/BBB/NR	33,400	10.3	$13.01	434,659	8.7	6/30/2029	None
GoWell International, LLC	NR/NR/NR	27,578	8.5	$17.14	472,676	9.4	10/31/2030	1x 5yr
Agellus Tank Robotics, Inc	NR/NR/NR	22,851	7.0	$11.40	260,501	5.2	5/31/2031	None
Cemex Construction	NR/BBB-/BBB-	21,405	6.6	$24.75	529,776	10.6	10/30/2030	None
Carbo Ceramics, Inc.	NR/NR/NR	19,782	6.1	$14.68	290,350	5.8	4/30/2036	None
Designa Access Corporation	NR/NR/NR	16,190	5.0	$15.68	253,859	5.1	11/30/2028	1 x 5yr
NOV	Baa2/BBB/NR	15,000	4.6	$13.01	195,206	3.9	6/30/2029	1 x 5yr
Undine Operating, LLC	NR/NR/NR	15,000	4.6	$18.00	270,000	5.4	8/31/2027	None
Deutsche Windtechnik, Inc	NR/NR/NR	12,773	3.9	$10.97	140,075	2.8	12/31/2032	None
Ten Largest Tenants		243,979	74.9%	$15.33	$3,739,913	74.6%
Remaining Occupied		75,359	23.1	$16.87	1,271,143	25.4
Total Occupied		319,338	98.0%	$15.69	$5,011,056	100.0%
Vacant Space		6,500	2.0
Collateral Total		325,838	100.0%

(1)	Based on the underwritten rent rolls dated June 29, 2026.
(2)	Ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	NOV subleases the 2951 S. Council Road Property to Downing Wellhead Equipment, LLC. Ratings shown are those of NOV.
(4)	Only one tenant (TC Boiler – 2% NRA) has an active early termination option.
(5)	Other extension options include: Newsco – (1) 3-yr; Best Roofing Supply – (1) 5-yr; Diva Fam – (1) 3-yr
(6)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent exclude contractual rent steps of $121,245.
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The following table presents information relating to the tenant lease expirations at the GBP Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	6,500	2.0%	NAP	NA	P	6,500	2.0%	NAP	NAP
MTM & 2026	0	0	0.0	$0	0.0%		6,500	2.0%	$0	0.0%
2027	2	21,500	6.6	392,028	7.8		28,000	8.6%	$392,028	7.8%
2028	2	28,190	8.7	387,779	7.7		56,190	17.2%	$779,807	15.6%
2029	5	72,509	22.3	1,022,683	20.4		128,699	39.5%	$1,802,489	36.0%
2030	3	59,483	18.3	1,267,302	25.3		188,182	57.8%	$3,069,792	61.3%
2031	3	92,851	28.5	1,273,312	25.4		281,033	86.2%	$4,343,104	86.7%
2032	1	12,773	3.9	140,075	2.8		293,806	90.2%	$4,483,179	89.5%
2033	0	0	0.0	0	0.0		293,806	90.2%	$4,483,179	89.5%
2034	0	0	0.0	0	0.0		293,806	90.2%	$4,483,179	89.5%
2035	0	0	0.0	0	0.0		293,806	90.2%	$4,483,179	89.5%
2036	2	32,032	9.8	527,878	10.5		325,838	100.0%	$5,011,056	100.0%
2037 & Beyond	0	0	0.0	0	0.0		325,838	100.0%	$5,011,056	100.0%
Total	18	325,838	100.0%	$5,011,056	100.0%
(1)	Based on the underwritten rent rolls dated June 29, 2026.

Environmental. According to the Phase I environmental reports dated July 20, 2026, there was no evidence of any recognized environmental conditions at the GBP Industrial Portfolio Properties. The Phase I environmental reports recommended an asbestos-containing materials operations and maintenance plan at the 395 S. Industrial Blvd Property, as well as certain minor housekeeping items at other GBP Industrial Portfolio Properties.

Appraisal. According to the appraisals, the GBP Industrial Portfolio Properties had an aggregate “as-is” appraised value of $72,115,000 as of dates ranging from July 15, 2026 through July 20, 2026, reflecting capitalization rates ranging from 6.00% to 7.50%. The portfolio appraisal concluded that a portfolio premium to the aggregate value is not probable. The appraisals also concluded to an aggregate “go dark” value of $44,500,000 for the GBP Industrial Portfolio Properties other than the 5050 Westway Park Blvd Property.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the GBP Industrial Portfolio Properties:

	2025	TTM 5/31/2026	Underwritten	Per SF	%(1)
In Place Rent	$4,469,972	$4,563,918	$5,011,056	$15.38	73.2%
Contractual Rent Steps	0	0	121,245	$0.37	1.8
Vacancy Gross Up	0	0	93,600	$0.29	1.4
Total Reimbursements	1,437,406	1,410,139	1,620,624	$4.97	23.7
Gross Potential Income	$5,907,378	$5,974,058	$6,846,525	$21.01	100.0%
Other Income	7,481	40,284	0	$0.00	0.0
Vacancy / Credit Loss	0	0	(342,326)	$1.05	5.0
Effective Gross Income	$5,914,859	$6,014,342	$6,504,199	$19.96	95.0%
Total Expenses	$1,743,622	$1,725,464	$1,677,464	$5.15	25.8%
Net Operating Income(2)	$4,171,237	$4,288,877	$4,826,735	$14.81	74.2%
Capital Expenditures	32,584	32,584	81,460	$0.25	1.3
TI/LC	42,359	65,168	162,919	$0.50	2.5
Net Cash Flow	$4,096,295	$4,191,126	$4,582,356	$14.06	70.5%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to (i) recent leases executed at the 11050 West Little York Rd Property, the 1914 S. Houston Ave Property and the 17675 Telge Road Property, (ii) contractual rent steps of $121,245, (iii) vacancy gross up of $93,600 for the vacant 8220 Parkside Avenue Property, based on the appraisal’s market rent of $14.40 per square foot, and (iv) higher underwritten reimbursements.

The Markets. The GBP Industrial Portfolio Properties are comprised of sixteen industrial properties and one office property, with fourteen properties located in the Houston-Pasadena-The Woodlands, Texas MSA, two properties located in the Oklahoma City, Oklahoma MSA and one property located in the Chattanooga, Tennessee-Georgia MSA.

Texas Properties

Twelve of the Texas Properties are located in the Houston warehouse market (logistics), spread across three separate submarkets. According to a third-party market research report, as of the first quarter of 2026, the Houston warehouse market (logistics) was comprised of approximately 672.2 million square feet of industrial space with a market occupancy of 92.1% and asking rents of $8.86 per square foot. One of the Texas Properties is located in the Houston warehouse market (flex). According to a third-party market research report, as of the first quarter of 2026, the Houston warehouse market (flex) was comprised of approximately 61.1 million square feet of industrial space with a market occupancy of 89.2% and asking rents of $13.29 per square foot. One of the Texas Properties is located in the Houston office market. According to a third-party market research report, as of the first quarter of 2026, the Houston office market was comprised of approximately 355.1 million square feet of office space with a market occupancy of 80.1% and asking rents of $29.77 per square foot.

Oklahoma Properties

The Oklahoma Properties are located in the Oklahoma City warehouse market. According to a third-party market research report, as of the first quarter of 2026, the Oklahoma City warehouse market was comprised of approximately 156.7 million square feet of industrial space with a market occupancy of 92.9% and asking rents of $8.44 per square foot.

Georgia Property

The Georgia Property is located in the Chattanooga - Tennessee warehouse market. According to a third-party market research report, as of the first quarter of 2026, the Chattanooga - Tennessee warehouse market was comprised of approximately 72.0 million square feet of industrial space with a market occupancy of 96.4% and asking rents of $8.81 per square foot.

The Borrowers. The borrowers are GBP Westway Houston DE, LLC, GBP CEMX Houston DE, LLC, GBP NOV Oklahoma DE LLC, GBP Small Industrial Portfolio 1 DE, LLC, GBP Small Industrial Portfolio 2 DE, LLC and GBP Integer DE, LLC,

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No. 5 – GBP Industrial Portfolio

each a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the GBP Industrial Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is GBP Properties, a real estate investment firm focused on industrial and office assets in the United States and Mexico. Founded in 1990, GBP Properties has since acquired or developed more than $500 million in real estate assets, operating from offices in Monterrey, San Antonio, Dallas, and Houston. GBP Multi Property Fund 1, L.P. is the non-recourse carveout guarantor. The GBP Industrial Portfolio Mortgage Loan is structured with a principal recourse guaranty from the guarantor equal to 5.0% of the original principal balance ($2,500,000), maintained throughout loan term.

Property Management. The GBP Industrial Portfolio Properties are managed by Besser Property Management, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination of the GBP Industrial Portfolio Mortgage Loan, the borrowers deposited into escrow (i) approximately $507,705 for real estate taxes, (ii) approximately $77,130 for insurance premiums, (iii) approximately $406,375 for deferred maintenance and (iv) approximately $282,063 for landlord obligations.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $56,412.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance payments, which currently equates to approximately $19,282.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $6,788.

Rollover Reserve – On a monthly basis, the borrowers are required to deposit approximately $13,577 with a cap of $325,000. If the balance of the rollover reserve falls below $325,000, the borrowers are required to replenish the rollover reserve to $325,000 within two business days.

Lockbox / Cash Management. The GBP Industrial Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents to be transmitted directly by the tenants at the GBP Industrial Portfolio Properties into a lender-controlled lockbox account. In addition, the borrowers are required to cause all rents, revenue or other charges received by the borrowers or the property manager related to the GBP Industrial Portfolio Properties to be deposited into such lockbox account within one business day of receipt. During the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the GBP Industrial Portfolio Mortgage Loan documents. During the continuance of a Cash Management Period as a result of any event other than a Critical Tenant Trigger Event, provided no Event of Default is continuing, all available cash remaining after the required applications and disbursements will be deposited into a lender-controlled subaccount. During the continuance of a Cash Management Period as a result of a Critical Tenant Trigger Event, provided no Event of Default is continuing, all excess cash remaining after the required applications and disbursements will be held in a Critical Tenant TI/LC Account.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an Event of Default, (ii) without waiving any Event of Default or the assessment of late charges arising therefrom, Borrower’s second failure in any consecutive 12-month period to pay a Monthly Debt Service Payment Amount on a Payment Date, (iii) Bankruptcy Action of any of Borrower, Guarantor, Manager or Sponsor, (iv) the date on which the debt service coverage ratio (“DSCR”) based on net operating income for the immediately preceding trailing 12-month period, as determined by the lender from time to time, is less than 1.25x, (v) a Critical Tenant Trigger Event, or (vi) a default occurs under the Management Agreement.

A Cash Management Period will end upon (i) with respect to clause (i) above, the lender’s written acceptance of a cure of the related Event of Default (in its sole discretion), provided the lender has not accelerated the loan, moved to appoint a receiver or commenced a foreclosure action; (ii) with respect to clause (ii) above, the timely payment of the Monthly Debt Service Payment Amount on 12 consecutive Payment Dates; (iii) with respect to clause (iii) above, (a) in the case of an involuntary Bankruptcy Action of Borrower, Guarantor or Sponsor not solicited or consented to by Borrower, Guarantor, Sponsor or their affiliates, the same being discharged, stayed or dismissed within 30 days of filing, provided that in the

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No. 5 – GBP Industrial Portfolio

lender’s reasonable opinion it does not materially and adversely affect the related party’s ability to perform under the loan documents or materially increase its monetary obligations, or (b) in the case of a Bankruptcy Action of Manager, the replacement of Manager with a new manager acceptable to the lender (or, for an unsolicited involuntary filing against Manager, the same being discharged, stayed or dismissed within 30 days of filing); (iv) with respect to clause (iv) above, the DSCR (calculated on net operating income) being greater than 1.25x for two consecutive calendar quarters; (v) with respect to clause (v) above, the occurrence of the applicable Critical Tenant Trigger Event Cure (as defined below); or (vi) with respect to clause (vi) above, the replacement of Manager with a new manager acceptable to the lender; provided that, in each case, (x) no other Cash Management Period trigger remains outstanding, (y) Borrower has notified the lender in writing of its election to cure, and (z) Borrower has paid all of the lender’s costs and expenses incurred in connection with such cure.

A “Critical Tenant Trigger Event” means the occurrence of any of the following with respect to any Critical Tenant Lease: (i) the related Critical Tenant gives notice of its intention to not extend or renew its lease, (ii) on or prior to 12 calendar months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease, (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice, (iv) an event of default occurs under such Critical Tenant Lease, (v) a Bankruptcy Action of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs, or (vi) the related Critical Tenant discontinues its normal business operations in any portion of its leased premises (including by subleasing all or substantially all of its demised premises), other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A “Critical Tenant Trigger Event Cure” means (a) in the event of a Critical Tenant Trigger Event described in clause (i), (ii) or (iii) of the definition thereof with respect to a Critical Tenant Lease, the date that (1) a Critical Tenant Lease Extension is duly executed and delivered by Borrower and the related Critical Tenant for the all of the related Critical Tenant Space and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by Lender has been deposited into the Critical Tenant TI/LC Account, or (2) a Critical Tenant Space Re-tenanting Event has occurred, (b) in the event of a Critical Tenant Trigger Event described in clause (iv) of the definition thereof, a cure of the applicable event of default under the related Critical Tenant Lease as determined by Lender, (c) in the event of a Critical Tenant Trigger Event described in clause (v) of the definition thereof relating to a Bankruptcy Action of a Critical Tenant, the Critical Tenant, or the guarantor of the Critical Tenant Lease (as applicable), is no longer be subject to a Bankruptcy Action and the Critical Tenant has affirmed the related Critical Tenant Lease in the applicable bankruptcy proceeding, provided that Critical Tenant is actually paying all rents and other amounts due under its lease, or (d) in the event of a Critical Tenant Trigger Event described in clause (vi) of the definition thereof, the related Critical Tenant re-commences its normal business operations in the entirety of its leased premises or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Lease” means (i) lease, made as of the 16th day of June, 2015, by and between ET Trenton, LLC a Missouri limited liability company as landlord, and Accellent Inc., a Maryland corporation, d/b/a Lake Region Medical as tenant covering the premises located at the 395 S. Industrial Blvd Property, and (ii) any Lease entered into pursuant to which a Critical Tenant leases Critical Tenant Space.

A “Critical Tenant” means each of Accellent Inc., a Maryland corporation, d/b/a Lake Region Medical and any future Tenant that occupies 15% or greater of the aggregate net rentable area at the GBP Industrial Portfolio Properties.

A “Critical Tenant Space Re-tenanting Event” means, with respect to a Critical Tenant Lease, the date upon which all of the following conditions have been satisfied with respect to such Lease: (i) the related Critical Tenant Space have been leased to one or more replacement tenants for a term of at least ten years and otherwise on terms and conditions reasonably acceptable to Lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space have been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant Space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. At any time (a) after the date that is two years after the closing date of the last GBP Industrial Portfolio note to be securitized and (b) before July 6, 2031, the borrowers may defease a portion of the GBP Industrial Portfolio

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Mortgage Loan and obtain the release of one or more individual GBP Industrial Portfolio Properties upon the satisfaction of certain conditions, including, among others: (i) no Event of Default is continuing, (ii) the borrowers partially defease the GBP Industrial Portfolio Mortgage Loan in an amount equal to the Partial Release Price (as defined below), and (iii) the loan-to-value ratio for the remaining GBP Industrial Portfolio Properties following such release is no greater than the lesser of (x) 70.0% and (y) the loan-to-value ratio immediately preceding such release.

Partial Release Price. The “Partial Release Price” means, with respect to any individual GBP Industrial Portfolio Property to be released, the greatest of (i) the applicable net sale proceeds percentage (as described below) of the net sale proceeds for such property (provided that this clause (i) does not apply to any Partial Release Excluded Property), (ii) 115% of the allocated loan amount for such property and (iii) the amount that, when applied to reduce the outstanding principal balance, results in a debt yield for the remaining GBP Industrial Portfolio Properties following such release equal to the greater of (x) the debt yield immediately prior to such release and (y) 10.0% (or, following the release of all four Partial Release Excluded Properties, 11.0%). The net sale proceeds percentage is (A) prior to and including the release of two Partial Release Excluded Properties, 100%, (B) following the release of two Partial Release Excluded Properties and through and including the release of all four Partial Release Excluded Properties, 90% for releases not exceeding 20% (determined by allocated loan amount) of the remaining GBP Industrial Portfolio Properties and 100% thereafter, and (C) for the release of all four Partial Release Excluded Properties, 80%

“Partial Release Excluded Properties” means the 16100 Dillard Drive Property, 11050 West Little York Rd Property, 12730 Upland Way Property and the 2851 S. Council Road Property.

Ground Lease. None

.

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No. 6 – 20 West 47th Street

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No. 6 – 20 West 47th Street

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No. 6 – 20 West 47th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$49,959,976	Property Type – Subtype:	Mixed Use – Office/Retail
% of IPB:	5.0%	Net Rentable Area (SF):	139,078
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	20 West 47 Street Associates II LLC	Year Built / Renovated:	1924 / 2013
Borrower Sponsor:	Yosef Elishayev	Occupancy:	100.0%
Interest Rate:	7.12000%	Occupancy Date:	7/1/2026
Note Date:	9/2/2026	4th Most Recent NOI (As of):	$6,461,997 (12/31/2023)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$6,971,475 (12/31/2024)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$7,153,698 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$7,112,184 (TTM 6/30/2026)
Original Amortization Term:	360 months	UW Economic Occupancy:	97.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$12,307,710
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$4,575,961
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$7,731,749
Additional Debt(1):	Yes	UW NCF:	$7,331,033
Additional Debt Balance(1):	$19,884,070	Appraised Value / Per SF:	$114,000,000 / $820
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/15/2026

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$502
Taxes:	$455,797	$227,899	N/A	Maturity Date Loan / SF:	$477
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserves:	$0	$2,318	N/A	Maturity Date LTV:	58.2%
				UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$69,900,000	99.9%	Loan Payoff	$68,007,366	97.2%
Equity Contribution	63,713	0.1	Closing Costs	1,500,550	2.1
			Upfront Reserves	455,797	0.7
Total Sources	$69,963,713	100.0%	Total Uses	$69,963,713	100.0%
(1)	The 20 West 47th Street Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,844,047 (the “20 West 47th Street Whole Loan”). The Financial Information in the chart above reflects the 20 West 47th Street Whole Loan.
(2)	Defeasance of the 20 West 47th Street Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the 20 West 47th Street Whole Loan to be securitized and (b) September 2, 2029. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The 20 West 47th Street mortgage loan (the “20 West 47th Street Mortgage Loan”) is part of the 20 West 47th Street Whole Loan, which is evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $69,844,047 and is secured by the borrower’s fee interest in a 139,078 square foot mixed use property located in the Diamond District of New York, New York (the “20 West 47th Street Property”). The 20 West 47th Street Mortgage Loan has an initial term of five years, amortizes on a 360-month schedule and accrues interest at a fixed rate of 7.12000% per annum on an Actual/360 basis. The 20 West 47th Street Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $49,959,976.

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No. 6 – 20 West 47th Street

The table below identifies the promissory notes that comprise the 20 West 47th Street Whole Loan. The relationship between the holders of the 20 West 47th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The 20 West 47th Street Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust. See “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$29,975,986	BBCMS 2026-5C43	Yes
A-2	$20,000,000	$19,983,990	BBCMS 2026-5C43	No
A-3(1)	$19,900,000	$19,884,070	CREFI	No
Whole Loan	$69,900,000	$69,844,047
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 20 West 47th Street Property is a 14-story, 139,078 square foot mixed-use office and retail property with jewelry showroom space located on West 47th Street between Fifth and Sixth Avenues in the Diamond District of New York, New York. The 20 West 47th Street Property was originally constructed in 1924 and was most recently renovated in 2013 following the sponsor's acquisition of the 20 West 47th Street Property in 2012. Renovations totaled approximately $20.0 million and included upgrades to the heating ventilation and air-conditioning system, elevators, roof, water tank, and other base building components, as well as renovations to common areas. The 20 West 47th Street Property also includes ground-floor retail suites, a jewelry exchange, and additional mezzanine and lower-level retail space occupied primarily by jewelry-related tenants. According to the appraisal, the Diamond District spans from 46th Street to 48th Street between Fifth and Sixth Avenues and serves as one of the primary centers of the United States diamond and jewelry trade.

As of July 1, 2026, the 20 West 47th Street Property was 100% leased to a highly diversified tenant base comprised primarily of jewelry wholesalers, retailers, manufacturers, traders, appraisers, and related service providers. No individual tenant at the 20 West 47th Street Property accounts for more than approximately 3.8% of net rentable area. As of the Cut-off Date, tenants at the 20 West 47th Street Property had been in occupancy for a weighted average of approximately 10.1 years. Furthermore, approximately 67.6% of net rentable area and 61.9% of underwritten base rent had been occupied by tenants for at least five years.

Major Tenants. The three largest tenants based on underwritten base rent are Marchello The Jeweler Inc. (“Marchello The Jeweler”), Moses Jewelry Inc. (“Moses Jewelry”), and El Russo & Co, Inc. (“El Russo & Co.”).

Marchello The Jeweler (2,526 square feet; 1.8% of net rentable area; 6.0% of underwritten base rent). Marchello The Jeweler is a New York City-based jewelry retailer specializing in natural earth-mined diamonds, engagement rings, custom jewelry, and luxury watches. According to the company's website, Marchello The Jeweler has operated for 35 years and serves customers through both its showroom and online platform. Marchello The Jeweler has been a tenant at the 20 West 47th Street Property since February 1, 2026 and has a current lease term through January 2036 with no renewal options or termination options remaining.

Moses Jewelry (2,507 square feet; 1.8% of net rentable area; 4.6% of underwritten base rent). Moses Jewelry is a family-owned jeweler operating within New York City's Diamond District. According to the company's website, founder Ben Moses began designing jewelry in the 1950s and later established the business on 47th Street in Manhattan. The company remains family-operated and specializes in custom jewelry, engagement rings, diamonds, and antique jewelry. Moses Jewelry has been a tenant at the 20 West 47th Street Property since August 1, 2024 and has a current lease term (i) in regard to 607 square feet of retail, mezzanine, and lower-level space, through July 2029, with one five-year renewal option and no termination options remaining and (ii) in regard to 1,900 square feet of office and showroom space, through June 2030, with one five-year renewal option and no termination options remaining.

El Russo & Co., Inc. (621 square feet; 0.4% of net rentable area; 2.7% of underwritten base rent). El Russo & Co. is a luxury watch retailer located in Manhattan's Diamond District. According to the company's website, El Russo specializes in rare and highly sought-after timepieces, including brands such as Richard Mille, Patek Philippe, and Audemars Piguet. El Russo

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& Co. has been a tenant at the 20 West 47th Street Property since November 2013 and currently occupies its space on a month-to-month basis.

Appraisal. The 20 West 47th Street Property had an “as-is” appraised value of $114,000,000 as of June 15, 2026. Based on the “as-is” value of $114,000,000, the Cut-off Date LTV for the 20 West 47th Street Whole Loan is 61.3% and the Maturity Date LTV is 58.2%.

20 West 47th Street Appraised Value(1)
Property	Value	Capitalization Rate
20 West 47th Street	$114,000,000	6.50%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment report for the 20 West 47th Street Property dated June 5, 2026 identified no recognized environmental conditions at the 20 West 47th Street Property.

The following table presents certain information relating to the historical and current occupancy of the 20 West 47th Street Property:

Historical and Current Occupancy
Property	12/31/2023(1)	12/31/2024(1)	12/31/2025(1)	Current(2)
20 West 47th Street	98.1%	99.6%	99.9%	100.0%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated July 1, 2026.

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The following table presents certain information relating to the major tenants at the 20 West 47th Street Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Retail Tenants
Marchello The Jeweler Inc	NR/NR/NR	2,526	1.8%	$680,712	6.0%	$269.48	1/31/2036	N	N
Moses Jewelry Inc	NR/NR/NR	607	0.4%	356,490	3.1%	$587.30	7/31/2029	1 x 5 yr	N
El Russo & Co, Inc.	NR/NR/NR	621	0.4%	309,000	2.7%	$497.58	MTM	N	N
GIM 20 INC	NR/NR/NR	988	0.7%	294,060	2.6%	$297.72	12/31/2030	N	N
Daniela Diamonds LLC	NR/NR/NR	640	0.5%	234,581	2.1%	$366.53	10/31/2029	1 x 5 yr	N
Total Major Retail Tenants		5,382	3.9%	$1,874,843	16.5%	$348.37
Other Retail Tenants		12,287	8.8%	2,043,734	17.9%	$166.33
Total Retail Tenants		17,669	12.7%	$3,918,577	34.4%	$221.78

Office Tenants
R.E.L. International Inc.	NR/NR/NR	5,290	3.8%	307,549	2.7%	$58.14	5/31/2028	N	N
NYC Luxury Inc	NR/NR/NR	4,706	3.4%	267,347	2.3%	$56.81	9/30/2029	1 x 5 yr	N
Eliantte Group Inc.	NR/NR/NR	3,600	2.6%	252,000	2.2%	$70.00	MTM	N	N
Sparkle Gems, Inc.	NR/NR/NR	3,835	2.8%	233,548	2.1%	$60.90	12/31/2028	N	N
NY Gold & Silver	NR/NR/NR	3,300	2.4%	199,641	1.8%	$60.50	12/31/2030	N	N
Moses Jewelry Inc	NR/NR/NR	1,900	1.4%	173,040	1.5%	$91.07	6/30/2030	1 x 5 yr	N
Total Major Office Tenants		22,631	16.3%	$1,433,125	12.6%	$63.33
Other Office Tenants		90,863	65.3%	5,748,601	50.5%	$63.27
Total Office Tenants		113,494	81.6%	$7,181,726	63.1%	$63.28

Storage Tenants		5,426	3.9%	$288,142	2.5%	$53.10
Other Tenants(2)		2,489	1.8%	$0	0.0%	$0.00
Total Occupied		139,078	100.0%	$11,388,444	100.0%	$81.89
Vacant		0	0.0%
Total		139,078	100.0%
(1)	Based on the underwritten rent roll dated July 1, 2026 and inclusive of $224,599 of contractual rent steps through September 15, 2027.
(2)	Other tenants include a management office, a shared tenant amenity space, and a non-income generating storage space for which no underwritten rent is attributable.

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The following table presents certain information relating to the lease rollover schedule at the 20 West 47th Street Property:

Lease Rollover Schedule(1)(2)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2026 & MTM(3)	48	29,253	21.0%	$2,501,525	22.0%	29,253	21.0%	$2,501,525	22.0%
2027	32	17,262	12.4%	$1,440,544	12.6%	46,515	33.4%	$3,942,069	34.6%
2028	34	34,125	24.5%	$2,196,322	19.3%	80,640	58.0%	$6,138,391	53.9%
2029	32	27,197	19.6%	$2,599,118	22.8%	107,837	77.5%	$8,737,510	76.7%
2030	10	11,512	8.3%	$1,040,663	9.1%	119,349	85.8%	$9,778,172	85.9%
2031	9	14,714	10.6%	$929,560	8.2%	134,063	96.4%	$10,707,732	94.0%
2032	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2033	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2034	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2035	0	0	0.0%	$0	0.0%	134,063	96.4%	$10,707,732	94.0%
2036 & Beyond	1	2,526	1.8%	$680,712	6.0%	136,589	98.2%	$11,388,444	100.0%
Other(4)	3	2,489	1.8%	$0	0.0%	139,078	100.0%	$11,388,444	100.0%
Total	169	139,078	100.00%	$11,388,444	100.00%
(1)	Based on the underwritten rent roll dated July 1, 2026 and inclusive of $224,599 of contractual rent steps through September 15, 2027.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	2026 & MTM includes 48 leases, of which 40 are MTM, representing 26,227 SF of NRA and $2,211,091 in UW Base Rent.
(4)	Other includes a management office, a shared tenant amenity space and a non-income generating storage space which are occupied but account for $0 of underwritten rent.

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The following table presents certain information relating to the operating history and underwritten net cash flows of the 20 West 47th Street Property:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2023	12/31/2024	12/31/2025	TTM 6/30/2026	Underwritten	Per Square Foot	%(2)
Base Rent	$9,407,917	$10,074,641	$10,207,711	$10,245,289	$11,163,845	$80.27	89.0%
Contractual Rent Steps	0	0	0	0	224,599	$1.61	1.8%
Gross Potential Rent	$9,407,917	$10,074,641	$10,207,711	$10,245,289	$11,388,444	$81.89	90.8%
Reimbursements	1,149,164	1,118,424	1,074,202	1,108,750	1,155,728	$8.31	9.2%
Gross Potential Income	$10,557,081	$11,193,065	$11,281,913	$11,354,039	$12,544,172	$90.20	100%
(Vacancy / Credit Loss)	0	0	0	0	(376,325)	($2.71)	(3.0%)
Other Income(3)	15,316	17,388	136,403	139,863	139,863	$1.01	1.1%
Effective Gross Income	$10,572,398	$11,210,453	$11,418,316	$11,493,902	$12,307,710	$88.50	98.1%

Management Fee	$317,172	$336,314	$342,549	$344,817	$369,231	$2.65	3.0%
Real Estate Taxes	2,529,211	2,610,914	2,584,647	2,584,647	2,734,782	$19.66	22.2%
Insurance	122,802	103,714	133,296	150,392	170,086	$1.22	1.4%
Repairs & Maintenance	134,738	120,633	96,561	128,120	128,120	$0.92	1.0%
Utilities	608,348	706,828	695,940	743,678	743,678	$5.35	6.0%
Other Expenses(4)	398,130	360,575	411,624	430,064	430,064	$3.09	3.5%
Total Operating Expenses	$4,110,401	$4,238,978	$4,264,618	$4,381,718	$4,575,961	$32.90	37.2%

Net Operating Income	$6,461,997	$6,971,475	$7,153,698	$7,112,184	$7,731,749	$55.59	62.8%
Replacement Reserves	0	0	0	0	27,816	$0.20	0.2%
Normalized TI/LC	0	0	0	0	372,900	$2.68	3.0%
Net Cash Flow	$6,461,997	$6,971,475	$7,153,698	$7,112,184	$7,331,033	$52.71	59.6%
(1)	Based on the underwritten rent roll dated July 1, 2026.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Other income includes miscellaneous tenant income, as well as income pursuant to an agreement whereby the 20 West 47th Street Property provides access for a development site at an adjacent property at 570 Fifth Avenue.
(4)	Other Expenses includes payroll and benefits and general and administrative expense.

The Market. The 20 West 47th Street Property is located on West 47th Street between Fifth and Sixth Avenues in Manhattan's Diamond District. According to the appraisal, the Diamond District is generally bounded by West 46th Street and West 48th Street between Fifth and Sixth Avenues and is occupied by a concentration of jewelry wholesalers, retailers, manufacturers, traders, appraisers, and related service providers. The 20 West 47th Street Property is also located in proximity to several major demand generators, including Rockefeller Center, Times Square, Bryant Park, Grand Central Terminal, St. Patrick's Cathedral, and Fifth Avenue. The 20 West 47th Street Property benefits from nearby access to the B, D, F, M, N, Q, R, W, 1, 2, 3, 7, and S subway lines, as well as Grand Central Terminal.

According to a third-party market research report, the 20 West 47th Street Property is located in the Times Square office and retail submarkets of New York City. As of September 16, 2026, the Times Square office submarket had a total inventory of 48,127,087 square feet, an overall vacancy rate of 11.2%, market asking rent of $87.35 per square foot and positive net absorption of approximately 534,000 square feet over the trailing 12-months. As of September 16, 2026, the Times Square retail submarket had a total inventory of 3,512,578 square feet, an overall vacancy rate of 4.9%, market asking rent of $317.00 per square foot and positive net absorption of approximately 64,300 square feet over the trailing 12-months.

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No. 6 – 20 West 47th Street

The following table presents information relating to comparable office leases for the 20 West 47th Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Base Rent (PSF)
20 West 47th Street	-	1924 / 2013	International Import Corp.(2)	1,484 SF(2)	Mar-2013(2)	193.0(2)	$70.69(2)
New York, NY
1071 Avenue of the Americas	0.2 mi	1920 / NAV	Valentino, Inc.	14,000 SF	May-2026	138.0	$57.00
New York, NY
37 West 47th Street	0.3 mi	1925 / NAV	Confidential	640 SF	May-2026	48.0	$54.00
New York, NY
1270 Avenue of the Americas	0.3 mi	1931 / 2015	Covet Health	6,767 SF	Mar-2026	67.0	$69.00
New York, NY
104 West 40th Street	0.3 mi	1963 / NAV	Silhouette Optical	1,043 SF	Feb-2026	38.0	$71.00
New York, NY
589 Fifth Avenue	0.4 mi	1954 / 2013	B&W Jewels	1,114 SF	Jun-2025	65.0	$76.00
New York, NY
20 West 55th Street	0.6 mi	1987 / NAV	LeveragED Foundation	3,454 SF	Mar-2026	36.0	$60.00
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 1, 2026. Base Rent (PSF) excludes rent steps.

The following table presents information relating to comparable retail leases for the 20 West 47th Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Base Rent (PSF)
20 West 47th Street	-	Moses Jewelry Inc(2)	607 SF(2)	$561.35(2)
New York, NY
1166 Avenue of the Americas	0.03 mi	Confidential	3,700 SF	$442.55
New York, NY
50 West 47th Street	0.5 mi	World Star Trading	283 SF	$474.99
New York, NY
15 West 47th Street	0.5 mi	Confidential	512 SF	$418.51
New York, NY
29-31 West 47th Street	0.5 mi	Confidential	260 SF	$626.13
New York, NY
41-43 West 47th Street	0.5 mi	D & M World Creations Inc	136 SF	$838.24
New York, NY
71 West 47th Street	0.6 mi	Confidential	218 SF	$835.94
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated July 1, 2026. Base Rent (PSF) excludes rent steps.

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No. 6 – 20 West 47th Street

The Borrower. The borrower is 20 West 47 Street Associates II LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 20 West 47th Street Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Yosef Elishayev, principal of SYU Properties LLC (“SYU Properties”). Founded in 2012, SYU Properties is a privately held, New York based real estate management and development group. The firm additionally offers investment services. SYU Properties’ holdings include residential and commercial properties within the five boroughs of New York.

Property Management. The 20 West 47th Street Property is managed by SYU Properties, a borrower-affiliated property management company.

Initial and Ongoing Reserves. At origination of the 20 West 47th Street Whole Loan, the borrower deposited approximately $455,797 into a reserve account for real estate taxes.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $227,899 per month).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof; provided that the borrower will not be required to make such deposits if the Reserve Waiver Conditions (as defined below) have been satisfied. At origination of the 20 West 47th Street Whole Loan, the Reserve Waiver Conditions were satisfied.

“Reserve Waiver Conditions” means (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) the borrower is paying all insurance premiums directly to the respective insurance carrier(s) on or before the date the same are due, (iii) the borrower has delivered evidence to the lender that all insurance required to be maintained pursuant to the loan agreement is being maintained, and (iv) the borrower delivers to the lender evidence that such insurance premiums have been paid in full.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,318.

Lockbox / Cash Management. The 20 West 47th Street Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Restricted Account Trigger Event (as defined below), the borrower is required to establish a lender-controlled lockbox account for the 20 West 47th Street Property (the “Restricted Account”) and thereafter, the borrower is required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the 20 West 47th Street Property into the Restricted Account and (ii) instruct the property manager to immediately deposit all revenue derived from the 20 West 47th Street Property collected by the property manager and all funds otherwise payable to the borrower by the property manager into the Restricted Account. In addition, within 7 days after the first occurrence of a Restricted Account Trigger Event, the borrower is required to notify all tenants at the 20 West 47th Street Property to deposit all rents and other sums due under their leases into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrower, unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 20 West 47th Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 20 West 47th Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 20 West 47th Street Whole Loan. Upon the expiration of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 20 West 47th Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

Notwithstanding anything to the contrary above, following the first occurrence of a Restricted Account Trigger Event, and, in the event that the Restricted Account Trigger Event is cured, the borrower will have a two time right to request that the Restricted Account be closed and to provide the tenants with a notice that all sums due under the leases may be paid directly to the borrower and not to the Restricted Account.

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No. 6 – 20 West 47th Street

“Restricted Account Trigger Event” means a period (A) occurring on the first to commence of (i) a Trigger Period, or (ii) the date that the debt service coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the expiration (if applicable) of such Trigger Period, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.15x for one calendar quarter.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 20 West 47th Street Whole Loan documents, or (ii) the date that the debt service coverage ratio falls below 1.10x (a “DSCR Trigger Period”) (provided, however, no DSCR Trigger Period will be deemed to exist during any period that the Collateral Cure Conditions (as defined below) are satisfied) and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to a DSCR Trigger Period, the date that the debt service coverage ratio is equal to or greater than 1.10x for one calendar quarter.

“Collateral Cure Conditions” are deemed to exist if and for so long as the borrower deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, will serve as additional collateral for the 20 West 47th Street Whole Loan, in an amount equal to the Collateral Deposit Amount (as defined below) and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a DSCR Trigger Period, on each one year anniversary of the date the borrower made said deposit (or delivered said letter of credit), the borrower is required to deposit additional cash collateral in the amount of the Collateral Deposit Amount or increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount, as applicable. The collateral referenced in this definition will be returned to the borrower, provided that no event of default is ongoing, at the time the debt service coverage ratio (without taking into account the cash deposit or letter of credit) is equal to or greater than 1.25x for one calendar quarter.

“Collateral Deposit Amount” means the amount of funds that if added to the underwritten cash flow of the 20 West 47th Street Property would cause the debt service coverage ratio to be equal to or greater than 1.25x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

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No. 7 – 7700 Irvine Center Drive

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No. 7 – 7700 Irvine Center Drive

7700 IRVINE CENTER DRIVE

Floor	Tenant	SF	Expiration
9	Federal Insurance Company	13,770 SF	1/2028
9	Qisda America Corp.	2,512 SF	4/2031
9	Vacant	3,754 SF	
9	WithBecon, Inc.	1,603 SF	4/2029
9	Nurlinks Capital, Inc.	2,316 SF	11/2026
9	Apollo Financial & Insurance Group	3,912 SF	7/2027
8	Premier Business Center	18,223 SF	11/2031
8	Melendrez & Sims, A P.C.	938 SF	9/2028
8	Siliconware USA, Inc	1,180 SF	2/2028
8	Kain Akeso Medical Holdings	3,028 SF	8/2027
7	Printronix	6,765 SF	8/2031
7	Shots Studios, Inc.	1,240 SF	9/2028
7	HH Law Firm	1,700 SF	5/2027
7	Eximius, Inc	1,747 SF	2/2030
7	Monetary Inquisition Group, LLC	5,574 SF	6/2028
7	Seashine USA, Inc	1,794 SF	7/2028
7	M&T Equipment Finance Corporation	4,478 SF	5/2029
7	NexusNova Tech	1,897 SF	8/2029
6	Intueor Consulting	2,436 SF	3/2028
6	Property Management Office	5,711 SF	
6	Daddy Sports, Inc.	1,768 SF	10/2027
6	Cross Country Mortgage	2,975 SF	7/2027
6	Hirose Electric (U.S.A.), Inc.	2,086 SF	9/2028
6	Universal Elite, Inc.	3,933 SF	10/2029
6	Legal Tax Defense (Relocated)	6,061 SF	2/2030
5	Pelorus	5,945 SF	9/2031
5	Capstone Enterprises, LLC	3,051 SF	10/2027
5	Michael Liang and Christopher	2,695 SF	3/2029
5	Crown Castle	4,274 SF	5/2027
5	JG Global Services Inc.	1,082 SF	1/2027
5	Fairbanks Insurance Brokers	1,125 SF	6/2029
5	Vacant	6,699 SF	
4	Crockett Law Group, LLC	6,611 SF	7/2031
4	Makoil, Inc.	2,581 SF	12/2029
4	Social Wise	2,621 SF	7/2028
4	Deposition Solutions, LLC	4,262 SF	10/2028
4	Mad Engine Global LLC	5,500 SF	8/2027
4	Mapwords, Inc	3,516 SF	9/2029
3	Network Capital	25,090 SF	2/2032
2	Vacant	6,747 SF	
2	Texas Instruments	5,685 SF	1/2032
2	KYJ, LLP	1,065 SF	3/2029
2	Octopus Data, Inc.	1,204 SF	12/2027
2	Telit IoT Solutions, Inc.	5,512 SF	6/2027
1	Westberg + White Architecture	6,861 SF	2/2028
1	Cifarelli Law Firm	3,736 SF	11/2027
1	Jennifer Quader	956 SF	2/2029
1	The Rodarti Group	1,918 SF	7/2029
1	Building Storage	690 SF	

VACANT | BUILDING | 2026-2027 | 2028-2029 | 2030-2031 | 2032+

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No. 7 – 7700 Irvine Center Drive

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No. 7 – 7700 Irvine Center Drive

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$35,000,000	Title:	Fee
Cut-off Date Principal Balance:	$35,000,000	Property Type – Subtype:	Office - Suburban
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	210,831 SF
Loan Purpose:	Refinance	Location:	Irvine, CA
Borrower:	PPC Irvine Center Investment, LLC	Year Built / Renovated:	1989 / 2007
Borrower Sponsor:	Peter Donald Cao	Occupancy:	91.5%
Interest Rate:	7.42000%	Occupancy Date:	7/14/2026
Note Date:	7/30/2026	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$4,056,167 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,465,286 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,262,039 (TTM 5/31/2026)
Original Amortization:	None	UW Economic Occupancy:	91.2%
Amortization Type:	Interest Only	UW Revenues:	$7,077,170
Call Protection:	L(26),D(30),O(4)	UW Expenses:	$2,755,641
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,321,529
Additional Debt:	No	UW NCF:	$4,113,116
Additional Debt Balance:	N/A	Appraised Value / SF:	$56,100,000 / $266
Additional Debt Type:	N/A	Appraisal Date:	6/17/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$376,419	$62,737	N/A	Maturity Date Loan / SF:	$166
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.4%
TI/LC Reserve(3):	$1,560,000	$26,354	N/A	Maturity Date LTV:	62.4%
Replacement Reserves:	$0	$3,514	N/A	UW NCF DSCR:	1.56x
Free Rent:	$664,500	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$35,000,000	100.0%	Loan Payoff	$31,181,856	89.1%
			Upfront Reserves	2,600,919	7.4
			Closing Costs	663,150	1.9
			Return of Equity	554,076	1.6
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	4th Most Recent NOI is not available as the 7700 Irvine Center Drive Property was undergoing heavy speculative suite work throughout 2023, resulting in lower revenues in 2023 that are not reflective of recent years and current performance of the 7700 Irvine Center Drive Property.
(2)	For a full description of Escrows and Reserves, see ”Escrows and Reserves” below.
(3)	The Upfront TI/LC Reserve is comprised of (i) $1,500,000 for general upfront tenant improvement and leasing commission obligations and (ii) $60,000 to cover outstanding tenant improvement and leasing commission obligations for the Texas Instruments tenant.

The Loan. The 7700 Irvine Center Drive mortgage loan (the “7700 Irvine Center Drive Mortgage Loan”) is secured by the borrower’s fee interest in a Class A office property located in Irvine, California. The 7700 Irvine Center Drive Mortgage Loan accrues interest at a rate of 7.42000% per annum. The 7700 Irvine Center Drive Mortgage Loan is interest-only for the full five-year loan term and accrues interest on an Actual/360 basis.

The Property. The 7700 Irvine Center Drive property (the “7700 Irvine Center Drive Property”) is a 210,831 square foot, nine-story Class A office property situated on an approximately 8.29-acre site within the Irvine Spectrum business district. According to the appraisal, the land value alone equals $37.9m, which is greater than the 7700 Irvine Center Drive Mortgage Loan amount. The 7700 Irvine Center Drive Property was originally built in 1989 and renovated in 2007 and was acquired by the borrower sponsor in 2011. Since acquiring the 7700 Irvine Center Drive Property, the borrower sponsor has invested approximately $6.6 million in capital, including $4.8 million toward speculative suite buildouts and $1.8 million for common area improvements and reports a total cost basis of $62.6 million. The 7700 Irvine Center Drive Property features a two-

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No. 7 – 7700 Irvine Center Drive

story lobby, on-site conference facilities, professional property management and 648 surface, covered and reserved parking spaces.

The 7700 Irvine Center Drive Property is currently 91.5% occupied by 49 unique tenants with no tenant representing more than 11.9% of NRA and 11.6% of underwritten rent. Since April 2023, the 7700 Irvine Center Drive Property has maintained an average occupancy of approximately 93.1%, and has not dropped below 92.3% since April 2024. The following table presents certain information relating to the historical and current occupancy at the 7700 Irvine Center Drive Property:

Historical and Current Occupancy(1)
2024	2025	2026	Current(2)
88.4%	100.0%	95.7%	91.5%
(1)	Historical occupancies are as of March 31 of each respective year.
(2)	Current Occupancy represents occupancy as of July 14, 2026.

Major Tenants.

Network Capital (25,090 square feet; 11.9% of NRA, 11.6% of underwritten base rent): Network Capital is a direct mortgage lender providing residential mortgage origination, refinancing and related lending services nationwide. Network Capital was founded in 2002 and has maintained a significant presence in Southern California for over two decades. Network Capital has been a tenant at the 7700 Irvine Center Drive Property since 2019, which serves as the company’s headquarters, and has a lease expiration in February 2032, one five-year renewal option and one non-traditional termination option. The Network Capital tenant at the 7700 Irvine Center Drive Property can terminate its lease if certain capital expenditures required due to the Network Capital tenant’s particular use arise during the last two years of the term and exceed six months of base rent, unless the landlord agrees to pay the excess over six months of base rent (the “Network Capital Termination Option”).

If Network Capital (the “Major Tenant”) (i) fails to renew its lease before the earlier of (x) 12 months before its lease expiration date or (y) the date which Network Capital is required to deliver notice of its lease renewal or extension under its lease terms, (ii) gives notice of its intent to terminate or not renew its lease, (iii) goes dark or vacates all or substantially all (and in any event not less than 50% of the rentable square footage) of its premises at the 7700 Irvine Center Drive Property, (iv) or its parent company or the guarantor of its lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (provided that an involuntary proceeding not consented to must remain undismissed and unstayed for 90 days) or (v) defaults under the terms of its lease beyond all applicable notice and cure periods, then a Trigger Period (as defined below) will begin, which results in springing cash management and a cash flow sweep.

Premier Business Center (18,223 square feet; 8.6% of NRA, 8.7% of underwritten base rent): Premier Business Center is a flexible workspace provider based primarily in California. Founded in 2002, Premier Business Center has over 90 locations nationwide and over 15,000 active clients. Premier Business Center has been a tenant at the 7700 Irvine Center Drive Property since 1996 under the property’s previous ownership, has a lease expiration in November 2031, one five-year extension option and no termination options.

Federal Insurance Company (13,770 square feet; 6.5% of NRA, 6.7% of underwritten base rent): Federal Insurance Company is a member of the Chubb Group, a leading global property and casualty insurance organization serving commercial and individual clients across over fifty countries and territories. Federal Insurance Company provides a broad range of insurance products, including property, casualty, accident and health. Federal Insurance Company has been a tenant at the 7700 Irvine Center Drive Property since 2012, has a lease expiration in January 2028, one three-year extension option and no termination options.

Environmental. According to the Phase I environmental site assessment dated June 19, 2026, there was no evidence of any recognized environmental conditions at the 7700 Center Drive Property.

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No. 7 – 7700 Irvine Center Drive

The following table presents certain information relating to the largest tenants at the 7700 Irvine Center Drive Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Network Capital(3)	NR/NR/NR	25,090	11.9%	$31.05	$779,045	11.6%	2/29/2032
Premier Business Center	NR/NR/NR	18,223	8.6%	$31.80	$579,491	8.7%	11/30/2031
Federal Insurance Company	NR/A/A+	13,770	6.5%	$32.46	$447,023	6.7%	1/31/2028
Westberg + White Architecture	NR/NR/NR	6,861	3.3%	$39.27	$269,413	4.0%	2/28/2028
Printronix	NR/NR/NR	6,765	3.2%	$37.08	$250,846	3.7%	8/31/2031
Major Tenants		70,709	33.5%	$32.89	$2,325,818	34.7%
Other Tenants		122,232	58.0%	$35.75	4,369,541	65.3%
Occupied Collateral Total / Wtd. Avg.		192,941	91.5%	$34.70	$6,695,359	100.0%

Vacant Space		17,890	8.5%

Collateral Total		210,831	100.0%

(1)	Based on underwritten rent roll dated July 14, 2026.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes contractual rent steps through July 2027.
(3)	Network Capital’s lease contains one termination option (the “Network Capital Termination Option”) as defined below.

The following table presents certain information relating to the tenant lease expirations at the 7700 Irvine Center Drive Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	17,890	8.5%	NAP	NAP	17,890	8.5%	NAP	NAP
2026 & MTM	3	8,028	3.8%	$84,396	1.3%	25,918	12.3%	$84,396	1.3%
2027	12	37,742	17.9%	$1,382,698	20.7%	63,660	30.2%	$1,467,094	21.9%
2028	13	42,764	20.3%	$1,619,426	24.2%	106,424	50.5%	$3,086,520	46.1%
2029	12	25,768	12.2%	$943,070	14.1%	132,192	62.7%	$4,029,591	60.2%
2030	2	7,808	3.7%	$299,609	4.5%	140,000	66.4%	$4,329,200	64.7%
2031	5	40,056	19.0%	$1,375,632	20.5%	180,056	85.4%	$5,704,833	85.2%
2032	2	30,775	14.6%	$990,527	14.8%	210,831	100.0%	$6,695,359	100.0%
2033	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2034	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2035	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2036	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
2037 & Beyond	0	0	0.0%	$0	0.0%	210,831	100.0%	$6,695,359	100.0%
Total	49	210,831	100.0%	$6,695,359	100.0%
(1)	Based on underwritten rent roll dated July 14, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes contractual rent steps through July 2027.

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No. 7 – 7700 Irvine Center Drive

The following table presents certain information relating to the operating history and underwritten cash flows of the 7700 Irvine Center Drive Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	2025	TTM	Underwritten(2)	Per Square Foot	%(3)
Rents In Place	$6,305,655	$6,792,341	$6,649,876	$6,695,359	$31.76	91.2%
Vacancy Gross Up	$0	$0	$0	$643,815	$3.05	8.8
Gross Potential Income	6,305,655	6,792,341	6,649,876	7,339,174	$34.81	100.0%
(Vacancy Gross Up)	$0	$0	$0	($643,815)	($3.05)	(8.8)
Total Recoveries	$174,203	$252,091	$247,437	$329,374	$1.56	4.5
Other Income(4)	60,504	50,557	52,437	52,437	$0.25	0.7
Effective Gross Income	$6,540,361	$7,094,990	$6,949,751	$7,077,170	$33.57	96.4%

Management Fee	107,041	143,800	138,778	212,315	$1.01	3.0
Taxes	715,093	$723,642	$729,699	$730,911	$3.47	10.3
Insurance	83,743	$94,406	$99,867	$93,047	$0.44	1.3
Other Expenses(5)	1,578,318	1,667,856	1,719,368	1,719,368	$8.16	24.3
Total Expenses	$2,484,195	$2,629,703	$2,687,712	$2,755,641	$13.07	38.9%

Net Operating Income	$4,056,167	$4,465,286	$4,262,039	$4,321,529	$20.50	61.1%
Capital Expenditures	$0	$0	$0	$42,166	$0.20	0.6
TI/LC	$0	$0	$0	$316,246	$1.50	4.5
Upfront Reserve Credit	$0	$0	$0	($150,000)	($0.71)	(2.1)
Net Cash Flow	$4,056,167	$4,465,286	$4,262,039	$4,113,116	$19.51	58.1%
(1)	Based on the underwritten roll dated July 14, 2026.
(2)	Underwritten Rents in Place includes contractual rent steps through July 2027.
(3)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income consists of parking income, late fees, lock and key income, NSF fees, reimbursed electric costs and other miscellaneous income.
(5)	Other Expenses consist of utilities, repairs and maintenance, janitorial costs, grounds and pest control, snow and trash removal, and other miscellaneous costs.

The Market. The 7700 Irvine Center Drive Property is located in Irvine, California, within Orange County and the Irvine Spectrum area, one of Southern California’s largest business and employment centers. Irvine benefits from regional connectivity via Interstate 5, Interstate 405, State Route 133, and the 241 Toll Road, as well as proximity to the Irvine Transportation Center, John Wayne Airport, and the Irvine Spectrum Center. Orange County had an estimated population of approximately 3.2 million and more than 1.6 million employees as of 2025, supported by a diverse employment base that includes technology, healthcare, life sciences, financial services, and professional services.

The 7700 Irvine Center Drive Property is located within the Irvine Spectrum Office submarket. As of Q3 2026, the submarket contained approximately 16.4 million square feet of office inventory with a vacancy rate of 10.6% and average asking rents of $38.65 per square foot. Market fundamentals have improved in recent years, with vacancy declining from a post-pandemic high of 14.8% in 2023 to 10.6% as of Q3 2026. Additionally, there is currently no office space under construction within the submarket, limiting future competitive supply. The appraisal noted that the Property benefits from its location within one of Orange County’s most established office submarkets and is expected to maintain strong long-term market acceptance.

According to the appraisal, the 2025 population within a one-, three-, and five-mile radius of the Property was approximately 10,206, 109,569, and 379,851, respectively. Median household income within the same radii was approximately $106,144, $132,349, and $126,484, respectively.

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No. 7 – 7700 Irvine Center Drive

The following table presents certain information relating to comparable office tenants for the 7700 Irvine Center Drive Property:

Summary of Comparable Leases(1)
Property / Location	Year Built / Renovated	Gross Leasable Area (GLA)	Occupancy	Major Tenant Name	Major Tenant SF	Asking Rent/SF	Distance from Subject
7700 Irvine Center Drive	1989 / 2007	210,831(2)	91.5%(2)	Network Capital(2)	25,090(2)	$30.00(2)	-
7700 Irvine Center Drive
Irvine, CA
Spectrum Business Center	1989 / NAV	48,800	100.0%	828 Marketing Solutions, LLC	554	$34.20	0.1 Miles
4 Venture
Irvine, CA
Multi-Tenant Office Building	1990 / NAV	33,315	93.0%	Office Tenant	1,549	$35.40	0.2 Miles
101 Pacifica
Irvine, CA
Dolphin Plaza	1990 / NAV	74,481	80.0%	Office Tenant	3,031	$34.20	0.2 Miles
100 Pacifica
Irvine, CA
Spectrum Office	1989 / NAV	320,127	99.0%	Available	3,541	$45.00	0.4 Miles
300 Spectrum Center Drive
Irvine, CA
100 Spectrum Center	1990 / NAV	366,227	92.0%	Moet Hennessy USA	5,347	$39.60	0.6 Miles
100 Spectrum Center Drive
Irvine, CA
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of July 14, 2026.

The Borrower. The borrower for the 7700 Irvine Center Drive Mortgage Loan is PPC Irvine Center Investment, LLC, a Delaware limited liability company. The borrower is required to have at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 7700 Irvine Center Drive Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and carveout guarantor for the 7700 Irvine Center Drive Mortgage Loan is Peter Donald Cao. Mr. Cao is the founder and chairman of Camphor Partners, a California-based real estate investment, ownership, and management company founded in 1992. Camphor Partners has over $1 billion in assets under management in the US and China. Mr. Cao has owned the 7700 Irvine Center Drive Property since 2011.

Property Management. The 7700 Irvine Center Drive Property is managed by G&E Real Estate Management Services, Inc., a third-party real estate management company.

Escrows and Reserves. At origination, the borrower reserved (i) $1,500,000 for tenant improvements and leasing commissions, (ii) approximately $664,500 for free rent and gap rent, (iii) approximately $376,419 for real estate taxes and (iv) $60,000 for tenant improvement and leasing commissions for the Texas Instruments tenant.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $62,737.

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the 7700 Irvine Center Drive Mortgage Loan documents, which conditions are currently met.

TI/LC Reserves – The borrower is required to deposit monthly approximately $26,354 for general tenant improvement and leasing commission obligations at the 7700 Irvine Center Drive Property.

Replacement Reserves – The borrower is required to deposit monthly approximately $3,514 for required replacements and repairs at the 7700 Irvine Center Drive Property.

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No. 7 – 7700 Irvine Center Drive

Lockbox / Cash Management. The 7700 Irvine Center Drive Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters directing all tenants to pay rents directly into a lender-controlled lockbox account, and the borrower is required to (or cause the property manager to) deposit any rents received by it into the lockbox account within one business day of receipt. All lease termination payments are required to be deposited into the rollover reserve. Prior to the occurrence of a Trigger Period (as defined below), all funds in the lockbox account are required to be transferred on each business day to an account designated by the borrower.

Upon the occurrence and during the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on each business day into a cash management account controlled by the lender and applied as described in the 7700 Mortgage Loan documents on each payment date. If no Cash Sweep Period (as defined below) is continuing, all remaining excess cash flow is required to be disbursed to the borrower. If a Cash Sweep Period is continuing, all remaining excess cash flow is required to be deposited into an excess cash flow reserve account to be held by the lender as additional collateral for the 7700 Irvine Center Drive Mortgage Loan. In addition, during any Trigger Period caused by a Cash Sweep Trigger Event (as defined below), the lender may elect not to apply funds in accordance with the foregoing waterfall and instead retain all funds in the cash management account.

“Trigger Period” means the occurrence of (i) an event of default under the 7700 Irvine Center Drive Mortgage Loan documents, (ii) the debt service coverage ratio being below 1.30x for a calendar quarter, (iii) a Cash Sweep Trigger Event or (iv) a Major Tenant Trigger Event (as defined below). A Trigger Period will end upon the occurrence of, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the debt service coverage ratio being equal to or greater than 1.35x for two consecutive calendar quarters, (c) clause (iii) above, the related Cash Sweep Cure (as defined below) and (d) clause (iv) above, the cure of such Major Tenant Trigger Event; provided that a Trigger Period will not end if a Trigger Period or Cash Sweep Period then exists for any other reason.

“Cash Sweep Period” means the period commencing upon the occurrence of any of the following (each, a “Cash Sweep Trigger Event”): (i) an event of default under the 7700 Irvine Center Drive Mortgage Loan documents, (ii) a bankruptcy event with respect to the borrower, (iii) a bankruptcy or insolvency of the property manager, (iv) the commencement of a Low DSCR Period (as defined below) or (v) a Major Tenant Trigger Event (as defined below), and ending upon the occurrence of the following (each, a “Cash Sweep Cure”): with respect to (a) clause (i) above, the lender’s acceptance of a cure of such event of default, (b) clause (iii) above, a qualified manager assuming management of the 7700 Irvine Center Drive Property pursuant to a replacement management agreement, (c) clause (iv) above, the cessation of such Low DSCR Period and (d) clause (v) above, the cure of such Major Tenant Trigger Event; provided that a Cash Sweep Period will not end if a Cash Sweep Period then exists for any other reason. No Cash Sweep Cure is available for a Cash Sweep Trigger Event described in clause (ii) above.

“Low DSCR Period” means a period in which the debt service coverage ratio is less than 1.30x for two consecutive calendar quarters and will end when the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters.

“Major Tenant” means Network Capital Funding Corporation, or any replacement major tenant.

“Major Tenant Trigger Event” occurs if (i) the borrower fails to satisfy the Major Tenant renewal criteria on or before the earlier of (x) 12 months prior to the expiration date of the Major Tenant lease and (y) the date the Major Tenant is required to deliver notice of its lease renewal or extension, (ii) the Major Tenant gives notice of its intent to terminate or not renew its lease, (iii) the Major Tenant goes dark or vacates all or substantially all (but not less than 50% of its rentable square footage) of its premises, (iv) the Major Tenant’s parent company or the guarantor of the Major Tenant lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding (provided that an involuntary proceeding not consented to must remain undismissed and unstayed for 90 days) or (v) the Major Tenant defaults under the terms of the Major Tenant lease beyond all applicable notice and cure periods.

A Major Tenant Trigger Event will end upon the occurrence of, with respect to (a) clause (i) and (ii) above, the satisfaction of the Major Tenant renewal criteria or the replacement of the Major Tenant with an acceptable replacement tenant in accordance with the 7700 Irvine Center Drive Mortgage Loan documents, (b) clause (iii) above, a satisfactory replacement tenant takes occupancy or the Major Tenant resumes occupancy of its premises and resumes operations under an acceptable lease, (c) clause (iv), the delivery of evidence that the Major Tenant, its parent company or lease guarantor is

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No. 7 – 7700 Irvine Center Drive

no longer subject to the jurisdiction of the bankruptcy court or (d) clause (v), the cure of such event of default under the terms of the Major Tenant lease.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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No. 8 – Project Embassy

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No. 8 – Project Embassy

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No. 8 – Project Embassy

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Mixed Use –Multifamily/Office/Retail
% of IPB:	3.0%	Net Rentable Area (SF)(5):	375,456 / 128 Units
Loan Purpose:	Refinance	Location:	Washington, DC
Borrowers:	700 Penn LP	Year Built / Renovated:	2017 / NAP
	and 700 Penn Prime LP	Occupancy(6):	98.3%
Borrower Sponsor:	EastBanc, Inc.	Occupancy Date(6):	7/1/2026 and 7/9/2026
Interest Rate:	7.54200%	4th Most Recent NOI (As of):	$14,930,512 (12/31/2023)
Note Date:	7/22/2026	3rd Most Recent NOI (As of):	$15,468,976 (12/31/2024)
Maturity Date:	8/11/2031	2nd Most Recent NOI (As of):	$15,612,035 (12/31/2025)
Interest-only Period:	60 months	Most Recent NOI (As of):	$15,284,951 (5/31/2026 TTM)
Original Term:	60 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$26,283,791
Amortization Type:	Interest Only	UW Expenses:	$9,951,379
Call Protection(2):	L(13),YM1(22),DorYM1(18),O(7)	UW NOI:	$16,332,411
Lockbox / Cash Management:	Hard (Commercial); Soft (Multifamily) / In Place	UW NCF:	$16,048,521
Additional Debt(1):	Yes	Appraised Value / Per SF:	$254,000,000 / $677
Additional Debt Balance(1):	$130,000,000	Appraisal Date:	6/4/2026
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$426
Taxes:	$860,060	$172,012	N/A	Maturity Date Loan / SF:	$426
Insurance:	$0	$17,100	N/A	Cut-off Date LTV:	63.0%
Replacement Reserves:	$0	$6,165	N/A	Maturity Date LTV:	63.0%
TI / LC Reserve(4):	$0	$39,279	$1,414,044	UW NCF DSCR:	1.31x
Existing TI / LC Reserve:	$276,394	$0	N/A	UW NOI Debt Yield:	10.2%
Rent Concession Reserve:	$496,881	$0	N/A
Ground Rent Reserve:	$33,333	$16,667	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$160,000,000	99.0%	Loan Payoff	$158,626,208	98.2%
Sponsor Equity	1,558,939	1.0	Upfront Reserves	1,666,668	1.0
			Closing Costs	1,266,063	0.8
Total Sources	$161,558,939	100.0%	Total Uses	$161,558,939	100.0%
(1)	The Project Embassy Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000 (the “Project Embassy Whole Loan”). The Financial Information in the chart above reflects the Project Embassy Whole Loan.
(2)	Borrowers may prepay the Project Embassy Whole Loan in whole or in part at any time after September 11, 2027, with payment of a prepayment fee of 1% or yield maintenance calculated from the prepayment date through February 11, 2031. Additionally, defeasance of the Project Embassy Whole Loan in whole (but not in part) is permitted at any time after the date that is the later to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 22, 2029. The assumed defeasance lockout period of 35 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization trust in October 2026. The actual defeasance lockout period may be longer.
(3)	See the “Escrows and Reserves” section below for further discussion of reserve information.
(4)	The TI/LC Reserve Cap applies only after SEA (as defined below) has exercised its renewal option.
(5)	Net rentable area (“NRA”) comprises 209,909 square feet of commercial space and 128 units (165,547 square feet) of multifamily space. See “The Property” section below for further discussion of the space types.
(6)	Occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property. Additionally, Occupancy includes the amenity / other space and the 192 square feet of storage is treated as vacant.

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No. 8 – Project Embassy

The Loan. The Project Embassy mortgage loan (the “Project Embassy Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee and leasehold interests in a 375,456 square foot mixed-use property located in Washington, DC (the “Project Embassy Property”). The Project Embassy Whole Loan consists of five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $160,000,000. The Project Embassy Whole Loan was originated by Wells Fargo Bank, National Association (“WFB”) on July 22, 2026, has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 7.54200% per annum on an Actual/360 basis. The Project Embassy Mortgage Loan is evidenced by the non-controlling Note A-3, with an original principal balance of $30,000,000. The controlling Note A-1 and the non-controlling Note A-5 were previously contributed to the BANK5 2026-5YR24 transaction, and the non-controlling Note A-2 was previously contributed to the BMO 2026-5C16 transaction. The scheduled maturity date of the Project Embassy Whole Loan is August 11, 2031.

The relationship between the holders of the Project Embassy Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Project Embassy Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2026-5YR24 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Project Embassy Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BANK5 2026-5YR24	Yes
A-2	$35,000,000	$35,000,000	BMO 2026-5C16	No
A-3	$30,000,000	$30,000,000	BBCMS 2026-5C43	No
A-4 (1)	$20,000,000	$20,000,000	WFB	No
A-5	$15,000,000	$15,000,000	BANK5 2026-5YR24	No
Total	$160,000,000	$160,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Project Embassy Property is a mixed-use development property totaling 375,456 square feet which consists of 152,835 square feet of office space, 52,948 square feet of retail space, 4,126 square feet of other/amenity space and 128 multifamily units located in Washington, DC, within the historic Capitol Hill neighborhood. The Project Embassy Property consists of a mixed-use campus comprising two interconnected buildings, the north building, fronting Pennsylvania Avenue Southeast (known as 700 Penn at Eastern Market), which houses the 156,961 SF Class A+ office/other amenity components and street-level retail along Pennsylvania Avenue (the “North Building”) and the south building, fronting C Street Southeast (known as The Residences at Eastern Market), which houses the 128-unit Class A multifamily component and street-level retail along C Street Southeast (the “South Building”). The 52,948 square foot retail component is integrated at street level throughout both buildings.

Built in 2017, the Project Embassy Property is situated on an approximately 3.08-acre site, and a portion of the land is ground leased from the District of Columbia through July 2112. A two-level, below-grade parking structure is located beneath the South Building and serves both the commercial and residential components. Residential parking is separately secured and maintained independently from commercial parking areas. Investment-grade tenants at the Project Embassy Property include Samsung (as defined below), Northrop Grumman, JPMorgan Chase Bank, N.A. and Jackson National Life Insurance Company. As of July 1, 2026, and July 9, 2026, the Project Embassy Property was 98.3% leased with a weighted-average lease term remaining of approximately 4.2 years for the commercial component and 97.7% leased for the multifamily component.

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The following table presents a summary of the uses at the Project Embassy Property:

Project Embassy Property Summary(1)
Property Type	Occupancy(2)(3)	Net Rentable Area (SF)	% of NRA	UW Rent	% of UW Rent
Multifamily	97.3%	165,547	44.1%	$9,556,844	43.5%
Office	99.0%	152,835	40.7%	$9,202,437	41.9%
Retail	98.6%	52,948	14.1%	$3,188,881	14.5%
Other / Amenities	95.3%	4,126	1.1%	$33,840	0.2%
Total/Wtd. Avg.	98.3%	375,456	100.0%	$21,982,003	100.0%
(1)	Information based on the underwritten rent rolls dated as of July 1, 2026 for the commercial portion of the Project Embassy Property and July 9, 2026 for the multifamily portion of the Project Embassy Property.
(2)	Multifamily Occupancy is calculated based on Net Rentable Area (SF).
(3)	Total/Wtd. Avg. Occupancy of 98.3% is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. The commercial occupancy component reflects the square foot-weighted average occupancy of the office and retail components. The multifamily occupancy component is presented on a per-unit basis (125 occupied of 128 units) and is inclusive of the amenity / other space and the 192 square feet of storage is treated as vacant.

Major Tenants. The three largest tenants at the Project Embassy Property by underwritten rent are Samsung Electronics America, Inc., Gilbert LLP and The Yard (as defined below).

Samsung Electronics America, Inc. (M/S/F: Aa2/AA-/AA-; 28,512 square feet; 13.6% of NRA; 13.3% of UW base rent): Samsung Electronics America, Inc. (“SEA”) is the United States sales and marketing subsidiary of Samsung Electronics Co., Ltd. (“Samsung”), a global technology company specializing in mobile devices, consumer electronics, home appliances, enterprise solutions, and network systems. Headquartered in Englewood Cliffs, New Jersey, SEA supports Samsung's operations throughout the United States. SEA has been a tenant at the Project Embassy Property since January 2019 and has a lease expiration in November 2029 with one, 10-year renewal option or, alternatively, two, 5-year renewal options. SEA has right of first offer and right of first refusal on the fifth floor of the North Building. Additionally, SEA has the right to expand its space on either the entire fifth floor of the North Building or a portion of the fifth floor of the North Building. SEA has no termination options.

Gilbert LLP (18,253 square feet; 8.7% of NRA; 11.9% of UW base rent): Gilbert LLP is a Washington, D.C.-based law firm specializing in complex dispute resolution, insurance recovery, commercial litigation, bankruptcy matters, risk management, and strategic consulting. Founded over 25 years ago, the firm represents corporations, creditor committees, trusts, and other institutional clients. Gilbert LLP has been a tenant at the Project Embassy Property since May 2021 and has a lease expiring in July 2031, with one, 5-year renewal option and no termination options. Gilbert LLP has the right of first offer on the fourth floor of the North Building and has an option to expand the current space on the south-east portion of the fourth floor of the North Building.

Fresh Space of Capitol Hill LLC (31,485 square feet; 15.0% of NRA; 9.8% of UW base rent): Fresh Space of Capitol Hill LLC (“The Yard”) is a privately held provider of flexible office and coworking solutions founded in 2011 and headquartered in Brooklyn, New York. The company operates a network of coworking and private office locations across major United States markets, including New York City, Washington, D.C., Philadelphia, and Chicago. The Yard offers flexible workspace solutions, meeting facilities, and community-focused amenities designed to support entrepreneurs, startups, and established businesses. The Yard has been a tenant at the Project Embassy Property since January 2019 and has a lease expiring in September 2031, with two, 5-year renewal options and no termination options. The Yard has right of first offer to lease any full floor space that becomes available in the North Building.

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The following table presents certain information with respect to the historical and current occupancy of the Project Embassy Property:

Historical and Current Occupancy(1)
Property Type	2023(2)	2024(2)	2025(2)	Current(3)
Commercial	97.7%	99.8%	99.0%	98.8%
Multifamily	92.2%	96.1%	94.5%	97.7%
Combined(4)	95.3%	98.2%	97.0%	98.3%
(1)	Historical occupancies are as of December 31st of each respective year.
(2)	Commercial occupancy reflects the square foot-weighted average occupancy of the office and retail components, based on the borrower provided rent rolls dated December 1, 2023, December 1, 2024, and September 1, 2025. Multifamily occupancy is presented on a per-unit basis based on the borrower provided rent rolls dated December 31, 2023, December 31, 2024, and December 31, 2025, respectively. Total commercial square footage was 210,255 square feet per the 2023 rent roll versus 209,722 square feet per the 2024 and 2025 rent rolls. The 533 square foot difference reflects a remeasurement / reconfiguration of the south commercial (office and retail) space (the south commercial space decreased from 200,282 to 199,749 square feet and the suite count went from 79 to 76).
(3)	Current occupancy is based on the underwritten rent rolls as of July 1, 2026 and July 9, 2026. Commercial occupancy reflects the square foot-weighted average occupancy of the office and retail components. Multifamily occupancy is presented on a per-unit basis (125 occupied of 128 units). Occupancy figures include the amenity / other space and the 192 square feet of storage is treated as vacant.
(4)	The Combined occupancy reflects the square foot-weighted average occupancy of the office and retail components and the per-unit occupancy of the multifamily component multiplied by total multifamily square-footage weighted to the total NRA of the Project Embassy Property.

The following table presents certain information relating to the tenants at the Project Embassy Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Major Tenants
Samsung Electronics America, Inc.(3)	Aa2/AA-/AA-	28,512	13.6%	$57.26	$1,632,597	13.3%	11/30/2029
Gilbert LLP	NR/NR/NR	18,253	8.7%	$79.83	$1,457,137	11.9%	7/31/2031
The Yard	NR/NR/NR	31,485	15.0%	$38.12	$1,200,208	9.8%	9/30/2031
Trader Joe's	NR/NR/NR	13,930	6.6%	$44.00	$612,920	5.0%	9/30/2027
Sanford Heisler Sharp McKnight LLP	NR/NR/NR	11,168	5.3%	$49.64	$554,380	4.5%	12/1/2029
Subtotal / Wtd. Avg.		103,348	49.2%	$52.80	$5,457,242	44.6%

Other Tenants		104,120	49.6%	$65.21	$6,789,265	55.4%

Occupied Collateral Total		207,468	98.8%	$59.03	$12,246,507	100.0%

Vacant Space		2,441	1.2%

Collateral Total		209,909	100.0%

(1)	Based on the commercial underwritten rent roll dated July 1, 2026.
(2)	Certain ratings are those of the parent company or government, whether or not the parent guarantees the lease.
(3)	SEA has right of first offer and right of first refusal on the fifth floor of the building. Additionally, SEA has the right to expand the space on either the entire or a portion of the fifth floor of the North Building.

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The following table presents certain information relating to the unit mix of the multifamily component of the Project Embassy Property:

Unit Mix(1)
Unit Type	Total No. of Units	Occupied Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Underwritten Monthly Rent per Unit
1Bed/1Bath	54	54	42.2%	100.0%	1,052	$4,767
2Bed/1Bath	15	14	11.7%	93.3%	944	$4,123
2Bed/2Bath	43	42	33.6%	97.7%	1,526	$7,742
3Bed/2Bath	16	15	12.5%	93.8%	1,811	$8,855
Total/Wtd. Avg.	128	125	100.0%	97.7%	1,293	$6,185
(1)	Information based on the multifamily underwritten rent roll dated July 9, 2026.

The following table presents certain information with respect to the lease rollovers at the Project Embassy Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	2,441	1.2%	NAP	NAP	2,441	1.2%	NAP	NAP
2026 & MTM(3)	2	3,934	1.9	$30,000	0.2%	6,375	3.0%	$30,000	0.2%
2027	3	22,428	10.7	$1,103,510	9.0	28,803	13.7%	$1,133,510	9.3%
2028	2	4,738	2.3	$239,391	2.0	33,541	16.0%	$1,372,901	11.2%
2029	10	57,990	27.6	$3,591,320	29.3	91,531	43.6%	$4,964,221	40.5%
2030	3	11,746	5.6	$954,760	7.8	103,277	49.2%	$5,918,980	48.3%
2031	8	68,804	32.8	$4,108,414	33.5	172,081	82.0%	$10,027,394	81.9%
2032	2	11,253	5.4	$544,122	4.4	183,334	87.3%	$10,571,516	86.3%
2033	3	21,498	10.2	$1,277,919	10.4	204,832	97.6%	$11,849,435	96.8%
2034	0	0	0.0	$0	0.0	204,832	97.6%	$11,849,435	96.8%
2035	0	0	0.0	$0	0.0	204,832	97.6%	$11,849,435	96.8%
2036	2	5,077	2.4	$397,072	3.2	209,909	100.0%	$12,246,507	100.0%
2037 & Thereafter	0	0	0.0	$0	0.0	209,909	100.0%	$12,246,507	100.0%
Total / Wtd. Avg.	35	209,909	100.0%	$12,246,507	100.0%	209,909	100.0%	$12,246,507	100.0%
(1)	Based on the underwritten commercial rent roll dated July 1, 2026.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	$30,000 of underwritten base rent is associated with a car wash and has no stated lease expiration and is included in 2026 & MTM.

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The following table presents certain information relating to the historical and underwritten cash flows of the Project Embassy Property:

Underwritten Net Cash Flow(1)
	2023	2024	2025	5/31/2026 TTM	UW	UW PSF	UW %(2)
Base Rent(3)	$18,473,280	$19,442,048	$20,118,579	$19,977,223	$20,882,902	$55.62	95.0%
Grossed Up Vacant Space	$0	$0	$0	$0	$1,099,100	$2.93	5.0%
Gross Potential Rent	$18,473,280	$19,442,048	$20,118,579	$19,977,223	$21,982,003	$58.55	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	$0	($1,099,100)	($2.93)	(5.0%)
Percentage Rent	$464,474	$163,271	$22,457	$17,918	$12,950	$0.03	0.1%
Net Rental Income	$18,937,753	$19,605,319	$20,141,036	$19,995,141	$20,895,852	$55.65	95.1%
Expense Recoveries	$3,690,686	$3,632,635	$3,772,730	$3,749,475	$3,615,510	$9.63	16.4%
Other Income	$1,679,150	$1,920,832	$1,717,738	$1,772,428	$1,772,428	$4.72	8.1%
Effective Gross Income	$24,307,590	$25,158,786	$25,631,504	$25,517,043	$26,283,791	$70.00	119.6%

Real Estate Taxes	$2,223,331	$2,361,780	$2,373,056	$2,282,831	$1,964,299	$5.23	7.5%
Insurance	$184,499	$196,370	$211,356	$217,428	$205,195	$0.55	0.8%
Management Fee	$664,096	$749,026	$735,627	$738,462	$788,514	$2.10	3.0%
Other Operating Expenses	$6,305,153	$6,382,634	$6,699,429	$6,993,372	$6,993,372	$18.63	26.6%
Total Expenses	$9,377,078	$9,689,810	$10,019,468	$10,232,093	$9,951,379	$26.50	37.9%

Net Operating Income	$14,930,512	$15,468,976	$15,612,035	$15,284,951	$16,332,411	$43.50	62.1%
Replacement Reserves	$0	$0	$0	$0	$73,982	$0.20	0.3%
TI/LC	$0	$0	$0	$0	$209,909	$0.56	0.8%
Net Cash Flow	$14,930,512	$15,468,976	$15,612,035	$15,284,951	$16,048,521	$42.74	61.1%
(1)	Based on the underwritten rent rolls dated July 1, 2026 and July 9, 2026.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	UW Base Rent includes $287,107 of contractual rent steps through June 2027. Straight-Line Rent was underwritten to the average rent steps through the loan term for investment-grade tenants.

Environmental. According to the Phase I environmental report dated June 11, 2026, there was no evidence of recognized environmental conditions at the Project Embassy Property.

The Market. The Project Embassy Property is immediately adjacent to the Eastern Market district, located along Pennsylvania Avenue SE between 7th and 8th Streets SE, benefiting from direct frontage across from the Eastern Market Metrorail Station, immediate proximity to the historic Eastern Market, and convenient access to the United States Capitol, which is situated approximately seven blocks to the west. According to the appraisal, the Project Embassy Property benefits from regional connectivity, with the Eastern Market Metro Station located approximately 0.1 mile from the Project Embassy Property. The area is also served by numerous WMATA bus routes and provides convenient access to major transportation corridors, including Interstate 395, Independence Avenue SE, Constitution Avenue, and Massachusetts Avenue. Additionally, Union Station, the region's primary rail and transit hub, is situated approximately one mile from the Project Embassy Property. Direct Metro access to Ronald Reagan Washington National Airport and Washington Dulles International Airport further enhances the Project Embassy Property's accessibility for residents, employees, and visitors. Major employers in the Eastern Market district include the Government of The United States, Marriott International, TE Connectivity, Hilton Worldwide Holdings and Koninklijke Ahold Delhaize.

According to the appraisal, the Project Embassy Property is located in the Capitol Hill submarket within the Washington Metro Area market. As of 2025, the Capitol Hill office submarket comprises 8,014,120 square feet, with a vacancy rate of 18.9% and average asking rents of $55.60 per square foot.

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As of the first quarter of 2026, the Capitol Hill retail submarket comprises 2,381,122 square feet, with a vacancy rate of 6.0% and average asking rents of $43.79 per square foot. As of 2025, the Capitol Hill multifamily submarket comprises 4,076 units, with a vacancy rate of 9.2% and average asking rents of $2,422 per unit.

The 2025 estimated population within a one-, three-, and five-mile radius of the Project Embassy Property was 57,668, 317,873, and 784,708, respectively, and the estimated median household income within the same radii was approximately $168,494, $110,221, and $107,954, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Project Embassy Property:

Market Analysis(1)
	Premium Office	Office	Retail	Large Format	Restaurant	North Retail	North Large Format	Amenity	Bank	Storage
Rentable Area(2)	28,512	124,323	14,090	17,414	8,654	4,975	4,998	3,934	2,817	192
Market Rent (PSF per Year)	$80.00	$75.00	$70.00	$37.50	$38.00	$83.50	$37.50	$0.00	$110.00	$20.00
Lease Term (Years)	10	7	10	10	10	10	10	25	10	5
Lease Type (Reimbursements)	FSG	FSG	NNN	NNN	NNN	NNN	NNN	Gross	NNN	Gross
Rent Increase Projection (per Year)	2.5%	2.5%	3.0%	3.0%	3.0%	3.0%	3.0%	None	2.5%	2.5%
Tenant Improvements (New Tenant) (PSF)	$135.00	$110.00	$50.00	$50.00	$100.00	$50.00	$50.00	NAP	$100.00	NAP
Tenant Improvements (Renewal) (PSF)	$75.00	$55.00	$5.00	$5.00	$10.00	$5.00	$5.00	NAP	$10.00	NAP
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain information relating to comparable office sales with respect to the Project Embassy Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Sale Date	NRA (SF)	Sale Price	Sale Price PSF	Cap Rate
Project Embassy 700 Pennsylvania Avenue SE Washington, DC 20003	2017 / NAP	NAP	152,835(2)	NAP	NAP	NAP
99 M 99 M Street SE Washington, DC 20003	2018 / NAP	5/15/2026	234,782	$93,250,000	$397.18	9.40%
2445 M 2445 M Street NW Washington, DC 20037	1986 / 2020	3/26/2026	297,727	$101,000,000	$339.24	8.52%
2001 M 2001 M Street NW Washington, DC 20036	1987 / 2017	1/30/2026	280,896	$163,250,000	$581.18	9.15%
1401 New York 1401 New York Avenue NW Washington, DC 20005	1983 / 2015	1/20/2026	199,412	$85,000,000	$426.25	9.39%
2000 K 2000 K Street NW Washington, DC 20006	1986 / 2017	7/15/2024	233,292	$140,200,000	$600.96	8.00%
The Mills Building 1700 Pennsylvania Ave NW Washington, DC 20006	1966 / 2022	1/10/2024	208,622	$208,270,000	$998.31	5.89%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026, and solely represents the office component (excluding certain amenity space) of 152,835 square feet.

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The following table presents certain recent leasing information at comparable multifamily properties with respect to the Project Embassy Property:

Comparable Multifamily Leases(1)
Property Name/Location	Year Built / Renovated	Occupancy	Units/ Size (SF)	Lease Start Date	Miles from Subj.	Base Rent Range Per Unit
Project Embassy 777 C Street SE Washington, DC 20003	2017 / NAP	97.7%(2)	128 / 165,547(2)	NAP	-	$1,677 - $14,040(2)
Annex on 12th 300 12th Street SW Washington, DC 20024	2025 / NAP	87.3%	562 / 442,856	NAP	1.7	$2,202 - $5,717
The Apartments at CityCenter 825 10th St NW Washington, DC 20001	2014 / NAP	98.0%	458 / 385,178	NAP	1.9	$1,207 - $7,086
Apartments at Westlight 1110 23rd St NW Washington, DC 20037	2018 / NAP	100.0%	93 / 113,646	NAP	3.2	$3,220 - $10,881
The Channel District Wharf 950 Maine Ave SW Washington, DC 20024	2017 / NAP	95.6%	501 / 314,628	NAP	1.6	$787 - $4,278
Legacy West End 1255 22nd St NW Washington, DC 20037	2018 / NAP	94.9%	197 / 198,405	NAP	3.2	$1,760 - $7,755
1331 1331 Maryland Avenue SW Washington, DC 20024	2019 / NAP	97.3%	373 / 367,032	NAP	1.9	$2,100 - $21,116
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten multifamily rent roll dated July 9, 2026.

The following table presents certain recent leasing information at comparable office properties with respect to the Project Embassy Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Samsung Electronics America, Inc.(2)	28,512(2)	Jan-19(2)	10.9(2)	$57.26(2)
Capitol Crossing II 250 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	Woodson Equity	3,000	May-26	8.0	$62.00
One Constitution 1 Constitution Ave NE Washington, DC 20002	1968 / NAP	USAA	9,842	December-25	10.0	$82.00
601 New Jersey 601 New Jersey Ave NW Washington, DC 20001	2002 / NAP	Association for Accessible Medicines	10,277	December-25	12.8	$74.32
25 Mass 25 Massachusetts Avenue NW Washington, DC 20001	2006 / NAP	American Association of Neurological Surgeons	2,525	October-25	7.8	$47.00
Liberty Place 325 7th Street NW Washington, DC 20004	1990 / NAP	Johns Hopkins University	13,375	September-25	4.0	$58.00
Capitol Crossing I 200 Massachusetts Avenue NW Washington, DC 20001	2019 / NAP	American Medical Association	36,886	September-25	15.0	$58.00
Hall of States 400-444 N Capitol St NW Washington, DC 20001	1976 / NAP	Dell USA	6,367	March-25	5.6	$72.00
1000 Maine 1000 Maine Ave SW Washington, DC 20024	2018 / NAP	Cisco Systems	12,828	March-25	10.8	$64.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.
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The following table presents certain recent leasing information at comparable street-level retail properties with respect to the Project Embassy Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Sephora(2)	3,463(2)	Jan-19(2)	10.1(2)	$79.16(2)
1829 M 1829 M Street NW Washington, DC	NAV	Burnin Bird Hot Chicken	1,000	Jan-26	5.0	$70.00
1750 H 1750 H Street NW Washington, DC	NAV	Slice & Pie	1,700	Aug-25	10.0	$60.00
660 Penn 660 Pennsylvania Ave SE Washington, DC	NAV	ZomTum	2,602	Apr-25	5.0	$50.00
The Row on 19th 1900 M Street NW Washington, DC	NAV	Just Salad	2,209	Feb-25	10.0	$62.00
1300 Penn 1300 Pennsylvania Ave NW Washington, DC	NAV	Yafa Grill	732	Nov-24	10.0	$65.00
1401 K 1401 K Street NW Washington, DC	NAV	Grilled Kabob	2,063	Nov-23	10.0	$62.50
1250 Connecticut 1250 Connecticut Ave NW Washington, DC	NAV	Javan Wellness	2,319	Oct-23	10.0	$71.00
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

The following table presents certain recent leasing information at comparable large format retail properties with respect to the Project Embassy Property:

Comparable Retail Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Trader Joe’s(2)	13,930(2)	Sep-17(2)	10.0(2)	$44.00(2)
Revel Apartments 1005 First Street NE Washington, DC	NAV	Gold's Gym	17,220	Jun-24	11.0	$25.00
River Pointe 2121 First Street SW Washington, DC	NAV	The Children's Guild	17,812	Nov-23	20.0	$32.00
655 New York 655 New York Avenue NW Washington, DC	NAV	The Flight Club	8,546	Oct-23	15.0	$49.00
2001 M 2001 M Street NW Washington, DC	NAV	Rumble (Assignment)	7,924	Jun-23	7.1	$42.40
700 H 700 H Street NE Washington, DC	NAV	Nike	17,991	Feb-23	5.0	$37.00
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

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The following table presents certain recent leasing information at comparable restaurant retail properties with respect to the Project Embassy Property:

Comparable Restaurant Leases(1)
Property Name/Location	Year Built/ Renovated	Major Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (years)	Annual Base Rent PSF
Project Embassy 700 Pennsylvania Ave SE Washington, DC 20003	2017 / NAP	Eastern Point Restaurants LLC(2)	8,654(2)	Nov-23(2)	8.5(2)	$38.13(2)
The Stacks 101 V Street SE Washington, DC	NAV	Confidential Restaurant	8,000	Jun-25	10.0	$55.00
720 7th 720 7th Street NW Washington, DC	NAV	Raising Cane’s	4,696	Aug-24	10.0	$50.00
The Executive Building 1030 15th Street NW Washington, DC	NAV	G Street Foods (Namak Mandi)	4,633	Mar-24	5.0	$35.00
The IBEW Building 900 7th Street NW Washington, DC	NAV	Taco Bamba	5,853	Feb-24	5.0	$65.00
Carroll Square 975 F Street NW Washington, DC	NAV	Moon Rabbit	5,254	Jan-24	10.3	$47.00
The Wharf - Phase II 680 Maine Avenue SW Washington, DC	NAV	Fogo de Chao	7,500	Nov-23	10.0	$62.50
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten commercial rent roll dated July 1, 2026.

Appraisal. According to the appraisal as of June 4, 2026, the Project Embassy Property had an “as-is” appraised value of $254,000,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Project Embassy	$254,000,000	6.18%
(1)	Source: Appraisal.

The Borrowers. The borrowers are 700 Penn LP and 700 Penn Prime LP, each a Delaware limited partnership and single-purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Project Embassy Whole Loan.

The Borrower Sponsor. The borrower sponsor is EastBanc, Inc. and the non-recourse carveout guarantor is Anthony M. Lanier.

EastBanc, Inc. is a Washington, D.C.-based real estate investment and development firm with approximately 40 years of operating history and approximately $4.0 billion of assets under management across the United States, Canada and Europe, focused on trophy office, luxury residential, high-street retail and luxury hotel assets. Anthony M. Lanier is the founder, chairman and president of EastBanc, Inc. and has overseen the acquisition and redevelopment of a portfolio concentrated in Washington, D.C.’s West End, Georgetown and Capitol Hill submarkets.

Property Management. The Project Embassy Property is managed by EastBanc, Inc., the borrower sponsor, with respect to the office, retail, and common area components. The Project Embassy Property is managed by Bozzuto Management Company, a third-party property management company, with respect to the multifamily component. The Project Embassy Property is managed by LAZ Parking Mid-Atlantic, LLC, a third-party property management company, with respect to the parking component.

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Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $860,060 for real estate taxes, (ii) $276,394 for existing tenant improvements and leasing commissions payable under existing commercial leases, (iii) $496,881 for rent concessions representing future rent credits, gap rent or abatements under existing commercial leases, to be disbursed in accordance with the Project Embassy Whole Loan documents and (iv) $33,333 for ground rent.

Tax Escrow – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to a monthly deposit of approximately $172,012.

Insurance Escrow – The borrowers are required to deposit into an insurance reserve account on a monthly basis an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof in order to accumulate sufficient funds to pay all such premiums at least 30 days prior to the expiration of the policies (initially approximately $17,100).

Leasing Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $2.50 per square foot of office space and $1.50 per square foot of retail space for tenant improvements and leasing commissions incurred following origination of the Project Embassy Whole Loan, provided no such deposit is required once SEA has exercised its renewal option and the balance of the reserve equals or exceeds the aggregate total of 36 monthly leasing reserve deposits. As of the origination of the Project Embassy Whole Loan, the monthly leasing reserve deposit is approximately $39,279.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit 1/12th of an amount equal to $0.20 per square feet of commercial space and $250 per residential unit for replacement reserves. As of the origination of the Project Embassy Whole Loan, the monthly replacement reserve deposit is $6,165.

Ground Rent Reserve – On a monthly basis, the borrowers are required to deposit $16,667, representing one-third of the next quarterly ground rent payment due under the Ground Lease (as described below).

Lockbox / Cash Management. The Project Embassy Whole Loan is structured with a hard lockbox with respect to the commercial tenants, a soft lockbox with respect to the residential tenants and parking revenues, and in-place cash management. The borrowers are required to cause all commercial tenants at the Project Embassy Property (pursuant to tenant direction letters) to transmit all rents directly into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenue generated by the multifamily units and parking operations at the Project Embassy Property and received by the borrowers or the property manager, as applicable, to be deposited into such lockbox account within two business days of receipt. All funds in the lockbox account are required to be swept periodically into a lender-controlled cash management account and, on each payment date, all funds in the cash management account are required to be applied in accordance with the Project Embassy Whole Loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), any excess cash flow will be disbursed to the borrowers. During a Cash Trap Event Period, any excess cash flow remaining after application of rents in accordance with the Project Embassy Whole Loan documents is required to be swept to an excess cash flow subaccount controlled by the lender as additional security for the Project Embassy Whole Loan.

A “Cash Trap Event Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default;
(ii)	the debt service coverage ratio (“DSCR”), falling below 1.15x for two consecutive calculation dates; or
(iii)	the occurrence and continuance of a Material Tenant Trigger Event (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of the related event of default;
●	with regard to clause (ii) above, the DSCR being equal to or greater than 1.15x for two consecutive calculation dates; and
●	with regard to clause (iii) above, upon the occurrence of a Material Tenant Trigger Cure Event (as defined below).

A “Material Tenant Trigger Event” will occur when (a) Material Tenant (as defined below) is in default beyond all applicable notice and cure periods pursuant to the terms of the Material Tenant lease, (b) Material Tenant surrenders or cancels its lease, (c) a Material Tenant (or Material Tenant’s parent company) is the subject of a proceeding under one or more creditors rights laws and its lease is not affirmed by the applicable court within 60 days, (d) a Material Tenant fails to renew its lease

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No. 8 – Project Embassy

at the earlier of (i) the renewal notice outside date under the Material Tenant Lease and (ii) 12 months prior to the expiration date of such Material Tenant lease, (e) a Going Dark Trigger Event (as defined below) occurs, or (f) an IG Rating Trigger Event (as defined below) occurs.

A “Material Tenant Trigger Cure Event” means (a) Material Tenant has cured the related default to the satisfaction of borrowers and lender, (b) the Material Tenant has affirmed its lease, without amendment, and exited protection under such creditors’ rights law pursuant to a confirmed plan of reorganization (or the comparable provision under any creditors’ rights law other than the Bankruptcy Code) or the Material Tenant (or Material Tenant’s parent company) is no longer the subject of a proceeding under one or more creditor’s rights laws, (c) Material Tenant has exercised the next renewal option available under its lease pursuant to terms and conditions acceptable to lender, (d) if the Material Tenant Trigger Event is caused solely due to a Going Dark Trigger Event, a Going Dark Trigger Cure (as defined below) occurs, (e) if the Material Tenant Trigger Event is caused solely due to an IG Rating Trigger Event, an IG Rating Trigger Cure occurs or (f) a replacement tenant acceptable to lender has taken occupancy of the Material Tenant Space, has commenced payment of unabated rent under such replacement lease, and is conducting normal business operations in the Material Tenant space pursuant to a lease approved by lender in accordance with the Project Embassy Whole Loan documents, provided, that a pre-approved replacement lease will be deemed approved by lender.

“Going Dark Trigger Event” means (a) a Material Tenant vacates or gives notice in writing of its intent to vacate the Material Tenant space, or (b) a Material Tenant “goes dark” in 50.0% or more of the applicable Material Tenant space for a period of 30 consecutive days, other than a permitted dark event (e.g., governmental restrictions or other legal requirements, casualty/condemnation or other life-safety or legal compliance work, or a temporary close that does not give Material Tenant a termination right or materially impair the borrowers’ ability to collect rent). A Going Dark Trigger Event may be cured (a “Going Dark Trigger Cure”) if Material Tenant rescinds its notice to vacate and resumes operations in not less than 50.0% of the Material Tenant space or, with respect to (b), at such time as 50.0% or more of the Material Tenant space is not “dark”.

An “IG Rating Trigger Event” means that the Material Tenant no longer has a senior unsecured credit rating of (a) at least “BBB-” by S&P, (b) at least “Baa3” by Moody’s or (c) at least “BBB-” by Fitch. An “IG Rating Trigger Cure” will occur when the Material Tenant (or the guarantor of its obligations under the Material Tenant lease) has the required IG rating (without qualification) for two consecutive calendar quarters.

“Material Tenant” means SEA and any replacement tenant thereof.

Right of First Refusal / Right of First Offer. The District of Columbia, as ground lessor, has a post-foreclosure or deed-in-lieu right to purchase the leasehold portion of the Project Embassy Property for the related amount of the debt. In addition, following the expiration of the Project Embassy Property’s exemption in 2032, the District of Columbia’s Tenant Opportunity to Purchase Act gives tenants of covered residential rental properties and, in certain instances, the District of Columbia itself, a right to purchase a residential building before it is sold to third parties. See “Description of the Mortgage Pool – Tenant Issues – Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Ground Lease. Substantially all of the Project Embassy Property (specifically, the former Hine Junior High School site) is subject to a ground lease with the District of Columbia, as ground lessor, having a primary term that expires July 11, 2112. Annual ground rent is $200,000, payable in quarterly installments, with no scheduled rent escalations. See “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Leasehold Interests” in the Preliminary Prospectus.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Self Storage - Self Storage
% of IPB:	3.0%	Net Rentable Area (SF):	1,069,965
Loan Purpose(2):	Refinance / Acquisition	Location(6):	Various, Various
Borrowers(3):	Various	Year Built / Renovated(6):	Various / Various
Borrower Sponsor:	Amsdell Group, LLC	Occupancy(7):	88.1%
Interest Rate:	5.95000%	Occupancy Date(7):	Various
Note Date:	8/19/2026	4th Most Recent NOI (As of)(8):	$9,017,796 (12/31/2023)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of)(8):	$9,412,933 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(8):	$10,567,775 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of)(9):	$10,463,564 (TTM Various)
Original Amortization Term:	None	UW Economic Occupancy:	88.1%
Amortization Type:	Interest Only	UW Revenues:	$17,845,478
Call Protection(4):	L(25),D(28),O(7)	UW Expenses:	$6,560,445
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$11,285,032
Additional Debt(1):	Yes	UW NCF:	$11,118,433
Additional Debt Balance(1):	$89,400,000	Appraised Value / Per SF:	$190,410,000 / $178
Additional Debt Type(1):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$112
Taxes:	$580,361	$116,072	N/A	Maturity Date Loan / SF:	$112
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.7%
Replacement Reserves:	$0	$13,883	$499,798	Maturity Date LTV:	62.7%
Deferred Maintenance:	$109,422	$0	N/A	UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$119,400,000	90.0%	Purchase Price(2)	$96,556,900	72.7%
Borrower Sponsor Equity	13,334,303	10.0	Loan Payoff(2)	31,315,085	23.6
			Closing Costs	4,172,535	3.1
			Upfront Reserves	689,783	0.5
Total Sources	$132,734,303	100.0%	Total Uses	$132,734,303	100.0%
(1)	The Compass Storage National Portfolio 2.0 Mortgage Loan (as defined below) is part of the Compass Storage National Portfolio 2.0 Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $119,400,000. Financial Information presented above is based on the Compass Storage National Portfolio 2.0 Whole Loan.
(2)	Loan proceeds were used to finance the acquisition of eight properties through fundings completed in May and July 2026 and to refinance eight properties in August 2026.
(3)	See “The Borrowers and the Borrower Sponsor” below.
(4)	Defeasance of the Compass Storage National Portfolio 2.0 Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Compass Storage National Portfolio 2.0 Whole Loan to be securitized and (b) August 19, 2030. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2026-5C43 securitization in October 2026. The actual lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	See “Portfolio Summary” below.
(7)	Occupancy dates are as of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(8)	4th Most Recent NOI excludes NOI attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 3rd Most Recent NOI excludes NOI attributable to the New Iberia property as this information was not provided by the seller. The increase from 4th Most Recent NOI to Most Recent NOI is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 3rd Most Recent NOI to 2nd Most Recent NOI can be attributed to including financial information for the New Iberia property.
(9)	Most Recent NOI represents the rolled-up NOI as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.

The Loan. The Compass Storage National Portfolio 2.0 mortgage loan (the “Compass Storage National Portfolio 2.0 Mortgage Loan”) is part of a whole loan (the “Compass Storage National Portfolio 2.0 Whole Loan”) evidenced by three pari passu promissory notes that are secured by the borrowers’ fee interests in 16 self-storage properties, totaling

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8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee (the “Compass Storage National Portfolio 2.0 Properties”). The Compass Storage National Portfolio 2.0 Whole Loan was originated on August 19, 2026 by Citi Real Estate Funding Inc. The Compass Storage National Portfolio 2.0 Whole Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.95000% per annum on an actual/360 basis. The scheduled maturity date of the Compass Storage National Portfolio 2.0 Whole Loan is September 6, 2031. The Compass Storage National Portfolio 2.0 Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance of $30,000,000.

The table below identifies the promissory notes that comprise the Compass Storage National Portfolio 2.0 Whole Loan. The relationship between the holders of the Compass Storage National Portfolio 2.0 Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Compass Storage National Portfolio 2.0 Whole Loan will be serviced under the pooling and servicing agreement for the BBCMS 2026-5C43 securitization trust until the securitization of the controlling Note A-1, at which point it will be serviced under the pooling and servicing agreement for such securitization. See “The Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$65,000,000	$65,000,000	CREFI	Yes
A-2	$30,000,000	$30,000,000	BBCMS 2026-5C43	No
A-3(1)	$24,400,000	$24,400,000	CREFI	No
Whole Loan	$119,400,000	$119,400,000
(1)	Expected to be contributed to one or more future securitizations.

The Properties. The Compass Storage National Portfolio 2.0 Properties consist of 16 self-storage properties, totaling 8,682 units and 1,069,965 square feet, located across Florida, Texas, Louisiana, New York, Michigan, New Jersey, Pennsylvania, Georgia, and Tennessee. The properties were built between 1950 and 2019 and have an average facility size of approximately 66,873 square feet. As of the underwritten rent rolls dated between May 30, 2026 and July 27, 2026, the portfolio was 88.1% occupied based on net rentable square footage (86.7% occupied based on units) and generated a weighted average trailing twelve-month revenue per available square foot ("RevPAF") of $16.12. The Compass Storage National Portfolio 2.0 Properties’ unit mix includes 3,188 non-climate controlled storage units, 5,141 climate-controlled storage units, 6 commercial units, 346 parking units, and one apartment unit and no individual property accounts for more than 10.2% of UW NOI or 9.3% of total net rentable area.

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The following table presents certain information relating to the Compass Storage National Portfolio 2.0 Properties:

Portfolio Summary
Property Name	City, State(1)	Year Built / Renovated(1)	Allocated Whole Loan Amounts ($)	Total SF(2)	Total Occ. %(2)	As-is Appraised Value(1)	UW NOI(2)	% of UW NOI
New Iberia	New Iberia, LA	1984 / 2016	$12,400,000	99,908	88.9%	$18,500,000	$1,149,075	10.2%
Ponte Vedra	Ponte Vedra, FL	2018 / NAP	$11,600,000	83,076	84.9%	$18,140,000	$1,123,758	10.0%
Hastings-on-Hudson	Hastings-On-Hudson, NY	2000 / NAP	$10,775,000	35,988	89.9%	$17,400,000	$1,013,670	9.0%
Roseville	Roseville, MI	2001 / NAP	$9,600,000	76,864	87.0%	$17,200,000	$902,099	8.0%
Neptune	Neptune, NJ	1950 / 2002	$8,200,000	51,889	84.1%	$13,300,000	$797,315	7.1%
Spring	Spring, TX	2005 / NAP	$7,900,000	86,417	89.5%	$12,340,000	$775,580	6.9%
Gainesville	Gainesville, FL	2000-2001 / NAP	$7,300,000	75,345	92.3%	$11,350,000	$678,458	6.0%
Hudson Oaks	Hudson Oaks, TX	2013 / NAP	$7,100,000	62,552	94.5%	$11,200,000	$638,909	5.7%
Marble Falls 2	Marble Falls, TX	2019 / NAP	$7,000,000	65,710	96.0%	$10,500,000	$663,554	5.9%
Mulberry	Mulberry, FL	2007 / 2019	$6,850,000	90,016	76.8%	$13,500,000	$620,237	5.5%
Marble Falls 1	Marble Falls, TX	1997 / NAP	$6,850,000	75,560	91.6%	$12,000,000	$619,539	5.5%
Sewickley	Sewickley, PA	2017 / NAP	$6,800,000	51,326	87.4%	$9,770,000	$655,461	5.8%
West Palm Beach 2	West Palm Beach, FL	2019 / NAP	$6,400,000	88,977	89.8%	$9,300,000	$672,095	6.0%
Acworth	Acworth, GA	1995 / NAP	$3,925,000	42,079	89.0%	$6,030,000	$363,521	3.2%
Smyrna	Smyrna, TN	2012 / NAP	$3,750,000	31,926	85.9%	$5,580,000	$339,721	3.0%
Gonzales	Gonzales, LA	2010 / NAP	$2,950,000	52,333	82.0%	$4,300,000	$272,041	2.4%
Total			$119,400,000	1,069,965	88.1%	$190,410,000	$11,285,032	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026. Total Occ. % presented above is based on total SF. Occupancy based on self-storage units is 86.7%.

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The following table presents certain information relating to the unit mix at the Compass Storage National Portfolio 2.0 Properties:

Compass Storage National Portfolio 2.0 Properties Unit Mix(1)
Property Name	Available Units	% of Available Units	Available SF	% of Available SF	% of Climate Controlled Self-Storage Units	% of Climate Controlled Self-Storage SF	Current Occupancy(2)	TTM RevPAF(3)
New Iberia	955	11.0%	99,908	9.3%	100.0%	100.0%	88.9%	$16.23
Ponte Vedra	596	6.9%	83,076	7.8%	79.5%	60.1%	84.9%	$19.68
Hastings-on-Hudson	436	5.0%	35,988	3.4%	100.0%	100.0%	89.9%	$42.89
Roseville	524	6.0%	76,864	7.2%	30.0%	25.7%	87.0%	$16.77
Neptune	601	6.9%	51,889	4.8%	62.7%	69.7%	84.1%	$23.60
Spring	677	7.8%	86,417	8.1%	41.7%	30.7%	89.5%	$13.61
Gainesville	556	6.4%	75,345	7.0%	60.8%	46.6%	92.3%	$13.75
Hudson Oaks	472	5.4%	62,552	5.8%	100.0%	100.0%	94.5%	$15.92
Marble Falls 2	376	4.3%	65,710	6.1%	45.5%	34.0%	96.0%	$13.83
Mulberry	803	9.2%	90,016	8.4%	49.4%	45.2%	76.8%	$13.42
Marble Falls 1	431	5.0%	75,560	7.1%	37.8%	31.2%	91.6%	$11.57
Sewickley	486	5.6%	51,326	4.8%	35.0%	22.6%	87.4%	$15.66
West Palm Beach 2	729	8.4%	88,977	8.3%	68.0%	48.0%	89.8%	$14.18
Acworth	375	4.3%	42,079	3.9%	0.0%	0.0%	89.0%	$15.23
Smyrna	337	3.9%	31,926	3.0%	51.3%	48.3%	85.9%	$17.17
Gonzales	328	3.8%	52,333	4.9%	24.4%	17.6%	82.0%	$9.18
Total	8,682	100.0%	1,069,965	100.0%	59.2%	49.7%	88.1%	$16.12
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	Current Occupancy presented above is based on total SF. Current Occupancy for the Compass Storage National Portfolio 2.0 based on self-storage units is 86.7%.
(3)	TTM RevPAF is as of various trailing twelve-month periods ending between January 31, 2026 and June 30, 2026.

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Appraisals. According to the appraisals as of various dates between March 25, 2026 and June 8, 2026, the Compass Storage National Portfolio 2.0 Properties had an aggregate “as is” appraised value of $190,410,000.

Compass Storage National Portfolio 2.0 Appraised Value(1)
Property	Value	Capitalization Rate
New Iberia	$18,500,000	6.00%
Ponte Vedra	$18,140,000	6.00%
Hastings-on-Hudson	$17,400,000	5.25%
Roseville	$17,200,000	5.50%
Mulberry	$13,500,000	6.25%
Neptune	$13,300,000	5.75%
Spring	$12,340,000	5.50%
Marble Falls 1	$12,000,000	5.50%
Gainesville	$11,350,000	5.75%
Hudson Oaks	$11,200,000	5.50%
Marble Falls 2	$10,500,000	5.50%
Sewickley	$9,770,000	5.75%
West Palm Beach 2	$9,300,000	5.75%
Acworth	$6,030,000	6.00%
Smyrna	$5,580,000	5.50%
Gonzales	$4,300,000	6.75%
Total / Wtd. Avg.	$190,410,000	5.73%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental reports dated between April 20, 2026 and August 4, 2026, there was no evidence of any recognized environmental conditions at any of the 16 Compass Storage National Portfolio 2.0 Properties. According to the Phase I environmental report dated August 4, 2026, the Neptune property, was identified as having a controlled recognized environmental condition (“CREC”) relating to historic fill managed under a deed notice. In addition, according to the Phase I environmental report dated April 20, 2026, the Hastings-on-Hudson property was identified as having a CREC related to closed onsite release cases with evidence of impacts remaining onsite and historical onsite automotive operations. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

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The following table presents certain information relating to the historical and current occupancy of the Compass Storage National Portfolio 2.0 Properties:

Historical and Current Occupancy(1)
Property	2024	2025	Current(2)
New Iberia	90.3%	89.8%	88.9%
Ponte Vedra	81.5%	72.4%	84.9%
Hastings-on-Hudson	90.9%	96.3%	89.9%
Roseville	90.7%	81.0%	87.0%
Neptune	78.8%	79.7%	84.1%
Spring	89.9%	78.6%	89.5%
Gainesville	96.4%	95.7%	92.3%
Hudson Oaks	97.1%	92.3%	94.5%
Marble Falls 2	92.4%	94.1%	96.0%
Mulberry	80.2%	72.9%	76.8%
Marble Falls 1	92.2%	90.1%	91.6%
Sewickley	79.9%	73.7%	87.4%
West Palm Beach 2	83.1%	82.5%	89.8%
Acworth	92.7%	85.4%	89.0%
Smyrna	81.3%	76.9%	85.9%
Gonzales	84.3%	80.4%	82.0%
Total	87.7%	83.7%	88.1%
(1)	Historical occupancy represents the year end occupancy as of December 31 for 2024 and 2025.
(2)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.

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The following table presents certain information relating to the operating history and underwritten net cash flows of the Compass Storage National Portfolio 2.0 Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2023(2)	12/31/2024(2)	12/31/2025(2)	TTM(3)	Underwritten	Per Square Foot	%(4)
Storage Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76	87.2%
Net Rental Income	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$16,864,957	$15.76	87.2%
Vacancy Gross Up	0	0	0	0	2,477,436	$2.32	12.8%
Gross Potential Rent	$13,612,416	$15,036,981	$16,814,931	$16,821,631	$19,342,393	$18.08	100.0%
Vacancy	(617,152)	(533,401)	(503,899)	(534,468)	(2,477,436)	($2.32)	(12.8%)
Insurance Revenue	133,462	162,311	221,014	223,669	104,793	$0.10	0.5%
Merchandise	66,915	63,996	58,508	60,297	48,198	$0.05	0.2%
Other Income(5)	1,285,649	608,031	670,662	675,215	827,530	$0.77	4.3%
Effective Gross Income	$14,481,289	$15,337,918	$17,261,217	$17,246,343	$17,845,478	$16.68	92.3%

Management Fee	$645,049	$779,755	$797,929	$783,721	$731,618	$0.68	3.8%
Real Estate Taxes	1,723,965	1,624,194	1,699,669	1,736,481	1,854,849	$1.73	9.6%
Insurance	316,290	443,769	569,373	594,623	353,539	$0.33	1.8%
Payroll	1,093,150	1,235,922	1,359,197	1,372,638	1,391,668	$1.30	7.2%
General & Administrative	633,060	716,590	857,885	866,889	763,839	$0.71	3.9%
Other Expenses(6)	1,051,979	1,124,754	1,409,391	1,428,427	1,464,932	$1.37	7.6%
Total Expenses	$5,463,493	$5,924,984	$6,693,443	$6,782,779	$6,560,445	$6.13	33.9%

Net Operating Income	$9,017,796	$9,412,933	$10,567,775	$10,463,564	$11,285,032	$10.55	58.3%
Replacement Reserves	148,378	153,611	166,599	166,599	166,599	$0.16	0.9%
Net Cash Flow	$8,869,418	$9,259,322	$10,401,175	$10,296,964	$11,118,433	$10.39	57.5%
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.
(2)	12/31/2023 Net Operating Income excludes Net Operating Income attributable to the New Iberia and Gonzales properties, as financial information was not available due to their recent acquisitions. 12/31/2024 Net Operating Income excludes Net Operating Income attributable to the New Iberia property as this information was not provided by the seller. The increase from 12/31/2023 Net Operating Income to 12/31/2024 Net Operating Income is primarily attributable to including financial information for the Gonzales property and the subsequent increase from 12/31/2024 Net Operating income to 12/31/2025 Net Operating Income can be attributed to including financial information for the New Iberia property.
(3)	TTM represents the trailing 12-month cash flows ending between January 31, 2026 and June 30, 2026 for the 16 properties.
(4)	Revenue-related figures are calculated as a percentage of Gross Potential Rent. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(5)	Other Income consists of administrative fees, late fees, truck rental income, service charges, convenience fee payments and insurance revenue for select assets.
(6)	Other Expenses include utilities, marketing, repairs and maintenance expenses and cost of sales.

The Market. The Compass Storage National Portfolio 2.0 Properties are located within Florida (four properties, 27.4% of underwritten NOI), Texas (four properties, 23.9% of underwritten NOI), Louisiana (two properties, 12.6% of underwritten NOI), New York (one property, 9.0% of underwritten NOI), Michigan (one property, 8.0% of underwritten NOI), New Jersey (one property, 7.1% of underwritten NOI), Pennsylvania (one property, 5.8% of underwritten NOI), Georgia (one property, 3.2% of underwritten NOI), and Tennessee (one property, 3.0% of underwritten NOI).

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The following table presents certain geographical information relating to the Compass Storage National Portfolio 2.0 Properties:

Portfolio Summary(1)
State	Number of Properties	Square Feet	% of Total Square Feet	UW NOI	% of UW NOI
Florida	4	337,414	31.5%	$3,094,548	27.4%
Texas	4	290,239	27.1%	$2,697,582	23.9%
Louisiana	2	152,241	14.2%	$1,421,116	12.6%
New York	1	35,988	3.4%	$1,013,670	9.0%
Michigan	1	76,864	7.2%	$902,099	8.0%
New Jersey	1	51,889	4.8%	$797,315	7.1%
Pennsylvania	1	51,326	4.8%	$655,461	5.8%
Georgia	1	42,079	3.9%	$363,521	3.2%
Tennessee	1	31,926	3.0%	$339,721	3.0%
Total	16	1,069,965	100.0%	$11,285,032	100.0%
(1)	Based on the underwritten rent rolls dated between May 30, 2026 and July 27, 2026.

The following table includes certain information regarding the demographics of each immediate trade area for the individual Compass Storage National Portfolio 2.0 Properties:

Demographic Summary(1)
		Population(2)		Average Household Income(2)
Property Name	Location	3-Mile	5-Mile	3-Mile	5-Mile
New Iberia	New Iberia, LA	NAV	45,035	NAV	$76,193
Ponte Vedra	Ponte Vedra, FL	28,471	52,586	$202,486	$201,931
Hastings-on-Hudson	Hastings-on-Hudson, NY	125,076	370,544	$178,917	$176,976
Roseville	Roseville, MI	130,179	329,548	$86,994	$84,974
Neptune	Neptune, NJ	72,228	126,102	$135,702	$144,493
Spring	Spring, TX	87,287	250,660	$119,528	$113,735
Gainesville	Gainesville, FL	16,741	50,013	$119,220	$117,361
Hudson Oaks	Hudson Oaks, TX	18,242	34,512	$142,101	$140,562
Marble Falls 2	Marble Falls, TX	NAV	NAV	NAV	NAV
Mulberry	Mulberry, FL	28,666	66,817	$104,693	$114,291
Marble Falls 1	Marble Falls, TX	NAV	NAV	NAV	NAV
Sewickley	Sewickley, PA	28,011	74,457	$207,026	$178,561
West Palm Beach 2	West Palm Beach, FL	164,276	362,827	$89,940	$99,912
Acworth	Acworth, GA	80,086	181,770	$116,859	$119,118
Smyrna	Smyrna, TN	51,073	112,039	$91,667	$99,468
Gonzales	Gonzales, LA	42,078	84,062	$105,856	$115,700
Wtd. Avg. (based on UW NOI)		71,047	159,547	$138,199	$130,676
(1)	Source: Appraisals.
(2)	Population and Average Household Income are 2025 estimates for the Compass Storage National Portfolio 2.0 Properties.

The Borrowers. The borrowers are Amsdell Storage Ventures 98, LLC, Amsdell Storage Ventures 102, LLC, Amsdell Storage Ventures 99, LLC, Amsdell Storage Ventures 100, LLC, Amsdell Storage Ventures 101, LLC, Amsdell Storage Ventures 84, LLC, Amsdell Storage Ventures 51, LLC, Amsdell Storage Ventures IV, LLC, Amsdell Storage Ventures XXX, LLC, Amsdell Storage Ventures XLII, LLC, Amsdell Storage Ventures XLVI, LLC and Amsdell Storage Ventures XXIV, LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational

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structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Compass Storage National Portfolio 2.0 Whole Loan.

The Borrower Sponsor. The borrower sponsor is Amsdell Group, LLC (“Amsdell”) and the non-recourse carveout guarantor is Todd C. Amsdell, who is the president and Chief Executive Officer of Amsdell. Founded in 1928, Amsdell is a full service, privately owned real estate company, specializing in the construction, development and management of self-storage facilities, business parks, and related commercial real estate, with a portfolio of 121 self-storage properties located across 15 states.

Property Management. The Compass Storage National Portfolio 2.0 Properties are managed by Compass Self Storage, LLC, a borrower-affiliated property management company and Extra Space Management, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, the borrowers deposited approximately (i) $580,361 into a reserve account for real estate taxes and (ii) $109,422 into a reserve account for immediate repairs.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $116,072 per month).

Insurance Reserve. At the option of the lender, if the insurance policies which cover the Compass Storage National Portfolio 2.0 Properties (or any portion thereof) do not constitute an approved blanket or umbrella policy pursuant to the Compass Storage National Portfolio 2.0 Whole Loan documents, or the lender requires the applicable borrower(s) to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of an amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by such policies upon the expiration thereof. At origination of the Compass Storage National Portfolio 2.0 Whole Loan, an acceptable blanket policy was in place.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $13,883; provided, however, the borrowers will have no obligation to make the replacement reserve monthly deposit on any monthly payment date if the balance of the replacement reserve funds equals or exceeds 36 months of replacement reserve monthly deposits.

Lockbox / Cash Management. The Compass Storage National Portfolio 2.0 Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account for the Compass Storage National Portfolio 2.0 Properties (the “Restricted Account”) and thereafter, the borrowers are required to (i) immediately deposit (or cause the property manager to immediately deposit) all revenue derived from the Compass Storage National Portfolio 2.0 Properties into the Restricted Account and (ii) instruct the property manager to deposit, within three business days, all revenue derived from the Compass Storage National Portfolio 2.0 Properties collected by the property manager (other than any tenant insurance premium collected by the property manager pursuant to a self-storage lease on behalf of a third-party tenant insurance provider) and all funds otherwise payable to the borrowers by the property manager into the Restricted Account. All funds deposited into the Restricted Account are required to be transferred on each business day to the borrowers, unless a Trigger Period exists, in which case the funds are required to be transferred each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Compass Storage National Portfolio 2.0 Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Compass Storage National Portfolio 2.0 Whole Loan. Upon the cure of the applicable Trigger Period, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Compass Storage National Portfolio 2.0 Whole Loan documents, or (ii) the date that the debt service

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coverage ratio falls below 1.15x and (B) expiring upon (x) with regard to clause (A)(i) above, the cure (if applicable) of such event of default, and (y) with regard to clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right at any time (x) after the earlier of (a) the end of the two-year period commencing on the closing date of the last securitization involving any portion of the Compass Storage National Portfolio 2.0 Whole Loan and (b) August 19, 2030, and (y) before the monthly payment date in March 2031, to obtain the release of any one or more of the individual Compass Storage National Portfolio Properties, provided that, among other conditions, (i) the Compass Storage National Portfolio Whole Loan is partially defeased in an amount equal to the greater of (a) 120% of the allocated loan amount of the related individual Compass Storage National Portfolio 2.0 Properties being released and (b) the net sales proceeds applicable to such individual Compass Storage National Portfolio 2.0 Properties, (ii) after giving effect to the release, the debt service coverage ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt service coverage ratio of all the related Compass Storage National Portfolio Properties immediately prior to the release, and (b) 1.54x, (iii) after giving effect to the release, the debt yield with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be greater than the greater of (a) the debt yield of all the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 9.31%, (iv) after giving effect to the release, the loan-to-value ratio with respect to the remaining Compass Storage National Portfolio 2.0 Properties must be no greater than the lesser of (a) the loan-to-value ratio with respect to all of the related Compass Storage National Portfolio 2.0 Properties immediately prior to the release, and (b) 62.71% and (v) compliance with REMIC related conditions.

In addition, the borrowers have the right, without prepayment or defeasance, but subject to compliance with REMIC related conditions, to (i) make transfers of immaterial portions of the Compass Storage National Portfolio 2.0 Properties to governmental authorities for dedication or public use or to third parties for private use as roadways or for access, ingress or egress, and (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for signage, use, access, utilities, and telecommunications leases, provided that no such grant, conveyance or encumbrance may materially impair the utility and operation of the Compass Storage National Portfolio 2.0 Properties or have a material adverse effect on the related individual Compass Storage National Portfolio 2.0 Property or the ability of the related borrower to perform its obligations under the Compass Storage National Portfolio 2.0 Whole Loan.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,250,000	Title:	Fee
Cut-off Date Principal Balance:	$27,250,000	Property Type - Subtype:	Hospitality - Full Service
% of IPB:	2.8%	Net Rentable Area (Rooms):	214
Loan Purpose:	Acquisition	Location:	Tarrytown, NY
Borrowers(1):	TTE Hotel Property LLC, AJ Tarrytown TIC LLC and TTE SV TIC LLC	Year Built / Renovated:	2001 / 2019
Borrower Sponsors:	Joel Yacoob, Sheldon Hoffman and Elliott Katz	Occupancy / ADR / RevPAR:	54.8% / $193.46 / $106.08
Interest Rate:	7.69000%	Occupancy / ADR / RevPAR Date:	6/30/2026
Note Date:	7/28/2026	4th Most Recent NOI (As of):	$4,919,355 (12/31/2023)
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of):	$4,072,988 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,544,503 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$4,384,068 (TTM 6/30/2026)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	54.8% / $193.46 / $106.08
Amortization Type:	Interest Only	UW Revenues:	$18,382,367
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$13,974,537
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,407,830
Additional Debt:	No	UW NCF:	$3,723,856
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$43,700,000 / $204,206
Additional Debt Type:	N/A	Appraisal Date:	5/11/2026

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$127,336
Taxes:	$198,053	$99,026	N/A	Maturity Date Loan / Room:	$127,336
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.4%
FF&E Reserves:	$0	$56,998	N/A	Maturity Date LTV:	62.4%
Deferred Maintenance:	$70,250	$0	N/A	UW NCF DSCR:	1.75x
Other(3):	$90,000	$90,000; Springing	N/A	UW NOI Debt Yield:	16.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,250,000	65.5%	Purchase Price	$40,000,000	96.2%
Sponsor Equity	14,349,684	34.5	Closing Costs	1,241,381	3.0
			Upfront Reserves	358,303	0.9

Total Sources	$41,599,684	100.0%	Total Uses	$41,599,684	100.0%
(1)	The borrowers own the Tarrytown House Estate Property (as defined below) as tenants-in-common. The borrowers have leased the Tarrytown House Estate Property to TTE Hotel Operating LLC, an affiliated operating lessee. See “Description of the Mortgage Pool – Tenant Issues – Affiliated Leases” in the Preliminary Prospectus.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Initial Other Reserves consist of (i) $90,000 for a Liquor License Reserve. Monthly Other Reserves consists of (i) $90,000 for the initial five monthly payment dates for the Liquor License Reserve until a temporary liquor license is issued to the Tarrytown Operating Lessee (as defined below), (ii) a springing Seasonality Reserve, and (iii) a springing PIP Reserve. A temporary liquor license has been issued to the Tarrytown Operating Lessee and accordingly it is anticipated that the initial Liquor License Reserve will be disbursed to the borrowers, and further deposits to such reserve will not be required.

The Loan. The Tarrytown House Estate mortgage loan (the “Tarrytown House Estate Mortgage Loan”) is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $27,250,000 and is secured by the borrowers’ fee interest in a 214-room, full service hotel located in Tarrytown, New York (the “Tarrytown House Estate Property”). The Tarrytown House Estate Mortgage Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a fixed rate of 7.69000% per annum on an Actual/360 basis.

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The Property. The Tarrytown House Estate Property is a 214-room, full-service, independent hotel located in Tarrytown, New York, approximately 27.7 miles north of Manhattan in Westchester County. The Tarrytown House Estate Property is comprised of 12 buildings developed between 1840 and 2001 and spans 26.4 acres overlooking the Hudson River with 321 surface parking spaces. The Tarrytown House Estate Property was most recently renovated in 2019, with renovations totaling approximately $14.4 million, including upgrades to guestrooms, meeting facilities, public areas and amenity spaces. In total, the Tarrytown House Estate Property features 32,810 square feet of meeting and event space, including the 8,300-square-foot Fairfield/Atrium Conference Center, the 16,474-square-foot Middle Mansion, the 5,500-square-foot Mary Duke Ballroom and the 2,536-square-foot Carriage House.

The Tarrytown House Estate Property contains 120 king rooms, 76 double rooms, eight queen rooms, seven suites and three cottage guestrooms. Amenities at the Tarrytown House Estate Property include Goosefeather, an approximately 180-seat restaurant led by Chef Dale Talde, indoor and outdoor pools, a fitness center, basketball courts, tennis courts, a sundry shop and ice machines.

The following table presents certain information relating to the June 2026 demand analysis with respect to the Tarrytown House Estate Property based on market segmentation, as provided by a third-party market research report:

Demand Segmentation(1)
Property	Rooms	Transient	Group
Tarrytown House Estate	214	50.1%	49.9%
(1)	Source: Third-party hospitality research report.

The following table presents certain information relating to the performance of the Tarrytown House Estate Property:

Historical Occupancy, ADR, RevPAR
	Tarrytown House Estate(1)			Competitive Set(2)(3)			Penetration Factor(4)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	57.4%	$190.30	$109.19	72.7%	$158.06	$114.92	78.9%	120.4%	95.0%
2023	49.9%	$202.45	$100.96	62.8%	$171.98	$107.95	79.4%	117.7%	93.5%
2024	50.6%	$200.74	$101.55	71.3%	$178.26	$127.09	71.0%	112.6%	79.9%
2025	52.3%	$198.06	$103.50	73.0%	$185.03	$135.02	71.6%	107.0%	76.7%
TTM 6/30/2026	54.8%	$193.46	$106.08	72.4%	$185.06	$133.92	75.8%	104.5%	79.2%
(1)	Occupancy, ADR and RevPAR for the Tarrytown House Estate Property are based on operating statements provided by the borrower sponsors.
(2)	Data obtained from a third-party hotel trend report. Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Tarrytown House Estate Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Occupancy, ADR and RevPAR for the Competitive Set are based on data provided by a third-party hospitality research report. The Competitive Set for years 2023- TTM 6/30/2026 includes Hampton Inn White Plains/Tarrytown, Marriott Westchester, SpringHill Suites Tarrytown Westchester County, Sheraton Tarrytown Hotel, Hotel Nyack, Courtyard Tarrytown Westchester County, and Hilton Garden Inn Westchester Dobbs Ferry. The Competitive Set for 2022 includes the same hotels as years 2023-2026, except in place of the SpringHill Suites Tarrytown Westchester County, the 2022 Competitive Set includes the Cambria Hotels White Plains-Downtown.
(4)	Penetration Factor is calculated based on operating statements provided by the borrower sponsors and competitive set data provided by a third-party hospitality research report.

Appraisal. According to the appraisal as of May 11, 2026, the Tarrytown House Estate Property had an “as-is” appraised value of $43,700,000.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Tarrytown House Estate	$43,700,000	7.23%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated June 1, 2026, there was no evidence of any recognized environmental conditions at the Tarrytown House Estate Property.

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Market. The Tarrytown House Estate Property is located at 49 East Sunnyside Lane in Tarrytown, New York, approximately 27.7 miles north of Manhattan in Westchester County. Access to the Tarrytown House Estate Property is provided by Interstate 87 (New York State Thruway), Interstate 287, the Governor Mario M. Cuomo Bridge crossing the Hudson River to Rockland County, and Metro-North Railroad’s Hudson Line, which provides express service from Tarrytown Station to Grand Central Terminal in approximately 35 minutes.

According to the appraisal, local lodging demand at the Tarrytown House Estate Property is supported by its proximity to New York City, a diverse employment base anchored by Regeneron Pharmaceuticals, which is headquartered in Tarrytown, and substantial leisure and tourism demand tied to the area's historic Hudson River estates. Nearby attractions include the Rockefeller family’s Kykuit estate, Lyndhurst Mansion, Sunnyside, and the neighboring village of Sleepy Hollow, which draws significant visitation during the autumn and Halloween seasons.

The following table presents certain information relating to the primary hotel competition for the Tarrytown House Estate Property:

Competitive Set(1)
	Distance from Subject	Year Opened	Number of Rooms	Brand Orientation	Meeting Space (SF)
Property
Tarrytown House Estate	-	2001	214	Full Service	32,810 SF
49 East Sunnyside Lane
Tarrytown, NY
Springhill Suites Tarrytown Westchester County	1.0 mi	2004	145	Limited Service	350 SF
480 White Plains Road, Tarrytown, NY
Sheraton Tarrytown Hotel	1.2 mi	2007	150	Full Service	NAP
600 White Plains Road, Tarrytown, NY
Courtyard Tarrytown Westchester County	1.3 mi	1988	139	Select Service	1,196 SF
475 White Plains Road, Tarrytown, NY
Marriott Westchester	1.4 mi	1981	444	Full Service	26,676 SF
670 White Plains Road, Tarrytown, NY
Hampton Inn White Plains/Tarrytown	1.6 mi	1957	156	Limited Service	2,815 SF
200 West Main Street, Elmsford, NY
Hilton Garden Inn Westchester Dobbs Ferry	3.3 mi	2018	143	Select Service	1,280 SF
201 Ogden Avenue, Dobbs Ferry, NY
Hotel Nyack	4.9 mi	2016	133	Full Service	7,346 SF
400 High Avenue, Nyack, NY
(1)	Source: Appraisal unless otherwise noted.

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The following table presents certain information relating to the historical operating performance and underwritten net cash flows of the Tarrytown House Estate Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	2025	TTM 6/30/2026	Underwritten	Per Room(1)	% of Total Revenue(2)
Occupancy	57.4%	49.9%	50.6%	52.3%	54.8%	54.8%
ADR	$190.30	$202.45	$200.74	$198.06	$193.46	$193.46
RevPAR	$109.19	$100.96	$101.55	$103.50	$106.08	$106.08

Room Revenue	$8,528,977	$7,885,667	$7,953,825	$8,084,582	$8,285,844	$8,285,844	$38,719	45.1%
Food & Beverage Revenue(3)	9,211,418	8,474,065	8,587,014	7,909,430	8,009,890	8,009,890	$37,429	43.6%
Other Departmental Revenue(4)	1,246,845	2,457,977	2,172,134	1,784,442	2,086,633	2,086,633	$9,751	11.4%
Total Revenue	$18,987,240	$18,817,709	$18,712,973	$17,778,454	$18,382,367	$18,382,367	$85,899	100.0%
Room Expense	2,247,840	2,027,443	2,095,764	2,162,367	2,177,153	2,177,153	$10,174	26.3%
Food & Beverage Expense	5,419,267	5,162,315	5,396,171	4,791,126	4,597,295	4,597,295	$21,483	57.4%
Other Departmental Expenses	56,507	63,376	77,771	29,203	30,546	30,546	$143	1.5%
Departmental Expenses	$7,723,614	$7,253,134	$7,569,706	$6,982,696	$6,804,994	$6,804,994	$31,799	37.0%
Departmental Profit	$11,263,626	$11,564,575	$11,143,267	$10,795,758	$11,577,373	$11,577,373	$54,100	63.0%
Management Fee	847,804	868,113	876,957	843,213	851,619	851,619	$3,980	4.6%
Marketing and Franchise Fee	1,088,836	1,169,866	1,311,900	1,523,529	1,568,803	1,568,803	$7,331	8.5%
Other Undistributed Expenses(5)	3,685,352	3,527,916	3,680,291	3,656,219	3,545,389	3,545,389	$16,567	19.3%
Total Undistributed Expenses	$5,621,992	$5,565,895	$5,869,148	$6,022,961	$5,965,811	$5,965,811	$27,878	32.5%
Real Estate Taxes	734,690	796,409	840,462	829,346	912,642	854,264	$3,992	4.6%
Property Insurance	242,188	282,916	360,669	398,948	314,852	349,468	$1,633	1.9%
Net Operating Income	$4,664,756	$4,919,355	$4,072,988	$3,544,503	$4,384,068	$4,407,830	$20,597	24.0%
FF&E	722,725	704,025	698,150	665,461	683,975	683,975	$3,196	3.7%
Net Cash Flow	$3,942,032	$4,215,329	$3,374,838	$2,879,042	$3,700,094	$3,723,856	$17,401	20.3%
(1)	Per Room is based on 214 rooms.
(2)	% of Total Revenue for each departmental expense line item is based on its corresponding revenue line item. All other line items are based on Total Revenue.
(3)	Food & Beverage Revenue includes revenue from the operation of the food and beverage outlets, excluding revenue from the Goosefeather restaurant.
(4)	Other Departmental Revenue includes Goosefeather restaurant net income, and other miscellaneous income.
(5)	Other Undistributed Expenses include general and administrative, operations and maintenance, heat, power, and light, and information and telecommunications.

The Borrowers. The borrowers are TTE Hotel Property LLC, AJ Tarrytown TIC LLC and TTE SV TIC LLC, each a Delaware limited liability company and special purpose entity with one independent director in its organizational structure, as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Tarrytown House Estate Mortgage Loan.

The borrowers have leased the Tarrytown House Estate Property to TTE Hotel Operating LLC (the “Tarrytown Operating Lessee”), an affiliated operating lessee. See “Description of the Mortgage Pool – Tenant Issues – Affiliated Leases” in the Preliminary Prospectus.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joel Yacoob, Sheldon Hoffman and Elliott Katz of Cambridge Five Capital. Cambridge Five Capital is a family office capital platform with interests across real assets, operating businesses, and strategic private investments. Cambridge Five Capital maintains investments in multifamily and commercial real estate as well as healthcare and agricultural businesses, with an investment approach focused on long-term ownership and value creation.

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Property Management. The Tarrytown House Estate Property is managed by Pollin/Miller Hospitality Strategies, Inc., an independent third party property management company.

Escrows and Reserves. At origination of the Tarrytown House Estate Mortgage Loan, the borrowers deposited approximately (i) $198,053 into a real estate tax reserve account, (ii) $90,000 into a liquor license reserve account and (iii) $70,250 into a deferred maintenance account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that are required to be paid by the borrowers or that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $99,026).

Insurance Reserve – At the lender’s option, if the liability or casualty policy maintained by the borrowers is not an approved blanket or umbrella policy, or the lender requires the borrowers to obtain a separate policy, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by the insurance policies. At origination of the Tarrytown House Estate Mortgage Loan, an acceptable blanket policy was in place.

FF&E Reserve – The borrowers are required to deposit into a furniture, fixtures and equipment (“FF&E”) reserve, on a monthly basis, an amount equal to the greater of (i) the FF&E Payment (as defined below), and (ii) the amount of the deposit (if any) then required by the franchisor or manager on account of FF&E under the Franchise Agreement (as defined below), if any.

“FF&E Payment” means with respect to each monthly payment date, an amount equal to 1/12th of 4.0% of the greater of (i) the annual gross revenues for the Tarrytown House Estate Property for the immediately preceding calendar year or (ii) the projected total gross revenues for the Tarrytown House Estate Property for the current calendar year according to the most recent annual budget. The initial monthly FF&E Payment was determined to be approximately $56,998.

“Franchise Agreement” means any Qualified Franchise Agreement (as defined below) entered into subsequent to the origination date in accordance with the terms of the Tarrytown House Estate Mortgage Loan documents. No Franchise Agreement is currently in effect.

“Qualified Franchise Agreement” means a franchise, trademark and license agreement with respect to the Tarrytown House Estate Property with a Qualified Franchisor (as defined below), together with a “comfort letter” with respect thereto, each of which is approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of a rating agency confirmation).

“Qualified Franchisor” means a franchisor possessing experience in flagging hotel properties similar in size, scope, use and value as the Tarrytown House Estate Property and approved by the lender in writing (which such approval may granted or withheld in the lender’s sole and absolute discretion and may be conditioned upon the lender’s receipt of a rating agency confirmation).

PIP Reserve – The borrowers are required to deposit into a property improvement plan (“PIP”) reserve, an amount equal to 115% of the costs of the related PIP work as estimated by the lender in its reasonable discretion (A) in the case of any then-existing or renewal Franchise Agreement or management agreement, prior to the effective date that any PIP is imposed thereunder and (B) in the case of any new Franchise Agreement or management agreement, on or prior to the date such new agreement is executed and delivered; provided, however, that such costs are exclusive of the cost of any PIP work which is duplicative of any approved FF&E for which adequate FF&E reserves exist, as reasonably determined by the lender.

Seasonality Reserve - The borrowers are required to deposit into a seasonality reserve, on each monthly payment date occurring in May, June, July, August, September, October and November in each calendar year an amount equal to the Seasonality Reserve Monthly Deposit (as defined below).

“Seasonality Reserve Monthly Deposit” means (i) with respect to the applicable monthly payment dates occurring in 2026, an amount equal to $375,000; and (ii) with respect to any applicable monthly payment dates occurring in each calendar year commencing with the calendar year of 2027 and thereafter, an amount equal to the quotient obtained on the monthly payment date occurring in January of each calendar year (the “Seasonality Reserve Calculation Date”) by dividing (A) the positive difference, if any, between (x) the greater of (1) the sum of the negative monthly amounts occurring in the

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months of January, February, March, April and December (inclusive) immediately preceding such Seasonality Reserve Calculation Date and (2) the sum of the negative monthly amounts projected in the months of January, February, March, April and December (inclusive) immediately following such Seasonality Reserve Calculation Date, pursuant to the approved annual budget, and (y) the amount of seasonality reserve funds, if any, that are on deposit in the seasonality reserve account on such Seasonality Reserve Calculation Date, by (B) 7.

Liquor License Reserve – On each monthly payment date through the fifth monthly payment date, the borrowers are required to deposit $90,000 into the liquor license reserve until a temporary liquor license is issued to the Tarrytown Operating Lessee. A temporary liquor license has been issued to the Tarrytown Operating Lessee and accordingly it is anticipated that the initial liquor license reserve will be disbursed to the borrower, and further deposits to such reserve will not be required.

Lockbox / Cash Management. The Tarrytown House Estate Mortgage Loan is structured with a hard lockbox and springing cash management. On or before the origination of the Tarrytown House Estate Mortgage Loan, the borrowers were required to deliver, or cause the Tarrytown Operating Lessee to deliver, a notice to each tenant (if any) and each credit card company and each credit card clearing bank with which the Tarrytown Operating Lessee or the property manager has entered into a merchant’s or other credit card agreement, directing them to remit all payments under the applicable lease or credit-card processing agreement directly to the lender-controlled lockbox account. In addition, the borrowers were required to instruct the Tarrytown Operating Lessee to pay all rents under the operating lease into the lockbox account. All revenue received by the borrowers, the Tarrytown Operating Lessee or the property manager is required to be deposited in the lockbox account immediately following receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period (as defined below) exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice, in which case such funds are required to be transferred to a lender-controlled cash management account to be applied and disbursed in accordance with the Tarrytown House Estate Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds, to the extent that a Trigger Period has occurred and is continuing, may be held by the lender in an excess cash flow reserve account as additional collateral for the Tarrytown House Estate Mortgage Loan, and if no Trigger Period exists, will be disbursed to the borrowers. Upon the cure of any Trigger Period, provided no event of default exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Tarrytown House Estate Mortgage Loan documents, the lender may apply funds to the Tarrytown House Estate Mortgage Loan in such priority as it may determine.

“Trigger Period” means the period commencing on the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.30x, (iii) at any time as a Franchise Agreement exists under the Tarrytown House Estate Mortgage Loan documents, the occurrence of a Franchise Agreement Trigger Period (as defined below), (iv) at any time a Franchise Agreement exists, the occurrence of a Franchise Renewal Trigger Event (as defined below) and (v) any bankruptcy or similar insolvency of a property manager or franchisor (if any); and expiring upon (1) with respect to clause (i) above, the cure (if applicable) of the event of default, (2) with respect to clause (ii) above, the debt service coverage ratio remaining equal to or greater than 1.35x for two consecutive calendar quarters, (3) with respect to clause (iii) above, the cure of the applicable Franchise Agreement Trigger Period, (4) with respect to clause (iv) above, the cure of the applicable Franchise Renewal Trigger Event, and (5) with respect to clause (v) above, the applicable property manager or franchisor is no longer insolvent or subject to bankruptcy or insolvency proceedings. No Franchise Agreement is currently in effect.

“Franchise Agreement Trigger Period” means a period (A) commencing upon the first to occur of any of the following: (i) the borrowers or the Tarrytown Operating Lessee being in default under the Franchise Agreement beyond any applicable notice and cure periods, (ii) the borrowers, franchisor or Tarrytown Operating Lessee giving notice that it is terminating the Franchise Agreement, (iii) any termination or cancellation of the Franchise Agreement (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding of the franchisor) and/or the Franchise Agreement expiring or otherwise failing to be in full force and effect, (iv) any bankruptcy or insolvency of the franchisor, (v) the Tarrytown House Estate Property failing to be operated, “flagged” and/or branded pursuant to the Franchise Agreement and (vi) any permit applicable to the Franchise Agreement ceasing to be in full force and effect; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender of (1) (a) the satisfaction of the Franchise Agreement Cure Conditions (as defined below) or (b) the branding, “flagging” and operation of the Tarrytown House Estate Property pursuant to a replacement Qualified Franchise Agreement approved in writing by the lender and entered into in accordance with the Tarrytown House

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Estate Mortgage Loan documents and (2) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP Reserve Account or is being funded from excess cash flow in accordance with the Tarrytown House Estate Mortgage Loan documents.

“Franchise Agreement Cure Conditions” means each of the following: (i) the borrowers or Tarrytown Operating Lessee have cured all defaults (if any) under the Franchise Agreement to the satisfaction of the applicable franchisor, (ii) the borrowers and/or the Tarrytown Operating Lessee and the applicable franchisor have re-affirmed the Franchise Agreement as being in full force and effect, (iii) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable franchisor and/or Franchise Agreement (if any), such franchisor is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed such Franchise Agreement pursuant to a final, non-appealable order of a court of competent jurisdiction, (iv) the Tarrytown House Estate Property continues to be operated, “flagged” and branded pursuant to the Franchise Agreement, and (v) all permits applicable to the related Franchise Agreement are in full force and effect.

“Franchise Renewal Trigger Event” means an event which will be deemed to have occurred if a Franchise Renewal Event (as defined below) does not occur on or before the date which is 12 months prior to the expiration of the then applicable term of the Franchise Agreement.

“Franchise Renewal Event” means, in connection with any Franchise Renewal Trigger Event, an event which will occur upon the lender’s receipt of reasonably acceptable evidence that (i) the related Franchise Agreement has been extended or a replacement Qualified Franchise Agreement has been entered into, in each case, for a term satisfactory to the lender and otherwise in accordance with the Tarrytown House Estate Mortgage Loan documents, (ii) such agreement is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, the corresponding PIP Deposit has been deposited in the PIP Reserve Account or is being funded from excess cash flow in accordance with the Tarrytown House Estate Mortgage Loan documents.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	WFB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,000,000	Title:	Fee
Cut-off Date Principal Balance:	$26,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	2.6%	Net Rentable Area (SF):	180,089
Loan Purpose:	Refinance	Location:	Costa Mesa, CA
Borrower:	3100-3150 Bristol LLC	Year Built / Renovated:	1987 / 2020
Borrower Sponsor:	MGR Real Estate	Occupancy:	77.9%
Interest Rate:	7.01900%	Occupancy Date:	6/4/2026
Note Date:	6/11/2026	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/11/2031	3rd Most Recent NOI (As of):	$3,873,899 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,598,869 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$3,847,595 (TTM 3/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	80.0%
Amortization Type:	Interest Only	UW Revenues:	$5,706,976
Call Protection:	L(28),YM1(25),O(7)	UW Expenses:	$2,074,517
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$3,632,459
Additional Debt:	No	UW NCF:	$3,376,307
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$41,200,000 / $229
Additional Debt Type:	N/A	Appraisal Date:	4/10/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$144
Taxes:	$160,000	$31,968	N/A	Maturity Date Loan / SF:	$144
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	63.1%
Replacement Reserves:	$0	$3,001	$106,853	Maturity Date LTV:	63.1%
TI / LC Reserve:	$500,000	$22,261	N/A	UW NCF DSCR:	1.82x
Outstanding TI / LC Reserve:	$309,010	$0	N/A	UW NOI Debt Yield:	14.0%
Rent Concession Reserve:	$297,192	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,000,000	98.5%	Loan Payoff	$25,000,280	94.7%
Sponsor Equity	400,676	1.5	Upfront Reserves	1,266,202	4.8
			Closing Costs	134,194	0.5
Total Sources	$26,400,676	100.0%	Total Uses	$26,400,676	100.0%
(1)	The 3100-3150 Bristol Street Mortgage Loan (as defined below) documents require monthly insurance reserves in an amount equal to 1/12th of the annual estimated insurance payments; provided that no such reserves are required if (i) no event of default has occurred and is continuing; and (ii) the 3100-3150 Bristol Street Property (as defined below) is covered under an acceptable blanket policy and the borrower provides the lender with paid receipts not later than 10 business days prior to the expiration date of the policies, which was the case at origination of the 3100-3150 Bristol Street Mortgage Loan.
(2)	4th Most Recent NOI is unavailable due to the borrower sponsor's recent acquisition of the property on July 12, 2023.

The Loan. The 3100-3150 Bristol Street mortgage loan (the “3100-3150 Bristol Street Mortgage Loan”) is evidenced by a single promissory note with an original principal amount of $26,000,000. The 3100-3150 Bristol Street Mortgage Loan is secured by the borrower’s fee interest in a multi-tenant, suburban office property totaling 180,089 square feet located in Costa Mesa, California (the “3100-3150 Bristol Street Property”).

The Property. The 3100-3150 Bristol Street Property is a multi-tenant, suburban office property totaling 180,089 square feet located in Costa Mesa, California. Built in 1987 and renovated in 2020, the 3100-3150 Bristol Street Property consists of two five-story office buildings situated on an approximately 4.22-acre site. The 3100-3150 Bristol Street Property includes a three-level parking garage with rooftop parking totaling approximately 99,915 square feet and, in total, provides 481 parking spaces (approximately 2.7 spaces per 1,000 square feet). The 3100-3150 Bristol Street Property is an Energy Star

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certified building, with amenities including a fitness center, balconies and an on-site restaurant, and features a two-story concourse entry, a landscaped plaza and fountain, and integrated building management and security systems. The borrower sponsor acquired the 3100-3150 Bristol Street Property in July 2023 as part of a larger 553,000 square foot office complex acquired for $91.5 million, of which approximately $38.5 million was allocated to the 3100-3150 Bristol Street Property. As of June 4, 2026, the 3100-3150 Bristol Street Property was 77.9% leased to 17 office tenants with a weighted-average remaining lease term of approximately 3.5 years.

Major Tenants. The three largest tenants at the 3100-3150 Bristol Street Property by underwritten rent are 5.11, Inc., Carollo Engineers Inc. and SOFG Design Services CA LLC.

5.11, Inc. (40,084 SF; 22.3% of NRA; 30.2% of UW Rent). 5.11, Inc., operating as 5.11 Tactical, is a United States-based designer, manufacturer and retailer of purpose-built tactical apparel, footwear and gear for law enforcement, military, first responder and outdoor professional end users. 5.11, Inc. offers a product portfolio that includes uniforms, outerwear, footwear, backpacks and tactical accessories, which are distributed through company-operated retail stores, a dealer network and e-commerce channels. 5.11, Inc. is a privately held operating company owned by Compass Diversified Holdings. 5.11, Inc. uses its space at the 3100-3150 Bristol Street Property as its corporate headquarters, occupying the entire third floor of each of the two buildings together with 434 square feet of storage space. 5.11, Inc. has been a tenant at the 3100-3150 Bristol Street Property since October 2022 and has a lease expiring on June 30, 2030, with one five-year renewal option and no termination options.

Carollo Engineers Inc. (25,429 SF; 14.1% of NRA; 20.3% of UW Rent). Carollo Engineers, Inc. is a United States-based environmental engineering firm specializing exclusively in the planning, design and construction management of water and wastewater facilities. Founded in 1933 and headquartered in Walnut Creek, California, the firm operates offices across the United States and provides services spanning drinking water treatment, wastewater treatment, water reuse, infrastructure resilience and program and construction management to public agencies and utilities nationwide. Carollo Engineers Inc. has been a tenant at the 3100-3150 Bristol Street Property since May 2014, declined to exercise an early termination option in 2019 and executed an eight-year lease extension in December 2020. Carollo Engineers Inc. has a lease expiring on May 31, 2029, with two five-year renewal options and no termination options.

SOFG Design Services CA LLC (9,372 SF; 5.2% of NRA; 7.2% of UW Rent). SOFG Design Services CA, LLC is design services company and maintains its principal office in Marina del Rey, California. SOFG Design Services CA LLC leases 14,130 square feet at the 3100-3150 Bristol Street Property, of which approximately 4,758 square feet is currently being marketed for sublease; although the tenant pays rent on its entire premises, the space marketed for sublease was underwritten as vacant space. SOFG Design Services CA LLC has been a tenant at the 3100-3150 Bristol Street Property since January 2024 and has a lease expiring on July 31, 2031, with one five-year renewal option and no termination options.

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The following table presents certain information relating to the tenancy at the 3100-3150 Bristol Street Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	% of Total Annual UW Rent(3)	Annual UW Rent PSF(4)	Lease Exp.	Renewal Options	Term Option (Y/N)
Major Tenants
5.11, Inc.	NR/NR/NR	40,084	22.3%	$1,686,711	30.2%	$42.08	6/30/2030	1 x 5 Yr	N
Carollo Engineers Inc.	NR/NR/NR	25,429	14.1%	$1,131,609	20.3%	$44.50	5/31/2029	2 x 5 Yr	N
SOFG Design Services CA LLC(5)	NR/NR/NR	9,372	5.2%	$399,435	7.2%	$42.62	7/31/2031	1 x 5 Yr	N
Robert E Harris Insurance Agent	NR/NR/NR	8,026	4.5%	$298,939	5.4%	$37.25	9/30/2031	1 x 5 Yr	N
Flexpoint Inc	NR/NR/NR	7,193	4.0%	$244,490	4.4%	$33.99	12/31/2028	None	N
Verify, Inc	NR/NR/NR	6,965	3.9%	$292,251	5.2%	$41.96	12/31/2028	1 x 5 Yr	N
Footage Films Plus, Inc	NR/NR/NR	6,182	3.4%	$216,432	3.9%	$35.01	2/28/2030	1 x 5 Yr	N
Marriott International Administrative Services, Inc.	Baa2/NR/BBB	5,612	3.1%	$224,424	4.0%	$39.99	1/31/2031	1 x 5 Yr	Y(6)
Major Tenants Subtotal/Wtd. Avg.		108,863	60.4%	$4,494,291	80.5%	$41.28
Other Tenants		31,470	17.5%	$1,091,956	19.5%	$34.70
Occupied Subtotal/Wtd. Avg.		140,333	77.9%	$5,586,246	100.0%	$39.81
Vacant Space		39,756	22.1%
Total/Wtd. Avg.		180,089	100.0%
(1)	Based on the underwritten rent roll dated June 4, 2026.
(2)	Certain ratings are those of the parent company, whether or not the parent guarantees the lease.
(3)	Annual UW Rent includes contractual rent steps taken through May 2027. Vacant space is excluded from the “% of Total Annual UW Rent” calculation.
(4)	Annual UW Rent PSF for 5.11, Inc. reflects 434 square feet of storage space to which no underwritten rent is attributed.
(5)	SOFG Design Services CA LLC leases 14,130 SF of which approximately 4,758 SF is currently being marketed for sublease and was underwritten as vacant space. The tenant pays rent on its entire premises.
(6)	Marriott International Administrative Services, Inc. has a one-time option to terminate its lease effective January 31, 2029, subject to at least 12 months’ prior notice and payment of a termination fee equal to the unamortized balance of leasing costs and concessions (including interest at 7% per annum, compounded monthly), plus two months of base rent and reimbursements.

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The following table presents certain information relating to the lease rollover schedule at the 3100-3150 Bristol Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
MTM/2026(2)	13	2,241	1.2%	$22,989	0.4%	2,241	1.2%	$22,989	0.4%
2027	1	1,743	1.0%	$69,023	1.2%	3,984	2.2%	$92,012	1.6%
2028	2	14,158	7.9%	$536,741	9.6%	18,142	10.1%	$628,753	11.3%
2029	7	43,005	23.9%	$1,774,260	31.8%	61,147	34.0%	$2,403,013	43.0%
2030	5	49,930	27.7%	$2,033,764	36.4%	111,077	61.7%	$4,436,778	79.4%
2031	6	26,846	14.9%	$1,062,709	19.0%	137,923	76.6%	$5,499,486	98.4%
2032	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2033	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2034	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2035	0	0	0.0%	$0	0.0%	137,923	76.6%	$5,499,486	98.4%
2036	1	2,410	1.3%	$86,760	1.6%	140,333	77.9%	$5,586,246	100.0%
2037 & Thereafter	0	0	0.0%	$0	0.0%	140,333	77.9%	$5,586,246	100.0%
Vacant	NAP	39,756	22.1%	NAP	NAP	180,089	100.0%	NAP	NAP
Total	35	180,089	100.0%	$5,586,246	100.0%

(1)	Based on the underwritten rent roll dated June 4, 2026.
(2)	The MTM/2026 rollover includes 13 month-to-month storage, rooftop, parking (LAZ) and telecommunications licenses totaling 2,241 square feet, certain of which have no underwritten rent attributed to the licensed space.

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 3100-3150 Bristol Street Property:

Operating History and Underwritten Cash Flow (1)
	2024	2025	TTM 3/31/2026	UW(2)	UW PSF	%(3)
Base Rent(2)	$5,786,709	$5,477,675	$5,733,682	$5,586,246	$31.02	80.0%
Grossed Up Vacant Space	$0	$0	$0	$1,396,933	$7.76	20.0%
Gross Potential Rent	$5,786,709	$5,477,675	$5,733,682	$6,983,180	$38.78	100.0%
(Vacancy/Credit Loss)	$0	$0	$0	($1,396,933)	($7.76)	20.0%
Net Rental Income	$5,786,709	$5,477,675	$5,733,682	$5,586,246	$31.02	80.0%
CAM Reimbursements	$90,791	$80,814	$74,366	$0	$0.00	0.0%
Other Income	$33,061	$126,376	$116,353	$116,353	$0.65	1.7%
Parking/Garage Income	$31,990	$3,751	$4,376	$4,376	$0.02	0.1%
Effective Gross Income	$5,942,550	$5,688,616	$5,928,778	$5,706,976	$31.69	81.7%
Real Estate Taxes	$367,838	$361,823	$365,350	$365,350	$2.03	6.4%
Insurance	$60,412	$77,097	$77,097	$77,077	$0.43	1.4%
Management Fee	$212,777	$249,513	$233,244	$226,598	$1.26	4.0%
Other Operating Expenses	$1,427,623	$1,401,315	$1,405,492	$1,405,492	$7.80	24.6%
Total Expenses	$2,068,651	$2,089,747	$2,081,183	$2,074,517	$11.52	36.4%
Net Operating Income	$3,873,899	$3,598,869	$3,847,595	$3,632,459	$20.17	63.6%
Replacement Reserves	$0	$0	$0	$36,018	$0.20	0.6%
TI/LC	$0	$0	$0	$220,134	$1.22	3.9%
Net Cash Flow	$3,873,899	$3,598,869	$3,847,595	$3,376,307	$18.75	59.2%
(1)	Based on underwritten rent roll dated, June 4, 2026.
(2)	UW Base Rent includes contractual rent steps taken through May 2027.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental site assessment dated April 27, 2026, there was no evidence of any recognized environmental conditions at the 3100-3150 Bristol Street Property.

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The Market. The 3100-3150 Bristol Street Property is located in northern Costa Mesa, California, within Orange County and the South Coast Metro commercial corridor. The 3100-3150 Bristol Street Property is within approximately one mile of Interstate 405 and State Route 73 and has access to State Route 55 and Interstate 5, and is located approximately 1.3 miles northwest of John Wayne Airport, the airport serving Orange County. The surrounding area is characterized by a concentration of office, hospitality, retail and dining uses, including Pacific Arts Plaza, Center Tower, The MET, Newport Freeway Business Park and Experian’s regional office campus. The surrounding area is anchored by regional attractions including South Coast Plaza and the Segerstrom Center for the Arts. The 3100-3150 Bristol Street Property is located approximately five miles northwest of the University of California, Irvine and approximately two miles south of South Coast Global Medical Center. Major employers in the greater area include The Walt Disney Company, the University of California, Irvine, Experian, Pacific Life and Anduril Industries.

According to the appraisal, the 3100-3150 Bristol Street Property is located within the Costa Mesa office submarket of the Orange County office market. As of the first quarter of 2026, the Costa Mesa submarket had an inventory of approximately 9,735,654 square feet, with a vacancy rate of 12.9% and an average asking rent of $39.33 per square foot, compared to a vacancy rate of 14.3% and an average asking rent of $37.70 per square foot for the full year 2025. As of the first quarter of 2026, there was no office space under construction in the Costa Mesa submarket. The appraiser concluded market rents of $34.80 per square foot for office spaces of 5,000 square feet or larger and $36.00 per square foot for office spaces of less than 5,000 square feet at the 3100-3150 Bristol Street Property.

The 2024 population within a one-, three-, and five-mile radius of the 3100-3150 Bristol Street Property was 22,011, 172,791, and 605,589, respectively, and the estimated median household income within the same radii was approximately $127,853, $141,063, and $144,837, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the 3100-3150 Bristol Street Property:

Market Analysis(1)
	Office (5,000 SF or Larger)	Office (Less than 5,000 SF)
Market Rent (PSF per Year)	$34.80	$36.00
Lease Term (Years)	5	3
Lease Type (Reimbursements)	Base Year Stop	Base Year Stop
Rent Increase Projection (per Year)	3.00%	3.00%
Tenant Improvements (New / Renewal) (PSF)	$10.00 / $5.00	$15.00 / $10.00
Leasing Commissions (New / Renewal)	6.00% / 3.00%	6.00% / 3.00%
Free Rent (Months) (New / Renewal)	3 / 1	3 / 1
(1)	Source: Appraisal, unless indicated otherwise.

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No. 11 – 3100-3150 Bristol Street

The table below presents certain information relating to comparable office leases with respect to the 3100-3150 Bristol Street Property:

Comparable Office Leases(1)
Property Name/Location	Year Built/ Renovated	Occupancy %	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF
3100-3150 Bristol Street Property 3100 Bristol Street Costa Mesa, CA	1987/2020	77.9%(2)	180,089(2)	5.11, Inc.(2)	Jun-30 / 7.7(2)	40,084(2)	$42.08(2)
Canvas South 3090 Bristol Street Costa Mesa, CA	1989/2020	NAV	136,705	Office Tenant	May-26 / 10.4	2,794	$36.00
Canvas South 3080 Bristol Street Costa Mesa, CA	1986/2020	NAV	125,639	Office Tenant	Feb-26 / 1.2	1,978	$35.40
Airport Tower 18881 Von Karman Avenue Irvine, CA	1987/2006	76.0%	231,598	McPhi Solution	Dec-25 / 5.3	1,753	$36.60
Canvas South 3090 Bristol Street Costa Mesa, CA	1989/2020	NAV	136,705	Office Tenant	Apr-26 / 10.0	22,582	$33.60
Office 2850 Red Hill Avenue Santa Ana, CA	2000/NAP	NAV	94,557	JWC Environmental	Aug-25 / 3.0	17,205	$33.00
Von Karman Towers 2211 Michelson Drive Irvine, CA	2007/NAP	98.0%	266,605	Ramboll Americas	Apr-25 / 8.2	7,991	$36.00
(1)	Source: Appraisal, unless indicated otherwise.
(2)	Based on the underwritten rent roll dated June 4, 2026.

The table below presents certain information relating to comparable sales with respect to the 3100-3150 Bristol Street Property:

Comparable Office Sales(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Occupancy %	Sale Date	Sale Price	Sale Price PSF	Capitalization Rate
3100-3150 Bristol Street / Costa Mesa, CA	1987/2020	180,089	77.9%(2)	NAP	NAP	NAP	NAP
The Orange City Square / Orange, CA	1988/2025	392,523	84.0%	December 2025	$89,000,000	$226.74	8.20%
Jamboree Business Center / Irvine, CA	2000/NAP	157,455	87.9%	September 2024	$40,578,500	$257.71	7.60%
Stadium Tower / Anaheim, CA	1988/2017	261,858	89.0%	May 2025	$72,134,000	$275.47	9.90%
Office/Data Center / Irvine, CA	1982/NAP	143,269	97.5%	February 2025	$37,600,000	$262.44	6.42%
Main Street Town Center / Santa Ana, CA	1987/NAP	220,452	84.5%	October 2024	$54,500,000	$247.22	NAV
(1)	Source: Appraisal, unless indicated otherwise.
(2)	Based on the underwritten rent roll dated June 4, 2026.

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No. 12 – Fratelli Beretta Industrial Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,964,668	Property Type – Subtype:	Industrial - Cold Storage/Warehouse
% of IPB:	2.6%	Net Rentable Area (SF):	526,313 SF
Loan Purpose:	Refinance	Location:	Mount Olive, NJ
Borrower:	MF Mount Olive Inc.	Year Built / Renovated(4):	Various / Various
Borrower Sponsors:	Salumificio Fratelli Beretta S.p.A. and Fratelli Beretta USA, Inc.	Occupancy:	100.0%
Interest Rate:	7.26000%	Occupancy Date:	7/29/2026
Note Date:	7/29/2026	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	8/6/2031	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	60 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$10,293,306
Call Protection:	L(5),YM1(48),O(7)	UW Expenses:	$308,799
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,984,507
Additional Debt(1):	Yes	UW NCF:	$9,668,719
Additional Debt Balance(1):	$68,906,235	Appraised Value / Per SF(6):	$172,800,000 / $328
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/17/2026

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$180
Taxes:	$167,036	$167,036	N/A	Maturity Date Loan / SF:	$171
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$4,386	N/A	Maturity Date LTV:	52.2%
TI/LC(3):	$0	Springing	N/A	UW NCF DSCR:	1.24x
Deferred Maintenance:	$97,125	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	85.8%	Loan Payoff(7)	$108,198,593	97.8%
Borrower Sponsor Equity	15,671,347	14.2	Closing Costs	2,208,594	2.0
			Upfront Reserves	264,161	0.2

Total Sources	$110,671,347	100.0%	Total Uses	$110,671,347	100.0%
(1)	The Fratelli Beretta Industrial Portfolio Mortgage Loan (as defined below) is part of the Fratelli Beretta Industrial Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $94,870,903. Financial Information presented in the chart above is based on the Fratelli Beretta Industrial Portfolio Whole Loan. See “The Loan” below.
(2)	Deposits into the insurance reserve are not required provided that the borrower provides satisfactory evidence (as reasonably determined by the lender) that the insurance requirements in the Fratelli Beretta Industrial Portfolio Whole Loan documents have been satisfied pursuant to a blanket insurance policy reasonably acceptable to the lender.
(3)	If a cash management trigger event is continuing, the borrower is required to deposit $21,930 monthly into a reserve for future tenant improvements and leasing commissions. Cash management trigger events include an event of default, the debt service coverage ratio falling below 1.10x and certain adverse events relating to the single tenant or its parent company.
(4)	See “Portfolio Summary” below.
(5)	Historical NOI is not available because at origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the single tenant signed a new 15-year triple net lease.
(6)	The appraisal also concluded to a “Go-Dark Value” of $129,000,000 resulting in a Cut-off Date LTV of 73.5% and a Maturity Date LTV of 70.0%.
(7)	Loan Payoff includes approximately $33,040,907 of payoffs related to a corporate term loan and revolving credit facility.

The Loan. The Fratelli Beretta Industrial Portfolio mortgage loan (the “Fratelli Beretta Industrial Portfolio Mortgage Loan”) is part of a whole loan (the “Fratelli Beretta Industrial Portfolio Whole Loan”) evidenced by two pari passu promissory notes that are secured by the borrower’s fee interests in three industrial cold storage / warehouse facilities located in Mount Olive, New Jersey (collectively, the “Fratelli Beretta Industrial Portfolio Properties”). The Fratelli Beretta

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No. 12 – Fratelli Beretta Industrial Portfolio

Industrial Portfolio Whole Loan was originated on July 29, 2026 by CREFI and accrues interest at a fixed rate of 7.26000% per annum on an Actual/360 basis. The maturity date of the Fratelli Beretta Industrial Portfolio Whole Loan is August 6, 2031. The Fratelli Beretta Industrial Portfolio Mortgage Loan is evidenced by the non-controlling Note A-2 with an outstanding principal balance as of the Cut-off Date of $25,964,668.

The table below identifies the promissory notes that comprise the Fratelli Beretta Industrial Portfolio Whole Loan. The relationship between the holders of the Fratelli Beretta Industrial Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Fratelli Beretta Industrial Portfolio Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2026-V23 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$69,000,000	$68,906,235	Benchmark 2026-V23	Yes
A-2	$26,000,000	$25,964,668	BBCMS 2026-5C43	No
Whole Loan	$95,000,000	$94,870,903

The Properties. The Fratelli Beretta Industrial Portfolio Properties consist of three USDA-certified industrial cold storage and food production facilities totaling 526,313 square feet located in Mount Olive, New Jersey. The Fratelli Beretta Industrial Portfolio Properties were constructed between 2015 and 2023 and serve as Fratelli Beretta USA, Inc.'s ("Fratelli Beretta") primary U.S. manufacturing, production, cold storage and distribution campus. The purpose-built facilities contain refrigerated storage, freezer, warehouse, processing, office (3.0% of net rentable area), and employee support areas designed to support Fratelli Beretta's food production operations. As of July 29, 2026, the Fratelli Beretta Industrial Portfolio Properties were 100.0% leased to Fratelli Beretta. Fratelli Beretta is an affiliate of the borrower, as the borrower is 100% owned by Fratelli Beretta. Fratelli Beretta, together with its parent company, Salumificio Fratelli Beretta S.p.A. (“Fratelli Parent”), are the non-recourse carveout guarantors for the Fratelli Beretta Industrial Portfolio Whole Loan. Fratelli Parent is also the lease guarantor for the Fratelli Beretta lease.

The following table presents certain information relating to the Fratelli Beretta Industrial Portfolio Properties:

Portfolio Summary
Property Name	Location(1)	Year Built / Renovated(1)	Sq. Ft.(2)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(1)	% of Appraised Value(1)	U/W NOI(2)	% of U/W NOI(2)
MO1	Mount Olive, NJ	2015 / 2020	215,905	$38,917,043	41.0%	$70,100,000	40.6%	$4,095,861	41.0%
MO3	Mount Olive, NJ	2023 / NAP	164,034	$29,569,762	31.2%	$53,000,000	30.7%	$3,111,834	31.2%
MO2	Mount Olive, NJ	2022 / NAP	146,374	$26,384,097	27.8%	$49,700,000	28.8%	$2,776,812	27.8%
Total			526,313	$94,870,903	100.0%	$172,800,000	100.0%	$9,984,507	100.0%
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated as of July 29, 2026.

MO1 Property

The Mount Olive 1 property is a 215,905 square foot USDA-certified refrigerated cold storage and food production facility located at 750 Clark Drive in Mount Olive, New Jersey (the “MO1 Property”). The MO1 Property was constructed in 2015, expanded in 2020, and is situated on a 12.1-acre site. The MO1 Property serves as Fratelli Beretta's North American headquarters. The MO1 Property includes approximately 182,638 square feet of refrigerated cold storage space, 5,270 square feet of freezer space, 20,496 square feet of dry warehouse area, and 7,501 square feet of office space (3.5% of net rentable area). The MO1 Property features five dock-high doors, one drive-in door, and clear heights ranging from approximately 14'7" to 28'3". In addition to housing the tenant's corporate headquarters functions, the facility supports product processing, packaging, storage, and distribution operations.

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MO2 Property

The Mount Olive 2 property is a 146,374 square foot USDA-certified refrigerated cold storage and food production facility located at 700 International Drive in Mount Olive, New Jersey (the “MO2 Property”). The MO2 Property was constructed in 2022 and is situated on an 11.1-acre site. The MO2 Property includes approximately 83,382 square feet of refrigerated cold storage space, 21,152 square feet of freezer space, 14,074 square feet of dry warehouse space, 24,702 square feet of rentable mezzanine space, and 3,064 square feet of office space (2.1% of net rentable area). The MO2 Property features eight dock-high doors, one drive-in door, and clear heights ranging from approximately 18'9" to 33'1". The MO2 Property supports food processing, packaging, cold storage, and distribution operations and contains specialized temperature-controlled improvements designed for food production uses.

MO3 Property

The Mount Olive 3 property is a 164,034 square foot USDA-certified refrigerated cold storage and food production facility located at 650 International Drive in Mount Olive, New Jersey (the “MO3 Property”). The MO3 Property was constructed in 2023 and is situated on a 5.2-acre site. The MO3 Property includes approximately 156,004 square feet of refrigerated cold storage space, 2,570 square feet of freezer space, and 5,460 square feet of office space (3.3% of net rentable area). The MO3 Property features four dock-high doors, one grade-level door, and clear heights ranging from approximately 22'3" to 22'5". The MO3 Property is two-stories and was specifically developed for prosciutto processing and contains specialized temperature-controlled improvements designed to support Fratelli Beretta's food production operations.

Sole Tenant. The sole tenant at the Fratelli Beretta Industrial Portfolio Properties is Fratelli Beretta.

Fratelli Beretta (526,313 square feet; 100.0% of total net rentable area; 100.0% of total underwritten base rent). Founded in 1812, Fratelli Beretta is a privately held, family-owned producer of Italian cured meats and charcuterie products. Headquartered in Italy, the company is one of the longest-operating family-owned businesses in the Italian food industry and markets a broad range of salami, prosciutto, charcuterie, and other specialty food products throughout Europe, North America, and other international markets. Fratelli Beretta operates approximately 30 production facilities globally, employs more than 3,400 people, and distributes products to more than 70 countries. The Fratelli Beretta Industrial Portfolio Properties serve as the company's primary U.S. manufacturing, production, cold storage, and distribution campus and include its North American headquarters at the MO1 Property. Fratelli Beretta occupies all three Fratelli Beretta Industrial Portfolio Properties pursuant to a 15-year absolute triple net lease executed in 2026 and expiring in July 2041. The lease is guaranteed by Fratelli Parent.

Appraisals. The Fratelli Beretta Industrial Portfolio Properties had an aggregate “as-is” appraised value of $172,800,000 as of the appraisals dated June 17, 2026, resulting in a Cut-off Date LTV of 54.9% and Maturity Date LTV of 52.2%. The appraisal also concluded to a “Go-Dark Value” of $129,000,000 resulting in a Cut-off Date LTV of 73.5% and a Maturity Date LTV of 70.0%.

Fratelli Beretta Industrial Portfolio Appraised Value(1)
Property	Value	Capitalization Rate	Hypothetical Go-Dark Value
MO1	$70,100,000	5.75%	$52,700,000
MO2	$49,700,000	5.75%	$37,000,000
MO3	$53,000,000	5.75%	$39,300,000
Total/Wtd. Average	$172,800,000	5.75%	$129,000,000
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessments of the Fratelli Beretta Industrial Portfolio Properties dated June 29, 2026, identified no recognized environmental conditions.

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The following table presents certain information relating to the occupancy of the Fratelli Beretta Industrial Portfolio Properties:

Occupancy(1)
Property	Current(2)
Fratelli Beretta Industrial Portfolio	100.00%
(1)	Historical occupancy is not available because at the origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the sole tenant signed a new 15-year triple net lease.
(2)	Based on the underwritten rent rolls dated July 29, 2026.

The following table presents certain information relating to the sole tenant at the Fratelli Beretta Industrial Portfolio Properties:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ S&P/Fitch)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	U/W Base Rent Per SF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Fratelli Beretta	NR/NR/NR	526,313	100.0%	$10,526,260	100.0%	$20.00	7/31/2041	N	N
Total Occupied		526,313	100.0%	$10,526,260	100.0%	$20.00
Vacant		0	0.0%
Total		526,313	100.0%
(1)	Based on the underwritten rent rolls dated as of July 29, 2026.

The following table presents certain information relating to the lease rollover schedule at the Fratelli Beretta Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	0.0%
2026 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2035	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2036 & Beyond	1	526,313	100.0%	$10,526,260	100.0%	526,313	100.0%	$10,526,260	100.0%
Total / Wtd. Avg.	1	526,313	100.0%	$10,526,260	100.0%
(1)	Based on the underwritten rent rolls dated as of July 29, 2026.

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No. 12 – Fratelli Beretta Industrial Portfolio

The following table presents certain information relating to the underwritten net cash flows of the Fratelli Beretta Industrial Portfolio Properties:

Underwritten Cash Flow(1)
	Underwritten(2)	Per Square Foot	%(3)
Base Rent	$10,526,260	$20.00	97.2%
Gross Potential Rent	$10,526,260	$20.00	97.2%
Reimbursements	308,799	$0.59	2.9%
Total Gross Potential Income	$10,835,059	$20.59	100.0%
(Vacancy / Credit Loss)	(541,753)	($1.03)	(5.0%)
Effective Gross Income	$10,293,306	$19.56	95.0%

Management Fee	$308,799	$0.59	3.0%
Total Expenses	$308,799	$0.59	3.0%

Net Operating Income	$9,984,507	$18.97	97.0%
Replacement Reserves	52,631	$0.10	0.5%
Normalized TI/LC	263,156	$0.50	2.6%
Net Cash Flow	$9,668,719	$18.37	93.9%
(1)	Historical financial information is not available because at the origination of the Fratelli Beretta Industrial Portfolio Whole Loan, the sole tenant signed a new 15-year triple net lease.
(2)	Based on the underwritten rent rolls dated as of July 29, 2026.
(3)	Revenue-related figures are calculated as a percentage of Total Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.

The Market. The Fratelli Beretta Industrial Portfolio Properties are located in Mount Olive, New Jersey within the New York-Newark-Jersey City, NY-NJ metropolitan statistical area (“New York-Newark-Jersey City MSA”), approximately 37 miles northwest of Newark, New Jersey and 49 miles northwest of New York City. The Fratelli Beretta Industrial Portfolio Properties are located in the Route 80 Corridor industrial area, which benefits from access to Interstate 80 and U.S. Routes 46 and 206. Major employers in Morris County include Atlantic Health System, Picatinny Arsenal, Novartis, and Barclays.

According to a third-party market research report, the Fratelli Beretta Industrial Portfolio Properties are located within the Route 80 Corridor industrial submarket of the New York-Newark-Jersey City industrial market. As of April 22, 2026, the Route 80 Corridor industrial submarket had inventory of 20,565,602 square feet, a vacancy rate of 9.6%, and average asking rent of $15.11 per square foot.

The estimated 2025 population within a one-, three-, and five-mile radius of the Fratelli Beretta Industrial Portfolio Properties was 2,193, 24,643, and 69,403, respectively, and the estimated 2025 average household income within the same radii was $110,630, $159,815, and $163,949, respectively.

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The following table presents information relating to comparable industrial leases for the Fratelli Beretta Industrial Portfolio Properties:

Comparable Industrial Rental Summary(1)
Property Name / Address	Distance from Subject (mi)	Year Built / Renovated	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Yrs)	Base Rent (PSF)
MO1(2) 750 Clark Drive Mount Olive, NJ	-	2015 / 2020	Fratelli Beretta	215,905	Aug-26	15.0	$20.00
MO2(2) 700 International Drive Mount Olive, NJ	-	2022 / NAP	Fratelli Beretta	146,374	Aug-26	15.0	$20.00
MO3(2) 650 International Drive Mount Olive, NJ	-	2023 / NAP	Fratelli Beretta	164,034	Aug-26	15.0	$20.00
891 Newark Avenue Elizabeth, NJ	31.2 / 31.2 / 31.3	2024 / NAP	JS International	103,912	Feb-25	3.4	$26.50
Omar Avenue Carteret, NJ	33.1 / 33.2 / 33.3	1960 / NAP	Amazon Fresh	391,650	Dec-24	5.1	$19.25
1000 New County Road Secaucus, NJ	35.1 / 35.1 / 35.2	1968 / NAP	National Packaging Services	254,000	Jul-25	7.0	$15.65
505 Jefferson Avenue Secaucus, NJ	35.7 / 35.7 / 35.8	1963 / NAP	Forever Cheese	51,332	Nov-24	5.0	$21.00
2201 East Allegheny Avenue Philadelphia, PA	66.0 / 66.3 / 66.3	2024 / NAP	FreezPak Logistics	170,117	Nov-23	20.0	$20.41
(1)	Source: Appraisals.
(2)	Based on the underwritten rent rolls dated as of July 29, 2026.

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No. 13 – Indian River Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,900,000	Title:	Fee
Cut-off Date Principal Balance:	$21,900,000	Property Type – Subtype:	Multifamily - Garden
% of IPB:	2.2%	Net Rentable Area (Units):	180
Loan Purpose:	Refinance	Location:	Vero Beach, FL
Borrower:	Vero Beach Investment, LLC	Year Built / Renovated:	1995 / 2015-2021
Borrower Sponsors:	Paul R. Steinfurth and Marcia Fordyce	Occupancy:	98.9%
Interest Rate:	6.38500%	Occupancy Date:	8/11/2026
Note Date:	8/14/2026	4th Most Recent NOI (As of):	$1,290,878 (12/31/2023)
Maturity Date:	9/6/2031	3rd Most Recent NOI (As of):	$1,239,583 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,536,287 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,642,915 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.1%
Amortization Type:	Interest Only	UW Revenues:	$2,596,802
Call Protection:	L(12),YM1(41),O(7)	UW Expenses:	$696,973
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,899,829
Additional Debt:	No	UW NCF:	$1,854,829
Additional Debt Balance:	N/A	Appraised Value / Unit:	$35,100,000 / $195,000
Additional Debt Type:	N/A	Appraisal Date:	6/19/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$121,667
Taxes:	$18,217	$2,277	N/A	Maturity Date Loan / Unit:	$121,667
Insurance(1):	$301	$60	N/A	Cut-off Date LTV:	62.4%
Replacement Reserves:	$242,828	$3,750	N/A	Maturity Date LTV:	62.4%
Deferred Maintenance:	$5,000	$0	N/A	UW NCF DSCR:	1.31x
Other(2):	$115,397	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,900,000	100.0%	Loan Payoff	$17,971,556	82.1%
			Return of Equity	2,398,193	11.0
			Closing Costs(3)	1,148,507	5.2
			Reserves	381,744	1.7
Total Sources	$21,900,000	100.0%	Total Uses	$21,900,000	100.0%
(1)	Insurance reserves are for terrorism premiums only.
(2)	Other escrows consist of $115,397 for a force place insurance reserve.
(3)	Closing Costs include a rate buydown of $595,680.

The Loan. The Indian River Apartments mortgage loan (the “Indian River Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,900,000 and is secured by the borrower’s fee interest in a 180-unit garden style multifamily property located in Vero Beach, Florida (the “Indian River Apartments Property”). The Indian River Apartments Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 6.38500% per annum.

The Property. The Indian River Apartments Property is a garden style 180-unit multifamily apartment complex located in Vero Beach, Florida. After original construction in 1995, the Borrower Sponsor purchased the site in 2011 and since 2015 has invested approximately $1.5 million on common area, interior and exterior improvements, roof replacements and exterior upgrades. Additionally, occupancy has averaged 99% since 2022.

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No. 13 – Indian River Apartments

The unit mix features one-, two- and three-bedroom units with an average unit size of 962 square feet with average contract rent of $1,217 per unit. Amenities include a clubhouse, community room, fitness center, swimming pool and a playground. In-unit amenities include full appliance packages, walk-in closets, central air conditioning and screened patios. The Indian River Apartments Property consists of 12 residential buildings and two community buildings, is situated on a 13.9-acre site and offers 365 parking spaces (2.0 spaces per unit).

The Indian River Apartments Property is subject to an Extended Low Income Housing Agreement (“ELIHA”) that expires in December 2045 which grants a 100% ad-valorem tax exemption. All units are restricted to tenants at or below 60% of the annual median income (“AMI”) and restricts rents to 30% of the AMI. The agreement terminates in event of foreclosure or deed-in-lieu with tenants entitled to continue occupancy for three years. As a result of this agreement, the Indian River Apartments Property receives a 100% ad-valorem tax exemption. The Indian River Apartments Mortgage Loan documents contain a recourse carveout for any losses incurred by the lender as a result of the borrower’s failure to (i) maintain the tax exemption, (ii) comply with the terms and conditions of the ELIHA or (iii) comply with any statutes of the state of Florida. The Indian River Apartments Mortgage Loan documents also contain a recourse carveout for the amount by which (i) the aggregate amount of taxes payable in the Tax Recourse Period (as defined below) exceeds (ii) the aggregate amount of taxes that would have been payable for the Tax Recourse Period had the tax exemption remained in full force and effect during such period.

A “Tax Recourse Period” will begin upon the date that the tax exemption is terminated or otherwise ceases to apply following a foreclosure of the security instrument or other transfer of title of the Indian River Apartments Property to the lender in connection with its exercise of its remedies and will end upon the earlier of (i) the date that a new 100% ad valorem tax exemption is obtained with respect to the developed parcel of the Indian River Apartments Property or (ii) the date upon which the debt is indefeasibly repaid and satisfied in full.

The following table presents detailed information with respect to the unit mix at the Indian River Apartments Property:

Indian River Apartments Unit Mix(1)(2)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit	Average Rent Per SF	Market Rent Per Unit(3)	Market Rent Per SF(3)
1 BR	60	33.3%	60	100.0%	730	$1,054	$1.44	$1,058	$1.45
2 BR	96	53.3%	95	99.0%	1,046	$1,259	$1.20	$1,271	$1.22
3 BR	24	13.3%	23	95.8%	1,204	$1,458	$1.21	$1,476	$1.23
Total/Wtd. Avg.	180	100.0%	178	98.9%	962	$1,217	$1.28	$1,227	$1.28
(1)	Based on the underwritten rent roll dated August 11, 2026, unless stated otherwise.
(2)	Vacant units include two units that are leased to building management and receive a rent concession. Management units were underwritten to maximum low-income housing tax credit rents for each respective unit type.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 18, 2026, there was no evidence of any recognized environmental conditions at the Indian River Apartments Property.

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
99.1%	99.8%	99.1%	98.9%
(1)	Historical occupancies are as of year end of the respective year.
(2)	Current Occupancy represents occupancy as of August 11, 2026.

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Annex A-3	BBCMS 2026-5C43
No. 13 – Indian River Apartments

The following table presents certain information relating to the operating history and underwritten cash flows of the Indian River Apartments Property:

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	TTM 6/30/2026	Underwritten	Per Unit	% (2)
Gross Potential Rent	$1,988,763	$2,071,357	$2,252,292	$2,346,039	$2,651,040	$14,728	97.1%
Other Income(3)	90,344	79,798	75,889	78,314	78,314	435	2.9
Gross Potential Income	$2,079,107	$2,151,156	$2,328,180	$2,424,354	$2,729,354	$15,163	100.0%
(Vacancy)	-	-	-	-	(132,552)	(736)	(4.9)
Effective Gross Income	$2,079,107	$2,151,156	$2,328,180	$2,424,354	$2,596,802	$14,427	95.1%

Management Fee	83,182	85,653	90,456	83,331	77,904	433	3.0
Taxes	20,512	22,119	30,158	29,554	25,469	141	1.0
Insurance	343,675	453,986	306,363	305,869	230,915	1,283	8.9
Other Expenses(4)	340,861	349,814	364,916	362,685	362,685	2,015	14.0
Total Expenses	$788,230	$911,572	$791,893	$781,439	$696,973	$3,872	26.8%

Net Operating Income	$1,290,878	$1,239,583	$1,536,287	$1,642,915	$1,899,829	$10,555	73.2%
Replacement Reserves	0	0	0	0	45,000	250	1.7
Net Cash Flow	$1,290,878	$1,239,583	$1,536,287	$1,642,915	$1,854,829	$10,305	71.4%
(1)	Based on the underwritten rent roll dated August 11, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.
(3)	Other Income includes pet income, late fees, and other miscellaneous income.
(4)	Other Expenses include payroll, utilities, repairs and maintenance, and general and administrative expenses.

The Market. The Indian River Apartments Property is located in Vero Beach, which is in the east-central portion of Florida. The Indian River Apartments Property is located in close proximity to Route 1 and Interstate 95, which provide direct access to the local area. Additionally, Vero Beach Airport is located approximately 4.5 miles from the Indian River Apartments Property. Major employers in the area include Cleveland Clinic Indian River Hospital, various state and local government agencies, Publix Supermarkets and Piper Aircraft Inc.

The Indian River Apartments Property is located in the Port St. Lucie / Sebastian-Vero Beach multifamily market and the Vero Beach/Sebastian multifamily submarket. The market consists of 32,726 units, an overage occupancy rate of 94.8% and just 434 units of near-term deliveries. The submarket contains 7,440 units of inventory as of the first quarter of 2026 with an occupancy rate of 96.0%. Market rent is $1,947 compared to submarket rent of $1,669. There are no units under construction in the Vero Beach/Sebastian submarket.

As of 2025, the population with a one-, three- and five-mile radius was 5,634, 40,547 and 90,372, respectively. In the same period, median household income within the same radii was $43,098, $70,697 and $73,430, respectively.

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No. 13 – Indian River Apartments

The following table presents multifamily rental data at market rent comparable properties with respect to the Indian River Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Indian River Apartments 265 13th Place Vero Beach, FL	1995	98.9%(2)	180	962	$1,217(2)	$1.28(2)
Vero Green 2650 69th Ter Vero Beach, FL	2001	98.8%	172	945	$1,602	$1.69
Walker Woods 2610 71st Cir Vero Beach, FL	2003	98.1%	208	1,089	$1,732	$1.59
Treasure Cay 1200 Treasure Cay Drive Fort Pierce, FL	2004	96.6%	264	1,016	$1,548	$1.52
St. Lucie Oaks 380 Brazilian Circle Port St. Lucie, FL	1999	97.8%	180	1,123	$1,713	$1.52
Harbour Pines 1810 SE Pinewood Trl Port St. Lucie, FL	1997	96.0%	152	1,064	$1,729	$1.62
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll as of August 11, 2026.

The following table presents multifamily rental data at income restricted comparable properties with respect to the Indian River Apartments Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Indian River Apartments 265 13th Place Vero Beach, FL	1995	98.9%(2)	180	962	$1,217(2)	$1.28(2)
Pemberly Palms 840 5th Avenue Vero Beach, FL	1997	100.0%	200	1,067	$1,314	$1.23
Palms at Vero Beach 1210 4th Ter Vero Beach, FL	2003	99.6%	259	1,099	$1,230	$1.12
Preserve at Oslo 2299 10th Road SW Vero Beach, FL	2000	100.0%	176	975	$1,043	$1.07
Taylor Pointe 4885 38th Circle Vero Beach, FL	2002	95.8%	168	1,048	$1,214	$1.16
Orchard Grove 1810 Woodland Cir Vero Beach, FL	2003	96.5%	234	918	$1,147	$1.25
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll as of August 11, 2026.

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Annex A-3	BBCMS 2026-5C42
No. 14 – Cypress Parc
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$21,000,000	Title:	Fee
Cut-off Date Principal Balance:	$21,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	2.1%	Net Rentable Area (Units):	200
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	SJ Cypress Parc DE LLC	Year Built / Renovated:	1979 / 2024
Borrower Sponsors:	Brandon Slater, Mary Lou Roper, Kevin Jenkins, Martin Slater and Michael Guthrie	Occupancy:	94.5%
Interest Rate:	7.24000%	Occupancy Date:	6/29/2026
Note Date:	9/15/2026	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of):	$1,789,490 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,769,480 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,793,967 (TTM 5/31/2026)
Original Amortization Term:	None	UW Economic Occupancy:	88.4%
Amortization Type:	Interest Only	UW Revenues:	$3,876,535
Call Protection:	L(18),YM1(38),O(4)	UW Expenses:	$1,788,310
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$2,088,225
Additional Debt:	No	UW NCF:	$2,018,225
Additional Debt Balance:	N/A	Appraised Value / Units:	$33,600,000 / $168,000
Additional Debt Type:	N/A	Appraisal Date:	4/21/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$105,000
Taxes:	$369,463	$36,946	N/A	Maturity Date Loan / Unit:	$105,000
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	62.5%
Replacement Reserve:	$0	$5,833	N/A	Maturity Date LTV:	62.5%
Engineering Reserve:	$50,744	$0	N/A	UW NCF DSCR:	1.31x
Roof Repair Reserve:	$1,000,000	$0	N/A	UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,000,000	96.6%	Loan Payoff	$14,790,751	68.1%
Borrower Equity	$734,889	3.4	JV Equity Payoff(2)	4,461,491	20.5
			Reserves	1,420,207	6.5
			Closing Costs(3)	1,062,441	4.9
Total Sources	$21,734,889	100.0%	Total Uses	$21,734,889	100.0%
(1)	4th Most Recent NOI is not available because the sponsors acquired the Cypress Parc Property (as defined below) in late 2022 and did not have full bookkeeping and financial reporting running until multiple months after acquisition. Consequently, the sponsors did not have a full normalized year of financials for 2023.
(2)	At closing, the borrower paid off approximately $4.7 million of JV equity held by DI-Cypress, LLC. DI-Cypress, LLC has approximately $1.8 million of equity remaining in the deal.
(3)	Closing Costs include a rate buydown of $420,000.

The Loan. The Cypress Parc mortgage loan (the “Cypress Parc Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $21,000,000 and is secured by the borrower’s fee interest in a 200-unit garden-style multifamily apartment community located in Houston, Texas (the “Cypress Parc Property”). The Cypress Parc Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a rate of 7.24000% per annum.

The Property. Cypress Parc is a 200-unit garden-style multifamily community located in Houston, Texas. The property was originally constructed in 1979 and renovated in 2024, and is situated on approximately 17.7 acres. Improvements consist of 38 one- and two-story residential buildings containing approximately 237,263 square feet, with an average unit size of 1,186 square feet. The property includes a mix of 100 two-bedroom units and 100 three-bedroom units and was 94.5%

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Annex A-3	BBCMS 2026-5C42
No. 14 – Cypress Parc

physically occupied as of June 29, 2026. To date, the borrower sponsor has spent approximately $1.7 million implementing interior and exterior renovations, and 122 out of 200 total units have been renovated.

Cypress Parc offers a range of community amenities, including a clubhouse and business center, fitness center, swimming pool, playground, dog parks, detached garages, surface parking, and valet trash service. Unit interiors feature washer/dryer hookups, walk-in closets, patios or balconies, ceiling fans and updated finishes in renovated units. Demand for the property is supported by its location within the Northwest Houston multifamily submarket, with access to Interstate 45, Interstate 10 and U.S. Route 59, as well as proximity to George Bush Intercontinental Airport. The surrounding Houston market benefits from a diverse employment base across the energy, healthcare, logistics, manufacturing and technology sectors, including major employers such as ExxonMobil, Amazon, Hewlett Packard Enterprise and Daikin.

The following table presents detailed information with respect to the unit mix at the Cypress Parc Property:

Cypress Parc Unit Mix(1)
Unit Type	No. of Units	% of Units	Occupied Units	Occupancy (%)	Average Unit Size (SF)	Average Rent Per Unit(2)	Average Rent Per SF(2)	Market Rent Per Unit(3)	Market Rent Per SF(3)
2BR / 2BA	31	15.5%	28	90.3%	926	$1,300	$1.40	$1,301	$1.41
2BR / 2.5BA	69	34.5%	68	98.6%	1,187	$1,428	$1.20	$1,422	$1.20
3BR / 2BA	49	24.5%	45	91.8%	1,107	$1,547	$1.40	$1,535	$1.39
3BR / 2.5BA	51	25.5%	48	94.1%	1,420	$1,729	$1.22	$1,728	$1.22
Total/Wtd. Avg.	200	100.0%	189	94.5%	1,186	$1,514	$1.28	$1,509	$1.28
(1)	Based on the underwritten rent roll dated June 29, 2026, unless stated otherwise.
(2)	Average Rent Per Unit and Average Rent Per SF are based only on occupied units.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated October 6, 2025, there was no evidence of any recognized environmental conditions at the Cypress Parc Property. The Cypress Mortgage Loan documents require the borrower to maintain compliance with O&M programs for asbestos and lead based paint.

The following table presents certain information relating to the operating history and underwritten cash flows of the Cypress Parc Property:

Operating History and Underwritten Net Cash Flows
	2024	2025	TTM 5/31/2026	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,025,828	$3,045,718	$3,016,691	$3,635,916	$18,180	82.9%
RUBS	218,529	213,792	315,470	334,572	$1,673	7.6%
Other Income	423,808	419,327	382,059	416,118	$2,081	9.5%
Gross Potential Income	$3,668,166	$3,678,836	$3,714,219	$4,386,607	$21,933	100.0%
(Vacancy)	0	0	0	510,072	$2,550	11.6%
Effective Gross Income	$3,668,166	$3,678,836	$3,714,219	$3,876,535	$19,383	88.4%

Taxes	$452,603	$461,617	$471,085	$443,355	$2,217	11.4%
Insurance	356,718	334,858	325,395	216,312	$1,082	5.6%
Other Expenses	1,069,354	1,112,881	1,123,773	1,128,642	$5,643	29.1%
Total Expenses	$1,878,675	$1,909,356	$1,920,253	$1,788,310	$8,942	46.1%

Net Operating Income	$1,789,490	$1,769,480	$1,793,967	$2,088,225	$10,441	53.9%
Replacement Reserves	$0	$0	$0	$70,000	$350	1.8%
Net Cash Flow	$1,789,490	$1,769,480	$1,793,967	$2,018,225	$10,091	52.1%
(1)	Based on the underwritten rent roll dated June 29, 2026.
(2)	% column represents the percentage of Gross Potential Income for all revenue lines. All other line items are based on Effective Gross Income.

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Annex A-3	BBCMS 2026-5C42
No. 14 – Cypress Parc

The Market. The Cypress Parc Property is located in the Champions East submarket of Northwest Houston, one of the largest apartment submarkets in the Houston-Pasadena-The Woodlands MSA. Northwest Houston benefits from access to Interstate 45, the Hardy Toll Road and State Highway 99 and continues to attract population growth due to its affordability and access to major employment centers. The area has ranked among Houston's stronger-performing multifamily submarkets, with annual net absorption consistently among the highest in the metro area. As of the first quarter of 2026, Champions East reported occupancy of 92.7%, while the Cypress Parc Property reported occupancy of approximately 94.5% as of June 2026, comparing favorably with the surrounding market and competitive properties that generally reported occupancies between 93% and 96%.

Demand for the Cypress Parc Property is supported by its location within a large residential corridor anchored by major employers including ExxonMobil, Hewlett Packard Enterprise, Amazon and Daikin, as well as the broader Houston economy's strength in healthcare, logistics, manufacturing and professional services. As of 2025, within a 1-, 3- and 5-mile radius of the Cypress Parc Property, the population totals approximately 15,651, 108,443 and 296,114, respectively, while median household incomes average approximately $51,556, $72,168 and $76,386. The appraisal notes that Champions East generated 259 units of net absorption over the trailing 12 months with no new deliveries, while asking rents averaged approximately $1,085 per unit compared with $1,390 per unit across the Houston-Pasadena-The Woodlands MSA. The Cypress Parc Property’s occupancy, large average unit size of 1,186 square feet, and family-oriented mix of two- and three-bedroom apartments position the property competitively within a submarket that continues to benefit from household growth, strong regional connectivity and sustained renter demand.

The following table presents multifamily rental data at comparable properties with respect to the Cypress Parc Property:

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)	Average Monthly Rent ($/SF)
Cypress Parc 18001 Cypress Trace Road Houston, TX	1979 / 2024	94.5%(2)	200(2)	1,186(2)	$1,514(2)	$1.28(2)
Buena Vista 2402 Bammelwood Drive Houston, TX	1980 / NAP	94.0%	226	968	$1,216	$1.08
Champion Court 17601 Cali Drive Houston, TX	1978 / NAP	96.0%	170	714	$1,179	$1.19
Lakebridge Townhomes 2218 Place Rebecca Lane Houston, TX	1984 / NAP	94.0%	105	1,429	$1,590	$1.11
The Preston 4545 Louetta Road Spring, TX	1983 / NAP	94.0%	144	1,125	$1,415	$1.22
Roundhill Townhomes 601 Cypress Station Drive Houston, TX	1983 / NAP	93.0%	134	1,533	$1,891	$1.09
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated June 29, 2026.

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Annex A-3	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,350,000	Title:	Fee
Cut-off Date Principal Balance:	$20,350,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	2.1%	Net Rentable Area (SF):	130,711
Loan Purpose:	Refinance	Location:	Albuquerque, NM
Borrowers:	Pavilions at SM Venture Borrower, LLC, Cape Hills Pavilions, LLC, Pacific Coast Pavilions, LLC and Sawhney Pavilions, LLC	Year Built / Renovated:	1996 / NAP
Borrower Sponsors:	Sanjiv Chopra, Casey Klajbor, Arvin Taneja and Naresh K. Sawhney	Occupancy:	98.8%
Interest Rate:	6.86000%	Occupancy Date:	8/21/2026
Note Date:	9/9/2026	4th Most Recent NOI (As of):	$2,229,796 (12/31/2023)
Maturity Date:	10/6/2031	3rd Most Recent NOI (As of):	$2,168,530 (12/31/2024)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,970,190 (12/31/2025)
Original Term:	60 months	Most Recent NOI (As of):	$1,890,334 (TTM 6/30/2026)
Original Amortization Term:	None	UW Economic Occupancy:	95.6%
Amortization Type:	Interest Only	UW Revenues:	$2,704,495
Call Protection:	L(24),YM1(29),O(7)	UW Expenses:	$716,923
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$1,987,572
Additional Debt:	No	UW NCF:	$1,838,270
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$28,400,000 / $217
Additional Debt Type:	N/A	Appraisal Date:	8/2/2026

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$98,111	$16,352	N/A	Cut-off Date Loan / SF:	$156
Insurance(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$156
Replacement Reserves:	$0	$1,634	N/A	Cut-off Date LTV:	71.7%
Immediate Repair Reserve:	$79,800	$0	N/A	Maturity Date LTV:	71.7%
TI/LC Reserve:	$0	$7,815	N/A	UW NCF DSCR:	1.30x
Outstanding TI/LC Reserve:	$877,780	$0	N/A	UW NOI Debt Yield:	9.8%
Roof Repair Reserve:	$332,739	$0	N/A
Free Rent Reserve:	$52,611	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,350,000	100.0%	Loan Payoff	$13,643,543	67.0%
			Principal Equity Distribution	4,420,389	21.7
			Reserves	1,441,041	7.1
			Closing Costs(2)	845,027	4.2
Total Sources	$20,350,000	100.0%	Total Uses	$20,350,000	100.0%
(1)	Deposits into the insurance reserve are not required provided that the borrowers provide satisfactory evidence (as reasonably determined by the lender) that the insurance requirements in the Pavilions at San Mateo Mortgage Loan documents have been satisfied pursuant to a blanket insurance policy reasonably acceptable to the lender.
(2)	Closing costs are inclusive of a $286,935 rate buydown.

The Loan. The Pavilions at San Mateo mortgage loan (the “Pavilions at San Mateo Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,350,000 and is secured by a first mortgage lien on the borrowers’ fee interest in a 130,711 square foot anchored retail property located in Albuquerque, NM (the “Pavilions at San Mateo Property”). The Pavilions at San Mateo Mortgage Loan has a 5-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.86000% per annum on an Actual/360 basis. The scheduled maturity date of the Pavilions at San Mateo Mortgage Loan is October 6, 2031.

The Property. The Pavilions at San Mateo Property consists of a 130,711 square foot anchored retail center situated on approximately 11.6 acres in Albuquerque, New Mexico. The Pavilions at San Mateo Property was built in 1996 and as of August 2026, was 98.8%

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Annex A-3	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo

occupied by 17 unique tenants. The Pavilions at San Mateo Property is anchored by Wal-Mart, and major tenants including Shoe Show, Old Navy, Five Below, and Dollar Tree.

Major Tenants.

Wal-Mart (36,926 square feet; 28.3% of NRA; 12.5% of underwritten base rent). Wal-Mart operates thousands of locations throughout the United States, including more than 750 Neighborhood Market stores focused on grocery and daily-needs shopping. Per TDLinx data, Wal-Mart’s estimated annual sales of $29.9 million ($810 per square foot). Wal-Mart has been at the Pavilions at San Mateo Property since 2013, and most recently extended its lease for an additional seven years through December 2036.The tenant has seven, five-year renewal options remaining.

Shoe Show (15,839 square feet; 12.1% of NRA; 11.0% of underwritten base rent). Shoe Show is a major American footwear retailer that sells brand-name shoes, handbags, and accessories. Founded in 1960, the company operates over 1,000 stores across 47 states. Shoe Show has been at the Pavilions at San Mateo Property since 1996, and most recently extended its lease through July 2032. The tenant has one, five-year renewal option remaining.

Old Navy (15,210 square feet; 11.6% of NRA; 17.2% of underwritten base rent). Old Navy offers apparel, accessories, and activewear for men, women and children. Old Navy opened its first store in 1994, in Colma, California, and has since expanded to over 1,200 company-operated stores including outlet locations, online, and additional franchise retail locations worldwide. It is the largest brand within the Gap Inc. corporate umbrella. Old Navy has operated at the Property since 1997 and most recently extended its lease through November 2032. The tenant has two, five-year renewal options remaining.

Environmental. According to the Phase I environmental assessment dated August 6, 2026, there was no evidence of any recognized environmental conditions at the Pavilions at San Mateo Property.

Historical and Current Occupancy(1)
2023	2024	2025	Current(2)
98.0%	96.8%	92.0%	98.8%
(1)	Historical occupancy for 2023 is as of September 8, 2023; 2024 is as of September 16, 2024; and 2025 is as of December 31, 2025.
(2)	Current occupancy is as of August 21, 2026.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Renewal Options	Lease Exp. Date
Wal-Mart	Aa2/AA/AA	36,926	28.3%	$7.11	$262,396	12.5%	7 x 5 yrs	12/31/2036
Shoe Show	NR/NR/NR	15,839	12.1%	$14.58	$230,933	11.0%	1 x 5 yrs	7/31/2032
Old Navy	NR/NR/NR	15,210	11.6%	$23.81	$362,150	17.2%	2 x 5 yrs	11/30/2032
Five Below(2)	NR/NR/NR	13,142	10.1%	$12.33	$162,000	7.7%	3 x 5 yrs	1/31/2036
Dollar Tree	Baa2/BBB/NR	10,000	7.7%	$13.00	$130,000	6.2%	2 x 5 yrs	6/30/2036
Boofy’s Best for Pets	NR/NR/NR	7,065	5.4%	$11.59	$81,866	3.9%	None	3/25/2031
Comcast Xfinity	A3/A-/A-	5,148	3.9%	$32.50	$167,310	7.9%	1 x 5 yrs	1/31/2031
5.11 Tactical	NR/NR/NR	5,103	3.9%	$18.15	$92,619	4.4%	2 x 5 yrs	5/31/2030
Carter’s	NR/BB+/NR	4,190	3.2%	$27.60	$115,644	5.5%	None	2/29/2028
Chello N Grill	NR/NR/NR	3,040	2.3%	$23.49	$71,410	3.4%	1 x 5 yrs	7/31/2034
Major Tenants		115,663	88.5%	$14.49	$1,676,328	79.6%
Other Tenants		13,488	10.3%	$31.84	$429,393	20.4%
Occupied Collateral Total		129,151	98.8%	$16.30	$2,105,721	100.0%
Vacant Space		1,560	1.2%
Collateral Total		130,711	100.0%

(1)	Based on underwritten rent roll dated August 21, 2026, with rent steps through October 2027.
(2)	Five Below has one termination option to be effective on the last day of the fifth year of the lease term. If Five Below elects to terminate its lease, it must give the landlord three months’ notice and pay the landlord a one-time $75,000 termination fee.

A-3-139

Annex A-3	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	1,560	1.2%	NAP	NAP	1,560	1.2%	NAP	NAP
2026 & MTM	0	0	0.0%	0	0.0%	1,560	1.2%	0	0.0%
2027	3	5,429	4.2%	174,702	8.3%	6,989	5.3%	174,702	8.3%
2028	1	4,190	3.2%	115,644	5.5%	11,179	8.6%	290,346	13.8%
2029	1	2,740	2.1%	71,185	3.4%	13,919	10.6%	361,531	17.2%
2030	1	5,103	3.9%	92,619	4.4%	19,022	14.6%	454,151	21.6%
2031	3	13,513	10.3%	282,833	13.4%	32,535	24.9%	736,983	35.0%
2032	4	35,068	26.8%	742,932	35.3%	67,603	51.7%	1,479,915	70.3%
2033	0	0	0.0%	0	0.0%	67,603	51.7%	1,479,915	70.3%
2034	1	3,040	2.3%	71,410	3.4%	70,643	54.0%	1,551,325	73.7%
2035	0	0	0.0%	0	0.0%	70,643	54.0%	1,551,325	73.7%
2036	3	60,068	46.0%	554,396	26.3%	130,711	100.0%	2,105,721	100.0%
2037 & Beyond	0	0	0.0%	0	0.0%	130,711	100.0%	2,105,721	100.0%
Total	17	130,711	100.0%	2,105,721	100.0%
(1)	Based on underwritten rent roll dated August 21, 2026.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through October 2027.

Operating History and Underwritten Net Cash Flow(1)
	2023	2024	2025	TTM(2)	Underwritten	Per Square Foot	%(3)
Total Leased Rent	$2,306,785	$2,311,536	$2,222,064	$2,197,495	$2,105,721	$16.11	97.0%
Vacancy Gross Up	0	0	0	0	65,520	$0.50	3.0%
Gross Potential Rent	$2,306,785	$2,311,536	$2,222,064	$2,197,495	$2,171,241	$16.61	100.0%
Vacancy Gross Up	0	0	0	0	65,520	$0.50	3.0%
Additional Vacancy Adjustment	0	0	0	0	29,922	$0.23	1.4%
Gross Rental Income	$2,306,785	$2,311,536	$2,222,064	$2,197,495	$2,075,799	$15.88	95.6%
CAM Reimbursements	657,580	589,393	367,322	396,857	637,481	$4.88	29.4%
Other Expense Recoveries	0	0	0	0	(8,785)	($0.07)	(0.4%)
Total Recoveries	$657,580	$589,393	$367,322	$396,857	$628,696	$4.81	29.0%
Other Recurring Income	2,739	(2,023)	1,374	3,601	0	$0.00	0.0%
Effective Gross Income	$2,967,104	$2,898,906	$2,590,760	$2,597,952	$2,704,495	$20.69	100.0%
Management Fee	86,867	88,110	78,256	80,197	81,135	$0.62	3.0%
Repairs and Maintenance	411,003	390,642	357,011	405,881	405,881	$3.11	15.0%
General and Administrative	3,370	9,303	61,073	3,716	3,716	$0.03	0.1%
Real Estate Taxes	193,565	192,887	107,766	217,824	190,507	$1.46	7.0%
Insurance	42,503	49,434	16,464	0	35,685	$0.27	1.3%
Total Expenses	$737,308	$730,376	$620,571	$707,619	$716,923	$5.48	26.5%
Net Operating Income	$2,229,796	$2,168,530	$1,970,190	$1,890,334	$1,987,572	$15.21	73.5%
Capital Expenditures	0	0	0	0	19,607	$0.15	0.7%
TI/LC	0	0	0	0	129,695	$0.99	4.8%
Net Cash Flow	$2,229,796	$2,168,530	$1,970,190	$1,890,334	$1,838,270	$14.06	68.0%
(1)	Based on underwritten rent roll dated August 21, 2026.
(2)	TTM represents the trailing 12-month period ending June 30, 2026.
(3)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Pavilions at San Mateo Property is located within Albuquerque’s established Northeast Heights retail submarket. The area benefits from strong regional access, proximity to major retail destinations including Coronado Center and Winrock Town Center, and a dense residential population base. The neighborhood is considered stabilized with limited development sites remaining.

A-3-140

Annex A-3	BBCMS 2026-5C43
No. 15 – Pavilions at San Mateo

Demographically, the trade area supports retail demand with a population of approximately 13,019 residents within one mile, 120,783 residents within three miles, and 282,999 residents within five miles as of 2026. Average household income is estimated at $94,800 within one mile, $81,802 within three miles, and $88,706 within five miles. The surrounding area retains a substantial consumer base with more than 57,000 households within three miles of the property.

As of the trailing four quarter ending in Q2 2026, the Northeast Heights submarket contained approximately 6.6 million square feet of retail inventory and reported an occupancy rate of 95.5%, equating to a vacancy rate of 4.5%. Although vacancy is modestly above the overall Albuquerque retail market vacancy rate of 3.6%, market conditions remain balanced and absorption has remained positive.

Rental rates have continued to strengthen over the past year. The submarket reported an average NNN asking rent of $17.39 per square foot as of the trailing four quarters ending in Q2 2026, which is generally in line with the broader Albuquerque market average of $17.68 per square foot. Market occupancy has remained stable despite limited new construction, supporting continued rental rate growth.

The appraiser identified six comparable NNN anchored retail centers to the Pavilions at San Mateo Property:

Comparable Retail Rental Summary(1)

Location	Tenant	Year Built	GLA (SF)	Lease Date	Rent $PSF	Term (Yrs.)	Escalations
Pavilions at San Mateo Albuquerque, NM	Walmart	1996	36,926(2)	March 2026(2)	$7.11(2)	11(2)	5.0% every 5 Years(2)
2223 W. Camelback Rd., Phoenix, AZ	El Super	2017	59,400	August 2017	$13.25	15	$1.00 PSF every 5 Yrs.
9100 N Silverbell, Tucson, AZ	Safeway	2005/2010	55,226	November 2017	$8.15	15	1.5% Years 2-5 and 7.5% every 5 Yrs.
3325 N Hunt Highway, Florence AZ	Safeway	1988	57,860	November 2017	$8.56	15	1.5% Years 2-5 and 7.5% every 5 Yrs.
5035 W. Baseline Rd., Laveen, AZ	Safeway	2008	55,259	November 2017	$9.31	15	1.5% Years 2-5 and 7.5% every 5 Yrs.
7110 N Oracle Rd., Tucson AZ	Safeway	1991/2014	48,653	June 2019	$11.49	20	1.5% Years 2-5 and 7.5% every 5 Yrs.
7650 S 59th Ave, Laveen, AZ	Sprouts	2019	29,896	September 2019	$16.01	15	$1.00 PSF every 5 Yrs.
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated August 21, 2026.

The following table presents certain information relating to comparable sales for the Pavilions at San Mateo Property:

Comparable Sales(1)
Property Location	Rentable Area (SF)	Year Built / Renovated	Occupancy	Transaction Date	Price ($)	Price per SF ($/SF)	NOI/SF ($/SF)	Cap Rate
Pavilions at San Mateo 4600-5010 Cutler Avenue Albuquerque, NM	130,711	1996 / NAP	98.8%	-	-	-	15.21	7.25%
Oracle Crossing 7607-7841 N. Oracle Rd., Oro Valley, AZ	265,530 SF	2006 / NAP	100.0%	May 2026	54,350,000	204.68	13.16	6.43%
Mesa Shores 2048-2156 E Baseline Rd, Mesa, AZ	110,917 SF	1985 / 1998	97.0%	December 2025	36,750,000	331.33	19.40	5.86%
Deer Valley Towne Center 2805-2929 W Agua Fria Fwy, Phoenix, AZ	172,729 SF	1998 / NAP	94.0%	August 2025	33,700,000	195.10	15.39	7.89%
Las Tiendas Village NEC Alma School Rd & Queen Creek Rd, Chandler, AZ	188,571 SF	2005 / NAP	96.0%	September 2025	54,500,000	289.02	17.81	6.16%
Plaza San Mateo 2451 San Mateo Boulevard Northeast, Albuquerque, NM	58,000 SF	2014 / NAP	100.0%	March 2025	12,333,753	212.65	17.86	8.40%
Lohman Plaza 2200 East Lohman Avenue, Las Cruces, NM	70,486 SF	1990 / 2004	100.0%	December 2024	12,250,000	173.79	14.42	8.30%
(1)	Source: Appraisal.

A-3-141

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Contacts
Role	Party and Contact Information
Depositor	Barclays Commercial Mortgage Securities LLC
	Attention: General Contact	RRcmbs@barclays.com; SPLegalNotices@barclays.com
745 Seventh Avenue | New York, NY 10019 | United States
Master Servicer	Trimont LLC
	Attention: CMBS Servicing	commercial.servicing@trimont.com
One South, 101 South Tryon Street, Suite 1400 | Charlotte, NC 28280 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Attention: Adam Singer, Managing Director	adam.singer@rialtocapital.com
200 S. Biscayne Blvd, Suite 3550 | Miami, FL 33131 | United States
Certificate Administrator and Trustee	Computershare Trust Company, National Association
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	Surveillance Manager	cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 33rd Floor | New York, NY 10016 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-26	0	0	0	0	0	0
Oct-26	0	0	0	0	0	0
Sep-26	0	0	0	0	0	0
Aug-26	0	0	0	0	0	0
Jul-26	0	0	0	0	0	0
Jun-26	0	0	0	0	0	0
May-26	0	0	0	0	0	0
Apr-26	0	0	0	0	0	0
Mar-26	0	0	0	0	0	0
Feb-26	0	0	0	0	0	0
Jan-26	0	0	0	0	0	0
Dec-25	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	11/18/26	BBCMS Mortgage Trust 2026-5C43
Determination Date:	11/12/26
Record Date:	10/30/26	Commercial Mortgage Pass-Through Certificates Series 2026-5C43

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated and effective as of October 1, 2026 (the “Pooling and Servicing Agreement”).
Transaction: BBCMS Mortgage Trust 2026-5C43, Commercial Mortgage Pass-Through Certificates, Series 2026-5C43
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: Rialto Capital Advisors, LLC
Directing Certificateholder: RREF V – D AIV RR L, LLC

I.	Population of Mortgage Loans that Were Considered in Compiling this Report
1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].
(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.
2.	Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.
3.	After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:
(a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

(b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

II. Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.     Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.     Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.     The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.     [LIST OTHER REVIEWED INFORMATION].

5.     [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the

C-2

applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.     As provided in the Pooling and Servicing Agreement, the Operating Advisor (i) is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review or legal conclusion as part of that assessment.

2.     In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.     Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.     The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.     Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.     There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, the Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.     The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.     This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA; provided, however, that for the purposes of this Annex D-1, with respect to each sponsor, any reference to a “Mortgage Loan” will refer to the Mortgage Loans sold by such sponsor that we include in the issuing entity.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related non-serviced securitization trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a

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whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.    Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related non-serviced securitization trust) against such franchisor, either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related non-serviced trust or its designee providing notice of the transfer of such note to the related non-serviced trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

5.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after the Cut-off Date.

6.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged

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Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

7.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or, with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.

8.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan

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Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

9.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

10.  Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

11.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

12.  Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

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13.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

14.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

15.  Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related non-serviced securitization trust).

16. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

17.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4

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or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or, with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the

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Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

18.       Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

19.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

20.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

21.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the

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Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

22. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

23.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

24. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

25. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning

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consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

27.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

28.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33) of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

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In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC provisions of the Code.

29.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

30.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

31.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and

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estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

32. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

33.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific

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condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

34.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except situations where default interest is imposed.

35. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)  The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;

(b)  The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;

(c)  The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or, with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)  The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)  Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

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(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)  The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)  A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)    Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)  In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

36. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

37. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

38.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the

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expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

39. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

40. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

41. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

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42.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

43.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

44.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

45.  Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

46.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

D-1-15

Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG New York Branch	RREF V - D Direct Lending Investments, LLC
None.	None.	None.	None.	None.
Starwood Mortgage Capital LLC	BSPRT CMBS Finance, LLC	Wells Fargo Bank, National Association	Natixis Real Estate Capital LLC
None.	None.	None.	None.

D-1-16

Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG New York Branch	RREF V - D Direct Lending Investments, LLC
Pavilions at San Mateo (Loan No. 15)	None.	None.	None.	None.
Starwood Mortgage Capital LLC	BSPRT CMBS Finance, LLC	Wells Fargo Bank, National Association	Natixis Real Estate Capital LLC
None.	None.	None.	None.

D-1-17

Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG New York Branch	RREF V - D Direct Lending Investments, LLC
None.	None.	None.	None.	None.
Starwood Mortgage Capital LLC	BSPRT CMBS Finance, LLC	Wells Fargo Bank, National Association	Natixis Real Estate Capital LLC
None.	None.	None.	None.

D-1-18

Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Barclays Capital Real Estate Inc.	Citi Real Estate Funding Inc.	German American Capital Corporation	UBS AG New York Branch	RREF V - D Direct Lending Investments, LLC

Indian River Apartments

(Loan No. 13)

Brightstar 1 (Loan No. 29)

Storage Sense

Lancaster (Loan No. 34)

Brightstar 3 (Loan No. 38)

Cane Island Storage

(Loan No. 39)

Sanctuary at Winterlakes

(Loan No. 32)

	None.	None.	None.	None.
Starwood Mortgage Capital LLC	BSPRT CMBS Finance, LLC	Wells Fargo Bank, National Association	Natixis Real Estate Capital LLC
None.	None.	None.	None.

D-1-19

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	GBP Portfolio (Loan No. 5)	The sole tenant at the 16100 Dillard Drive Mortgaged Property, Cemex Construction, has a right of first refusal to purchase the Mortgaged Property in the event the Mortgagor receives, and is willing to accept, a bona fide third-party offer to purchase such Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Cemex Construction waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the Mortgagee.
(7) Permitted Liens; Title Insurance	GBP Portfolio (Loan No. 5)	See exception to Representation and Warranty No. 6, above.
(17) Insurance

The Assembly (Loan No. 1)

GBP Portfolio (Loan No. 5)

Indian River Apartments (Loan No. 13)

Cypress Parc (Loan No. 14)

Pavilions at San Mateo (Loan No. 15)

Sprayberry Square (Loan No. 24)

3 MHC Portfolio AL & TN (Loan No. 26)

Sanctuary at Winterlakes (Loan No. 32)

Storage Sense Lancaster (Loan No. 34)

Cook MHC Portfolio (Loan No. 36)

Cane Island Storage (Loan No. 39)

The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	The Assembly (Loan No. 1)	The Mortgaged Property is comprised of six constituent, single-building parcels. The Mortgage Loan documents permit the insurance required thereunder to be obtained and maintained by the Mortgagor or the applicable parcel’s tenant. As of the origination date, the Mortgagor maintains insurance under a blanket insurance policy.
D-2-1

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	GBP Portfolio (Loan No. 5)

The roofs at the 5050 Westway Park Drive Mortgaged Property and the 11050 West Little York Rd Mortgaged Property may be covered on an actual cash value basis until either the roofs or policy are replaced.

The Mortgagor is not required to obtain property insurance with respect to the 2851 S. Council Road Mortgaged Property, the 2951 S. Council Road Mortgaged Property and the 17711 Telge Road Mortgaged Property; provided that the applicable tenants maintain the existing insurance as required under the respective leases. The Mortgagee has agreed to rely on the recourse obligations of the Mortgagor in lieu of such coverage. The Mortgagor must provide evidence reasonably satisfactory to the Mortgagee that the applicable tenants maintain insurance as required under their respective leases, except to the extent any such tenant satisfies its insurance obligations through self-insurance acceptable to the Mortgagee. Notwithstanding the foregoing, the Mortgagor is required to maintain the business income/loss of rents insurance and commercial general liability insurance and umbrella or excess liability insurance required under the Mortgage Loan documents, together with any required terrorism coverage applicable to such insurance.

(17) Insurance	Indian River Apartments (Loan No. 13)	The Mortgagor is permitted to pay the premiums for the insurance policies required under the Mortgage Loan documents through a premium financing agreement. The premium financing company has agreed to provide notice to the Mortgagee in the event of cancellation of the policies subject to the premium financing. The Mortgagor is required under the Mortgage Loan documents to deliver evidence each calendar month to the Mortgagee that all monthly insurance premiums and premium financing payments have been paid. The Mortgage Loan documents provide recourse for losses to the Mortgagee in connection with any premium financing.
(17) Insurance	Pavilions at San Mateo (Loan No. 15)	The Mortgagor is permitted to pay the premiums for the insurance policies required under the Mortgage Loan documents through a premium financing agreement. The Mortgagor is required under the Mortgage Loan documents to (i) provide the Mortgagee with not less than ten days’ prior written notice in the event of any cancellation of the insurance coverage subject to the premium financing and (ii) deliver evidence each calendar month to the Mortgagee that all monthly insurance premiums and premium financing payments have been paid. The Mortgage Loan documents provide recourse for losses to the Mortgagee in connection with any premium financing and for the Mortgagor’s failure to provide notice to the Mortgagee at least ten days prior to the cancellation of any policies, including the cancellation of any policies by any premium financing lender.
(17) Insurance	Sanctuary at Winterlakes (Loan No. 32)	The Mortgagor is permitted to pay the premiums for the insurance policies required under the Mortgage Loan documents through a premium financing agreement. The premium financing company has agreed to provide notice to the Mortgagee in the event of cancellation of the policies subject to the premium financing. The Mortgagor is required under the Mortgage Loan documents to deliver evidence each calendar month to the Mortgagee that all monthly insurance premiums and premium financing payments have been paid. The Mortgage Loan documents provide recourse for losses to the Mortgagee in connection with any premium financing.
(25) Local Law Compliance	GBP Portfolio (Loan No. 5)	The 395 S. Industrial Blvd Mortgaged Property and the 12720 Upland Way Mortgaged Property are legal non-conforming as to structure due to deficient setbacks. As of the Mortgage Loan origination date, the existing law and ordinance coverage for the 395 S. Industrial Blvd Mortgaged Property is not in an amount customarily required by the Mortgage Loan Seller, however the Mortgage Loan documents (i)
D-2-2

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
require the Mortgagor to increase the related law and ordinance coverage at renewal and (ii) provide for recourse for related losses.
(25) Local Law Compliance	7700 Irvine Center Drive (Loan No. 7)	The Mortgaged Property is the subject of a certain building code violation. The Mortgage Loan documents require the Mortgagor to provide evidence reasonably satisfactory to the Mortgagee that such violation is fully resolved and is no longer of record by October 28, 2026.
(25) Local Law Compliance	Cypress Parc (Loan No. 14)	The Mortgage Loan documents require the Mortgagor to provide the Mortgagee with a clean municipal violations search report by October 30, 2026 (subject to an extension if the Mortgagor is diligently pursuing the satisfaction of such requirement) in form and substance reasonably satisfactory to the Mortgagee, which such report shall include confirmation from the applicable municipal authority that there are no violations of any zoning, building, fire and/or other governmental codes or ordinances.
(25) Local Law Compliance	3 MHC Portfolio AL & TN (Loan No. 26)	The Cherokee Sunset MHC Mortgaged Property is the subject of certain code violations. The Mortgage Loan documents require the Mortgagor to provide evidence reasonably satisfactory to the Mortgagee that such violations are fully resolved and are no longer of record by October 14, 2026, subject to an extension if any violation cannot be reasonably cured and discharged by the deadline and provided that the Mortgagor shall have commenced to cure and clear such violation within the deadline.
(25) Local Law Compliance	Brightstar 1 (Loan No. 29)

The Sundale Mortgaged Property is legal non-conforming as to use as mobile homes are no longer a permitted use under the current zoning code. If a non-conforming use of any building or premises is discontinued for a period of one year, any subsequent use of the same must conform to the current zoning code.

The Colonial Estates Mortgaged Property, the Hillcrest Mortgaged Property and the Parkview Mortgaged Property are legal non-conforming as to use as mobile homes are no longer a permitted use under the applicable current zoning code. If a structure containing a legal non-conforming use is destroyed, by any means, to an extent equal to or less than 75% of its true value at the time of the destruction, such structure may be rebuilt to its prior legal non-conforming use.

(25) Local Law Compliance	Sanctuary at Winterlakes (Loan No. 32)	Certain fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to cure and discharge the violations by October 31, 2026, subject to an extension if any violation cannot be reasonably cured and discharged by the deadline and provided that the Mortgagor shall have commenced to cure and clear such violation within the deadline.
(25) Local Law Compliance	Cook MHC Portfolio (Loan No. 36)

The Vienna Estates MHC Mortgaged Property is legal non-conforming as to use as mobile homes are no longer a permitted use under the current zoning code. If a non-conforming building, structure or land use activity has been partially or totally destroyed or damaged, it may be rebuilt or restored to such non-conforming building, structure or land use provided that, among other conditions, it is reconstructed or restored with the same or less floor area and cubic content layout as the original structure and with the same or an improved general site layout as the original structure.

The Country Manor MHC Mortgaged Property is legal non-conforming as to use as manufactured homes are not a permitted use under the current zoning code. If a building occupied by a non-conforming use is damaged to the extent of 50% or less of its assessed value, excluding the full value of the land, such building may be repaired,

D-2-3

Barclays Capital Real Estate Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
provided that substantial work for the repairs is undertaken within one year after such damage.
(25) Local Law Compliance	Brightstar 3 (Loan No. 38)

The self-storage use at the Gaslight Mortgaged Property is legal non-conforming as such use is not permitted under the current zoning code. If a building or other structure containing a non-conforming use is damaged or destroyed by any means to an extent that is less than 50% of its replacement value, based upon prevailing costs, the building may be restored to its original condition and the occupancy or use that existed at the time of such partial destruction may be continued, provided that, among other things, the restoration or repair of the building or structure begins within six months following the date of damage or destruction and is diligently prosecuted to completion.

The Moores Hill Mortgaged Property is legal non-conforming as to use as mobile home park is not listed as a permitted use under the current zoning code. A legal non-conforming use may be permitted to continue indefinitely at the intensity of use and the configuration it has as of the date of adoption of the zoning ordinance, provided that, among other things, such legal non-conforming use has not ceased to have been used for a period of six months or longer.

(27) Recourse Obligations	The Assembly (Loan No. 1)

The Mortgage Loan documents provide that the guarantors’ personal liability for covered environmental losses is conditionally waived if the Mortgagor maintains a pollution legal liability-type environmental insurance satisfying certain requirements, including such policy’s being in a form acceptable to the Mortgagee, having minimum limits of $5,000,000 per occurrence and in the aggregate with a self-insured retention no greater than $100,000, having a policy period continuing 36 months beyond the Mortgage Loan maturity date, naming lenders and their assignees as additional insureds and requiring reinstatement to original policy limits if claims made erode the policy limits by 50% or more. At origination, the Mortgagor delivered and the Mortgagee approved a pollution legal liability-type environmental insurance policy issued by Great American Insurance Group with $10,000,000 limits per occurrence and in the aggregate with a self-insured retention of $25,000 for pollution legal liability and $100,000 for any on-site or off-site clean-up costs, having a policy period to September 23, 2036 (the Mortgage Loan matures October 6, 2031) and naming lenders and their assignees as additional insureds. The Phase I environmental site assessment for the Mortgaged Property obtained in connection with loan origination did not identify any recognized environmental conditions or controlled recognized environmental conditions.

In addition, the Mortgage Loan documents do provide for recourse against the Mortgagor and the guarantor for intentional material physical waste in compliance with clause (b)(iv), except to the extent that funds were in a reserve or escrow with or on behalf of the Mortgagee which were to be used to prevent such waste and such funds were not made available by the Mortgagee to the Mortgagor.

(32) Single-Purpose Entity	Lakeside Estates (Loan No. 43)	The Mortgagor is a recycled Single-Purpose Entity that potentially owned property other than the Mortgaged Property. Such other property consists of a strip of land between the two parcels that comprise the Mortgaged Property. The Mortgage Loan documents provide recourse for losses to the Mortgagee in connection with the Mortgagor’s potential ownership of such other property.

D-2-4

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Permitted Liens; Title Insurance.	Project Embassy (Loan No. 8)	The mortgaged property is security for 5 pari passu notes aggregating $160,000,000. The mortgaged property is a mixed-use development totaling 375,456 square feet which consists of 128 multifamily units (43.5% of GPR), 52,835 square feet of office space (42.0% of GPR) and 52,948 square feet of retail space (14.5% of GPR) located in Washington, DC. Substantially all of the mortgaged property (97.3% of NRA and 96.8% of EGI) is comprised of a co-borrower’s leasehold interest in a ground lease from the District of Columbia, the ground lessor. (i) Ground Lessor’s Repurchase Rights Following Lender Foreclosure. Following a foreclosure, deed in lieu, or other transfer of the leasehold estate to lender and prior to reselling of the leasehold estate, the ground lessor has the right to purchase the leasehold estate for the amount secured by the mortgage. Lender is required to deliver notice to ground lessor to specifying the amount owed to lender and if the ground lessor does not elect to purchase the leasehold estate, or fails to provide notice of the same, within 30 days after receipt of such lender notice, lender may thereafter sell the leasehold estate to a third party. Lender’s required notice may be given at any time after the foreclosure transfer and a pending sale to, or offer to purchase from a third party is not required. (ii) Washington D.C. Tenant Opportunity to Purchase Act. The District of Columbia’s Tenant Opportunity to Purchase Act (TOPA) (later subsumed into the RENTAL Amendment Act of 2025) gives tenants of covered residential rental properties, as well as the District of Columbia itself in some cases, the right to purchase a residential building before it is sold to a third party. The mortgaged property, which received a permanent certificate of occupancy on September 5, 2017, is currently exempt from TOPA until 2032, as the act applies retroactively to multifamily buildings beginning 15 years from the issuance of a permanent certificate of occupancy. The required tenant notice addendum is included in every tenant lease beginning as of the RENTAL Act effective date. The loan documents provide that co-borrowers and guarantors have personal liability for losses related to any breach of the related TOPA compliance or exemption requirements (D.C. Official Code Section 42-3404.31.) (iii) Affordable Housing Covenants. 12 of the 128 multifamily units are subject to affordable housing regulations requiring that they be rented to qualified tenants in accordance with District of Columbia Department of Housing and Community Development regulations.
(17) Insurance	The Assembly (Loan No. 1)	The mortgaged property is security for 7 pari passu notes aggregating $172,201,250. The loan documents permit a property insurance deductible up to $250,000. The in-place property insurance deductible is $100,000.
(17) Insurance	111 Congress (Loan No. 3)

The mortgaged property is security for 5 pari passu notes aggregating $136,500,000. The loan documents permit a property insurance deductible up to $100,000. The in-place property insurance deductible is $25,000.

(17) Insurance	Hilton Beachfront Resort & Spa Hilton Head Island (Loan No. 4)	The loan documents permit a property insurance deductible up to $100,000, excluding flood and windstorm (including named storms), among other things, that may have a deductible up to 5% of the total insurable value. In pertinent part, the in-place deductible is $100,000, except for 5% deductible (minimum of $250,000) for named storms. Further, the loan documents permit the borrower to utilize a pre-funded retention in the amount of up to $2,000,000 for the blanket-type property insurance policy under certain conditions, including (A) that the retention amount is aggregated annually, (B) that the retention amount is fully pre-funded at the time of policy renewal (unless the borrower’s sponsor no longer utilizes the pre-funded retention arrangement) and (C) the borrower’s providing evidence of such pre-funded retention arrangement’s being satisfactory to lender and applicable rating agencies if requested. The in-place property insurance policy includes a pre-funded retention endorsement
D-2-5

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
consistent with the loan agreement requirements (i.e., that the pre-funded retention amount is used first for any property claims until exhausted). A sponsor affiliate has an agreement with Sedgwick Claims Management Services, Inc. to administer claims made under the pre-funded retention arrangement.
(27) Recourse Obligations	The Assembly (Loan No. 1)	The mortgaged property is security for 7 pari passu notes aggregating $172,201,250. The loan documents provide that the guarantors’ personal liability for covered environmental losses is conditionally waived if the borrower maintains a pollution legal liability-type environmental insurance satisfying certain requirements, including such policy’s being in a form acceptable to lender, having minimum limits of $5,000,000 per occurrence and in the aggregate with a self-insured retention no greater than $100,000, having a policy period continuing 36 months beyond the loan maturity date, naming lenders and their assignees as additional insureds and requiring reinstatement to original policy limits if claims made erode the policy limits by 50% or more. At loan origination, the borrower delivered and the lenders approved a pollution legal liability-type environmental insurance policy issued by Great American Insurance Group with $10,000,000 limits per occurrence and in the aggregate with a self-insured retention of $25,000 for pollution legal liability and $100,000 for any on-site or off-site clean-up costs, having a policy period to September 23, 2036 (the loan matures October 6, 2031) and naming lenders and their assignees as additional insureds. The Phase I environmental site assessment for the mortgaged property obtained in connection with loan origination did not identify any recognized environmental conditions (REC’s) or controlled recognized environmental conditions (CREC’s).
(27) Recourse Obligations.	All Wells Fargo Loans	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
(30) Acts of Terrorism Exclusion	All Wells Fargo Loans	To the extent exceptions have been taken to the Insurance representation (#17) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(32) Single-Purpose Entity	North Atlanta Industrial Portfolio (Loan No. 30)	The SPE borrower previously owned a suburban office property located at 5700 Highlands Parkway, Smyrna, GA, that was out-conveyed in 2022 (the subject mortgage loan was originated on July 23, 2026). A 2021 Phase I environmental site assessment including the prior-owned property indicated no recognized environmental conditions (REC’s) or conditional REC’s (CREC’s) with respect thereto. The loan documents provide that the borrower and guarantor have personal liability for losses related to the borrower’s ownership of such prior owned property.
(25) Ground Leases	Project Embassy (Loan No. 8)	The mortgaged property is security for 5 pari passu notes aggregating $160,000,000. The mortgaged property is a mixed-use development totaling 375,456 square feet which consists of 128 multifamily units (43.5% of GPR), 52,835 square feet of office space (42.0% of GPR) and 52,948 square feet of retail space (14.5% of GPR) located in Washington, DC. Substantially all of the mortgaged property (97.3%
D-2-6

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
of NRA and 96.8% of EGI) is comprised of a co-borrower’s leasehold interest in a ground lease from the District of Columbia, the ground lessor. The primary term of the ground lease expires on July 10, 2112. Variations: (E) The ground lessee can only assign or transfer its interest to parties who are not otherwise “prohibited persons” having committed fraud, perjury or similar crimes. The foreclosure on a leasehold mortgage does not require the ground lessor’s consent, and the leasehold mortgagee or its transferee may further assign the leasehold estate to any transferee other than a “prohibited person” without the ground lessor’s consent. (I) The ground lease requires the borrower/ground lessee to maintain a “Local Retail Requirement” for at least 15 years from the date of initial leasing (i.e., 2028), including reserving (i) at least 20% of the retail square footage for qualifying local, non-national retailers at agreed-upon rents and (ii) at least 1,000 square feet for unique small retailers at rents not exceeding 75% of market rates, all in accordance with an approved retail plan. A "non-national tenant" is generally a retailer with fewer than six locations under common ownership whose principal place of business is in the Washington, D.C. metropolitan area. Any new ground lease (including, without limitation, upon termination of the current ground lease or rejection in bankruptcy) is subject to approval by the Council of the District of Columbia in accordance with applicable law.

D-2-7

RREF V - D Direct Lending Investments, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment	GBP Industrial Portfolio (Loan No. 5)	The sole tenant at the 16100 Dillard Drive Mortgaged Property, Cemex Construction, has a right of first refusal to purchase the Mortgaged Property in the event the Mortgagor receives, and is willing to accept, a bona fide third-party offer to purchase such Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement executed in connection with the origination of the Mortgage Loan, Cemex Construction waived its right of first refusal in connection with a foreclosure, deed-in-lieu of foreclosure or any other taking by the Mortgagee.
(6) Lien; Valid Assignment	Mall At Prince George’s (Loan No. 20)	For so long as no event of default exists under the related Mortgage Loan documents, the Mortgage Loan documents prohibit the lender from selling any portion of the Mortgage Loan, other than sales of securities as a result of a securitization, to Simon Property Group, Kimco Realty, The Macerich Company, Starwood Retail, Washington Prime Group, Pyramid Management Group, Brookfield Retail, Taubman Centers, Inc., Westfield Holdings Limited, Unibail-Rodamco, CBL Properties, Centennial or Spinoso Real Estate Group (or any entity controlled by any of the foregoing).
(7) Permitted Liens; Title Insurance	GBP Industrial Portfolio (Loan No. 5)	See exception to Representation and Warranty No. 6, above.
(7) Permitted Liens; Title Insurance	Mall At Prince George’s (Loan No. 20)	See exception to Representation and Warranty No. 6, above.
(17) Insurance	Clackamas Town Center (Loan No. 2) GBP Industrial Portfolio (Loan No. 5) Mall At Prince George’s (Loan No. 20)	The Mortgage Loan documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Mortgage Loan documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Mortgage Loan documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Mortgage Loan documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy. The Mortgagee may deny its consent to any Non-Conforming Policy regardless of whether the Mortgagee has consented to the same on any prior occasion.
(17) Insurance	Mall At Prince George’s (Loan No. 20)	The Mortgage Loan documents permit (i) a property insurance deductible of up to $250,000, except with respect to flood, windstorm/named storm coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $250,000 (which foregoing deductibles may not be considered customary).
(17) Insurance	GBP Industrial Portfolio (Loan No. 5)

The roofs at the 5050 Westway Park Drive Mortgaged Property and the 11050 West Little York Rd Mortgaged Property may be covered on an actual cash value basis until either the roofs or policy are replaced.

The Mortgagor is not required to obtain property insurance with respect to the 2851 S. Council Road Mortgaged Property, the 2951 S. Council Road Mortgaged Property and the 17711 Telge Road Mortgaged Property; provided that the applicable tenants maintain the existing insurance as required under the respective leases. The Mortgagee has agreed to rely on the recourse obligations of the Mortgagor in lieu of such coverage. The Mortgagor must provide evidence reasonably satisfactory to the Mortgagee that the applicable tenants maintain insurance as required under their respective leases, except to the extent any such tenant satisfies its insurance obligations through self-insurance acceptable to the Mortgagee. Notwithstanding the foregoing, the Mortgagor is required to maintain the business income/loss of rents insurance and commercial general liability insurance and umbrella or excess liability insurance required under

D-2-8

RREF V - D Direct Lending Investments, LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
the Mortgage Loan documents, together with any required terrorism coverage applicable to such insurance.
(25) Local Law Compliance	GBP Industrial Portfolio (Loan No. 5)	The 395 S. Industrial Blvd Mortgaged Property and the 12720 Upland Way Mortgaged Property are legal non-conforming as to structure due to deficient setbacks. As of the Mortgage Loan origination date, the existing law and ordinance coverage for the 395 S. Industrial Blvd Mortgaged Property is not in an amount customarily required by the Mortgage Loan Seller, however the Mortgage Loan documents (i) require the Mortgagor to increase the related law and ordinance coverage at renewal and (ii) provide for recourse for related losses.
(25) Local Law Compliance	Clackamas Town Center (Loan No. 2)	The Mortgaged Property is the subject of certain fire code violations. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cause the fire code violations to be cured within ninety days of the Mortgage Loan origination date; provided that such ninety day period will be automatically extended for such time as is necessary for the Mortgagor in the exercise of due diligence to so cause such cure.
(27) Recourse Obligations	Clackamas Town Center (Loan No. 2)

With respect to clause (a)(iii), recourse for voluntary transfers in violation of the Mortgage Loan documents is limited to losses; provided that, if the violation arises solely from (A) a failure to give a required notice, no liability arises if the Mortgagor promptly provides the notice after the Mortgagee’s written notice of the failure or (B) a failure to make a required delivery, no liability arises if the Mortgagor promptly makes the delivery after the Mortgagee’s written notice, provided that the contents of such delivery show the transfer would otherwise have been permitted under the Mortgage Loan documents.

With respect to clause (b)(i), the Mortgage Loan documents do provide recourse for the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds or condemnation awards, but only to the extent that the misappropriation is intentional and material. In addition, with respect to clause (b)(ii), the Mortgage Loan documents do provide recourse for the Mortgagor’s fraud, but only to the extent of actual fraud.

(27) Recourse Obligations	Mall At Prince George’s (Loan No. 20)

Recourse for voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents are limited to damages under the Mortgage Loan Documents, rather than full recourse.

Recourse for damages for misappropriation of rents after an event of default, insurance proceeds, or condemnation awards is limited to intentional misappropriation.

The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.

(33) Defeasance	Clackamas Town Center (Loan No. 2)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses of Servicer or Trustee in excess of $10,000.
(33) Defeasance	Mall At Prince George’s (Loan No. 20)	In connection with a defeasance, the Mortgagors’ obligation to pay servicing fees is capped at $25,000.

D-2-9

Citi Real Estate Funding, Inc.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	Fratelli Beretta Industrial Portfolio (Loan No. 12)	The sole tenant, which is an affiliate of the borrower, has an option to purchase the Mortgaged Property at the end of such tenant’s 15 year lease term (July 31, 2041), by notice at least 90 days prior to such date, provided that it is in possession of the leased premises and not in default under the lease, at a mutually agreed upon price, but in no event less than the fair market value, as determined by a third-party evaluator. The lease provides that such option will not apply to any foreclosure, deed in lieu of foreclosure or other similar proceeding and in the event the landlord loses title to the leased premises as a result of any such proceeding, the purchase option is void and of no effect.
(17) Insurance	Tarrytown House Estate (Loan No. 10)	The Mortgagor is permitted to, and does, pay the premiums for the insurance policies required under the Mortgage Loan documents through a premium financing agreement. As a result, the insurance company will not be required to give notice of cancellation to the lender, but rather to the premium finance company.
(17) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(25) Local Law Compliance; (26) Licenses and Permits	Compass Storage National Portfolio (Loan No. 9)	The Marble Falls 1, Sewickley and Acworth Mortgaged Properties are legal non-conforming as to their use as self-storage facilities.
(27) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
(30) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation and Warranty No. 17 are also exceptions to this Representation and Warranty No. 30.

D-2-10

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
6 (Lien; Valid Assignment) 7 (Permitted Liens; Title Insurance)	Summit Mall (Loan No. 19)	The related Mortgage Loan agreement permits the related Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $5,000,000, subject to the related Mortgagee’s approval and delivery of a rating agency confirmation.
6 (Lien; Valid Assignment) 7 (Permitted Liens; Title Insurance)	Hotel Icon (Loan No. 18)	The franchisor, Marriott International, Inc., has a right of first refusal to purchase the related Mortgaged Property or an ownership interest in the related Mortgagor in the event of a proposed transfer of such related Mortgaged Property or an ownership interest in the related Mortgagor (or a controlling affiliate of the related borrower) to a competitor of the franchisor. Pursuant to the related comfort letter executed in connection with the origination of the related Mortgage Loan, the right of first refusal is subordinate to the exercise of the rights of a bona fide lender under the mortgage who is not a competitor (or an affiliate of a competitor) of the franchisor.
17 (Insurance)	Summit Mall (Loan No. 19)

The related Mortgage Loan documents permit a deductible up to $500,000 for the “All Risk” or “Special Perils” property insurance coverage, including terrorism coverage, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible not to exceed 5% of the total insurable value of the related Mortgaged Property (collectively, the “Required Deductible”), which deductibles may not be customary.

In addition, the related Mortgagor is permitted to utilize a retention amount (up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible) in addition to the Required Deductible, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains pre-funded at all times during the term of the Mortgage Loan, and (3) such Mortgagor has submitted evidence satisfactory to the related Mortgagee and rating agencies of such prefunded arrangement at the request of such Mortgagee or rating agency.

The related Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

25 (Local Law Compliance)	Hotel ICON (Loan No. 18)	Certain building code violations are open at the related Mortgaged Property. The related Mortgage Loan documents require that the related Mortgagor remediate and resolve such violations.
27 (Recourse Obligations)	Summit Mall (Loan No. 19)	For so long as one or more of Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) (or an affiliate of SPG LP or of Simon Inc.) is a non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the then-outstanding principal balance of the Mortgage Loan at such time, in the aggregate, plus all of the reasonable and documented out-of-pocket costs and expenses (including court costs and reasonable and documented out-of-pocket attorneys’ fees) incurred by Mortgagee in the enforcement of the related guaranty or the preservation of such Mortgagee’s rights under such guaranty.
27 (Recourse Obligations)	Summit Mall (Loan No. 19)	The related Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Mortgage Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Mortgage Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the related Mortgagee’s exercise of remedies with
D-2-11

Natixis Real Estate Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Mortgage Loan or other obligation or debts of the Mortgagor, as the result of clauses (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.
33 (Defeasance)	Summit Mall (Loan No. 19)	In connection with a defeasance, the Mortgagor’s obligations to pay servicing fees is capped at $10,000.

D-2-12

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(6) Lien; Valid Assignment; (7) Permitted Liens; Title Insurance	Fairfield Times Square (Loan No. 21)	The franchisor, Marriott International, Inc. has a right of first refusal to purchase the Mortgaged Property if the Mortgaged Property or an ownership interest in the franchisee or its control affiliate is proposed to be sold to a Competitor of the franchisor or a transfer to a Competitor otherwise occurs. “Competitor” means any person or entity that owns, has an interest in, has management responsibility for, or is an affiliate, principal, officer or director of, a person or entity that owns or has an interest in a hotel brand, trade name, trademark, system or chain (a “Brand”) that is comprised of at least (i) 20 full-service or (ii) 50 limited-service hotels. For the purposes of defining “Competitor”, “full-service” hotels are those hotels that typically offer at least three meals per day and have an average of 3,000 square feet or more of meeting space per hotel in the hotel Brand, and “limited-service” hotels are all hotels that are not “full-service” hotels. The right of first refusal is subordinate to the Mortgage Loan and does not apply to any foreclosure or deed-in-lieu of foreclosure.
(17) Insurance	Old Edwards Portfolio (Loan No. 16)	The Whole Loan Documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Whole Loan Documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Whole Loan Documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Whole Loan Documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(17) Insurance	Fairfield Times Square (Loan No. 21)	The Whole Loan Documents provide that as an alternative to the insurance policies required to be maintained thereunder, the Mortgagor will not be in default under the Whole Loan Documents if the Mortgagor maintains (or causes to be maintained) insurance policies which (i) have coverages, deductibles and/or other related provisions other than those specified in the Whole Loan Documents and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth in the Whole Loan Documents (any such policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), the Mortgagor must have (i) received the Mortgagee’s prior written consent thereto and (ii) confirmed that the Mortgagee has received a rating agency confirmation with respect to any such Non-Conforming Policy.
(19) No Encroachments	Old Edwards Portfolio (Loan No. 16)	An updated, signed and sealed survey for the Old Edwards Reserve at Lake Keowee Mortgaged Property was not obtained at the origination of the Old Edwards Portfolio Whole Loan. Pursuant to the Whole Loan documents, the Mortgagors have a post-origination obligation to deliver a final survey and an update to the related title policy for the Old Edwards Reserve at Lake Keowee Mortgaged Property (with an allocated loan amount representing approximately 20% of the Whole Loan amount) on or prior to November 6, 2026, with additional time of up to 30 days allowed if the Mortgagors are diligently pursuing receipt of such survey and updated title policy. At origination, the Mortgagee received a title policy insuring the lien of the mortgage encumbering the Old Edwards Reserve at Lake Keowee Mortgaged Property but missing certain customary survey-related endorsements. Failure by the Mortgagors to provide such survey and updated title policy within the above-stated timeframe will, at the Mortgagee’s option, constitute an event of default and the Mortgagee may, in its sole discretion (but without any obligation to), require the Mortgagors to pay to the Mortgagee an amount equal to the allocated loan amount of the Old Edwards Reserve at Lake Keowee Mortgaged Property ($19,958,400), which will be held hold as additional collateral for the Whole Loan. The Mortgagors’ obligation to deposit such amount is
D-2-13

German American Capital Corporation
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
guaranteed by an affiliate of the Mortgagors, which guaranty obligation is secured by a pledge by such guarantor of an account holding cash and marketable securities valued at approximately $20 million. Such pledgor guarantor is prohibited from removing funds from such account until the post-origination obligations are satisfied. The Mortgagors have a perfected security interest in such account pursuant to an account control agreement with the bank where such account is located.
(25) Local Law Compliance	Old Edwards Portfolio (Loan No. 16)	Portions of the Old Edwards Inn Mortgaged Property are legal non-conforming as to use as (a) a hotel (including the event center) and (b) multifamily, with respect to the Church Street Cottages accommodation, because hotel and multifamily uses are no longer permitted under the current zoning code. With respect to (i) hotel uses, a non-conforming use may not be re-established after its discontinuance for a period of 12 consecutive months; and if the Mortgaged Property is damaged from an unintentional fire or other natural disaster, then the building in which the use is located may be repaired and/or reconstructed and the use may thereby be re-established, provided that repair or reconstruction begins within 12 months and completed with a Certificate of Compliance within two years of such damage; and (ii) multifamily uses, a non-conforming building may be altered or repaired, but such buildings may not be enlarged or expanded except in conformance with the current zoning code; provided, however, that if such building is destroyed, it may only be restored in accordance with the current zoning code.
(27) Recourse Obligations	All GACC Mortgage Loans	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
(28) Mortgage Releases	All GACC Mortgage Loans	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the Mortgagor delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
(30) Acts of Terrorism Excluded	All GACC Mortgage Loans	All exceptions to Representation 17 are also exceptions to this Representation 30.
(32) Single-Purpose Entity	Old Edwards Portfolio (Loan No. 16)	A Mortgagor, Old Edwards Inn & Spa, LLC, is a recycled Single-Purpose Entity that previously owned property adjacent to the Old Edwards Inn Mortgaged Property that was transferred in 2005.

D-2-14

Starwood Mortgage Capital LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Haimov Miami Portfolio (Loan No. 35)	The roofs at the Mortgaged Properties are insured at actual cash value rather than at replacement cost.
(25) Local Law Compliance	Haimov Miami Portfolio (Loan No. 35)	The 744 West 41st Street Mortgaged Property, the Blue Sapphire Mortgaged Property and the 524 West 41st Street Mortgaged Property are the subject of certain building, zoning and fire code violations. The 33 NE 1st Street Mortgaged Property is subject to certain building code violations.
(32) Single-Purpose Entity	Haimov Miami Portfolio (Loan No. 35)	The Mortgagor previously owned certain property other than the Mortgaged Properties.

D-2-15

UBS AG New York Branch
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(17) Insurance	Brandon Wood Apartments (Loan No. 42)	The Mortgage Loan documents permit the Mortgagor to maintain a portion of the required coverage under policies issued by insurance companies that do not meet the rating requirements set forth in the Mortgage Loan documents (the “Otherwise Rated Insurers”), provided that (i) if any Rating Agency requires an S&P-rated insurer, or (ii) if the A.M. Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded below its rating as of the origination date, the Mortgagor is required to replace such Otherwise Rated Insurer at the next renewal with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

D-2-16

BSPRT CMBS Finance, LLC
None.

D-2-17

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	16
Important Notice About Information Presented in this Prospectus	17
Summary of Terms	26
Summary of Risk Factors	59
Risk Factors	61
Description of the Mortgage Pool	154
Transaction Parties	228
Credit Risk Retention	321
Description of the Certificates	334
Description of the Mortgage Loan Purchase Agreements	370
Pooling and Servicing Agreement	380
Certain Legal Aspects of Mortgage Loans	489
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	506
Pending Legal Proceedings Involving Transaction Parties	509
Use of Proceeds	509
Yield and Maturity Considerations	509
Material Federal Income Tax Considerations	519
Certain State and Local Tax Considerations	531
Method of Distribution (Underwriter)	531
Incorporation of Certain Information by Reference	534
Where You Can Find More Information	534
Financial Information	534
Certain ERISA Considerations	535
Legal Investment	539
Legal Matters	539
Ratings	539
Index of Defined Terms	543

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$883,116,000
(Approximate)

Barclays Commercial Mortgage
Securities LLC
Depositor

BBCMS MORTGAGE TRUST
2026-5C43
Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2026-5C43

Class A-1	$9,055,000
Class A-2	$0	–
	$250,000,000
Class A-3	$433,585,000	–
	$683,585,000
Class X-A	$692,640,000
Class A-S	$103,896,000
Class B	$47,001,000
Class C	$39,579,000

PRELIMINARY
PROSPECTUS

Barclays
Co-Lead Manager and Joint Bookrunner

Citigroup
Co-Lead Manager and Joint Bookrunner

Deutsche Bank Securities Inc.
Co-Lead Manager and Joint Bookrunner

UBS Securities LLC
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Bancroft Capital, LLC
Co-Manager

NATIXIS
Co-Manager

October_], 2026